Exhibit 4.3

EXECUTION VERSION

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
Depositor,

KEYBANK NATIONAL ASSOCIATION,
Master Servicer,

LNR PARTNERS, LLC,
Special Servicer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator, Paying Agent and Custodian,

and

Pentalpha sURVEILLANCE LLC,
Operating Advisor and Asset Representations Reviewer

POOLING AND SERVICING AGREEMENT
Dated as of April 1, 2019

Benchmark 2019-B10 Mortgage Trust
Commercial Mortgage Pass-Through Certificates,
Series 2019-B10

TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS 2

Section 1.01	Defined Terms	2
Section 1.02	Certain Calculations	132
Section 1.03	Certain Constructions	136
Section 1.04	Certain Matters Relating to the Non-Serviced Mortgage Loans	137

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES		138

Section 2.01	Conveyance of Mortgage Loans and Trust Subordinate Companion Loan; Assignment of Mortgage Loan Purchase Agreements	138
Section 2.02	Acceptance by Custodian and the Trustee	149
Section 2.03	Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans	151
Section 2.04	Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer	169
Section 2.05	Execution and Delivery of Certificates; Issuance of Upper-Tier Regular Interests; Issuance of Lower-Tier Regular Interests and Issuance of the Trust Subordinate Companion Loan REMIC Regular Interests	177
Section 2.06	Miscellaneous REMIC and Grantor Trust Provisions	178

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND		179

Section 3.01	The Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans, the Trust Subordinate Companion Loan and the Serviced Companion Loans.	179
Section 3.02	Liability of the Master Servicer and the Special Servicer When Sub-Servicing	185
Section 3.03	Collection of Mortgage Loan and Serviced Companion Loan Payments	185
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	186
Section 3.05	Collection Accounts; Gain-on-Sale Reserve Account; 3 Columbus Circle Gain-on-Sale Reserve Account; Trust Subordinate Companion Loan

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	Distribution Account; Distribution Accounts; Interest Reserve Account and Serviced Whole Loan Collection Accounts	188
Section 3.06	Permitted Withdrawals from the Collection Accounts, the Serviced Whole Loan Collection Accounts and the Distribution Accounts; Trust Ledger	198
Section 3.07	Investment of Funds in the Collection Accounts, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts	220
Section 3.08	Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage	222
Section 3.09	Enforcement of Due-on-Sale Clauses; Assumption Agreements; Defeasance Provisions	227
Section 3.10	Appraisals; Realization upon Defaulted Loans	233
Section 3.11	Custodian to Cooperate; Release of Mortgage Files	241
Section 3.12	Servicing Fees, Certificate Administrator/Trustee Fees and Special Servicing Compensation	242
Section 3.13	Reports to the Certificate Administrator; Collection Account Statements	251
Section 3.14	Access to Certain Documentation	258
Section 3.15	Title and Management of REO Properties and REO Accounts	267
Section 3.16	Sale of Specially Serviced Loans and REO Properties	272
Section 3.17	Additional Obligations of the Master Servicer and the Special Servicer; Inspections	278
Section 3.18	Authenticating Agent	280
Section 3.19	Appointment of Custodians	280
Section 3.20	Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts	281
Section 3.21	Servicing Advances	281
Section 3.22	Appointment and Replacement of Special Servicer	286
Section 3.23	Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report	292
Section 3.24	Special Instructions for the Master Servicer and/or Special Servicer	299
Section 3.25	Certain Rights and Obligations of the Master Servicer and/or the Special Servicer	300
Section 3.26	Modification, Waiver, Amendment and Consents	301
Section 3.27	Certain Intercreditor Matters Relating to the Whole Loans	307
Section 3.28	Directing Holder Contact with the Master Servicer and the Special Servicer	311
Section 3.29	Controlling Class Certificateholders, the Directing Holder and the Risk Retention Consultation Parties; Certain Rights and Powers of the Directing Holder and the Risk Retention Consultation Parties	312
Section 3.30	Rating Agency Confirmation	316
Section 3.31	Appointment and Duties of the Operating Advisor	319
Section 3.32	Delivery of Excluded Information to the Certificate Administrator	325
Section 3.33	Certain Matters with Respect to Joint Mortgage Loans	325

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Section 3.34	Trust Subordinate Companion Loan	329
Section 3.35	3 Columbus Circle Loan-Specific Directing Holder	331

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS		332

Section 4.01	Distributions	332
Section 4.02	Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others	346
Section 4.03	Compliance with Withholding Requirements	370
Section 4.04	REMIC Compliance	370
Section 4.05	Imposition of Tax on the Trust Fund	373
Section 4.06	Remittances	374
Section 4.07	P&I Advances	375
Section 4.08	Appraisal Reductions; Collateral Deficiency Amounts	381
Section 4.09	Grantor Trust Reporting	386
Section 4.10	Secure Data Room	387

ARTICLE V

THE CERTIFICATES		388

Section 5.01	The Certificates	388
Section 5.02	Registration, Transfer and Exchange of Certificates	393
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates	405
Section 5.04	Appointment of Paying Agent	406
Section 5.05	Access to Certificateholders’ Names and Addresses; Special Notices	406
Section 5.06	Actions of Certificateholders	407
Section 5.07	Rule 144A Information	408
Section 5.08	Voting Procedures	408

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE
OPERATING ADVISOR AND THE ASSET REPRESENTATIONS REVIEWER		409

Section 6.01	Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer	409
Section 6.02	Merger or Consolidation of the Master Servicer, the Special Servicer, the Depositor, the Asset Representations Reviewer or the Operating Advisor	409
Section 6.03	Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others	411

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Section 6.04	Limitation on Resignation of the Master Servicer, the Special Servicer and the Operating Advisor; Termination of the Master Servicer, the Special Servicer and the Operating Advisor	413
Section 6.05	Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer	415
Section 6.06	The Master Servicer or Special Servicer as Owners of a Certificate	416
Section 6.07	The Directing Holder, the Operating Advisor and the Risk Retention Consultation Parties	417
Section 6.08	Rights of Non-Directing Holders	422

ARTICLE VII

SERVICER AND OPERATING ADVISOR TERMINATION		423

Section 7.01	Servicer Termination Events	423
Section 7.02	Trustee to Act; Appointment of Successor	432
Section 7.03	Notification to Certificateholders and Other Persons	433
Section 7.04	Other Remedies of Trustee	434
Section 7.05	Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination	434
Section 7.06	Trustee as Maker of Advances	435
Section 7.07	Termination of the Operating Advisor	435

ARTICLE VIII

CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR		439

Section 8.01	Duties of Trustee and Certificate Administrator	439
Section 8.02	Certain Matters Affecting the Trustee and the Certificate Administrator	441
Section 8.03	Trustee and Certificate Administrator Not Liable for Certificates or Mortgage Loans	444
Section 8.04	Trustee and Certificate Administrator May Own Certificates	446
Section 8.05	Payment of Trustee’s and Certificate Administrator’s Fees and Expenses; Indemnification	446
Section 8.06	Eligibility Requirements for Trustee and Certificate Administrator	449
Section 8.07	Resignation and Removal of Trustee and Certificate Administrator	450
Section 8.08	Successor Trustee and Certificate Administrator	453
Section 8.09	Merger or Consolidation of Trustee or Certificate Administrator	453
Section 8.10	Appointment of Co-Trustee or Separate Trustee	454

ARTICLE IX

TERMINATION		455

Section 9.01	Termination	455

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TABLE OF EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-SB Certificate
Exhibit A-4	Form of Class A-3 Certificate
Exhibit A-5	Form of Class A-4 Certificate
Exhibit A-6	Form of Class A-M Certificate
Exhibit A-7	Form of Class B Certificate
Exhibit A-8	Form of Class C Certificate
Exhibit A-9	Form of Class D Certificate
Exhibit A-10	Form of Class E Certificate
Exhibit A-11	Form of Class F Certificate
Exhibit A-12	Form of Class G Certificate
Exhibit A-13	Form of Class H Certificate
Exhibit A-14	Form of Class X-A Certificate
Exhibit A-15	Form of Class X-B Certificate
Exhibit A-16	Form of Class X-D Certificate
Exhibit A-17	Form of Class X-F Certificate
Exhibit A-18	Form of Class X-G Certificate
Exhibit A-19	Form of Class X-H Certificates
Exhibit A-20	Form of Class S Certificate
Exhibit A-21	Form of Class R Certificate
Exhibit A-22	Form of Class VRR Interest Certificate
Exhibit A-23	Form of Class 3CC-A Certificate
Exhibit A-24	Form of Class 3CC-B Certificate
Exhibit A-25	Form of 3CC-VRR Interest
Exhibit B	Mortgage Loan Schedule
Exhibit C-1	Form of Transferee Affidavit
Exhibit C-2	Form of Transferor Letter
Exhibit C-3	Form of Transferee Certificate for Transfers of the VRR Interest or 3CC-VRR Interest
Exhibit C-4	Form of Transferor Certificate for Transfers of the VRR Interest or 3CC-VRR Interest
Exhibit D-1	Form of Investment Representation Letter
Exhibit D-2	Form of ERISA Representation Letter
Exhibit E	Form of Request for Release
Exhibit F	Securities Legend
Exhibit G	Form of Regulation S Transfer Certificate
Exhibit H	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate during the Restricted Period
Exhibit I	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate after the Restricted Period
Exhibit J	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Certificate to Rule 144A Global Certificate during the Restricted Period
Exhibit K	Form of Distribution Date Statement

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Exhibit L-1A	Form of Investor Certification for Non-Borrower Party and/or Risk Retention Consultation Party (for Persons other than the Directing Holder, a Controlling Class Certificateholder and/or a 3 Columbus Circle Controlling Class Certificateholder)
Exhibit L-1B	Form of Investor Certification for Non-Borrower Party (for the Directing Holder, a Controlling Class Certificateholder and/or a 3 Columbus Circle Controlling Class Certificateholder)
Exhibit L-1C	Form of Investor Certification for Borrower Party (for Persons other than the Directing Holder, a Controlling Class Certificateholder, a 3 Columbus Circle Controlling Class Certificateholder and/or the Risk Retention Consultation Party)
Exhibit L-1D	Form of Investor Certification for Borrower Party (for the Directing Holder, a Controlling Class Certificateholder and/or a 3 Columbus Circle Controlling Class Certificateholder)
Exhibit L-1E	Form of Notice of Excluded Controlling Class Holder
Exhibit L-1F	Form of Notice of Excluded Controlling Class Holder to Certificate Administrator
Exhibit L-1G	Form of Certification of the Directing Holder
Exhibit L-1H	Form of Certification of a Risk Retention Consultation Party
Exhibit L-2	Form of Financial Market Publisher Certification
Exhibit M	Form of Notification from Custodian
Exhibit N-1	Form of Closing Date Custodian Certification
Exhibit N-2	Form of Post-Closing Custodian Certification
Exhibit O	Form of Trustee Backup Certification
Exhibit P	Form of Custodian Backup Certification
Exhibit Q	Form of Certificate Administrator Backup Certification
Exhibit R	Form of Operating Advisor Backup Certification
Exhibit S	[Reserved]
Exhibit T	Form of Master Servicer Backup Certification
Exhibit U	Form of Special Servicer Backup Certification
Exhibit V	Form of Sub-Servicer Backup Certification
Exhibit W	Form of Sarbanes Oxley Certification
Exhibit X	Mortgage Loan Seller Sub-Servicers
Exhibit Y	[Reserved]
Exhibit Z	Form of NRSRO Certification
Exhibit AA-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit AA-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit BB	Form of Operating Advisor Annual Report
Exhibit CC	Additional Disclosure Notification
Exhibit DD-1	Form of Power of Attorney by Trustee for Master Servicer
Exhibit DD-2	Form of Power of Attorney by Trustee for Special Servicer
Exhibit EE	Form of Non-Serviced Mortgage Loan Notification
Exhibit FF	Form of Companion Loan Noteholder Certification
Exhibit GG	[Reserved]
Exhibit HH	Form of Asset Review Report by the Asset Representations Reviewer
Exhibit II	Form of Asset Review Report Summary by the Asset Representations Reviewer
Exhibit JJ-1	GACC and CREFI Asset Review Procedures

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Exhibit JJ-2	JPMCB Asset Review Procedures
Exhibit KK	Form of Certification to Certificate Administrator Requesting Access to Secure Data Room
Exhibit LL	Form of Notice of [Additional Delinquent Mortgage Loan][Cessation of Delinquent Mortgage Loan][Cessation of Asset Review Trigger]
Exhibit MM	Form of Certificate Administrator Receipt of a Retained Interest
Exhibit NN	Form of Notice of Purchase of a 3 Columbus Circle Controlling Class Certificate

TABLE OF SCHEDULES

Schedule I	Directing Holders
Schedule II	Servicing Criteria to be Addressed in Assessment of Compliance
Schedule III	Class A-SB Planned Principal Balance Schedule
Schedule IV	Additional Form 10-D Disclosure
Schedule V	Additional Form 10-K Disclosure
Schedule VI	Form 8-K Disclosure Information
Schedule VII	Initial Serviced Companion Loan Noteholders
Schedule VIII	Contact Information for the Other 17g-5 Information Provider
Schedule IX	Mortgage Loans With “Performance”, “Earn-Out” or “Holdback” Escrows or
Reserves Exceeding 10% of the Stated Principal Balance of the Mortgage Loan or Whole Loan, as Applicable, as of the Cut-off Date

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Pooling and Servicing Agreement, dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, Wells Fargo Bank, National Association, as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans and the Trust Subordinate Companion Loan. For income tax purposes alone, the Trust Fund will consist of the Mortgage Loans, the Lower-Tier REMIC, the Upper-Tier REMIC, the Trust Subordinate Companion Loan, the Trust Subordinate Companion Loan REMIC and the Grantor Trust, all as more fully described below.

TRUST SUBORDINATE COMPANION LOAN REMIC

The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and the proceeds of such Trust Subordinate Companion Loan, together with its allocable share of any related property acquired by foreclosure or deed-in-lieu of foreclosure and will issue the Class L3CCA, Class L3CCB and the L3CCVRR Uncertificated Interests as the “regular interests” in the Trust Subordinate Companion Loan REMIC (the “Trust Subordinate Companion Loan REMIC Regular Interests”) and the uncertificated Class L3CC-R Interest, which is the sole class of residual interests in the Trust Subordinate Companion Loan REMIC and is represented by the Class R Certificates.

The Holders of the Loan-Specific Certificates shall only be entitled to receive distributions in respect of, and shall only incur losses with respect to, the Trust Subordinate Companion Loan, each of which is not part of the Mortgage Pool backing the Pooled Certificates. No Class of Pooled Certificates has an interest in the Trust Subordinate Companion Loan.

Trust Subordinate Companion Loan REMIC Regular Interest (Corresponding Upper-Tier Regular Interests)	Pass-Through Rate	Original Lower-Tier Principal Amount
Class L3CCA (Class 3CC-A)	(1)	$77,120,000
Class L3CCB (Class 3CC-B)	(1)	$22,630,000
L3CCVRR (3CC-VRR Interest)	(1)	$5,250,000

(1)	The pass-through rate for each Class of Trust Subordinate Companion Loan REMIC Regular Interests on any Distribution Date will equal the Net Mortgage Rate on the Trust Subordinate Companion Loan.

LOWER-TIER REMIC

The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest) and certain other related assets subject to this Agreement, and will issue (i) the Lower-Tier Regular Interests set forth in the table below (the “Lower-Tier Regular Interests”), as classes of regular interests in the Lower-Tier REMIC and (ii) the Class LTR Interest as the sole class of residual interests in the Lower-Tier REMIC, which will be evidenced by the Class R Certificates. The Lower-Tier REMIC will not hold the Trust Subordinate Companion Loan or interests in the Trust Subordinate Companion Loan REMIC.

The Lower-Tier Regular Interests will be held by the Upper-Tier REMIC.

The following table sets forth the Class designation, initial principal balance or notional amount (as applicable) and initial pass-through rate of each Class of Lower-Tier Regular Interest and its “Corresponding Upper-Tier Regular Interest”:

Lower-Tier Regular Interests / (Corresponding Upper-Tier Regular Interests)	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class LA-1 / (A-1)	$18,060,000	(1)
Class LA-2 / (A-2)	$130,611,000	(1)
Class LA-SB / (A-SB)	$36,997,000	(1)
Class LA-3 / (A-3)	$260,000,000	(1)
Class LA-4 / (A-4)	$319,747,000	(1)
Class LA-M / (A-M)	$107,978,000	(1)
Class LB / (B)	$45,105,000	(1)
Class LC / (C)	$45,105,000	(1)
Class LD / (D)	$28,703,000	(1)
Class LE / (E)	$23,236,000	(1)
Class LF / (F)	$24,602,000	(1)
Class LG/ (G)	$10,935,000	(1)
Class LH / (H)	$42,371,344	(1)
LVRR/ (VRR)	$57,550,018.15	(1)
LTR	(2)	(2)

(1)	The pass-through rate for this Class of Lower-Tier Regular Interest is equal to the WAC Rate.

(2)	The Class LTR is the sole class of residual interest in the Lower-Tier REMIC. It is not entitled to any principal or interest.

UPPER-TIER REMIC

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, the Trust Subordinate Companion Loan REMIC Regular Interests and certain other related assets subject to this Agreement and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class 3CC-A, Class 3CC-B and 3CC-VRR REMIC regular interests, which are designated as classes of regular interests in the Upper-Tier REMIC and represented by Certificates having the same designation (the “Certificated Upper-Tier Regular Interests”), and (ii) the VRR Interest REMIC regular interest, which is designated as a class of regular interest in the Upper-Tier REMIC but is not represented by Certificates (the

“Uncertificated Upper-Tier Regular Interest”) and (iii) the Class UTR Interest as the sole class of residual interests in the Upper-Tier REMIC, which will be evidenced by the Class R Certificates.

The Uncertificated Upper-Tier Regular Interest will be held by the Grantor Trust.

The following table sets forth the Class designation, initial principal balance or initial Notional Amount (as applicable), and initial Pass-Through Rate of each Class of Upper-Tier Regular Interests.

Upper-Tier Regular Interest	Initial Principal Balance or Notional Amount	Initial Pass-Through Rate
Class A-1	$18,060,000	2.793%
Class A-2	$130,611,000	3.614%
Class A-SB	$36,997,000	3.615%
Class A-3	$260,000,000	3.455%
Class A-4	$319,747,000	3.717%
Class X-A	$873,393,000(7)	1.233%(1)
Class X-B	$90,210,000(7)	0.900%(2)
Class X-D	$51,939,000(7)	1.865%(3)
Class X-F	$24,602,000(7)	1.250%(4)
Class X-G	$10,935,000(7)	1.250%(5)
Class X-H	$42,371,344(7)	1.250%(6)
Class A-M	$107,978,000	3.979%
Class B	$45,105,000	4.180%
Class C	$45,105,000	3.750%
Class D	$28,703,000	3.000%
Class E	$23,236,000	3.000%
Class F	$24,602,000	3.615%
Class G	$10,935,000	3.615%
Class H	$42,371,344	3.615%
VRR Interest	$57,550,018.15	4.865%
Class 3CC-A	$77,120,000	3.899%
Class 3CC-B	$22,630,000	3.899%
3CC-VRR-Interest	$5,250,000	3.899%

(1)	The regular interest represented by this certificate is entitled to a specified portion of the interest payable on each of the Class LA-1, Class LA-2, Class LA-SB, Class LA-3, Class LA-4 and Class LA-M Lower-Tier Regular Interests equal to the excess of the WAC Rate over the interest payable on the Corresponding Upper-Tier Regular Interest as identified on the table for the Lower-Tier REMIC.

(2)	The regular interest represented by this certificate is entitled to a specified portion of the interest payable on each of the Class LB and Class LC Lower-Tier Regular Interests equal to the excess of the WAC Rate over the interest payable on the Corresponding Upper-Tier Regular Interest as identified on the table for the Lower-Tier REMIC.

(3)	The regular interest represented by this certificate is entitled to a specified portion of the interest payable on the each of the Class LD and Class LE Lower-Tier Regular Interests equal to the excess of the WAC Rate over the interest payable on the Corresponding Upper-Tier Regular Interest as identified on the table for the Lower-Tier REMIC.

(4)	The regular interest represented by this certificate is entitled to a specified portion of the interest payable on the Class LF Lower-Tier Regular Interest equal to the excess of the WAC Rate over the interest payable on the Corresponding Upper-Tier Regular Interest as identified on the table for the Lower-Tier REMIC.

(5)	The regular interest represented by this certificate is entitled to a specified portion of the interest payable on the Class LG Lower-Tier Regular Interest equal to the excess of the WAC Rate over the interest payable on the Corresponding Upper-Tier Regular Interest as identified on the table for the Lower-Tier REMIC.

(6)	The regular interest represented by this certificate is entitled to a specified portion of the interest payable on the Class LH Lower-Tier Regular Interest equal to the excess of the WAC Rate over the interest payable on the Corresponding Upper-Tier Regular Interest as identified on the table for the Lower-Tier REMIC.

(7)	Notional Amount.

(8)	The Class UTR Interest is the sole class of residual interest in the Upper-Tier REMIC. It is not entitled to distributions of principal or interest.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R Certificates do not have Certificate Balances. Additionally, the Class R Certificates do not have a Notional Amount. The Certificate Balance of any (i) Class of Pooled Principal Balance Certificates and the Class VRR Upper-Tier Regular Interest outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund and (ii) Class of Loan-Specific Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan and the other assets in the Trust Fund; provided that if amounts previously allocated as Pooled Realized Losses or VRR Realized Losses, or 3 Columbus Circle Non-VRR Realized Losses or 3 Columbus Circle VRR Realized Losses, as applicable, to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01 of this Agreement.

GRANTOR TRUST

The portions of the Trust Fund consisting of the Uncertificated Upper-Tier Regular Interest and the entitlement to Excess Interest (and the cashflows from such assets) shall be classified as a trust under Treasury Regulations section 301.7701-4 and the holders of the certificates representing undivided, beneficial ownership interests in such assets and cashflows shall be the tax owners of such assets and cashflows under Code Section 671 (such a trust, a “Grantor Trust”). As provided herein, the Certificate Administrator shall not take any actions that would cause the Grantor Trust to either (i) lose its tax status as a “grantor trust” or (ii) be treated as part of either Trust REMIC.

The following table sets forth the Class designation, the approximate initial interest entitlements, the initial Certificate Balance and the assets (and cashflows) underlying each Class representing an interest in the Grantor Trust:

Class Designation	Interest Entitlements (per annum)	Initial Certificate Balance	Assets Represented by such Certificate
Class VRR Interest	(1)	$57,550,018.15	(1)
Class S	(2)	(2)	(2)

(1)	The Class VRR Certificates represent undivided beneficial ownership interest in the Uncertificated Upper-Tier Regular Interest and in the entitlement to the VRR Percentage of the Excess Interest. The Class VRR Interest Certificates will not have a Pass-Through Rate. Instead these Certificates will entitle the Holders to interest on any Distribution Date in an amount equal to the VRR Interest Distribution Amount for such Distribution Date. The Class VRR Interest Certificates will also be entitled to the VRR Percentage of the Excess Interest for such Distribution Date.

(2)	The Class S Certificates represent undivided beneficial ownership interest in the entitlement to the Non-VRR

Percentage of the Excess Interest. The Class S Certificates are not entitled to distributions in respect of principal or interest other than as described in the preceding sentence.

On the Closing Date, the Depositor is selling, assigning and transferring and otherwise conveying to (i) DBNY, $22,958,568.16 initial Certificate Balance of the VRR Interest in the form of Class VRR Interest Certificates (which assignment, transfer and conveyance shall, solely for purposes of satisfying the requirements of Section 3(a) and Section 4(a)(3) of the Risk Retention Rule, be deemed assigned, transferred and conveyed from the Depositor to GACC and from GACC to DBNY), (ii) CREFI, $18,178,557.94 initial Certificate Balance of the VRR Interest in the form of Class VRR Interest Certificates (which assignment, transfer and conveyance shall, solely for purposes of satisfying the requirements of Section 11(a)(1) of the Risk Retention Rule, be deemed assigned, transferred and conveyed from the Depositor to GACC and from GACC to CREFI) and (iii) JPMCB, $16,412,892.05 initial Certificate Balance of the VRR Interest in the form of Class VRR Interest Certificates (which assignment, transfer and conveyance shall, solely for purposes of satisfying the requirements of Section 11(a)(1) of the Risk Retention Rule, be deemed assigned, transferred and conveyed from the Depositor to GACC and from GACC to JPMCB).

The portion of the VRR Interest (or Class VRR Interest Certificates) that DBNY is so purchasing from the Depositor on the Closing Date is referred to in this Agreement as the “VRR1 Interest”. The portion of the VRR Interest (or Class VRR Interest Certificates) that CREFI is so purchasing from the Depositor on the Closing Date is referred to in this Agreement as the “VRR2 Interest”. The portion of the VRR Interest (or Class VRR Interest Certificates) that JPMCB is so purchasing from the Depositor on the Closing Date is referred to in this Agreement as the “VRR3 Interest”.

To the fullest extent permitted by law, any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity and intended tax treatment of the Trust REMICs, the Grantor Trust and causes the maximum amounts to be paid with respect to the holders of the REMIC Regular Interests.

WHOLE LOANS

Loan No.	Whole Loan	Type	Non-Serviced PSA	Companion Loan Name	Companion Loan Type
1	3 Columbus Circle	Serviced	N/A	Note A-1-2	Pari Passu
				Note A-1-3	Pari Passu
				Note A-1-4	Pari Passu
				Note A-1-5	Pari Passu
				Note A-1-6	Pari Passu
				Note A-1-7	Pari Passu
				Note A-1-8	Pari Passu
				Note A-2-2	Pari Passu
				Note A-2-3	Pari Passu
				Note A-2-4	Pari Passu
				Note A-2-5	Pari Passu
				Note B-1(1)	Subordinate
				Note B-2(1)	Subordinate
2	3 Park Avenue	Non-Serviced	Benchmark 2019-B9	Note A-1 Note A-2	Pari Passu Pari Passu
3	Saint Louis Galleria	Serviced	N/A	Note A-1-A2	Pari Passu
				Note A-1-A3	Pari Passu
				Note A-1-A4	Pari Passu
				Note A-1-A5	Pari Passu
				Note A-2-A1	Pari Passu
				Note A-2-A3	Pari Passu
				Note A-2-A2	Pari Passu
				Note A-2-A4	Pari Passu
				Note A-2-A5	Pari Passu
4	ARC Apartments	Serviced	N/A	Note A1-A2	Pari Passu
				Note A2	Subordinate
				Note B	Subordinate
7	101 California	Non-Serviced	CALI 2019-101C	Note A-1	Pari Passu
				Note A-2	Pari Passu
				Note A-3	Pari Passu
				Note A-4	Pari Passu
				Note A-5	Pari Passu
				Note A-6	Pari Passu
				Note A-7	Pari Passu
				Note B-1	Subordinate
				Note B-2	Subordinate
8	Soho Beach House	Serviced	N/A	Note A-2	Pari Passu
9	Pace Gallery HQ	Non-Serviced	GSMS 2019-GC38	Note A-1	Pari Passu
16	Tulsa Office Portfolio	Serviced	N/A	Note A-2	Pari Passu
19	Atrium Two(2)	Servicing Shift	N/A	Note A-2	Pari Passu
23	Liberty Station Retail	Non-Serviced	JPMCC 2019-COR4	Note A-1	Pari Passu
				Note A-3	Pari Passu
25	Vie Portfolio(2)	Servicing Shift	N/A	Note A-1	Pari Passu
30	AC Marriott Downtown Tucson	Non-Serviced	Benchmark 2019-B9	Note A-1	Pari Passu

(1)	The subject notes evidence the Trust Subordinate Companion Loan, which will be included in the Trust and will be evidenced by the Loan-Specific Certificates.

(2)	The subject Whole Loans will be serviced under this Agreement until the related Servicing Shift Securitization Date for the related Servicing Shift Lead Note, after which the subject Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization of such Servicing Shift Lead Note.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the other parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.01        Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“3CC Risk Retention Consultation Party”: The party selected by DBNY, as holder of the 3CC-VRR Interest. The Certificate Administrator and the other parties hereto shall be entitled to assume that the identity of the 3CC Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such 3CC Risk Retention Consultation Party from DBNY, as confirmed by the Certificate Registrar. The initial 3CC Risk Retention Consultation Party shall be DBNY.

“3CC-VRR Interest”: Any one of the Certificates with a “3CC-VRR Interest” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such interest in the Table of Exhibits of this Agreement.

“3 Columbus Circle Aggregate Available Funds”: With respect to any Distribution Date, an amount equal to the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)                the aggregate amount of all cash received on the Trust Subordinate Companion Loan (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.06(e) of this Agreement) and any REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the Master Servicer pursuant to Section 3.17(c)) on deposit in or credited to any portion of the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holders of any Mortgage Loan, any other Companion Loan Holder or the holders of the Pooled Certificates or the VRR Interest Owners), as of the close of business on the related Master Servicer Remittance Date, exclusive of (without duplication):

(i)            all Periodic Payments paid by the mortgagor of the Trust Subordinate Companion Loan that are due on a Due Date following the end of the related Collection Period, excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

(ii)           all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the Trust Subordinate Companion Loan), Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

(iii)          (A) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xviii), inclusive, and (xxi) of Section 3.06(a); (B) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) through (vii), inclusive, of Section 3.06(f); and (C) any Net Investment Earnings contained therein;

(iv)          with respect to the Trust Subordinate Companion Loan and any Distribution Date occurring in (1) each February or (2) any January in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), an amount equal to one (1) day of interest on the Stated Principal Balance of the Trust Subordinate Companion Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Net Mortgage Rate to the extent such amounts are Withheld Amounts related to the Trust Subordinate Companion Loan;

(v)           all Yield Maintenance Charges allocable to the Trust Subordinate Companion Loan;

(vi)          all amounts deposited in the Collection Account in error; and

(vii)         any Penalty Charges allocable to the Trust Subordinate Companion Loan;

(b)               if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Accounts allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date pursuant to Section 3.15(b);

(c)                the aggregate amount of any Compensating Interest Payments made by the Master Servicer with respect to the Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Trust Subordinate Companion Loan and the Distribution Date (net of the related Certificate Administrator/Trustee Fee, Operating Advisor Fee, CREFC® Intellectual Property Royalty License Fee, EU Reporting Administrator Fee and Asset Representations Reviewer Fee with respect to the Trust Subordinate Companion Loan for which such P&I Advances are made) pursuant to Section 4.07 or Section 7.06;

(d)               with respect to the Trust Subordinate Companion Loan and any Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts related to the Trust Subordinate Companion Loan remitted to the Trust Subordinate Companion Loan Distribution Account pursuant to Section 3.07; and

(e)                the aggregate amount of 3 Columbus Circle Gain-on-Sale Proceeds transferred to the Trust Subordinate Companion Loan Distribution Account from the 3 Columbus Circle Gain-on-Sale Reserve Account for distribution on the subject Distribution Date pursuant to Section 4.01(g).

Notwithstanding the investment of funds held in the Collection Account or the Trust Subordinate Companion Loan Distribution Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the 3 Columbus Circle Aggregate Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“3 Columbus Circle Assumed Scheduled Payment”: For any Collection Period and with respect to the Trust Subordinate Companion Loan that is delinquent in respect of its Balloon Payment (excluding, for purposes of determining or making P&I Advances, the portion allocable to the 3 Columbus Circle Mortgage Loan), an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Trust Subordinate Companion Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of such Trust Subordinate Companion Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Trust Subordinate Companion Loan in connection with a default or bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of such Trust Subordinate Companion Loan (excluding, for purposes of determining P&I Advances, the portion allocable to the 3 Columbus Circle Mortgage Loan, if applicable) at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

“3 Columbus Circle Certificate Excess Prepayment Interest Shortfall”: For any Distribution Date, any Excess Prepayment Interest Shortfall with respect to the 3 Columbus Circle Whole Loan for such Distribution Date.

“3 Columbus Circle Co-Lender Agreement”: That certain Agreement between Noteholders, dated as of March 13, 2019, by and between the holder of the 3 Columbus Circle Mortgage Loan, the holders of the Trust Subordinate Companion Loan and the holders of the 3 Columbus Circle Pari Passu Companion Loans, relating to the relative rights of such holders of the 3 Columbus Circle Whole Loan, as the same may be further amended in accordance with the terms thereof.

“3 Columbus Circle Control Eligible Certificates”: Any of the Class 3CC-A and Class 3CC-B Certificates.

“3 Columbus Circle Control Appraisal Period”: Shall be deemed to exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Trust Subordinate Companion Loan after the date of creation of the Trust

Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 3 Columbus Circle Whole Loan that is allocated to the Trust Subordinate Companion Loan and (z) any losses realized with respect to any related Mortgaged Property or the 3 Columbus Circle Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Trust Subordinate Companion Loan Holder on the Trust Subordinate Companion Loan.

“3 Columbus Circle Controlling Class”: As of any date of determination, the most subordinate Class of 3 Columbus Circle Control Eligible Certificates then-outstanding that has a then aggregate Certificate Balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class in accordance with Section 4.08, at least equal to 25% of the Original Certificate Balance of that Class; provided that if, at any time, the Certificate Balances of all 3 Columbus Circle Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the 3 Columbus Circle Controlling Class will be the most senior Class of 3 Columbus Circle Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class 3CC-A Certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “3 Columbus Circle Controlling Class” will be the most subordinate class of 3 Columbus Circle Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

“3 Columbus Circle Controlling Class Certificateholders”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the 3 Columbus Circle Controlling Class as determined by the Certificate Registrar, from time to time, upon request by any party hereto.

“3 Columbus Circle Controlling Class Representative”: The 3 Columbus Circle Controlling Class Representative shall be the 3 Columbus Circle Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the 3 Columbus Circle Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a 3 Columbus Circle Controlling Class Representative is so selected, or (iii) upon receipt of a notice from a majority of the 3 Columbus Circle Controlling Class Certificateholders, by Certificate Balance, that a 3 Columbus Circle Controlling Class Representative is no longer designated, then the 3 Columbus Circle Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the 3 Columbus Circle Controlling Class (with evidence of ownership) or a representative thereof, will be the 3 Columbus Circle Controlling Class Representative; provided, however, that, (1) in the case of this clause (iii), in the event that no one Holder owns the largest aggregate Certificate Balance of the 3 Columbus Circle Controlling Class, then there will be no 3 Columbus Circle Controlling Class Representative until appointed in accordance with the terms of this Agreement, and (2) the Certificate Administrator and the other parties hereto shall be entitled to assume that the identity of the 3 Columbus Circle Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 3 Columbus Circle Controlling Class Representative from a party holding the requisite interest in the 3 Columbus Circle Controlling Class, or the resignation of the then-current 3 Columbus Circle Controlling Class Representative.

After the occurrence and during the continuance of a 3 Columbus Circle Control Appraisal Period, there will be no 3 Columbus Circle Controlling Class Representative. The Depositor shall promptly provide the name and contact information for the initial 3 Columbus Circle Controlling Class Representative upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Depositor. The initial 3 Columbus Circle Controlling Class Representative shall be Prima Capital Advisors LLC.

“3 Columbus Circle Gain-on-Sale Proceeds”: Any Gain-on-Sale Proceeds collected on or in respect of the Trust Subordinate Companion Loan.

“3 Columbus Circle Gain-on-Sale Reserve Account”: A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Certificate Administrator, pursuant to Section 3.05(n) on behalf of the Trustee for the benefit of the Loan-Specific Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, as Trustee, for the benefit of the registered holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, 3 Columbus Circle Gain-on-Sale Reserve Account”. Any such account shall be an Eligible Account or a subaccount of an Eligible Account and will be an asset of the Trust Subordinate Companion Loan REMIC.

“3 Columbus Circle Interest Distribution Amount”: With respect to any Class of Loan-Specific Certificates for any Distribution Date, an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class of Certificates for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class of Certificates for such Distribution Date, less (B) any 3 Columbus Circle Certificate Excess Prepayment Interest Shortfall allocated to such Class of Certificates on such Distribution Date.

For purposes of clause (B) above, the 3 Columbus Circle Certificate Excess Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each Class of Loan-Specific Certificates in an amount equal to the product of (i) the amount of such 3 Columbus Circle Certificate Excess Prepayment Interest Shortfall and (ii) a fraction, the numerator of which is the Interest Accrual Amount for such Class of Loan-Specific Certificates for such Distribution Date and the denominator of which is the aggregate Interest Accrual Amounts for all Classes of Loan-Specific Certificates for such Distribution Date.

“3 Columbus Circle Loan-Specific Directing Holder”: With respect to the 3 Columbus Circle Whole Loan, the 3 Columbus Circle Controlling Class Representative.

“3 Columbus Circle Mortgage Loan”: With respect to the 3 Columbus Circle Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 1 on the Mortgage Loan Schedule), which is designated as promissory notes A-1-1 and A-2-1. The Trust Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan.

“3 Columbus Circle Mortgaged Property”: The Mortgaged Property which secures the 3 Columbus Circle Whole Loan.

“3 Columbus Circle Non-VRR Certificates”: The Class 3CC-A and Class 3CC-B Certificates.

“3 Columbus Circle Non-VRR Percentage”: An amount expressed as a percentage equal to 100% less the 3 Columbus Circle VRR Percentage. For the avoidance of doubt, at all times, the sum of the 3 Columbus Circle VRR Percentage and the 3 Columbus Circle Non-VRR Percentage shall equal 100%.

“3 Columbus Circle Non-VRR Realized Loss”: With respect to each Distribution Date, the 3 Columbus Circle Non-VRR Percentage of the 3 Columbus Circle Realized Losses with respect to such Distribution Date.

“3 Columbus Circle Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the 3 Columbus Circle Non-VRR Percentage of the sum of the following amounts: (a) the 3 Columbus Circle Principal Shortfall for such Distribution Date, (b) the 3 Columbus Circle Scheduled Principal Distribution Amount for such Distribution Date and (c) the 3 Columbus Circle Unscheduled Principal Distribution Amount for such Distribution Date; provided that the 3 Columbus Circle Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Trust Subordinate Companion Loan in a period during which such principal collections would have otherwise been included in the 3 Columbus Circle Principal Distribution Amount for such Distribution Date and (B) Workout Delayed Reimbursement Amounts paid or reimbursed from principal collections on the 3 Columbus Circle Trust Subordinate Companion Loan in a period during which such principal collections would have otherwise been included in the 3 Columbus Circle Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Trust Subordinate Companion Loan (including the portion of the REO Loan allocable to the Trust Subordinate Companion Loan) are subsequently recovered on the Trust Subordinate Companion Loan (or the portion of the REO Loan allocable to the Trust Subordinate Companion Loan), such recovery will increase the 3 Columbus Circle Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

“3 Columbus Circle Principal Shortfall”: For any Distribution Date after the initial Distribution Date with respect to the Trust Subordinate Companion Loan, the amount, if any, by which (a) the related 3 Columbus Circle Principal Distribution Amount for the preceding Distribution Date exceeds (b) the aggregate amount actually distributed on the preceding Distribution Date in respect of such 3 Columbus Circle Principal Distribution Amount. The 3 Columbus Circle Principal Shortfall for the initial Distribution Date will be zero.

“3 Columbus Circle Rake Available Funds”: With respect to each Distribution Date, an amount equal to the 3 Columbus Circle Non-VRR Percentage of the 3 Columbus Circle Aggregate Available Funds for such Distribution Date.

“3 Columbus Circle Realized Loss”: With respect to the Trust Subordinate Companion Loan and any Distribution Date, the amount, if any, by which (i) the Stated Principal Balance of the Trust Subordinate Companion Loan, including the assumed Stated Principal Balance if the Trust Subordinate Companion Loan has become an REO Loan, as of the end of the last day of the related Collection Period, is less than (ii) the aggregate Certificate Balance of the Loan-Specific Certificates and the 3CC-VRR Interest after giving effect to distributions of principal on that Distribution Date. For purposes of this calculation, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.

“3 Columbus Circle Scheduled Principal Distribution Amount”: With respect to any Distribution Date and the Trust Subordinate Companion Loan, the 3 Columbus Circle Non-VRR Percentage of the aggregate of the principal portions of the following: (a) all Periodic Payments (excluding Balloon Payments) with respect to the Trust Subordinate Companion Loan due during or, if and to the extent not previously received or advanced pursuant to Section 4.07 and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all 3 Columbus Circle Assumed Scheduled Payments with respect to the Trust Subordinate Companion Loan for the related Collection Period, in each case to the extent either (i) paid by the related mortgagor as of the related Determination Date (or, with respect to the Trust Subordinate Companion Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related Master Servicer Remittance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.07, and (b) all Balloon Payments with respect to the Trust Subordinate Companion Loan to the extent received on or prior to the related Determination Date (or, with respect to the Trust Subordinate Companion Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above.

“3 Columbus Circle Unscheduled Principal Distribution Amount”: With respect to any Distribution Date and the Trust Subordinate Companion Loan, the 3 Columbus Circle Non-VRR Percentage of the aggregate of the following: (a) all Principal Prepayments received on such Trust Subordinate Companion Loan on or prior to the related Determination Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Trust Subordinate Companion Loan and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.07 in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Trust incurred in connection with the Trust Subordinate Companion Loan.

“3 Columbus Circle VRR Allocation Percentage”: The 3 Columbus Circle VRR Percentage divided by the 3 Columbus Circle Non-VRR Percentage.

“3 Columbus Circle VRR Available Funds”: With respect to each Distribution Date, an amount equal to the 3 Columbus Circle VRR Percentage of the 3 Columbus Circle Aggregate Available Funds for such Distribution Date.

“3 Columbus Circle VRR Interest Distribution Amount”: With respect to each Distribution Date, an amount equal to the product of (A) the 3 Columbus Circle VRR Allocation Percentage and (B) the aggregate amount of interest distributed on the 3 Columbus Circle Non-VRR Certificates according to clauses First and Fourth of Section 4.01(c).

“3 Columbus Circle VRR Percentage”: As of any date of determination, a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the 3CC-VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Loan-Specific Certificates and the initial Certificate Balance of the 3CC-VRR Interest.

“3 Columbus Circle VRR Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the product of (A) the 3 Columbus Circle VRR Allocation Percentage and (B) the aggregate amount of principal distributed on the 3 Columbus Circle Non-VRR Certificates according to clauses Second and Fifth of Section 4.01(c).

“3 Columbus Circle VRR Realized Loss”: The amount of 3 Columbus Circle Realized Losses that will be allocated to the 3CC-VRR Interest on each Distribution Date and which will be equal to the 3 Columbus Circle VRR Percentage of the 3 Columbus Circle Realized Losses with respect to such Distribution Date.

“3 Columbus Circle Whole Loan”: The 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan, each of which is secured by the same Mortgage on the 3 Columbus Circle Mortgaged Property. References herein to the 3 Columbus Circle Whole Loan shall be construed to refer to the aggregate indebtedness under the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan.

“8-K Filing Deadline”: As defined in Section 10.09 of this Agreement.

“10-K Filing Deadline”: As defined in Section 10.07 of this Agreement.

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider, initially located at “www.ctslink.com”, under the “NRSRO” tab or other applicable tab of the respective transaction, access to which is limited to the Depositor and to NRSROs who have provided an NRSRO Certification to the 17g-5 Information Provider.

“AB Modified Loan” Any Corrected Mortgage Loan (1) that became a Corrected Mortgage Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related

Other Pooling and Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Acceptable Insurance Default”: With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any Default arising by reason of the failure of the related Borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the Master Servicer or the Special Servicer, as applicable, has determined, in accordance with the Servicing Standard (and (i) unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (or, if a Control Termination Event has occurred and is continuing, but prior to the occurrence and continuance of a Consultation Termination Event, after consulting with the Directing Holder as provided in Section 6.07) and (ii) with respect to any Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Parties pursuant to Section 6.07 (and, in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either (x) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (y) such insurance is not available at any rate; provided that the Directing Holder and the Risk Retention Consultation Parties, as applicable, will not have more than 30 days to respond to the Master Servicer’s or the Special Servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the Master Servicer’s or the Special Servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Master Servicer or the Special Servicer, as applicable, to consult with the Directing Holder or the Risk Retention Consultation Parties, as applicable, the Master Servicer or the Special Servicer, as applicable, will not be required to do so. In making this determination, the Master Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Accrued AB Loan Interest”: With respect to any AB Modified Loan and any date of determination, the accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Activity”: Solely as used with respect to Section 4.02(m) and Section 4.02(n), any review, analysis, comfort, verification, manipulation, reorganization, restructuring, recompilation, recomposition, revision or modification of any information or data.

“Actual/360 Basis”: The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

“Actual/360 Loans”: The Mortgage Loans indicated as such in the Mortgage Loan Schedule, the Trust Subordinate Companion Loan and any related Serviced Companion Loan.

“Additional Data Request”: As defined in Section 4.02(m) of this Agreement.

“Additional Form 10-D Disclosure”: As defined in 0 of this Agreement.

“Additional Form 10-K Disclosure”: As defined in Section 10.07 of this Agreement.

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Mortgage Loan Sellers or the Underwriters (other than an Affiliate of any such party acting in the capacity of a Mortgage Loan Seller Sub-Servicer), that Services any of the Mortgage Loans, and each Person, other than the Special Servicer, who is not an Affiliate of any of the Master Servicer, the Certificate Administrator, the Trustee, the Mortgage Loan Sellers or the Underwriters, who Services 10% or more of the Mortgage Loans (based on their Stated Principal Balance).

“Additional Trust Fund Expense”: Any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss and VRR Realized Loss, as applicable, that would result in the Holders of Regular Certificates or Class VRR Interest Certificates receiving less than the full amount of principal and/or the Interest Accrual Amount to which they are entitled on any Distribution Date.

“Administrative Cost Rate”: As of any date of determination and with respect to each Mortgage Loan or Trust Subordinate Companion Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the EU Reporting Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate. For the avoidance of doubt, the Administrative Cost Rate includes any related Non-Serviced Mortgage Loan Primary Servicing Fee Rate.

“Advance”: Any P&I Advance or Servicing Advance.

“Advance Interest Amount”: Interest at the Reimbursement Rate on the aggregate amount of P&I Advances and Servicing Advances for which the Master Servicer or the Trustee, as applicable, has not been reimbursed for the number of days from the date on which such Advance was made to the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance; provided that if, during any Collection Period in which an Advance was made, the related Borrower makes payment of an amount in respect of which such Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Master Servicer or the Trustee shall be paid first, from the amount of Default Interest on the related Mortgage Loan (or Whole Loan, with respect to Servicing Advances) actually paid by such Borrower, second, from late payment fees on the related Mortgage Loan (or Whole Loan, with respect to Servicing Advances) actually paid by the related Borrower, and third, upon determining in accordance with the Servicing Standard that such Advance Interest Amount is not recoverable from the amounts described in first or second, from other amounts on deposit in the Collection Account or the Serviced Whole Loan Collection Account, as applicable.

“Adverse REMIC Event”: Any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”).

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or the Depositor to determine whether any Person is an Affiliate of such party.

“Affiliate Ethical Wall”: Reasonable policies and procedures to be maintained by an Affiliate of the Depositor, the Master Servicer, any Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, taking into account the nature of its business, to ensure (1) that such Affiliate will not use Confidential Information received from the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, in a manner that violates any applicable law including, but not limited to, any securities laws and (2) that such Affiliate will not provide to the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, information regarding its decisions relating to Investments in the Certificates from such Affiliate. Under such policies and procedures maintained by such Affiliate, (i) policies and procedures restricting the flow of information exist, and shall be maintained by such Affiliate, between such Affiliate, on the one hand and the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, on the other; (ii) such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, to such Affiliate, except as such disclosure is expressly allowed under this Agreement in such affiliate’s capacity as a Controlling Class Certificateholder or a Directing Holder or otherwise and (b) policies and procedures restricting the disclosure by such Affiliate of information regarding its decisions relating to Investments in Certificates to the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable; (iii) the senior management personnel of such Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not use that information to influence Investment Decisions with respect to the Certificates, nor may they pass that information to others for use in such activities, to the extent the use of such Confidential Information violates the securities laws; and (iv) such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities may not use that information to influence servicing recommendations.

“Affiliated Person”: Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

“Affirmative Asset Review Vote”: As defined in Section 11.01(a).

“Agent Member”: Members of, or Depository Participants in, the Depository.

“Aggregate Principal Distribution Amount”: For any Distribution Date, an amount equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(A)         the Scheduled Principal Distribution Amount for such Distribution Date; and

(B)         the Unscheduled Principal Distribution Amount for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Other Pooling and Servicing Agreement reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

(B)      Workout Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Loan Amount”: With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

“A.M. Best”: A.M. Best Company, Inc., or its successor in interest.

“Anticipated Repayment Date”: With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

“Anticipated Termination Date”: Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Law”: As defined in Section 8.02(f) of this Agreement.

“Applicable Procedures”: As defined in Section 5.02(c)(ii)(A) of this Agreement.

“Applicable State and Local Tax Law”: For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and Illinois and (b) such state or local tax laws whose applicability shall have been brought to the attention of the Certificate Administrator by either (i) an opinion of counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”: An appraisal prepared by an Independent MAI appraiser with at least five years’ experience in properties of like kind and in the same area.

“Appraisal Reduction Amount”: For any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, an amount calculated by the Master Servicer (and, if no Consultation Termination Event has occurred, in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent set forth in Section 6.07 of this Agreement) as of the first Determination Date that is at least 10 Business Days following the later of (i) the date the Master Servicer receives from the Special Servicer the related Appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) and (ii) the occurrence of such Appraisal Reduction Event equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over (b) the excess of (i) the sum of: (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more Appraisals obtained by the Special Servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as a Servicing

Advance), minus such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisals and any other information it deems relevant, or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, plus (B) all escrows, letters of credit and reserves (other than escrows, letters of credit and reserves for taxes and insurance), plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan (whether paid or then payable by any insurance company or government authority), over (ii) the sum as of the Due Date occurring in the month of the date of determination of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Whole Loan, the weighted average of the Mortgage Rates for the related Mortgage Loan and related Serviced Companion Loans) (and any accrued and unpaid interest on any Subordinate Companion Loan), (B) all unreimbursed Servicing Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Reimbursement Rate, in respect of such Mortgage Loan or Serviced Whole Loan, (C) any other unpaid Additional Trust Fund Expenses in respect of such Mortgage Loan or Serviced Whole Loan (but subject to the provisions of Section 1.02(e)), (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Whole Loan that, if not paid by the related Borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Whole Loan following a default thereunder; provided, without limiting the Special Servicer’s obligation to order and obtain such Appraisal, if the Special Servicer has not obtained an Appraisal, Updated Appraisal or Small Loan Appraisal Estimate, as applicable, referred to above within 60 days of the Appraisal Reduction Event, the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Whole Loan until such time as such Updated Appraisal or Small Loan Appraisal Estimate referred to above is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Serviced Mortgage Loan and any related Serviced Companion Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan or Serviced Whole Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund. In addition, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan as to which an Appraisal Reduction Event has occurred, such Serviced Mortgage Loan or related Serviced Companion Loan shall no longer be subject to the Appraisal Reduction Amount if (a) such Serviced Mortgage Loan or Serviced Companion Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans and companion loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan (other than a Serviced Whole Loan with a related Subordinate Companion Loan) with a Serviced Pari Passu Companion Loan shall be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan that is pari passu in right of payment with such Mortgage Loan, if any. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan with a related Subordinate Companion Loan shall be allocated first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Pari Passu Companion Loans based upon their respective Stated Principal Balances.

For any Distribution Date and for any Non-Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred, the Appraisal Reduction Amount shall be an amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related Other Pooling and Servicing Agreement.

Any Appraisal Reduction Amount with respect to the 3 Columbus Circle Whole Loan will be allocated first to the Trust Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and then to the 3 Columbus Circle Mortgage Loan.

“Appraisal Reduction Event”: With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the earliest of (i) the date on which such Serviced Mortgage Loan or Serviced Companion Loan becomes a Modified Mortgage Loan, (ii) the 120th day following the occurrence of any uncured Delinquency in Periodic Payments with respect to such Serviced Mortgage Loan or Serviced Companion Loan, (iii) the 30th day following the date on which the related Borrower has filed a bankruptcy petition, the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Serviced Mortgage Loan or Serviced Companion Loan or the 60th day following the related Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Serviced Mortgage Loan or Serviced Companion Loan, (iv) the date on which the Mortgaged Property securing such Serviced Mortgage Loan or Serviced Companion Loan becomes a Serviced REO Property and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, that if (a) the related Borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the Master Servicer (who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing)), (b) the related Borrower continues to make its Assumed Scheduled Payment, and (c) no other Appraisal Reduction Event has occurred with respect to such Serviced

Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date (or extended maturity date) and (2) the termination of the refinancing commitment. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Loan.

“Appraised-Out Class”: As defined in Section 4.08(b) of this Agreement.

“Arbitration Rules”: As defined in Section 2.03(n)(i).

“ARD Loan”: Any Mortgage Loan the terms of which provide that if, after an Anticipated Repayment Date, the related Borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at the Revised Rate rather than the Initial Rate.

“Asset Representations Reviewer”: Pentalpha Surveillance LLC, a Delaware limited liability company, or its successor in interest, or any successor Asset Representations Reviewer appointed as herein provided.

“Asset Representations Reviewer Asset Review Fee”: As defined in Section 11.02(a).

“Asset Representations Reviewer Fee Cap”: As defined in Section 11.02(a).

“Asset Representations Reviewer Surveillance Personnel”: The divisions and individuals of the Asset Representations Reviewer who are involved in the performance of the duties of the Asset Representations Reviewer under this Agreement.

“Asset Representations Reviewer Termination Event”: As defined in Section 11.05(a).

“Asset Review”: A review of the compliance of each Delinquent Mortgage Loan with certain representations and warranties of the applicable Mortgage Loan Seller, in accordance with the Asset Review Standard and the procedures set forth on Exhibit JJ-1 and Exhibit JJ-2 hereto.

“Asset Review Notice”: As defined in Section 11.01(b)(i).

“Asset Review Quorum”: In connection with any solicitation of votes to authorize an Asset Review as described in Section 11.01(a), the Certificateholders evidencing at least 5% of the aggregate Pooled Voting Rights represented by all Pooled Certificates.

“Asset Review Report”: A report setting forth the results of an Asset Review substantially in the form attached hereto as Exhibit HH.

“Asset Review Report Summary”: As defined in Section 11.01(b)(viii), a summary report setting forth the conclusions of an Asset Review Report substantially in the form attached hereto as Exhibit II.

“Asset Review Standard”: The performance of the Asset Representations Reviewer of its duties under this Agreement in good faith subject to the express terms of this Agreement. All determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review shall be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

“Asset Review Trigger”: Any time that either (1) Mortgage Loans having an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the Trust as of the end of the applicable Collection Period are Delinquent Mortgage Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Mortgage Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Mortgage Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the Trust as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Mortgage Loans as of the end of the applicable Collection Period and the aggregate outstanding principal balance of such Delinquent Mortgage Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) (or a portion of any REO Loan in the case of a Whole Loan) held by the Trust as of the end of the applicable Collection Period.

“Asset Review Vote Election”: As defined in Section 11.01(a).

“Asset Status Report”: As defined in Section 3.23(e) of this Agreement.

“Assignment of Leases, Rents and Profits”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”: An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”: For any Collection Period with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its Balloon Payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant Periodic Payment or the original amortization schedule of such Mortgage Loan (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any reduction in the principal balance occurring in connection with a prior modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of such Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its applicable Mortgage Rate (net of the related Servicing Fee Rate (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the related Other Pooling and Servicing Agreement)).

“Assumption Fees”: Any fees (other than assumption application fees) collected by the Master Servicer or the Special Servicer in connection with an assumption of a Serviced Mortgage Loan or Serviced Companion Loan or related substitution of a Borrower (or an interest therein) thereunder (in each case, as permitted or set forth in the related Loan Documents or under the provisions of this Agreement).

“Authenticating Agent”: Any authenticating agent appointed by the Certificate Administrator pursuant to Section 3.18 of this Agreement.

“Available Funds”: With respect to any Distribution Date, will equal (i) with respect to distributions to be made on the Pooled Certificates, the VRR Interest and the Class R Certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R Certificates, the 3 Columbus Circle Aggregate Available Funds.

“Balloon Loan”: Any Mortgage Loan or Serviced Whole Loan that requires a payment of principal on the maturity date in excess of its constant Periodic Payment.

“Balloon Payment”: With respect to each Balloon Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Periodic Payment).

“Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates, a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment; provided that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction shall be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be one.

To the extent that the “yield rate” referred to in the immediately preceding paragraph to be provided by the Master Servicer is not provided in the related Loan Documents,

such “yield rate” shall be, when compounded monthly, equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the Maturity Date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan or the Trust Subordinate Companion Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield shall be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the Maturity Date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date shall be selected.

“Bid Allocation”: With respect to the Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(a) of this Agreement, the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and all Sub-Servicers therefor as of such date of determination.

“Book-Entry Certificate” shall mean any Certificate registered in the name of the Depository or its nominee.

“Borrower”: With respect to any Mortgage Loan, Companion Loan or Serviced Whole Loan, any obligor or obligors on any related Mortgage Note or Mortgage Notes, including in connection with a Mortgage Loan, Companion Loan or Serviced Whole Loan that utilizes an indemnity deed of trust (“IDOT”) structure, the borrower and the Mortgaged Property owner / payment guarantor / mortgagor, individually and collectively, as the context may require.

“Borrower Accounts”: As defined in Section 3.07(a) of this Agreement.

“Borrower Party”: A borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate”: With respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other Person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Breach”: As defined in Section 2.03(e) of this Agreement.

“Business Day”: Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or the principal cities in which the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee or the

Certificate Administrator conduct servicing, trust administration or surveillance operations or (iii) a day on which the Federal Reserve Bank of New York or banking institutions or savings associations in New York, New York, Charlotte, North Carolina, Cleveland, Ohio, Oakland, California, Kansas City, Missouri, Pittsburgh, Pennsylvania, Overland Park, Kansas, Minneapolis, Minnesota or Columbia, Maryland, or the principal cities in which the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator conduct servicing, trust administration or surveillance operations are authorized or obligated by law or executive order to be closed.

“Calculation Rate”: A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payment on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Borrowers on similar non-defaulted debt of the Borrowers as of such date of determination, (2) the applicable Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent related Appraisal (or Updated Appraisal).

“Cash Collateral Account”: With respect to any Mortgage Loan or Serviced Whole Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee, on behalf of the Certificateholders, as successor to the related Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan Documents and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan or Serviced Whole Loan. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable. To the extent not inconsistent with the terms of the related Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

“Cash Collateral Account Agreement”: With respect to any Mortgage Loan or Serviced Whole Loan, the cash collateral account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

“Certificate”: Any Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A, Class 3CC-B, Class VRR Interest and 3CC-VRR Interest Certificates issued, authenticated and delivered hereunder.

“Certificate Administrator”: Wells Fargo Bank, National Association, a national banking association, in its capacity as Certificate Administrator, or its successor in interest, or any successor Certificate Administrator appointed as herein provided. Wells Fargo Bank,

National Association will perform its obligations as Certificate Administrator hereunder through its Corporate Trust Services division.

“Certificate Administrator Personnel”: The divisions and individuals of the Certificate Administrator who are involved in the performance of the duties of the Certificate Administrator under this Agreement.

“Certificate Administrator/Trustee Fee”: With respect to each Mortgage Loan, REO Loan and Trust Subordinate Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the Certificate Administrator/Trustee Fee Rate (adjusted to a monthly rate) multiplied by (ii) the Stated Principal Balance of such Mortgage Loan and the Trust Subordinate Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). The Certificate Administrator/Trustee Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, the Certificate Administrator/Trustee Fee with respect to each Mortgage Loan and the Trust Subordinate Companion Loan shall be payable from the Lower-Tier REMIC.

“Certificate Administrator/Trustee Fee Rate”: A rate equal to 0.00680% per annum.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: With respect to (1) any Class of Pooled Principal Balance Certificates and the Class VRR Upper-Tier Regular Interest, subject to the next sentence, (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class or Class VRR Upper-Tier Regular Interest, as applicable, as specified in the Preliminary Statement to this Agreement and (b) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination less any distributions allocable to principal and any allocations of Realized Losses or VRR Realized losses, as applicable, made thereon on such prior Distribution Date; and (2) any Loan-Specific Certificates, an amount equal to the aggregate initial Certificate Balance of the Trust Subordinate Companion Loan.

“Certificate Custodian”: Initially, the Certificate Administrator; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Certificate Administrator.

“Certificate Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee, the Certificate Administrator and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Certificate Owner under this Agreement, that such Person execute an Investor Certification.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.02 of this Agreement.

“Certificateholder”: The Person in whose name a Certificate is registered in the Certificate Register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by (i) the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller or any Affiliate of any of such Persons or (ii) any Borrower Party, in each case shall be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class Certificates owned by an Excluded Controlling Class Holder shall not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Mortgage Loan; and provided, further, that any Controlling Class Certificates owned by the Special Servicer or an Affiliate thereof shall not be deemed to be outstanding as to the Special Servicer or such Affiliate solely with respect to any related Excluded Special Servicer Mortgage Loan), and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions shall not apply in the case of the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller or any Affiliate of any of such Persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities hereunder or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further that so long as there is no Servicer Termination Event with respect to the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities hereunder; and provided, further that such restrictions shall not apply to (i) the exercise of the Special Servicer’s, the Master Servicer’s or any Mortgage Loan Seller’s rights, if any, or any of their Affiliates as a member of the Controlling Class or (ii) any Affiliate of the Depositor, the Master Servicer, any Special Servicer, the Trustee or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of an Affiliate Ethical Wall between it and the Depositor, the Master Servicer, such Special Servicer, the Trustee or the Certificate Administrator, as applicable, and any Certificates beneficially owned by such Affiliate shall be deemed to be outstanding. The Trustee and the Certificate Administrator shall each be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificateholder Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer pursuant to Section 3.22(d) of this

Agreement or the Asset Representations Reviewer pursuant to Section 11.05(b) of this Agreement, the holders of Principal Balance Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates pursuant to Section 4.08 of this Agreement, except in the case of the termination of the Asset Representations Reviewer pursuant to Section 11.05(b) of this Agreement) of all Certificates (other than the Class X, Class S and Class R Certificates) on an aggregate basis.

“Certificateholder Repurchase Request”: As defined in Section 2.03(k) of this Agreement.

“Certification Parties”: As defined in Section 10.08 of this Agreement.

“Certifying Certificateholder”: A Certificateholder or Certificate Owner of a Certificate that has provided the Trustee or the Certificate Administrator with an executed Investor Certification.

“Certifying Person”: As defined in Section 10.08 of this Agreement.

“Certifying Servicer”: As defined in Section 10.11 of this Agreement.

“Class”: All of the Certificates that collectively bear the same alphabetical or alphanumeric Class designation, each separately designated Class VRR Upper-Tier Regular Interest, each designated Trust Subordinate Companion Loan REMIC Regular Interest or each separately designated Lower-Tier Regular Interest.

“Class 3CC-A Certificate”: Any one of the Certificates with a “Class 3CC-A” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class 3CC-A Pass-Through Rate”: A per annum rate equal to the Net Mortgage Rate applicable to the Trust Subordinate Companion Loan.

“Class 3CC-B Certificate”: Any one of the Certificates with a “Class 3CC-B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class 3CC-B Pass-Through Rate”: A per annum rate equal to the Net Mortgage Rate applicable to the Trust Subordinate Companion Loan.

“Class 3CC-VRR Pass-Through Rate”: A per annum rate equal to the Net Mortgage Rate applicable to the Trust Subordinate Companion Loan.

“Class L3CC-R Interest”: The uncertificated residual interest in the Trust Subordinate Companion Loan REMIC, represented by the Class R Certificates.

“Class A-1 Certificate”: Any one of the Certificates with a “Class A-1” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-1 Pass-Through Rate”: A per annum rate equal to 2.793%.

“Class A-2 Certificate”: Any one of the Certificates with a “Class A-2” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-2 Pass-Through Rate”: A per annum rate equal to 3.614%.

“Class A-3 Certificate”: Any one of the Certificates with a “Class A-3” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-3 Pass-Through Rate”: A per annum rate equal to 3.455%.

“Class A-4 Certificate”: Any one of the Certificates with a “Class A-4” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-4 Pass-Through Rate”: A per annum rate equal to 3.717%.

“Class A-M Certificate”: Any one of the Certificates with a “Class A-M” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-M Pass-Through Rate”: A per annum rate equal to 3.979%.

“Class A-SB Certificate”: Any one of the Certificates with a “Class A-SB” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-SB Pass-Through Rate”: A per annum rate equal to 3.615%.

“Class A-SB Planned Principal Balance”: With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule III hereto relating to the Class A-SB Certificates.

“Class B Certificate”: Any one of the Certificates with a “Class B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the

Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class B Pass-Through Rate”: A per annum rate equal to the lesser of the (i) WAC Rate and (ii) 4.180%.

“Class C Certificate”: Any one of the Certificates with a “Class C” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class C Pass-Through Rate”: A per annum rate equal to 3.750%.

“Class D Certificate”: Any one of the Certificates with a “Class D” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class D Pass-Through Rate”: A per annum rate equal to 3.000%.

“Class E Certificate”: Any one of the Certificates with a “Class E” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class E Pass-Through Rate”: A per annum rate equal to the 3.000%.

“Class F Certificate”: Any one of the Certificates with a “Class F” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class F Pass-Through Rate”: A per annum rate equal to (i) the WAC Rate minus (ii) 1.25%, but in any case, not less than 0.000%.

“Class G Certificate”: Any one of the Certificates with a “Class G” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class G Pass-Through Rate”: A per annum rate equal to (i) the WAC Rate minus (ii) 1.25%, but in any case, not less than 0.000%..

“Class H Certificate”: Any one of the Certificates with a “Class H” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class H Pass-Through Rate”: A per annum rate equal to (i) the WAC Rate minus (ii) 1.25%, but in any case, not less than 0.000%.

“Class LA-1 Interest”, “Class LA-2 Interest”, “Class LA-SB Interest”, “Class LA-3 Interest”, “Class LA-4 Interest”, “Class LA-M Interest”, “Class LB Interest”, “Class LC Interest”, “Class LD Interest”, “Class LE Interest”, “Class LF Interest”, “Class LG Interest”, “Class LH Interest” and “Class LVRR Interest”: Each, a regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01 of this Agreement.

“Class LTR Interest”: The sole class of “residual interest” in the Lower-Tier REMIC, which will be represented by the Class R Certificates.

“Class R Certificate”: Any one of the Certificates with a “Class R” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

“Class S Certificate”: Any one of the Certificates with a “Class S” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class S Certificates represent undivided beneficial interests in the Class S Specific Grantor Trust Assets.

“Class S Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of (i) the Non-VRR Percentage of any Excess Interest collected on the ARD Loans, and (ii) the Non-VRR Percentage of amounts held from time to time in the Excess Interest Distribution Account.

“Class UTR Interest”: The sole class of “residual interest” in the Upper-Tier REMIC, which will be represented by the Class R Certificate.

“Class VRR Interest Certificates”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class VRR Interest Certificates represent undivided beneficial interests in the Class VRR Interest Specific Grantor Trust Assets.

“Class VRR Interest Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(m), which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of the holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 – Class VRR Interest Distribution Account,” and which must be an Eligible Account or a sub-account of an Eligible Account. The Class VRR Interest Distribution Account shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust.

“Class VRR Interest Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of (i) the Class VRR Upper-Tier Regular Interests, (ii) amounts held from time to time in the Class VRR Interest Distribution Account that represent distributions of the Class VRR Upper-Tier Regular Interests, (iii) the VRR Percentage of any Excess Interest collected on the ARD Loans and allocated to the Class VRR Interest Certificates, and (iv) the VRR Percentage of any amounts held from time to time in the Excess Interest Distribution Account and allocated to the Class VRR Interest Certificates.

“Class VRR Upper-Tier Regular Interest”: The VRR Interest Upper-Tier Regular Interest. The Class VRR Upper-Tier Regular Interest will be held in the Grantor Trust.

“Class X Certificates”: The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, collectively.

“Class X Component”: Each of the Class X-A Components, the Class X-B Component, the Class X-D Components, the Class X-F Component, the Class X-G Component and the Class X-H Component.

“Class X Component Notional Amount”: With respect to each Class X Component and any date of determination, an amount equal to the then Lower-Tier Principal Balance of its Corresponding Lower-Tier Regular Interest.

“Class X Notional Amount”: The Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount, the Class X-F Notional Amount, the Class X-G Notional Amount or the Class X-H Notional Amount, as applicable, and as the context may require.

“Class X-A Certificate”: Any one of the Certificates with a “Class X-A” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-A Components”: Each of Component XA-1, Component XA-2, Component XA-SB, Component XA-3, Component XA-4 and Component XA-M.

“Class X-A Notional Amount”: As of any date of determination, the sum of the then Class X Component Notional Amounts of all of the Class X-A Components.

“Class X-A Pass-Through Rate”: With respect to any Distribution Date, the weighted average of the Class X-A Strip Rates for the respective Class X-A Components for such Distribution Date, weighted on the basis of the respective Class X Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date. The Class X-A Pass-Through Rate for the initial Distribution Date is 1.233% per annum.

“Class X-A Strip Rate”: With respect to any Class of Class X-A Components for any Distribution Date, (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-B Certificate”: Any one of the Certificates with a “Class X-B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-B Components”: Each of Component XB and Component XC.

“Class X-B Notional Amount”: As of any date of determination, the sum of the then Class X Component Notional Amounts of the Class X-B Components.

“Class X-B Pass-Through Rate”: With respect to any Distribution Date, the weighted average of the Class X-B Strip Rates for the respective Class X-B Components for such Distribution Date, weighted on the basis of the respective Class X Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date. The Class X-B Pass-Through Rate for the initial Distribution Date is 0.900% per annum.

“Class X-B Strip Rate”: With respect to either Class of Class X-B Components for any Distribution Date, (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-D Certificate”: Any one of the Certificates with a “Class X-D” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-D Component”: Each of the Component XD and Component XE.

“Class X-D Notional Amount”: As of any date of determination, the sum of the then Class X Component Notional Amounts of the Class X-D Components.

“Class X-D Pass-Through Rate”: With respect to any Distribution Date, the weighted average of the Class X-D Strip Rates for the respective Class X-D Components for such Distribution Date, weighted on the basis of the respective Class X Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date. The Class X-D Pass-Through Rate for the initial Distribution Date is 1.865% per annum.

“Class X-D Strip Rate”: With respect to either Class of Class X-D Components for any Distribution Date, (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-F Certificate”: Any one of the Certificates with a “Class X-F” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-F Component”: The Component XF.

“Class X-F Notional Amount”: As of any date of determination, the then Class X Component Notional Amount of the Class X-F Component.

“Class X-F Pass-Through Rate”: With respect to any Distribution Date, the Class X-F Strip Rate for the Class X-F Component for such Distribution Date. The Class X-F Pass-Through Rate for the initial Distribution Date is 1.250% per annum.

“Class X-F Strip Rate”: With respect to the Class X-F Component for any Distribution Date, the (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-G Certificate”: Any one of the Certificates with a “Class X-G” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-G Component”: The Component XG.

“Class X-G Notional Amount”: As of any date of determination, the then Class X Component Notional Amount of the Class X-G Component.

“Class X-G Pass-Through Rate”: With respect to any Distribution Date, the Class X-G Strip Rate for the Class X-G Component for such Distribution Date. The Class X-G Pass-Through Rate for the initial Distribution Date is 1.250% per annum.

“Class X-G Strip Rate”: With respect to the Class X-G Component for any Distribution Date, the (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-H Certificate”: Any one of the Certificates with a “Class X-H” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-H Component”: The Component XH.

“Class X-H Notional Amount”: As of any date of determination, the then Class X Component Notional Amount of the Class X-H Component.

“Class X-H Pass-Through Rate”: With respect to any Distribution Date, the Class X-H Strip Rate for the Class X-H Component for such Distribution Date. The Class X-H Pass-Through Rate for the initial Distribution Date is 1.250% per annum.

“Class X-H Strip Rate”: With respect to the Class X-H Component for any Distribution Date, the (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Clearstream”: Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme.

“Closing Date”: April 11, 2019.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collateral Deficiency Amount” With respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related Borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator shall be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount.

“Collection Account”: The trust account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “KeyBank National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 Collection Account” and which must be an Eligible Account.

“Collection Period”: With respect to any Distribution Date and each Mortgage Loan or Trust Subordinate Companion Loan (including any related Companion Loan), the period that begins on the day immediately following the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan, as applicable (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Trust Subordinate Companion Loan, as applicable (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan, as applicable (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Trust Subordinate Companion Loan, as applicable (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day shall be deemed to have been received during such Collection Period and not during any other Collection Period.

“Commission”: The Securities and Exchange Commission.

“Communication Request”: As defined in Section 5.05(a) of this Agreement.

“Companion Loan”: A Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Companion Loan Noteholder”: A holder of a Companion Loan.

“Compensating Interest Payment”: An amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the Serviced Mortgage Loans, Serviced Pari Passu Companion Loans or Trust Subordinate Companion Loan (in each case, other than (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a Mortgage Loan or any related Serviced Companion Loan or (d) Trust Subordinate Companion Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related Borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) for the related Distribution Date, and (ii) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0025% (0.25 basis points per annum)) that is being paid in such Collection Period with respect to the Mortgage Loans, Serviced Pari Passu Companion Loans or REO Loans serviced by it, (B) all Prepayment Interest Excess received by the Master Servicer during the related Collection Period on the Mortgage Loans (and, for so long as a Whole Loan is serviced under this Agreement, any related Pari Passu Companion Loan) and (C) to the extent earned on principal prepayments, net investment earnings payable to the Master Servicer for such Collection Period received by the Master Servicer during such Collection Period with respect to the Mortgage Loan or any related Pari Passu Companion Loan, as applicable, subject to such prepayment; provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Loan Documents (a “Prohibited Prepayment”) regarding principal prepayments (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) subsequent to a default under the related Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (c) at the request of or with the consent of the Special Servicer or, so long as a Control Termination Event has not occurred or is not continuing (other than with respect to the Mortgage Loans other than an Excluded Loan or any Servicing Shift Whole Loan), the Directing Holder, (d) pursuant to applicable law or a court order, (e) in connection with the payment of Insurance and Condemnation Proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Loan Documents and such failure caused the shortfall or (f) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related Borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Companion Loan, otherwise described in clause (i) above in connection with such Prohibited Prepayments. The Master Servicer’s obligation to pay the Compensating Interest Payment, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, shall not be cumulative. With respect to the Trust Subordinate

Companion Loan, the Master Servicer shall be required to make Compensating Interest Payments in an amount calculated in the same manner applicable to the Mortgage Loans and the related Serviced Whole Loan.

“Component XA-1”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-1 Interest as of any date of determination.

“Component XA-2”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-2 Interest as of any date of determination.

“Component XA-3”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-3 Interest as of any date of determination.

“Component XA-4”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-4 Interest as of any date of determination.

“Component XA-M”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-M Interest as of any date of determination.

“Component XA-SB”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-SB Interest as of any date of determination.

“Component XB”: The component of the Class X-B Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LB Interest as of any date of determination.

“Component XC”: The component of the Class X-B Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LC Interest as of any date of determination.

“Component XD”: The component of the Class X-D Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LD Interest as of any date of determination.

“Component XE”: The component of the Class X-D Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LE Interest as of any date of determination.

“Component XF”: The component of the Class X-F Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LF Interest as of any date of determination.

“Component XG”: The component of the Class X-G Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LG Interest as of any date of determination.

“Component XH”: The component of the Class X-H Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LH Interest as of any date of determination.

“Condemnation Proceeds”: Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than (i) amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Borrower in accordance with the terms of the REMIC Provisions and the applicable Loan Documents for the related Mortgage Loan or Serviced Whole Loan and (ii) in the case of the 3 Columbus Circle Whole Loan, the extent to which any portion of such proceeds are received by the Master Servicer or Certificate Administrator in connection with the 3 Columbus Circle Whole Loan, and are not allocable to the related Mortgage Loan and Trust Subordinate Companion Loan, as applicable, pursuant to the 3 Columbus Circle Co-Lender Agreement) or, if applicable, with respect to the Mortgaged Property securing a Serviced Whole Loan, any portion of such amounts payable to the holders of the applicable Mortgage Loan. With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Condemnation Proceeds).

“Confidential Information”: With respect to each of the Depositor, the Master Servicer, any Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, and the Trustee, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties under this Pooling and Servicing Agreement with respect to any Mortgage Loan (or Serviced Whole Loan), any Borrower and any Mortgaged Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, or (iii) is or becomes generally available to the public other than as a result of a disclosure by the Master Servicer Servicing Personnel, applicable Special Servicer Servicing Personnel, the Operating Advisor Surveillance Personnel, the Asset Representations Reviewer Surveillance Personnel, the Certificate Administrator Personnel or the Trustee Personnel.

“Consultation Termination Event”: (a) With respect to any Mortgage Loan (other than the 3 Columbus Circle Mortgage Loan), at any date at which there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that Class, or, (b) with respect to any Serviced AB Whole Loan, when a related Control Appraisal Period has occurred and is continuing and (c) with respect to the 3 Columbus Circle Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a 3 Columbus Circle Control Appraisal Period exists with respect to such Whole

Loan and (B) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that Class; provided, that prior to the related Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to each such Servicing Shift Whole Loan and the term “Consultation Termination Event” shall not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further that a Consultation Termination Event shall not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Consultation Termination Event shall be deemed to exist.

“Control Appraisal Period”: With respect to the Serviced AB Whole Loans, shall have the meaning assigned to the term “Control Appraisal Period” in the related Intercreditor Agreement.

“Control Eligible Certificates”: Any of the Class F, Class G or Class H Certificates.

“Control Termination Event”: The occurrence of (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan) or Serviced Whole Loan (other than any Serviced AB Whole Loan, the 3 Columbus Circle Whole Loan and any Servicing Shift Whole Loan), the Certificate Balance of the Class F Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.08(a) hereof) being reduced to less than 25% of the initial Certificate Balance of such Class, (b) with respect to each Serviced AB Whole Loan, when a related Control Appraisal Period has occurred and is continuing and the events in clause (a) are occurring and (c) with respect to the 3 Columbus Circle Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a 3 Columbus Circle Control Appraisal Period exists with respect to such Whole Loan and (B) the Certificate Balance of the Class F Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.08 hereof) being reduced to less than 25% of the initial Certificate Balance of such Class; provided that prior to the related Servicing Shift Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to each such Servicing Shift Whole Loan and the term “Control Termination Event” shall not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further that a Control Termination Event shall not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Control Termination Event shall be deemed to exist.

“Controlling Class”: As of any date of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a then aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class in accordance with Section 4.08(a) of this Agreement) at least equal to 25% of the initial Certificate Balance of that Class or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates. The Controlling Class as of

the Closing Date will be the Class H Certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such Classes, have been reduced to zero, the Controlling Class shall be the most subordinate Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” shall be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

“Controlling Class Certificateholder”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar from time to time, upon request by any party to this Agreement.

“Controlling Companion Loan”: With respect to each Servicing Shift Whole Loan or Non-Serviced AB Whole Loan, the related Pari Passu Companion Loan which, in accordance with the Intercreditor Agreement, will be the “Lead Note”, “Controlling Note” or similarly defined term as identified in the related Intercreditor Agreement. Each of the Atrium Two and the Vie Portfolio Pari Passu Companion Loans are Controlling Companion Loans related to the Trust.

“Corporate Trust Office”: The offices of the Trustee and Certificate Administrator are located, (i) with respect to the Trustee, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services – BMARK 2019-B10, (ii) with respect to the Certificate Administrator, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services – BMARK 2019-B10, and (iii) in the case of any surrender, transfer or exchange, at Wells Fargo Center, 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479, Attention: CTS – Certificate Transfers Services – BMARK 2019-B10, or the principal trust office of any successor certificate administrator qualified and appointed pursuant to this Agreement.

“Corrected Mortgage Loan”: As defined under the definition of Specially Serviced Loan.

“Corresponding Certificates”: As defined in the Preliminary Statement with respect to any Corresponding Lower-Tier Regular Interest or Corresponding Component.

“Corresponding Components”: As defined in the Preliminary Statement with respect to any Corresponding Certificates or any Corresponding Lower-Tier Regular Interest.

“Corresponding Lower-Tier Regular Interests”: As defined in the Preliminary Statement with respect to any Corresponding Certificates or Corresponding Component.

“CREFC®”: Commercial Real Estate Finance Council®, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Trustee, the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder.

“CREFC® Advance Recovery Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available and effective from time to time on the CREFC® Website.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Serviced Whole Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally. In connection with preparing the CREFC® Comparative Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September 30, 2019 (to the extent that the related Borrower provides sufficient information to report pursuant to CREFC® guidelines), and (b) annual financial statements beginning with annual financial statements for the 2019 fiscal year.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Serviced Whole Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Serviced Whole Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than the portion of an REO Loan related to any Serviced Companion Loan) and the Trust Subordinate Companion Loan, and for any related Interest Accrual Period, the amount of interest accrued during such Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same principal balance, in the same manner, and for the same number of days as any related interest payment with regards to the Mortgage Loan or Trust Subordinate Companion Loan during which such Interest Accrual Period is computed. Any payments of the CREFC® Intellectual Property Royalty License Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Master Servicer in writing at least two Business Days prior to the Master Servicer Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)

Bank Name: JPMorgan Chase Bank, National Association

Bank Address: 80 Broadway, New York, NY 10005

Routing Number: 021000021

Account Number: 213597397

“CREFC® Intellectual Property Royalty License Fee Rate”: A rate equal to 0.0005% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package (CREFC® IRP)”:

(a)       the following eight electronic files: (i) CREFC® Loan Setup File, (ii) CREFC® Loan Periodic Update File, (iii) CREFC® Property File, (iv) CREFC® Bond Level File, (v) CREFC® Financial File, (vi) CREFC® Collateral Summary File, (vii) CREFC® Special Servicer Loan File and (viii) CREFC® Schedule AL File;

(b)       the following eleven supplemental reports: (i) CREFC® Delinquent Loan Status Report, (ii) CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC® REO Status Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® Comparative Financial Status Report, (vi) CREFC® Servicer Watch List, (vii) CREFC® Loan Level Reserve/LOC Report, (viii) CREFC® NOI Adjustment Worksheet, (ix) CREFC® Advance Recovery Report, (x) CREFC® Total Loan Report and (xi) CREFC® Reconciliation of Funds Report;

(c)       the following eight templates: (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Trustee Template and (viii) CREFC® Significant Insurance Event Template; and

(d)      such other reports and data files as CREFC® may designate as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time generally.

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve/LOC Report” available and effective from time to time on the CREFC® Website.

“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Periodic Update File” available and effective from time to time on the CREFC® Website and, provided that each CREFC® Loan Periodic Update File shall be accompanied by a CREFC® Advance Recovery Report, if such report is required for a particular month, and all references herein to “CREFC® Loan Periodic Update File” shall be construed accordingly.

“CREFC® Loan Setup File”: The data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Setup File” available and effective from time to time on the CREFC® Website.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available and effective from time to time on the CREFC® Website.

“CREFC® Operating Statement Analysis Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available and effective from time to time on the CREFC® Website.

“CREFC® Property File”: The monthly data file substantially in the form of, and containing the information called for, in the downloadable form of the “CREFC® Property File” available and effective from time to time on the CREFC® Website.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available and effective from time to time on the CREFC® Website.

“CREFC® Schedule AL File”: The data file in the “Schedule AL File” format substantially in the form of and containing the information required by Items 1111(h)(1), 1111(h)(2) and 1111(h)(3) of Regulation AB, Item 1125 of Regulation AB and Item 601(b)(102) of Regulation S-K and otherwise called for therein, or such other form containing such required information for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available and effective from time to time on the CREFC® Website.

“CREFC® Special Servicer Loan File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available and effective from time to time on the CREFC® Website.

“CREFC® Supplemental Servicer Reports”: The CREFC® Delinquent Loan Status Report, the CREFC® Historical Loan Modification and Corrected Mortgage Loan Report,

the CREFC® REO Status Report, the CREFC® Servicer Watch List, the CREFC® NOI Adjustment Worksheet, the CREFC® Comparative Financial Status Report, the CREFC® Operating Statement Analysis Report, the CREFC® Loan Level Reserve/LOC Report, the CREFC® Advance Recovery Report and the CREFC® Total Loan Report.

“CREFC® Total Loan Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available and effective from time to time on the CREFC® Website.

“CREFC® Website”: The CREFC®’s Website located at www.crefc.org or such other primary website as the CREFC® may establish for dissemination of its report forms.

“CREFI”: Citi Real Estate Funding Inc., in its capacity as a Mortgage Loan Seller, and its successors in interest.

“CREFI Indemnification Agreement”: The agreement dated as of the Pricing Date, between CREFI, the Depositor, the Underwriters and the Initial Purchasers.

“CREFI Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the CREFI Purchase Agreement.

“CREFI Purchase Agreement”: The Mortgage Loan Purchase Agreement dated and effective the Pricing Date, between CREFI and the Depositor.

“Cross-Over Date”: The Distribution Date, if any, on which the Certificate Balance of each of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is (or will be) reduced to zero.

“Cumulative Appraisal Reduction Amount”: As of any date of determination, the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator shall be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“Custodial Agreement”: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, in the form agreed to by the Certificate Administrator and the Custodian, as the same may be amended or modified from time to time in accordance with the terms thereof. No Custodial Agreement will be required if the Custodian is the same party as the Certificate Administrator.

“Custodian”: Any Custodian appointed pursuant to Section 3.19 of this Agreement. If a Custodian is not so appointed, then the Custodian shall be the Certificate Administrator. The Custodian may (but need not) be the Certificate Administrator, the Trustee or the Master Servicer or any Affiliate of the Certificate Administrator, the Trustee or the Master Servicer. Wells Fargo Bank, National Association will perform its obligations as Custodian hereunder through its Document Custody division.

“Cut-off Date”: With respect to each Mortgage Loan and the Trust Subordinate Companion Loan, the later of the related Due Date of such Mortgage Loan and Trust Subordinate Companion Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date subsequent to April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

“DBNY”: Deutsche Bank AG, New York Branch, in its capacity as the holder of each of the VRR1 Interest and the 3CC-VRR Interest, and its successors in interest.

“DBRS”: DBRS, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan or Serviced Whole Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended 12-month trailing or one-year period for which data is available from the related Borrower (or year-to-date until such time that data for the trailing 12-month period is available), before payment of any scheduled payments of principal and interest on such Mortgage Loan or Serviced Whole Loan but after funding of required reserves and “normalized” information from the CREFC® NOI Adjustment Worksheet for such Mortgaged Property by the Master Servicer or Special Servicer, if applicable, pursuant to Section 3.13 of this Agreement, by the annual debt service required by such Mortgage Loan or Serviced Whole Loan. Annual debt service shall be calculated by multiplying the Periodic Payment in effect on such date of determination for such Mortgage Loan or Serviced Whole Loan by 12 (or such fewer number of months for which related information is available).

“Default”: An event of default under the Loan Documents for any Mortgage Loan or Whole Loan, or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Loan Documents for such Mortgage Loan or Whole Loan.

“Default Interest”: With respect to any Serviced Mortgage Loan or Serviced Companion Loan, interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

“Default Rate”: With respect to each Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Periodic Payment or a Balloon Payment.

“Defaulted Loan”: A Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or that is more than 60 days delinquent in respect of its Balloon Payment (taking into account any extensions to such 60-day period as provided in the provisos to clause (a) of the definition of “Specially Serviced Loan”), if any, in either case such Delinquency to be determined without giving effect to any grace period permitted by the related Loan Documents and without regard to any acceleration of payments under the related Mortgage Loan or Serviced Companion Loan or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

“Defeasance Account”: As defined in Section 3.26(j) of this Agreement.

“Defect”: As defined in Section 2.03(e) of this Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article X of this Agreement that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Delinquency”: Any failure of a Borrower to make a scheduled Periodic Payment or Balloon Payment on a Due Date.

“Delinquent Mortgage Loan”: A Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

“Denomination”: As defined in Section 5.01(a) of this Agreement.

“Depositor”: Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation, and its successors and assigns.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 11th day of the calendar month of the related Distribution Date or, if such 11th day is not a Business Day, then the next Business Day, commencing in May 2019.

“Diligence File”: With respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the Trustee or in blank and further showing a complete, unbroken chain of endorsement from the Originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the Trustee);

(ii)      the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     assignment of the Mortgage in favor of the Trustee (or the related Other Trustee, in the case of a Non-Serviced Mortgage Loan) or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related Mortgage Loan Seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)     any related Assignment of Leases, Rents and Profits of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)      an assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) in favor of the Trustee (or the related Other Trustee, in the case of a Non-Serviced Mortgage Loan) or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related Mortgage Loan Seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)     the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller;

(x)      an original assignment in favor of the Trustee (or the related Other Trustee, in the case of a Non-Serviced Mortgage Loan) or in blank of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction (or, if the related Mortgage Loan Seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)      any Intercreditor Agreement relating to permitted debt of the mortgagor, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the Trust is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the Trust, as the case may be;

(xvi)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   any related mezzanine intercreditor agreement;

(xviii)  all related environmental reports;

(xix)    all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related Mortgage Loan Seller;

(e)       copies of all legal opinions (excluding attorney client communications between the related Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable Mortgage Loan Seller’s asset summary;

(j)        copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       copies of any zoning reports;

(l)        copies of financial statements of the related mortgagor;

(m)      copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       copies of all UCC searches;

(o)       copies of all litigation searches;

(p)       copies of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of the insurance consultant report;

(s)       copies of the organizational documents of the related mortgagor and any guarantor;

(t)        copies of the escrow statements;

(u)       a copy of any closure letter (environmental);

(v)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)      a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided, that (i) with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Other Pooling and Servicing Agreement and (ii) with respect to any Servicing Shift Mortgage Loan, any assignments in favor of the trustee may be in blank and may not be recorded or filed until otherwise set forth in Section 2.01(a);

in each case, to the extent that the Originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File shall include a statement to that effect; provided that the Mortgage Loan Seller shall not deliver information that is proprietary to the related Originator or Mortgage Loan Seller or any draft documents or privileged or internal communications. The Mortgage Loan Seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

“Diligence File Certification”: As defined in Section 2.01(f).

“Directing Holder”: (a) With respect to each Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder; (b) with respect to each Mortgage Loan (other than any Serviced AB Whole Loan and any Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time (the “Trust Directing Holder”); provided, however, that (i) absent that selection, or (ii) until a Directing Holder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Holder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Holder; provided, however, that in the case of this clause (iii) in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there shall be no Directing Holder until appointed in accordance with the terms of this Agreement; (c) with respect to the Serviced AB Whole Loan that consist of the 3 Columbus Circle Whole Loan, (i) for so long as no 3 Columbus Circle Control Appraisal Period exists, the related Loan-Specific Directing Holder and (ii) for so long as a 3 Columbus Circle Control Appraisal Period exists, the Controlling Class Representative (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; and (d) with respect to each Serviced AB Whole Loan other than the 3 Columbus Circle Whole Loan, (i) for so long as no Control Appraisal Period has occurred and is continuing, the related Loan-Specific Directing Holder, and (ii) for so long as a Control Appraisal Period has occurred and is continuing, the Trust Directing Holder.

At such time as there is no Controlling Class in accordance with the definition thereof, the Directing Holder shall have no rights under this Agreement.

The identification and contact information of each initial Directing Holder as of the Closing Date is set forth on Schedule I to this Agreement. The parties to this Agreement may rely on such Schedule in accordance with Section 3.29.

For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, Control Termination Event and Consultation Termination Event shall not affect the rights of a Non-Directing Holder. Whenever the term “Directing Holder” is used in this Agreement without further clarification, the parties hereto intend for such reference to mean the applicable Directing Holder under the circumstances.

In the event that no Directing Holder has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Master Servicer or the Special Servicer, as applicable, then until such time as the new Directing Holder is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

“Directing Holder Asset Status Report Review Process”: As defined in Section 3.23(e).

“Directly Operate”: With respect to any Serviced REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such Serviced REO Property, the holding of such Serviced REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such Serviced REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the Serviced REO Property other than through an Independent Contractor; provided that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate a Serviced REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Serviced REO Property or takes other actions consistent with Treasury Regulations Section l.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any Serviced

REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement; provided that any compensation and other remuneration that the Master Servicer or Certificate Administrator is permitted to receive or retain pursuant to the terms of this Agreement in connection with its respective duties in such capacity as Master Servicer or Certificate Administrator under this Agreement shall not be Disclosable Special Servicer Fees.

“Disclosure Parties”: As defined in Section 3.14(e) of this Agreement.

“Dispute Resolution Consultation”: As defined in Section 2.03(l)(iii).

“Dispute Resolution Cut-off Date”: As defined in Section 2.03(l)(i).

“Disqualified Non-U.S. Person”: With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (a) a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or applicable successor Form promulgated by the IRS for the purpose of providing and certifying the information provided on Form W-8ECI as of the Closing Date) or (b) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

“Disqualified Organization”: Any of (a) the United States, a State or any political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization (as defined below) or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Code Chapter 1 (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel provided to the Certificate Registrar (which shall be an expense of the Trust) to the effect that any Transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. For the purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Accounts”: Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Class VRR Interest Distribution Account, the Excess Interest Distribution Account and the Trust Subordinate Companion Loan Distribution Account, each of which may be sub-accounts of a single Eligible Account.

“Distribution Date”: For each Determination Date, the 4th Business Day following such Determination Date in each calendar month, commencing in May 2019. The first Distribution Date shall be May 17, 2019.

“Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Do Not Hire List”: The list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer, the Certificate Administrator, Trustee or Operating Advisor, the Asset Representations Reviewer, which lists certain parties identified by the Depositor as having failed to comply (after any applicable cure period) with their respective obligations under Article X of this Agreement or as having failed to comply (after any applicable cure period) with any similar Regulation AB reporting requirements under any other securitization transaction.

“Due Date”: With respect to (i) any Mortgage Loan or Serviced Whole Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment thereon is scheduled to be first due and (ii) any Mortgage Loan or Serviced Whole Loan after the Maturity Date therefor or any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Serviced Whole Loan had been scheduled to be first due.

“Early Termination Notice Date”: Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date. Solely for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance.

“EDGAR Compatible Format”: (a) With respect to the Initial Schedule AL File, Initial Schedule AL Additional File, CREFC® Schedule AL File, the Schedule AL Additional File and any other information required pursuant to Item 1111(h) of Regulation AB, XML Format or such other format as mutually agreed to between the Depositor, Certificate Administrator and the Master Servicer and (b) with respect to any other document or information, any format compatible with EDGAR, including, without limitation, HTML, Word, Excel or clean and searchable PDFs.

“Eligible Account”: Any of:

(i)        an account or accounts maintained with a depository institution or trust company (A) the short-term unsecured debt obligations, deposits or commercial paper of which are rated at least “F1” by Fitch, in the case of accounts in which funds are held for 30 days or less or in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations or deposits of which are rated at least “A” by Fitch, and (B) the long-term unsecured debt obligations or deposits of which are rated at least “BBB+” by S&P, if the deposits are to be held in such account for thirty (30) days or more, and the short-term unsecured debt obligations or deposits of which are rated at least “A-1” by S&P (or “A-2” by S&P so long as the long-term unsecured debt obligations or deposits of such depository institution or trust company are rated no less than “BBB” by S&P), if the deposits are to be held in such account for less than thirty (30) days),

(ii)       an account or accounts maintained with KeyBank National Association or PNC Bank, National Association so long as such depository’s long-term unsecured debt or deposit accounts are rated at least “BBB” from S&P and “A-” from Fitch (if the deposits are to be held in the account for more than thirty (30) days) or KeyBank National Association’s or PNC Bank, National Association’s short-term deposit account or short-term unsecured debt rating shall be at least “A-2” from S&P and “F2” from Fitch (if the deposits are to be held in the account for thirty (30) days or less),

(iii)      a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s,

(iv)      such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iii) above, with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, or

(v)       any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a Rating Agency Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

Eligible Accounts may bear interest.

“Eligible Asset Representations Reviewer”: An institution that (a) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, S&P, Fitch, DBRS, KBRA or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, S&P, Fitch, DBRS, KBRA or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (b) can and will make the representations and warranties of the Asset Representations Reviewer set forth in Section 2.04(g), (c) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any Originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Trust Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates, (d) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any Underwriter, any party to this Agreement or the Trust Directing Holder, any Risk Retention Consultation Party or any of their respective Affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (e) does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in Section 11.04.

“Eligible Investor”: Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) (except with respect to the Class R Certificates) an Institutional Accredited Investor.

“Eligible Operating Advisor”: An institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of Pentalpha Surveillance LLC, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in Section 2.04(f) of this Agreement, (iii) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, any Borrower Party, the Directing Holder, a Risk Retention Consultation Party, an Other Depositor, Other Trustee, Other Servicer or Other Special Servicer, or an Affiliate of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Holder or an Other Depositor, Other Trustee, Other Servicer or Other Special Servicer, or any of their respective Affiliates, (iv) that has not been paid by the Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer, (v) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer).

“Enforcing Party”: The Person obligated to or that elects pursuant to the terms of this Agreement to enforce the rights of the issuing entity against the related Mortgage Loan Seller with respect to the Repurchase Request.

“Enforcing Servicer”: (a) With respect to a Specially Serviced Loan, the Special Servicer, and (b) with respect to a Performing Loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such Performing Loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such Performing Loan, the Special Servicer.

“Environmental Insurance Policy”: With respect to any Mortgaged Property or Serviced REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or Serviced REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

“Environmental Report”: The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Sellers in connection with the related Mortgage Loan.

“ERISA”: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Plan”: As defined in Section 5.02(k) of this Agreement.

“Escrow Account”: As defined in Section 3.04(b) of this Agreement. Any Escrow Account may be a sub-account of the related Cash Collateral Account.

“Escrow Payment”: Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Cash Collateral Account Agreement, Lock-Box Agreement, Loan Agreement or other Loan Document for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, environmental remediation and similar items in respect of the related Mortgaged Property or related to the satisfaction of closing conditions for the related Mortgage Loan.

“EU Competent Authority”: Each of the European Central Bank and the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) of the Federal Republic of Germany, for so long as DBNY constitutes an EU Transparency Designee.

“EU Hedging Covenant”: With respect to each EU Risk Retention Agreement and the one or more Retaining Parties thereto, the “EU hedging covenant” as defined in such EU Risk Retention Agreement.

“EU Reporting Administrator”: Situs Holdings LLC or such other Person as may at any time be designated by the EU Transparency Designee in writing to the other parties (upon which notice each party shall be entitled to conclusively rely), for so long as DBNY constitutes an EU Transparency Designee.

“EU Reporting Administrator Fee”: With respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan but other than the portion of an REO Loan related to any other Serviced Companion Loan)

and the Trust Subordinate Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the EU Reporting Administrator Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan on such Due Date). No EU Reporting Administrator Fee will be paid on any Companion Loan. The EU Reporting Administrator Fee shall be payable to DBNY whether or not DBNY constitutes an EU Transparency Designee.

“EU Reporting Administrator Fee Rate”: With respect to each Mortgage Loan, REO Loan and Trust Subordinate Companion Loan, a rate equal to 0.00223% per annum.

“EU Reporting Indemnified Party”: As defined in Section 4.02(m) of this Agreement.

“EU Reporting Obligations”: As defined in Section 4.02(m) of this Agreement.

“EU Retention Covenant”: With respect to each EU Risk Retention Agreement and the one or more Retaining Parties thereto, the “EU retention covenant” as defined in such EU Risk Retention Agreement.

“EU Retention Rules”: European Union legislation comprising Regulation (EU) 2017/2402 and related regulatory technical standards.

“EU Risk Retention Agreement”: The EU Risk Retention Agreement (Pool) or the EU Risk Retention Agreement (Loan-Specific), as the context may require.

“EU Risk Retention Agreement (Loan-Specific)”: The EU Credit Risk Retention Agreement, dated and effective as of the Closing Date, between DBNY, the Trust, the Depositor, the Trustee and the Certificate Administrator.

“EU Risk Retention Agreement (Pool)”: The EU Credit Risk Retention Agreement, dated and effective as of the Closing Date, between DBNY, CREFI, JPMCB, the Trust, the Depositor, the Trustee and the Certificate Administrator.

“EU Transparency Amendment”: Any amendment of this Agreement that would (a) limit the rights of the EU Transparency Designee or the EU Reporting Administrator as a third party beneficiary hereunder; (b) amend the final sentence of the definition of “Privileged Person” or amend the reference in such definition to the EU Competent Authorities; (c) limit any requirement to the effect that a notice, report (including a Form 8-K) or other information shall be delivered to EURRCompliance@wellsfargo.com; or (d) amend Section 4.02(j), 4.02(k) 4.02(l), 4.02(m) or 4.02(n), clause (iii) of the eighth paragraph of Section 12.08 or clause (ix) of Section 12.12.

“EU Transparency Designee”: DBNY unless and until DBNY notifies the other parties hereto (upon which notice each party shall be entitled to conclusively rely) that DBNY is no longer subject to any statutory or regulatory transparency or reporting duty under the EU Retention Rules for the purposes of this securitization.

“Excess Interest”: With respect to any ARD Loan, interest collected from the related Borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

“Excess Interest Certificates”: Any class of commercial mortgage pass-through certificates issued under this Agreement that are designated as evidencing an interest in the Excess Interest. The Class S Certificates and the VRR Interest shall be the only Classes of Excess Interest Certificates issued under this Agreement.

“Excess Interest Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(k), which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of the holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 – Excess Interest Distribution Account,” and which must be an Eligible Account or a sub-account of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Prepayment Interest Shortfall”: With respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any Principal Payments made on the Mortgage Loans to be included in the Pooled Aggregate Available Funds for such Distribution Date and that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, any Prepayment Interest Shortfalls resulting from any Principal Prepayment made on the Trust Subordinate Companion Loan to be included in the 3 Columbus Circle Aggregate Available Funds for such Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date.

“Excess Servicing Fee Rate”: With respect to each Mortgage Loan and any related Serviced Companion Loan (and any successor REO Loan with respect thereto), a rate per annum equal to the Servicing Fee Rate minus 0.00125%.

“Excess Servicing Fee Right”: With respect to each Mortgage Loan and any related Serviced Companion Loan (and any successor REO Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Excess Servicing Fees”: With respect to each Mortgage Loan and any related Serviced Companion Loan (and any successor REO Loan with respect thereto), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Excluded Controlling Class Holder”: With respect to any Excluded Controlling Class Mortgage Loan, the Directing Holder, any Controlling Class Certificateholder, the 3 Columbus Circle Controlling Class Representative or any 3 Columbus Circle Controlling Class Certificateholder, as applicable, in either case that is a Borrower Party with respect to such Excluded Controlling Class Mortgage Loan. Immediately upon obtaining actual knowledge of any such party becoming an “Excluded Controlling Class Holder”, the Directing Holder, Controlling Class Certificateholder, the 3 Columbus Circle Controlling Class Representative or any 3 Columbus Circle Controlling Class Certificateholder, as applicable, shall provide notice in the form of Exhibit L-1E hereto to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator, which such notice shall be physically delivered in accordance with Section 11.05 of this Agreement and shall specifically identify the Excluded Controlling Class Holder and the subject Excluded Controlling Class Mortgage Loan. Additionally, any Excluded Controlling Class Holder shall also send to the Certificate Administrator a notice substantially in the form of Exhibit L-1F hereto, which such notice shall provide each of the CTSLink User ID’s associated with such Excluded Controlling Class Holder, and which such notice shall direct the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as provided in this Agreement. As of the Closing Date, there are no Excluded Controlling Class Holders related to the Trust.

“Excluded Controlling Class Mortgage Loan”: Any Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Holder or any Controlling Class Certificateholder (or, with respect to the 3 Columbus Circle Whole Loan prior to the continuation of a 3 Columbus Circle Control Appraisal Period, the 3 Columbus Circle Controlling Class Representative or any 3 Columbus Circle Controlling Class Certificateholder) is a Borrower Party. As of the Closing Date, there are no Excluded Controlling Class Mortgage Loans related to the Trust.

“Excluded Information”: With respect to any Excluded Controlling Class Mortgage Loan, any information and reports solely relating to such Excluded Controlling Class Mortgage Loan(s) and/or the related Mortgaged Properties that is segregated on the Certificate Administrator’s Website, including, without limitation, any Asset Status Reports, Final Asset Status Reports or summaries thereof, or any appraisals, inspection reports (related to Specially Serviced Loans conducted by the Special Servicer or the Excluded Special Servicer), recoverability officer’s certificates, the Operating Advisor Annual Reports, any determination of the Special Servicer’s net present value calculation, any appraisal reduction amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Information (other than such information with respect to such Excluded Controlling Class Mortgage Loan(s) that is aggregated with information of other Mortgage Loans at a pool level) by the Master Servicer, the Special Servicer and the Operating Advisor, as the case may be. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Mortgage Loan) and any Schedule AL Additional File shall not be considered “Excluded Information”. Any Excluded Information to be delivered to the Certificate Administrator by the Master Servicer, the Special Servicer or the Operating Advisor shall be delivered in accordance with Section 3.32 hereof. For the avoidance of doubt, the Certificate Administrator’s obligation to segregate any information delivered to it under the “Excluded Information” tab on the Certificate Administrator’s Website shall be triggered solely by such information being delivered in the manner provided in Section 3.31(e) hereof.

“Excluded Loan”: With respect to (a) the Directing Holder, any Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Directing Holder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party, a Mortgage Loan, the Trust Subordinate Companion Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the Person entitled to appoint such Risk Retention Consultation Party or the applicable VRR Interest Owner is a Borrower Party or (c) with respect to the 3 Columbus Circle Whole Loan prior to the continuation of a 3 Columbus Circle Control Appraisal Period, the 3 Columbus Circle Controlling Class Representative is a Borrower Party. For the avoidance of doubt, any Excluded Loan as to either the Directing Holder or any Majority Controlling Class Certificateholder (or the 3 Columbus Circle Controlling Class Representative or any 3 Columbus Circle Controlling Class Certificateholder) is also an Excluded Controlling Class Mortgage Loan. As of the Closing Date, there are no Excluded Loans related to the Trust.

“Excluded Special Servicer”: With respect to any Excluded Special Servicer Mortgage Loan, a special servicer that is not a Borrower Party and satisfies all of the eligibility requirements applicable to the special servicer set forth in this Agreement.

“Excluded Special Servicer Mortgage Loan”: Any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which, as of any date of determination, the Special Servicer has obtained knowledge that it is a Borrower Party.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“FHLMC”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Fiduciary”: As defined in Section 5.02(k).

“Final Asset Status Report”: With respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the Special Servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the Special Servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the Special Servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in in accordance with the procedures described in Section 3.23(e). Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the Special Servicer. The Operating Advisor is only required to review Final Asset Status Reports delivered to it by the Special

Servicer; provided that the Operating Advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

“Final Dispute Resolution Election Notice”: As defined in Section 2.03(k)(iii).

“Final Recovery Determination”: With respect to any Specially Serviced Loan, Serviced REO Loan or any Mortgage Loan (including the Trust Subordinate Companion Loan) subject to repurchase by the related Mortgage Loan Seller pursuant to Section 2.03(e) of this Agreement, or in the case of a Whole Loan, subject to a purchase pursuant to the applicable Intercreditor Agreement, or any Mortgage Loan or Whole Loan subject to purchase pursuant to any related mezzanine intercreditor agreement, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Purchase Price and other payments or recoveries (including proceeds of the final sale of any Serviced REO Property) which the Master Servicer (or in the case of a Specially Serviced Loan or Serviced REO Loan, the Special Servicer), in its reasonable judgment, and, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder, as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Custodian (and the Master Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable. If no Control Termination Event has occurred and is continuing, the Directing Holder shall have ten (10) Business Days to review and approve each such recovery determination; provided that if the Directing Holder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as the Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

“Financial Market Publisher”: BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealInsight, CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation or any successor entities thereof.

“Fitch”: Fitch Ratings, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“FNMA”: The Federal National Mortgage Association or any successor thereto.

“Form 8-K”: A current report on Form 8-K under the Exchange Act or such successor form as the Commission may specify from time to time.

“Form 8-K Disclosure Information”: As defined in Section 10.09 of this Agreement.

“GACC”: German American Capital Corporation, in its capacity as a Mortgage Loan Seller, and its successors in interest.

“GACC Indemnification Agreement”: The agreement dated as of the Pricing Date, between GACC, the Depositor, the Underwriters and the Initial Purchasers.

“GACC Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the GACC Purchase Agreement.

“GACC Purchase Agreement”: The Mortgage Loan Purchase Agreement dated and effective the Pricing Date, between GACC and the Depositor.

“Gain-on-Sale Proceeds”: With respect to any Mortgage Loan (and with respect to any Non-Serviced Mortgage Loan only the pro rata share of such proceeds allocated to the Trust pursuant to the terms of the related Intercreditor Agreement) or Serviced Companion Loan, the excess of (i) Net Liquidation Proceeds of such Mortgage Loan, Serviced Companion Loan or related Serviced REO Property, over (ii) the amount that would have been received if a principal payment and all other amounts due in full had been made with respect to such Mortgage Loan or Serviced Companion Loan on the Due Date immediately following the date on which such proceeds were received.

“Gain-on-Sale Reserve Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(i) of this Agreement for the Certificateholders and, in the case of a Serviced Companion Loan, the Serviced Companion Loan Noteholders, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 and, if applicable, Serviced Companion Loan Noteholders, Gain-on-Sale Reserve Account.” The Gain-on-Sale Reserve Account must be an Eligible Account or a sub-account of an Eligible Account and will be an asset of the Lower-Tier REMIC.

“General Special Servicer”: As defined in Section 3.22(h) of this Agreement.

“Global Certificates”: Each of the Publicly Offered Global Certificates, Regulation S Global Certificates or Rule 144A Global Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

“Grantor Trust”: A segregated asset pool within the Trust Fund, which at all times shall be classified as a trust, the beneficial owners of which are treated as the owners of the assets in the pool under the Grantor Trust Provisions, and beneficial ownership of which is represented by the Grantor Trust Certificates. The Grantor Trust consists of the Class VRR Specific Grantor Trust Assets, the Class S Specific Grantor Trust Assets, the Class VRR Interest Distribution Account and the Excess Interest Distribution Account.

“Grantor Trust Certificates”: The Class VRR Interest Certificates and the Class S Certificates, collectively.

“Grantor Trust Provisions”: Subpart E of part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”: With respect to any Certificate, a Certificateholder; with respect to any Class VRR Upper-Tier Regular Interest or any Lower-Tier Regular Interest, the Trustee.

“Indemnification Agreements”: Each of the GACC Indemnification Agreement, JPMCB Indemnification Agreement and CREFI Indemnification Agreement.

“Indemnified Party”: As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”: As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Independent”: When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Directing Holder, any Risk Retention Consultation Party, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Section 856(d)(3) of the Code if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and such Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator and the Trustee has been delivered to the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer or the Special Servicer, as applicable, on behalf of itself, the Certificate Administrator and the Trustee has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any Serviced REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Serviced REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such Serviced REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Individual Certificate”: Any Certificate in definitive, fully registered physical form without interest coupons.

“Initial Delivery Date”: As defined in Section 3.23(e).

“Initial Purchasers”: Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. and their respective successors in interest.

“Initial Rate”: The stated Mortgage Rate with respect to an ARD Loan as of the Cut-off Date.

“Initial Requesting Certificateholder”: The first Certificateholder or Certificate Owner (other than a Holder or Certificate Owner of the Class VRR Interest Certificate) to deliver a Repurchase Request as described in Section 2.03(k) with respect to a Mortgage Loan or the Trust Subordinate Companion Loan. For the avoidance of doubt, there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan or the Trust Subordinate Companion Loan, and a Holder of the Class VRR Interest Certificates may not be an Initial Requesting Certificateholder.

“Initial Resolution Period”: As defined in Section 2.03(e) of this Agreement.

“Initial Schedule AL Additional File”: The data file containing additional information or schedules regarding data points in the Initial Schedule AL File and filed as Exhibit 103 to the Form ABS-EE or, if applicable, Form ABS-EE/A incorporated by reference in the Prospectus.

“Initial Schedule AL File”: The data file prepared by, or on behalf of, the Depositor and filed as Exhibit 102 to the Form ABS-EE or, if applicable, Form ABS-EE/A incorporated by reference in the Prospectus.

“Inquiries”: As defined in Section 4.02(c) of this Agreement.

“Institutional Accredited Investor”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Act.

“Insurance Proceeds”: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or Serviced Whole Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08 of this Agreement).

“Intercreditor Agreement”: With respect to any Whole Loan, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holder of the related Mortgage Loan(s) and the holder of the related Subordinate Companion Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or Non-Serviced Companion Loan(s) relating to the relative rights of such holders. The intercreditor or co-lender agreements related to each Whole Loan shall each be an Intercreditor Agreement.

“Interest Accrual Amount”: With respect to any Distribution Date and any Class of Regular Certificates or the Class VRR Upper-Tier Regular Interest, an amount equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Amount, as applicable, outstanding immediately prior to such Distribution Date. Calculations of interest due in respect of such Classes of Regular Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Accrual Period”: With respect to each Class of Regular Certificates, for each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Interest Distribution Amount”: With respect to any Distribution Date and with respect to each Class of Non-VRR Certificates (other than the Class S Certificates), an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to Section 4.01(k).

“Interest Reserve Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(e) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Interest Reserve Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

“Interest Shortfall”: On any Distribution Date for any Class of Regular Certificates, the amount of interest required to be distributed to the Holders of such Class pursuant to 0 of this Agreement on such Distribution Date minus the amount of interest actually distributed to such Holders pursuant to such Section, if any.

“Interested Person”: As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Excluded Special Servicer, if any, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party, any Companion Loan Noteholder, any Certificateholder, any Borrower, any Mortgage Loan Seller, any holder of a related mezzanine loan, any Manager, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.15 of this Agreement, or any Person known to a Servicing Officer of the Special Servicer to be an Affiliate of any of them, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan.

“Intralinks Site”: The internet website, which shall initially be “www.intralinks.com”, used by the Depositor and Mortgage Loan Sellers to accept and upload the Diligence Files.

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by a Borrower, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.07(a) of this Agreement.

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Master Servicer or any Affiliate thereof, any Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Asset Representations Reviewer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, or any Person on whose behalf the Master Servicer or any Affiliate thereof, any Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Asset Representations Reviewer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, has discretion in connection with Investments.

“Investment Representation Letter”: As defined in Section 5.02(c)(i)(A) of this Agreement.

“Investor Certification”: A certificate (which may be in electronic form) substantially in the form of Exhibit L-1A, Exhibit L-1B, Exhibit L-1C or Exhibit L-1D to this Agreement or in the form of an electronic certification on the Certificate Administrator’s Website (which may be a “click-through confirmation”), representing (i) that such Person executing the certificate is a Certificateholder, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such Person is not a Certificateholder), a beneficial owner of a Certificate, a prospective purchaser of a Certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such Person is a Risk Retention Consultation Party or is a Person who is not a Borrower Party, in which case such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder, or (b) such Person is a Borrower Party in which case (1) if such Person is the Directing Holder, a Controlling Class Certificateholder, a 3 Columbus Circle Controlling Class Certificateholder or a Risk Retention Consultation Party, such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder other than any Excluded Information as set forth herein, or (2) if such Person is not the Directing Holder, a Controlling Class Certificateholder, a 3 Columbus Circle Controlling Class Certificateholder or a Risk Retention Consultation Party, such Person shall only receive access to the Distribution Date Statements prepared by the Certificate Administrator, (iii) that such Person has received a copy of the final Prospectus and (iv) such Person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) shall be permitted to obtain, upon reasonable request in accordance with Section 4.02(b) of this Agreement any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the Certificate Administrator’s Website on account of it constituting Excluded Information) from the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the Master Servicer or Special Servicer, as applicable and (ii) shall be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Mortgage Loan.

“Investor Q&A Forum”: As defined in Section 4.02(c) of this Agreement.

“Investor Registry”: As defined in Section 4.02(d) of this Agreement.

“IO Group YM Distribution Amount”: As defined in Section 4.01(f) of this Agreement.

“IRS”: The Internal Revenue Service.

“Joint Mortgage Loan”: A Mortgage Loan originated by more than one Mortgage Loan Seller. The ARC Apartments Mortgage Loan, the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan are Joint Mortgage Loans related to the Trust.

“JPMCB”: JPMorgan Chase Bank, National Association, in its capacity as a Mortgage Loan Seller, and its successors in interest.

“JPMCB Indemnification Agreement”: The agreement dated as of the Pricing Date, among JPMCB, the Depositor, the Underwriters and the Initial Purchasers.

“JPMCB Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the JPMCB Purchase Agreement.

“JPMCB Purchase Agreement”: The Mortgage Loan Purchase Agreement dated and effective the Pricing Date, between JPMCB and the Depositor.

“KBRA”: Kroll Bond Rating Agency, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Late Collections”: With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period applicable under the original Mortgage Loan or Serviced Whole Loan), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term “Late Collections” shall specifically exclude Penalty Charges. With respect to any Whole Loan, as used in this Agreement, Late Collections shall refer to such portion of Late Collections to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement. With respect to the 3 Columbus Circle Whole Loan, as used in this Agreement, Late Collections shall refer to such portion of Late Collections to the extent allocable to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement.

“Legal Fee Reserve Account”: The account created and maintained by the Certificate Administrator pursuant to Section 3.05(k), in the name of the “Legal Fee Reserve Account”, into which the amounts set forth in Section 3.05(k) shall be deposited directly and which must be an Eligible Account.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in connection with the liquidation of any Mortgage Loan or Serviced Whole Loan or the liquidation of a Serviced REO Property or the sale of any Mortgage Loan or Serviced Whole Loan pursuant to Section 3.16 or Section 9.01 of this Agreement (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer (i) with respect to each Specially Serviced Loan or Serviced REO Loan, (ii) with respect to each Mortgage Loan or Trust Subordinate Companion Loan repurchased by a Mortgage Loan Seller (except as specified in the following paragraph), or (iii) with respect to each Defaulted Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with Section 3.16(b) of this Agreement; provided, however, for clarification, should such Non-Serviced Mortgage Loan be sold by the Other Special Servicer, then the Liquidation Fee shall be paid to such Other Special Servicer, in each case as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, a loan purchaser or Mortgage Loan Seller, as applicable, or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to:

(a)               the lesser of:

(i)        the product of 1.0% (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and the proceeds of such full, partial or discounted payoff or the Net Liquidation Proceeds related to such liquidated or repurchased Mortgage Loan or Specially Serviced Loan, as the case may be, in each case exclusive of any portion of such payoff or Net Liquidation Proceeds that represents Penalty Charges;

(ii)       $1,000,000; and

(iii)      any applicable cap pursuant to Section 3.12(c) of this Agreement.

(b)               with respect to any particular liquidation (or partial liquidation), as reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to such Specially Serviced Loan, Serviced REO Loan or Mortgage Loan.

No Liquidation Fee shall be payable:

(a) with respect to clause (v) of the definition of Liquidation Proceeds;

(b) with respect to (i) any Serviced Whole Loan with a related Subordinate Companion Loan, in connection with the purchase of such Serviced Whole Loan by the holders of a Subordinate Companion Loan or (ii) any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, in connection with the purchase of the related Mortgage Loan by a mezzanine lender, in each case described in clause (b)(i) or (ii) above, if the purchase of the Mortgage Loan occurred within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable; provided, that even if the purchase occurs before such expiration the Liquidation Fee shall be payable to the extent paid by, and collected from, the related Borrower or the related mezzanine lender;

(c) the purchase of the related Mortgage Loan by the related Companion Loan Noteholder pursuant to the related Intercreditor Agreement within 90 days after the first time that such Companion Loan Noteholder’s option to purchase such Mortgage Loan becomes exercisable;

(d) in the case of a repurchase or replacement of a Mortgage Loan (other than an REO Loan) by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, if the applicable Mortgage Loan Seller repurchases or replaces such Mortgage Loan within the Initial Resolution Period (and giving effect to any applicable Resolution Extension Period);

(e) with respect to any Serviced Companion Loan that is the subject of an Other Securitization, to the Special Servicer under this Agreement in connection with (A) a repurchase or replacement of such Serviced Companion Loan by the applicable Mortgage Loan Seller due to a breach of a representation or warranty or a document defect under the related mortgage loan purchase agreement related to the Other Pooling and Servicing Agreement prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Other Pooling and Servicing Agreement;

(f) in connection with the purchase of any Defaulted Loan by the Special Servicer, the Directing Holder or their respective Affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs more than 90 days after the transfer of the Defaulted Loan to special servicing);

(g) in connection with a Loss of Value Payment by a Mortgage Loan Seller, if the applicable Mortgage Loan Seller makes such Loss of Value Payment within the Initial Resolution Period (and giving effect to any applicable extension period beyond the end of the Initial Resolution Period set forth in Section 2.03(e) of this Agreement); provided that, with respect to a Serviced Companion Loan and any related Loss of Value Payment made after such Initial Resolution Period and any such extension period, a Liquidation Fee shall only be payable to the Special Servicer to the extent that (i) the Special Servicer is enforcing the related Mortgage Loan Seller’s obligations under the applicable Mortgage Loan Purchase Agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the Other Special Servicer relating to such Serviced Companion Loan or otherwise prohibited from being paid to the Special Servicer (in each case, under the related Other Pooling and Servicing Agreement); and

(h) if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Loan Documents and (z) other appropriate fees in connection with such liquidation).

“Liquidation Proceeds”: Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Proceeds) received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee’s sale, foreclosure sale, disposition of REO Property or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the sale of a Defaulted Loan; (iv) the repurchase of a Mortgage Loan (or related REO Loan) or the Trust Subordinate Companion Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; (v) the purchase of all the Mortgage Loans, the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer and, if applicable, the repurchase of the Trust Subordinate Companion Loan, pursuant to Section 9.01 of this Agreement; (vi) with respect to any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender; (vii) in the case of a Mortgage Loan that is part of a Whole Loan, the purchase of such Mortgage Loan by a related Companion Loan Noteholder, or the applicable designee, as applicable, pursuant to the related Intercreditor Agreement; or (viii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.06(e) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Mortgage Loan Seller). With respect to the Mortgaged Property or Mortgaged Properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds.

“Loan Agreement”: With respect to any Mortgage Loan or Serviced Whole Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

“Loan Documents”: With respect to any Mortgage Loan or Serviced Whole Loan, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or Serviced Whole Loan or subsequently added to the related Mortgage File.

“Loan Number”: With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Loan-Specific Certificateholder”: A Certificateholder of a Loan-Specific Certificate.

“Loan-Specific Certificates”: The Class 3CC-A and Class 3CC-B Certificates and the 3CC-VRR Interest, collectively.

“Loan-Specific Directing Holder”: (a) With respect to the Serviced AB Whole Loan that consists of the 3 Columbus Circle Mortgage Loan, the 3 Columbus Circle Loan-Specific Directing Holder; (b) with respect to each Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan; and (c) with respect to each Servicing Shift Whole Loan, the related “controlling holder”, “directing holder”, “directing lender” or any analogous concept set forth under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the “directing holder” with respect to each such Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the Pooling and Servicing Agreement with respect to such Servicing Shift Whole Loan. As of the Closing Date, DBNY is expected to be the Loan-Specific Directing Holder with respect to the Atrium Two Whole Loan and JPMCB is expected to be the Loan-Specific Directing Holder with respect to the Vie Portfolio Whole Loan.

“Loan-Specific Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Loan-Specific Initial Purchasers”: Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

“Loan-Specific Private Placement Memorandum”: The Depositor’s Private Placement Memorandum, dated March 21, 2019, relating to the offering of the Loan-Specific Certificates (other than the 3CC-VRR Interest).

“Loan-Specific Voting Rights”: The portion of the voting rights of all of the Loan-Specific Certificates that is allocated to any Loan-Specific Certificateholder or Class of Loan-Specific Certificates. At all times during the term of this Agreement, the percentage of Loan-Specific Voting Rights assigned to each Class of Loan-Specific Certificates shall be 100% allocated among the Loan-Specific Certificateholders of the respective Classes of Loan-Specific Certificates in proportion to the Certificate Balances (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(b) and the Operating Advisor pursuant to Section 7.07(a) with respect to the 3 Columbus Circle Whole Loan, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Loan-Specific Certificates pursuant to Section 4.08(a) hereof) of their Certificates.

“Lock-Box Account”: With respect to any Mortgaged Property, if applicable, any account created pursuant to the related Loan Documents to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Whole Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan or Serviced Whole Loan.

“Lock-Box Agreement”: With respect to any Mortgage Loan or Serviced Whole Loan, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

“Loss of Value Payment”: As defined in Section 2.03(e) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(d) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust or any Trust REMIC.

“Lower-Tier Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Lower-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.01(a).

“Lower-Tier Principal Balance”: With respect to any Class of Lower-Tier Regular Interests, initially will equal the original principal balance set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of distributions of the Lower-Tier Distribution Amount allocable to principal and Realized Losses or VRR Realized Losses, as applicable, allocable thereto in all prior periods as described in Section 4.01(h) of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Balance of the Corresponding Certificates.

“Lower-Tier Regular Interests”: The Class LA-1 Interest, Class LA-2 Interest, Class LA-SB Interest, Class LA-3 Interest, Class LA-4 Interest, Class LA-M Interest, Class LB Interest, Class LC Interest, Class LD Interest, Class LE Interest, Class LF Interest, Class LG Interest, Class LH Interest and Class LVRR issued by the Lower-Tier REMIC and held by the Trustee as assets of the Upper-Tier REMIC. Each Lower-Tier Regular Interest (i) is designated as a “regular interest” in the Lower-Tier REMIC, (ii) relates to its Corresponding Certificates and, if applicable, Corresponding Component, (iii) is uncertificated, (iv) has an initial Lower-Tier Principal Balance as set forth in the Preliminary Statement herein, (v) has a Pass-Through Rate equal to the WAC Rate, (vi) has a “latest possible maturity date,” within the meaning of Treasury Regulations Section 1.860G-1(a), that is the Rated Final Distribution Date and (vii) is entitled to the distributions in the amounts and at the times specified in Section 4.01(a) of this Agreement.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Excess Interest), collections thereon, the Trust’s interest in any REO Property acquired in respect thereof, amounts related thereto held from time to time in the Collection Account and the Lower-Tier Distribution Account, the REO Account (to the extent of the Trust Fund’s interest therein), related amounts in the Interest Reserve Account, amounts held from time to time in the Gain-on-Sale Reserve Account (to the extent of the Trust Fund’s interest therein) in respect thereof and all other property included in the Trust Fund (other than the Loss-of-Value Reserve Fund) that is not in the Upper-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Grantor Trust.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Shall mean any of the following:

(1)       with respect to each Serviced Mortgage Loan and Serviced Whole Loan (other than the ARC Apartments Whole Loan for so long as no related Control Appraisal Period is continuing):

(a)       (i) any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan and any related Serviced Companion Loan, (ii) any extension of the Maturity Date of any Serviced Mortgage Loan and any related Serviced Companion Loan or (iii) any modification, waiver, consent or amendment of a Serviced Mortgage

Loan and any related Serviced Companion Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (A) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the Borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Loan Documents other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Loan Documents do not otherwise permit such principal prepayment;

(b)       (i) any property management company changes for which the lender is required to consent or approve under the Loan Documents with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with a Stated Principal Balance greater than $2,500,000 or (ii) changes to the identity of the franchisor, change in flag or action of substantially similar import for which the lender is required to consent or approve under the Loan Documents;

(c)       any determination of an Acceptable Insurance Default;

(d)       any modification, consent to a modification or waiver of any material term of any Intercreditor Agreement or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan;

(e)       any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the Trust Fund) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the Special Servicer is permitted to sell in accordance with the proviso in Section 3.16(b) of this Agreement, in each case for less than the applicable Purchase Price;

(f)        any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(g)       requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower’s ability to make any payments with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of such conditions to the release set forth in the related Loan Documents that do not include any approval or exercise of lender discretion)) and such release is made as required by the related Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(h)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the Borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(i)        releases of any material amount from any escrow accounts, reserve accounts or letters of credit, in each case, held as performance escrows (or reserves) or earn-out escrows (or reserves), including with respect to certain Mortgage Loans identified on Schedule IX hereto, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(j)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related Borrower or guarantor releasing such Borrower or guarantor from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than pursuant to the specific terms of such Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(k)       any exercise of a material remedy with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan following a default or event of default of such Mortgage Loan or Serviced Whole Loan;

(l)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(m)      any consent to incurrence of additional debt by a Borrower or mezzanine debt by a direct or indirect parent of a Borrower, to the extent that the lender’s approval is required under the related Loan Documents; and

(n)       consents involving leasing activities (to the extent lender approval is required under the related Loan Documents) if (1) such lease involves a ground lease or lease of an outparcel, (2) such lease affects an area equal to or greater than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property, or (3) such transaction is not a routine leasing matter for a customary lease of space for parking, office, retail, warehouse, industrial and/or manufacturing purposes;

(2)       with respect to ARC Apartments Whole Loan for so long as no related Control Appraisal Period is continuing, the applicable Serviced AB Whole Loan Major Decision.

For the avoidance of doubt, the Master Servicer and the Special Servicer (each in such capacity) shall not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Directing Holder shall have no consent and/or consultation rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans, any Servicing Shift Mortgage Loan and any Excluded Loans under this Agreement.

With respect to any Serviced Whole Loan, for so long as the holder of the related Serviced Companion Loan is the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement, then with respect to such Serviced Whole Loan, the term “Major Decision” shall mean “Major Decision”, “Major Action” or any analogous concept under the related Intercreditor Agreement.

“Majority-Owned Affiliate”: “majority-owned affiliate” as defined in the Risk Retention Rules.

“Management Agreement”: With respect to any Mortgage Loan or Serviced Whole Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

“Manager”: With respect to any Mortgage Loan or Serviced Whole Loan, any property manager for the related Mortgaged Properties.

“Master Servicer”: KeyBank National Association, a national banking association, or its successor in interest, or any successor master servicer appointed as provided herein.

“Master Servicer Major Decision”: Any Major Decision under clauses (1)(a)(iii)(A), (1)(a)(iii)(B), and (1)(b)(i), (1)(c) and (1)(d) and any Serviced AB Whole Loan Major Decision under clauses (ii) (to the extent such action is described in clause (1)(a)(iii)(A) or (1)(a)(iii)(B) of the definition of “Major Decision”), (ix), (x) (other than franchise changes), (xiii), (xiv), (xvi) and (xix) through (xxi) of the definition of “Major Decision”, but solely with respect to a non-Specially Serviced Loan.

“Master Servicer Proposed Course of Action Notice”: As defined in Section 2.03(k)(iv) of this Agreement.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day preceding such Distribution Date.

“Master Servicer Servicing Personnel”: The divisions and individuals of the Master Servicer who are involved in the performance of the duties of the Master Servicer under this Agreement.

“Master Servicer Termination Event”: As defined in Section 7.01(a) of this Agreement.

“Master Servicer Website”: The internet website maintained by the Master Servicer; initially located at “www.keybank.com/key2cre”.

“Master Servicing Fee”: With respect to each Mortgage Loan and the Trust Subordinate Companion Loan and for any Distribution Date, an amount per interest accrual period related to such Mortgage Loan equal to the product of (i) the respective Master Servicing

Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). For the avoidance of doubt, with respect to any Subordinate Companion Loan (other than the Trust Subordinate Companion Loan), no Master Servicing Fee shall accrue or be payable on the principal balance thereof.

“Master Servicing Fee Rate”: With respect to each Mortgage Loan and the Trust Subordinate Companion Loan, the rate per annum set forth on Exhibit B to this Agreement.

“Material Breach”: As defined in Section 2.03(e) of this Agreement.

“Material Defect”: As defined in Section 2.03(e) of this Agreement.

“Maturity Date”: With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

“Mediation Rules”: As defined in Section 2.03(m)(i).

“Modification Fees”: With respect to any Serviced Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, consent fees, assumption application fees, defeasance fees and fees similar to the foregoing). For the avoidance of doubt, Special Servicing Fees, Workout Fees and Liquidation Fees due to the Special Servicer in connection with a modification, restructure, extension, waiver or amendment shall not be considered Modification Fees. For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related Borrower shall be subject to a cap of 1.0% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap shall exist in connection with the amount of Modification Fees which may be collected from the related Borrower with respect to any Specially Serviced Loan or REO Loan.

“Modified Mortgage Loan”: Any Specially Serviced Loan which has been modified by the Special Servicer pursuant to Section 3.26 of this Agreement in a manner that:

(a)       reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Companion Loan), including any reduction in the Periodic Payment;

(b)       except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c)       in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Morningstar”: Morningstar Credit Ratings, LLC, or any successor in interest. If neither such rating agency nor any successor remains in existence, “Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: With respect to any Mortgage Loan or Serviced Companion Loan (and the Trust Subordinate Companion Loan, in the case of GACC and JPMCB), collectively, the mortgage documents listed in Section 2.01(a)(i) through Section 2.01(a)(xxi) of this Agreement pertaining to such particular Mortgage Loan or Serviced Companion Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement; provided that for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan shall refer to the Mortgage File for the 3 Columbus Circle Mortgage Loan and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan; provided further that whenever the term “Mortgage File” is used to refer to documents actually received by the Depositor, Trustee, or Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

“Mortgage Loan”: Each of the mortgage loans (other than the Trust Subordinate Companion Loan) transferred and assigned to the Trustee pursuant to Section 2.01 of this Agreement and from time to time held in the Trust Fund. The Mortgage Loans originally so transferred, assigned and held are identified on the Mortgage Loan Schedule as of the Closing Date. Such term shall include any REO Loan, Specially Serviced Loan or any Mortgage Loan that has been defeased in whole or in part. Such term shall not include the Trust Subordinate

Companion Loan, the Serviced Companion Loans or the Non-Serviced Companion Loans but shall include Non-Serviced Mortgage Loans.

“Mortgage Loan Purchase Agreements”: Each of the GACC Purchase Agreement, the JPMCB Purchase Agreement and the CREFI Purchase Agreement.

“Mortgage Loan Schedule”: The list of Mortgage Loans and the Trust Subordinate Companion Loan included in the Trust Fund as of the Closing Date being attached as Exhibit B to this Agreement, which list shall set forth the following information with respect to each Mortgage Loan and the Trust Subordinate Companion Loan:

(a)       the Loan Number;

(b)       the Mortgage Loan name or the Trust Subordinate Companion Loan name;

(c)       the street address (including city, state and zip code) of the related Mortgaged Property;

(d)       the Mortgage Rate in effect as of the Cut-off Date;

(e)       the original principal balance;

(f)        the Stated Principal Balance as of the Cut-off Date;

(g)       the Maturity Date or Anticipated Repayment Date for each Mortgage Loan or the Trust Subordinate Companion Loan;

(h)       the Due Date;

(i)        the amount of the Periodic Payment due on the first Due Date following the Cut-off Date (or, in the case of a Mortgage Loan that provides an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, the average of the first 12 monthly payments of principal and interest payable during the amortization period);

(j)        the Servicing Fee Rate;

(k)       whether the Mortgage Loan or the Trust Subordinate Companion Loan is an Actual/360 Loan;

(l)        whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan or the Trust Subordinate Companion Loan;

(m)      the Revised Rate of such Mortgage Loan, if any;

(n)       whether the Mortgage Loan or the Trust Subordinate Companion Loan is part of a Whole Loan;

(o)       whether the Mortgage Loan or the Trust Subordinate Companion Loan is secured in any part by a leasehold interest; and

(p)       whether the Mortgage Loan or the Trust Subordinate Companion Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. A comparable list shall be prepared with respect to each Serviced Companion Loan.

“Mortgage Loan Seller Sub-Servicer”: A Servicing Function Participant or Sub-Servicer required to be retained by the Master Servicer by a Mortgage Loan Seller, as listed on Exhibit X to this Agreement, or any successor thereto.

“Mortgage Loan Sellers”: Each of GACC, CREFI and JPMCB.

“Mortgage Note”: With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan or Serviced Companion Loan including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Mortgage Pool”: All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Companion Loans or any related REO Loans.

“Mortgaged Property”: The underlying property securing a Mortgage Loan or the Trust Subordinate Companion Loan including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans or the Trust Subordinate Companion Loan, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial, multifamily or manufactured housing community property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgage Rate”: With respect to each Mortgage Loan or any related Companion Loan, as applicable, and any Interest Accrual Period, the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan, as applicable, during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time, without giving effect to any Default Rate or any Revised Rate.

“Net Condemnation Proceeds”: Condemnation Proceeds, to the extent such proceeds are not to be applied to the restoration, preservation or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Loan Documents or other documents included in the Mortgage File or in accordance with the Servicing Standard.

“Net Default Interest”: With respect to any Distribution Date, an amount equal to the sum of (i) the amount of the aggregate collected Default Interest allocable to the Mortgage Loans received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from (A) the Collection Account pursuant to Section 3.06(a)(ix) of this Agreement for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred on the related Mortgage Loan during or prior to such Collection Period and (B) each Serviced Whole Loan Collection Account pursuant to Section 3.06(b)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred on the related Serviced Whole Loan during or prior to such Collection Period.

“Net Insurance Proceeds”: Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Loan Documents or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

“Net Liquidation Proceeds”: The Liquidation Proceeds received with respect to any Mortgage Loan or Serviced Whole Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Net Mortgage Rate”: With respect to any Mortgage Loan and the Trust Subordinate Companion Loan on any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan (including any portion related to the Trust Subordinate Companion Loan) for the related Interest Accrual Period (without regard to any increase in the interest of any ARD Loan after the related Anticipated Repayment Date), minus, for any such Mortgage Loan, the related Administrative Cost Rate. The “Net Mortgage Rate” for purposes of calculating Pass-Through Rates and Withheld Amounts shall be the Net Mortgage Rate of such Mortgage Loan (or portion related to the Trust Subordinate Companion Loan) without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Borrower.

Notwithstanding the foregoing, if any such Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates and the Class VRR Upper-Tier Regular Interest, the Net Mortgage Rate of such Mortgage Loan for any Interest Accrual Period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan at the related Net Mortgage Rate during such Interest Accrual Period; provided, however, that with respect to each such Mortgage Loan, the Net Mortgage Rate for the one-month period (i) prior to the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) shall be determined net of any Withheld Amounts from that month and (ii) preceding the Due Date in March (or February if the related Distribution Date is the final Distribution Date) (commencing in 2020), shall be determined inclusive of the Withheld Amounts, if applicable, from the immediately preceding February, and, if applicable, January.

“Net Prepayment Interest Excess”: The excess amount, if any, that the aggregate of all Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans that the Master Servicer is servicing exceeds the aggregate of all Compensating Interest Payments for such Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans as of any related Distribution Date.

“Net Prepayment Interest Shortfall”: With respect to the Mortgage Loans or Serviced Companion Loans that the Master Servicer is servicing, the aggregate Prepayment Interest Shortfalls in excess of the Compensating Interest Payments on such Mortgage Loan or Serviced Companion Loan.

“Net REO Proceeds”: With respect to each Serviced REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.15(b) of this Agreement.

“New Lease”: Any lease of a Serviced REO Property entered into on behalf of the Lower-Tier REMIC if such Trust REMIC has the right to renegotiate the terms of such lease, including any lease renewed or extended on behalf of such Trust REMIC.

“Non-Directing Holder”: With respect to any Companion Loan, the “Non-Directing Holder”, “Non-Controlling Note Holder” or any analogous concept under the related Intercreditor Agreement.

“Non-Reduced Certificates”: As of any date of determination, (i) any Class of Pooled Non-Reduced Certificates and (ii) any Class of Loan-Specific Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any 3 Columbus Circle Realized Losses or VRR Realized Losses, as applicable, previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to that Class of Certificates as of such date of determination.

“Non-Serviced Companion Loan”: Each of the Pari Passu Companion Loans and Subordinate Companion Loans, if any, identified as “Non-Serviced” and, after the related Servicing Shift Securitization Date, “Servicing Shift” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement.

“Non-Serviced Mortgage Loan”: Each of the Mortgage Loans identified as “Non-Serviced” and, after each related Servicing Shift Securitization Date, “Servicing Shift” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement.

“Non-Serviced Mortgage Loan Primary Servicing Fee Rate”: The “primary servicing fee rate” or “pari passu primary servicing rate” (each as defined or set forth in the applicable Other Pooling and Servicing Agreement) and any other servicing fee rate (other than those payable to the applicable Other Special Servicer) applicable to any Non-Serviced Mortgage Loan. The Non-Serviced Mortgage Loan Primary Servicing Fee Rate for (A) any Servicing Shift Mortgage Loan will be such amount as set forth in the related Other Pooling and Servicing Agreement for such Servicing Shift Whole Loan and (B) each Non-Serviced Mortgage Loan as of the Closing Date, the applicable rate per annum set forth on Exhibit B to this Agreement under the column labeled “Primary Servicing Fee Rate”.

“Non-Serviced Mortgage Loan Service Providers”: With respect to any Non-Serviced Mortgage Loan, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“Non-Serviced Whole Loan Custodian”: With respect to any Non-Serviced Mortgage Loan, the applicable other “custodian” under the Other Pooling and Servicing Agreement that governs the servicing and administration of the related Non-Serviced Whole Loan.

“Non-Serviced Whole Loans”: Each of the Whole Loans identified as “Non-Serviced” and, after each related Servicing Shift Securitization Date, “Servicing Shift” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement.

“Non-U.S. Person”: A person that is not a U.S. Person.

“Non-VRR Certificates”: The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class S Certificates.

“Non-VRR Percentage”: An amount expressed as a percentage equal to 100% less the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage shall equal 100%.

“Non-VRR Prepayment Premiums and Yield Maintenance Charges”: As defined in Section 4.01(c).

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance, Nonrecoverable Servicing Advance or Nonrecoverable Workout-Delayed Reimbursement Amounts.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan which the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard and Sections 4.07(c), or the Trustee, in its good faith business judgment, as applicable, determines would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan, which shall be evidenced by an Officer’s Certificate as provided by Section 4.07(c) of this Agreement.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any Serviced REO Property that the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard and Section 3.21(d) of this Agreement, or the Trustee, in its good faith business judgment, as applicable, determines would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, Serviced Whole Loan or Serviced REO Loan, which shall be evidenced by an officer certificate as provided by Section 3.21(d) of this Agreement. The determination as to the recoverability of any Servicing Advance previously made or proposed to be made in respect of any Non-Serviced Whole Loan (or related REO Property) shall be made by the applicable servicer under, and in accordance with the terms of, the related Other Pooling and Servicing Agreement. Any such determination made by any such party shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Master Servicer, the Special Servicer and the Trustee, as applicable.

“Nonrecoverable Workout-Delayed Reimbursement Amounts”: Any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Nonrecoverable Servicing Advances or Nonrecoverable P&I Advances, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late payments or any other recovery on or in respect of the related Mortgage Loan, Serviced Whole Loan or REO Loans or (b) has determined that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and REO Properties and from general principal collections in the Collection Account.

“Notice of Termination”: Any of the notices given to the Trustee, the Certificate Administrator and the Master Servicer by the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01(c) of this Agreement.

“Notional Amount”: As of any date of determination: (i) with respect to each of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates as a Class, the related Class X Notional Amount as of such date of determination and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the related Class X Notional Amount as of such date of determination.

“NRSRO”: Any nationally recognized statistical ratings organization.

“NRSRO Certification”: A certification (a) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit Z or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency under this Agreement, or that such NRSRO has been engaged to rate any securities backed, in whole or in part, by a Serviced Companion Loan, or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 of the Exchange Act, such NRSRO has access to the Depositor’s 17g-5 website and such NRSRO will keep such information confidential, except to the extent such information has been made available to the general public.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer, Special Servicer, Additional Servicer, Operating Advisor or Asset Representations Reviewer customarily performing functions similar to those performed by any of the above designated officers, any Servicing Officer and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be.

“Offsetting Modification Fees”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or Serviced REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Trust, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or Serviced REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or Serviced REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or Serviced REO Loan was a Specially Serviced Loan.

“Operating Advisor”: Pentalpha Surveillance LLC, a Delaware limited liability company, or its successors in interest and assigns, or any successor Operating Advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.31(c) of this Agreement.

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consulting rights equal to $10,000 with respect to any Mortgage Loan or such lesser amount as the related Borrower agrees to pay, payable pursuant to Section 3.06 of this Agreement; provided, no such fee shall be payable unless paid by the related Borrower. The Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided, that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor prior to any such waiver or reduction. No Operating Advisor

Consulting Fee shall be payable with respect to any Subordinate Companion Loan, any Non-Serviced Whole Loan or any Servicing Shift Whole Loan.

“Operating Advisor Fee”: With respect to each Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans but excluding any Companion Loans) and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the applicable Operating Advisor Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement. The Operating Advisor Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC. For the avoidance of doubt, no Operating Advisor Fee shall accrue on the principal balance of, or be payable with respect to, any Companion Loan.

“Operating Advisor Fee Rate”: For each Interest Accrual Period, a per annum rate equal to 0.00155% with respect to each such Mortgage Loan.

“Operating Advisor Standard”: The requirement that the Operating Advisor shall act solely on behalf of the Trust and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and Companion Loan Noteholders constituted a single lender, taking into account the pari passu nature of any related pari passu Companion Loan (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and not to Holders of any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the Borrowers, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder or any of their respective affiliates.

“Operating Advisor Surveillance Personnel”: The divisions and individuals of the Operating Advisor who are involved in the performance of the duties of the Operating Advisor under this Agreement.

“Operating Advisor Termination Event”: As defined in Section 7.07(a) of this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Certificate Administrator and the Trustee, except that any opinion of counsel relating to (a) qualification of any Trust REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the

Master Servicer or the Special Servicer pursuant to Section 6.04(b) of this Agreement, must be an opinion of counsel who is Independent of the Depositor, the Master Servicer and the Special Servicer.

“Originator”: Any of (i) the Mortgage Loan Sellers and (ii) with respect to any Mortgage Loan acquired by a Mortgage Loan Seller, the originator of such Mortgage Loan.

“Other 17g-5 Information Provider”: The applicable other “17g-5 information provider” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan. The Depositor shall inform the other parties hereto of the name and contact information for any Other 17g-5 Information Provider existing as of the Closing Date. The name and contact information of any such Other 17g-5 Information Provider as of the Closing Date is set forth on Schedule VIII hereto. Each party hereto shall be entitled to conclusively rely upon the information set forth on Schedule VIII until such party receives notice of any change thereto.

“Other Asset Representations Reviewer”: The applicable other “asset representations reviewer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Custodian”: The applicable other “custodian” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Depositor”: The applicable other “depositor” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Indemnified Parties”: As defined in Section 1.04 of this Agreement.

“Other Operating Advisor”: The applicable other “operating advisor” or “trust advisor” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Pooling and Servicing Agreement”: A pooling and servicing agreement or other applicable servicing agreement relating to a Serviced Companion Loan or a Non-Serviced Whole Loan, as applicable.

“Other Securitization”: Any commercial mortgage securitization trust that holds a Serviced Companion Loan or Non-Serviced Companion Loan or any successor REO Loan with respect thereto.

“Other Servicer”: The applicable other “master servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Special Servicer”: The applicable other “special servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Trustee”: The applicable other “trustee” or, if applicable, the other “certificate administrator” or, if applicable, the other “custodian” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Ownership Interest”: Any record or beneficial interest in a Class R Certificate.

“P&I Advance”: As to any Mortgage Loan or the Trust Subordinate Companion Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.07 of this Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Reimbursement Rate. Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any delinquent payment amounts due on any Companion Loan (other than the Trust Subordinate Companion Loan).

“P&I Advance Determination Date”: With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

“Pass-Through Rate”: (a) With respect to each Class of Regular Certificates set forth below, the following rates:

Class	Pass-Through Rate
Class A-1	Class A-1 Pass-Through Rate
Class A-2	Class A-2 Pass-Through Rate
Class A-SB	Class A-SB Pass-Through Rate
Class A-3	Class A-3 Pass-Through Rate
Class A-4	Class A-4 Pass-Through Rate
Class X-A	Class X-A Pass-Through Rate
Class X-B	Class X-B Pass-Through Rate
Class X-D	Class X-D Pass-Through Rate
Class X-F	Class X-F Pass-Through Rate
Class X-G	Class X-G Pass-Through Rate
Class X-H	Class X-H Pass-Through Rate
Class A-M	Class A-M Pass-Through Rate
Class B	Class B Pass-Through Rate
Class C	Class C Pass-Through Rate
Class D	Class D Pass-Through Rate
Class E	Class E Pass-Through Rate
Class F	Class F Pass-Through Rate
Class G	Class G Pass-Through Rate
Class H	Class H Pass-Through Rate
Class 3CC-A	Class 3CC-A Pass-Through Rate
Class 3CC-B	Class 3CC-B Pass-Through Rate

(b)       With respect to the Class VRR Upper-Tier Regular Interest, the WAC Rate.

(c)       With respect to the 3CC-VRR Interest, the Net Mortgage Rate with respect to the Trust Subordinate Companion Loan.

None of the Class R, Class S or Class VRR Interest have Pass-Through Rates.

“Paying Agent”: The paying agent appointed pursuant to Section 5.04 of this Agreement.

“PCAOB”: The Public Company Accounting Oversight Board.

“Penalty Charges”: With respect to any Mortgage Loan or Serviced Companion Loan (or successor REO Loan), any amounts collected thereon from the Borrower that represent default charges, penalty charges, late fees and/or Default Interest, and excluding any Yield Maintenance Charge and any Excess Interest.

“Percentage Interest”: As to any Certificate (except the Class R and Class S Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R and Class S Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates. With respect to the Class R and Class S Certificate, the percentage interest is set forth on the face thereof.

“Performance Certification”: As defined in Section 10.08 of this Agreement.

“Performing Loan”: A Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan or REO Loan.

“Performing Party”: As defined in Section 10.14 of this Agreement.

“Periodic Payment”: With respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Periodic Payment due on a Balloon Loan), which is payable by the related Borrower on such Due Date under the related Mortgage Note. The Periodic Payment with respect to an REO Loan is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a Rating Agency Confirmation relating to the Certificates and Serviced Companion Loan Securities:

(A)       direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, any agency or instrumentality of the United States of America shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (or, insofar as there is then outstanding any class of Serviced Companion Loan Securities that are then rated by such Rating Agency, such class of securities) as evidenced in writing, other than (a) unsecured senior debt obligations of the U.S. Treasury (direct or fully funded obligations), U.S. Department of Housing and Urban Development public housing agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations and SBA-guaranteed participation certificates and guaranteed pool certificates and (b) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Freddie Mac debt obligations, and Fannie Mae debt obligations rated at least “A-1” by S&P, if such obligations mature in sixty (60) days or less, or rated at least “AA-”, “A-1+” or (with respect to money market fund investments only) “AAAm” by S&P, if such obligations mature in 365 days or less;

(B)          repurchase agreements or obligations specified in clause (A) of this definition, with a party agreeing to repurchase such obligations (1) in the case of such investments with maturities of thirty (30) days or less, (x) the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch, and (y) the short-term obligations of which are rated “A-1+” (or the equivalent) by S&P, (2) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, (x) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-” by Fitch, and (y) the short-term obligations of which are rated “A-1+” (or the equivalent) by S&P, (3) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, (x) the short-term obligations of which are rated at least “F1+” by Fitch and the long-term obligations of which are rated at least “AA-” by Fitch, and (y) the long-term obligations of which are rated “AAA” (or the equivalent) by S&P, and (4) in the case of such investments with maturities of more than six (6) months, (x) the short-term obligations of which are rated at least “F1+” by Fitch and the long-term obligations of which are rated “AA-” by Fitch, and (y) the long-term obligations of which are rated “AAA” (or the equivalent) by S&P and (or, in the case of any such Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Companion Loan Securities);

(C)       federal funds, unsecured uncertificated certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company organized under the laws of the United States or any state thereof, (1) in the case of such investments with maturities of thirty (30) days or less, (x) the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch, and (y) the short-term obligations of which are rated “A-1+” (or the equivalent) by S&P, (2) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, (x) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-” by Fitch, and (y) the short-term obligations of which are rated “A-1+” (or the equivalent) by S&P, (3) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, (x) the short-term obligations of which are rated at least “F1+” by Fitch and the long-term obligations of which are rated at least “AA-” by Fitch, and (y) the long-term debt obligations of which are “AAA” (or the equivalent) by S&P, and (4) in the case of such investments with maturities of more than six (6) months, (x) the short-term obligations of which are rated at least “F1+” by Fitch and the long-term obligations of which are rated “AA-” by Fitch and (y) the long-term obligations of which are “AAA” (or the equivalent) by S&P (or, in the case of any such Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Companion Loan Securities);

(D)         commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) (1) in the case of such investments with maturities of thirty (30) days or less, (x) the short-term obligations of which corporation are rated at least “F1” by Fitch or the long-term obligations of which corporation are rated at least “A” by Fitch, and (y) the short-term obligations of which corporation are rated at least “A-1” by S&P, (2) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short-term obligations of which are rated at least “A-1+” by S&P (or “A-1” by S&P if the obligations mature within sixty (60) days) and “F1+” by Fitch, or the long-term obligations of which are rated at least “AA-” by Fitch (with a short-term rating of “F1” by Fitch) and “AA-” by S&P (with a short-term rating of “A-1” by S&P), (3)(A) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated at least “F1+” by Fitch, or the long-term obligations of which corporation are rated at least “AA-” by Fitch (with a short-term rating of “F1” by Fitch) and (B) the short-term obligations of which are rated at least “A-1+” (or the equivalent) by S&P, or the long-term obligations of which corporation are rated at least “AA-” by S&P (with a short-term rating of “A-1” by S&P), and (4)(A) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated at least “F1+” by Fitch, or the long-term obligations of which are rated at least “AA-” by Fitch (with a short-term rating of “F1” by Fitch) and (B) the short-term obligations of which are rated at least “A-1+” (or the equivalent) by S&P, or the long-term obligations of which corporation are rated at least “AA-” by S&P (with a short-term rating of “A-1” by S&P), and (b) the short-term obligations of which corporation are rated in the highest short-term debt rating category of KBRA (or, if not rated by KBRA, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Fitch)) and, if it has a term in excess of six months, the long-term debt obligations of which are rated “AAA” by KBRA (or, if not rated by KBRA, an equivalent (or higher) rating by any two other NRSROs (which may include S&P and Fitch)) (or, in the case of any such Rating Agency as set forth in subclauses (a) – (b) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Companion Loan Securities);

(E)          (1) units of taxable money market mutual funds, issued by regulated investment companies, which seek to maintain a constant net asset value per share (including the Federated Prime Obligation Money Market Fund, US Bank Long Term Eurodollar Sweep or the Wells Fargo Money Market Funds) so long as any such fund is rated in the highest short-term unsecured debt ratings category by each of Fitch, S&P and KBRA (or, if not rated by KBRA, an equivalent rating (or higher) by at least two (2) NRSROs (which may include any of the Rating Agencies) or otherwise acceptable to such Rating Agency, in any such case, as confirmed in a Rating Agency Confirmation) relating to the Certificates and any Serviced Companion Loan Securities, or (2) units of money market funds, which seek to maintain a constant net asset value per share, that (a) have substantially all of its assets invested continuously in the types of investments referred to in clause (A) above, and (b) has the highest rating obtainable for money market funds from each of Fitch, S&P and KBRA (or, if not rated by KBRA, an equivalent rating (or higher) by at least two (2) NRSROs (which may include any of the Rating Agencies) or otherwise acceptable to such Rating Agency, in any such case, as confirmed in a Rating Agency Confirmation);

(F)        an obligation or security that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (B) – (E) above, and is the subject of a Rating Agency Confirmation relating to the Certificates and any Serviced Companion Loan Securities from each Rating Agency for which the minimum rating(s) set forth in the applicable clause is not satisfied with respect to such obligation or security; or

(G)       any other obligation or security other than one listed in clauses (A) – (E) above, that is the subject of a Rating Agency Confirmation relating to the Certificates and any Serviced Companion Loan Securities from each and every Rating Agency;

provided, however, that with respect to any Permitted Investment for which a rating by S&P is required as set forth above, such rating must be an unqualified rating (i.e., one with no qualifying suffix), with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings; provided, further, that each investment described hereunder shall not (A) evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) be purchased at a price greater than par, (C) be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on “prohibited transactions” under Section 860F of the Code or (D) have an “r” highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than thirty (30) days and (Z) except in the case of a Permitted Investment described in clause (E) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a “cash flow investment” (within the meaning of the REMIC Provisions).

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”: With respect to a Class R Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates or the Class VRR Upper-Tier Regular Interest are outstanding, (c) a Person that is a Disqualified Non-U.S. Person, (d) a Plan or any Person investing the assets of a Plan, (e) an entity treated as a domestic partnership for U.S. federal income tax purposes, one or more of the direct or indirect beneficial owners (other than through a U.S. corporation) of which is (or is permitted under the applicable partnership agreement to be) a Disqualified Non-U.S. Person or (f) a U.S. Person with respect to whom income on the Class R Certificate is attributable to a fixed base or foreign permanent establishment, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.02(k) of this Agreement.

“Pooled Aggregate Available Funds”: With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a)            the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the Trust pursuant to the related Other Pooling and Servicing Agreement and/or the related Non-Serviced Intercreditor Agreement) (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.06(e) of this Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the Master Servicer pursuant to Section 3.17(c)) on deposit in the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the Companion Loan Noteholders), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(i)            all Periodic Payments and Balloon Payments paid by the Borrowers that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

(ii)           all unscheduled payments of principal (including Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), unscheduled interest, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

(iii)           all amounts in the Collection Account that are due or reimbursable to any Person other than the Certificateholders pursuant to clauses (ii) through (xv), inclusive, of Section 3.06(a) of this Agreement;

(iv)          with respect to each Actual/360 Loan and any Distribution Date occurring in (1) each February and (2) any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent such amounts are on deposit in the Collection Account pursuant to Section 3.05(e) of this Agreement;

(v)            all Excess Interest allocable to the Mortgage Loans;

(vi)           all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

(vii)          all amounts deposited in the Collection Account in error; and

(viii)         all Penalty Charges retained in the Collection Account pursuant to Section 3.05(a)(vii) of this Agreement; and

(b)           if and to the extent not already included in clause (a) hereof, the aggregate amount transferred on or before the applicable Determination Date from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date pursuant to Section 3.15(b);

(c)           P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related Certificate Administrator/Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

(d)           with respect to each Actual/360 Loan and for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.05(e) of this Agreement; and

(e)           the aggregate amount of Gain-on-Sale Proceeds in respect of the Mortgage Loans transferred to the Lower Tier Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date pursuant to the first paragraph of Section 4.01(g).

Notwithstanding the investment of funds held in the Collection Account or the Lower-Tier Distribution Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Pooled Aggregate Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Pooled Available Funds”: With respect to any Distribution Date, an amount equal to the Non-VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

“Pooled Certificateholder”: A Certificateholder of a Pooled Certificate.

“Pooled Certificates”: Each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H Certificates.

“Pool Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Pooled Non-Reduced Certificates”: As of any date of determination, any Class of Pooled Principal Balance Certificates then outstanding for which (a)(1) the initial Certificate

Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any Pooled Realized Losses or VRR Realized Losses, as applicable previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to that Class of Certificates as of such date of determination.

“Pooled Principal Balance Certificates”: Each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

“Pooled Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer (other than with respect to the 3 Columbus Circle Whole Loan) pursuant to Section 3.22 (other than as a result of the replacement of the Special Servicer at the recommendation of the Operating Advisor), the holders of Pooled Voting Rights evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates, except in the case of the termination of the asset representations reviewer, of the Certificates) of all Pooled Principal Balance Certificates and the Class VRR Interest Certificates on an aggregate basis.

“Pooled Realized Loss”: With respect to the Mortgage Loans and any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

“Pooled Voting Rights”: The portion of the voting rights of all of the Pooled Certificates that is allocated to any Pooled Certificateholder or Class of Pooled Certificateholders. At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) 98% to be allocated among the Pooled Certificateholders of the respective Classes of Pooled Principal Balance Certificates and the VRR Interest in proportion to the Certificate Balances (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(b) and the Operating Advisor pursuant to Section 7.07(a), taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.08(a) hereof) of their Pooled Principal Balance Certificates and the Class VRR Interest, (b) 2% to be allocated among the Certificateholders of the Class X-A,

Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates (allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination) and (c) 0%, in the case of the Class S and Class R Certificates.

“Preliminary Dispute Resolution Election Notice”: As defined in Section 2.03(l)(i).

“Prepayment Assumption”: The assumption that (i) each Mortgage Loan (other than an ARD Loan) or the Trust Subordinate Companion Loan does not prepay prior to its respective Maturity Date and (ii) each ARD Loan prepays on its Anticipated Repayment Date.

“Prepayment Interest Excess”: With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loans or Serviced Companion Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans or Serviced Companion Loans on the amount of such Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the related Loan Documents, to the extent such interest is collected by the Master Servicer or the Special Servicer (without regard to any Prepayment Premium, Yield Maintenance Charge or Excess Interest actually collected).

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan or Serviced Companion Loan serviced by the Master Servicer that was subject to a Principal Prepayment in full or in part and which did not include a full month’s interest, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loan or Serviced Companion Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Loan or Serviced Companion Loan on the amount of such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan or Serviced Companion Loan and ending on (and including) the day immediately preceding such Due Date (without regard to any Prepayment Premium, Yield Maintenance Charge or Excess Interest actually collected).

“Prepayment Premium”: Any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable on a Mortgage Loan or Serviced Companion Loan by a Borrower as the result of a Principal Prepayment thereon, not otherwise due thereon, in respect of principal or interest, which is intended to compensate the holder of the related Mortgage Note for prepayment.

“Pricing Date”: March 21, 2019.

“Primary Servicing Fee Rate”: With respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan), the rate per annum set forth on Exhibit B to this Agreement. With respect to each Servicing Shift Mortgage Loan, prior to the related Servicing Shift Securitization Date, the applicable rate per annum set forth on Exhibit B to this Agreement. With respect to each Non-Serviced Mortgage Loan, no Primary Servicing Fee Rate will be charged by the Master Servicer, but the Non-Serviced Mortgage Loan Primary Servicing Fee Rate (which, with respect to each such Non-Serviced Mortgage Loan as of the Closing Date, is set forth on Exhibit B to this Agreement under the column labeled “Primary Servicing Fee Rate”) is charged by the applicable Other Servicer pursuant to the related Other Pooling and Servicing Agreement. For the avoidance of doubt, the Primary Servicing Fee Rate includes any fee rate payable to a Mortgage Loan Seller Sub-Servicer.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time. The Certificate Administrator shall notify in writing the Master Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Balance Certificate”: The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class 3CC-A and Class 3-CCB Certificates.

“Principal Distribution Amount”: For any Distribution Date and the Pooled Principal Balance Certificates, the sum of (i) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date and (ii) the Principal Shortfall, if any, for the prior Distribution Date.

“Principal Prepayment”: Any payment of principal made by a Borrower on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Shortfall”: For any Distribution Date, the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

“Private Certificate”: Each of the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A, Class 3CC-B Class VRR Interest Certificates and 3CC-VRR Interest, collectively.

“Private Global Certificate”: Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Private Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

“Private Placement Memorandum”: The Depositor’s Private Placement Memorandum, dated March 22, 2019, relating to the offering of the Private Certificates (other than the Class VRR Interest Certificates and the Loan-Specific Certificates).

“Privileged Information”: Any (i) correspondence or other communications between a Directing Holder or a Risk Retention Consultation Party and the Special Servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the consent or consultation rights of a Directing Holder or consultation rights of any Risk Retention Consultation Party under this Agreement or any related Intercreditor Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the Special Servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report. The Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall be entitled to rely on any identification of materials as “attorney-client privileged” without liability for any such reliance hereunder.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee, based on the advice of legal counsel) is required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Underwriters, the Loan-Specific Initial Purchasers, the Mortgage Loan Sellers, the EU Competent Authorities, the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, the Operating Advisor, any Affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, the EU Transparency Designee, any EU Reporting Administrator, any Serviced Companion Loan Transparency Designee, any Serviced Companion Loan EU Reporting Administrator, any additional EU competent authority designated by or with the consent of the Depositor, any Serviced Companion Loan Noteholder who provides a certification substantially in the form of Exhibit FF hereto, any Person (including the Directing Holder) who provides the Certificate Administrator with an Investor Certification and any NRSRO (including any Rating Agency) that provides the Certificate Administrator with a NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the

Certificate Administrator’s Website; provided, however, that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the Special Servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder, any Excluded Information via the Certificate Administrator’s Website (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loan(s)), and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder, any information other than the Distribution Date Statement.

Notwithstanding anything to the contrary in this Agreement, if the Special Servicer obtains knowledge that it is a Borrower Party, the Special Servicer shall nevertheless be a Privileged Person; provided that the Special Servicer (i) shall not directly or indirectly provide any information solely related to the related Excluded Special Servicer Mortgage Loan (which may include any Asset Status Reports, Final Asset Status Reports (or summaries thereof)) to (A) the related Borrower Party, (B) any of the Special Servicer’s employees or personnel or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) shall maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above; provided, further, that nothing in this Agreement shall be construed as an obligation of the Master Servicer or the Certificate Administrator to restrict the Special Servicer’s access to any information on the Master Servicer’s website or the Certificate Administrator’s Website and in no case shall the Master Servicer or the Certificate Administrator be held liable if the Special Servicer accesses any of the items listed in the definition of Excluded Information relating to the Excluded Special Servicer Mortgage Loans.

“Prohibited Party”: Any proposed Servicing Function Participant that is listed on the Depositor’s Do Not Hire List.

“Property Protection Expenses”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.04, Section 3.08(a), Section 3.10, Section 3.11, Section 3.15(a), Section 3.15(b), Section 3.15(c), 0 or Section 3.24(a) of this Agreement or indicated herein as being payable as a Servicing Advance or as a cost or expense of the Trust Fund (and, in the case of the Serviced Whole Loans, the Serviced Companion Loan Noteholders but subject to the provisions of Section 1.02(e)) or the Lower-Tier REMIC or Upper-Tier REMIC to be paid out of the Collection Account.

“Proposed Course of Action Notice”: As defined in Section 2.03(l)(i).

“Prospectus”: The Depositor’s Prospectus, dated March 22, 2019, relating to the offering of the Publicly Offered Certificates.

“PTCE”: Prohibited Transaction Class Exemption.

“Publicly Offered Certificates”: Each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B and Class C Certificates.

“Publicly Offered Global Certificates”: Each of the Publicly Offered Certificates, if and so long as the applicable Class of Publicly Offered Certificates is registered in the name of the Depository.

“Purchase Price”: With respect to (i) any Mortgage Loan and the Trust Subordinate Companion Loan to be repurchased or purchased pursuant to Section 2.03(e) or Section 9.01 of this Agreement, (ii) any Specially Serviced Loan or any Serviced REO Loan to be sold pursuant to Section 3.16 of this Agreement or (iii) any Defaulted Loan that is a Non-Serviced Mortgage Loan to be sold by the Special Servicer in accordance with the proviso in Section 3.16(b) of this Agreement, an amount, calculated by the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans or Serviced REO Loans), as applicable, equal to:

(a)           the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this definition, any related Companion Loan) as of the date of purchase; plus

(b)           all accrued and unpaid interest on such Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this definition, any related Companion Loan) at the related Mortgage Rate in effect from time to time to but not including the Due Date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, but excluding any Default Interest or Excess Interest; plus

(c)           all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and all Special Servicing Fees (whether paid or unpaid) and Workout Fees allocable to such Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable servicer, Other Servicer, the Other Special Servicer or the Other Trustee allocable to such Mortgage Loan) and the related REO Loan, if any, and the Trust Subordinate Companion Loan; plus

(d)           any Liquidation Fee due pursuant to Section 3.12 of this Agreement allocable to such Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this definition, any related Companion Loan) (which shall not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period under Section 2.03 of this Agreement); plus

(e)           all Additional Trust Fund Expenses allocable to such Mortgage Loan; plus

(f)            if such Mortgage Loan (or related REO Loan) or the Trust Subordinate Companion Loan is being purchased or substituted by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any such expenses previously reimbursed from the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, plus accrued and unpaid interest thereon at the Reimbursement Rate, to the extent payable to the Master Servicer, the Special Servicer, the Certificate Administrator, the Asset Representations Reviewer or the Trustee; provided, however, that such out-of-pocket expenses shall not include expenses incurred by Certificateholders or Certificate Owners in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in exercising such Certificateholder’s or Certificate Owner’s, as applicable, rights under the dispute resolution mechanics pursuant to Section 2.03(k) hereof.

For purposes of this Agreement, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related Mortgage Loan Seller shall be the purchase price paid by the related Mortgage Loan Seller under the related Other Pooling and Servicing Agreement or the applicable servicing agreement, (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan shall be construed to include any related Companion Loans and (iii) with respect to any Joint Mortgage Loan, the “Purchase Price” for each of the applicable Mortgage Loan Sellers shall be its respective percentage interest as of the Closing Date of the total Repurchase Price for such Joint Mortgage Loan.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans (or, in the case of the Operating Advisor, that is in the business of performing the duties of an operating advisor), and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or by any Person or Persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Operating Advisor, as applicable.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”: As used in Section 3.08 of this Agreement,

(i) in the case of each Mortgage Loan or Serviced Pari Passu Whole Loan, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated (a) at least “A” by Fitch (or, if not rated by Fitch, at least “A-” or an equivalent (or higher) rating by (x) at least two NRSROs (which may include S&P, and/or KBRA) or (y) one NRSRO (which may include S&P, and/or KBRA) and AM Best), and (b) at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (x) at least two NRSROs (which may include Fitch and/or KBRA) or (y) one NRSRO (which may include Fitch or KBRA) and A.M. Best Company, Inc.),

(ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(d) of this Agreement, a company that shall have a claims paying ability rated at least equal to any one of the following: (1) “A-” or better by S&P, (2) “A3” or better by Moody’s, (3) “A-” or better by Fitch, (4) “A (low)” or better by DBRS or (5) “A-:X” or better by A.M. Best, or, in the case of clauses (i) and (ii), such other rating as to which the related Rating Agency (and, if applicable, the related Serviced Companion Rating Agency) has provided a Rating Agency Confirmation relating to the Certificates and any Serviced Companion Loan Securities (subject to the foregoing exceptions).

“Qualified Mortgage”: A Mortgage Loan that is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in this Agreement, (ii) is not the Operating Advisor, the Asset Representations Reviewer or an affiliate of the Operating Advisor or the Asset Representations Reviewer, (iii) is not obligated to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under this Agreement, or (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Substitute Mortgage Loan”: A substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution shall be permitted) replacing a Mortgage Loan with respect to which a Material Breach or Material Defect exists that must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the Removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a fixed Mortgage Rate not less than the Mortgage Rate of the Removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan); (iii) have the same Due Date and a grace period no longer than that of the Removed Mortgage Loan; (iv) accrue interest on the same basis as the Removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the Removed Mortgage Loan; (vi) have a then-current loan to value ratio equal to or less than the lesser of (1) the loan to value ratio for the Removed Mortgage Loan as of the Closing Date and (2) 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal prepared in accordance with the requirements of the FIRREA; (vii) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Servicing File; (ix) have a then-current Debt Service Coverage Ratio at least equal to the greater of (1) the original Debt Service Coverage Ratio of the Removed Mortgage Loan as of the Closing Date and (2) 1.25x; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller’s expense) to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date or an amortization period that extends to a date that is after the date that is two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the Replaced Mortgage Loan; (xiii) not be substituted for a Removed Mortgage Loan unless the Certificate Administrator and the Trustee have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller; (xiv) have been approved, so long as no Control Termination Event has occurred and is not continuing, by the Directing Holder; (xv) prohibit defeasance within two years after the Closing Date; (xvi) not be substituted for a Removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the cost of the applicable Mortgage Loan Seller); (xvii) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due. In the event that one or more mortgage loans are substituted for one or more Removed Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (ii) through (xviii) above, except the rates referred to in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate shall be lower than the highest Pass-Through Rate (that is a fixed rate not subject to a cap equal to the WAC Rate) of any Class of Principal Balance Certificates having an outstanding Certificate Balance. When a Qualified Substitute Mortgage Loan is substituted for a Removed Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Trustee and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

“RAC No-Response Scenario”: As defined in Section 3.30(a).

“Rated Final Distribution Date”: (a) As to the Pooled Certificates, the Distribution Date in March 2062, and (b) as to the Loan-Specific Certificates, the Distribution Date in March 2037. None of the Class X-H, Class H, Class S or Class R Certificates or the 3CC-VRR Interest will have a Rated Final Distribution Date.

“Rating Agency”: Any of S&P, Fitch or KBRA; provided, that with respect to any matter affecting a Non-Serviced Mortgage Loan or any Serviced Whole Loan, “Rating Agency” shall also refer to any rating agency engaged to rate the Serviced Companion Loan Securities related to such Serviced Whole Loan or securities related to such Non-Serviced Mortgage Loan, as applicable.

“Rating Agency Confirmation” shall mean, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or other acknowledgment from any Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter. At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency. With respect to any matter affecting any Pari Passu Companion Loan, any Rating Agency Confirmation shall also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan with respect to such rating organizations’ respective ratings of such securities.

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 3.14(d) of this Agreement.

“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

“Realized Loss”: The Pooled Realized Loss, VRR Realized Loss or the 3 Columbus Circle Realized Loss, as applicable.

“Reassignment of Assignment of Leases, Rents and Profits”: As defined in Section 2.01(a)(viii) of this Agreement.

“Record Date”: With respect to each Distribution Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Regular Certificates”: The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class 3CC-A and Class 3CC-B Certificates and the 3CC-VRR Interest.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Regulation D”: Regulation D under the Act.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: Each of the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class 3CC-A and Class 3CC-B Certificates issued as such on the Closing Date.

“Regulation S Investor”: With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

“Regulation S Transfer Certificate”: As defined in Section 5.02(c)(i)(B) of this Agreement.

“Regulatory Agencies” As defined in the definition of “Risk Retention Rule”.

“Reimbursement Rate”: The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.21(e) and P&I Advances in accordance with Section 4.07(h), which rate per annum shall equal the Prime Rate. Interest at the Reimbursement Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan or Trust Subordinate Companion Loan as to which such Advances were made or servicing expenses incurred or the first Master Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made; provided that such interest at the Reimbursement Rate will continue to accrue to the extent funds are not available in the Collection Accounts for such reimbursement of such Advance; provided, further, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan or Trust Subordinate Companion Loan until after the related Due Date has passed and any applicable Grace Period has expired or (ii) if the related Periodic Payment is received after the Determination Date but on or prior to the Business Day immediately prior to the related Distribution Date.

“Relevant Distribution Date”: With respect to (a) any Significant Obligor with respect to the Trust, the Distribution Date, and (b) any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization holding a Serviced Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee on Schedule II to this Agreement). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing

Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, the term “Relevant Servicing Criteria” refers to the items of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code and the REMIC Provisions.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Removed Mortgage Loan”: A Mortgage Loan (including the Trust Subordinate Companion Loan) which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualified Substitute Mortgage Loans are substituted.

“Rents from Real Property”: With respect to any Serviced REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(a)            except as provided in Section 856(d)(4) or Section 856(d)(6) of the Code, any amount received or accrued, directly or indirectly, with respect to such Serviced REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b)            any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and Section 856(d)(5) of the Code;

(c)            any amount received or accrued, directly or indirectly, with respect to such Serviced REO Property if any Person Directly Operates such Serviced REO Property;

(d)           any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such Serviced REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e)            rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such Serviced REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”: As defined in Section 3.15(b) of this Agreement.

“REO Loan”: Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

“REO Proceeds”: With respect to any Serviced REO Property and the related Serviced REO Loan, all revenues received by the Special Servicer with respect to such Serviced REO Property or Serviced REO Loan which do not constitute Liquidation Proceeds.

“REO Property”: A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, or in the case of a Non-Serviced Mortgage Loan, the Trust Fund’s beneficial interest in the Mortgaged Property acquired by the Other Trustee pursuant to the Other Pooling and Servicing Agreement.

“Replacement Mortgage Loan”: Any Qualified Substitute Mortgage Loan that is substituted for one or more Removed Mortgage Loans.

“Reporting Servicer”: As defined in Section 10.12 of this Agreement.

“Repurchase Communication”: For purposes of Section 2.03(d) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Recipient”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Rejection”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Withdrawal”: As defined in Section 2.03(d) of this Agreement.

“Request for Release”: A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E to this Agreement.

“Requesting Certificateholder”: As defined in Section 2.03(l)(iii).

“Requesting Holders”: As defined in Section 4.08(b) of this Agreement.

“Requesting Investor”: As defined in Section 5.05(a) of this Agreement.

“Reserve Accounts”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Whole Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Loan Documents for the related Mortgage Loan or Serviced Whole Loan.

“Resolution Extension Period” shall mean:

(a)            for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(b)           for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a Performing Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(c)            for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a Performing Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of the end of such Initial Resolution Period and the applicable Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(d)           for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days; provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

“Resolution Failure”: As defined in Section 2.03(k).

“Resolved”: With respect to a Repurchase Request, (i) that the related Defect or Breach has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller made the Loss of Value Payment, (v) a contractually binding agreement entered into between the Enforcing Servicer, on behalf of the Trust, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the Trust as a result of a sale or other disposition in accordance with this Agreement.

“Responsible Officer”: When used with respect to the Trustee or the Certificate Administrator, any officer of the Trustee or the Certificate Administrator, as the case may be, assigned to the Corporate Trust Office of such party; in each case, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee and the Certificate Administrator, as such list may from time to time be amended.

“Restricted Certificate”: As defined in Section 5.02(k) of this Agreement.

“Restricted Mezzanine Holder”: A holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Initial Purchasers and any other distributor (as defined in Regulation S) of the Certificates and (b) the Closing Date.

“Retained Certificate”: Individually and collectively, (i) the Class VRR Interest Certificates and (ii) the 3CC-VRR Interest.

“Retained Defeasance Rights and Obligations”: Any of the rights and obligations of GACC and CREFI defined in Section 3.26(i).

“Retained Interest Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holder(s) of the Retained Certificates in proportions equal to their respective Percentage Interests.

“Retaining Party”: With respect to (a) the securitization of the Mortgage Loans effected by this Agreement, each of DBNY, CREFI and JPMCB, as the initial Holders of the VRR Interest, or any successor Holder of the VRR Interest, and (b) the securitization of the Trust Subordinate Companion Loan effected by this Agreement, DBNY as the initial Holder of the 3CC-VRR Interest, or any successor Holder of the 3CC-VRR Interest.

“Retaining Sponsor”: GACC.

“Revised Rate”: With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

“Risk Retention Consultation Party”: (a) each of (i) the party selected by DBNY, (ii) the party selected by CREFI and (iii) the party selected by JPMCB. The Certificate Administrator and the other parties hereto shall be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR1 Risk Retention Consultation Party), CREFI (in the case of the VRR2 Risk Retention Consultation Party) or JPMCB (in the case of the VRR3 Risk Retention Consultation Party), as confirmed by the Certificate Registrar and (b) the 3CC Risk Retention Consultation Party. Notwithstanding the foregoing, no Risk Retention Consultation Party shall have any consultation rights with respect to any related Excluded Loan. For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial VRR1 Risk Retention Consultation Party and the initial 3CC Risk Retention Consultation Party shall be DBNY, the initial VRR2 Risk Retention Consultation Party shall be CREFI and the initial VRR3 Risk Retention Consultation Party shall be JPMCB.

In the event that no VRR1 Risk Retention Consultation Party, VRR2 Risk Retention Consultation Party, VRR3 Risk Retention Consultation Party or 3CC Risk Retention Consultation Party, as applicable, has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Master Servicer or the Special Servicer, as applicable, then until such time as a new Risk Retention Consultation Party is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party, as the case may be.

“Risk Retention Rule”: The Credit Risk Retention regulations, 79 Fed. Reg. 77601, pages 77740-77766 (Dec. 24, 2014), jointly promulgated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission, and the Department of Housing and Urban Development (the “Regulatory Agencies”) to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934 (as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), as such regulations may be amended from time to time by such Regulatory Agencies, and subject to such clarification and interpretation as have been provided by such Regulatory Agencies, whether in the adopting release, or as may be provided by any such Regulatory Agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Global Certificate”: Each of the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H Certificates issued as such on the Closing Date.

“Rule 15Ga-1 Notice”: As defined in Section 2.03(d) of this Agreement.

“Rule 15Ga-1 Notice Provider”: As defined in Section 2.03(d) of this Agreement.

“S&P”: S&P Global, a Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor in interest. If neither such rating agency nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes Oxley Act”: The Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes Oxley Certification”: As defined in Section 10.08 of this Agreement.

“Schedule AL Additional File”: With respect to each CREFC® Schedule AL File prepared by the Master Servicer pursuant to Section 3.13(a), any data file containing additional information or schedules regarding data points in such CREFC® Schedule AL File required by Items 1111(h)(4) and/or 1111(h)(5) of Regulation AB and Item 601(b)(103) of Regulation S-K.

“Scheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of the following: (a) all Periodic Payments (excluding Balloon Payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced pursuant to Section 4.07 in respect of a preceding Distribution Date (and not previously distributed to Certificateholders), prior to, the related Collection Period, and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent either (i) paid by the Borrower as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the Master Servicer Remittance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.07 in respect of such Distribution Date, and (b) all Balloon Payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above.

“Secure Data Room”: The “Secure Data Room” tab, which shall initially be located within the Certificate Administrator’s Website (initially “www.ctslink.com”) on the page relating to this transaction.

“Securities Legend”: As defined in Section 5.02(c)(iii) of this Agreement.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to this Agreement comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. For the avoidance of doubt, each of (i) the 3 Columbus Circle Whole Loan and (ii) the ARC Apartments Whole Loan is a Serviced AB Whole Loan related to the issuing entity.

“Serviced AB Whole Loan Major Decision”: With respect to the ARC Apartments Whole Loan, shall have the meaning assigned to the term “Major Decision” in the related Intercreditor Agreement.

“Serviced Companion Loan”: Each of the Companion Loans for which the corresponding Whole Loan is identified as “Serviced” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement.

“Serviced Companion Loan EU Transparency Designee”: As defined in Section 4.02(n) of this Agreement.

“Serviced Companion Loan Noteholder”: Any holder of a Serviced Companion Loan; provided that for so long as a Serviced Companion Loan is included in an Other Securitization, for purposes of providing or distributing any reports, statements, notices or other information required or permitted to be provided to a Serviced Companion Loan Noteholder hereunder, “Serviced Companion Loan Noteholder” shall also include the related Other Servicer.

“Serviced Companion Loan Noteholder Register”: As defined in Section 3.27(b) of this Agreement.

“Serviced Companion Loan Rating Agency”: With respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

“Serviced Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Serviced Companion Loan or Serviced REO Loan as to which any Serviced Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Serviced Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Serviced Companion Loan Securities (if then rated by such Serviced Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Serviced Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Serviced Companion Loan Rating Agency Confirmation is sought (such written notice, a “Serviced Companion Loan Rating Agency Declination”), or as

otherwise provided in Section 3.30 of this Agreement, the requirement for the Serviced Companion Loan Rating Agency Confirmation from the applicable Serviced Companion Loan Rating Agency with respect to such matter shall not apply.

“Serviced Companion Loan Securities”: With respect to any Serviced Companion Loan so long as the related Mortgage Loan or any successor Serviced REO Loan is part of the Mortgage Pool, any class of securities backed by such Serviced Companion Loan. Any reference herein to a “series” of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

“Serviced Companion Loan Service Provider”: With respect to any Serviced Mortgage Loan, any related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“Serviced Mortgage Loan”: Any Mortgage Loan that is included in the Trust and serviced under this Agreement. For the avoidance of doubt, “Serviced Mortgage Loans” exclude any Non-Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan”: A Pari Passu Companion Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Companion Loan Noteholder”: Any holder of a Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Whole Loan”: Each of the Whole Loans identified as “Serviced” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement that has at least one Serviced Pari Passu Companion Loan.

“Serviced REO Loan”: Any REO Loan that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced REO Property”: Any REO Property that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced Subordinate Companion Loan”: With respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan. With respect to each of the Whole Loans identified as “Serviced” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement, the related Companion Loans identified as “Subordinate” under the column entitled “Companion Loan Type” shall be Serviced Subordinate Companion Loans related to the Trust.

“Serviced Whole Loan”: Each of the Whole Loans identified as “Serviced” under the column entitled “Type” in the “Whole Loan” chart in the Preliminary Statement.

“Serviced Whole Loan Collection Account”: With respect to each Serviced Whole Loan, the separate account or sub-account created and maintained by the Master Servicer pursuant to Section 3.05(g) on behalf of the Certificateholders and the related Serviced Companion Loan Noteholders, which shall be entitled “KeyBank National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Serviced Whole Loan Collection Account.” Amounts in any Serviced Whole Loan Collection Account applicable to the related Serviced Companion Loans shall not be assets of the Trust Fund, but instead shall be held by the Master Servicer on behalf of the Trust Fund (in respect of amounts reimbursable therefrom) and, the related Serviced Companion Loan Noteholders. Any such account or sub-account shall be an Eligible Account or a sub-account of an Eligible Account (including a sub-account of the Collection Account). Notwithstanding the foregoing, amounts held in the Serviced Whole Loan Collection Account with respect to the Trust Subordinate Companion Loan, will be assets of the Trust Fund, held on behalf of the holders of the Loan-Specific Certificates.

“Serviced Whole Loan Remittance Amount”: For each distribution date that a Master Servicer is required to make a distribution to a Serviced Companion Loan Noteholder pursuant to Section 3.05(h) and with respect to each Serviced Whole Loan and related Mortgaged Property (if it becomes a Serviced REO Property), any amount received by the Master Servicer (or, with respect to a Serviced REO Property, the Special Servicer) during the related Collection Period that is payable to the Serviced Companion Loan Noteholder(s) pursuant to the related Intercreditor Agreement or to be remitted to the Collection Account.

“Serviced Whole Loan Remittance Date”: With respect to any Serviced Companion Loan, (x) prior to contribution of such Serviced Companion Loan to an Other Securitization, a date as set forth in the related Intercreditor Agreement (or if no such date is specified, the Master Servicer Remittance Date) and (y) following contribution of such Serviced Companion Loan to an Other Securitization, the earlier of (A) the Master Servicer Remittance Date or (B) the Business Day immediately succeeding the “determination date” set forth in the related Other Pooling and Servicing Agreement, or such earlier date as required by the related Intercreditor Agreement; provided, however, that, unless otherwise required under the related Intercreditor Agreement, no remittance is required to be made until two (2) Business Days after receipt of the related Periodic Payment with respect to the related Serviced Whole Loan.

“Serviced Whole Loan REO Account”: As defined in Section 3.15(b) of this Agreement.

“Serviced Whole Loan Special Servicer”: Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Serviced Whole Loan or any related Serviced REO Property.

“Service(s)(ing)”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer Termination Event”: A Master Servicer Termination Event or Special Servicer Termination Event, as applicable.

“Servicing Advance”: All customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, Certificate Administrator, or the Trustee, as applicable, in connection with the servicing and administering of (a) a Serviced Mortgage Loan and any related Serviced Companion Loan, in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) a Mortgaged Property securing a Serviced Mortgage Loan or an REO Property, including, in the case of each of such clause (a) and clause (b), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.04, (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) – (vi) of the definition of “Liquidation Proceeds,” (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Servicing Advance”. Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. None of the Master Servicer, the Special Servicer or the Trustee shall make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related Intercreditor Agreement or this Agreement.

“Servicing Compensation”: With respect to any Collection Period, the related Servicing Fee, Net Prepayment Interest Excess, if any, and any other fees, charges or other amounts payable to the Master Servicer under this Agreement for such period.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan or Serviced Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Servicing Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or Serviced Pari Passu Companion Loan on such Due Date). The Servicing Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, with respect to each Mortgage Loan, the Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Servicing Fee Amount”: With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or

Serviced Pari Passu Companion Loan, (a) the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Companion Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan or Serviced Pari Passu Companion Loan over the servicing fee rate (if any) applicable to such Mortgage Loan or Serviced Pari Passu Companion Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan or Serviced Pari Passu Companion Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Serviced Pari Passu Companion Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Companion Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan or the Serviced Pari Passu Whole Loan.

“Servicing Fee Rate”: (A) With respect to each Mortgage Loan and the Trust Subordinate Companion Loan, the sum of the Master Servicing Fee Rate and the related Primary Servicing Fee Rate, if any, which rates per annum are set forth on Exhibit B to this Agreement, (B) with respect to each Serviced Companion Loan, the rate set forth on Exhibit B to this Agreement under the column labeled “Primary Servicing Fee Rate”, (C) with respect to the Atrium Center Companion Loans, 0.0200% prior to the related Servicing Shift Securitization Date and (D) with respect to the Vie Portfolio Companion Loans, 0.0025% prior to the related Servicing Shift Securitization Date.

“Servicing File”: As defined in the related Mortgage Loan Purchase Agreement and including any original or copy of any replacement comfort letter related to any hospitality property following receipt thereof by the Master Servicer.

“Servicing Function Participant”: Any Person, other than the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (based on their Stated Principal Balance) or the Master Servicer has assumed responsibility for the servicing activity, as provided for under Regulation AB. No Non-Serviced Mortgage Loan Service Provider shall be a Servicing Function Participant retained by any Servicing Function Participant that is a party to this Agreement, unless such party is a Servicing Function Participant in connection with its servicing obligations under this Agreement.

“Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans and/or Serviced Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Shift Lead Note”: With respect to each Servicing Shift Whole Loan, as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the related Borrower under the related Servicing Shift Whole Loan including any amendments or modifications, or any renewal or substitution notes, as of such date, the sale of which to the related Other Securitization will cause servicing to shift from this Agreement to the related Other Pooling and Servicing Agreement pursuant to the terms of the related Intercreditor Agreement for such Servicing Shift Whole Loan. Each of (i) the Atrium Two Whole Loan and (ii) the Vie Portfolio Whole Loan includes a Servicing Shift Lead Note, as indicated in the chart entitled “Whole Loans” in the Preliminary Statement.

“Servicing Shift Mortgage Loan” With respect to each Servicing Shift Whole Loan, the related Mortgage Loan included in the Trust Fund that will be serviced under this Agreement as of the Closing Date, but the servicing of which is expected to shift to the pooling and servicing agreement entered into in connection with the securitization of the related Controlling Companion Loan on and after the date of such securitization. Each of (i) the Atrium Two Mortgage Loan and (ii) the Vie Portfolio Mortgage Loan is a Servicing Shift Mortgage Loan related to the Trust.

“Servicing Shift Securitization Date”: With respect to each Servicing Shift Whole Loan, the date on which the related Servicing Shift Lead Note is included in a related Other Securitization, provided that such holder of such Servicing Shift Lead Note provides each of the parties to this Agreement (in each case only to the extent such party will not also be a party to the related Other Securitization) with notice in accordance with the terms of the related Intercreditor Agreement that such Servicing Shift Lead Note is to be included in such Other Securitization, which notice shall include contact information for each party to the related Other Pooling and Servicing Agreement and the identity of the other related “controlling class representative” (or analogous term). Each of (i) the Atrium Two Whole Loan and (ii) the Vie Portfolio Whole Loan is a Whole Loan related to the Trust that will have a Servicing Shift Securitization Date.

“Servicing Shift Whole Loan”: A Whole Loan that is serviced and administered pursuant to this Agreement. As of the Closing Date, each Whole Loan identified as a “Serviced Whole Loan” or “Servicing Shift Whole Loan” under the heading “Whole Loan Type” in the Preliminary Statement hereto is a Serviced Whole Loan. After the related Servicing Shift Securitization Date, such Servicing Shift Whole Loan will cease to be a Serviced Whole Loan.

“Servicing Standard”: With respect to the Master Servicer and the Special Servicer, to diligently service and administer the applicable Serviced Mortgage Loans and any related Serviced Companion Loans, Specially Serviced Loans and Serviced REO Loans for which each is responsible in the best interests of and for the benefit of all of the Certificateholders and, in the case of any Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with any related Subordinate Companion Loan(s), taking into account the subordinate nature of such Subordinate Companion Loan(s)), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of this Agreement, the applicable Loan Documents and any related Intercreditor

Agreement, and to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(a)            the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(b)           the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned, if any, by the Master Servicer or the Special Servicer, as the case may be.

In either case, with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Whole Loans or, in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis (determined in accordance with the Loan Documents or, if the Loan Documents are silent, at the Calculation Rate) on the applicable Mortgage Loans or Serviced Whole Loans, and the best interests of the Trust and the Certificateholders and, in the case of any Serviced Whole Loan, the related Serviced Companion Loan Noteholders, (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the pari passu or subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment in either case, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any potential conflict of interest arising from (a) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, may have with the related Borrower, any Mortgage Loan Seller, any other party to this Agreement or any Affiliate of the foregoing; (b) the ownership of any Certificate or any interest in any Non-Serviced Companion Loan, Serviced Companion Loan or any mezzanine loan or subordinate debt relating to a Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (c) the Master Servicer’s obligation, if any, to make Advances; (d) the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation or reimbursement of costs for its services hereunder or with respect to any particular transaction; (e) the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or mortgaged properties not covered by this Agreement by the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (f) any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower or an Affiliate of any Borrower (including, without limitation, any mezzanine financing); (g) any option to purchase any Mortgage Loan or the related Companion Loan the Master Servicer or Special Servicer, as the case may be, or any of its affiliates may have; (h)  any obligation of the Master Servicer, the Special Servicer or one of their respective Affiliates, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or the Special Servicer or one of their respective affiliates is a Mortgage Loan Seller).

“Servicing Transfer Event”: An event specified in the definition of Specially Serviced Loan.

“Significant Obligor”: (a) Any obligor (as defined in Item 1101(i) of Regulation AB) or group of affiliated obligors on any Mortgage Loan or group of Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by principal balance as of the Cut-off Date); or (b) any single Mortgaged Property or group of Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized and/or cross-defaulted Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by principal balance as of the Cut-off Date. For the avoidance of doubt, as of the Closing Date, there are no Significant Obligors relating to the Trust.

“Significant Obligor NOI Quarterly Filing Deadline”:  With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the related Loan Documents.

“Significant Obligor NOI Yearly Filing Deadline”:  With respect to each calendar year, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.02(k) of this Agreement.

“Small Loan Appraisal Estimate”: With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan having a Stated Principal Balance of less than $2,000,000, the Special Servicer’s good faith estimate of the value of the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan, as certified to the Master Servicer by the Special Servicer.

“Sole Certificateholder”: Any Holder (or Holders, provided that they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or VRR Realized Losses, as applicable, or Appraisal Reduction Amounts, but excluding the Class S and Class R Certificates) or an assignment of the Voting Rights thereof; provided, that the Notional Amounts or the Certificate Balances, as applicable, of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates have been reduced to zero.

“Special Notice”: Any (a) notice transmitted to Certificateholders pursuant to Section 5.05(c) of this Agreement, (b) notice of any request by at least 25% of the Voting Rights of the Certificates or 25% of the Pooled Voting Rights of Pooled Certificates, as applicable, to terminate and replace the Special Servicer pursuant to Section 3.22(d) of this Agreement, (c) notice of any request by at least 15% of the Pooled Voting Rights of the Pooled Certificates or 15% of the Loan-Specific Voting Rights of the Loan-Specific Certificates to terminate and replace the Operating Advisor pursuant to Section 7.07(b) of this Agreement and (d) notice transmitted to Certificateholders pursuant to Section 3.22(c) of this Agreement.

“Special Servicer”: With respect to (i) each of the Serviced Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan) and any related Serviced Companion Loans, LNR Partners, LLC or its successor in interest, or any successor special servicer appointed as provided herein and (ii) with respect to any Excluded Special Servicer Mortgage Loan, if any, the related Excluded Special Servicer appointed pursuant to Section 3.22(j) of this Agreement, as applicable and as the context may require.

“Special Servicer Major Decision”: Any Major Decision under clauses (1)(a)(i), (1)(a)(ii), (1)(a)(iii)(C), (1)(b)(ii) and (1)(e) through (1)(n) and any ARC Apartments Whole Loan Major Decision under clauses (i), (ii) (other than to the extent such action is described in clause (1)(a)(iii)(A) or (1)(a)(iii)(B) of the definition of “Major Decision”), (iii) through (viii), (x) (with respect to franchise changes), (xi), (xii), (xv), (xvii), (xviii) and (xxii) of the definition of “Major Decision”.

“Special Servicer Non-Major Decision”: With respect to any Performing Loan, (other than a Non-Serviced Mortgage Loan), the following actions shall be subject to the Special Servicer’s processing and consent or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer shall process such request subject to the consent of the Special Servicer:

(a)           waivers regarding receipt of financial statements (other than immaterial timing waivers); and

(b)           decisions regarding whether or not to cure a ground lease.

“Special Servicer Servicing Personnel”: The divisions and individuals of any Special Servicer who are involved in the performance of the duties of such Special Servicer under this Agreement.

“Special Servicer Termination Event”: As defined in Section 7.01(b) of this Agreement.

“Special Servicing Compensation”: With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other fees, charges or other amounts which shall be due to the Special Servicer that are expressly provided for in Section 3.12 of this Agreement.

“Special Servicing Fee”: With respect to each Specially Serviced Loan (or Serviced REO Loan) for each calendar month (or portion thereof), the fraction of the Special Servicing Fee Rate applicable to such month, or portion thereof (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan (or Trust Subordinate Companion Loan) for such month) multiplied by the Stated Principal Balance of such Specially Serviced Loan as of the Due Date (without giving effect to all payments of principal on such Specially Serviced Loan or Serviced REO Loan on such Due Date) in the Collection Period prior to such Distribution Date (or, in the event that a Principal Prepayment in full or an event described in clauses (i)-(vii) under the definition of Liquidation Proceeds has occurred with respect to any such Specially Serviced Loan or Serviced REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Proceeds event in a month consisting of 30 days). For the avoidance of doubt, the Special Servicing Fee shall be deemed to be paid from the Lower-Tier REMIC with respect to the Mortgage Loans.

“Special Servicing Fee Rate”: A rate equal to 0.25% per annum, with a minimum monthly fee of $3,500.

“Specially Serviced Loan”: Subject to Section 3.23 of this Agreement, any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(a)            either (i) with respect to such Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its Maturity Date or, if the Maturity Date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended Maturity Date or (ii) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, that if (A) the related Borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or before the related Maturity Date or extended Maturity Date, a statement to that effect, and delivers, on or before the related Maturity Date or extended Maturity Date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the Master Servicer (who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), (B) the related Borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date or extended Maturity Date and (2) the termination of the refinancing commitment;

(b)           any Periodic Payment (other than a Balloon Payment or any other payment due under clause (a)(i) above in this definition), or any amount due on a monthly basis as an Escrow Payment or reserve funds, is 60 days or more delinquent;

(c)           the Master Servicer determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related Borrower within 60 days or, except as provided in clause (a)(ii) above, in the case of a Balloon Payment, for at least 30 days;

(d)           the related Borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(e)            the related Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower of or relating to all or substantially all of its property;

(f)            the related Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(g)           a default, of which the Master Servicer or Special Servicer has notice (other than a failure by such related Borrower to pay principal or interest) and which in the opinion of the Master Servicer or Special Servicer materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(h)           the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (a) through (h), a “Servicing Transfer Event”);

provided, that such Mortgage Loan or Serviced Companion Loan will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (i) with respect to the circumstances described in clauses (a) and (b) above, when the related Borrower thereunder has brought such Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of such Mortgage Loan or Serviced Companion Loan, (ii) with respect to the circumstances described in clauses (c), (d), (e), (f) and (h) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, or (iii) with respect to the circumstances described in clause (g) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause such Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Notwithstanding the foregoing, the Special Servicer may elect to deliver a written notice to the Master Servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of reasonably foreseeable default under clause (c) above. Upon receipt of any such written notice, the Master Servicer shall deliver an Officer’s Certificate to each of the depositor and the special servicer with its determination of whether to transfer such

Mortgage Loan to special servicing under clause (c) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

If a Servicing Transfer Event exists with respect to any Mortgage Loan included in a Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loans, and vice versa.

“Specific Grantor Trust Assets”: The Class S Specific Grantor Trust Assets and the Class VRR Interest Specific Grantor Trust Assets.

“Startup Day”: In the case of the Upper-Tier REMIC and the Lower-Tier REMIC, the day designated as such pursuant to Section 2.06(a) of this Agreement.

“Stated Principal Balance”: With respect to any Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan and the Trust Subordinate Companion Loan, as applicable, on any date of determination, the principal balance as of the Cut-off Date of such Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received) (or in the case of a Trust Subordinate Companion Loan, the unpaid principal balance of such Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 of this Agreement to, principal of or with respect to such Mortgage Loan, the Serviced Companion Loan or Serviced Whole Loan or Trust Subordinate Companion Loan, as applicable, that are distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan Noteholders on the related remittance date in the same calendar month as such Distribution Date or applied to any other payments required under this Agreement or related Intercreditor Agreement on or prior to such Distribution Date, and (ii) any principal forgiven by the Special Servicer (or with respect to a Non-Serviced Mortgage Loan, by the related Other Special Servicer or other applicable servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan or Trust Subordinate Companion Loan during the related Collection Period (or with respect to a Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the Other Pooling and Servicing Agreement).

A Mortgage Loan or any related REO Loan and the Trust Subordinate Companion Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which Liquidation Proceeds, if any, are to be (or, if no such Liquidation Proceeds are received, would have been) distributed to Certificateholders. The Stated Principal Balance of any Mortgage Loan, the Trust Subordinate Companion Loan or Serviced Whole Loan with respect to which the Master Servicer or Special Servicer has made a Final Recovery Determination is zero.

“Sub-Servicer”: Any Person engaged by the Master Servicer or the Special Servicer (including, for the avoidance of doubt, each Mortgage Loan Seller Sub-Servicer and any primary servicer) to perform servicing activities with respect to one or more Mortgage Loans or REO Loans.

“Sub-Servicing Agreement”: The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of the Mortgage Loans as provided in Section 3.01(c) of this Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer or a Servicing Function Participant.

“Subject Loans”: As defined in Section 11.02(a).

“Subordinate Companion Loan”: With respect to any Whole Loan, any related subordinated loan not included in the Trust, which is subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement, which are identified as “Subordinate” in the chart entitled “Whole Loans” in the Preliminary Statement.

“Subsequent Asset Status Report”: As defined in Section 3.23(e).

“Substitution Shortfall Amount”: In connection with the substitution of one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Removed Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate initial Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

“Tax Returns”: The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Certificate Administrator on behalf of each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed by the Certificate Administrator on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal law or Applicable State and Local Tax Law.

“Terminated Party”: As defined in Section 7.01(e) of this Agreement.

“Terminating Party”: As defined in Section 7.01(e) of this Agreement.

“Termination Date”: The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01 of this Agreement.

“Test”: As defined in Section 11.01(b)(iii).

“Third Party Appraiser”: A Person performing an Appraisal.

“Third Party Reports”: With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report, engineering report, structural report, property condition report or similar report, if any.

“Transfer”: Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.

“Transfer Restriction Period”: With respect to (a) Class VRR Interest Certificates, the period from the Closing Date to the later of the conclusion of the Transfer Restriction Period (U.S. Pool) and the conclusion of the Transfer Restriction Period (E.U. Pool) and (b) the 3CC-VRR Interest, the period from the Closing Date to the later of the conclusion of the Transfer Restriction Period (U.S. Loan-Specific) and the conclusion of the Transfer Restriction Period (E.U. Loan-Specific).

“Transfer Restriction Period (E.U. Pool)”: The period from the Closing Date until the EU Risk Retention Agreement (Pool) has been terminated or is no longer in effect, as confirmed by an acknowledgement by all parties to the EU Risk Retention Agreement (Pool).

“Transfer Restriction Period (E.U. Loan-Specific)”: The period from the Closing Date until the EU Risk Retention Agreement (Loan-Specific) has been terminated or is no longer in effect, as confirmed by an acknowledgement by all parties to the EU Risk Retention Agreement (Loan-Specific).

“Transfer Restriction Period (U.S. Loan-Specific)”: For so long as Regulation RR is in effect, the period from the Closing Date to the earlier of: (a) latest of (i) the date on which the unpaid principal balance of the Trust Subordinate Companion Loan has been reduced to 33% of the Cut-off Date Balance of the Trust Subordinate Companion Loan; (ii) the date on which the aggregate outstanding Certificate Balance of the Loan-Specific Certificates has been reduced to 33% of the aggregate outstanding Certificate Balance of the Loan-Specific Certificates as of the Closing Date; and (iii) two (2) years after the Closing Date; and (b) such time as when the Risk Retention Rule ceases to require the retention of risk with respect to the securitization of the Trust Subordinate Companion Loan contemplated by this Agreement, resulting from the repeal, amendment or modification of all or any portion of the Risk Retention Rule, as confirmed by an acknowledgment by the Retaining Sponsor.

“Transfer Restriction Period (U.S. Pool)”: The period from the Closing Date to the earlier of: (a) the latest of (i) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33.0% of the aggregate Cut-off Date Balance of the Mortgage Loans; (ii) the date on which the aggregate outstanding principal balance of the Principal Balance Certificates, other than the Class 3CC-A and Class 3-CCB Certificates, has been reduced to 33.0% of the aggregate outstanding principal balance of the Principal Balance

Certificates, other than the Class 3CC-A and Class 3-CCB Certificates, as of the Cut-off Date; and (iii) two years after the Closing Date; and (b) such time as when the Risk Retention Rule ceases to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by this Agreement, resulting from the repeal, amendment or modification of all or any portion of the Risk Retention Rule, as confirmed by an acknowledgment by the Retaining Sponsor.

“Transferee Affidavit”: As defined in Section 5.02(l)(ii) of this Agreement.

“Transferor Letter”: As defined in Section 5.02(l)(ii) of this Agreement.

“Trust” or “Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the Class VRR Upper-Tier Regular Interest; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). For the avoidance of doubt, no Retained Defeasance Rights and Obligations will be an asset of the Trust.

“Trust Directing Holder”: The Directing Holder under clause (b) of the definition of “Directing Holder”.

“Trust-Level Basis”: With respect to the Operating Advisor’s evaluation of the Special Servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans under this Agreement, taking into account the Special Servicer’s specific duties under this Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any assessment of compliance report, attestation report, Asset Status Report (after a Control Termination Event), Final Asset Status Report and other information, in each case delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year (together with any additional information and material reviewed by the Operating Advisor) (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) pursuant to this Agreement.

“Trust Ledger”: Amounts deposited in the Collection Account or a Serviced Whole Loan Collection Account and attributable to the Mortgage Loans or related Serviced Whole Loan, respectively, which are maintained pursuant to Section 3.06(a) and Section 3.06(b) of this Agreement, as applicable, and held on behalf of the Trustee on behalf of the Certificateholders or held on behalf of the Trustee on behalf of the Certificateholders and related Companion Loan Noteholders, as applicable.

“Trust REMICs”: The Lower-Tier REMIC, the Upper-Tier REMIC and the Trust Subordinate Companion Loan REMIC.

“Trust Subordinate Companion Loan”: With respect to the 3 Columbus Circle Whole Loan, the Companion Loan evidenced by the promissory notes B-1 and B-2 made by the related Mortgagor and secured by the Mortgage on the 3 Columbus Circle Mortgaged Property, which are included in the Trust and which are subordinate in right of payment to the 3 Columbus Circle Mortgage Loan to the extent set forth in the related Loan documents and as provided in the 3 Columbus Circle Co-Lender Agreement.

“Trust Subordinate Companion Loan REMIC”: One of three separate REMICs comprising a portion of the Trust Fund, which consist of the Trust Subordinate Companion Loan and the proceeds thereof, any allocable portion of REO Property with respect thereto, the related portions of the REO Account, and the Trust Subordinate Companion Loan Distribution Account.

“Trust Subordinate Companion Loan Distribution Account”: With respect to the Trust Subordinate Companion Loan, the segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass Through Certificates, Series 2019-B10, Trust Subordinate Companion Loan Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Trust Subordinate Companion Loan Distribution Account shall be an asset of the Trust Subordinate Companion Loan REMIC.

“Trust Subordinate Companion Loan Distribution Amount”: As defined in Section 4.01(a).

“Trust Subordinate Companion Loan REMIC Principal Balance”: With respect to any Class of Trust Subordinate Companion Loan REMIC Regular Interests, initially will equal the original principal balance set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of distributions of the Trust Subordinate Companion Loan Distribution Amount allocable to principal and 3 Columbus Circle Realized Losses, as applicable, allocable thereto in all prior periods as described in Section 4.01(g) of this Agreement, such that at all times the Trust Subordinate Companion Loan REMIC Principal Balance of a Trust Subordinate Companion Loan REMIC Regular Interest shall equal the Certificate Balance of the Corresponding Certificates.

“Trust Subordinate Companion Loan REMIC Regular Interests”: Any of the Class L3CCA, Class L3CCB and Class L3CCVRR Uncertificated Interests, as applicable.

“Trustee”: Wells Fargo Bank, National Association, in its capacity as Trustee, or its successor in interest, or any successor Trustee appointed as herein provided. Wells Fargo Bank, National Association will perform its obligations as Trustee hereunder through its Corporate Trust Services division.

“Trustee Personnel”: The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“UCC”: Uniform Commercial Code.

“Underwriters”: Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors in interest.

“Undeveloped Certificate Administrator Information/Data”: With respect to the Certificate Administrator, information or data (other than attorney-client privileged information) that, at the time of any request for information or data, (a) is in the possession of the Certificate Administrator and (b) has been provided to the Certificate Administrator by another Person, with (i) (x) no obligation to conduct or perform any Activity or Activities, (y) no obligation to request, direct or instruct any other Person (and no obligation on the part of any other Person) to conduct or perform any Activity or Activities and (z) no obligation to very any Activity or Activities performed by any other Person, and (ii) if for any reason such information or data itself consists in whole or in part of the results of any Activity or Activities on the part of another Person (it being acknowledged that this shall not be construed to require any Person to perform any Activity or Activities to determine whether the information or data includes the results of any Activity or Activities on the part of another Person), (x) no obligation to conduct or perform any further or additional any Activity or Activities, (y) no obligation to request, direct or instruct any other Person to conduct or perform any further or additional any Activity or Activities and (z) no obligation to very any Activity or Activities performed by any other Person.

“Undeveloped Servicer Information/Data”: With respect to the Master Servicer, a Mortgage Loan Seller Sub-Servicer or the Special Servicer, as the case may be, information and data (other than attorney-client privileged information and other than information relating to a workout or resolution strategy or plan for a Specially Serviced Loan) that, at the time of any request for information or data, (a) relates to one or more Serviced Whole Loans or the related Mortgaged Properties, (b) is in the possession of such Person and (c) has been provided to such Person by or on behalf of a Borrower, Property Manager or lender, with (i) (x) no obligation to conduct or perform any Activity or Activities, (y) no obligation to request, direct or instruct any other Person (and no obligation on the part of any other Person) to conduct or perform any

Activity or Activities and (z) no obligation to very any Activity or Activities performed by any other Person, and (ii) if for any reason such information or data itself consists in whole or in part of the results of any Activity or Activities on the part of another Person (it being acknowledged that this shall not be construed to require any Person to perform any Activity or Activities to determine whether the information or data includes the results of any Activity or Activities on the part of another Person), (x) no obligation to conduct or perform any further or additional any Activity or Activities, (y) no obligation to request, direct or instruct any other Person to conduct or perform any further or additional any Activity or Activities and (z) no obligation to very any Activity or Activities performed by any other Person.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.06(a) of this Agreement, as applicable, but that has not been recovered from the related Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Whole Loan or Serviced REO Property in respect of which the Advance was made.

“Unscheduled Payments”: With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Purchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement, the Substitution Shortfall Amount with respect to any substitution pursuant to Section 2.03(g) of this Agreement and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums or Yield Maintenance Charges, if any) during such Collection Period.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the following: (a) all Principal Prepayments received on such Mortgage Loan on or prior to the Determination Date and (b) the principal portion of any other collections (exclusive of payments by Borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided, that all such Liquidation Proceeds and Insurance Proceeds and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

“Updated Appraisal”: An Appraisal of a Mortgaged Property or Serviced REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Servicing Advance by the Master Servicer. Updated Appraisals shall be conducted by an Independent MAI appraiser selected by the Special Servicer.

“Updated Valuation”: With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, an Updated Appraisal. With respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, an updated Small Loan Appraisal Estimate or an Updated Appraisal.

“Upper-Tier Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(f) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Upper-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Upper-Tier Distribution Account shall be an asset of the Upper-Tier REMIC.

“Upper-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests, the Upper-Tier Distribution Account and amounts held therein from time to time.

“U.S. Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of Certificateholders. At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) 98% to be allocated among the Certificateholders of the respective Classes of Principal Balance Certificates, the VRR Interest and the 3CC-VRR Interest in proportion to the Certificate Balances (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(a) and the Operating Advisor pursuant to Section 7.07(a), taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.08(a) hereof) of their Certificates, (b) 2% to be allocated among the Certificateholders of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates (allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination) and (c) 0%, in the case of the Class S and Class R Certificates.

“VRR Allocation Percentage”: A fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

“VRR Available Funds”: With respect to any Distribution Date, an amount equal to the VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

“VRR Interest”: The VRR Interest represents undivided beneficial interests in the Class VRR Interest Specific Grantor Trust Assets.

“VRR Interest Distribution Amount”: With respect to any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of interest distributed to the Holders of the Non-VRR Certificates pursuant to Section 4.010(i), (iv), (vii), (x), (xiii), (xvi), (xix), (xxii) and (xxv) on such Distribution Date.

“VRR Percentage”: As of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Balance of the Class VRR Upper-Tier Regular Interest, and the denominator of which is the aggregate Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the Certificate Balance of the Class VRR Upper-Tier Regular Interest.

“VRR Interest Purchase Agreement”: The VRR Interest Purchase Agreement dated and effective the Pricing Date, among the Depositor, GACC, DBNY, CREFI and JPMCB.

“VRR Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of principal distributed to the Holders of the Non-VRR Certificates pursuant to Section 4.010(ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) on such Distribution Date.

“VRR Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of Class VRR Interest Certificate, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

“VRR Retained Prepayment Premiums and Yield Maintenance Charges”: As defined in Section 4.01(c) of this Agreement.

“VRR1 Interest”: As defined in the Preliminary Statement.

“VRR1 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by DBNY. The Initial VRR1 Risk Retention Consultation Party shall be DBNY.

“VRR2 Interest”: As defined in the Preliminary Statement.

“VRR2 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by CREFI. The Initial VRR2 Risk Retention Consultation Party shall be CREFI.

“VRR3 Interest”: As defined in the Preliminary Statement.

“VRR3 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by JPMCB. The Initial VRR3 Risk Retention Consultation Party shall be JPMCB.

“WAC Rate”: With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Rate for each such Mortgage Loan as of the first day of the related Collection Period and (ii) the Stated Principal Balance of each such Mortgage Loan as of the first day of the related Collection Period, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the first day of the related Collection Period (after giving effect to any payments received during any applicable grace period).

“WHFIT”: A “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: Treasury Regulations Section 1.671-5, as amended.

“WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

“Whole Loan”: With respect to any Mortgage Loan with a related Companion Loan and/or a related Subordinate Companion, such Mortgage Loan and its related Companion Loan(s), collectively, as identified in the “Whole Loan” chart in the Preliminary Statement. With respect to each Whole Loan, references herein to each such Whole Loan shall be construed to refer to the aggregate indebtedness under the related Mortgage Loan and the related Companion Loan(s).

“Withheld Amount”: With respect to each Mortgage Loan and the Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, and with respect to each Distribution Date occurring in January of each calendar year that is not a leap year and February of each calendar year, unless in either case such Distribution Date is the final Distribution Date, an amount equal to one day’s interest at the Net Mortgage Rate on the respective Stated Principal Balance as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent that a Periodic Payment or a P&I Advance is made in respect thereof.

The Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on a 30/360 basis will be equal to 1/31 of the interest accrued in respect of the immediately preceding Due Date, to the extent a Periodic Payment or P&I Advance is made in respect thereof.

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan or the Trust Subordinate Companion Loan or, with respect to Servicing Advances, any

Serviced Whole Loan, the amount of any Advance made with respect to such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable, on or before the date such Mortgage Loan, the Trust Subordinate Companion Loan or Serviced Whole Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related Borrower to pay such amount under the terms of the modified Loan Documents.

“Workout Fee”: An amount equal to the lesser of (1) 1.0% of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Defect or a Material Breach shall not be considered a prepayment for purposes of this definition), Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on a Specially Serviced Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c) of this Agreement and (2) $1,000,000, in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that in the event the Workout Fee with respect to a Corrected Mortgage Loan is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Mortgage Loan (including any related Serviced Companion Loan) to be equal to $25,000; provided, further, that the Workout Fee with respect to any Corrected Mortgage Loan shall be capped in accordance with Section 3.12(c) of this Agreement; provided, further that no Workout Fee shall be payable by the Trust with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (c) of the definition of “Specially Serviced Loan” (and no other clause of such definition) and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of this Agreement; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer shall not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related Borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Loan Documents and (z) other appropriate fees in connection with such workout. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, the total amount of Workout Fees in excess of such $25,000 payable by the Trust with respect to such Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) shall be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to such Corrected Mortgage Loan; provided that the Special Servicer shall be entitled to collect such Workout Fees from the Trust until such time it has been fully paid such reduced amount. For the avoidance of doubt, the Mortgage Loan Seller will be required to pay a Workout Fee in connection with a repurchase or substitution to the extent the Special Servicer was entitled to such a fee and such fee was unpaid immediately prior to such repurchase or substitution or was previously paid by the Trust and was not reimbursed by the related Borrower immediately prior to such repurchase or substitution. In furtherance of the foregoing, upon a Specially Serviced Loan becoming a Corrected Mortgage Loan, the Special Servicer shall provide the Master Servicer with a calculation of the total amount of Workout Fees expected to be payable by the Trust with respect to such Corrected Mortgage Loan throughout its term (which calculation shall be reasonably acceptable to the Master Servicer) and the total amount of related Offsetting Modification Fees received by the Special Servicer.

“Yield Maintenance Charge”: With respect to any Mortgage Loan or Serviced Companion Loan, the yield maintenance charge set forth in the related Loan Documents; provided that, amounts shall be considered Yield Maintenance Charges pursuant to the allocation set forth under Section 1.02(f) or Section 1.02(g), as applicable.

Section 1.02     Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

(a)           All calculations of interest with respect to the Mortgage Loans and Serviced Companion Loans (other than the Actual/360 Loans) and of Advances in respect thereof provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Loans and of Advances provided in respect thereof provided for herein shall be made as set forth in the Loan Documents for such Mortgage Loans and, if applicable, Serviced Companion Loans, with respect to the calculation of the related Mortgage Rate. The Servicing Fee, the Certificate Administrator/Trustee Fee, the EU Reporting Administrator Fee, the CREFC® Intellectual Property Royalty License Fee and the Operating Advisor Fee for each Mortgage Loan or Serviced Whole Loan, as applicable, shall accrue on the same basis as interest accrues on such Mortgage Loan or Serviced Whole Loan, as applicable.

(b)           Any Mortgage Loan or Serviced Whole Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Certificate Administrator; provided, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Serviced Whole Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan on which interest accrues.

(c)           Except as otherwise provided in the related Loan Documents or Intercreditor Agreement, any amounts received in respect of a Mortgage Loan or Serviced Whole Loan as to which a default has occurred and is continuing in excess of Periodic Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan or Serviced Whole Loan prior to the application to late fees.

(d)           Allocations of payments between a Mortgage Loan and the related Serviced Companion Loans in a Whole Loan shall be made in accordance with the related Intercreditor Agreement.

(e)           If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust Fund, any Trust REMIC or the Grantor Trust or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or Grantor Trust tax or expense or this Agreement states that any expense is solely “an expense of the Trust Fund” or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Serviced Companion Loan Noteholder and such Serviced Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

(f)            All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan (other than an REO Loan) in the form of payments from the related Borrower, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (exclusive, if applicable, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, of any amounts payable to the holder of the related Serviced Companion Loan, pursuant to the related Intercreditor Agreement) shall be allocated to amounts due and owing under the related Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents and, with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the related Intercreditor Agreement; provided that, absent such express provisions, all such amounts collected (exclusive, if applicable, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, of any amounts payable to the holder of the related Serviced Companion Loan pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)            as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances and any interest at the Reimbursement Rate thereon to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan Interest Accrual Period, over (B) the sum of (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this

Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates) and (y) Accrued AB Loan Interest;

(iv)         to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if such Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)          as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)         as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)        as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)       as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

(ix)          as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

(x)           as a recovery of any Assumption Fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)          as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

(xii)         as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

(xiii)        in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the Mortgage Loan Seller’s rights under the related Loan Documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Whole Loan) exceeds 125% or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the Stated Principal Balance of the Mortgage Loan (or Serviced Whole Loan) in the manner permitted by the REMIC Provisions.

(g)           Collections by or on behalf of the Trust in respect of any REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of an REO Property related to a Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Serviced Companion Loan pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)            as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances and any interest at the Reimbursement Rate thereon to the extent previously allocated to principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan Interest Accrual Period, over (B) the sum of (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below or clause (v) of Section 1.02(f) on earlier dates) and (y) Accrued AB Loan Interest;

(iv)          to the extent not previously allocated pursuant to clause (i)-(ii) above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

(v)           as a recovery of (i) accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) or clause (v) of Section 1.02(f) on earlier dates);

(vi)          as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under the related Mortgage Loan;

(vii)         as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under the related Mortgage Loan;

(viii)        as a recovery of any Assumption Fees and Modification Fees then due and owing under the related Mortgage Loan;

(ix)          as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

(x)           in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

(h)           The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (f) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan, or any REO Property pursuant to paragraph (g) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(i)            All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made in accordance with the Loan Documents or, if the Loan Documents are silent, using the Calculation Rate.

(j)            For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

Section 1.03    Certain Constructions. For purposes of this Agreement, references to the most or next most subordinate Class of Non-VRR Certificates outstanding at any time shall mean the most or next most subordinate Class of Non-VRR Certificates then outstanding as among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. For purposes of this Agreement, each Class of Principal Balance Certificates and the Class VRR Interest Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Excess Interest Certificates shall be outstanding so long as any of the ARD Loans are outstanding. For purposes of this Agreement, the Class R Certificates shall be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01 of this Agreement or any other Class of Certificates remains outstanding. For purposes of this Agreement, each of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates shall be deemed to be outstanding until their respective Notional Amounts have been reduced to zero.

Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, each reference to any action by the Master Servicer or Special Servicer that is subject to the consent or approval of the Directing Holder or consultation with the Directing Holder, any Risk Retention Consultation Party, the Operating Advisor, shall in each case be further subject to the determination by the Master Servicer or Special Servicer that taking or refraining from taking the action as proposed by the Directing Holder, any Risk Retention Consultation Party or the Operating Advisor, or not taking such action as proposed by the Master Servicer or Special Servicer if the Directing Holder or the Operating Advisor fails to grant its consent or approval, or if the Directing Holder, any Risk Retention Consultation Party or the Operating Advisor, as applicable, fail to express their concurrence, to any action proposed to be taken by the Master Servicer or Special Servicer, in each case, is consistent with the Servicing Standard. In each case, (a) if the response by the Directing Holder, any Risk Retention Consultation Party or the Operating Advisor hereunder is inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer shall take such action as is consistent with the Servicing Standard, and (b) if the Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, in the case of any Serviced Whole Loan, the related Serviced Companion Loan Noteholders, (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and the Master Servicer or Special Servicer, as applicable, has made a reasonable effort to contact the Directing Holder, any Risk Retention Consultation Party or the Operating Advisor, as applicable, it may take such action without waiting for a response from the Directing Holder, any Risk Retention Consultation Party or the Operating Advisor, as applicable; provided that the Special Servicer or Master Servicer, as applicable, shall provide the Directing Holder or any Risk Retention Consultation Party (or the Operating Advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Section 1.04     Certain Matters Relating to the Non-Serviced Mortgage Loans. Each Other Servicer, Other Special Servicer, Other Depositor, Other Operating Advisor, Other Asset Representations Reviewer and Other Trustee, and any of their respective directors, officers, employees or agents (as and to the same extent the securitization trust formed under the related Other Pooling and Servicing Agreement is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Other Pooling and Servicing Agreement pursuant to the terms of the Other Pooling and Servicing Agreement) and each Other Securitization (collectively, the “Other Indemnified Parties”), shall be indemnified by the Trust and held harmless against the Trust’s pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of or any actual or threatened legal action or claim relating to the related Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Other Pooling and Servicing Agreement, this Agreement or the related Intercreditor Agreement (but excluding any such losses allocable to the related Companion Loans); provided that such indemnification will not extend to any losses, liabilities, costs or expenses: (i) specifically required to be borne by such party, without right of reimbursement, pursuant to the terms of the related Other Pooling and Servicing Agreement; (ii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made by such person under the related Other Pooling and Servicing Agreement or (iii) incurred in connection with any legal action or claim against such party resulting from any willful misfeasance, bad faith or negligence in the performance of such Person’s obligations and duties under the related Other Pooling and Servicing Agreement or the related Intercreditor Agreement or resulting from negligent disregard of such obligations and duties.

In connection with the securitization of any Serviced Companion Loan while it is a Serviced Companion Loan, upon the request of (and at the expense of) the related Companion Loan Noteholders, each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Companion Loan Noteholders in attempting to cause the related Borrower to provide information relating to the related Serviced Whole Loan and the related notes, and that such holders reasonably determine to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

On the related Servicing Shift Securitization Date for each Servicing Shift Whole Loan (i) the Custodian shall, upon receipt of a Request for Release transfer the related Mortgage File (other than the note(s) designating such Servicing Shift Mortgage Loan), the original of which shall be retained by the Custodian) for such Servicing Shift Whole Loan to the related Other Trustee under the related Other Pooling and Servicing Agreement and retain a copy of such Mortgage File and (ii) the Master Servicer shall, upon receipt of notice from the applicable Mortgage Loan Seller or the holder of the applicable Controlling Companion Loan that the related Servicing Shift Lead Note has been or is being securitized on the related Servicing Shift Securitization Date, transfer (and cooperate with reasonable requests in connection with such transfer of) the Servicing File for such Servicing Shift Whole Loan, and any Escrow Payments, reserve funds and originals of items specified in Sections 2.01(a)(xix) and (xx) for such Servicing Shift Whole Loan, to the related Other Servicer on the related Servicing Shift Securitization Date.

Upon receipt of notice from the applicable Mortgage Loan Seller or the holder of the applicable Controlling Companion Loan that such Servicing Shift Lead Note has been or is being securitized on the related Servicing Shift Securitization Date, the Master Servicer shall provide the Custodian with a Request for Release of the Mortgage File on such related Servicing Shift Securitization Date and transfer (and cooperate with reasonable requests in connection with such transfer of) the Servicing File to the related Other Servicer identified to it pursuant to the related notice from the related Mortgage Loan Seller on such related Servicing Shift Securitization Date.

Article II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans and Trust Subordinate Companion Loan; Assignment of Mortgage Loan Purchase Agreements. (a)  The Depositor, concurrently with the execution and delivery hereof on the Closing Date, does hereby establish a trust designated as “Benchmark 2019-B10 Mortgage Trust,” appoint the Trustee as trustee of the Trust Fund and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans and the Trust Subordinate Companion Loan, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and a security interest in all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans and the Trust Subordinate Companion Loan after the Cut-off Date and, in the case of a Mortgage Loan included in a Whole Loan, is subject to the related Intercreditor Agreement. Transfer and assignment of a Non-Serviced Mortgage Loan and the right to service a Non-Serviced Mortgage Loan is further subject to the terms and conditions of the Other Pooling and Servicing Agreement and the related Intercreditor Agreement. The Depositor, concurrently with the execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein), for the benefit of the Certificateholders and the Serviced Companion Loan Noteholders, all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements as provided therein (excluding Sections 6(e)-(g) of each Mortgage Loan Purchase Agreement, the representations, warranties and covenants in favor of the Depositor set forth in clause (viii) of Section 4(b) of each Mortgage Loan Purchase Agreement and the Depositor’s rights and remedies with respect to a breach thereof, and excluding the Depositor’s rights and remedies under the Indemnification Agreements) to the extent related to any Mortgage Loan or the Trust Subordinate Companion Loan. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts relating to the Mortgage Loans or the Trust Subordinate Companion Loan to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the Mortgage Loan Sellers.

With respect to any Mortgage Loan or Trust Subordinate Companion Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2.01(a) serve as an assignment and assumption agreement between the Depositor, as the assignor, and the Trustee on behalf of the Trust, as the assignee. Accordingly, the Depositor hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Trustee all right, title and interest of the Depositor in, to and arising out of the related Intercreditor Agreement and the Trustee on behalf of the Trust hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of the Depositor with respect to related Intercreditor Agreement from and after the Closing Date. In addition, the Trustee acknowledges that any such Mortgage Loan that is part of a Serviced Whole Loan shall be serviced pursuant to the terms of this Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, with copies to the Master Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan and each Serviced Companion Loan (which, except for the Mortgage Note referred to in clause (i) below, relate to the Serviced Whole Loan) so assigned (provided, the original of documents specified in clauses (xix) and (xx) shall be delivered to the Master Servicer):

(i)            (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the Originator or to the order of the Trustee in the following form: “Pay to the order of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, without recourse”; and (B) in the case of each related Serviced Companion Loan other than the Trust Subordinate Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)           (A) the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, (B) if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)          an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an Assignment of Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders);

(iv)          (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(v)           (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection

of) any security interest held by the Originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related Mortgage Loan Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)          the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)         the original or a copy of the lender’s title insurance policy (which may be in electronic form) issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or, subject to Section 2(d) of the applicable Mortgage Loan Purchase Agreement, a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of the applicable Mortgage Loan Purchase Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)        (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (a

“Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(ix)           the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of Environmental Reports;

(x)            copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)           if the Borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the Borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)          if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the Trustee;

(xiii)         if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders));

(xiv)        originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)         the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)        the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)        with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of the related Other Pooling and Servicing Agreement;

(xviii)       with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the Master Servicer;

(xix)         the original (or copy, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2.01(c) of this Agreement) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)          the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2.01(c) of this Agreement) which entitles the Master Servicer on behalf of the Trust and the Companion Loan Noteholders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)         with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement.

The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in any applicable filing or recording offices.

Notwithstanding anything to the contrary contained in this Section 2.01(a) or in Section 2.01(b), Section 2.01(c), or Section 2.02, in connection with any Servicing Shift Whole

Loan (1) instruments of assignment to the Trustee may be in blank and need not be recorded or filed pursuant to this Agreement until the earliest of (i) the related Servicing Shift Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Other Pooling and Servicing Agreement, (ii) the date such Servicing Shift Whole Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with this Section 2.01(a), and (iii) 90 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with this Section 2.01(a), (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earliest of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Other Pooling and Servicing Agreement and (ii) the date such Servicing Shift Whole Loan becomes a Specially Serviced Loan, in which case such amendment shall be effected in accordance with the terms of this Section 2.01, and (iii) 90 days following the Closing Date, in which case such amendment shall be effected in accordance with the terms of this Section 2.01, and (3) on and following the related Servicing Shift Securitization Date, the Person selling the related Servicing Shift Lead Note to the related Other Depositor, at its own expense, shall be (a) entitled to direct in writing, which may be conclusively relied upon by the Custodian, the Custodian to deliver the originals of all the Loan Documents relating to such Servicing Shift Whole Loan in its possession (other than the original Note(s) evidencing such Servicing Shift Mortgage Loan) to the related Other Trustee or the related Other Custodian, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Custodian of photocopies of Loan Documents related to such Servicing Shift Whole Loan so delivered to such Other Trustee or such Other Custodian, (c) entitled to cause the completion (or, in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of the related Other Trustee or related Other Custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payments, reserve funds and items specified in clauses (xix) and (xx) of Section 2.01(a) for such Servicing Shift Whole Loan to the related Other Servicer.

With respect to Serviced Whole Loans, except for the Mortgage Note referred to in clause (i)(B) of the second preceding paragraph, only a single original set of the Loan Documents specified above is required to be delivered. Notwithstanding anything herein to the contrary, with respect to a Non-Serviced Mortgage Loan, any assignments or other transfer documents referred to in the third preceding paragraph as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee and (1) if the Custodian is not also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller to the Custodian of copies of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes or (2) if the Custodian is also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements shall be met by the delivery by the Mortgage Loan Seller to the Custodian of only the original Mortgage Note and intervening endorsements evidencing such Non-Serviced Mortgage Loan (and, if any document specified in Section 2.01(a) of this Agreement was not required to be delivered in connection with the related Other Securitization, a copy of such document); provided that with respect to such Non-Serviced Mortgage Loan, if Wells Fargo Bank, National Association ceases to be Custodian with respect to such Non-Serviced Mortgage Loan, it shall, upon receipt of a request for release, provide the original note, allonge and intercreditor agreement and copies of all other Loan Documents specified above to the successor Custodian.

With respect to the Mortgage Loans, within 45 days after the Closing Date or, without limiting the requirements of the third paragraph of Section 2.01(b), after such later date on which the Mortgage Loan Seller has received all the missing recording/filing information, each Mortgage Loan Seller will, or will at the expense of such Mortgage Loan Seller retain a third party vendor to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10” (and with respect to a Serviced Whole Loan, the related Serviced Companion Loan Noteholders) in the appropriate public recording office (a) each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii)(B) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in Section 2.01(a)(v)(B) and (xiii) which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument in respect of any Mortgage Loan (or the Trust Subordinate Companion Loan) is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the related Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute thereof or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Custodian or such other third party vendor as retained by the Mortgage Loan Seller for recording or filing, as appropriate, at such Mortgage Loan Seller’s expense (as set forth in the related Mortgage Loan Purchase Agreement). In the event that any Mortgage Loan Seller receives the original recorded or filed copy, each Mortgage Loan Seller will, promptly upon receipt of the original recorded or filed copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations of the related Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable.

If a Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in Section 2.01(a)(vii) solely because such policy has not yet been issued, the delivery requirements of this Section 2.01 will be deemed to be satisfied as to such missing item, and such missing item will be deemed to have been included in the related Mortgage File by delivery to the Custodian of a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller will be required to deliver to the Custodian, promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof). Copies of recorded or filed Assignments of Mortgage, Reassignments of Assignment of Leases, Rents and Profits and UCC assignments of financing statements shall be held by the Custodian.

Subject to the third preceding paragraph, all original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor or the Master Servicer (or a sub-servicer on its behalf), as the case may be, in trust for the benefit of the Certificateholders and, insofar as they also relate to the Serviced Companion Loans, on behalf of and for the benefit of the related Serviced Companion Loan Noteholders. In the event that any such original document, or in the case of a Serviced Companion Loan, the original Mortgage Note, is required pursuant to the terms of this Section to be a part of a Mortgage File in order to effectuate the purposes of this Agreement, such document shall be delivered promptly to the Custodian.

(b)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with or cause to be delivered to and deposited with, (i) the Custodian, on or before the Closing Date, subject to Section 2.01(a), for each Mortgage Loan so assigned the Mortgage Note (or a copy of the Mortgage Note evidencing each related Serviced Companion Loan), the original or a copy of the related Mortgage, the original or a copy of the title policy for each Mortgage Loan (subject to the second-to-last paragraph under Section 2.01(a)), a copy of the related ground lease (or, with respect to a leasehold interest with respect to a space lease or air rights, a copy of the related space lease or air rights lease), if applicable, for each Mortgage Loan and an original (or copy, if the original is held by the Master Servicer pursuant to Section 2.01(c) or the Mortgage Loan is a Non-Serviced Mortgage Loan) of any letters of credit held by the lender as beneficiary or assigned as security for the Mortgage Loan, and, except as otherwise provided in the following paragraph, within 30 days following the Closing Date, the remaining applicable documents referred to in Section 2.01(a) for each such Mortgage Loan or Serviced Companion Loan, in each case, with copies to the Master Servicer and (ii) the Master Servicer, on or before the Closing Date, all documents and records that are part of each applicable Servicing File. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in favor of the Certificate Administrator, the Trustee and the Custodian.

If the applicable Mortgage Loan Seller or the Depositor cannot deliver, or cause to be delivered, as to any Mortgage Loan (subject to any qualifications provided for herein or in the related Mortgage Loan Purchase Agreement with respect to a Non-Serviced Mortgage Loan), the original or a copy of any of the documents and/or instruments referred to in Section 2.01(a)(ii), Section 2.01(a)(iii), Section 2.01(a)(v), Section 2.01(a)(viii), Section 2.01(a)(xiv) and Section 2.01(a)(xvi) and the UCC financing statements and UCC assignments of financing statements referred to in Section 2.01(a)(xiii), with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 60 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days after the Closing Date (or within such longer period after the Closing Date so long as the related Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder’s or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

(c)            Notwithstanding anything herein to the contrary, with respect to the documents referred to in Section 2.01(a)(xix) and Section 2.01(a)(xx) of this Agreement, the Master Servicer shall hold (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan will hold) the original of each such document in trust on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) in order to draw on such letter of credit on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01 of this Agreement by delivering the original of each such document to the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) who shall forward a copy of the applicable document to the Custodian (or the custodian in the applicable Other Securitization with respect to any Non-Serviced Mortgage Loan). The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit (which amendment shall change the beneficiary of the letter of credit to the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) in care of the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan))

required in order for the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) to draw on such letter of credit on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan). In the event that the documents specified in Section 2.01(a)(xx) of this Agreement are missing with respect to any Serviced Mortgage Loan because the related assignment or amendment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

(d)           With respect to the Serviced Mortgage Loans secured by the Mortgaged Properties identified as Loan No. 12 (Embassy Suites Scottsdale), No. 27.01 (Residence Inn Laredo), No. 27.02 (Homewood Suites Brownsville), No. 28 (Homewood Suites Philadelphia - Valley Forge), No. 29 (Hilton Garden Inn - Valley Forge) and No. 32 (Residence Inn Anaheim Hills Yorba Linda) on the Mortgage Loan Schedule, each of which is subject to a franchise agreement with a related comfort letter in favor of the respective Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the related Mortgage Loan Seller or its designee will be required to provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, or take any such other required action, in any event, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(e)            Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligations of the related Mortgage Loan Seller to deliver a Note to the Trustee, or a Custodian on its behalf, shall be limited to delivery of only the Note held by such party to the Trustee, or Custodian on its behalf. With respect to any Joint Mortgage Loan, the obligations of each Mortgage Loan Seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the related Mortgage Loan Sellers may deliver one Mortgage File or one of any other document required to be delivered with respect to any Joint Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for each of the related Mortgage Loan Sellers.

(f)            Each Mortgage Loan Purchase Agreement shall provide that within 60 days after the Closing Date, each Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans to (or as instructed by) the Depositor, together with an index identifying each such document delivered, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the related Mortgage Loan Seller. Each Mortgage Loan Purchase

Agreement shall further provide that within 60 days after the Closing Date, the applicable Mortgage Loan Seller shall provide to the Depositor (together with copies (which may be sent by electronic mail) to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Asset Representations Reviewer) with a certificate stating that (i) the applicable Mortgage Loan Seller has delivered or caused to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans, (ii) the Diligence File contains all documents and information required under the definition of “Diligence File” and (iii) the Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the related Mortgage Loan Seller (the “Diligence File Certification”).

(g)           Within 3 Business Days of the Closing Date, the Depositor shall deliver to the Master Servicer the Initial Schedule AL File and the Initial Schedule AL Additional File in XML Format and Excel format and the Annex A-1 to the Prospectus at the following email address: KC_investor_reporting@keybank.com.

Section 2.02       Acceptance by Custodian and the Trustee. By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and Serviced Companion Loan Noteholders.

The Custodian hereby certifies to each of the Directing Holder, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and each Mortgage Loan Seller that except as identified in the Custodian’s closing date certification, which shall be delivered no later than two Business Days after the Closing Date substantially in the form attached as Exhibit N-1 to this Agreement, (i) each Mortgage Note (or copy thereof, with respect to any Serviced Companion Loan) is in its possession and has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan and (ii) each of the documents specified in Section 2.01(a)(ii), Section 2.01(a)(vii), Section 2.01(a)(xi) and Section 2.01(a)(xix) of this Agreement have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. If the Custodian does not send a closing date certification on the Closing Date, it shall send an email confirmation to the Trustee that it has received all of the Mortgage Notes (or copies or lost note affidavits as permitted), subject to any exceptions noted therein, on the Closing Date.

On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the applicable Mortgage Loan Seller has repurchased or substituted for the last affected Mortgage Loan), the Custodian shall review each Mortgage File and shall certify to each of the Directing Holder, the Depositor, the

Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and each Mortgage Loan Seller in the form attached as Exhibit N-2 to this Agreement that all documents (other than documents referred to in clauses (xix) and (xx) of Section 2.01(a) of this Agreement, which shall be delivered to the Master Servicer, and the documents referred to in clauses (iii), (iv)(B), (v)(B) and (viii)(B) of Section 2.01(a) of this Agreement and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of this Agreement, which shall be delivered for filing or recording by the related Mortgage Loan Seller as provided herein) referred to in Section 2.01(a) above (in the case of the documents referred to in Section 2.01(a)(iv), Section 2.01(a)(vi), Section 2.01(a)(viii), Section 2.01(a)(ix), Section 2.01(a)(x), Section 2.01(a)(xi), Section 2.01(a)(xii) through Section 2.01(a)(xvi) and Section 2.01(a)(xviii) through Section 2.01(a)(xx) of this Agreement, as identified to it in writing as a document required to be delivered by the related Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. With respect to any Non-Serviced Mortgage Loan, the Custodian shall only be required to certify to each of the Directing Holder, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and each Mortgage Loan Seller that the document set forth in Section 2.01(a)(i) has been received, subject to the preceding provisions of this Section 2.02.

If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn in any materially adverse manner or mutilated or otherwise defaced, the Custodian shall promptly so notify (in the form attached as Exhibit M to this Agreement) the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the related Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall or shall cause the related Mortgage Loan Seller to deliver to the Custodian an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form constitutes a Material Defect, the Depositor shall cause the related Mortgage Loan Seller to cure, repurchase or substitute for the related Mortgage Loan in the manner provided in Section 2.03(e) of this Agreement. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

Contemporaneously with its execution of this Agreement, the Depositor shall cause each Mortgage Loan Seller to deliver a power of attorney substantially in the form of

Exhibit C to the applicable Mortgage Loan Purchase Agreement to the Master Servicer and Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. Pursuant to the related Mortgage Loan Purchase Agreement, each of the Mortgage Loan Sellers will be required to effect (at the expense of the applicable Mortgage Loan Seller) the assignment and recordation of its respective Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

In reviewing any Mortgage File pursuant to the third preceding paragraph or Section 2.01 of this Agreement, the Master Servicer shall have no responsibility to cause the Custodian or Trustee to, and the Custodian or Trustee will have no responsibility to, examine any opinions or determine whether any document is legal, valid, binding, sufficient, duly authorized or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

The Custodian shall hold that portion of the Trust Fund delivered to the Custodian consisting of “instruments” (as such term is defined in Section 9-102 of the Uniform Commercial Code as in effect in Minnesota on the date hereof) in Minnesota and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Minnesota unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Minnesota) that if the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

Section 2.03       Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans. (a)  The Depositor hereby represents and warrants that:

(i)             The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)            The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

(iii)           This Agreement has been duly and validly executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)           The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any law, order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)           The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

(A)          to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal with the following: (I) “fully-modified pass-through” certificates (“GNMA Certificates”) issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association (“GNMA”), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934; (II) Guaranteed Mortgage Pass-Through Certificates (“FNMA Certificates”) issued and guaranteed as to timely payment of principal and interest by FNMA; (III) Mortgage Participation Certificates (“FHLMC Certificates”) issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by FHLMC; (IV) any other participation certificates, pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA or FHLMC (collectively with the GNMA Certificates, FNMA Certificates and FHLMC Certificates, the “Agency Securities”); (V) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as “Private Securities”); (VI) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans (“Mortgage Loans”); (VII) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (“Contract”); and (VIII) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period (“Other Assets”);

(B)           to loan its funds to any person under loan agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

(C)           to authorize, issue, sell and deliver bonds or other evidences of indebtedness that are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

(D)           to authorize, issue, sell and deliver certificates evidencing beneficial ownership interests in pools of Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets; and

(E)           to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

Capitalized terms defined in this clause (v) shall apply only to such clause;

(vi)          There is no action, suit, proceeding or investigation pending or threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement;

(vii)         No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

(viii)        The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

(b)           The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

(i)            Immediately prior to the transfer and assignment to the Trustee by the Depositor, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest; provided, that, in the case of a Non-Serviced Mortgage Loan, the related Mortgage has been (or will be) assigned to the Other Trustee under the Other Pooling and Servicing Agreement for the benefit of the holders of securities issued in connection with the related Other Securitization, as applicable;

(ii)           The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

(iii)          The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee; and

(iv)          No claims have been made by the Depositor under the lender’s title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender’s title insurance policy.

(c)           It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, any Serviced Companion Loan Noteholders, Certificate Administrator, the Trustee, the Custodian, the Master Servicer and the Special Servicer.

(d)           If the Master Servicer or the Special Servicer (i) receives a Repurchase Communication of a request or demand for repurchase or replacement of a Mortgage Loan because of a Breach or a Defect (each as defined below) (any such request or demand, a “Repurchase Request”, and the Master Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); (ii) receives a Repurchase Communication of a withdrawal of a Repurchase Request by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), (iii) receives a Repurchase Communication that any Mortgage Loan that was subject to a Repurchase Request has been repurchased or replaced (a “Repurchase”), or (iv) receives a Repurchase Communication of the rejection of a Repurchase Request (a “Repurchase Request Rejection”), then such Person shall deliver written notice of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection (each such notice, a “Rule 15Ga-1 Notice”) to the Depositor, the Master Servicer, the Special Servicer and the related Mortgage Loan Seller, in each case within ten Business Days from such party’s receipt of a Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable; provided however, if the Master Servicer or the Special Servicer receives notice of a Repurchase Request Withdrawal or Repurchase Request Rejection from the Special Servicer or the Master Servicer, as applicable, then such receiving party shall have no obligation to deliver such notice to any other party.

Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable, was received and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

No Person that is required to provide a Rule 15Ga-1 Notice pursuant to this Section 2.03(d) (a “Rule 15Ga-1 Notice Provider”) shall be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. Each Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.03(d) is so provided only to assist the related

Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(d) by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to the related Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Master Servicer, if relating to a Performing Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, and include the following statement in the related correspondence: “This is a “Repurchase Request [Withdrawal]” under Section 2.03(d) of the Pooling and Servicing Agreement relating to the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder”. Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and such party shall comply with the procedures set forth in this Section 2.03(d) with respect to such Repurchase Request or Repurchase Request Withdrawal. In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

(e)           A “Defect” shall exist with respect to a Mortgage Loan or the Trust Subordinate Companion Loan if any document constituting a part of the related Mortgage File has not been delivered within the time periods provided for in the related Mortgage Loan Purchase Agreement, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule. A “Breach” shall mean a breach of any representation or warranty of any Mortgage Loan Seller made pursuant to the related Mortgage Loan Purchase Agreement with respect to any Mortgage Loan or the Trust Subordinate Companion Loan. If any party hereto discovers or receives notice of a Defect or a Breach, and if such Defect is a Material Defect or such Breach is a Material Breach, as applicable, then such party, on behalf of the Trust Fund, shall give prompt written notice thereof (which notice shall be accompanied by a written demand to cure, repurchase or substitute in accordance with the applicable Mortgage Loan Purchase Agreement) to the related Mortgage Loan Seller, the other parties hereto (with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Serviced Companion Loan Noteholder (if any) and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan or the Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of the Trustee in any Mortgage Loan or Mortgaged Property, or causes the related Mortgage Loan or the Trust Subordinate Companion Loan to be other than a Qualified Mortgage, then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, that if any of the documents specified in Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(vii), Section 2.01(a)(xi) and Section 2.01(a)(xix) of this Agreement are not delivered as required in the related Mortgage Loan Purchase Agreement, it shall be deemed a Material Defect. The Custodian, the Certificate Administrator and the Trustee shall not be required to make any such determination. Promptly upon receiving written notice of any such Material Defect or Material Breach with respect to a Mortgage Loan or the Trust Subordinate Companion Loan, accompanied by a written demand to take the actions contemplated by this sentence from the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund, the applicable Mortgage Loan Seller shall, not later than 90 days from the applicable Mortgage Loan Seller’s receipt of such notice of such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan or the Trust Subordinate Companion Loan not being a Qualified Mortgage, not later than 90 days after the Mortgage Loan Seller or any party hereto discovering such Material Defect or Material Breach, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the related Mortgage Loan Purchase Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan or the Trust Subordinate Companion Loan at the applicable Purchase Price in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (provided that, in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account (or, with respect to any Serviced Whole Loan, the applicable Serviced Whole Loan Collection Account) any Substitution Shortfall Amount in connection therewith; provided that, neither GACC nor JPMCB may repurchase its percentage interest in the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, however, that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period or, with respect to the immediately preceding proviso, the time period set forth therein, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s or the Trust Subordinate Companion Loan’s not being a Qualified Mortgage, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Trustee, the Operating Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan, the Trust Subordinate Companion Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect. With respect to any Joint Mortgage Loan, each applicable Mortgage Loan Seller’s obligation shall be such Mortgage Loan Seller’s pro rata share based on such Mortgage Loan Seller’s percentage interest as of the date of the applicable Mortgage Loan Purchase Agreement in such Joint Mortgage Loan. With respect to the Non-Serviced Mortgage Loans, the related Mortgage Loan Seller agrees that any Defect as such term is defined in the related Other Pooling and Servicing Agreement (other than a Defect related to the promissory note for the related Companion Loan) will constitute a Defect under the related Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan (or Trust Subordinate Companion Loan), the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan (or Trust Subordinate Companion Loan) and such Material Breach or Material Defect will be considered Resolved if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a Mortgage Loan Seller, in connection with a Material Defect or a Material Breach (or an allegation of a Material Defect or a Material Breach) pertaining to a Mortgage Loan (or Trust Subordinate Companion Loan), makes a cash payment pursuant to an agreement or a settlement between the applicable Mortgage Loan Seller and the Special Servicer on behalf of the Trust (and with the consent of the Directing Holder (or the 3 Columbus Circle Controlling Class Representative in respect of the Trust Subordinate Companion Loan) if no Control Termination Event has occurred and is continuing) (each such payment, a “Loss of Value Payment”) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(e) of this Agreement. In connection with any such determination with respect to any Performing Loan, the Master Servicer shall promptly provide the Special Servicer, but in any event within the time frame and in the manner set forth in Section 3.23, with the Servicing File and all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically) relating to such Mortgage Loan or Serviced Whole Loan, as applicable, and reasonably requested by the Special Servicer pursuant to Section 2.03 in order to permit the Special Servicer to calculate the Loss of Value Payment. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase or substitute for the affected Mortgage Loan or the Trust Subordinate Companion Loan based on such Material Breach or Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the applicable Mortgage Loan Seller and the Trust, provided, that (i) prior to any such agreement or settlement nothing in this paragraph shall preclude the Mortgage Loan Seller or the Trustee from exercising any of its rights related to a Material Defect or a Material Breach in the manner and timing set forth in the related Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Mortgage Loan or Trust Subordinate Companion Loan); (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan or Trust Subordinate Companion Loan; and (iii) a Material Defect or a Material Breach as a result of a Mortgage Loan or Trust Subordinate Companion Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. With respect to any Joint Mortgage Loan, each applicable Mortgage Loan Seller’s obligation shall be such Mortgage Loan Seller’s pro rata share based on such Mortgage Loan Seller’s percentage interest as of the date of the applicable Mortgage Loan Purchase Agreement in such Joint Mortgage Loan.

If any Breach pertains to a representation or warranty to the effect that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are incurred as a result of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the related Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the related Mortgage Loan Seller equal to such fees or expenses obtained from the related Borrower shall promptly be returned to the related Mortgage Loan Seller. With respect to any Joint Mortgage Loan, each applicable Mortgage Loan Seller’s obligation shall be such Mortgage Loan Seller’s pro rata share based on such Mortgage Loan Seller’s percentage interest as of the date of the applicable Mortgage Loan Purchase Agreement in such Joint Mortgage Loan.

(f)            In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.03, (A) the Custodian, the Master Servicer (with respect to any Performing Loan) and the Special Servicer (with respect to any Specially Serviced Loan) shall each tender to the applicable Mortgage Loan Seller all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and other documents pertaining to such Mortgage Loan possessed by it (other than attorney-client communications that are privileged communications), upon delivery (i) to each of the Master Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the applicable

Mortgage Loan Seller, (B) each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of such Mortgage Loan to the extent such ownership was transferred to the Trustee (provided, that the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the extent in its possession to the Mortgage Loan Seller in connection with such Mortgage Loan Seller’s preparation of such endorsement or assignment) and (C) the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause a release of, any escrow payments and reserve funds held by the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, or on the Trustee’s, the Certificate Administrator’s, the Master Servicer’s and the Special Servicer’s, as applicable, behalf, in respect of such Mortgage Loan to the applicable Mortgage Loan Seller.

(g)           The Enforcing Servicer shall, for the benefit of the Certificateholders and the Trustee, use reasonable efforts to enforce the obligations of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, pursuant to Section 3.06 of this Agreement (with respect to the related Mortgage Loan), out of the related Purchase Price or Substitution Shortfall Amount, as applicable, to the extent that such expenses are a specific component thereof; and second, if at the conclusion of such enforcement action it is determined that the amounts described in clause first are insufficient, then pursuant to Section 3.06 of this Agreement, out of general collections on the Mortgage Loans on deposit in the Collection Account in each case with interest thereon at the Reimbursement Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed. To the extent the applicable Mortgage Loan Seller prevails in such proceeding, such Mortgage Loan Seller shall be entitled to reimbursement from the Trust for all necessary and reasonable costs and expenses incurred in connection with such proceeding, including reasonable attorneys’ fees.

So long as document exceptions are outstanding, on each anniversary of the Closing Date, the Custodian shall prepare and forward to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holder (as identified to the Custodian by the Certificate Administrator), the 3 Columbus Circle Controlling Class Representative (only with respect to the 3 Columbus Circle Mortgage Loan) and the applicable Mortgage Loan Seller, a document exception report setting forth the then current status of any Defects related to the Mortgage Files pertaining to the Mortgage Loans sold by such Mortgage Loan Seller.

As to any Qualified Substitute Mortgage Loan, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall direct the related Mortgage Loan Seller to deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by Section 2.01(a)(i) hereof. Periodic

Payments due with respect to Qualified Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders will include the Periodic Payment(s) due on the related Removed Mortgage Loan, if and to the extent received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and such Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which a Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Removed Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount and promptly notify the Certificate Administrator thereof. Promptly upon receipt of such notice, the Certificate Administrator shall direct such Mortgage Loan Seller to deposit into the Collection Account and/or the applicable Serviced Whole Loan Collection Account, as applicable, cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualified Substitute Mortgage Loans, without any reimbursement thereof. The Certificate Administrator shall also direct such Mortgage Loan Seller to give written notice to the Depositor, the Trustee and the Master Servicer of such deposit. The Certificate Administrator shall cause its Distribution Date Statement to reflect the removal of each Removed Mortgage Loan and, if applicable, the substitution of the Qualified Substitute Mortgage Loan. Upon any such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects.

It is understood and agreed that Section 6 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders and the Trustee on behalf of the Certificateholders respecting any Breach (including a Breach with respect to a Mortgage Loan failing to constitute a Qualified Mortgage) or any Defect.

(h)           In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor’s representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense and shall not be required to obtain any consent from the Master Servicer, the Special Servicer or the Directing Holder, unless such defense results in any liability of the Master Servicer, the Special Servicer or the Directing Holder, as applicable.

(i)             If for any reason a Mortgage Loan Seller fails to fulfill its obligations under the related Mortgage Loan Purchase Agreement with respect to any Mortgage Loan, the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts in enforcing any obligation of such Mortgage Loan Seller (including but not limited to) to cure, repurchase or substitute for such Mortgage Loan under the terms of the related Mortgage Loan Purchase Agreement all at the expense of such Mortgage Loan Seller.

(j)             Notwithstanding anything to the contrary contained in this Agreement, for the purposes of Section 2.03 of this Agreement and any provision relating to repurchase and substitution obligations for a Material Breach or Material Defect, with respect to any Joint

Mortgage Loan, the obligations of each of the applicable Mortgage Loan Sellers to repurchase or substitute such Joint Mortgage Loan shall be limited to a repurchase, substitution or Loss of Value Payment with respect to the Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement. With respect to any Joint Mortgage Loan, any cure by either of the applicable Mortgage Loan Sellers with respect to the Note sold by it to the Depositor in accordance with the related Mortgage Loan Purchase Agreement that also cures the Material Defect or Material Breach with respect to the entire related Joint Mortgage Loan shall satisfy the cure obligations of both Mortgage Loan Sellers with respect to such Joint Mortgage Loan.

(k)           (i) In the event an Initial Requesting Certificateholder delivers a written request to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Breach or Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), such party shall promptly forward that Certificateholder Repurchase Request to the Master Servicer and the Special Servicer, and the Enforcing Servicer shall promptly forward that Repurchase Request to the related Mortgage Loan Seller and each other party to this Agreement and take the actions required under Section 2.03(e). Subject to Section 2.03(l), the Enforcing Servicer shall be the Enforcing Party with respect to the Certificateholder Repurchase Request. If a Resolution Failure occurs with respect to the Certificateholder Repurchase Request, the provisions described below under Section 2.03(l) shall apply.

(ii)           In the event that the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) has knowledge of a Material Breach or Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party shall deliver prompt written notice of such Material Breach or Material Defect to the Master Servicer and the Special Servicer, and the Enforcing Servicer shall promptly forward to each other party to this Agreement and the related Mortgage Loan Seller, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). Subject to Section 2.03(l), the Enforcing Servicer shall be the Enforcing Party with respect to the PSA Party Repurchase Request. If a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under Section 2.03(l) shall apply.

(iii)          In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (such event, a “Resolution Failure”), and for all purposes herein, such Resolution Failure shall be deemed to have occurred. Receipt of the Repurchase Request shall be deemed to occur two (2) Business Days after the Repurchase Request is sent to the related Mortgage Loan Seller.

(iv)          Within two (2) Business Days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the Special

Servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a Performing Loan, the Master Servicer shall send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the Special Servicer, indicating the Master Servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the Servicing File and all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Performing Loan and, if applicable, the related Serviced Companion Loan, either in the Master Servicer’s possession or otherwise reasonably available to the Master Servicer, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder to the extent set forth hereunder for such Performing Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such Servicing File, the Special Servicer shall become the Enforcing Servicer with respect to such Repurchase Request.

(l)            (i)  After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or the Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to this Agreement), the Enforcing Servicer shall send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator, who shall make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s Website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the Master Servicer is the Enforcing Servicer, the Master Servicer may (but shall not be obligated to) consult with the Special Servicer and (for so long as no Consultation Termination Event has occurred and is continuing) the Directing Holder regarding any Proposed Course of Action. Such notice shall include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) shall be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the Certificate Administrator. The Certificate Administrator shall within three (3) Business Days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The Certificate Administrator shall only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language shall not be taken into consideration for purposes of determining whether the related

Certificateholder agrees or disagrees with the Proposed Course of Action. The Certificate Administrator shall be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the Certificate Administrator’s obligations in connection with this Section 2.03(l) shall be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation shall not be construed to impose any enforcement obligation on the Certificate Administrator. The Enforcing Servicer may conclusively rely (without investigation) on the Certificate Administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the Certificate Administrator’s Website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses shall be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

(ii)            If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so shall have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Trust Directing Holder pursuant to Section 6.08.

(iii)          Promptly and in any event within 10 Business Days following receipt of a Preliminary Dispute Resolution Election Notice from (a) the Initial Requesting Certificateholder, if any, or (b) any other Certificateholder or Certificate Owner (each of clauses (a) and (b), a “Requesting Certificateholder”; provided that a Holder of a Class VRR Interest Certificate may not be a Requesting Certificateholder), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 Business Days following the Dispute Resolution Cut-off Date. The Enforcing Servicer shall be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 Business Days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

(iv)          If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and will remain obligated under this Agreement to determine a course of action, including but not limited to, enforcing the rights of the Trust with respect to the Repurchase Request and no Certificateholder or Certificate Owner shall have any further right to elect to refer the matter to mediation or arbitration.

(v)           If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder shall become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of this Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party shall terminate and no Certificateholder or Certificate Owner shall have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer shall take no further action with respect to the Repurchase Request, then the related Material Breach or Material Defect shall be deemed waived for all purposes under this Agreement and the related Mortgage Loan Purchase Agreement; provided, however, that such Material Breach or Material Defect shall not be deemed waived with respect a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the Certificate Administrator’s Website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer shall again become the Enforcing Party and, as such, shall be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller.

(vi)          Notwithstanding the foregoing, the dispute resolution provisions described above under this Section 2.03(l) will not apply, and the Enforcing Servicer shall remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

(vii)         In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Trust, shall remain a party to any proceedings against the related Mortgage Loan Seller; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding shall be determined by such Enforcing Servicer (in consultation with the Directing Holder for so long as no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective Affiliates shall not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

(viii)        The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

(ix)           If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Breach or Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the provisions of this Agreement, then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Breach or Material Defect unless there is a material change in the facts and circumstances known to such party.

(x)            The Depositor, the Mortgage Loan Seller and any of their respective Affiliates shall not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

(m)           If the Enforcing Party selects mediation (including nonbinding arbitration), the following provisions shall apply:

(i)            The mediation shall be administered by a nationally recognized mediation services provider selected by the related Mortgage Loan Seller in accordance with published mediation procedures (the “Mediation Rules”) promulgated by a nationally recognized mediation services provider selected by the Mortgage Loan Seller (such provider, the “Meditation Services Provider”).

(ii)            The mediator shall be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation, and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions, and who will be appointed from a list of neutrals maintained by the Mediation Services Provider. Upon being supplied a list of at least ten potential qualified mediators by the Mediation Services Provider each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. The Mediation Services Provider shall select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)           The parties shall use commercially reasonable efforts to conduct an organizational conference to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 60 days thereafter.

(iv)          The expenses of any mediation shall be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

(n)           If the Enforcing Party selects third-party arbitration, the following provisions will apply:

(i)            The arbitration shall be administered by a nationally recognized arbitration services provider selected by the related Mortgage Loan Seller in accordance with published arbitration procedures (the “Arbitration Rules”) promulgated by a nationally recognized arbitration services provider selected by the Mortgage Loan Seller (such provider, the “Arbitration Services Provider”).

(ii)           The arbitrator shall be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions, and who will be appointed from a list of neutrals maintained by the Arbitration Services Provider. Upon being supplied a list of at least ten potential arbitrators by the Arbitration Services Provider each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The Arbitration Services Provider will select the arbitrator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)           Prior to accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)          After consulting with the parties at an organizational conference held not later than 10 Business Days after its appointment, the arbitrator shall devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 120 days. The arbitrator shall have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with the Federal Rules of Civil Procedure for non-jury matters (the “Rules”) (including summary judgment and other prehearing and post hearing motions), and will do so by reasoned decision on the motion of any party to the arbitration.

(v)           Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) the parties shall reasonably and in good faith voluntarily produce to all other parties all documents upon which they intend to rely and all documents they reasonably and in good faith believe to be relevant to the claims or defenses asserted by any of the parties, (B) party witness depositions (excluding Rule 30b-6 witnesses), and (C) expert witness depositions, provided, that the arbitrator shall have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)          The arbitrator shall make its final determination no later than 30 days after the conclusion of the hearings and submission of any post-hearing submissions. The arbitrator shall resolve the dispute in accordance with the terms of the related Mortgage Loan Purchase Agreement and this Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. Interest on any monetary award shall bear interest from the date of the Final Dispute Resolution Election Notice at the Prime Rate. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and shall award reasonable attorneys’ fees to the parties to the arbitration as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator shall be by a reasoned decision in writing and counterpart copies will be promptly delivered to the parties. The final determination of the arbitrator shall be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be enforced in any court of competent jurisdiction.

(vii)         By selecting arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.

(viii)        No person may bring a putative or certificated class action to arbitration.

(o)           The following provisions will apply to both mediation and third-party arbitration:

(i)            Any mediation or arbitration will be held in New York, New York unless another location is agreed by all parties.

(ii)           If the dispute involves a matter that cannot effectively be remedied by the payment of damages, or if there be any dispute relating to arbitration or the arbitrators that cannot be resolved promptly by the arbitrators or the Arbitration Services Provider, then any party in such instance may during the pendency of the arbitration proceedings seek temporary equitable remedies, pending the final decision of the arbitration panel, solely by application in the Southern District if such court shall have subject matter jurisdiction, or if the Southern District has no jurisdiction, then it the Supreme Court of the State of New York for the County of New York. The arbitration proceedings shall not be stayed unless so ordered by the court.

(iii)           The details and/or existence of any Repurchase Request, any informal meetings, mediations or arbitration proceedings conducted under this Section 2.03, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve any Repurchase Request, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 2.03). Such information will be kept strictly confidential and will not be disclosed or shared with any third party (other than a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 2.03), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with a reasonable opportunity to object to the production of its confidential information.

(iv)           In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, shall be required contain an acknowledgment that the Trust, or the Enforcing Servicer on its behalf, shall be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceedings shall be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party shall be paid to the Trust, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediation, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Trust nor the Enforcing Servicer acting on its behalf shall be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

(v)           In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder shall be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

(vi)          The Trust (or the Trustee or the Enforcing Party acting on its behalf), the Depositor or any Mortgage Loan Seller shall be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings shall be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such procedures; provided, however, that the Certificateholders shall be permitted to communicate prior to the commencement of any such proceedings to the extent provided in Section 5.06.

(vii)         For the avoidance of doubt, in no event shall the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

(viii)        For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under this Agreement shall be reimbursable as Additional Trust Fund Expenses.

Section 2.04       Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer. (a) The Master Servicer, as Master Servicer, hereby represents and warrants with respect to itself to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)            The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)          The Master Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the

Asset Representations Reviewer, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Master Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)          No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions of the Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

(viii)        Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Serviced Whole Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement or the Master Servicer self-insures for such risks in compliance with the requirements of Section 3.08(d) of this Agreement; and

(b)           The Special Servicer, as Special Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)            The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of Florida, and the Special Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)            The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)           The Special Servicer has the full limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)          No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder; and

(viii)        Each officer and employee of the Special Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Serviced Whole Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement or the Special Servicer self-insures for such risks in compliance with the requirements of Section 3.08(d) of this Agreement.

(c)            [Reserved].

(d)           The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Serviced Companion Loan Noteholders as of the Closing Date, that:

(i)             The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)            This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iii)           Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-Trustee or separate Trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound which, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

(iv)          The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Trustee or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Trustee or its properties;

(v)           No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date or which, if not obtained, would have a materially adverse effect on the Trustee’s ability to perform its obligations hereunder;

(vi)          To the best of the Trustee’s knowledge, no litigation is pending or threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated and effective the Pricing Date, between the Trustee, the Depositor, the Underwriters and the Initial Purchasers; and

(e)            The Certificate Administrator hereby represents and warrants to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)             The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)            This Agreement has been duly authorized, executed and delivered by the Certificate Administrator and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Certificate Administrator in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iii)          Neither the execution and delivery of this Agreement by the Certificate Administrator nor the consummation by the Certificate Administrator of the transactions herein contemplated to be performed by the Certificate Administrator, nor compliance by the Certificate Administrator with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Certificate Administrator or its properties or the organizational documents of the Certificate Administrator or the terms of any material agreement, instrument or indenture to which the Certificate Administrator is a party or by which it is bound which, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement;

(iv)          The Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Certificate Administrator or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that are likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement;

(v)           No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Certificate Administrator of or compliance by the Certificate Administrator with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date or which, if not obtained, would have a materially adverse effect on the Certificate Administrator’s ability to perform its obligations hereunder;

(vi)          To the best of the Certificate Administrator’s knowledge, no litigation is pending or threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated and effective the Pricing Date, between the Certificate Administrator, the Depositor, the Underwriters and the Initial Purchasers; and

(f)            The Operating Advisor hereby represents and warrants to the Trustee, the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)             The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)            The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not (A) violate the Operating Advisor’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Operating Advisor or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or its financial condition;

(iii)           The Operating Advisor has the full limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, and the Depositor, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Operating Advisor is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Operating Advisor’s reasonable judgment, is likely to materially and adversely affect the financial condition or operations of the Operating Advisor or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)          No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor which would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor;

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Operating Advisor, or compliance by the Operating Advisor with, this Agreement or the consummation of the transactions of the Operating Advisor contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder;

(viii)        The Operating Advisor possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust Fund; and

(ix)           The Operating Advisor is an Eligible Operating Advisor.

(g)           The Asset Representations Reviewer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:

(i)            The Asset Representations Reviewer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Asset Representations Reviewer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance and compliance with the terms of this Agreement by the Asset Representations Reviewer, do not (A) violate the Asset Representations Reviewer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Asset Representations Reviewer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Asset Representations Reviewer to perform its obligations under this Agreement or its financial condition;

(iii)           The Asset Representations Reviewer has the full limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)           This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Asset Representations Reviewer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Asset Representations Reviewer to perform its obligations under this Agreement or the financial condition of the Asset Representations Reviewer;

(vi)          No litigation is pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened against the Asset Representations Reviewer, which would prohibit the Asset Representations Reviewer from entering into this Agreement or, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Asset Representations Reviewer of, or compliance by the Asset Representations Reviewer with, this Agreement or the consummation of the transactions of the Asset Representations Reviewer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Asset Representations Reviewer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Asset Representations Reviewer to perform its obligations hereunder; and

(viii)        The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

(h)           It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Serviced Companion Loan Noteholders and the Master Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Certificate Administrator, the Master Servicer, Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Serviced Companion Loan Noteholders or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, the Serviced Companion Loan Noteholders and the Mortgage Loan Sellers.

Section 2.05        Execution and Delivery of Certificates; Issuance of Upper-Tier Regular Interests; Issuance of Lower-Tier Regular Interests and Issuance of the Trust Subordinate Companion Loan REMIC Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the Trust Subordinate Companion Loan and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 of this Agreement and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds the Mortgage Loans (excluding the Excess Interest) for the benefit of (y) the Holders of the Class R Certificates (in respect of the Class LTR Interest) and (z) the Holder of the Lower-Tier Regular Interests; (ii) acknowledges and hereby declares that it holds the Trust Subordinate Companion Loan for the benefit of (y) the Holders of the Class R Certificates (in respect of the 3CC-VRR Interest) and (z) the Holder of the Trust Subordinate Companion Loan REMIC Regular Interests, (iii) acknowledges and hereby declares that it holds the Excess Interest for the benefit of the Holders of the Excess Interest Certificates; (iv) in exchange for the Mortgage Loans, acknowledges the issuance of the Lower-Tier Regular Interests and the Class LTR Interest represented by the Class R Certificates; (v) in exchange for the Trust Subordinate Companion Loan, acknowledges the issuance of the Trust Subordinate Companion Loan REMIC Regular Interests and the 3CC-VRR Interest represented by the Class R Certificates, (vi) acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests to the Upper-Tier REMIC and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class VRR Upper-Tier Regular Interest and holds the Trust Subordinate Companion Loan REMIC Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Loan-Specific Certificates; and (vii) in

exchange for the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests, has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, the Class VRR Upper-Tier Regular Interest, the Regular Certificates and the Class UTR Interest and 3CC-VRR Interest, each represented by the Class R Certificates, in authorized denominations; and the Depositor hereby acknowledges the receipt by it or its designees of the Certificates, which Certificates evidence ownership of the entire Trust Fund.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class VRR Upper-Tier Regular Interest, the Excess Interest and any other property constituting the Grantor Trust to the Trustee for the benefit of the Holders of the Grantor Trust Certificates. The Trustee (i) acknowledges the assignment to it of the Class VRR Interest Specific Grantor Trust Assets and the Class S Specific Grantor Trust Assets, (ii) declares that it holds and will hold such Class VRR Interest Specific Grantor Trust Assets and the Class S Specific Grantor Trust Assets in trust for the exclusive use and benefit of all present and future Holders of the Grantor Trust Certificates, and (iii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Class VRR Interest Specific Grantor Trust Assets and the Class S Specific Grantor Trust Assets, and the Depositor hereby acknowledges the receipt by it or its designees of, the Grantor Trust Certificates in authorized Denominations.

Section 2.06      Miscellaneous REMIC and Grantor Trust Provisions. (a)  The Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests issued hereunder are hereby designated as the “regular interests” in the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, respectively, within the meaning of Section 860G(a)(1) of the Code, the Class LTR Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code, and the Class L3CC-R Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC within the meaning of Section 860G(a)(2) of the Code. The Regular Certificates are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class UTR Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(l) of the Code is the Rated Final Distribution Date.

(b)            None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

(c)            Each Class of Grantor Trust Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Specific Grantor Trust

Assets with the corresponding alphabetic or alphanumeric designation. The Grantor Trust shall be treated as a “grantor trust” within the meaning of the Grantor Trust Provisions.

Article III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01       The Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans, the Trust Subordinate Companion Loan and the Serviced Companion Loans. (a) The Master Servicer (generally with respect to Serviced Mortgage Loans, Trust Subordinate Companion Loan and any related Serviced Companion Loans that are not Specially Serviced Loans) and the Special Servicer (generally with respect to Specially Serviced Loans and Serviced REO Loans), each as an independent contractor servicer, shall service and administer the Serviced Mortgage Loans and any related Serviced Companion Loans on behalf of the Trust Fund and the Trustee (as Trustee for the Certificateholders) and, in the case of any Serviced Whole Loan, the related Serviced Companion Loan Noteholder(s), (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholder(s), as applicable, constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan)), in each case, in accordance with the Servicing Standard.

The Master Servicer’s or Special Servicer’s liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes; provided, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or Special Servicer of the collectability of the Mortgage Loans or the Serviced Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01, to the related sub-servicing agreement with each sub-servicer and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration that it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Serviced Mortgage Loan and, in the case of any Serviced Whole Loan, in the best interests of the Certificateholders and the Serviced Companion Loan Noteholder(s), as a collective whole as if such Certificateholders and (with respect to a Serviced Whole Loan) Serviced Companion Loan Noteholder(s) constituted a single lender (and with respect to any Serviced Whole Loan with any related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan)) to prepare, execute and deliver, on behalf of the Certificateholders and Serviced Companion Loan Noteholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to such Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Section 3.03, Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26 and Section 3.27 hereof. The Master Servicer (with respect to Serviced Mortgage Loans and any related Serviced Companion Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and Serviced REO Loans) shall provide to the Borrowers related to such Mortgage Loans that it is servicing any reports required to be provided to them pursuant to the related Loan Documents. Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer, as applicable, any powers of attorney (in the form attached hereto as Exhibit DD-1 or Exhibit DD-2, as applicable, or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and other documents (including but not limited to other powers of attorney) prepared by the Master Servicer and Special Servicer, as applicable, and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer, as applicable, to carry out their servicing and administrative duties hereunder. The Trustee shall not be held liable for any misuse of any such power of attorney or such other documents by the Master Servicer and Special Servicer, as applicable. Notwithstanding anything contained herein to the contrary, none of the Master Servicer or the Special Servicer shall, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity (unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or the Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity); or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

(b)           Unless otherwise provided in the related Mortgage Note or related Intercreditor Agreement, the Master Servicer shall apply any partial Principal Prepayment received on a Serviced Mortgage Loan or Serviced Companion Loan, as applicable, on a date other than a Due Date to the Stated Principal Balance of such Serviced Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Mortgage Note or related Intercreditor Agreement, the Master Servicer shall apply any amounts received on U.S. Treasury obligations in respect of a Serviced Mortgage Loan or Serviced Companion Loan, as applicable, being defeased pursuant to its terms to the Stated Principal Balance of and interest on such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the receipt of such amounts.

(c)           The Master Servicer and the Special Servicer, may enter into Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (i) any such agreement requires the Sub-Servicer to comply in all material respects with all of the applicable terms and conditions of this Agreement and shall be consistent with the provisions of this Agreement, the terms of the respective Loan Documents and, in the case of a Serviced Companion Loan, the related Intercreditor Agreement, (ii) if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any such agreement provides that (x) the failure of such Sub-Servicer to comply with any of the requirements under Article X of this Agreement applicable to such Sub-Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Article X and (y) the failure of such Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which (following the expiration of any applicable grace period) the Master Servicer shall (and the Depositor may) immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement, which termination shall be deemed for cause, (iii) no Sub-Servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan or Serviced Companion Loan, as applicable, or foreclose any Mortgage without the approval of the Master Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26, Section 3.27, (as applicable), (iv) such Sub-Servicing Agreement shall be consistent with the Servicing Standard and (v) with respect to any Sub-Servicing Agreement entered into after the Closing Date, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of this Section 3.01(c) (including, for the avoidance of doubt, that no such agent or Subcontractor is a Prohibited Party, if such agent or Subcontractor would be a Servicing Function Participant, at the time the related sub-servicing agreement is entered into). Any monies received by a Sub-Servicer pursuant to a Sub-Servicing agreement (other than sub-servicing fees) shall be deemed to be received by the Master Servicer on the date received by such Sub-Servicer.

Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee (in its sole discretion, but must be assumed with respect to any Mortgage Loan Seller Sub-Servicer so long as such Mortgage Loan Seller Sub-Servicer is not in default under the applicable Sub-Servicing Agreement) if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, respectively, or any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02 (it being understood that any such obligations shall be the obligations of the terminated Master Servicer or Special Servicer, as applicable, only).

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans or the Serviced Companion Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Trust Fund, the Operating Advisor, the Asset Representations Reviewer, the Certificateholders and, if applicable, Serviced Companion Loan Noteholders shall not be deemed parties thereto and shall have no claims, rights (except as specified below), obligations, duties or liabilities with respect to the Sub-Servicer, except as set forth in Section 3.01(c)(ii) and Section 3.01(d).

Any Sub-Servicing Agreement as to which a Mortgage Loan Seller required the Master Servicer to enter into shall provide that the Master Servicer (and any successor Master Servicer) or Trustee may only terminate the related Mortgage Loan Seller Sub-Servicer for cause pursuant to such Sub-Servicing Agreement and as otherwise specified in such Sub-Servicing Agreement.

Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer or the Special Servicer, as applicable, shall monitor the performance and enforce the obligations of each Mortgage Loan Seller Sub-Servicer and each Sub-Servicer that it retains under a related Sub-Servicing Agreement, except that the Master Servicer shall only be required to use commercially reasonable efforts to cause any Mortgage Loan Seller Sub-Servicer to comply with Article X hereof. No Sub-Servicer shall be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Master Servicer or Special Servicer, as applicable. The Master Servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

(d)           If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to the extent necessary to permit the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c). In such event, such successor shall be deemed to have assumed all of the Master Servicer’s or the Special Servicer’s interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to such successor, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of such successor.

If the Trustee or any successor Master Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, then upon request of such successor, the Master Servicer or Special Servicer, as applicable, shall at its own expense (except (i) in the event that the Special Servicer is terminated pursuant to Section 3.22(b), at the expense of the Certificateholders effecting such termination, as applicable; or (ii) in the event that the Master Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), at the expense of the Trust) deliver to such successor all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans and/or the Serviced Companion Loans, as applicable, then being serviced hereunder or thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to such successor. The Master Servicer shall not be required to assume the obligations of the Special Servicer and nothing in this paragraph shall imply otherwise.

(e)           The parties hereto acknowledge that each Whole Loan is subject to the terms and conditions of the related Intercreditor Agreement and, with respect to a Non-Serviced Mortgage Loan, further subject to the servicing under and all other terms and conditions of the Other Pooling and Servicing Agreement. The parties hereto further recognize the respective rights and obligations of each Companion Loan Noteholder under the related Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Whole Loan) on or in respect of the related Mortgage Loan and (B) the allocation of Default Interest on or in respect of the related Mortgage Loan.

Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to the Serviced Whole Loans are limited by and subject to the terms of the related Intercreditor Agreement and, with respect to any Non-Serviced Mortgage Loan, the rights of the Other Servicer and the Other Special Servicer under the Other Pooling and Servicing Agreement. The Master Servicer shall, consistent with the applicable Servicing Standard, enforce the rights of the Trustee (as holder of a Non-Serviced Mortgage Loan) under the related Intercreditor Agreement and the Other Pooling and Servicing Agreement. The parties hereto acknowledge that each Non-Serviced Whole Loan and any related REO Property are being serviced and administered under the related Other Pooling and Servicing Agreement and the Other Servicer will make any Servicing Advances required thereunder in respect of such Non-Serviced Whole Loan and remit collections on the Non-Serviced Mortgage Loan to or on behalf of the Trust. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall have any obligation or authority to supervise the related Other Servicer, the related Other Special Servicer or the related Other Trustee or to make Servicing Advances with respect to any such Non-Serviced Whole Loan. Although each Non-Serviced Whole Loan is being serviced under the related Other Pooling and Servicing Agreement, the Directing Holder may have certain information and consultation rights relating to the servicing of the Non-Serviced Whole Loan pursuant to the terms of the related Intercreditor Agreement and the related Other Pooling and

Servicing Agreement. Any obligation of the Master Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Whole Loan shall be dependent on its receipt of the corresponding information and collections from the related Other Servicer or the related Other Special Servicer. Nothing herein shall be deemed to override the provisions of an Intercreditor Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Non-Serviced Whole Loans. In the event of any inconsistency or discrepancy between the provisions, terms or conditions of an Intercreditor Agreement related to a Non-Serviced Whole Loan and the provisions, terms or conditions of this Agreement, the related Intercreditor Agreement shall govern.

If any Mortgage Loan included in any Serviced Whole Loan is no longer part of the Trust Fund and the servicing and administration of such Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and, if such Serviced Whole Loan is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except that such Serviced Whole Loan and the related Mortgaged Property shall be serviced as if they were the sole assets serviced and administered thereunder and the sole source of funds thereunder and except that there shall be no further obligation of any Person to make P&I Advances. All amounts due the Master Servicer, the Trustee and the Special Servicer (including Advances and interest thereon) pursuant to this Agreement and the applicable Intercreditor Agreement shall be paid to the Master Servicer, the Trustee and the Special Servicer by the successor Master Servicer or Special Servicer, as applicable, or as an Additional Trust Fund Expense on the first Master Servicer Remittance Date following termination. In addition, until such time as a separate servicing agreement with respect to such Serviced Whole Loan and any related Serviced REO Property has been entered into and, notwithstanding that neither such Mortgage Loan nor any related Serviced REO Property is part of the Trust Fund, the Custodian shall continue to hold the Mortgage File and the Master Servicer and, if applicable, the Special Servicer shall (subject to the preceding sentence) continue to service such Serviced Whole Loan or any related Serviced REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement. Nothing herein shall be deemed to override the provisions of an Intercreditor Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Serviced Whole Loans. In the event of any inconsistency or discrepancy between the provisions, terms or conditions of an Intercreditor Agreement related to a Serviced Whole Loan and the provisions, terms or conditions of this Agreement, the related Intercreditor Agreement shall govern, and as to any matter on which such Intercreditor Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

(f)            The parties hereto acknowledge and agree that the servicing and administration of the Trust Subordinate Companion Loan shall continue hereunder by the Master Servicer and the Special Servicer even if the related 3 Columbus Circle Mortgage Loan is no longer part of the Trust Fund subject to the provisions of Section 3.34(g).

Section 3.02        Liability of the Master Servicer and the Special Servicer When Sub-Servicing. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer, as applicable, and any Person acting as sub-servicer (or its agents or Subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee (on behalf of the Certificateholders), the Certificateholders the Certificateholders and, with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders, for the servicing and administering of the Mortgage Loans and Serviced Companion Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or Subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans and Serviced Companion Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03       Collection of Mortgage Loan and Serviced Companion Loan Payments. The Master Servicer (with respect to all the Serviced Mortgage Loans and any related Serviced Companion Loans (other than Specially Serviced Loans) that the Master Servicer is servicing) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Mortgage Loans and any related Serviced Companion Loans each is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans or the Serviced Companion Loans; provided, further, that with respect to such Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, that have Anticipated Repayment Dates, so long as the related Borrower is in compliance with each provision of the related Loan Documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable) shall not take any enforcement action with respect to the failure of the related Borrower to make any payment of Excess Interest, other than requests for collection, until the final maturity date of such Mortgage Loan or Serviced Whole Loan, as applicable, or the outstanding principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, has been paid in full, however, consistent with the applicable Servicing Standard, the Master Servicer, or the Special Servicer each may in its discretion waive the Excess Interest (even at the final maturity date) in connection with any Mortgage Loan it is obligated to service hereunder if taking such action is in the best interest of the Certificateholders as a collective whole. With respect to each Performing Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof. The Master Servicer shall provide at least 90 days’ notice (with a copy to the Special Servicer) to the Borrowers of Balloon Payments

coming due on Performing Loans (other than a Non-Serviced Mortgage Loan). Consistent with the foregoing, the Master Servicer (with respect to each Performing Loan) or the Special Servicer (with respect to Specially Serviced Loans) may in their discretion waive any late payment charge or Default Interest it is entitled to receive in connection with any delinquent Periodic Payment or Balloon Payment with respect to any Mortgage Loan or Serviced Companion Loan that it is servicing. In addition, the Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Serviced Companion Loans as are permitted or required under this Agreement.

Section 3.04       Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a)  The Master Servicer, in the case of all Serviced Mortgage Loans that it is servicing, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto. With respect to each Specially Serviced Loan, the Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents. The Special Servicer, in the case of Serviced REO Loans, and the Master Servicer, in the case of all Serviced Mortgage Loans that it is servicing, shall use reasonable efforts consistent with the Servicing Standard to, from time to time, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect, or, if the Special Servicer, to use reasonable efforts to cause the Master Servicer to effect, payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Loan Documents for the related Mortgage Loan or Serviced Companion Loan. If a Borrower under a Serviced Mortgage Loan fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Servicing Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement). The Master Servicer shall be entitled to reimbursement of Servicing Advances, with interest thereon at the Reimbursement Rate, that it makes pursuant to this Section 3.04 of this Agreement from amounts received on or in respect of the related Mortgage Loan or Serviced Whole Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the amount owing under the related Mortgage Loans or Serviced Companion Loans, notwithstanding that the terms of such Mortgage Loans or Serviced Companion Loans so permit.

The parties acknowledge that with respect to Non-Serviced Mortgage Loans, the Other Servicer is obligated to make (or any other service provider provided for in the related Other Pooling and Servicing Agreement may make) Servicing Advances with respect to such Non-Serviced Mortgage Loans pursuant to the related Other Pooling and Servicing Agreement. The Other Servicer (or other service provider) shall be entitled to reimbursement for nonrecoverable Servicing Advances (as such term or similar term may be defined in the related Other Pooling and Servicing Agreement) with, in each case, any accrued and unpaid interest thereon provided for under the related Other Pooling and Servicing Agreement in the manner set forth in such Other Pooling and Servicing Agreement, the related Intercreditor Agreement and Section 3.06(a)(v) of this Agreement.

(b)           The Master Servicer shall segregate and hold all funds collected and received pursuant to any Serviced Mortgage Loan or any Serviced Companion Loan that it is servicing constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds and maintained in accordance with the requirements of the related Mortgage Loan or Serviced Whole Loan, as applicable, and in accordance with the Servicing Standard. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments to the extent required pursuant to Section 3.07(b) of this Agreement and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan or Serviced Whole Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Loan Documents require it to be held in an account that is not an Eligible Account); provided, if the ratings of the financial institution holding such account are downgraded to a ratings level below that of an Eligible Account (except to the extent the related Loan Documents require it to be held in an account that is not an Eligible Account), the Master Servicer shall have 30 days (or such longer time as confirmed by a Rating Agency Confirmation, obtained at the expense of the Master Servicer relating to the Certificates and any related Serviced Companion Loan Securities) to transfer such account to an Eligible Account. Escrow Accounts shall be entitled, “KeyBank National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 and Various Borrowers and, if applicable, Serviced Companion Loan Noteholders”. Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)            to effect timely payments of items constituting Escrow Payments for the related Mortgage;

(ii)           to transfer funds to the Collection Account and/or the applicable Serviced Whole Loan Collection Account (or any sub-account thereof) to reimburse the Master Servicer or the Trustee for any Servicing Advance (with interest thereon at the Reimbursement Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan and/or Serviced Whole Loan, as applicable, which represent late collections of Escrow Payments thereunder;

(iii)          for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and/or Serviced Whole Loan, as applicable, and the Servicing Standard;

(iv)          to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan and/or Serviced Whole Loan, as applicable;

(v)           to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Loan Documents for such Mortgage Loan or Serviced Whole Loan, or otherwise to the Master Servicer; or

(vi)          to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to Borrowers determined to be overages.

(c)           The Master Servicer shall, as to each Serviced Mortgage Loan and each Serviced Companion Loan that it is servicing, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for such Mortgage Loans and Serviced Companion Loans that require the related Borrower to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Loan Documents for such Mortgage Loan and Serviced Companion Loan (or, if such Mortgage Loan or Serviced Companion Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to comply with the requirement of the related Loan Documents that the Borrower make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.21 of this Agreement, the Master Servicer shall timely make a Servicing Advance with respect to the Serviced Mortgage Loans and any related Serviced Companion Loans that it is servicing, if any, to cover any such item which is not so paid, including any penalties or other charges arising from the Borrower’s failure to timely pay such items.

Section 3.05        Collection Accounts; Gain-on-Sale Reserve Account; 3 Columbus Circle Gain-on-Sale Reserve Account; Trust Subordinate Companion Loan Distribution Account; Distribution Accounts; Interest Reserve Account and Serviced Whole Loan Collection Accounts. (a)  The Master Servicer shall establish and maintain a Collection Account, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests with respect to the Mortgage Loans that it is servicing. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to Excess Interest will be assets of the Grantor Trust. Amounts attributable to the Companion Loans (other than the Trust Subordinate Companion Loan) will not be assets of the Trust Fund.

Within two (2) Business Days following receipt of properly identified funds, the Master Servicer shall deposit or cause to be deposited in the Collection Account the following payments and collections received or made by or on behalf of it on or with respect to the Mortgage Loans subsequent to the Cut-off Date:

(i)            all payments on account of principal on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan), including the principal component of all Unscheduled Payments;

(ii)           all payments on account of interest on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan) (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges, Excess Interest and the interest component of all Unscheduled Payments;

(iii)          any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement, in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(iv)          all Net REO Proceeds withdrawn from the related REO Account (other than the Serviced Whole Loan REO Account) pursuant to Section 3.15(b) of this Agreement;

(v)          any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan), to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)          all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than any Mortgage Loan related to a Serviced Whole Loan) or any REO Property (other than a Serviced REO Property related to a Serviced Whole Loan), other than Gain-on-Sale Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01 of this Agreement, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of the related Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan); provided, that any Liquidation Proceeds related to a sale, pursuant to Section 3.16 hereof or pursuant to the related Intercreditor Agreement, of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Aggregate Available Funds;

(vii)         Penalty Charges on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan) to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d) of this Agreement;

(viii)        any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) of this Agreement in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan);

(ix)          any other amounts required by the provisions of this Agreement (including without limitation any amounts to be transferred from the Serviced Whole Loan Collection Account pursuant to Section 3.06(b)(i)(B) and, with respect to the Companion Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable, other than in respect of a Serviced Whole Loan) to be deposited into the Collection Account by the Master Servicer or Special Servicer;

(x)           any Compensating Interest Payments in respect of the Mortgage Loans that the Master Servicer is servicing (other than any Non-Serviced Mortgage Loan or any Mortgage Loan related to a Serviced Whole Loan) pursuant to Section 3.17(c) of this Agreement;

(xi)          any Loss of Value Payments, as set forth in Section 3.06(e) of this Agreement; and

(xii)         in the case of any Mortgage Loan that is part of a Serviced Whole Loan, the amounts to be withdrawn from the related Serviced Whole Loan Collection Account and deposited into the Collection Account pursuant to Section 3.06(b)(i).

In the case of Gain-on-Sale Proceeds, the Master Servicer shall make appropriate ledger entries received with respect thereto, which the Master Servicer shall hold for (i) the Trustee for the benefit of the Lower-Tier Regular Interests, (ii) for the benefit of the Pooled Certificateholders (other than the Class S Certificates) and the Trustee as the Holder of the Lower-Tier Regular Interests and (iii) the Trustee for the benefit of the Trust Subordinate Companion Loan REMIC Regular Interests, (iv) for the benefit of the Loan-Specific Certificateholders and the Trustee as the Holder of the Trust Subordinate Companion Loan REMIC Regular Interests and (v) for the benefit of any Serviced Companion Loan Noteholder entitled thereto. Any Gain-on-Sale Proceeds shall be identified separately from any other amounts held in the Collection Account (with amounts attributable to each Class or Classes and any Serviced Companion Loan also identified separately).

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 and the related Intercreditor Agreement), Assumption Fees, assumption application fees, Modification Fees and consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans that it is servicing as additional compensation.

If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

Upon receipt of any of the amounts described in clauses (i), (ii), (v) and (vi) above with respect to any Specially Serviced Loan which is not a Serviced REO Loan, the Special Servicer shall remit such amounts within one Business Day after receipt thereof (except, if such amounts are not properly identified, the Special Servicer shall promptly identify such amounts and shall remit such amounts within one Business Day after such identification) to the Master Servicer for deposit into the Collection Account in accordance with the second paragraph of this Section 3.05 of this Agreement, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property (other than any Serviced REO Property related to the Serviced Whole Loans) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.15(b) of this Agreement. With respect to any related Serviced Whole Loan, the Special Servicer shall comply with Section 3.05(g) of this Agreement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

(b)           The Certificate Administrator shall establish and maintain (1) the Lower-Tier Distribution Account in its own name for the benefit of the Trustee, for the benefit of the Certificateholders (other than the Holders of the Class S Certificates) and the Trustee as the Holder of the Lower-Tier Regular Interests and (2) the Trust Subordinate Companion Loan Distribution Account in its own name for the benefit of the Trustee, for the benefit of the Certificateholders of the Loan-Specific Certificates. Each of the Lower-Tier Distribution Account and the Trust Subordinate Companion Loan Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

(c)           With respect to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator on or before the Master Servicer Remittance Date the funds then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a) of this Agreement and deposits from the Serviced Whole Loan Collection Account pursuant to Section 3.06 of this Agreement. Upon receipt from the Master Servicer of such amounts held in the Collection Account, the Certificate Administrator shall deposit in (A) the Lower-Tier Distribution Account, (i) the amount of Pooled Aggregate Available Funds to be distributed pursuant to Section 4.01 of this Agreement on such Distribution Date and (ii) the amount of Gain-on-Sale Proceeds allocable to any Mortgage Loan to be deposited into the Lower-Tier Distribution Account (which the Certificate Administrator shall then deposit in the Gain-on-Sale Reserve Account) pursuant to Section 3.06 of this Agreement, (B) the Trust Subordinate Companion Loan Distribution Account, (i) the amount of 3 Columbus Circle Aggregate Available Funds to be distribution pursuant to Section 4.01 of this Agreement on such Distribution Date and (ii) the amount of Gain-on-Sale Proceeds allocable to the Trust Subordinate Companion Lon to be deposited into the Trust Subordinate Companion Loan Distribution Account (which the Certificate Administrator shall then deposit in the 3 Columbus Circle Gain-on-Sale Reserve Account) pursuant to Section 3.06 of this Agreement, (C) the Interest Reserve Account as part of the Lower-Tier REMIC, the amount of any Withheld Amounts to be deposited pursuant to Section 3.05(e) of this Agreement and (D) in the Excess

Interest Distribution Account, the Excess Interest to be distributed to the Holders of the Excess Interest Certificates.

(d)           If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e) of this Agreement, the Special Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it and, upon the direction of and receipt of requisite information from the Master Servicer separately notate by ledger entry any amounts attributable to the Mortgage Loans and any amount attributable to the Trust Subordinate Companion Loan. The Certificate Administrator shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC or the Grantor Trust. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Certificateholders as contributed to and distributed by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

(e)           The Certificate Administrator shall establish and maintain the Interest Reserve Account in its own name for the benefit of the Trustee, for the benefit of the Certificateholders (other than the Holders of the Class S Certificates) and the Trustee as the Holder of the Lower-Tier Regular Interests. The Interest Reserve Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless in either case such Master Servicer Remittance Date is the final Master Servicer Remittance Date, the Certificate Administrator shall calculate the Withheld Amounts. On each such Master Servicer Remittance Date, the Certificate Administrator shall, with respect to each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months and the Trust Subordinate Companion Loan, withdraw or be deemed to withdraw from (1) the Lower-Tier Distribution Account and deposit or be deemed to deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts with respect to the Mortgage Loans, as calculated in accordance with the previous sentence and (2) the Trust Subordinate Companion Loan Distribution Account and deposit or be deemed to deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts with respect to the Trust Subordinate Companion Loans, as calculated in accordance with the previous sentence. If the Certificate Administrator shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year (or in February if the final Distribution Date will occur in such month), the Certificate Administrator shall transfer to (1) the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to the Mortgage Loans and (2) the Trust Subordinate Companion Loan Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to the Trust Subordinate Companion Loan.

(f)            The Certificate Administrator shall establish and maintain the Upper-Tier Distribution Account in its own name for the benefit of the Trustee and for the benefit of the Certificateholders (other than the Holders of the Class S Certificates). The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account. Promptly on each Distribution Date, the Certificate Administrator shall withdraw or be deemed to withdraw from the Lower-Tier Distribution Account and the Trust Subordinate Companion Loan Distribution Account and deposit or be deemed to deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount, the Trust Subordinate Companion Loan Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date to be distributed in respect of the Lower-Tier Regular Interests or the Trust Subordinate Companion Loan REMIC Regular Interests pursuant to Section 4.01(a) and Section 4.01(b), as applicable, of this Agreement on such date. The Certificate Administrator shall establish and maintain the Trust Subordinate Companion Loan Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders of the Loan-Specific Certificates. The Trust Subordinate Companion Loan Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account, and may be a sub-account of the Upper-Tier Distribution Account but shall, for purposes of this Agreement, be treated as a separate account. Promptly on each Distribution Date, the Certificate Administrator shall withdraw from the Trust Subordinate Companion Loan Distribution Account the amounts to be distributed in respect of the Loan-Specific Certificates pursuant to Section 4.01(a) of this Agreement on such date.

(g)           With respect to each Serviced Whole Loan or any related Serviced REO Property, the Master Servicer shall maintain, or cause to be maintained, a Serviced Whole Loan Collection Account in which the Master Servicer shall deposit or cause to be deposited within two Business Days following receipt of properly identified funds the following payments and collections received or made by or on behalf of it on such Serviced Whole Loan or Serviced REO Property subsequent to the Cut-off Date:

(i)            all payments on account of principal on such Serviced Whole Loan, including the principal component of Unscheduled Payments;

(ii)           all payments on account of interest on such Serviced Whole Loan (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

(iii)          any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in such Serviced Whole Loan Collection Account;

(iv)          all Net REO Proceeds withdrawn from the related REO Account in respect of such Serviced Whole Loan pursuant to Section 3.15(b);

(v)           any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to such Serviced Whole Loan, to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)          all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Serviced Whole Loan or any related Serviced REO Property (other than Gain-on-Sale Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01), together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of such Serviced Whole Loan; provided, that (1) any Liquidation Proceeds related to a sale pursuant to Section 3.16 hereof or pursuant to the related Intercreditor Agreement of (A) a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Pooled Aggregate Available Funds; and (B) the Trust Subordinate Companion Loan shall be deposited directly into the Trust Subordinate Companion Loan Distribution Account applied solely to pay expenses relating to the Trust Subordinate Companion Loan and to the 3 Columbus Circle Aggregate Available Funds; and (2) any Liquidation Proceeds related to a sale of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) included in a Serviced Whole Loan shall be deposited into the Serviced Whole Loan Collection Account and applied solely to pay expenses relating to that Serviced Companion Loan and to pay amounts due to the related Serviced Companion Loan Noteholder;

(vii)         Penalty Charges on such Serviced Whole Loan to the extent required to offset interest on Advances and debt service advances made by a Serviced Companion Loan Service Provider and Additional Trust Fund Expenses pursuant to Section 3.12(d);

(viii)        any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force placed policy in respect of such Serviced Whole Loan;

(ix)          any other amounts required by the provisions of this Agreement (including with respect to the Companion Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable) to be deposited into the applicable Serviced Whole Loan Collection Account by the Master Servicer or the Special Servicer;

(x)           any cure payments remitted by any Serviced Companion Loan Noteholder pursuant to the related Intercreditor Agreement; and

(xi)          any Compensating Interest Payments in respect of such Serviced Whole Loan pursuant to Section 3.17(c).

The foregoing requirements for deposits into the applicable Serviced Whole Loan Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, assumption application fees, Modification Fees, consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited into the applicable Serviced Whole Loan Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Serviced Whole Loans as additional compensation. If the Master Servicer deposits in the applicable Serviced Whole Loan Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Collection Account, any provision herein to the contrary notwithstanding.

Each Serviced Whole Loan Collection Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage backed securities of other series and the other accounts of the Master Servicer; provided, that such Serviced Whole Loan Collection Account may be a sub-account of the Master Servicer’s Collection Account or may be maintained on a ledger basis but shall, for purposes of this Agreement, be treated as a separate account. Each Serviced Whole Loan Collection Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

Upon receipt of any of the foregoing amounts described in clauses (i), (ii), (v) and (vi) above with respect to each Serviced Whole Loan for so long as it is a Specially Serviced Loan but is not a Serviced REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Collection Account in accordance with the first paragraph of this Section 3.05(g), unless the Special Servicer determines, consistent with the applicable Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property related to any Serviced Whole Loan shall initially be deposited by the Special Servicer into the related Serviced Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Whole Loan Collection Account pursuant to Section 3.15(b). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer (A) with respect to any Specially Serviced Loan shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier and (B) with respect to any REO Loan shall deposit such check into the applicable Whole Loan REO Account.

(h)           Except as otherwise set forth in Section 3.06(b), with respect to each Due Date and any related Serviced Companion Loan, on each Serviced Whole Loan Remittance Date, the Master Servicer shall remit, from amounts on deposit in the applicable Serviced Whole Loan Collection Account in accordance with Section 3.06(b)(i)(A), to the applicable Serviced Companion Loan Noteholder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Noteholder or an agent therefor appearing on the Serviced Companion Loan Noteholder Register on the related date such amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first class mail to the address of such Serviced Companion Loan Noteholder or its agent appearing on the Serviced Companion Loan Noteholder Register) the portion of the applicable Serviced Whole Loan Remittance Amount allocable to such Serviced Companion Loan Noteholder.

(i)            Prior to the Master Servicer Remittance Date relating to any Collection Period in which Gain-on-Sale Proceeds are received with respect to (i) the Mortgage Loans, the Certificate Administrator shall establish and maintain the Gain-on-Sale Reserve Account, which may have one or more sub-accounts, to be held in its own name for the benefit of the Trustee, for the benefit of the Certificateholders (other than the Holders of the Class S Certificates), and with respect to each Serviced Whole Loan, the related Serviced Companion Loan Noteholders, and the Trustee as holder of the Lower-Tier Regular Interests and (ii) the Trust Subordinate Companion Loan, the Certificate Administrator shall establish and maintain the 3 Columbus Circle Gain-on-Sale Reserve Account, which may have one or more sub-accounts, to be held in its own name for the benefit of the Trustee, for the benefit of the Loan-Specific Certificateholders, and the Trustee as holder of the Trust Subordinate Companion Loan REMIC Regular Interests. Each account that constitutes a Gain-on-Sale Reserve Account or 3 Columbus Circle Gain-on-Sale Reserve Account shall be an Eligible Account or a sub-account of an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account or, if allocable to any Serviced Whole Loan, the Master Servicer shall withdraw from the applicable Serviced Whole Loan Collection Account, and remit to the Certificate Administrator (i) in the case of the Mortgage Loans (other than the Serviced Whole Loans), for deposit in the Lower-Tier Distribution Account, as applicable (which the Certificate Administrator shall then deposit in the Gain-on-Sale Reserve Account), (ii) in the case of the Trust Subordinate Companion Loan, for deposit in the Trust Subordinate Companion Loan Distribution Account (which the Certificate Administrator shall then deposit in the 3 Columbus Circle Gain-on-Sale Reserve Account), and (iii) in the case of the Serviced Whole Loans (other than the 3 Columbus Circle Whole Loan), for deposit in the Gain-on-Sale Reserve Account, all Gain-on-Sale Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date which are allocable to a Mortgage Loan or Serviced Whole Loan (other than the 3 Columbus Circle Whole Loan); provided that on the Business Day prior to the final Distribution Date, the Certificate Administrator shall withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier Distribution Account (after allocation to any related Serviced Companion Loan as provided in Section 4.01(f)), for distribution on such Distribution Date, any and all amounts then on deposit in the Gain-on-Sale Reserve Account attributable to the Mortgage Loans.

(j)            Funds in the Collection Account, the Serviced Whole Loan Collection Account, the Distribution Accounts, the Trust Subordinate Companion Loan Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the REO Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement; provided, however, that for so long as Wells Fargo Bank, National Association is the Certificate

Administrator, funds on deposit in the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the 3 Columbus Circle Gain-on-Sale Reserve Account shall not be invested.

The Master Servicer shall give written notice to the Depositor, the Trustee, the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and, if applicable, the Serviced Whole Loan Collection Accounts as of the Closing Date and shall notify the Depositor, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, in writing on or prior to the Closing Date and prior to any subsequent change thereof. In addition, the Master Servicer shall provide notice to each affected holder of a Serviced Companion Loan of the location and account number of the relevant Serviced Whole Loan Collection Account as well as notice in writing on or prior to the Closing Date and prior to any subsequent change thereof. The Certificate Administrator shall give written notice to the Depositor, the Trustee, the Special Servicer and the Master Servicer of the location and account number of the Interest Reserve Account and the Distribution Accounts as of the Closing Date and shall notify the Depositor, the Trustee, the Special Servicer and the Master Servicer, as applicable, in writing prior to any subsequent change thereof.

(k)           The Certificate Administrator shall establish and maintain the Excess Interest Distribution Account, in its own name, for the benefit of the Holders of the Excess Interest Certificates, with respect to the Excess Interest, which shall be an asset of the Grantor Trust and beneficially owned by the Holders of the Excess Interest Certificates and shall not be an asset of any Trust REMIC. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account. Following the distribution of the applicable portions of Excess Interest to the Holders of the Excess Interest Certificates, as applicable, on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Certificate Administrator shall terminate the Excess Interest Distribution Account.

(l)            The Certificate Administrator shall establish and maintain the Legal Fee Reserve Account. On the Closing Date, the Depositor shall deposit $250,000 with the Certificate Administrator, to be credited to the Legal Fee Reserve Account. Funds held in the Legal Fee Reserve Account shall remain uninvested. Annually, on or about April 1, beginning 2020, upon receipt by the Certificate Administrator from the Depositor of a legal invoice related to Commission compliance matters, the Certificate Administrator shall pay such legal invoice from and solely to the extent of funds then on deposit in the Legal Fee Reserve Account. Any such instruction shall be sent by email to cts.cmbs.bond.admin@wellsfargo.com, along with a copy of the invoice, and a subject line reference of “Benchmark 2019-B10 - Legal Fee Reserve Account”. The Legal Fee Reserve Account will not be a part of the Trust Fund, either Trust REMIC or the Grantor Trust. The Depositor will be the beneficial owner of the Legal Fee Reserve Account for all federal income tax purposes, and shall be taxable on all income earned therefrom.

Upon the depletion of the Legal Fee Reserve Account, or if there are insufficient funds to pay any invoice, the Certificate Administrator shall notify the Depositor, and thereafter the Depositor shall pay any additional legal invoices from its own funds and the Certificate Administrator shall have no responsibility in connection therewith.

The Certificate Administrator shall have no responsibility for verifying the accuracy, reasonableness, or appropriateness of any invoice received. On the final Distribution Date, the Certificate Administrator shall pay to the Depositor any funds then remaining in the Legal Fee Reserve Account in accordance with directions provided by the Depositor.

(m)          The Certificate Administrator shall establish and maintain the Class VRR Interest Distribution Account in its own name for the benefit of the Trustee, for the benefit of the Holders of the Class VRR Interest Certificate, which shall be an asset of the Grantor Trust and beneficially owned by the Holders of the Class VRR Interest Certificates and shall not be an asset of any Trust REMIC. The Class VRR Interest Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

(n)           The Certificate Administrator shall establish (upon written notice from the Special Servicer to the Master Servicer (who shall deliver a copy of such notice to the Certificate Administrator) of an event occurring that generates Gain-on-Sale Proceeds) and maintain (i) the Gain-on-Sale Reserve Account for the benefit of the Pooled Certificateholders and (ii) the 3 Columbus Circle Gain-on-Sale Reserve Account for the benefit of the 3 Columbus Circle Loan-Specific Certificateholders. Each of the Gain-on-Sale Reserve Account and the 3 Columbus Circle Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass through certificates of other series administered by the Certificate Administrator.

Section 3.06         Permitted Withdrawals from the Collection Accounts, the Serviced Whole Loan Collection Accounts and the Distribution Accounts; Trust Ledger. (a)  The Master Servicer shall maintain a separate Trust Ledger with respect to the Mortgage Loans that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Master Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), with respect to each Mortgage Loan (other than any Mortgage Loan related to a Serviced Whole Loan unless otherwise specified in clauses (i), (ii), (v), (vi), (x), (xi), (xii), (xiii), (xv), (xvi) and (xvii) of this (a)), the Master Servicer shall make withdrawals from amounts allocated thereto in the Collection Account (and may debit the Trust Ledger) for the purposes listed below (the order set forth below not constituting an order of priority for such withdrawals):

(i)            on or before 3:00 p.m. (New York City time) on each Master Servicer Remittance Date, to remit to the Certificate Administrator the amounts to be deposited into the Lower-Tier Distribution Account (including any amount transferred from the Serviced Whole Loan Collection Account in respect of each Mortgage Loan that is part of a Serviced Whole Loan) (or the Trust Subordinate Companion Loan Distribution Account in respect of the Trust Subordinate Companion Loan) (including without limitation the aggregate of the Available Funds, Prepayment Premiums, Yield Maintenance Charges and Gain-on-Sale Proceeds) which the Certificate Administrator shall then deposit into the Upper-Tier Distribution Account, the Trust Subordinate Companion Loan Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the 3 Columbus Circle Gain-on-Sale Reserve Account, pursuant to Section 3.05(f), Section 3.05(e) and Section 3.05(i) of this Agreement, respectively;

(ii)           to pay (A) itself unpaid Servicing Fees (or, with respect to any Excess Servicing Fee Rights, to pay any Excess Servicing Fees to the holder of such Excess Servicing Fee Rights pursuant to Section 3.12(a) of this Agreement); the Operating Advisor, unpaid Operating Advisor Fees; and the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and Serviced REO Loan (exclusive of each Mortgage Loan or Serviced REO Loan included in a Serviced Whole Loan), as applicable, the Master Servicer’s, the Operating Advisor’s or Special Servicer’s, as applicable, rights to payment of Servicing Fees, Operating Advisor Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or Serviced REO Loan (exclusive of each Mortgage Loan or Serviced REO Loan included in a Serviced Whole Loan), as applicable, being limited to amounts received on or in respect of such Mortgage Loan, Specially Serviced Loan or REO Loan, as applicable (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) the Special Servicer, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or Serviced REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties, but in the case of each Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders), (C) each month to the Other Servicer or Other Special Servicer (or Other Indemnified Party under Section 1.04 of this Agreement), as applicable, the Trust’s pro rata portion (based on the related Mortgage Loan’s Stated Principal Balance) of any unpaid special servicing fees, liquidation fees, workout fees and additional trust expenses in respect of a Non-Serviced Mortgage Loan remaining unpaid (including amounts payable to such parties and Other Indemnified Parties under Section 1.04 of this Agreement), out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties, (D) the Operating Advisor, any unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees were received from the related Borrower) and (E) the Asset Representations Reviewer, the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the Trust Fund) payable in connection with any Asset Review that was performed as a result of an Affirmative Asset Review Vote;

(iii)          to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and exclusive of the Mortgage Loans or Serviced REO Loans included in the Serviced Whole Loans) the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections for the applicable Mortgage Loan (exclusive of the Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan; provided, that to the extent such amounts are insufficient to repay such P&I Advances on any Mortgage Loan as to which there is a related Serviced Subordinate Companion Loan, such P&I Advances may be reimbursed, on a pro rata basis with any reimbursement to the related Serviced Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to any related Serviced Pari Passu Companion Loan, from collections on the related Serviced Whole Loan allocable to such Serviced Subordinate Companion Loan) during the applicable period; provided, further, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(iv)          to reimburse the Trustee or itself, in that order, (with respect to any Mortgage Loan or Serviced REO Property) (exclusive of the Mortgage Loans or Serviced REO Loans included in the Serviced Whole Loans or any Serviced REO Property securing any Serviced Whole Loan), for unreimbursed Servicing Advances, the Master Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan, Trust Subordinate Companion Loan or Serviced REO Property being limited to, as applicable, payments received from the related Borrower which represent reimbursements of such Servicing Advances, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds with respect to the applicable Mortgage Loan or Serviced REO Property; provided, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(v)           (A) to reimburse the Trustee or itself, in that order (with respect to any Mortgage Loan or Serviced REO Property), (1)  with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds, if any, received on the related Mortgage Loan and related REO Properties, second, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any election at its sole discretion (or at the Trustee’s sole discretion for the reimbursement of the Trustee) to defer reimbursement thereof pursuant to this Section 3.06(a) of this Agreement, out of other collections on the Mortgage Loans and REO Properties and (2) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to the preceding clause (1) above, but in the case of either clause (1) or (2) above with respect to each Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion (or such other amount as may be set forth in the related Intercreditor Agreement) of such amount representing Servicing Advances allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders), and (B) to pay itself or the Special Servicer out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or Serviced REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or Serviced REO Property and the deposit into the Collection Account of all amounts received in connection therewith, but in the case of each Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders) and (C) to reimburse the related Other Servicer, the related Other Special Servicer and the related Other Trustee, as applicable, out of general collections on the Mortgage Loans and REO Properties for the Trust’s pro rata portion (based on the related Non-Serviced Mortgage Loan’s Stated Principal Balance) of nonrecoverable servicing advances (and interest thereon at the Reimbursement Rate) previously made with respect to the related Non-Serviced Mortgage Loans, provided, that with respect to the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan, reimbursement of Nonrecoverable Advances from funds collected from the related Serviced Whole Loan shall be made first, from amounts collected with respect to the Trust Subordinate Companion Loan and then, from amounts collected on the 3 Columbus Circle Mortgage Loan, in accordance with the terms of the 3 Columbus Circle Co-Lender Agreement;

(vi)          (A) at such time as it reimburses the Trustee or itself, in that order (with respect to any Mortgage Loan or Serviced REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (2) any unreimbursed Servicing Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or Serviced REO Property pursuant to clause (iv) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or Serviced REO Property and any Nonrecoverable Servicing Advances made with respect to a Mortgage Loan or REO Property or any Workout-Delayed Reimbursement

Amounts pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon, in each case, first, from Penalty Charges as provided in Section 3.12(d) and then, from general collections, but in the case of a Serviced Whole Loan only to the extent that such Nonrecoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount representing Advance Interest Amounts on Servicing Advances allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders) and (B) at such time as it reimburses the related Other Servicer, the related Other Special Servicer and the related Other Trustee, as applicable, for any nonrecoverable servicing advances made with respect to any related Non-Serviced Mortgage Loan or the related REO Property pursuant to clause (v) above, to pay the related Other Servicer, the related Other Special Servicer and the related Other Trustee, as applicable, any interest accrued and payable thereon;

(vii)         to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller or any other obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the performance of its duties under Section 2.03 of this Agreement or out of the enforcement of the repurchase or substitution obligation of the applicable Mortgage Loan Seller or any other obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, together with interest thereon at the Reimbursement Rate, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan (exclusive of any Mortgage Loan included in the Serviced Whole Loan) or Trust Subordinate Companion Loan, as applicable, subject to the following: (a) if the Purchase Price is paid for such Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, then such Person’s right to reimbursement shall be limited to that portion of the Purchase Price that represents such expense in accordance with clause (f) of the definition of Purchase Price, or (b) if no Purchase Price is paid or if an amount less than the Purchase Price is paid and proceedings are instituted to enforce the related Mortgage Loan Seller’s payment or performance pursuant to the applicable Mortgage Loan Purchase Agreement or if a Loss of Value Payment is made, then such Person shall be entitled to reimbursement from the Trust following the adjudication of such proceedings in favor of such Mortgage Loan Seller, settlement of the Breach or Defect claim, or payment of such Loss of Value Payment, as the case may be;

(viii)        to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of any Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan) not required to be used pursuant to Section 3.17(c) of this Agreement;

(ix)           (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of this Agreement, (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.12(b) of this Agreement (but only to the extent of the net investment earnings with respect to such Collection Account for any period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date) and (2) Penalty Charges on the Mortgage Loans that are non-Specially Serviced Loans (exclusive of any Mortgage Loan or Serviced REO Loan included in a Serviced Whole Loan), but only to the extent collected from the related Borrower and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or pay or reimburse the Trust for Additional Trust Fund Expenses incurred with respect to such Mortgage Loan during or prior to the related Collection Period (including Special Servicing Fees, Workout Fees or Liquidation Fees); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.12(b), Net Default Interest and any other Penalty Charges on Specially Serviced Loans (exclusive of any Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan), but only to the extent collected from the related Borrower and only to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances or Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees or Liquidation Fees), all in accordance with Section 3.12;

(x)            to pay itself, the Special Servicer, the Depositor, the Operating Advisor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) of this Agreement (and in the case of a Serviced Whole Loan, only to the extent that such amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders)); provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xi)           to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 12.08 of this Agreement (and in the case of a Serviced Whole Loan, only to the extent that such amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders)); provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xii)          to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Lower-Tier REMIC, the Upper-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to this Agreement, except to the extent such amounts relate solely to the Serviced Whole Loans, in which case, such amounts will be reimbursed, first, out of the related Serviced Whole Loan Collection Account from collections on the related Serviced Companion Loan and the related Mortgage Loan on a pro rata basis by principal balance, and second, to the extent any such costs and expenses remain unreimbursed, out of the Collection Account; provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xiii)         to reimburse the Trustee, the Custodian or the Certificate Administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund, except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first, from the applicable Serviced Whole Loan Collection Account(s) in accordance with Section 3.06(b) and then, out of general collections on the Mortgage Loans; provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xiv)        to pay any Person permitted to purchase a Mortgage Loan (or the Trust Subordinate Companion Loan) under Section 3.16 of this Agreement with respect to each Mortgage Loan (exclusive of any Mortgage Loan included in the Serviced Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xv)         (A) to pay to itself, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Asset Representations Reviewer or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(a) of this Agreement and (B) to reimburse or pay any party to this Agreement any unpaid expenses specifically reimbursable from the Collection Account under this Agreement (and, in the case of an amount specifically related to a Serviced Whole Loan, only to the extent that such amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders)), it being acknowledged that this clause (xv) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made; provided, that (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xvi)        to withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto (including any amounts relating to a Mortgage Loan that is part of a Serviced Whole Loan);

(xvii)       to pay from time to time to itself in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account;

(xviii)      (xviii) to transfer Gain-on-Sale Proceeds (A) allocable to Mortgage Loans to the Lower-Tier Distribution Account for deposit by the Certificate Administrator into the Gain-on-Sale Reserve Account and (B) allocable to the Trust Subordinate Companion Loan to Trust Subordinate Companion Loan Distribution Account for deposit into the 3 Columbus Circle Gain-on-Sale Reserve Account in accordance with Section 3.05(i) of this Agreement;

(xix)         to pay itself, the Special Servicer or the related Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan or the Trust Subordinate Companion Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualified Substitute Mortgage Loan(s), all Periodic Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g) of this Agreement;

(xx)          to pay to the Certificate Administrator, the Trustee, the Custodian or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(d) of this Agreement; provided, that any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular

Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xxi)         (A) pursuant to the CREFC® License Agreement, to pay the CREFC® Intellectual Property Royalty License Fee to CREFC® on a monthly basis, and (B) to pay the EU Reporting Administrator Fee to DBNY on a monthly basis; and

(xxii)        to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the applicable Non-Serviced Mortgage Loan Service Providers and the related trust of the applicable Other Securitization by the holder of a Non-Serviced Mortgage Loan pursuant to the applicable Intercreditor Agreement and the applicable Other Pooling and Servicing Agreement.

The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and Serviced REO Loan and any related Serviced Companion Loan, on a loan-by-loan and, if appropriate, property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

The Master Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Collection Account or the Trust Ledger. Upon written request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to (i) the Lower-Tier REMIC with respect to the Mortgage Loans, (ii) the Excess Interest and (iii) the Companion Loans.

The Master Servicer shall pay to the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer, the Other Trustee, the Other Servicer or the Other Special Servicer, from the Collection Account amounts permitted to be paid to such Person therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, a responsible officer of the Other Trustee, a Responsible Officer of the Certificate Administrator, a certificate of an officer of the Operating Advisor, a certificate of an officer of the Asset Representations Reviewer, a certificate of a Servicing Officer or a certificate of the Other Servicer or Other Special Servicer, as applicable, describing the item and amount to which such Person is entitled (unless such payment to the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer, the Other Trustee, the Other Servicer or Other Special Servicer, as the case may be, is specifically required pursuant to this Agreement and the timing and the amount of payment is specified in, or calculable pursuant to, this Agreement, in which case a certificate is not required). The Master

Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

The Trustee, the Certificate Administrator, the Custodian, the Special Servicer, the Master Servicer, CREFC®, the EU Transparency Designee, the Operating Advisor, the Asset Representations Reviewer and the Non-Serviced Mortgage Loan Service Providers (to the extent specified in Section 12.12) shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), Certificate Administrator/Trustee Fees, Special Servicing Compensation (including investment income), the CREFC® Intellectual Property Royalty License Fee, the EU Reporting Administrator Fee, the Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the Borrowers), the Asset Representations Reviewer Asset Review Fee (to the extent owed by the Trust pursuant to Section 11.02(c) of this Agreement), Advances, Advance Interest Amounts (for each of such Persons other than CREFC®), their respective indemnification payments (if any) pursuant to Section 6.03, Section 8.05 or Section 12.02 of this Agreement (for each of such Persons other than CREFC®), their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement. For the avoidance of doubt, any fees or expenses (including legal fees) for which a party is to be indemnified pursuant to Section 6.03 herein may be submitted directly to the Trust Fund and paid from amounts on deposit in the Collection Account on behalf of such party pursuant to this Agreement. In addition, the Certificate Administrator, the Trustee, the Special Servicer, the Master Servicer, the Operating Advisor and the Asset Representations Reviewer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement and payment of any federal, state or local taxes imposed on any Trust REMIC.

Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans (or with respect to Servicing Advances, the Serviced Whole Loans) deposited in the Collection Account and available for distribution on the next Distribution Date, the Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a) or Section 3.06(b) of this Agreement immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months). If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized (in its sole discretion) to wait for principal collections on the Mortgage Loans, the Trust Subordinate Companion Loan and Serviced Companion Loans, as applicable, to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof) until the end of such Collection Period; provided, the Master Servicer or the Trustee shall use reasonable efforts to give notice of its election to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), at least 15 days prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer or the Trustee determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Trustee has not timely received from the Certificate Administrator information requested by the Master Servicer or the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Trustee shall give notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). Neither the Master Servicer nor the Trustee shall have any liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this Section 3.06(a) or to comply with the terms of this Section 3.06(a) and the other provisions of this Agreement that apply once such an election, if any, has been made. If the Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Nonrecoverable Advances without deferral as described above, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Collection Accounts for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer’s or the Trustee’s, as applicable, election to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and, as applicable, the Serviced Companion Loan Noteholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders or the Serviced Companion Loan Noteholders. Nothing herein shall be deemed to create in the Certificateholders or the Serviced Companion Loan Noteholders a right to prior payment of distributions over the Master Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise). In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and neither the Master Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Serviced Companion Loan Noteholders for any such election that such party makes as contemplated by this Section 3.06(a) or for any losses, damages or other adverse economic or other effects that may arise from such an election.

None of the Master Servicer, the Special Servicer or the Trustee shall be permitted to reverse any other Person’s determination, or to prohibit any such other authorized Person from making a determination, that an Advance constitutes, or would constitute a Nonrecoverable Advance.

If the Master Servicer, the Trustee or any Non-Serviced Mortgage Loan Service Provider, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any Advance Interest Amount), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay the Advance Interest Amount, would be included in Available Funds for any subsequent Distribution Date and, second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay the Advance Interest Amount, would be included in Available Funds for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay the Advance Interest Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or the Advance Interest Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of the Advance Interest Amount.

(b)           The Master Servicer shall maintain a separate Trust Ledger with respect to each Serviced Whole Loan that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Master Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), with respect to each Serviced Whole Loan, the Master Servicer shall make withdrawals from amounts allocated thereto in the related Serviced Whole Loan Collection Account (and may debit the Trust Ledger) for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)            to make remittances each month in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Serviced Whole Loan Remittance Amount (A) to the related Serviced Companion Loan Noteholders or the Trust Subordinate Companion Loan Distribution Account, as applicable, within the time frame specified in, and otherwise in accordance with Section 3.05(h), (B) to the Collection Account for the benefit of the Trust in respect of amounts allocable to the related Mortgage Loan, in each case in accordance with the related Intercreditor Agreement (after taking into account the amounts permitted to be withdrawn from the Serviced Whole Loan Collection Account pursuant to this Section 3.06(b)) provided that Liquidation Proceeds relating to the repurchase of any Serviced Companion Loan (other than the Trust Subordinate Companion Loan) by the related seller thereof shall be remitted solely to the holder of such Serviced Companion Loan, as the case may be, and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Serviced Whole Loan by the related Mortgage Loan Seller shall be remitted solely to the Collection Account and (C) Liquidation Proceeds relating to the repurchase of the Trust Subordinate Companion Loan by the related Mortgage Loan Seller shall be remitted solely to the Trust Subordinate Companion Loan Distribution Account;

(ii)            to pay (A) to itself unpaid Servicing Fees (or, with respect to any Excess Servicing Fee Rights, to pay any Excess Servicing Fees to the holder of such Excess Servicing Fee Rights pursuant to Section 3.12(a) of this Agreement) and to the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan or related Serviced REO Loan, as applicable, the Master Servicer’s or the Special Servicer’s, as applicable, rights to payment of Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees, as applicable, pursuant to this clause (ii)(A) with respect to such Serviced Whole Loan or related Serviced REO Loan, as applicable, being limited to amounts received on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such Serviced REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to the Special Servicer, each month to the extent not covered by clause (ii)(A) above, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan or related Serviced REO Loan, as applicable, remaining unpaid out of general collections in the Collection Account as provided in Section 3.06(a)(ii) of this Agreement;

(iii)           to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances with respect to the applicable Mortgage Loan and the Trust Subordinate Companion Loan and to reimburse the related Serviced Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to the applicable Serviced Companion Loan, the Master Servicer’s, the Trustee’s and the applicable Serviced Companion Loan Service Provider’s right to reimbursement pursuant to this clause (iii) being limited to amounts received in the applicable Serviced Whole Loan Collection Account which represent Late Collections received in respect of such Mortgage Loan or Serviced Companion Loan, as applicable (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement), during the applicable period; provided, that to the extent such amounts are insufficient to repay such P&I

Advances on any Mortgage Loan as to which there is a related Serviced Subordinate Companion Loan, such P&I Advances may be reimbursed, from collections on the related Serviced Whole Loan allocable to such Subordinate Companion Loan; provided, further, that if such P&I Advance on the applicable Mortgage Loan becomes a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in accordance with clause (v) below;

(iv)          to reimburse the Trustee, the Special Servicer or itself, in that order, as applicable (with respect to such Serviced Whole Loan or Serviced REO Property), for unreimbursed Servicing Advances with respect to such Serviced Whole Loan or related Serviced REO Property, the Master Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments by the applicable Borrower with respect to such Servicing Advance, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Proceeds with respect to such Serviced Whole Loan; provided, that if such Servicing Advance becomes a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in accordance with clause (v) below;

(v)           (A) to reimburse the Trustee or itself, in that order, (with respect to such Serviced Whole Loan or related REO Property), as applicable (x) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Serviced Whole Loan and related REO Properties, and second, out of general collections in the Collection Account as provided in Section 3.06(a) and (y) with respect to the Workout-Delayed Reimbursement Amounts, first, out of the principal portion of the general collections on the Serviced Whole Loan and related REO Properties, net of such amounts being reimbursed pursuant to the subclause first in the preceding clause (x) above and second out of general collections in the Collection Account as provided in Section 3.06(a); provided that in the case of both clause (x) and clause (y) of this clause (v), prior to making any reimbursement from general collections, such reimbursements shall be made first, from collections on, and proceeds of the applicable Subordinate Companion Loan, if any, and then from collections on, and proceeds of the related Mortgage Loan, or in the case of a Serviced Pari Passu Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the Mortgage Loan and any related Serviced Pari Passu Companion Loans (based on the Mortgage Loan’s Stated Principal Balance or related Serviced Pari Passu Companion Loan’s principal balance) and then from general collections of the Trust (provided that, in the case of a Servicing Advance that is a Nonrecoverable Advance, the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders) or (B) to pay itself or the Special Servicer out of general collections on such Serviced Whole Loan and related REO Properties, any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Serviced Whole

Loan or related REO Property and the deposit into the applicable Serviced Whole Loan Collection Account of all amounts received in connection therewith; provided that, notwithstanding the foregoing, such party’s rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount that is a P&I Advance, being limited (except to the extent set forth in Section 3.06(a)) to amounts on deposit in the applicable Serviced Whole Loan Collection Account that were received in respect of the particular Mortgage Loan or the Trust Subordinate Companion Loan (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement) in the related Serviced Whole Loan as to which such Nonrecoverable Advance or such Workout-Delayed Reimbursement Amount were incurred (provided, that to the extent such amounts are insufficient to repay such Advances on any Mortgage Loan as to which there is a related Subordinate Companion Loan, such P&I Advances may be reimbursed from collections on the related Serviced Whole Loan allocable to such Subordinate Companion Loan);

(vi)          at such time as it reimburses the Trustee or itself, in that order, as applicable, for (A) any unreimbursed P&I Advance with respect to the applicable Mortgage Loan or the Trust Subordinate Companion Loan (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) or any unreimbursed principal and/or interest advance with respect to the related Serviced Companion Loan pursuant to clause (iii) above, to pay itself, the Trustee or such Serviced Companion Loan Service Provider, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Servicing Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or any Serviced Companion Loan Service Provider, as the case may be, any Advance Interest Amounts accrued and payable thereon, with such amounts payable in the case of clauses (A), (B) and (C) above, first, from Penalty Charges pursuant to Section 3.12(d), then, from collections on, and proceeds of the applicable Subordinate Companion Loan, if any, and then, from collections on, and proceeds of on a pro rata basis as between the Mortgage Loan and any related other Serviced Pari Passu Companion Loans (based on the Mortgage Loan’s Stated Principal Balance or related Serviced Pari Passu Companion Loan’s principal balance), provided that, notwithstanding the foregoing, such party’s rights to reimbursement pursuant to this clause (vi) with respect to any such interest on P&I Advances (including any such P&I Advance that is a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount) being limited to amounts on deposit in the applicable Serviced Whole Loan Collection Account that were received in respect of the particular Mortgage Loan or the Trust Subordinate Companion Loan (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement) in the related Serviced Whole Loan as to which such advance relates (provided, that any Mortgage Loan as to which there is a related Subordinate Companion Loan, such interest on P&I Advances may be reimbursed from collections on the related Serviced Whole Loan allocable to such Subordinate Companion Loan);

(vii)         to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, as applicable, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan or the Trust Subordinate Companion Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement or, with respect to a Serviced Companion Loan, under the related mortgage loan purchase agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to such Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clause (e) of the definition of Purchase Price (or, with respect to a Serviced Companion Loan, a comparable expense);

(viii)        to pay itself all Prepayment Interest Excesses on any related Mortgage Loan or Serviced Companion Loan included in the Serviced Whole Loans not required to be used pursuant to Section 3.17(c) of this Agreement;

(ix)          (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to such Serviced Whole Loan held in the applicable Serviced Whole Loan Collection Account as provided in Section 3.07(b) (but only to the extent of the net investment earnings with respect to such Serviced Whole Loan Collection Account for any period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date) and (2) any Penalty Charges on the related Mortgage Loan and Serviced Companion Loan (except to the extent prohibited by the related Intercreditor Agreement and other than Specially Serviced Loans) but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the Serviced Whole Loans have been paid and are not needed to pay Advance Interest Amounts, interest on debt service advances made by the related Serviced Companion Loan Service Provider and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Intercreditor Agreement; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.12, the portion of any Penalty Charges on the related Mortgage Loan and Serviced Companion Loan (except to the extent prohibited by the related Intercreditor Agreement), during the period it is a Specially Serviced Loan (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, interest on debt service advances made by the related Serviced Companion Loan Service Provider and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Intercreditor Agreement);

(x)           to recoup any amounts deposited in such Serviced Whole Loan Collection Account in error;

(xi)          to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Whole Loan;

(xii)          to pay for the cost of the Opinions of Counsel contemplated by Section 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 12.08 to the extent that such opinions specifically relate to such Serviced Whole Loan;

(xiii)         to pay out of general collections on such Serviced Whole Loan and related Serviced REO Property any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that neither the Master Servicer, the Special Servicer, the Certificate Administrator nor the Trustee is liable therefor pursuant to this Agreement and only to the extent that such amounts relate to the related Mortgage Loan or to the related Serviced Companion Loans (but only to the extent that any related Serviced Companion Loan is included in a REMIC);

(xiv)         to reimburse the Trustee and the Certificate Administrator out of general collections on such Serviced Whole Loan and related REO Properties for expenses incurred by and reimbursable to it by the Trust Fund specifically related to such Serviced Whole Loan;

(xv)         to pay any Person permitted to purchase a Mortgage Loan or Trust Subordinate Companion Loan under Section 3.16 with respect to the Mortgage Loan or Trust Subordinate Companion Loan included in such Serviced Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xvi)        to deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan or Trust Subordinate Companion Loan included in such Serviced Whole Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.05(e);

(xvii)       to pay to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan or Trust Subordinate Companion Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(b), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement or in the related Intercreditor Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made;

(xviii)       to pay the related Mortgage Loan Seller with respect to the Mortgage Loan or Trust Subordinate Companion Loan included in such Serviced Whole Loan, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualified Substitute Mortgage Loan(s), all Periodic Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g); and

(xix)         to clear and terminate such Serviced Whole Loan Collection Account at the termination of this Agreement pursuant to Section 9.01.

In the case of the amounts payable as set forth above in this Section 3.06(b) with respect to any Serviced Whole Loan, if such amount is not specifically payable, pursuant to the terms of this Agreement or the related Intercreditor Agreement, out of collections or proceeds allocable to any particular note that is a part of such Serviced Whole Loan, such amount shall be paid from collections on, and proceeds of the related Serviced Subordinate Companion Loan, if any, and then, from collections on, and proceeds of, on a pro rata basis as between, the related Mortgage Loan and any related Serviced Pari Passu Companion Loans (based on the related Mortgage Loan’s principal balance or the related Serviced Pari Passu Companion Loan’s principal balance), and then, to the extent provided for in this Agreement, from general collections.

The Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from any Serviced Whole Loan Collection Account. All withdrawals with respect to any Serviced Whole Loan shall be made first, from the applicable Serviced Whole Loan Collection Account and then, from the Master Servicer’s Collection Account to the extent permitted by Section 3.06(a). Upon request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to the Lower-Tier REMIC and the Companion Loans.

The Master Servicer shall pay to the Special Servicer from the Serviced Whole Loan Collection Accounts amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in the Serviced Whole Loan and related REO Loan, on a loan-by-loan and, if appropriate, property-by-property basis, for the purpose of justifying any request for withdrawal from any Serviced Whole Loan Collection Account.

Any permitted withdrawals under this Section 3.06(b) with respect to reimbursement for advances or other amounts payable to an Other Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Other Trustee, if any.

Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Serviced Whole Loan Collection Account and remit to the related Serviced Companion Loan Noteholders, within (x) with respect to any Serviced Subordinate Companion Loan, if required pursuant to the terms of the related Intercreditor Agreement, two (2) Business Days of receipt of properly identified funds and (y) with respect to any Serviced Pari Passu Companion Loan, one (1) Business Day of receipt of properly identified funds, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion Loan or any successor REO Loan with respect thereto, that are received by the Master Servicer prior to 3:00 p.m. (New York City time) on any given Business Day (and to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such Late Collections or Principal Prepayments to the related Serviced Companion Loan Noteholders within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds) (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor Agreement or this Agreement), unless such amount would otherwise be included in the monthly remittance to the holder of such Serviced Companion Loan for such month.

If the Master Servicer fails, as of 5:00 p.m. (New York City time) on any Master Servicer Remittance Date, any related Serviced Whole Loan Remittance Date or any other date a remittance is required to be made, as applicable, to remit to the Certificate Administrator (in respect of the related Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of any related Serviced Companion Loan) any amounts required to be so remitted hereunder by such date (including any P&I Advance pursuant to Section 4.07 and any Gain-on-Sale Proceeds allocable to the Serviced Companion Loans pursuant to Section 4.01(c)(i)), the Master Servicer shall pay to the Certificate Administrator (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loan), for the account of the Certificate Administrator (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loans), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until (but not including) the date such late payment is received by the Certificate Administrator or the Serviced Companion Loan Noteholders, as applicable.

(c)            On each Master Servicer Remittance Date, all net income and gain realized from investment of funds to which the Master Servicer or the Special Servicer is entitled pursuant to Section 3.07(b) of this Agreement shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable.

(d)            With respect to the Serviced Whole Loans, if amounts required to pay the expenses allocable to any related Serviced Companion Loan exceed amounts on deposit in the Serviced Whole Loan Collection Account, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may seek reimbursement from the Trust Fund with respect to such expenses allocable to such Serviced Companion Loan. The Master Servicer shall seek (on behalf of the Trust Fund, subject to the related Intercreditor Agreement) payment or reimbursement from the holder of the related Serviced Subordinate Companion Loan, if any, and then for the pro rata portion of such expenses allocable to a related Serviced Pari Passu Companion Loan from the related Serviced Companion Loan Noteholder or, if such Serviced Companion Loan has been deposited into a securitization, out of general collections in the collection account established pursuant to the related Other Pooling and Servicing Agreement.

(e)            If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related Serviced REO Property, then the Special Servicer shall, promptly upon written direction from the Master Servicer (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such liquidation event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date), transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)             to reimburse the Master Servicer or the Trustee, in accordance with Section 3.06(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related Serviced REO Property (together with the Advance Interest Amount);

(ii)           to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to such Mortgage Loan or any related Serviced REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

(iii)          to offset any portion of Realized Losses and VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Loan;

(iv)          following the occurrence of a liquidation event with respect to such Mortgage Loan, Trust Subordinate Companion Loan or any related Serviced REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Mortgage Loan, Trust Subordinate Companion Loan or related Serviced REO Property, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or Serviced REO Loan; and

(v)           On the final Distribution Date after all distributions have been made as set forth in clauses (i)-(iv) above, to each Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any portion of Realized Losses and VRR Realized Losses, that are attributable to such Mortgage Loan or related REO Property, Additional Trust Fund Expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO

Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

(f)            The Certificate Administrator may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority), in each case to the extent not previously paid from the Collection Account:

(i)             to make deposits of the Lower-Tier Distribution Amount and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(a) of this Agreement in the Upper-Tier Distribution Account, and to make distributions on the Class R Certificates in respect of the Class LTR Interest pursuant to Section 4.01(a) of this Agreement;

(ii)            to pay itself, the Trustee and the Custodian respective portions of any accrued but unpaid Trustee/Certificate Administrator Fees;

(iii)          to pay itself an amount equal to all net income and gain realized from investment of funds in the Lower-Tier Distribution Account pursuant to Section 3.07(b) of this Agreement;

(iv)          to pay to itself, the Trustee, the Custodian or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b), Section 8.05(c) and Section 8.05(d) of this Agreement;

(v)           to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

(vi)          to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(g)           The Certificate Administrator may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

(i)            to make (A) distributions to Certificateholders (other than Holders of the Grantor Trust Certificates) on each Distribution Date pursuant to Section 4.01 or Section 9.01 of this Agreement (in the case of Holders of the Class R Certificates, in respect of the Class UTR Interest), as applicable and (B) deposits of the VRR Available Funds and any VRR Retained Prepayment Premiums and Yield Maintenance Charges into the Class VRR Interest Distribution Account on each Distribution Date pursuant to Section 4.01 of this Agreement;

(ii)           to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

(iii)          to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(h)           The Certificate Administrator may make withdrawals from the Class VRR Interest Distribution Account for any of the following purposes:

(i)            to make distributions to Holders of Class VRR Interest Certificates on each Distribution Date pursuant to Section 4.01 or Section 9.01 of this Agreement, as applicable;

(ii)           to recoup any amounts deposited in the Class VRR Interest Distribution Account in error;

(iii)          to clear and terminate the Class VRR Interest Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(i)            The Certificate Administrator, on behalf of the Trustee, may, from time to time, make withdrawals from the Trust Subordinate Companion Loan Distribution Account for any of the following purposes:

(i)            to be deemed to make deposits of the Trust Subordinate Companion Loan Distribution Amount pursuant to Section 4.01(a) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(l) in the Upper Tier Distribution Account for distribution to Holders of the Loan-Specific Certificates, and to make distributions to Holders of the Class R Certificates in respect of the 3CC-VRR Interest, as applicable, pursuant to Section 4.01(b);

(ii)           to pay to the Trustee and the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person, with respect to the Trust Subordinate Companion Loan pursuant to Section 3.12;

(iii)          to pay for the cost (without duplication) of the Opinions of Counsel sought by the Trustee or the Certificate Administrator (A) as provided in clause (vi) of the definition of “Disqualified Organization,” (B) as contemplated by Section 3.26(a), Section 3.12(e) and Section 8.05(c) to the extent payable out of the Trust Fund, or (C) as contemplated by Section 12.08 in connection with any amendment to this Agreement requested by the Trustee or the Certificate Administrator, which amendment is in furtherance of the rights and interests of Holders of the Loan-Specific Certificates, in each case, to the extent not paid pursuant to Section 12.08;

(iv)          to pay any and all federal, state and local taxes imposed on the Trust Subordinate Companion Loan REMIC or on the assets or transactions of such Trust REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 4.04(a) with respect to such Trust Subordinate Companion Loan REMIC;

(v)           to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 4.04(a) with respect to such Trust Subordinate Companion Loan REMIC;

(vi)          to pay to the Master Servicer any amounts deposited by the Master Servicer in such Trust Subordinate Companion Loan Distribution Account not required to be deposited therein;

(vii)         to clear and terminate such Trust Subordinate Companion Loan Distribution Account at the termination of this Agreement pursuant to Section 9.01 and

(viii)        consistent with the above, with respect to the 3 Columbus Circle Whole Loan, subject to Section 3.06(a)(i), any withdrawals permitted pursuant to this Section 3.06(i), shall be paid or reimbursed (a) first, from amounts on deposit allocated to the Trust Subordinate Companion Loan and then, from amounts on deposit allocated to the related Mortgage Loan and (b) then from general collections in respect of all other Mortgage Loans.

Section 3.07       Investment of Funds in the Collection Accounts, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts. (a)  The Master Servicer (with respect to the Collection Account, and any Serviced Whole Loan Collection Account and any Borrower Accounts (as defined below and subject to the second succeeding sentence)), the Special Servicer (with respect to any REO Account and any Loss of Value Reserve Fund) and the Certificate Administrator (with respect to the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the 3 Columbus Circle Gain-on-Sale Reserve Account) may direct any depository institution maintaining the Collection Account, any Serviced Whole Loan Collection Account, the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account, any Borrower Accounts, any REO Account, any Loss of Value Reserve Fund, the Interest Reserve Account and the Distribution Accounts (each such account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any investment of funds on deposit in an Investment Account by the Master Servicer, the Special Servicer or the Certificate Administrator shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the “Borrower Accounts”), the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent that the Master Servicer is required to do so under the terms of the respective Loan Documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Certificate Administrator shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer or the Special Servicer, with respect to any REO Accounts, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. Neither the Certificate Administrator nor the Trustee shall have any responsibility or liability with respect to the investment directions of the Master Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, the Certificate Administrator, the Trustee, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment directions of the Master Servicer, the Certificate Administrator, the Trustee, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer or the Certificate Administrator, as applicable) shall:

(x)            consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)           demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer or the Certificate Administrator, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)           All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the related Loan Documents for the Mortgage Loan or applicable law, (ii) any REO Account and the Loss of Value Reserve Fund, which shall be for the benefit of the Special Servicer or (iii) the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account, the Interest Reserve Account and the Distribution Accounts, which shall be for the benefit of the Certificate Administrator) and, if held in the Collection Account, any Serviced Whole Loan Collection Account, REO Account or Distribution Account shall be subject to withdrawal by the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06 or Section 3.15(b) of this Agreement, as applicable. The Master Servicer, or with respect to any REO Account or Loss of Value Reserve Fund, the Special Servicer, or with respect to the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account or the Distribution Accounts, the Certificate Administrator, shall deposit from its own funds into the Collection Account, applicable Serviced Whole Loan Collection Account, any REO Account or Loss of Value Reserve Fund, the Gain-on-Sale Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account, the Interest Reserve Account or the Distribution Accounts, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, that the Master Servicer, the Special

Servicer or the Certificate Administrator, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Borrower Account immediately upon realization of such loss the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the related Loan Documents for the Mortgage Loan, Serviced Whole Loan or applicable law; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company has satisfied the qualifications set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) 30 days prior to such insolvency.

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, in either case as a result of an action or inaction of the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, the Trustee may, and upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If the Trustee takes any such action, (i) the Master Servicer, if such Permitted Investment was for the benefit of the Master Servicer, (ii) the Special Servicer, if such Permitted Investment was for the benefit of the Special Servicer or (iii) the Certificate Administrator, if such Permitted Investment was for the benefit of the Certificate Administrator, shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.

Section 3.08       Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage. (a)  In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any REO Loan), the Master Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to cause the related Borrower, with respect to the Serviced Mortgage Loans and any related Serviced Companion Loans that it is servicing, to maintain the following insurance coverage (including identifying the extent to which such Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property: (x) except where the Loan Documents permit a Borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or Serviced Whole Loan, as applicable, and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including, but not limited to, coverage for acts of terrorism) that is required, subject to applicable law, under the related Loan Documents; provided, that:

(i)            the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and (x) such insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Whole Loan, as applicable, or (y) such insurance policy was required by the related Loan Documents and is available at commercially reasonable rates, provided that the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)            if and to the extent that any Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers;

(iii)           the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained under the Loan Documents; provided, that this clause shall not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy, as provided herein;

(iv)          except as provided below (including under clause (vi) below), in no event shall the Master Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such Borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Master Servicer or the Special Servicer, as applicable);

(v)           to the extent that the Master Servicer itself is required to maintain insurance that the Borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available to the Master Servicer on a force-placed basis at commercially reasonable rates, and only to the extent the Trust as lender has an insurable interest thereon; and

(vi)          any explicit terrorism insurance requirements contained in the related Loan Documents shall be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Master Servicer or the Special Servicer, as applicable, with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Holder, and after consultation with the Risk Retention Consultation Parties and the Operating Advisor pursuant to Section 6.07, has consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Loan Documents) in writing of that provision in accordance with the Servicing Standard); provided that the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Other Servicer in writing of such waiver.

With respect each CREFI Mortgage Loan, the Master Servicer shall not permit the related Borrower to maintain a “Non-Conforming Policy” (as such term is defined in the related Loan Agreement) unless a Rating Agency Confirmation has been obtained.

The Master Servicer shall notify the Special Servicer, the Certificate Administrator, the Trustee and the Directing Holder if the Master Servicer determines in accordance with the Servicing Standard that a Borrower under a Serviced Mortgage Loan has failed to maintain insurance required under the Loan Documents and such failure materially and adversely affects the interests of the Certificateholders or if a Borrower under a Serviced Mortgage Loan has notified the Master Servicer in writing that the Borrower does not intend to maintain such insurance and that the Master Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders.

Subject to Section 3.15(b) of this Agreement, with respect to each Serviced REO Property, the Special Servicer shall use reasonable efforts and only if the Trustee has an insurable interest, consistent with the Servicing Standard, to maintain (subject to the right of the Special Servicer to direct the Master Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer shall make such Servicing Advance) with Qualified Insurers to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest, (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan, Serviced REO Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Loan Documents (unless such amount is not available or, if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1.0 million per occurrence, and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months; provided, that the Special Servicer shall not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard, and in no case will any such insurance be an expense of the Special Servicer.

All such insurance policies maintained as described above shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Master Servicer (on behalf of the Trustee on behalf of Certificateholders and, with respect to a Serviced Whole Loan, the related Serviced Companion Loan Noteholders), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (on behalf of Certificateholders and, with respect to a Serviced Whole Loan, the related Serviced Companion Loan Noteholders) (in the case of insurance maintained in respect of an REO Property). Any amounts collected by the Master Servicer or Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or Serviced REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account (or, in the case of the Serviced Whole Loans, in the applicable Serviced Whole Loan Collection Account), subject to withdrawal pursuant to Section 3.06 of this Agreement, in the case of amounts received in respect of a Serviced Mortgage Loan and any related Serviced Companion

Loan, or in the applicable REO Account of the Special Servicer, subject to withdrawal pursuant to Section 3.15 of this Agreement, in the case of amounts received in respect of a Serviced REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so permit; provided, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust Fund to enforce any obligations of the related Borrower under such Serviced Mortgage Loan and any related Serviced Companion Loan. Any costs incurred by the Master Servicer in maintaining any such insurance policies in respect of the Mortgage Loans or Specially Serviced Loans (other than REO Properties) (i) if the Borrower defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance and will be charged to the related Borrower and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such insurance policies with respect to Serviced REO Properties shall be an expense of the Trust Fund (and in the case of any Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) payable out of the related REO Account (or Serviced Whole Loan REO Account, as applicable) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance (or paid from the Collection Account if the Master Servicer determines such Advance would be a Nonrecoverable Advance, subject to Section 3.21(d) of this Agreement).

(b)           If either:

(x) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced Mortgage Loans and any related Serviced Companion Loans or Serviced REO Properties, as applicable, then, to the extent such policy

(i)         is obtained from a Qualified Insurer, and

(ii)        provides protection equivalent to the individual policies otherwise required, or

(y) the Master Servicer or the Special Servicer (or, in each case, its corporate parent), as applicable, has long-term unsecured debt obligations or deposit accounts that are rated not lower than “A-” by Fitch and “A-” or its equivalent by S&P and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.

Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be,

that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or Serviced REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.08(a) of this Agreement, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, in the case of a Serviced Whole Loan, in the related Serviced Whole Loan Collection Account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan, as applicable (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer and Special Servicer shall prepare and present, on behalf of itself, the Trustee, Certificateholders and, if applicable the Serviced Companion Loan Noteholders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property securing a Serviced Mortgage Loan or Serviced REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or Serviced REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or Serviced REO Property is covered thereby) shall be paid as a Servicing Advance.

(c)            With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan that is subject to an Environmental Insurance Policy, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Loan and Serviced REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust, on behalf of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders (giving due regard to the junior nature of the related Subordinate Companion Loan, if any), is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance.

(d)           The Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or Serviced REO Properties as to which it is the Special Servicer are included in the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard. The Master Servicer and Special Servicer, as applicable, shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer and Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days’ prior written notice to the Trustee. So long as the long-term unsecured debt obligations or deposit accounts of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A-” by Fitch and “A-” or its equivalent by S&P), the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

The Master Servicer and Special Servicer, as applicable, shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or Serviced REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with their servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days’ prior written notice to the Trustee. So long as the long-term unsecured debt obligations or deposit accounts of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A-” by Fitch and “A-” or its equivalent by S&P, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

Section 3.09       Enforcement of Due-on-Sale Clauses; Assumption Agreements; Defeasance Provisions. (a) If any Serviced Mortgage Loan and any related Serviced Companion Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners), which by its terms:

(i)             provides that such Serviced Mortgage Loan and any related Serviced Companion Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners),

(ii)            provides that such Serviced Mortgage Loan and any related Serviced Companion Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, or

(iii)           provides that such Serviced Mortgage Loan and any related Serviced Companion Loan may be assumed or transferred without the consent of the mortgagee, provided certain conditions set forth in the Loan Documents are satisfied, then, the Master Servicer (with respect to Performing Loans (other than Non-Serviced Mortgage Loans), to the extent such action is not a Special Servicer Major Decision) or the Special Servicer (with respect to Specially Serviced Loans and, to the extent such action is a Special Servicer Major Decision, Performing Loans (other than Non-Serviced Mortgage Loans)) shall determine, in each case in a manner consistent with the Servicing Standard, on behalf of the Trustee as the mortgagee of record, whether to (a) exercise any right it may have with respect to such Serviced Mortgage Loan or Serviced Whole Loan (x) to accelerate the payments thereon or (y) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) waive any right to exercise such rights; provided that, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to itself taking such an action, the Master Servicer or the Special Servicer, as applicable, shall obtain, prior to the occurrence and continuance of a Control Termination Event, the prior written consent (or deemed consent) of the Directing Holder pursuant to Section 6.07 (or (A) after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event and (B) other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder and the Risk Retention Consultation Parties pursuant to Section 6.07 and (ii) the Master Servicer or the Special Servicer processing such action, prior to consenting to such action, shall obtain, a Rating Agency Confirmation from each Rating Agency with respect to the Certificates and Serviced Companion Loan Securities, if any, in the case of any such Mortgage Loan that (1) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (2) has a Stated Principal Balance that is more than $35,000,000, (3) represents one of the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, or (4) is a Mortgage Loan as to which the related Serviced Companion Loan (A) represents one of the ten largest mortgage loans in the related Other Securitization based on outstanding principal balance and has an outstanding principal balance of at least $10,000,000, (B) represents more than 5% of the aggregate outstanding principal balance of the mortgage loans then outstanding in the related Other Securitization and has an outstanding principal balance of at least $10,000,000 or (C) has an outstanding principal balance that is more than $35,000,000 (provided that the Master Servicer or Special Servicer, as applicable, shall be entitled to request and reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable Other Securitization as to whether any condition in clause (4)(A) or (B) is met, or if no timely response is received, entitled to reasonably rely on the most recent CREFC® reports related to the applicable Other Securitization).

The Master Servicer or the Special Servicer processing such action shall notify the Trustee, the Certificate Administrator, the Directing Holder and the Master Servicer or the Special Servicer, as applicable, that any such assumption or substitution agreement has been completed by forwarding to the Custodian (with a copy to the Master Servicer, the Certificate Administrator, the Trustee and the Directing Holder, as applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Loan Documents, neither the Master Servicer nor the Special Servicer shall approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, if the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund (and in the case of any Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement); provided that in the case of a Serviced Whole Loan the Master Servicer shall be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Trust Fund the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loan from the holders of such Companion Loan.

Notwithstanding anything herein to the contrary, with respect to any applicable Excluded Loan relating to the Directing Holder, the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.07 for consulting with the Operating Advisor.

(b)            If any Serviced Mortgage Loan and any related Serviced Companion Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms:

(i)             provides that such Serviced Mortgage Loan and any related Serviced Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners),

(ii)            requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), or

(iii)            provides that such Mortgaged Property may be further encumbered without the consent of the mortgagee (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), provided certain conditions set forth in the Loan Documents are satisfied, then, the Master Servicer (with respect to Performing Loans (other than Non-Serviced Mortgage Loans), to the extent such action is not a Special Servicer Major Decision) or the Special Servicer (with respect to Specially Serviced Loans and, to the extent such action is a Special Servicer Major Decision, Performing Loans (other than Non-Serviced Mortgage Loans)) shall determine, in each case in a manner consistent with the Servicing Standard, on behalf of the Trustee as the mortgagee of record, whether to (a) exercise any right it may have with respect to such Serviced Mortgage Loan or Serviced Whole Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) grant or waive its right to exercise such rights; provided that, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to itself taking such an action, the Master Servicer or the Special Servicer, as applicable, shall obtain, prior to the occurrence and continuance of a Control Termination Event, the prior written consent (or deemed consent) of the Directing Holder pursuant to Section 6.07 (or (A) after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event and (B) other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder and Risk Retention Consultation Parties pursuant to Section 6.07 and (ii) the Master Servicer or the Special Servicer processing such action, prior to consenting to such action, shall obtain, a Rating Agency Confirmation from each Rating Agency with respect to the Certificates and Serviced Companion Loan Securities, if any, in the case of any such Mortgage Loan that (1) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (2) has a Stated Principal Balance that is more than $20,000,000, (3) represents one of the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance, (4) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (5) has an aggregate Debt Service Coverage Ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x or (6) is a Mortgage Loan as to which the related Serviced Companion Loan (A) represents one of the ten largest mortgage loans in the related Other Securitization based on outstanding principal balance, (B) represents more than 2% of the aggregate outstanding principal balance of the mortgage loans then outstanding in the related Other Securitization or (C) has an outstanding principal balance that is more than $20,000,000 (provided, that the Special Servicer shall be entitled to request and reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable Other Securitization as to whether any condition in clause (6)(A) or (B) is met, or if no timely response is received, entitled to reasonably rely on the most recent CREFC® reports related to the applicable Other Securitization); provided that with respect to clauses (1), (3), (4) and (5), such Mortgage Loan shall have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

The Master Servicer or the Special Servicer processing such action shall notify the Trustee, the Certificate Administrator, the Directing Holder and the Master Servicer or the Special Servicer, as applicable, that the creation of any lien or other encumbrance has been completed by forwarding to the Custodian (with a copy to the Master Servicer, the Certificate Administrator, the Trustee and the Directing Holder, as applicable) the original copy (if available, and otherwise, a copy) of the document creating such lien or encumbrance, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Loan Documents, neither the Master Servicer nor the Special Servicer shall approve the creation of any lien or other encumbrance without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, if the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund (and in the case of any Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement); provided that in the case of a Serviced Whole Loan the Master Servicer shall be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Trust Fund the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loan from the holders of such Companion Loan.

Notwithstanding anything herein to the contrary, with respect to any applicable Excluded Loan relating to the Directing Holder, the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.07 for consulting with the Operating Advisor.

(c)           Notwithstanding any other provision of this Agreement, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any “due-on-sale” or “due-on-encumbrance” clause relating to any Mortgage Loan without, if no Control Termination Event has occurred and is continuing, the consent of the Directing Holder. The Directing Holder shall have 10 Business Days (or longer period provided by the related Intercreditor Agreement) after receipt of notice along with the Special Servicer’s recommendation and analysis with respect to such waiver and any additional information the Directing Holder may reasonably request from the Special Servicer of a proposed waiver or consent under any “due-on-sale” or “due-on-encumbrance” clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Holder in writing within such period, then the Directing Holder shall be deemed to have consented to such proposed waiver or consent).

(d)           The Master Servicer and the Special Servicer, as applicable, shall provide copies of any waivers it effects pursuant to Section 3.09(a) or (b) of this Agreement to the other party, the 17g-5 Information Provider (who shall promptly post such waivers to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and the related Other 17g-5 Information Provider (if any) with respect to each Mortgage Loan or Serviced Whole Loan.

(e)           Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(f)            In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Serviced Mortgage Loan and any related Serviced Companion Loan or the related Mortgage Note, other than pursuant to Section 3.26 hereof, as applicable.

(g)           With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan which permits release of Mortgaged Properties through defeasance:

(i)            Subject to the consent rights and processes set forth in Section 6.07 with respect to Major Decisions, the Master Servicer shall process all defeasances of Serviced Mortgage Loans and Serviced Companion Loans in accordance with the terms of the related Loan Documents, and shall be entitled to any defeasance fees paid relating thereto (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under this Agreement).

(ii)           If such Serviced Mortgage Loan and any related Serviced Companion Loan requires that the lender purchase the required government securities, then the Master Servicer shall purchase, or shall cause the purchase of, such obligations on behalf of the Trust, at the related Borrower’s expense, in accordance with the terms of such Mortgage Loan; provided that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable government securities have been identified.

(iii)          To the extent not inconsistent with such Mortgage Loan or Serviced Whole Loan, the Master Servicer shall require the related Borrower to provide an Opinion of Counsel (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority perfected security interest in the defeasance collateral (including the government securities) and the assignment of the defeasance collateral is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

(iv)            To the extent not inconsistent with such Mortgage Loan or Serviced Whole Loan, the Master Servicer shall require a certificate at the related Borrower’s expense from an Independent certified public accountant certifying to the effect that the government securities will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related Loan Documents.

(v)           Prior to permitting the release of any Mortgaged Property through defeasance, the Master Servicer shall obtain, at the related Borrower’s expense, a Rating Agency Confirmation; provided, the Master Servicer shall not be required to obtain such Rating Agency Confirmation from any Rating Agency if such Mortgage Loan at the time of such defeasance is not (x) a Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) is one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000 or (z) a Mortgage Loan that represents 5% or more of the Stated Principal Balance of all Mortgage Loans.

(vi)          Prior to permitting release of any Mortgaged Property through defeasance, the Master Servicer shall require an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC

Provisions; provided that to the extent not inconsistent with the Mortgage Loan or Serviced Whole Loan, the related Borrower shall pay the cost related to the Opinion of Counsel (and shall otherwise be a Servicing Advance).

(vii)         No defeasance shall occur on or prior to the second anniversary of the Startup Day of the Trust REMICs, or in the case of any Companion Loan, the later of the second anniversary of the Startup Day of the Trust REMICs and the second anniversary of the startup day of any REMIC holding such Companion Loan.

(viii)        The Trustee shall at the expense of the related Borrower (to the extent not inconsistent with the related Loan Documents) hold the U.S. government securities as pledgee for the benefit of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders, and the Certificate Administrator shall apply payments of principal and interest received on the government obligations to the Collection Account (or Serviced Whole Loan Collection Account) in respect of the defeased Mortgage Loan or Serviced Whole Loan according to the payment schedule existing immediately prior to the defeasance.

(ix)          The Master Servicer shall, in accordance with the Servicing Standard, enforce provisions in the Mortgage Loans that it is servicing requiring Borrowers to pay all reasonable expenses associated with a defeasance.

(x)           To the extent not inconsistent with such Mortgage Loan, or to the extent the related Loan Documents provide the lender with discretion, the Master Servicer shall require a single purpose entity, formed solely for the purpose of owning and pledging the government securities related to one or more of the Mortgage Loans, to act as a successor borrower.

(xi)          The Master Servicer may accept as defeasance collateral of any “government security,” within the meaning of Treasury Regulation’s Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such defeasance collateral will not cause an Adverse REMIC Event.

(xii)         Neither the Master Servicer nor the Special Servicer shall charge a fee for defeasance in excess of that permitted under the Loan Documents in the event that the Loan Documents provide for such a fee limitation.

(h)           When the Special Servicer’s consent is requested under this Section 3.09, such consent shall be deemed given 15 Business Days (or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably requested by the Special Servicer.

Section 3.10         Appraisals; Realization upon Defaulted Loans. (a)  Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any (A) modification of the Maturity Date or extended Maturity Date, a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term of a Mortgage Loan or Serviced Whole Loan, (B) extension of the Maturity Date or extended Maturity Date of a Mortgage Loan or Serviced Whole Loan as described below in Section 3.26 of this Agreement, or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan or Serviced Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension is not granted, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Valuation, the Special Servicer shall use commercially reasonable efforts to obtain an Updated Valuation (or a letter update for an existing appraisal which is less than two years old) within 60 days of such request, the cost of which shall constitute a Servicing Advance; provided, that the Special Servicer shall not be required to obtain an Updated Valuation pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an Appraisal, Updated Appraisal or Small Loan Appraisal Estimate which is less than nine months old unless the Special Servicer has actual knowledge of a material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Appraisal, Updated Appraisal or Small Loan Appraisal Estimate. For so long as such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (i) the Special Servicer shall, within 30 days of the end of each 9-month period following the related Appraisal Reduction Event, use commercially reasonable efforts to order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall constitute a Servicing Advance and (ii) the Master Servicer shall recalculate the Appraisal Reduction Amount prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan or Serviced Whole Loan. Subject to any required consent from the Directing Holder and consultation with the Risk Retention Consultation Parties and Operating Advisor pursuant to Section 6.07, nothing herein is intended to limit the Special Servicer’s ability to pursue multiple strategies contemporaneously if the Special Servicer deems such actions appropriate under the Servicing Standard. The Special Servicer shall update, in accordance with the timing described above, each Small Loan Appraisal Estimate or Updated Appraisal for so long as an Appraisal Reduction Event exists with respect to the related Mortgage Loan or Serviced Whole Loan and the Master Servicer shall recalculate the Appraisal Reduction Amount based on such updated Small Loan Appraisal Estimate or Updated Appraisal and receipt of information reasonably requested by the Master Servicer from the Special Servicer to the extent such information is in the possession of (or reasonably obtainable at no additional expense by) the Special Servicer, reasonably necessary to calculate the Appraisal Reduction Amount. The Special Servicer shall send all such letter updates and Updated Valuations to the Master Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Serviced Companion Loan Noteholder (if any), the Risk Retention Consultation Parties and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan or Serviced Whole Loan) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b) of this Agreement, the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Directing Holder, if no Control Termination Event has occurred and is continuing, and after consultation with each of the Risk Retention Consultation Parties pursuant to Section 6.07) and with the Servicing Standard, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders and, if applicable, Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders, constituted a single lender) (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) on a present value basis (discounting at the related Calculation Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.26 hereof. In connection with causing the Trust to foreclose on collateral that consists of multiple properties held for sale to customers by the related Borrower (such as unsold condominium units in a single project), the Special Servicer directing such foreclosure shall consider the effect of the bidding price for the properties on the tax basis of such properties if such properties are likely to be treated in the hands of the Trust as properties held for sale to customers. The Master Servicer shall pay the costs and expenses in any such proceedings as a Servicing Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Servicing Advance would constitute a Nonrecoverable Advance; provided, if such Servicing Advance would constitute a Nonrecoverable Advance but the Special Servicer determines that such payment would be in the best interests of the Certificateholders and, if applicable, Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) (with the Master Servicer permitted to conclusively rely upon any such determination by the Special Servicer), the Special Servicer shall direct the Master Servicer to make such payment from the Collection Account (or, if applicable, the applicable Serviced Whole Loan Collection Account), which payment shall be an Additional Trust Fund Expense. The Trustee shall be entitled to conclusively rely upon any determination of the Master Servicer or Special Servicer that a Servicing Advance, if made, would constitute a Nonrecoverable Advance. If the Master Servicer does not make such Servicing Advance in violation of the second preceding sentence, the Trustee shall make such Servicing Advance, unless the Trustee determines that such Servicing Advance would be a Nonrecoverable Advance. The Master Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Servicing Advances (with interest at the Reimbursement Rate) made pursuant to this paragraph to the extent permitted by Section 3.06 of this Agreement.

(b)           If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special

Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if (i) the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or (ii) if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee and the Certificate Administrator.

(c)           In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee (on behalf of the Trust Fund), or to its nominee (which shall not include the Special Servicer) or a separate Trustee or co-Trustee on behalf of the Trustee as Holder of the Lower-Tier Regular Interests and the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, as applicable, such Mortgage Loan or Serviced Whole Loan, as applicable, shall (except for purposes of Section 9.01 of this Agreement) be considered to be a Serviced REO Loan until such time as the related Serviced REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan or Serviced Whole Loan, as applicable, shall be considered to be an outstanding Mortgage Loan or Serviced Whole Loan, as applicable:

(i)            it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii)          subject to Section 1.02(g) of this Agreement, Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Mortgage Note(s) in accordance with the terms of such Mortgage Note(s) and any applicable Intercreditor Agreement. In the absence of such terms, Net REO Proceeds shall, subject to Section 1.02(g) of this Agreement, be deemed to have been received first, in payment of the accrued interest that remained unpaid on the date that the related Serviced REO Property was acquired by the Trust Fund; second, in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan or Serviced Companion Loan, as applicable, deemed to be due and payable in accordance with the terms of such Mortgage Note(s) and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan or Serviced Companion Loan, as applicable. If such Net REO Proceeds exceed the Periodic Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan or Serviced Companion Loan, as applicable.

(d)           Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)            such personal property is incident to real property (within the meaning of Section 856(e)(l) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)           the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding (and such Opinion of Counsel may be premised on the designation hereby of any such personal property as being deemed part of an “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) with the owner of such personal property for federal income tax purposes to be designated at such time).

(e)           Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund (and in the case of any Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement)) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(f)            Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not cause the Trustee, on behalf of the Trust Fund, to obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, to obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise cause the Trustee to acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund, the Certificateholders (including the holders of the Loan-Specific Certificates) or Serviced Companion Loan Noteholders, if applicable, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits (which report shall be an expense of the Trust), performed within six months prior to any such acquisition of title or other action that:

(i)            such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(ii)           there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), to take such actions with respect to the affected Mortgaged Property.

In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(g)           The environmental assessment contemplated by Section 3.10(f) of this Agreement shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Master Servicer of pertinent back-up information the Master Servicer shall advance the cost of preparation of such environmental assessments as a Servicing Advance unless the Master Servicer determines, in its good faith judgment, that such Servicing Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Servicing Advances (with interest at the Reimbursement Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06. The Special Servicer shall provide written reports and a copy of any environmental assessments in electronic format to the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Parties, the Operating Advisor, the Master Servicer, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan or defaulted Serviced Companion Loan as to which the environmental testing contemplated by Section 3.10(f) of this Agreement has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of (i) satisfaction of both such conditions, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller or (iii) release of the lien of the related Mortgage on such Mortgaged Property.

(h)           If the Special Servicer determines pursuant to Section 3.10(f)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(f)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall (with the consent of the Directing Holder (if no Control Termination Event has occurred and is continuing) and after consultation with the Risk Retention

Consultation Parties and the Operating Advisor pursuant to Section 6.07) take such action as it deems to be in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), but only if the Certificate Administrator has mailed notice to the Holders of the Regular Certificates, the Class VRR Interest Certificates and the related Serviced Companion Loan Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Certificate Administrator does not receive, within 30 days of such notification, instructions from the Holders of Regular Certificates and the Class VRR Interest Certificates entitled to a majority of the Voting Rights and, with respect to Serviced Whole Loans, the applicable Serviced Companion Loan Noteholders directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee and the Certificate Administrator setting forth the basis for such determination, then the Special Servicer may take or cause to be taken such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the Certificateholders or with respect to any Serviced Whole Loan, at the direction of the Certificateholders and the related Serviced Companion Loan Noteholders unless the Certificateholders and, with respect to any Serviced Companion Loan, the Serviced Companion Loan Noteholders agree to indemnify the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer with respect to such action or inaction. The Master Servicer shall advance the cost of any such compliance, containment, clean-up or remediation as a Servicing Advance unless the Master Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

(i)             The Special Servicer shall notify the Master Servicer of any Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Borrower, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C or Form 1099A, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. The Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(j)            The costs of any Updated Valuation obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable from the Collection Account or, with respect to the Serviced Whole Loans, first, from the applicable Serviced Whole Loan Collection Account and second, to the extent amounts in the Serviced Whole Loan Collection Accounts are insufficient therefor, from the Collection Account in accordance with Section 3.06(a); provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders.

Section 3.11       Custodian to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Serviced Whole Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File. Any expense incurred in connection with any instrument of satisfaction or deed of reconveyance that is not paid by the related Borrower shall be chargeable to the Trust Fund. The Master Servicer agrees to use reasonable efforts in accordance with the Servicing Standard to enforce any provision in the relevant Loan Documents that require the Borrower to pay such amounts. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Custodian.

From time to time upon request of the Master Servicer or the Special Servicer and delivery to the Custodian of a Request for Release, the Custodian shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or the Serviced Whole Loan into a Serviced REO Property, or in the event of a substitution of a Mortgage Loan pursuant to Section 2.03 of this Agreement, or receipt by the Custodian of a certificate of a Servicing Officer stating that such Mortgaged Property was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, have been so deposited, or that such Mortgage Loan or Serviced Whole Loan has become a Serviced REO Property, or that the Master Servicer has received a Qualified Substitute Mortgage Loan and the applicable Substitution Shortfall Amount, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or the Special Servicer, as applicable. If from time to time, pursuant to the terms of the applicable Intercreditor Agreement or Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the related Non-Serviced Mortgage Loan, the Other Servicer or the Other Special Servicer requests delivery to it of the original Mortgage Note by providing the Trustee and the Custodian a Request for Release, then the Custodian shall release or cause the release of such original Mortgage Note to the Other Servicer or the Other Special Servicer or its designee.

Within five (5) Business Days (or, in case of an emergency, within such shorter period as is reasonable under the circumstances) after receipt of a written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) any court pleadings, requests for a trustee’s sale or other documents prepared by the

Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, that the proposed action is consistent with the Servicing Standard and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

With respect to each Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, if pursuant to the related Intercreditor Agreement and the related Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of such Servicing Shift Whole Loan, as applicable, the related Other Servicer requests in writing delivery to it of the related original Note, then the Custodian shall release or cause the release of such related original Note to the related Other Servicer or its designee.

Section 3.12         Servicing Fees, Certificate Administrator/Trustee Fees and Special Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan and Serviced Companion Loan. The Master Servicer’s rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement or as provided in the second succeeding paragraph with respect to the Excess Servicing Fee.

In addition, the Master Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent not prohibited by applicable law and the related Loan Documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to each Serviced Whole Loan, the related Serviced Whole Loan Collection Account) and certain Reserve Accounts (to the extent consistent with the related Loan Documents); (ii) any Net Default Interest and any other Penalty Charges collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Performing Loan (and the related Serviced Companion Loan, if applicable), in each case, remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Performing Loan and to pay or reimburse the Trust for any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) relating to such Performing Loan incurred during or prior to such Collection Period, and, in the case of the Serviced Whole Loans, to the extent allocated to the related Mortgage Loan or Trust Subordinate Companion Loan in the related Intercreditor Agreement and as further described in Section 3.12(d); (iii) any amounts collected for checks returned for insufficient funds (with respect to any Performing Loan or Specially Serviced Loan); and (iv) 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Serviced Mortgage Loans (and any related Serviced Companion Loan) that are non-Specially Serviced Loans that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Serviced Mortgage Loans (and any related Serviced Companion Loan) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the Special Servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under this Agreement), 100% of Assumption Fees or processing fees with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of Assumption Fees with respect to non-Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the Special Servicer), 100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the Master Servicer (but not including Prepayment Premiums or Yield Maintenance Charges), 100% of assumption application fees with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) for which the Master Servicer is processing the underlying assumption-related transaction (whether or not the consent of the Special Servicer is required), and 0% of assumption application fees with respect to Specially Serviced Loans, in each case to the extent received and not required to be deposited or retained in the Collection Account (and, in the case of the 3 Columbus Circle Whole Loan, the related Serviced Whole Loan Collection Account), in each case pursuant to Section 3.05 of this Agreement. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.06(a)(viii) or 3.07(b) of this Agreement, as applicable, to withdraw from the Collection Account (and, in the case of the Trust Subordinate Companion Loan, the related Serviced Whole Loan Collection Account) and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), Net Prepayment Interest Excess, if any, that accrue on the Mortgage Loans or the Trust Subordinate Companion Loan that it is servicing and any interest or other income earned on deposits therein. In addition, the Master Servicer shall be entitled to the portion of Net Default Interest and any late payment fees or penalty charges collected by the Other Servicer servicing a Non-Serviced Mortgage Loan that are allocated to such Non-Serviced Mortgage Loan remaining after application thereof to reimburse interest on related P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in this Agreement. Except as specified in the preceding sentence and except with respect to clause (i) in this paragraph, the Master Servicer will not be entitled to the compensation set forth in clauses (iii) and (iv) in this paragraph with respect to a Non-Serviced Mortgage Loan.

Notwithstanding anything to the contrary, the Master Servicer and the Special Servicer will each be entitled to charge the related Borrower reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Loan Documents and are actually paid by or on behalf of the related Borrower.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof, the Master Servicer and the Special Servicer shall each have the right, in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the

Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer.

The Master Servicer and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans or the Trust Subordinate Companion Loan (and any successor REO Loans with respect to such Mortgage Loans or Trust Subordinate Companion Loan) shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws and is otherwise made in accordance with the Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit AA-1 hereto and (iii) the prospective transferee shall have delivered to the Master Servicer and the Depositor a certificate substantially in the form attached as Exhibit AA-2 hereto. None of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. The Master Servicer and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and the Master Servicer hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Operating Advisor, the Asset Representations Reviewer and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Master Servicer with respect to the related Mortgage Loan or successor REO Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to the Master Servicer as Servicing Fee with respect to such Mortgage Loan or REO Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Servicing Fee to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Asset Representations Reviewer, the Depositor, the Special Servicer or the Trustee shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

As compensation for its activities hereunder on each Distribution Date, the Certificate Administrator shall be entitled with respect to each Mortgage Loan to its portion of the Certificate Administrator/Trustee Fee, which shall be payable from amounts on deposit in the Lower-Tier Distribution Account. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Certificate Administrator/Trustee Fee. The Certificate Administrator’s rights to the Certificate Administrator/Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations under this Agreement.

Except as otherwise provided herein, the Master Servicer shall pay all of its overhead expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it (but excluding Mortgage Loan Seller Sub-Servicers). Except as otherwise provided herein, the Trustee and the Certificate Administrator shall each pay all expenses incurred by it in connection with its activities hereunder.

(b)           As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan and Serviced REO Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account or the Serviced Whole Loan Collection Account, as applicable, as set forth in Section 3.06 of this Agreement. The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, to the extent permitted by applicable law and the related Loan Documents, (i) any Net Default Interest and any other Penalty Charges collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Specially Serviced Loan remaining after application thereof during such Collection Period (and in the case of the Serviced Whole Loans, as set forth in and subject to the terms of the related Intercreditor Agreement and Section 3.12(d) herein) to pay the Advance Interest Amount relating to such Specially Serviced Loan and any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) incurred during or prior to such Collection Period on such related Specially Serviced Loan (but not nonsufficient funds check fees and the like, which shall be paid to the Master Servicer) as further described below in this subsection (b); (ii) 100% of any Modification Fees and consent fees (or similar fees) related to any Specially Serviced Loan or Serviced REO Loan; (iii) 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the Special Servicer); (iv) 100% of any Assumption Fees or processing fees on any Specially Serviced Loan or Serviced REO Loan; (v) 50% of Assumption Fees or processing fees with respect to non-Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the Special Servicer); (vi) any interest or other income earned on deposits in the REO Accounts; (vii) 100% of assumption application fees received with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) that are Performing Loans for which the Special Servicer is processing the underlying assumption-related transaction and 100% of assumption application fees received with respect to Specially Serviced Loans; and (viii) 100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the special servicer (but not including Prepayment Premiums or Yield Maintenance Charges).

Notwithstanding anything to the contrary, the Master Servicer and the Special Servicer will each be entitled to charge the related Borrower reasonable review fees in connection with any borrower request.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof, the Master Servicer and the Special Servicer shall each have the right, in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer.

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

In addition, the Special Servicer shall be entitled to the portion of Net Default Interest and any other Penalty Charges collected by the Other Special Servicer servicing the related Non-Serviced Mortgage Loan and that are allocated to such Non-Serviced Mortgage Loan remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Non-Serviced Mortgage Loan and any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) incurred during or prior to such Collection Period on such related Non-Serviced Mortgage Loan (but not nonsufficient funds check fees and similar fees, which shall be paid to the Master Servicer) as provided in this Agreement. Except as specified in the preceding sentence, the Special Servicer will not be entitled to the compensation set forth in this Section 3.12(b) with respect to a Non-Serviced Mortgage Loan.

(c)            In addition, a Workout Fee will be payable to the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan that ceases to be a Specially Serviced Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Whole Loan, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Whole Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan or Serviced Whole Loan will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes a Serviced REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loans again ceases to be a Specially Serviced Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans that cease to be a Specially Serviced Loan during the period that it had responsibility for servicing such Specially Serviced Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A Liquidation Fee will be payable to the Special Servicer, except as described below, with respect to (i) each Mortgage Loan or Trust Subordinate Companion Loan repurchased by a Mortgage Loan Seller after the Initial Resolution Period (and giving effect to any Resolution Extension Period) in accordance with Section 2.03(e) of this Agreement, (ii) each Specially Serviced Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, (iii) any Specially Serviced Loan or Serviced REO Property as to which the Special Servicer recovered any Liquidation Proceeds and (iv) each Defaulted Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the proviso in Section 3.16(b) of this Agreement as to which the Special Servicer recovered any Liquidation Proceeds; provided, however, for clarification, in the case of clause (iv), should the Non-Serviced Mortgage Loan be sold by the Other Special Servicer, then the Liquidation Fee shall be paid to such Other Special Servicer. As to each such Mortgage Loan or Trust Subordinate Companion Loan repurchased by a Mortgage Loan Seller after the Initial Resolution Period (and giving effect to any Resolution Extension Period) in accordance with Section 2.03(e) of this Agreement or Specially Serviced Loan and Serviced REO Property, the Liquidation Fee will be payable from the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds to the extent set forth in the definition of “Liquidation Fee” herein. With respect to any future mezzanine debt, to the extent not prohibited by the Loan Documents, the Master Servicer or Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that if a Mortgage Loan is purchased by the related mezzanine lender on a date that is more than 90 days following the date that the related option first becomes exercisable, such mezzanine lender shall be required to pay a Liquidation Fee equal to the amount that the Special Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Mortgage Loan (provided, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstances, be payable out of the Trust unless the Master Servicer fails to require the related mezzanine intercreditor agreement to require the mezzanine lender to pay such amounts in breach of its obligation to do so under this paragraph). If Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or any Specially Serviced Loan. If (i) the Special Servicer resigns or has been terminated, and (ii) either prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Trust with respect to each Mortgage Loan, Serviced Whole Loan or Serviced REO Loan through the period such Mortgage Loan is an asset of the Trust shall be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Whole Loan or Serviced REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Whole Loan or Serviced REO Loan shall be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or Serviced REO Loans shall not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer or Other Special Servicer shall also not be taken into account).

The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers, any amounts due and owing to any of its Affiliates, and the premiums for any blanket insurance policy obtained by it insuring against hazard losses pursuant to Section 3.08 of this Agreement, except to the extent such premiums are reimbursable pursuant to Section 3.08 of this Agreement), if and to the extent such expenses are not expressly payable directly out of the Collection Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Collection Account or the applicable REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.12; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(d)           In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan or, unless prohibited by the related Intercreditor Agreement to be so applied, any Serviced Companion Loan, during the related Collection Period shall be applied (as between Default Interest and late payment charges, in the priority set forth in the definition of “Advance Interest Amount”) to reimburse (i) the Master Servicer or the Trustee for interest on Advances at the Reimbursement Rate with respect to such Mortgage Loan that accrued in the period that such Penalty Charges were collected and advance interest to any related Serviced Companion Loan Service Provider for any debt service advance made by such party with respect to any related Serviced Companion Loan that accrued in the period that such Penalty Charges were collected, (ii) the Trust Fund for all interest on Advances with respect to such Mortgage Loan or Serviced Whole Loan previously paid to the Master Servicer, the Trustee or to any Serviced Companion Loan Service Provider pursuant to Section 3.06(a)(vi) or Section 3.06(b)(vi) of this Agreement and (iii) the Trust Fund for any Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan or Serviced Whole Loan without any such application. Except as set forth in this Agreement, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees with respect to any Non-Serviced Mortgage Loan or any related REO Property. For the avoidance of doubt, the portion of Penalty Charges allocated to a Mortgage Loan that is part of a Non-Serviced Whole Loan (in accordance with the applicable Intercreditor Agreement and, if applicable, the Other Pooling and Servicing Agreement) shall be allocated in accordance with clauses (i), (ii) and (iii) above (except that, Advances in clauses (i) and (ii) shall mean P&I Advances).

If any Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to the related Servicing Shift Securitization Date, the Special Servicer shall service and administer such Servicing Shift Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or Serviced REO Property and shall be entitled to all rights and compensation earned with respect to such Serviced Whole Loan as Special Servicer of such Serviced Whole Loan. With respect to any Servicing Shift Mortgage Loan, prior to the related Servicing Shift Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If such Servicing Shift Whole Loan is still a Specially Serviced Loan on the related Servicing Shift Securitization Date, the Other Special Servicer and the Special Servicer shall be entitled to compensation with respect to such Servicing Shift Whole Loan as if the Special Servicer were being terminated as the Special Servicer with respect to such Servicing Shift Whole Loan and the Other Special Servicer were replacing the Special Servicer as the successor Special Servicer with respect to such Servicing Shift Whole Loan.

If any Servicing Shift Whole Loan is being specially serviced on the related Servicing Shift Securitization Date, the Special Servicer shall be entitled to compensation for the period during which it acted as Special Servicer with respect to such Servicing Shift Whole

Loan, including its share of any liquidation or workout fees and any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role under this Agreement.

(e)           The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be entitled to reimbursement from the Trust Fund (and, prior to recovery from the Trust Fund, in the case of any Serviced Whole Loans, subject to the related Intercreditor Agreement, first, from the related Subordinate Companion Loan up to the full principal balance thereof, if any, and second, to the extent any such costs and expenses remain unreimbursed, from the related Mortgage Loan and the Collection Account, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, first, out of the related Serviced Whole Loan Collection Account from collections on the related Serviced Pari Passu Companion Loan and the related Mortgage Loan on a pro rata basis by principal balance, and second, to the extent any such costs and expenses remain unreimbursed, out of the Collection Account) for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(xv) of this Agreement. All such costs and expenses shall be treated as costs and expenses of the Lower-Tier REMIC and the related Serviced Whole Loan, if applicable.

(f)            No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s, the Asset Representations Reviewer’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, the cost of which would not be an expense of the Trust Fund or any Serviced Companion Loan Noteholder hereunder, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower, such Certificateholder, or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s, the Asset Representations Reviewer’s or the Trustee’s reasonable expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

Section 3.13        Reports to the Certificate Administrator; Collection Account Statements. (a) The Master Servicer shall deliver to the Certificate Administrator no later than 3:00 p.m. (New York City time) one Business Day prior to the Master Servicer Remittance Date prior to each Distribution Date (beginning May 2019), the CREFC® Appraisal Reduction Template, if any for such Distribution Date and the CREFC® Loan Periodic Update File separately (x) with respect to the Mortgage Loans that it is servicing (and, if applicable, the related REO Properties) and (y) with respect to the Trust Subordinate Companion Loan (and, if applicable, the related REO Properties), for the related Distribution Date (which shall include, without limitation, the amount of Available Funds allocable to the Mortgage Loans or the amount of Available Funds allocable to the Trust Subordinate Companion Loan, as the case may be) including information therein that states the anticipated P&I Advances in respect of such Mortgage Loans or the Trust Subordinate Companion Loan, as the case may be, for the related Distribution Date. The Master Servicer’s responsibilities under this Section 3.13(a) with respect to Serviced REO Loans shall be subject to the satisfaction of the Special Servicer’s obligations under Section 3.23 of this Agreement. The Master Servicer shall (no later than the applicable Serviced Whole Loan Remittance Date) make available to each Serviced Companion Loan Noteholder with respect to the related Whole Loan or, if such Serviced Companion Loan is securitized, the respective Other Servicer and Other Trustee, the CREFC® Investor Reporting Package (CREFC® IRP) (excluding any templates) pursuant to the terms of this Agreement on a monthly basis.

Not later than 5:00 p.m. (New York City time) on the Master Servicer Remittance Date beginning May 2019, the Master Servicer shall deliver to the Certificate Administrator the CREFC® Schedule AL File in EDGAR-Compatible Format and Excel format; provided, that the Master Servicer shall have no obligation to prepare or deliver any such CREFC® Schedule AL File unless the Depositor has delivered the items required by Section 2.01(f); and provided, further, that, if the Master Servicer has not received the items required pursuant to Section 2.01(f) from the Depositor prior to the time it would need such items in order for the Master Servicer to prepare the CREFC® Schedule AL File with respect to the first Distribution Date, the Master Servicer shall request such items from the Depositor, including by email to the email addresses for the Depositor set forth in Section 12.05. If the CREFC® Schedule AL File is not provided by the date specified in the immediately preceding sentence, the Certificate Administrator shall request such CREFC® Schedule AL File from the Master Servicer via email at KC_investor_reporting@keybank.com, with a copy to the Depositor to the email addresses for the Depositor set forth in Section 12.05. In preparing the CREFC® Schedule AL File and any Schedule AL Additional File for any given Distribution Date, and without any due diligence, investigation or verification, the Master Servicer shall be entitled to conclusively rely, absent manifest error, on the content, completeness, accuracy and compliance with any applicable requirements of Items 1111(h) and 1125 of Regulation AB and Item 601(b) of Regulation S-K under the Securities Act as in effect on the Closing Date of the Initial Schedule AL File, Initial Schedule AL Additional File and the Annex A-1 to the Prospectus. The Master Servicer may concurrently with the delivery of the related CREFC® Schedule AL File, deliver any related Schedule AL Additional File in EDGAR-Compatible Format to the Certificate Administrator. The CREFC® Schedule AL File and the Schedule AL Additional File shall each be a single file. Neither the Certificate Administrator nor the Master Servicer shall be required to combine multiple CREFC® Schedule AL Files or Schedule AL Additional Files, unless, solely with respect to the Master Servicer, multiple Sub-Servicers prepare and submit such CREFC® Schedule AL Files or Schedule AL Additional Files to the Master Servicer. The Certificate Administrator shall not be required to review, redact, reconcile, edit or verify the content, completeness or accuracy of the information contained in any CREFC® Schedule AL File or any Schedule AL Additional File.

In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, any information and reports delivered to it by any third party, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and any information provided by the Trustee, without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

(b)           For so long as the Master Servicer makes deposits into or credits to and withdrawals or debits from the Collection Account or any Serviced Whole Loan Collection Account, not later than 15 days after each Distribution Date, the Master Servicer shall forward to the Certificate Administrator and, upon request (but not more frequently than once per month), each Serviced Companion Loan Noteholder with respect to the related Whole Loan and related Serviced Whole Loan Collection Account (or, if such Serviced Companion Loan is securitized, the respective Other Servicer and Other Trustee) a statement prepared by the Master Servicer setting forth the status of each of the Collection Account and each Serviced Whole Loan Collection Account as of the close of business on the last Business Day of the prior Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account and each Serviced Whole Loan Collection Account of each category of deposit (or credit) specified in Section 3.05 of this Agreement and each category of withdrawal (or debit) specified in Section 3.06 of this Agreement for the related Collection Period, in each case for the Mortgage Loans (including the Non-Serviced Mortgage Loans). The Trustee and the Certificate Administrator and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

(c)           Beginning in December 2019, no later than 4:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator (who shall promptly post such reports to the Certificate Administrator’s Website pursuant to Section 4.02(b)(iii)(B) of this Agreement), the Serviced Companion Loan Noteholders and the Operating Advisor the following reports (in electronic form) separately (x) with respect to the Mortgage Loans that it is servicing (and, if applicable, the related REO Properties) and (y) with respect to the Trust Subordinate Companion Loan (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date: (i) to the extent the Master Servicer has received the most recent CREFC® Special Servicer Loan File from the Special Servicer at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC® Loan Setup File (with respect to the first Distribution Date) and CREFC® REO Status Report received from such Special Servicer, (ii) the most recent CREFC® Property File, CREFC® Financial File, CREFC® Comparative Financial Status Report and the CREFC® Loan Level Reserve/LOC Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File), (iii) the CREFC® Servicer Watch List with information that is current as of such Determination Date and (iv) the CREFC® Advance Recovery Report.

The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer (other than information as to which the Master Servicer has the primary responsibility to generate) no later than the related Determination Date in the form required by Section 3.13(g) of this Agreement or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports and any information provided by the Certificate Administrator or the Trustee without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

(d)           The Master Servicer shall deliver or cause to be delivered to the Trustee, the Certificate Administrator, the Serviced Companion Loan Noteholders, the Underwriters, the Initial Purchasers and the Operating Advisor the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer with respect to the Mortgage Loans that the Master Servicer is servicing:

(i)            Within 45 days after receipt of any quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2019, with respect to each Serviced Mortgage Loan, Specially Serviced Loan and Serviced REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Loan or Serviced REO Loan) (and the Borrower provides sufficient information to report pursuant to CREFC® guidelines), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar quarter, together with, upon request, copies of the related operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer); provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (ii) below, then such delivery shall satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending

June 30 of each year, commencing in 2020. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) shall use commercially reasonable efforts to obtain said quarterly and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (except with respect to any Non-Serviced Mortgage Loan) (followed up with telephone calls), requesting such quarterly and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Loan Documents; provided, however, that any analysis or update with respect to the first calendar quarter of each year shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines. The Master Servicer shall deliver, upon request of any Rating Agency, copies of any of the foregoing items so collected thereby to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d)).

(ii)           At least annually, on or before June 30 of each year, beginning with June 30, 2020, with respect to each Serviced Mortgage Loan, Specially Serviced Loan and Serviced REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Loan or Serviced REO Loan), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year (initially, year-end 2019), together with, upon request, copies of the related operating statements and related rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and related rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for the current trailing 12 months, if available, or year-to-date, provided, however, that with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a year-end analysis or update, such analysis or update shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) shall use commercially reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (except with respect to any Non-Serviced Mortgage Loan) (followed up with telephone calls), requesting such annual and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Loan Documents. Upon receipt of such annual and other periodic operating statements (including year-to-date statements) and related rent rolls, the Master Servicer shall promptly update the CREFC® Operating Statement Analysis Report (commencing with the quarter ending June 30, 2020 (to the extent that the related Borrower provides sufficient information to report pursuant to CREFC® guidelines)). The Master Servicer shall deliver, upon request of any Rating Agency, copies of any of the foregoing items so collected thereby to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d)).

(iii)          Within 30 days after receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer in the case of a Specially Serviced Loan or Serviced REO Property) of any annual year-end operating statements and related rent rolls with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or Serviced REO Property), commencing within 30 or 60 days, as applicable, of receipt of such statements for year-end 2019, a CREFC® NOI Adjustment Worksheet for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit). The Master Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any Mortgaged Property which is a Serviced REO Property or constitutes security for a Specially Serviced Loan or a Non-Serviced Mortgage Loan) to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property; provided, however, that any analysis or update with respect to the year-end or first quarter of each year shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines.

Notwithstanding anything to the contrary in this Agreement, the Master Servicer, upon request by a Rating Agency, shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Master Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property (and shall not be required to maintain any such report for a Mortgaged Property securing a Non-Serviced Mortgage Loan) and Serviced REO Property (to the extent prepared by and received from the Special Servicer in the case of any Serviced REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan) relating to a Mortgage Loan that it is servicing. The CREFC® Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property that secures a Non-Serviced Mortgage Loan or that is a Serviced REO Property or constitutes security for a Specially Serviced Loan) is to be updated with trailing 12-month information, as available, or year-to-date information until 12-month trailing information (commencing with the quarter ending December 31, 2019 (to the extent that the related Borrower provides sufficient information to report pursuant to CREFC® guidelines)) is available by the Master Servicer and such updated report shall be delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Directing Holder and any related Serviced Companion Loan Noteholder in the calendar month following receipt by the Master Servicer of such updated trailing or year-to-date operating statements and related rent rolls for such Mortgaged Property.

The Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall deliver to the Certificate Administrator, the Operating Advisor and (solely with respect to the related Mortgaged Property) each holder of a Serviced Companion Loan by electronic means the CREFC® Operating Statement Analysis Report for each Mortgaged Property upon request.

The Special Servicer shall pursuant to Section 3.13(h) of this Agreement, deliver to the Master Servicer the information required of it pursuant to this Section 3.13(d) with respect to Specially Serviced Loans and Serviced REO Loans.

(e)           In connection with their servicing of the Serviced Mortgage Loans and Serviced REO Properties, the Master Servicer and the Special Servicer, as applicable, shall provide to each other and to the Trustee and the Certificate Administrator, written notice of any event that comes to their knowledge with respect to a Mortgage Loan or Serviced REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Mortgage Loan or Serviced REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

(f)            The Master Servicer or the Special Servicer, as applicable, shall make available to the Directing Holder copies of all rent rolls, operating statements and financial statements actually provided by each Borrower, including any monthly or quarterly statements or rent rolls, within 15 Business Days of receipt.

(g)           On or before 2:00 p.m. Central Time on each Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Directing Holder or any Rating Agency, to such requesting party, the CREFC® Special Servicer Loan File with respect to the Specially Serviced Loans (and, if applicable, the related Serviced REO Properties), providing the required information as of the Determination Date (or, upon the reasonable request of any Master Servicer, data files in a form acceptable to the Master Servicer), which CREFC® Special Servicer Loan File shall include data, to enable the Master Servicer to produce the CREFC® Supplemental Servicer Reports. Such reports or data shall be presented in writing and in an electronic format acceptable to the Master Servicer.

(h)           The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Controlling Class or any Rating Agency, to such requesting party, without charge, the following materials for Specially Serviced Loans or Serviced REO Properties, as applicable, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

(i)             At least annually, on or before June 1 of each year, commencing in 2019, with respect to each Specially Serviced Loan and Serviced REO Loan, a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year (initially year-end December 31, 2019) together with copies of the operating statements and related rent rolls for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information and, with respect to operating statements and related rent rolls for Specially Serviced Loans and Serviced REO Properties, only to the extent requested by the Special Servicer) and for the current trailing 12 months, if available, or year-to-date. The Special Servicer shall use its reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each Serviced REO Property.

(ii)           Within 45 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Loan or Serviced REO Property, a CREFC® NOI Adjustment Worksheet for such Mortgaged Property or Serviced REO Property (with the annual operating statements attached thereto as an exhibit); provided, that, with the consent of the Master Servicer, the Special Servicer may instead provide data files in a form acceptable to the Master Servicer. The Special Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property relating to a Specially Serviced Loan or Serviced REO Property to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property.

Notwithstanding anything to the contrary in this Agreement, upon request for receipt of any such items from any Rating Agency, the Special Servicer shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Special Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Loan and each Serviced REO Property. The CREFC® Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Loan and each Serviced REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within 45 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided, that, the Special Servicer may instead provide data files in an electronic form acceptable to the Special Servicer. The Special Servicer shall provide each such report to the Master Servicer in the then applicable CREFC® format.

(i)             If the Master Servicer or the Special Servicer, as applicable, is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.14), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) delivering such statement, report or information in a commonly used electronic format or (y) making such statement, report or information available on the Master Servicer’s website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated in Article X; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x).

(j)            The Master Servicer may, but is not required to, make any of the reports or files it delivers pursuant to this Section 3.13 available each month on the Master Servicer’s website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, and has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer. In connection with providing access to the Master Servicer’s website, the Master

Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

(k)           With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Master Servicer within two Business Days following the Determination Date and the Master Servicer shall, to the extent it has received, deliver to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® Investor Reporting Package, an electronic report which may include html, word or excel compatible format, clean and searchable pdf. format or such other format as mutually agreeable between the Certificate Administrator and the Special Servicer (or Master Servicer on its behalf) that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided that no report regarding Disclosable Special Servicer Fees shall be required to be delivered if there are no Disclosable Special Servicer Fees for the related Collection Period.

Section 3.14       Access to Certain Documentation. (a) The Master Servicer and Special Servicer, as applicable, shall provide to any Certificateholders and any Serviced Companion Loan Noteholders that are federally insured financial institutions, the Operating Advisor (but only if a Consultation Termination Event has occurred and is continuing), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Federal Reserve Board, the FDIC and the Office of the Comptroller of the Currency and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Serviced Companion Loan Noteholder is subject, access to the documentation regarding the Mortgage Loans or the Whole Loans, as applicable, that it is servicing required by applicable regulations of the Federal Reserve Board, FDIC, Office of the Comptroller of the Currency or any such federal or state banking or regulatory authority, such access being afforded without charge but only upon reasonable written request and during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable. At the election of the Master Servicer, the Special Servicer or the Certificate Administrator, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and the Master Servicer, the Special Servicer or the Certificate Administrator shall be permitted to require payment (other than from the Directing Holder and the Trustee and the Certificate Administrator on its own behalf or on behalf of the Certificateholders, as applicable) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian. In addition, upon reasonable prior written notice to the Master Servicer or the Special Servicer, as the case may be, the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, DBNY (and any EU Reporting Administrator as a designee of the EU Transparency Designee), or their accountants or other representatives shall have reasonable access to review the documents, correspondence and records in the possession of the Master Servicer or the Special Servicer, as the case may be, as they relate to a Mortgaged Property and any Serviced REO Property during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be. Nothing in this Section 3.14 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

(b)           In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, Serviced Companion Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder or Serviced Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Serviced Companion Loan Noteholder (to the extent permitted in the related Intercreditor Agreement) of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders or Serviced Companion Loan Noteholders access to the information described in the preceding paragraph the Master Servicer and the Special Servicer, as applicable, may require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates or Serviced Companion Loan Noteholder or a regulator or governmental body and will keep such information confidential.

(c)            Upon the reasonable request of (1) any Certificateholder identified to the Master Servicer to the Master Servicer’s reasonable satisfaction (or, with respect to any Serviced Companion Loan, the request of any Serviced Companion Loan Noteholder), the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder, Serviced Companion Loan Noteholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer, or (2) any Controlling Class Certificateholder identified to the Master Servicer (in the case of a Performing Loan) or the Special Servicer (in the case of a Specially Serviced Loan) to the Master Servicer’s or Special Servicer’s reasonable satisfaction, the Master Servicer or Special Servicer, as applicable, shall provide (or forward electronically) (at the expense of such Controlling Class Certificateholder) any Excluded Information in the Master Servicer’s or Special Servicer’s, as applicable, possession (available on the Certificate Administrator’s Website but not accessible to such Controlling Class Certificateholder through the Certificate Administrator’s Website on account of it constituting Excluded Information) relating to any Excluded Controlling Class Mortgage Loan in which such Controlling Class Certificateholder is not an Excluded Controlling Class Holder; provided that, in connection therewith, the Master Servicer or Special Servicer, as applicable, may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is a Holder of Certificates or a Serviced Companion Loan Noteholder or a beneficial holder of Book-Entry Certificates or a regulator or a governmental body and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under this Agreement. For the avoidance of doubt, the Master Servicer shall not make any Asset Status Reports available to any Certificateholders on its website. None of the parties to this Agreement shall provide any Asset Status Report or any Final Asset Status Report to the Certificate Administrator.

(d)           The 17g-5 Information Provider shall make available solely to the Depositor and to any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider the following items to the extent such items are delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto) in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “Benchmark 2019-B10 Mortgage Trust, Series 2019-B10” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial (provided, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format):

(i)             any waivers delivered to the 17g-5 Information Provider pursuant to Section 3.09 of this Agreement;

(ii)            any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance delivered to the 17g-5 Information Provider pursuant to Section 3.21(d) or Section 4.07(c) of this Agreement and notice of determination not to refrain from reimbursement of all Nonrecoverable Advances;

(iii)           any Asset Status Report delivered by the Special Servicer pursuant to Section 3.23(e) of this Agreement;

(iv)           any environmental reports delivered by the Special Servicer pursuant to Section 3.10(g) of this Agreement;

(v)            any annual statements as to compliance and related Officer’s Certificates delivered pursuant to Section 10.11 and Section 10.12 of this Agreement;

(vi)           any annual independent public accountants’ attestation reports delivered pursuant to Section 10.13 of this Agreement;

(vii)          any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.10 of this Agreement;

(viii)         any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving a Rating Agency Confirmation from any

Rating Agency as set forth in the definition of “Rating Agency Confirmation” pursuant to Section 3.30 of this Agreement;

(ix)           copies of any questions or requests submitted by the Rating Agencies directed toward the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(x)            any requests for a Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.30 of this Agreement;

(xi)           any notice of resignation of the Trustee or Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.07 or Section 8.08 of this Agreement;

(xii)          any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer pursuant to Section 6.04 of this Agreement;

(xiii)         any notice of Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.03 of this Agreement;

(xiv)         any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09 of this Agreement;

(xv)          any notice of the merger or consolidation of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer pursuant to Section 6.02 of this Agreement;

(xvi)        any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to Section 12.08 of this Agreement;

(xvii)       any notice or other information provided by the Master Servicer pursuant to Section 12.07 of this Agreement;

(xviii)      any summary of oral communication with the Rating Agencies delivered to the 17g-5 Information Provider pursuant to Section 3.14(f) of this Agreement; provided that the summary of such oral communication shall not attribute which Rating Agency the communication was with;

(xix)         the Rating Agency Q&A Forum and Document Request Tool; and

(xx)          such information as is delivered to the 17g-5 Information Provider by the Depositor in mutually agreeable electronic format within fifteen (15) days of the Closing Date.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website (a link to which shall be provided on the Depositor’s website at www.intralinks.com or such other website as the Depositor may notify the parties hereto in writing). Information will be posted on the same Business Day of receipt provided that such information is received by 2:00 p.m. (eastern time) or, if received after

2:00 p.m., on the next Business Day by 12:00 p.m. New York City time. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be or whether such information (other than (solely with respect to the 17g-5 Information Provider’s obligation to post such information) the information set forth in clauses (i) through (xx) above) is required to be posted on the 17g-5 Information Provider’s Website pursuant to this Agreement or Rule 17g-5. If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s Website. Access will be provided by the 17g-5 Information Provider to the Rating Agencies, and to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit Z hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website). If a Rating Agency requests access to the 17g-5 Information Provider’s Website, access will be provided by the 17g-5 Information Provider on the same Business Day provided such request is made prior to 2:00 p.m., on such Business Day, or, if received after 2:00 p.m., on the following Business Day. Questions regarding delivery of information to the 17g-5 Information Provider may be directed to cmbsexcludedinformation@wellsfargo.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto).

Upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the Depositor as having been previously made available to NRSROs by the Depositor (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant this Section 3.14(b). The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.

The 17g-5 Information Provider shall notify any party that delivers information to the 17g-5 Information Provider under this Agreement that such information was received and that it has been posted. The 17g-5 Information Provider shall notify each NRSRO that has provided a NRSRO Certification each time a document is posted to the 17g-5 Information Provider’s Website and such notice shall specifically identify such document. The 17g-5 Information Provider shall send such notice to such Persons to the email address that has been provided by and is used by such Person for the purpose of accessing the 17g-5 Information Provider’s Website, including a general email address if such general email address has been provided to the 17g-5 Information Provider in connection with a completed NRSRO Certification in the form of Exhibit Z hereto.

The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where Rating Agencies and NRSROs may (i) submit Inquiries to the Certificate Administrator relating to the Distribution Date Statement, submit Inquiries to the Master

Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(d), the Serviced Mortgage Loans or the Mortgaged Properties or submit inquiries to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights pursuant to Section 6.07, whether or not referenced in such Operating Advisor Annual Report, (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information. Upon receipt of an Inquiry for the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Inquiry to the Certificate Administrator, Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the applicable party under the related Other Pooling and Servicing Agreement, in each case within a commercially reasonable period following receipt thereof. Following receipt of an Inquiry or request relating to the subject matters described in clauses (i) or (iii) above, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Certificate Administrator, the Operating Advisor, Master Servicer or Special Servicer shall be by email to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website. Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website. If the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the question is beyond the scope outlined above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders or would be in violation of applicable law, the Servicing Standard, this Agreement or the applicable Loan Documents, (iii) answering any Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or answering such inquiry is otherwise not advisable or (iv) (A) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator or the Operating Advisor) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Inquiry and, in the case of the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such Inquiry on the Rating Agency Q&A Forum and Document Request Tool together with a statement that such Inquiry was not answered. Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee or any of their respective Affiliates and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5

Information Provider’s Website any Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any Person which are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information; provided that it is acknowledged and agreed that the 17g-5 Information Provider shall not be charged with knowledge of any of the contents of such information solely by virtue of its compliance with its obligations to post such information to the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall not be liable for its failure to make any information available to the NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, with a subject heading of “Benchmark 2019-B10 Mortgage Trust, Series 2019-B10” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website; provided, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format.

The 17g-5 Information Provider shall not be responsible or have any liability for any act, omission or delay attributable to the failure of any other party to this Agreement to timely deliver information to be posted on the 17g-5 Information Provider’s Website or for any errors or defects in the information supplied by any such party.

The 17g-5 Information Provider’s obligations in respect of Rule 17g-5 or any other law or regulation related thereto shall be limited to the specific obligations contained in this Agreement and the 17g-5 Information Provider makes no representations or warranties as to the compliance of the Depositor with Rule 17g-5 or any other law or regulation related thereto.

With respect to each Non-Serviced Mortgage Loan, each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall provide to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, promptly upon receipt from a Non-Serviced Mortgage Loan Service Provider, all reports, statements, documents, notices and other information it receives in respect of such Non-Serviced Mortgage Loan that such party would otherwise have been required to be submitted to the 17g-5 Information Provider under this Agreement for posting had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website all such information it receives in accordance with this Agreement.

Upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the Depositor as having been previously made available to NRSROs by the Depositor (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant this Section 3.14(b). The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.

(e)           Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information identified in Section 3.14(d) of this Agreement relating to the Mortgage Loans or Whole Loans, the Mortgaged Properties or the related Borrowers, for review by the Depositor, the Underwriters, the Initial Purchasers and any other Persons who deliver an Investor Certification in accordance with this Section 3.14, the related Serviced Companion Loan Noteholder (if any), the Directing Holder and the Rating Agencies (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously or previously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 3.14(d) of this Agreement, who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.14(d) of this Agreement), in each case, except to the extent doing so is prohibited by this Agreement, applicable law or by the related Loan Documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, enter into an Investor Certification or other confidentiality agreement acceptable to the Master Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Master Servicer’s or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 3.14(e) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder (or a licensed or registered investment advisor acting on behalf of such Certificateholder), an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein (or a licensed or registered investment advisor acting on behalf of such prospective purchaser), an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators). In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.14 unless (i) the Master Servicer or Special Servicer, as applicable, is the original source for such information and (ii) such failure to deliver complete and accurate information is by reason of such party’s willful misconduct, bad faith, fraud and/or negligence.

In connection with the delivery by the Master Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Master Servicer or the Special Servicer, as applicable, of when such information, report, notice or document has been posted to the 17g-5 Information Provider’s Website. The Master Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information report, notice or other document to the applicable Rating Agency or Rating Agencies following the earlier of (a) receipt of notification from the 17g-5 Information Provider that such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website and (b) 12:00 p.m. on the first Business Day following the date the Master Servicer or the Special Servicer, as applicable, has provided such information, report, notice or other document to the 17g-5 Information Provider.

(f)            The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, Serviced Whole Loan, any Certificateholder, any Serviced Companion Loan Noteholder, any Mortgaged Property or any REO Property; provided that such party summarizes the information provided to the Rating Agencies in such communication and provides the 17g-5 Information Provider and the related Other 17g-5 Information Provider (if any) with such summary in accordance with the procedures set forth in Section 3.14(d) of this Agreement the same day such communication takes place; provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.14(d) of this Agreement.

(g)           None of the foregoing restrictions in this Section 3.14 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Master Servicer, the

Operating Advisor, the Asset Representations Reviewer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Master Servicer’s, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Borrower, property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or the Master Servicer or Special Servicer, as applicable, has in fact provided such information to such Rating Agency in accordance with Section 3.14(e); or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates; provided, however, that the Rating Agencies may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement or any other confidentiality agreement to which such Rating Agency is subject) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 3.14(g).

(h)           The costs and expenses of compliance with this Section 3.14 by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any other party hereto shall not be Additional Trust Fund Expenses.

Section 3.15        Title and Management of REO Properties and REO Accounts.
(a) If title to any Mortgaged Property (other than with respect to a Non-Serviced Mortgage Loan) is acquired for the benefit of Certificateholders (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trust where permitted by applicable law or regulation and consistent with customary servicing procedures, and otherwise in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate Trustee or co-Trustee, on behalf of the Trust Fund (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders). The Special Servicer, on behalf of the Trust Fund (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders), shall dispose of any Serviced REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such Serviced REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such Serviced REO Property within the applicable extension period or if the Special Servicer has applied for extension as provided in this clause (i) but such request has not yet been granted or denied, the additional time specified in such request, or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund and, in the case of a Serviced Whole Loan, such expenses shall be allocated in accordance with the allocation provisions set forth in the related Intercreditor Agreement), addressed to the Special

Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Trust Fund of such Serviced REO Property for an additional specified period will not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders), shall dispose of any Serviced REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such Serviced REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.16 hereof. In the case of the Trust Fund’s beneficial interest in any REO Property acquired by the Other Trustee pursuant to an Other Pooling and Servicing Agreement, the Special Servicer shall coordinate with the Other Special Servicer with respect to any REO extension on behalf of the Trust Fund. The Special Servicer shall manage, conserve, protect and operate each Serviced REO Property for the Certificateholders (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders) solely for the purpose of its prompt disposition and sale in a manner which does not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) and such that income from the operation or sale of such property does not result in receipt by the Trust Fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code with respect to such property.

(b)            The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any Serviced REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such Serviced REO Property any “net income from foreclosure property,” within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions, only if it has determined, and has so advised the Trustee and the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders) than an alternative method of operation or rental of such Serviced REO Property that would not be subject to such a tax.

The Special Servicer shall segregate and hold all revenues received by it with respect to any Serviced REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any Serviced REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be entitled “LNR Partners, LLC, as Special Servicer, on behalf of Wells Fargo Bank,

National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 REO Account.” With respect to a Serviced REO Property securing a Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (each such account, a “Serviced Whole Loan REO Account”), each of which shall be an Eligible Account and shall be entitled “LNR Partners, LLC, as Special Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 and the related Serviced Companion Loan Noteholders REO Account,” to be held for the benefit of the Certificateholders and the related Serviced Companion Loan Noteholders. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account or a Serviced Whole Loan REO Account to the extent provided in Section 3.07(b) of this Agreement. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account or the applicable Serviced Whole Loan REO Account within two Business Days after receipt of such properly identified and available REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such Serviced REO Property and for other Property Protection Expenses with respect to such Serviced REO Property, including:

(i)            all insurance premiums due and payable in respect of any Serviced REO Property;

(ii)           all real estate taxes and assessments in respect of any Serviced REO Property that may result in the imposition of a lien thereon;

(iii)          all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any Serviced REO Property including, if applicable, the payments of any ground rents in respect of such Serviced REO Property; and

(iv)          any taxes imposed on the Lower-Tier REMIC, as applicable, in respect of net income from foreclosure property in accordance with Section 4.05, and with respect to a Serviced Whole Loan, such expenses shall be allocated pro rata to the Mortgage Loan and any related Serviced Companion Loans based on each loan’s Stated Principal Balance and only to the extent any such Serviced Companion Loan is included in a REMIC.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make such Advance unless the Master Servicer or the Special Servicer determines, in accordance with the Servicing Standard, that such Servicing Advance would constitute a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement) and if the Master Servicer does not make any such Advance, the Trustee, to the extent the Trustee has actual knowledge of the Master Servicer’s failure to make such Advance, shall make such Advance, unless in each case, the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Master Servicer, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, when making an independent determination whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its good faith business judgment. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Reimbursement Rate) made pursuant to the preceding sentence, to the extent permitted by Section 3.06 of this Agreement. The Special Servicer shall withdraw from each REO Account or Serviced Whole Loan REO Account, as applicable, and remit to the Master Servicer for deposit into the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, on a monthly basis on the later of the date that is (x) on or prior to the related Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, the Net REO Proceeds received or collected from each Serviced REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account or Serviced Whole Loan REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

Notwithstanding the foregoing, the Special Servicer shall not:

(i)             permit any New Lease to be entered into, renewed or extended, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)            permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)          authorize or permit any construction on any Serviced REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)          Directly Operate or allow any Person to Directly Operate any Serviced REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund and, in the case of a Serviced Whole Loan with a Serviced Companion Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) to the effect that such action will not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of the Serviced Whole Loans, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) and payable out of REO Proceeds, for the operation and management of any Serviced REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any Serviced REO Property other than through an Independent Contractor shall not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code) (which opinion shall be an expense of the Trust Fund, and in the case of a Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), provided that:

(1)            the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(2)            any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such Serviced REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

(3)            none of the provisions of this Section 3.15(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund, the Trustee on behalf of the Certificateholders and, in the case of a Serviced Whole Loan, the related Companion Loan Noteholders, with respect to the operation and management of any such Serviced REO Property; and

(4)            the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Serviced REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)            Promptly following any acquisition by the Special Servicer of a Serviced REO Property on behalf of the Trust Fund, the Special Servicer shall notify the Master Servicer thereof, and, upon delivery of such notice, the Special Servicer shall obtain an Updated Valuation thereof, but only if any Updated Valuation with respect thereto is more than 9 months old and the Special Servicer has no actual knowledge of any material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Updated Valuation, in order to determine the fair market value of such Serviced REO Property and shall notify the Depositor and the Master Servicer and with respect to a Serviced Whole Loan, the holder of the related Companion Loan, if any, and of the results of such Updated Valuation. Any such Updated Appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund and allocated to Classes of Principal Balance Certificates and the Class VRR Interest Certificates (in the same manner as Realized Losses and VRR Realized Losses as set forth in Section 4.01(f) of this Agreement) In the case of any Serviced Whole Loan such expenses shall be allocated in accordance with the allocation provisions set forth in the related Intercreditor Agreement. The Special Servicer shall obtain a new Updated Valuation or a letter update every 9 months thereafter until the Serviced REO Property is sold.

(d)           When and as necessary, the Special Servicer shall send to the Certificate Administrator a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any Serviced REO Property in accordance with Sections 3.15(a) and 3.15(b) of this Agreement.

(e)            Upon the disposition of any Serviced REO Property in accordance with this Section 3.15, the Special Servicer shall calculate the Gain-on-Sale Proceeds allocable to a Mortgage Loan or the applicable Serviced Whole Loan, if any, realized in connection with such sale.

Section 3.16       Sale of Specially Serviced Loans and REO Properties. (a)  The parties hereto may sell or purchase, or permit the sale or purchase of, a Serviced Mortgage Loan and any related Serviced Companion Loan only on the terms and subject to the conditions set forth in this Section 3.16 or as otherwise expressly provided in or contemplated by Section 2.03(e) and Section 9.01 of this Agreement or in an applicable Intercreditor Agreement. The Special Servicer may only sell a Serviced Subordinate Companion Loan together with the related Mortgage Loan if it has received consent of the holder of the related Subordinate Companion Loan.

(b)           If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (including the holders of the Loan-Specific Certificates) and, in the case of a Serviced Whole Loan, the Certificateholders and the related Pari Passu Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than any Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Pari Passu Companion Loan, the Special Servicer shall use reasonable efforts to solicit offers for each such Defaulted Loan on behalf of the Certificateholders and, if applicable, the related Serviced Pari Passu Companion Loan Noteholders in such manner as will be reasonably likely to realize a fair price. In the case of a Non-Serviced Mortgage Loan, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the Other Special Servicer for the related Non-Serviced Whole Loan and, if permitted under the related Intercreditor Agreement, the Special Servicer shall be entitled to sell (with the consent of the Directing Holder (if no Control Termination Event has occurred and is continuing) and after consulting with the Risk Retention Consultation Parties pursuant to Section 6.07) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders (and shall be entitled to a Liquidation Fee in connection with such sale). Subject to the qualifications described in this Section 3.16, the Special Servicer shall accept the first cash offer received from any Person that constitutes a fair price for such Defaulted Loan. Subject to Section 3.16(k), if the Special Servicer receives more than one cash offer that constitutes a fair price for such Defaulted Loan during the period designated by the Special Servicer for receipt of offers, the Special Servicer shall accept the highest price.

The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and each Risk Retention Consultation Party not less than ten (10) Business Days’ prior written notice of its intention to sell any such Defaulted Loan, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such Defaulted Loan pursuant to this Agreement.

(c)            Whether any cash offer constitutes a fair price for such Defaulted Loan, as the case may be, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, that no offer from an Interested Person shall constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or in the absence of any such Appraisal, on a narrative appraisal prepared by an Independent MAI appraiser selected by (i) the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to such Defaulted Loan, (ii) by the Master Servicer if the Special Servicer is making such an offer unless the Master Servicer and Special Servicer are Affiliates or (iii) the Operating Advisor if the Master Servicer and Special Servicer are Affiliates and the Special Servicer is making an offer. The cost of any such Updated Appraisal or narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In addition, the Trustee shall be permitted to retain, at the expense of the related Interested Person, an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith shall be paid in advance of any such determination by such Interested Person.

In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Loan, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the Delinquency on such Defaulted Loan, the period and amount of the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery from such Defaulted

Loan if the Special Servicer were to pursue a workout strategy, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property.

In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer’s reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Specially Serviced Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.16(c) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.16(c).

The Purchase Price (which, in connection with the administration of a Defaulted Loan related to a Serviced Whole Loan, shall be construed and calculated as if the loans in such Serviced Whole Loan together constitute a single Mortgage Loan thereunder) for any such Defaulted Loan shall in all cases be deemed a fair price.

(d)           Subject to subsection (c) above, the Special Servicer shall act on behalf of the Trustee (for the benefit of the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Noteholders) in negotiating and taking any other action necessary or appropriate in connection with the sale of any such Defaulted Loan, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the REO Account the Collection Account or, in the case of any Serviced Whole Loan, the applicable Serviced Whole Loan Collection Account. Any sale of such Defaulted Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee shall have any liability to any Certificateholder or Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(e)           Any sale of such Defaulted Loan shall be for cash only.

(f)            The parties hereto may sell or purchase, or permit the sale or purchase of, a Serviced REO Property only on the terms and subject to the conditions set forth in this Section 3.16 or as otherwise expressly provided in an applicable Intercreditor Agreement.

(g)           The Special Servicer shall use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Noteholders in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.15(a) of this Agreement. The Special Servicer (with the consent of the Directing Holder) shall accept the first cash offer received from any Person that constitutes a fair price for such Serviced REO Property. Subject to Section 3.16(k), if the Special Servicer receives more than one cash offer that constitutes a fair price for such Serviced REO Property during the period designated by the Special Servicer for receipt of offers, the Special Servicer shall accept the highest price. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any Serviced REO Property within the time constraints imposed by Section 3.15(a) of this Agreement, then the Special Servicer (with the consent of the Directing Holder) shall dispose of such Serviced REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Directing Holder, not less than ten Business Days’ prior written notice of its intention to sell any Serviced REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Serviced REO Property pursuant to this Agreement.

(h)           Whether any cash offer constitutes a fair price for any Serviced REO Property, as the case may be, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, that no offer from an Interested Person shall constitute a fair price unless it is the highest offer received. In determining whether any offer received from an Interested Person represents a fair price for any such Serviced REO Property, the Trustee shall be supplied with and shall rely on the most recent appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or in the absence of any such appraisal, on a narrative appraisal prepared by an Independent MAI appraiser selected by the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to a Serviced REO Property (or by the Master Servicer if the Special Servicer is making such an offer). The cost of any such Updated Appraisal or narrative appraisal and any related costs and fees of the Trustee shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Serviced REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Serviced REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the occupancy level and physical condition of the Mortgaged Property or Serviced REO Property, the state of the local economy and the obligation to dispose of any Serviced REO Property within the time period specified in Section 3.15(a) of this Agreement. The Purchase Price (which, in connection with the administration of a Serviced REO Property related to a Serviced Whole Loan, shall be construed and calculated as if the loans in such Serviced Whole Loan together constitute a single Mortgage Loan thereunder) for any Serviced REO Property shall in all cases be deemed a fair price. In addition, the Trustee shall be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith shall be paid in advance of any such determination by such Interested Person.

(i)             Subject to subsections (g) and (h) above, the Special Servicer shall act on behalf of the Trustee (for the benefit of the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Noteholders) in negotiating and taking any other action necessary or appropriate in connection with the sale of any Serviced REO Property, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, in the case of any Serviced Whole Loan, the applicable Serviced Whole Loan Collection Account. Any sale of a Serviced REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(j)             Any sale of a Serviced REO Property shall be for cash only.

(k)           Notwithstanding any of the foregoing paragraphs of this Section 3.16, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan or unless a Consultation Termination Event exists), each Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Noteholder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such

Trust Subordinate Companion Loan, and the Special Servicer may accept a lower cash offer (from any Person other than itself or its Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender) (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan).

(l)             With respect to each defaulted Serviced Companion Loan, the Special Servicer shall sell such defaulted Serviced Companion Loan (and the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) together with the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement and this Agreement as if such Mortgage Loan and Serviced Companion Loans (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) were one whole loan on behalf of the Certificateholders and the related Serviced Companion Loan Noteholders. The Special Servicer shall provide notice and other information required under the related Intercreditor Agreement to the applicable Other Special Servicer as soon as practicable following its decision to attempt to sell, and prior to commencement or marketing of, any Serviced Companion Loan. With respect to Serviced Whole Loans, the Special Servicer shall be required to obtain the consent of any holder of a related Serviced Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) prior to a sale of such Serviced Whole Loan, unless (i) such holder is the related Borrower or an Affiliate or agent of the related Borrower or (ii) the Special Servicer delivers to such holders of the related Serviced Companion Loans (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan): (A) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the related Serviced Whole Loan; (B) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (C) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holders of the applicable Serviced Companion Loans (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) that are material to the sale price of such Serviced Whole Loan; and (D) until the sale is completed, and a reasonable period of time (but not less time than is afforded to other offerors, the Directing Holder and the Risk Retention Consultation Parties) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale. The holders of the Serviced Companion Loans (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) (or, in any case, their respective representatives) shall be permitted to submit an offer at any sale of such related Serviced Whole Loan; however, the related Borrower and its agents and Affiliates shall not be permitted to submit an offer at such sale.

(m)           With respect to any Servicing Shift Mortgage Loan, if the related Servicing Shift Mortgage Loan becomes a Defaulted Loan, the Special Servicer (or, on or after the related Servicing Shift Securitization Date, the Other Special Servicer under the Other Pooling and Servicing Agreement related to such Servicing Shift Mortgage Loan) will be required to sell such Servicing Shift Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and this Agreement or the related Other Pooling and Servicing Agreement, as the case may be.

Section 3.17       Additional Obligations of the Master Servicer and the Special Servicer; Inspections. (a) The Master Servicer (at its own expense) (or, with respect to Specially Serviced Loans and Serviced REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property securing a Serviced Mortgage Loan that it is servicing at such times and in such manner as is consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (A) $2,000,000 or more at least once every 12 months (commencing in 2020) and (B) less than $2,000,000 at least once every 24 months (commencing in 2020), (or, in each case, at such decreased frequency as each Rating Agency shall have provided a Rating Agency Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any); provided, that if a physical inspection has been performed by the Special Servicer in the previous twelve (12) months and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than sixty (60) days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan. The reasonable cost of each such inspection performed in accordance with the Servicing Standard by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance; provided, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust payable out of general collections. With respect to a Serviced Whole Loan, the costs described in the preceding sentence above that relate to the applicable Serviced Whole Loan shall be paid out of amounts on deposit in the Serviced Whole Loan Collection Account related to such Serviced Whole Loan (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable Serviced Whole Loan Collection Account relating to a Serviced Whole Loan are insufficient, then any deficiency shall be paid from amounts on deposit in the Collection Account; provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders. With respect to the 3 Columbus Circle Whole Loan, the costs will be allocated, first, as an expense of the holders of the Trust Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and the related Pari Passu Companion Loans. The Master Servicer or the Special Servicer, as applicable, shall prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property securing a Mortgage Loan that it is servicing and specifying the existence of any material vacancies in such Mortgaged

Property, any sale, transfer or abandonment of such Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on applicable Mortgaged Property. The Master Servicer or Special Servicer, as applicable, shall send such reports to the 17g-5 Information Provider (who shall promptly post such reports to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Other 17g-5 Information Provider (if any) and, upon request, to the Underwriters and the Initial Purchasers within 20 days of completion and receipt (by the Master Servicer or Special Servicer, as applicable, or, if earlier, any sub-servicer on their behalf) of the inspection report, each inspection report.

(b)           With respect to each Serviced Mortgage Loan and any related Companion Loan, the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Loan) shall exercise the Trustee’s rights, in accordance with the Servicing Standard, with respect to the Manager under the related Loan Documents and Management Agreement, if any.

(c)           (c) The Master Servicer shall deliver all Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to the Trust Subordinate Companion Loan or a Serviced Pari Passu Companion Loan) to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor. The Master Servicer shall deliver all Compensating Interest Payments with respect to the Trust Subordinate Companion Loan to the Certificate Administrator for deposit in the Trust Subordinate Companion Loan Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor. The Master Servicer shall deliver the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan to the holder of the Serviced Companion Loan on each Master Servicer Remittance Date, without any right of reimbursement therefor.

(d)           The Master Servicer shall, as to each Serviced Mortgage Loan and any related Serviced Companion Loan that is secured by the interest of the related Borrower under a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), promptly (and in any event within 60 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan or Serviced Whole Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, the related space lease or air rights lease) should thereafter be forwarded to the Master Servicer.

(e)           The Master Servicer shall, to the extent consistent with the Servicing Standard and permitted by the related Loan Documents, not apply any funds with respect to a Mortgage Loan or Serviced Whole Loan (whether arising in the form of a holdback, earnout reserve, cash trap or other similar feature) to the prepayment of the related Mortgage Loan or Serviced Whole Loan prior to an event of default or reasonably foreseeable event of default with respect to such Mortgage Loan or Serviced Whole Loan. Prior to an event of default or reasonably foreseeable event of default any such amounts described in the immediately preceding sentence shall be held by the Master Servicer as additional collateral for the related Mortgage Loan or Serviced Whole Loan.

Section 3.18       Authenticating Agent. The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Certificate Administrator shall serve as the initial Authenticating Agent.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator, the Trustee, the Depositor and the Master Servicer. The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.18, the Certificate Administrator may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.18.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator, as applicable.

Section 3.19       Appointment of Custodians. The Certificate Administrator shall be the initial Custodian hereunder. The Certificate Administrator may appoint one or more additional Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee and otherwise perform the duties set forth in Article II, by entering into a Custodial Agreement with any Custodian who is not the Depositor. The Certificate Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. The Certificate Administrator shall not be liable for any act or omission of the Custodian under the Custodial Agreement. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “BBB” from Fitch and an equivalent rating by KBRA if rated by KBRA. Each Custodial Agreement may be amended only as provided in Section 12.08 of this Agreement. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate

Administrator. If the Custodian is an entity other than the Certificate Administrator, the Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. The Custodian shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.19 shall be issued by a Qualified Insurer.

Section 3.20       Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts. The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any relating to the Serviced Mortgage Loans and any related Serviced Companion Loans it is servicing.

Section 3.21       Servicing Advances. (a) The Master Servicer (or, to the extent provided in Section 3.21(c) of this Agreement, the Trustee) to the extent specifically provided for in this Agreement, shall make any Servicing Advances as and to the extent otherwise required pursuant to the terms hereof with respect to the Serviced Mortgage Loans and any related Serviced Companion Loans that it is servicing. For purposes of distributions to Certificateholders and compensation to the Master Servicer, the Special Servicer or the Trustee, Servicing Advances shall not be considered to increase the Stated Principal Balance of any such Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loans so provide. Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall have no obligation to make any Servicing Advances under this Agreement, but may make a Servicing Advance on an urgent or emergency basis in its discretion.

(b)           Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall give the Master Servicer not less than five Business Days’ written notice with respect to any Servicing Advance to be made on any Specially Serviced Loan, before the date on which the Master Servicer is required to make such Servicing Advance with respect to such Specially Serviced Loan or Serviced REO Loan; provided, that the Special Servicer shall be required to provide the Master Servicer with only two Business Days’ written notice in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). If the Master Servicer or the Trustee makes a Servicing Advance with respect to any Serviced Whole Loan then it shall provide written notice to the related Other Servicer, Other Special Servicer and Other Trustee of the amount of such Servicing Advance with respect to such Serviced Whole Loan as part of its monthly report following the making of such Servicing Advance.

(c)            The Master Servicer shall notify the Trustee and the Certificate Administrator in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Servicing Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Servicing Advance, the Person to whom it is to be paid, and the circumstances and purpose of such Servicing Advance, and shall set forth therein information and instructions for the payment of such Servicing Advance, and, on the date specified in such notice for the payment of such Servicing Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.21(d) of this Agreement, shall pay the amount of such Servicing Advance in accordance with such information and instructions.

(d)                 The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Nonrecoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, then all such decisions shall remain with the Master Servicer or Trustee, as applicable.

Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if the Person otherwise required to make such Servicing Advance determines that such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, neither the Master Servicer nor the Trustee shall make any Servicing Advance to the extent that it has received written notice that the Special Servicer has determined that such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan (or the related Serviced Whole Loan, as applicable) are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related Serviced Whole Loan, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses, (v) estimate and consider (among other things) the timing of recoveries and (vi) consider any non-recoverability determination of the Other Servicer or Other Trustee under the Other Pooling and Servicing Agreement relating to a P&I Advance for a Non-Serviced Companion Loan.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Servicing Advances. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9-month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement).

Any determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as the case may be, has made a Servicing Advance that is a Nonrecoverable Servicing Advance or any determination by the Master Servicer, the Special Servicer or the Trustee that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance shall be evidenced in the case of the Master Servicer or the Special Servicer by a certificate of a Servicing Officer delivered to the other, to the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, any related Companion Loan holder(s) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, any related Companion Loan holder(s), the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (but only with respect to a Specially Serviced Loan and if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), notice of such determination. Any such determination may be relied upon by and shall be binding on the Master Servicer and the Trustee. Notwithstanding the foregoing, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Nonrecoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, then all such decisions shall remain with the Master Servicer or the Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination or prohibit any such other authorized Person from making a determination, that a Servicing Advance is a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust (and, in the case of a Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders and the Serviced Companion Loan Noteholders.

The Trustee, in determining whether or not a Servicing Advance previously made is, or a proposed Servicing Advance, if made, would be, a Nonrecoverable Servicing Advance shall use its reasonable judgment.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Servicing Advance of such amounts would constitute a Nonrecoverable Advance, the Master Servicer shall deliver notice of such determination to the Trustee, the Certificate Administrator and the Special Servicer. Upon receipt of such notice, the Master Servicer (with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that is a Performing Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) shall determine (with the reasonable assistance of the Master Servicer) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loans, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). If the Master Servicer or the Special Servicer determines that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) shall direct the Master Servicer in writing to make such payment and the Master Servicer shall make such payment, to the extent of available funds, from amounts in the Collection Account or, if a Serviced Whole Loan is involved, from amounts in the applicable Serviced Whole Loan Collection Account.

Notwithstanding anything to the contrary contained in this Section 3.21, the Master Servicer may elect (but shall not be required) to make a payment out of the Collection Account to pay for certain expenses specified in this sentence notwithstanding that the Master Servicer has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or Serviced REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Master Servicer determines in accordance with the Servicing Standard (as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Certificate Administrator) that making such expenditure is in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). The Master Servicer may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund in accordance with Section 3.06 of this Agreement.

(e)            The Master Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Servicing Advances made by any of them to the extent permitted pursuant to Section 3.06 of this Agreement, if applicable, together with any related Advance Interest Amount in respect of such Servicing Advances, and the Master Servicer, the Special Servicer and the Trustee each hereby covenants and agrees to promptly seek and effect the reimbursement of such Servicing Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

The parties acknowledge that, pursuant to the applicable Other Pooling and Servicing Agreement, the applicable Other Servicer is obligated to make Servicing Advances with respect to the related Non-Serviced Mortgage Loan. The Other Servicer, the Other Special Servicer (to the extent it has made an advance), the Other Trustee or fiscal agent or other Persons making advances under the applicable Other Pooling and Servicing Agreement shall be entitled to reimbursement in accordance with Section 3.06(b) of this Agreement for the pro rata portion (based on Stated Principal Balance) of the related Mortgage Loan (after amounts allocated to the related Subordinate Companion Loan, if any) with respect to any Servicing Advance that is nonrecoverable (with, in each case, any pro rata portion of accrued and unpaid interest thereon provided for under the Other Pooling and Servicing Agreement) in the manner set forth in the Other Pooling and Servicing Agreement and the related Intercreditor Agreement, as applicable.

With respect to any Serviced Whole Loan, if the Master Servicer, the Special Servicer or Trustee, as applicable, determines that a proposed Servicing Advance with respect to such Serviced Whole Loan, if made, or any outstanding Servicing Advance with respect to any such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer or Trustee, as applicable, shall provide the Other Servicer, Other Special Servicer and the Other Trustee under each related Other Pooling and Servicing Agreement with written notice of such determination, together with supporting evidence for such determination within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement.

Section 3.22         Appointment and Replacement of Special Servicer. (a) LNR Partners, LLC is hereby appointed as the initial Special Servicer to service each Specially Serviced Loan and related REO Property.

(b)                 For so long as no Control Termination Event has occurred and is continuing, the Directing Holder shall be entitled to terminate the rights (subject to Section 3.05, Section 3.12 and Section 6.03(a) of this Agreement) and obligations of the Special Servicer under this Agreement, with or without cause, and appoint a successor Special Servicer pursuant to Section 7.02 of this Agreement, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Paying Agent, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided that, with respect to any Serviced Whole Loan, the related Directing Holder’s right to terminate the rights and obligations of the Special Servicer under this Agreement with respect to such Serviced Whole Loan shall be subject to the limitations set forth in the related Intercreditor Agreement; provided, further that with respect to any Servicing Shift Whole Loan, the limitations on termination without cause set forth in clause (b) shall not apply to the related Loan-Specific Directing Holder’s right to terminate the Special Servicer’s rights and obligations under this Agreement without cause with respect to such Servicing Shift Whole Loan pursuant to the terms of the related Intercreditor Agreement. The recommendation of replacement of the Special Servicer by the Operating Advisor and the approval of the Certificateholders of a Qualified Replacement Special Servicer shall not be construed to preclude the Directing Holder from appointing a replacement special servicer, provided that such replacement may not be the removed Special Servicer or its Affiliate.

(c)                 Following the occurrence of a Consultation Termination Event, subject to the immediately succeeding paragraph, if the Operating Advisor determines that the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor shall deliver to the Trustee and to the Certificate Administrator, with a copy to the Special Servicer, a written report setting forth the reasons supporting its recommendation (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a replacement special servicer (which must be a Qualified Replacement Special Servicer); provided, that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement. In such event, the Certificate Administrator shall promptly post notice to all Certificateholders of such recommendation and the related report on the Certificate Administrator’s Website, and by mail (or through the DTC system, as applicable), and shall conduct the solicitation of votes of all Certificates in such regard. Subsequently, upon (i) the written direction of Holders of Pooled Certificates (other than the Class X, Class S and Class R Certificates) evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Pooled Realized Losses and VRR Realized Losses, as applicable, and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) (which vote shall occur not more than 180 days from the date the Certificate Administrator posts such recommendation on the Certificate Administrator’s Website; provided that if such written direction is not provided within 180 days of the posting of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect) and (ii) receipt of a Rating Agency Confirmation from each Rating Agency with respect to the Certificates and, if such successor Special Servicer shall also specially service a Serviced

Whole Loan, any related Serviced Companion Loan Securities, by the Trustee following satisfaction of the foregoing clause (i), the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint a successor Special Servicer approved by the Certificateholders (other than with respect to a Servicing Shift Whole Loan); provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable out-of-pocket costs and expenses associated with administering such vote shall be an Additional Trust Fund Expense. If the Trustee does not receive the affirmative vote of at least a majority of the quorum described in clause (i) of the preceding sentence within 180 days of after the notice is posted to the Certificate Administrator’s Website, then the Trustee shall not remove the Special Servicer. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder. No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22(c)

(d)                 If a Control Termination Event that relates to any Mortgage Loan (other than the 3 Columbus Circle Mortgage Loan) has occurred and is continuing and upon (a) the written direction of holders of Pooled Principal Balance Certificates and Class VRR Interest Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Pooled Principal Balance Certificates and Class VRR Interest Certificates pursuant to Section 4.08 of this Agreement) of the Pooled Principal Balance Certificates and Class VRR Interest Certificates requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan or the 3 Columbus Circle Whole Loan) with a new special servicer designated in such written direction, (b) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan with respect to the Certificates and, if such successor Special Servicer shall also specially service a Serviced Whole Loan, any related Serviced Companion Loan Securities, the Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on the Certificate Administrator’s Website, and by mail (or through the DTC system, as applicable), and conduct the solicitation of votes of all Certificates in such regard. Subsequently, if a Control Termination Event has occurred and is continuing, upon the written direction of (i) holders of Pooled Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Pooled Certificateholder Quorum of Certificates or (ii) holders of Pooled Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer (other than with respect to the 3 Columbus Circle Whole Loan) under this Agreement and appoint the successor Special Servicer designated by such Certificateholders (other than with respect to any Servicing Shift Whole

Loan), provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination; provided that if such written direction is not provided within 180 days of the notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The reasonable fees and out-of-pocket costs associated with administering such vote shall be an Additional Trust Fund Expense. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Certificate Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Certificate Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices. In addition, in the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class S certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under this Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed. Notwithstanding the foregoing, the Certificateholders’ direction to replace the Special Servicer shall not apply to any Serviced AB Whole Loan unless a related Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement. The related Serviced Subordinate Companion Loan Noteholder shall have the right, prior to the occurrence and continuance of such related Control Appraisal Period to replace the Special Servicer solely with respect to such Serviced AB Whole Loan.

After the occurrence and during the continuance of a 3 Columbus Circle Control Appraisal Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates) requesting a vote to replace the Special Servicer with a new special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) Holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special

Servicer with respect to the 3 Columbus Circle Whole Loan pursuant to Section 7.01 and appoint the successor Special Servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the this Agreement, which survive such termination.

(e)                 The Trustee shall, promptly after receiving any removal notice pursuant to Section 3.22(b) of this Agreement or direction to terminate pursuant to Section 3.22(c) or Section 3.22(d) of this Agreement, so notify the Certificate Administrator, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). The termination of the Special Servicer and appointment of a successor Special Servicer pursuant to this Section 3.22 shall not be effective until (i) the Trustee receives from each Rating Agency a Rating Agency Confirmation and, if such successor Special Servicer shall also specially service a Serviced Whole Loan, a Serviced Companion Loan Rating Agency Confirmation, (ii) the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing reasonably satisfactory to the Trustee, (iii) receipt by the Trustee of an Opinion of Counsel to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement and (z) this Agreement will be enforceable against such replacement in accordance with its terms, (iv) the replacement Special Servicer certifies that such replacement special servicer satisfies all related qualifications set forth in the Intercreditor Agreement relating to such Serviced Companion Loan and (v) receipt by the Certificate Administrator (with a confirmation of such receipt delivered to the Trustee) of notice and information required to be delivered by the successor Special Servicer under Section 10.03 of this Agreement. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b) of this Agreement mutatis mutandis. Further, such successor Special Servicer shall be a Person that (i) satisfies all of the eligibility requirements applicable to the special servicer contained in this Agreement, (ii) is not the Operating Advisor or former operating advisor, the Asset Representations Reviewer or former asset representations reviewer, or an affiliate of any of the foregoing, (iii) is not obligated or allowed to pay the Operating Advisor any fees or otherwise compensate the Operating Advisor (x) in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer, (iv) is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination. In addition, any replacement Special Servicer that will service any Serviced Whole Loan shall meet any requirements specified in the related Intercreditor Agreement or, if applicable, the related Other Pooling and Servicing Agreement.

The existing Special Servicer shall be deemed to have been removed simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, that the Special Servicer removed pursuant to this Section shall be entitled to receive, and shall have received, all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation and it shall continue to be entitled to any rights that accrued prior to the date of such resignation (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus the right to receive any Workout Fee specified in Section 3.12(c) of this Agreement if the Special Servicer is terminated and any indemnification rights that the Special Servicer is entitled to pursuant to Section 6.03(a) of this Agreement) notwithstanding any such removal. Such removed Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer’s responsibilities and rights hereunder, including without limitation the transfer within two Business Days to the successor Special Servicer for administration by it of all cash amounts that are thereafter received with respect to the Mortgage Loans and, if applicable, Whole Loans.

(f)                  The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, that none of the Trustee, the Master Servicer or the previous special servicer shall be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders or the Directing Holder, as applicable, so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund or any Serviced Companion Loan Noteholder (unless such Serviced Companion Loan Noteholder is the Directing Holder).

(g)                 If a replacement special servicer is appointed with respect to a Serviced Whole Loan or any related Serviced REO Property in accordance with this Section 3.22 such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean the applicable Serviced Whole Loan Special Servicer, insofar as such duties and obligations relate to the subject Serviced Whole Loan or any related Serviced REO Property, and shall mean the General Special Servicer (as defined below in clause (h)), in all other cases (provided, that in Section 3.14 and Article VII of this Agreement, the term “Special Servicer” shall mean each of the Serviced Whole Loan Special Servicers and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean the applicable Serviced Whole Loan Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Serviced Whole Loan or any related Serviced REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Loans pursuant to Section 3.16 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and all other property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced pursuant to this Section 3.22 by the applicable Directing Holder, the term “Special Servicer” shall mean the General Special Servicer or the Serviced Whole Loan Special Servicer, if applicable; (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each of the Serviced Whole Loan Special Servicers and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the applicable Serviced Whole Loan Special Servicer or the General Special Servicer, as applicable.

(h)                 References in this Section 3.22 to “General Special Servicer” mean the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of any Whole Loan or related REO Property as to which a different Serviced Whole Loan Special Servicer has been appointed with respect thereto).

(i)                   No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22. All costs and expenses of any such termination made without cause shall be paid by the Controlling Class Certificateholders.

(j)                  Notwithstanding anything to the contrary contained in this Section 3.22, with respect to any Excluded Special Servicer Mortgage Loan, if any, the Special Servicer shall resign with respect to such Excluded Special Servicer Mortgage Loan.

In the event the Special Servicer is required to resign as Special Servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, then the Directing Holder shall appoint (and replace with or without cause) the Excluded Special Servicer, as successor to the resigning Special Servicer, in accordance with this Agreement for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder shall appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning Special Servicer shall use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan.

In the event the Special Servicer is required to resign as Special Servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event has occurred and is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning Special Servicer shall use reasonable efforts to appoint the Excluded

Special Servicer for the Excluded Special Servicer Mortgage Loan. The Special Servicer shall not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time the Special Servicer that had acted as the Special Servicer for an Excluded Special Servicer Mortgage Loan prior to it becoming an Excluded Special Servicer Mortgage Loan is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming REO Property) with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer shall resign, (2) the related Mortgage Loan shall no longer be an Excluded Special Servicer Mortgage Loan, (3) such Special Servicer shall become the Special Servicer again for such related Mortgage Loan and (4) such original Special Servicer shall be entitled to all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer shall perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that the Special Servicer shall remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time).

If a Servicing Officer or Special Servicing Officer, as applicable, of the Master Servicer, a related Excluded Special Servicer, or the Special Servicer, as applicable, has actual knowledge that a Mortgage Loan is no longer an Excluded Loan, an Excluded Controlling Class Mortgage Loan or an Excluded Special Servicer Mortgage Loan, as applicable, the Master Servicer, the related Excluded Special Servicer or Special Servicer, as applicable, shall provide prompt written notice thereof to each of the other parties to this Agreement.

(k)                 No removal or replacement of the Special Servicer as contemplated by this Agreement shall become effective until (i) a successor Special Servicer shall have assumed the resigning or terminated Special Servicer’s responsibilities, duties, liabilities and obligations hereunder, (ii) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 10.09, (iii) any other information required under Section 10.03 or Section 10.09 has been delivered to any applicable Other Depositor with respect to any related Companion Loan, and (iv) as to any resignation, removal, succession, merger or consolidation of the Special Servicer that would constitute a Reportable Event, upon at least 4 Business Days prior notice of the anticipated effective date of such event, the Certificate Administrator and the Depositor shall cooperate in a timely manner with the Special Servicer or any other Person pursuing such resignation, removal, succession, merger or consolidation, as applicable, in connection with the Depositor’s or the Certificate Administrator’s obligation to file any related required Form 8-K relating to this Trust on the anticipated effective date of such event.

Section 3.23       Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report. (a) Upon the occurrence of any event specified in the definition of Specially Serviced Loan with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan of which the Master Servicer may have notice, the Master

Servicer shall promptly give notice thereof to the Special Servicer, the Certificate Administrator (with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), the Trustee, the Operating Advisor, the related Mortgage Loan Seller, if no Consultation Termination Event has occurred and is continuing, the Directing Holder and, if applicable, the related Serviced Companion Loan Noteholders and shall use efforts in accordance with the Servicing Standard to provide the Special Servicer with the Servicing File and all other information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically) relating to such Mortgage Loan or Serviced Whole Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use efforts in accordance with the Servicing Standard to comply with the preceding sentence within five Business Days of the date it has notice of the occurrence of any event specified in the definition of Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan or Serviced Whole Loan, until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Whole Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan or Serviced Whole Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Loan to the Special Servicer, who shall send such notice to the related Borrower.

Upon determining that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, and upon giving such notice, such Mortgage Loan or Serviced Whole Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loan, the Special Servicer’s obligation to service such Mortgage Loan or Serviced Whole Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan or Serviced Whole Loan as a Mortgage Loan or Serviced Whole Loan that is a Performing Loan shall resume.

(b)                 In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)                 Not later than two Business Days preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) of this Agreement to the Certificate Administrator, the Special Servicer shall deliver to the Certificate Administrator, with a copy to the Trustee, the Operating Advisor and the Master Servicer, a written statement describing, on a loan by loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Loan, the amount of Net Insurance Proceeds and Net

Liquidation Proceeds received with respect to each Specially Serviced Loan, and with respect to REO Properties, the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the Serviced REO Property relating to each applicable Specially Serviced Loan, in each case in accordance with Section 3.15 of this Agreement (it being understood and agreed that to the extent this information is provided in accordance with Section 3.13(g) of this Agreement, this Section 3.23(c) shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Loans as the Master Servicer, the Certificate Administrator or the Trustee reasonably request, to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Master Servicer in writing and/or in such electronic media as is acceptable to the Master Servicer.

(d)                 Notwithstanding the provisions of the preceding Section 3.23(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans relating to a Mortgage Loan that it is servicing and shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

(e)                 No later than 45 days after a Serviced Mortgage Loan or Trust Subordinate Companion Loan and, if applicable, any related Serviced Companion Loan becomes a Specially Serviced Loan (the “Initial Delivery Date”), the Special Servicer shall deliver a report (the “Asset Status Report”) with respect to such Mortgage Loan, Serviced Whole Loan or Trust Subordinate Companion Loan and the related Mortgaged Property. Subsequent to the issuance of a Final Asset Status Report, the Special Servicer shall prepare one or more additional Asset Status Reports with respect to such Specially Serviced Loan (each such report a “Subsequent Asset Status Report”) to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard. The Special Servicer shall deliver each Asset Status Report to the Master Servicer, the Directing Holder (but (i) only if no Consultation Termination Event has occurred and is continuing and (ii) not with respect to any applicable Excluded Loan), each Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan), the 3 Columbus Circle Risk Retention Consultation Party (but only in the case of an Asset Status Report relating to the 3 Columbus Circle Whole Loan), the 3 Columbus Circle Controlling Class Representative (but only in the case of an Asset Status Report relating to the 3 Columbus Circle Whole Loan, and only for so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing), with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan, the Operating Advisor (but, other than with respect to an Excluded Loan, only if a Control Termination Event has occurred and is continuing), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s

Website pursuant to Section 3.14(d) of this Agreement), each related Serviced Companion Loan Noteholder, and upon request, the Underwriters and the Initial Purchasers; provided, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Holder if the Special Servicer and the Directing Holder are the same entity. A summary of each Final Asset Status Report shall be provided to the Certificate Administrator and the Trustee. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)                  summary of the status of such Specially Serviced Loan and any negotiations with the related Borrower;

(ii)                 a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan or Serviced Whole Loan and whether outside legal counsel has been retained;

(iii)                the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv)                (A) the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or Serviced REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)                 the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

(vi)                a description of any amendment, modification or waiver of a material term of any ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, any such space lease or air rights lease) or franchise agreement;

(vii)               the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(viii)              an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions;

(ix)                the appraised value of the related Mortgaged Property (and a copy of the last obtained Appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the Special Servicer together with an explanation of those adjustments; and

(x)                 such other information as the Special Servicer deems relevant in light of the Servicing Standard.

As provided in Section 3.12(d), if any Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to the related Servicing Shift Securitization Date, the Special Servicer shall service and administer such Servicing Shift Whole Loan and related REO Property in the same manner as any other Specially Serviced Loan or Serviced REO Property, shall be entitled to all Special Servicing Compensation earned with respect to such Serviced Whole Loan and shall have all the rights and obligations with respect to such Serviced Whole Loan as Special Servicer of such Serviced Whole Loan.

With respect to any Mortgage Loan other than an applicable Excluded Loan, for so long as no Control Termination Event has occurred and is continuing, if within 10 Business Days of receiving an Asset Status Report, the Directing Holder does not disapprove such Asset Status Report in writing, the Directing Holder will be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of all the Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender) (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), the terms of the applicable Loan Documents or any related Intercreditor Agreement. For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves such Asset Status Report within such 10 Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Directing Holder (in the case of the 3 Columbus Circle Whole Loan, only during a Trust Subordinate Companion Loan Control Termination Event), the Master Servicer, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and each related Serviced Companion Loan Noteholder, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.23(e) until the Directing Holder fails to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). In any event, for so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not approve an Asset Status Report within 60 Business Days from the first submission of an Asset Status Report, the Special Servicer shall follow the Directing Holder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Holder’s direction would cause the Special Servicer to violate the Servicing Standard, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Holder (with a copy to the Trustee and the Certificate Administrator) if (i) the estimated sales proceeds, foreclosure proceeds, workout or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Borrower becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and it has made a reasonable effort to contact the Directing Holder and, if any Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of all the Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have. Any Asset Status Report delivered with respect to an Excluded Controlling Class Mortgage Loan shall be sent via email (or such other electronic means mutually acceptable to the parties) in one or more separate files labeled by the Special Servicer “Excluded Information” followed by the applicable loan number and loan name to cmbsexcludedinformation@wellsfargo.com.

The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

During the continuance of a Control Termination Event, the Special Servicer shall promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the Operating Advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder). During the continuance of a Control Termination Event, the Operating Advisor shall provide comments to the Special Servicer in respect of each Asset Status Report, if any, within ten (10) Business Days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such additional information reasonably requested by the Operating Advisor and in the possession of the Special Servicer related thereto, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The Special Servicer shall consider such alternative courses of action, if any, and any other feedback provided by the Operating Advisor while a Control Termination Event has occurred and is continuing (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder) in connection with the Special Servicer’s preparation of any Asset Status Report. The Special Servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the Operating Advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder), to the extent the Special Servicer determines that the Operating Advisor’s and/or the Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of such Companion Loan)).

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Holder (except with respect to any applicable Excluded Loan) and the Operating Advisor (with respect to an Excluded Loan), shall consult with the Special Servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) and may propose alternative courses of action and provide such other feedback as the Operating Advisor determines in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to Asset Status Reports and the Special Servicer shall only be obligated to consult with the Operating Advisor with respect to any Asset Status Report as described above. The Special Servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the Operating Advisor or the Directing Holder. The Special Servicer shall implement the Final Asset Status Report.

Notwithstanding the foregoing, with respect to each Serviced AB Whole Loan, prior to the occurrence and continuance of a related Control Appraisal Period, the related Loan-

Specific Directing Holder, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report.

In addition, with respect to a Serviced Whole Loan, such Asset Status Reports are subject to any non-binding consultation rights, if any, that the holders of the related Pari Passu Companion Loans have pursuant to the related Intercreditor Agreement.

If neither the Operating Advisor nor the Directing Holder proposes alternative courses of action within ten (10) Business Days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

No direction, advice, consent, approval or disapproval of the Directing Holder, the Operating Advisor or a Risk Retention Consultation Party shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, any related Intercreditor Agreement, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.16, Section 3.18 and Section 3.25 and the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC and the grantor trust status of the Grantor Trust, or (b) result in the imposition of a “prohibited transaction” or “contribution” tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Certificate Administrator, the Paying Agent, the Operating Advisor, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, Certificate Administrator’s, Trustee’s or the Master Servicer’s responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Holder described in this paragraph.

(f)                  Unless a Control Termination Event has occurred and is continuing, the Special Servicer shall deliver to the Operating Advisor only each Final Asset Status Report promptly following the approval or deemed approval of the Directing Holder.

Section 3.24       Special Instructions for the Master Servicer and/or Special Servicer. (a) Prior to taking any action with respect to a Mortgage Loan or a Serviced Whole Loan secured by Mortgaged Properties located in a “one-action” state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of any Serviced Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement).

(b)                 The Master Servicer shall send written notice to each Borrower (other than with respect to a Non-Serviced Mortgage Loan) and the related Manager and clearing bank relating to a Serviced Mortgage Loan that it is servicing that, if applicable, it and/or the Trustee has been appointed as the “Designee” of the “Lender” under any related Lock-Box Agreement.

(c)                 Without limiting the obligations of the Master Servicer hereunder with respect to the enforcement of a Borrower’s obligations under the related Loan Documents, the Master Servicer agrees that it shall, in accordance with the Servicing Standard, enforce the provisions of the Loan Documents relating to the Serviced Mortgage Loan that it is servicing with respect to the collection of Prepayment Premiums and Yield Maintenance Charges.

(d)                 If a Rating Agency shall charge a fee in connection with providing a Rating Agency Confirmation, the Master Servicer shall require the related Borrower (other than with respect to a Non-Serviced Mortgage Loan) to pay such fee to the extent not inconsistent with the applicable Loan Documents. If such fee remains unpaid, such fee shall be an expense of the Trust Fund (allocated as an Additional Trust Fund Expense in the same manner as Realized Losses as set forth in 0 of this Agreement) and, (1) in the case of a Serviced Pari Passu Whole Loan with a Serviced Pari Passu Companion Loan (but not a Subordinate Companion Loan), allocated in accordance with the allocation provisions of the related Intercreditor Agreement, the costs of which may be advanced as a Servicing Advance.

(e)                 The Master Servicer shall, in accordance with the Servicing Standard, use commercially reasonable efforts to exercise on behalf of the Trust any right of the Trust to recover any amounts owed by the Serviced Companion Loan Noteholders to the Trust Fund pursuant to the related Intercreditor Agreement (but in the case of any Serviced Subordinate Companion Loan, subject to Section 1.02). The cost of such enforcement on behalf of the Trust shall be paid and reimbursable as a Servicing Advance.

(f)                  With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a Stated Principal Balance equal to or greater than the lesser of 5% of the Stated Principal Balance of all Mortgage Loans held by the Trust Fund and $35,000,000, or with respect to any Mortgage Loan that is one of the ten largest Mortgage Loans based on Stated Principal Balance, to the extent not inconsistent with the related Mortgage Loan or Serviced Whole Loan, the Master Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) serviced hereunder or the property manager with respect to a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) serviced hereunder unless the Master Servicer obtains a Rating Agency Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any.

Section 3.25      Certain Rights and Obligations of the Master Servicer and/or the Special Servicer. (a) Notwithstanding any other provision of this Agreement, neither the Master Servicer nor the Special Servicer shall be required to take or refrain from taking any action pursuant to instructions from the Directing Holder or a Non-Controlling Note Holder, or due to any failure to approve an action by the Directing Holder, or due to any objection by the Directing Holder or a Non-Controlling Note Holder that would (i) cause any one of them to violate applicable law, the terms of any Loan Documents, any Intercreditor Agreement, this Agreement, including the Servicing Standard, or the REMIC Provisions of the Code, (ii) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, a Mortgage Loan Seller, the Trust Fund, the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator (in any of its capacities), or the Custodian or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, (iii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

(b)                 Upon request, the Master Servicer and the Special Servicer, as applicable, shall discuss with the Directing Holder (for so long as no Consultation Termination Event has occurred and other than with respect to any applicable Excluded Loan) and the Operating Advisor, on a monthly basis, the performance of any Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan, which is delinquent, has been placed on a “Watch List” or has been identified by the Master Servicer or the Special Servicer as exhibiting deteriorating performance.

Section 3.26      Modification, Waiver, Amendment and Consents. (a) Subject to Sections 3.25, Section 3.26(f) and 3.27, and, if applicable, each Intercreditor Agreement, (i) with respect to any Performing Loan and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions, the Master Servicer, or (ii) with respect to (A) any Specially Serviced Loan and (B) Special Servicer Major Decisions or Special Servicer Non-Major Decisions irrespective of whether the related Mortgage Loan is a Performing Loan, the Special Servicer, in each case subject to (x) the rights of the Directing Holder and (y) with respect to a Serviced Whole Loan with a Subordinate Companion Loan, the rights of the holder of the related Subordinate Companion Loans, and, after consultation with the Operating Advisor (if a Control Termination Event has occurred and is continuing and to the extent the Operating Advisor has consultation rights pursuant to Section 3.23(e), Section 3.31 and Section 6.07 of this Agreement) and the Risk Retention Consultation Parties (to the extent the Risk Retention Consultation Parties have consultation rights pursuant to Section 6.07 of this Agreement), may modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause an Adverse REMIC Event. Each of the Master Servicer and the Special Servicer may conclusively rely on an Opinion of Counsel in meeting this requirement. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, shall observe the REMIC requirements of the Code with respect to a required payment of principal if the loan-to-value ratio immediately after the release exceeds 125% with respect to the related real property collateral. In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related Borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan or Serviced Whole Loan, then such calculation shall exclude the value of any personal property and going concern value, if any. If, following any such release or taking, the loan-to-value ratio as so calculated is greater than 125%, the Master Servicer or Special Servicer, as applicable, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions, unless the related Borrower provides an Opinion of Counsel that if such amount is not paid the related Mortgage Loan will not fail to be a Qualified Mortgage.

Upon receiving a request for any matter that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the Master Servicer shall forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision other than providing the Special Servicer with any reasonably requested information or documentation. In addition, the Master Servicer shall provide the Special Servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the Special Servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the Master Servicer and the Special Servicer may mutually agree that the Master Servicer will process any of the foregoing matters that are Special Servicer Major Decisions or Special Servicer Non-Major Decisions with respect to any Performing Loan. If the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Major Decision or Special Servicer Non-Major Decision with respect to a Performing Loan, the Master Servicer shall obtain the consent (or deemed consent) of the Special Servicer as provided in Section 3.26(m).

(b)                 Neither the Master Servicer nor the Special Servicer may extend the Maturity Date of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan beyond the date that is the date occurring later than the earlier of (1)(i) other than with respect to the 3 Columbus Circle Whole Loan, five years prior to the Rated Final Distribution Date (other than with respect to the 3 Columbus Circle Whole Loan), or (ii) solely with respect to the 3 Columbus Circle Whole Loan, September 2026, and (2) in the case of a Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan secured solely or primarily by the related Borrower’s interest in a ground lease (or, with respect to a leasehold interest where the related Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date that is 20 years prior to the expiration date of such ground lease (or, with respect to a leasehold interest where the related Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration date of such lease if the Master Servicer or the Special Servicer, as applicable gives due consideration to the remaining term of such ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and, with respect to a Serviced Whole Loan, the related Serviced Companion Loan Noteholder (as a collective whole as if such Certificateholders and (with respect to a Serviced Whole Loan) Serviced Companion Loan Noteholder constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) and, (A) if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and (B) to the extent such extension constitutes a Major Decision, after consultation with each Risk Retention Consultation Party pursuant to Section 6.07).

(c)                 Neither the Master Servicer nor the Special Servicer shall permit any Borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, shall have obtained a Rating Agency Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any.

(d)                 Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or, if applicable, Serviced Companion Loan Noteholders, be added to the unpaid principal balance of the related Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan or such modification, waiver or amendment so permit.

(e)                 Except for waivers of Penalty Charges and waivers of notice periods, all material modifications, waivers and amendments of the Serviced Mortgage Loans and any related Serviced Companion Loans in accordance with this Section 3.26 or Section 3.27 of this Agreement (with respect to Serviced Whole Loans) shall be in writing.

(f)                  The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, each Risk Retention Consultation Party, the Directing Holder (other than if a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

(g)                 The Master Servicer or the Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and is permitted by the terms of this Agreement and applicable law, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable and customary fee for the additional services performed in connection with such request (provided that the charging of such fee would not constitute a “significant modification” of the related Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

(h)                 Notwithstanding the foregoing, the Master Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or Serviced Whole Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and satisfies the conditions set forth in Section 3.09(f) of this Agreement.

(i)                  Notwithstanding anything herein or in the related Loan Documents to the contrary, the Master Servicer may permit the substitution of direct, non-callable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) (including U.S. government agency securities if such securities are eligible defeasance collateral under then current guidelines of the Rating Agencies) for any Mortgaged Property pursuant to the defeasance provisions of any Serviced Mortgage Loan and any related Serviced Companion Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Loan Documents; provided that, the Master Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Loan Documents to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Borrower to the extent permitted under the Loan Documents) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause an Adverse REMIC Event and provided, that the requirements set forth in Section 3.09(f) of this Agreement are satisfied.

Notwithstanding the foregoing, with respect to (i) all of the Mortgage Loans originated or acquired by GACC that are subject to defeasance, and (ii) all of the Mortgage Loans originated or acquired by CREFI that are subject to defeasance, each of GACC and CREFI, as applicable, has transferred to a third party or has retained on behalf of itself or an Affiliate the right to establish or designate the successor borrower and/or to purchase or cause to be purchased the related defeasance collateral (any such right or obligation, the “Retained Defeasance Rights and Obligations”). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan for which GACC or CREFI, as applicable, is the related Mortgage Loan Seller, which such Mortgage Loan provides for Retained Defeasance Rights and Obligations in the related Mortgage Loan documents, the Master Servicer shall provide, within five (5) Business Days of receipt of such notice, written notice of such defeasance request to GACC or CREFI, as applicable, in the case of any such Mortgage Loan for which GACC or CREFI, as applicable, is the related Mortgage Loan Seller. Until such time as GACC or CREFI, as applicable, provides the Master Servicer with written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which (i) GACC is the related Mortgage Loan Seller shall be delivered to German American Capital Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye with copies via email to cmbs.requests@db.com, and (ii) CREFI is the related Mortgage Loan Seller shall be delivered to Citi Real Estate Funding Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, Facsimile: (646) 328-2943, with a copy to Citi Real Estate Funding Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan O’Connor, and with copies by electronic mail to richard.simpson@citi.com and ryan.m.oconnor@citi.com and. With respect to any Mortgage Loan originated or acquired by GACC or CREFI, as applicable, that is subject to defeasance, if the successor borrower is not designated or formed by GACC or CREFI, as the case may be, or any Affiliate or successor thereto, the successor borrower shall be reasonably acceptable to the Master Servicer in accordance with the Servicing Standard.

(j)                  If required under the related Loan Documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts, which may be sub-accounts of the Collection Account (the “Defeasance Accounts”), into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Loan Documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 12 months, unless such amounts are reinvested by the Master Servicer in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account or, if a Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account and treat any such payments as payments made on the Mortgage Loan or Serviced Whole Loan, as applicable, in advance of its Due Date in accordance with clause (a) of the definition of Principal Distribution Amount, and not as a prepayment of the related Mortgage Loan or Serviced Whole Loan. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Collection Account or, if a Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account for a period in excess of 365 days.

(k)                 Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Directing Holder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Directing Holder by written notice given to the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable. Upon delivery of any such notice of waiver given by the Directing Holder, any time period (exclusive or otherwise) afforded the Directing Holder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired. If the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Holder or any advice from the Directing Holder would cause the Master Servicer or Special Servicer, as applicable, to violate applicable law, the terms of the applicable Loan Documents, any related Intercreditor Agreements, the REMIC Provisions or the terms of this Agreement, including without limitation, the Servicing Standard, the Master Servicer or Special Servicer shall disregard such refusal to consent or advice and notify the Directing Holder, the Trustee, the Certificate Administrator, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor.

(l)                   Any modification, waiver or amendment of, or consents or approvals relating to, a Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan or Serviced REO Loan (i) shall be performed by the Special Servicer and not the Master Servicer, (ii) to the extent provided in this Agreement and/or the applicable Intercreditor Agreement, shall be subject to the consent of the related Directing Holder and (iii) shall be structured so as to be consistent with the allocation and payment priorities in the related Loan Documents and Intercreditor Agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Loan Documents and Intercreditor Agreement.

(m)               In addition, with respect to a Performing Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer, prior to taking action with respect to any Special Servicer Major Decision or Special Servicer Non-Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision or Special Servicer Non-Major Decision), shall refer the request to the Special Servicer, which shall process the request directly or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer shall (subject to the consent of the Special Servicer) process such request. If the Master Servicer processes such request and is recommending approval of such request, the Master Servicer shall prepare and submit its written recommendation and analysis to the Special Servicer with all information in the Master Servicer’s possession that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to the consultation rights of the Operating Advisor and Risk Retention Consultation Parties or the consent or consultation rights of the Directing Holder pursuant to Section 6.07) to approve or disapprove any modification, waiver or amendment that constitutes a Special Servicer Major Decision or Special Servicer Non-Major Decision. When the Special Servicer’s consent is required hereunder, such consent shall be deemed given 15 Business Days, or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval, (or in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision together with such other information reasonably requested by the Special Servicer and reasonably available to the Master Servicer. Prior to the occurrence and continuance of a Control Termination Event, neither the Master Servicer (with respect to any Major Decision processed by the Master Servicer) nor the Special Servicer (with respect to any Major Decision processed by the Special Servicer) will be permitted to take any action constituting a Major Decision, as to which the Directing Holder has objected in writing within 10 Business Days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation together with such other information reasonably requested by the Directing Holder; provided that if such written objection has not been received by the Master Servicer or Special Servicer, as applicable, within such 10-Business Day (or 30-day) period, the Directing Holder will be deemed to have approved such action.

(n)                 The Master Servicer shall provide the Special Servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan includes the ground lease, and the Special Servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

(o)                 With respect to any Borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision or a Special Servicer Non-Major Decision, the

Master Servicer shall not be required to obtain the consent of or consult with the Special Servicer or the Directing Holder.

Section 3.27               Certain Intercreditor Matters Relating to the Whole Loans. (a) With respect to Serviced Whole Loans, except for those duties to be performed by, and notices to be furnished by, the Trustee under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust, or the obligation of the master servicer or the special servicer, as applicable, following securitization, under the related Intercreditor Agreement.

(b)                 The Master Servicer shall maintain a register (the “Serviced Companion Loan Noteholder Register”) on which the Master Servicer shall record the names and addresses of the Serviced Companion Loan Noteholders and wire transfer instructions for such Serviced Companion Loan Noteholders from time to time, to the extent such information is provided in writing to the Master Servicer by a Serviced Companion Loan Noteholder. Each Serviced Companion Loan Noteholder has agreed to inform the Master Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Intercreditor Agreement) and of any transfer thereof (together with any instruments of transfer). The name and address of each initial Serviced Companion Loan Noteholder as of the Closing Date is set forth on Schedule VII hereto. The Master Servicer shall be entitled to conclusively rely upon the information delivered by any Serviced Companion Loan Noteholder until it receives notice of transfer or of any change in information.

In no event shall the Master Servicer be obligated to pay any party the amounts payable to a Serviced Companion Loan Noteholder hereunder other than the Person listed as the applicable Serviced Companion Loan Noteholder on the Serviced Companion Loan Noteholder Register. In the event that a Serviced Companion Loan Noteholder transfers the related Serviced Companion Loan without notice to the Master Servicer, the Master Servicer shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

The Master Servicer shall promptly provide the names and addresses of any Serviced Companion Loan Noteholder to any party hereto, any related Companion Loan Noteholder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Master Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c)                 The Directing Holder shall not owe any fiduciary duty to the Trustee, any Master Servicer, any Special Servicer, any Certificateholder (including the Directing Holder, if applicable) or any noteholder of a Serviced Whole Loan. The Directing Holder will not have any liability to the Certificateholders (including the Directing Holder, if applicable) or any other noteholder of a Serviced Whole Loan, as applicable, for any action taken, or for refraining from the taking of any action or the giving of any consent, pursuant to this Agreement, or for errors in judgment.

(d)                 With respect to any Serviced Whole Loan, the Directing Holder shall be entitled to exercise the consent rights, cure rights and purchase rights, as applicable, to the extent set forth in the applicable Intercreditor Agreement, in accordance with the terms of the related Intercreditor Agreement and this Agreement. For the avoidance of doubt, so long as no Control Appraisal Period has occurred and is continuing, the 3 Columbus Circle Controlling Class Representative shall be entitled to exercise the rights of the Note B Holder set forth in, and to the extent of, Sections 11 and 12 of the 3 Columbus Circle Co-Lender Agreement.

(e)                 The Special Servicer (if any Serviced Companion Loan is a Specially Serviced Loan or has become a Serviced REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and (subject to Section 3.13 and Section 3.17 of this Agreement and the following paragraph) the preparation and delivery of reports and other information with respect to, the Serviced Whole Loan related to any Serviced Companion Loan or any related Serviced REO Property required to be performed by the holder of the related Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as required by each related Intercreditor Agreement and/or any related mezzanine intercreditor agreement existing on the Closing Date and any related Intercreditor Agreement or mezzanine intercreditor agreement not existing on the Closing Date that is provided to the Master Servicer or Special Servicer, as applicable. In addition notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Serviced Companion Loan:

(i)                  none of the Master Servicer, the Special Servicer or the Trustee shall make any P&I Advance with respect to the Serviced Companion Loan; and

(ii)                 the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related Serviced Companion Loan Noteholder(s) to the extent required by the related Intercreditor Agreement.

The Master Servicer or Special Servicer, as applicable, shall timely provide to each related Serviced Companion Loan Noteholder any reports or notices required to be delivered to such Serviced Companion Loan Noteholder pursuant to the related Intercreditor Agreement, and the Master Servicer or Special Servicer, as applicable, shall provide to the 3 Columbus Circle Loan-Specific Directing Holder any reports or notices required to be delivered to the holder of a Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement. The Special Servicer shall reasonably cooperate with the Master Servicer and the Master Servicer shall reasonably cooperate with the Special Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

If any Serviced Companion Loan or any portion thereof or any particular payments thereon are included in a REMIC or a “grantor trust” (within the meaning of the Grantor Trust Provisions), then neither the Master Servicer nor the Special Servicer shall knowingly take any action that would result in the equivalent of an Adverse REMIC Event with respect to such REMIC or adversely affect the tax status of such grantor trust as a grantor trust.

The parties hereto acknowledge that a Serviced Companion Loan Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a Serviced Companion Loan Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a Serviced Companion Loan Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

The parties hereto recognize and acknowledge the respective rights of each Serviced Companion Loan Noteholder under the related Intercreditor Agreement. Each of the rights of a Serviced Companion Loan Noteholder under or contemplated by this Section 3.27(e) may be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee are provided with written notice by the related Serviced Companion Loan Noteholder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

Notwithstanding anything herein or in the Intercreditor Agreement to the contrary, no direction or objection by the Serviced Companion Loan Noteholder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, this Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Operating Advisor, the Asset Representations Reviewer, the Paying Agent, the Trust Fund, the Certificate Administrator (in any of its capacities) or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities hereunder.

Any reference to servicing any of the Mortgage Loans in accordance with any of the related Loan Documents (including the related Mortgage Note and Mortgage) shall also mean, in the case of a Serviced Whole Loan, in accordance with the related Intercreditor Agreement.

To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Intercreditor Agreement for a Serviced Whole Loan or a Non-Serviced Whole Loan are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

For purposes of exercising any rights that the Directing Holder of the Mortgage Note for any Mortgage Loan in a Serviced Whole Loan may have under the related Intercreditor Agreement, the Directing Holder shall be the designee of the Trust, as such noteholder, and the Trustee shall, upon request, take such actions as may be necessary under the related Intercreditor Agreement to effect such designation. The Certificate Administrator shall provide notice of the identity of the Directing Holder (to the extent the Certificate Administrator has received notice of a change in the identity of the Directing Holder), upon request, to the other parties to the related

Intercreditor Agreement, to the extent the identity and contact information of such parties to such Intercreditor Agreement are actually known to the Certificate Administrator.

(f)                  With respect to a Non-Serviced Mortgage Loan, the Master Servicer shall deliver information comparable to the above described information in Section 3.13(c) and Section 3.13(d) hereof to the same Persons as described above in Section 3.13(c) and Section 3.13(d) and according to the same time frames as described above in Section 3.13(c) and Section 3.13(d), to the extent such Master Servicer has timely received such information from the Other Servicer under the Other Pooling and Servicing Agreement.

Promptly following the Closing Date or, as applicable, upon the receipt of notice by the Certificate Administrator of the related Servicing Shift Securitization Date, the Certificate Administrator shall send written notice (which notice may be by email) substantially in the form of Exhibit EE hereto, accompanied by a copy of an executed version of this Agreement, with respect to each Non-Serviced Mortgage Loan to each applicable Other Depositor, Other Servicer, Other Special Servicer, Other Trustee, Other Operating Advisor and Other Asset Representations Reviewer stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan and directing each such recipient to remit to the Master Servicer no later than one (1) Business Day after each Determination Date all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer no later than one (1) Business Day after each Determination Date all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the applicable Non-Serviced Mortgage Loan under the related Intercreditor Agreement and Other Pooling and Servicing Agreement. Such notice shall also provide contact information for the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Directing Holder, the 17g-5 Information Provider and the Rating Agencies.

With respect to a Non-Serviced Mortgage Loan, if the applicable Other Servicer, Other Special Servicer or Other Trustee shall be replaced in accordance with the terms of the related Other Pooling and Servicing Agreement, promptly upon notice thereof, the applicable party to this Agreement that receives such notice shall, upon request, acknowledge such successor as the successor to the Other Servicer, Other Special Servicer or Other Trustee, as the case may be.

With respect to a Non-Serviced Mortgage Loan, upon its receipt of written notice of the replacement of the Master Servicer, the Special Servicer or the Trustee, the Certificate Administrator shall give prompt written notice thereof to each related Other Servicer, Other Special Servicer, Other Trustee and Other Operating Advisor, together with relevant contact information of the successor Master Servicer, Special Servicer or Trustee, as applicable.

With respect to each Serviced Whole Loan, the Master Servicer or the Special Servicer, as applicable, shall provide each Companion Loan Noteholder and, if applicable, related Non-Directing Holder (or its designee or representative), within the same time frame and to the same extent it is required to provide such information and materials to the Certificateholders or the Directing Holder, as applicable (but without regard to whether or not the Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event), hereunder with (1) copies of each financial statement received by the Master Servicer pursuant to the terms of the related Loan Documents, (2) copies of any notice of default sent to the Borrower and (3) subject to the terms of the Loan Documents, copies of any other documents or information relating to the Serviced Whole Loan (including, without limitation, property inspection reports, loan servicing statements, Borrower requests and asset status reports) that the Master Servicer delivers to the related Directing Holder and copies of any other notice, information or report that it is required to provide to the Directing Holder pursuant to this Agreement with respect to any Major Decision or with respect to any “major decisions” or “major actions” as set forth in the related Intercreditor Agreement or the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Whole Loan. Any copies to be furnished by the Master Servicer or the Special Servicer may be furnished by hard copy or electronic means.

(g)                 With respect to each Whole Loan, if any Serviced Companion Loan becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Other Asset Representations Reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such asset review by providing the Other Asset Representations Reviewer or such other requesting party with any documents reasonably requested by the Other Asset Representations Reviewer or such other requesting party (not at its own expense or the expense of the Trust but at the expense of the related mortgage loan seller, such Other Asset Representations Reviewer or such other requesting party to the Other Pooling and Servicing Agreement), but only to the extent that (i) Other Asset Representations Reviewer or such other requesting party has not been able to obtain such documents from the related mortgage loan seller or any party to the related Other Pooling and Servicing Agreement, and (ii) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be. For the avoidance of doubt, none of the Master Servicer, the Special Servicer, the Trustee or the Custodian (i) shall have any further obligations with respect to any such asset review nor shall any such party be bound by the results of any such asset review, or (ii) shall be obligated to provide such documents if providing such documents, in its reasonable determination, would be a violation of this Agreement or any related Intercreditor Agreement.

(h)                 To the extent that the Other Pooling and Servicing Agreement or Intercreditor Agreement relating to any Non-Serviced Whole Loan permits the holder of the related Non-Serviced Mortgage Loan to terminate the related Other Servicer or Other Special Servicer or appoint a sub-servicer or replacement therefor, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates (or the Depositor with respect to any such right arising from such Other Servicer’s or Other Special Servicer’s failure to comply with Exchange Act reporting obligations) upon five (5) Business Days’ notice, shall, exercise the right to terminate the related Other Servicer or Other Special Servicer or appoint a sub-servicer or replacement therefor, as applicable.

(i)                   To the extent of any conflict between this Agreement and any Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

Section 3.28       Directing Holder Contact with the Master Servicer and the Special Servicer. Each of the Master Servicer and the Special Servicer shall, not more frequently than once per month, without charge, make a knowledgeable Servicing Officer via telephone available during normal business hours to verbally answer questions from the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Operating Advisor regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.29      Controlling Class Certificateholders, the Directing Holder and the Risk Retention Consultation Parties; Certain Rights and Powers of the Directing Holder and the Risk Retention Consultation Parties. (a) Each Certificateholder and Certificate Owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Directing Holder or the resignation or removal thereof. Any such Certificateholder (or Certificate Owner) or its designee at any time appointed Directing Holder is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or Certificate Owner) or designee is appointed Directing Holder and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar shall notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Trustee, each Serviced Companion Loan Noteholder of the identity of the Directing Holder, any resignation or removal thereof and/or any new Holder or Certificate Owner of a Control Eligible Certificate.

On the Closing Date, the initial Directing Holder shall execute a certification substantially in the form of Exhibit L-1G to this Agreement. Upon the resignation or removal of the existing Directing Holder, any successor Directing Holder shall also execute and deliver a certification substantially in the form of Exhibit L-1G to this Agreement to the parties to this Agreement prior to being recognized as the new Directing Holder. Upon the resignation or removal of any existing Risk Retention Consultation Party, any successor Risk Retention Consultation Party shall execute and deliver a certification substantially in the form of Exhibit L-1H to this Agreement prior to being recognized as the new Risk Retention Consultation Party. The parties hereto shall be entitled to assume that the Risk Retention Consultation Party has not changed absent such notice.

In addition, upon the request of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder, the Certificate Registrar shall promptly (but no later than five (5) Business Days after such request) provide to the requesting party the identity of the then-current Controlling Class and a list of the Holders of Certificates of the Controlling Class. However, if any Certificate of the Controlling Class is a Global Certificate, then the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) request from the Depository, with the assistance of the Trustee, the list of Depository Participants for the Controlling Class and make reasonable efforts to obtain a list of Certificate Owners from such Depository Participants, and the Certificate Administrator shall provide such list of Depository Participants and such list of

Certificate Owners (to the extent the Certificate Administrator obtains such list of Certificate Owners), to the requesting party promptly upon receipt. The Certificate Administrator shall be entitled to conclusively rely on the list of Depository Participants for the Controlling Class provided by the Depository and the list of Certificate Owners provided by any Depository Participant and shall not have any liability for such reliance; provided that, if any Certificate of the Controlling Class is a Global Certificate and the Certificate Administrator has actual knowledge of the identity of the related Certificate Owners, then the Certificate Administrator shall include such Certificate Owner in the list provided to any requesting party pursuant to first sentence of this paragraph. The Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Directing Holder shall be entitled to conclusively rely on any such information so provided. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement or the related Other Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under this Agreement to deliver a copy of the Operating Advisor Annual Report to the Directing Holder and (ii) the requesting party has not been notified of the identity of the Directing Holder or reasonably believes that the identity of the Directing Holder has changed, then such expenses shall be at the expense of the Trust.

To the extent the Master Servicer has actual knowledge of any change in the identity of a Holder (or Certificate Owners) of the Controlling Class, then the Master Servicer shall promptly notify the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer.

(b)                 The initial Directing Holders on the Closing Date with respect to (i) clause (b) of the definition of “Directing Holder” shall be Eightfold Real Estate Capital, L.P., (ii) clause (c) of the definition of the “Directing Holder” shall be Prima Capital Advisors LLC, and (iii) clause (d) of the definition of “Directing Holder” shall be SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 15 (H) (in the case of the ARC Apartments Whole Loan). The Certificate Registrar shall be entitled to assume Eightfold Real Estate Capital, L.P., or any subsequent Directing Holder under clause (b) of the definition of “Directing Holder” selected in accordance with this Agreement and notified to the Certificate Registrar thereof in writing, is the Directing Holder appointed by the Holder (or Certificate Owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (i) written notice of a replacement Directing Holder from a majority of the Controlling Class Certificateholders by Certificate Balance, (ii) written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Holder is no longer designated, (iii) written notice from a Directing Holder of the resignation of such Directing Holder, or (iv) written notice that the Holder (or Certificate Owner) of a majority of the applicable Class of Control Eligible Certificates is no longer the Holder (or Certificate Owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). Upon the resignation of a Directing Holder, the Certificate Administrator shall request the Controlling Class Certificateholders to select a new Directing Holder.

In the event either (y) the Certificate Registrar receives notice identified in any of clause (ii) through (iv) of the immediately preceding paragraph and no successor Directing Holder is then identified to the Certificate Registrar or (z) a party to this Agreement requests from the Certificate Administrator the identity of the Directing Holder and such identity is not known to the Certificate Administrator, then the Certificate Administrator shall promptly deliver a notice of such event (the “Initial Notice”) to all the Certificateholders via the Depository (and a copy of such Initial Notice shall be simultaneously sent to each of the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor), which notice shall include a request that the Controlling Class Certificateholder that believes it may own the largest aggregate Certificate Balance of the Controlling Class represent in writing to the Certificate Administrator that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of its ownership) and provide its contact information. Upon receipt of such written representation (and any subsequent written representation), the Certificate Administrator shall deliver a notice (the “Subsequent Notice”) to all the Certificateholders via the Depository of such representation (and a copy of such Subsequent Notice shall be simultaneously sent to each of the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor) and so long as another party holding an equal or larger aggregate Certificate Balance of the Controlling Class does not provide a written representation within thirty (30) days from the date of delivery of the latest Subsequent Notice, the party making the original assertion shall become the Controlling Class Certificateholder until replaced by another party pursuant to the terms of this Agreement. Notwithstanding the foregoing, Controlling Class Certificateholder(s) providing notice that it (or they) are the Holders of a majority of the Controlling Class Certificateholders, by Certificate Balance, shall have the right to select the Directing Holder at any time without regard to such 30-day period, and a Directing Holder selected by the Holders of a majority of the Controlling Class Certificateholders, by Certificate Balance, shall be recognized as such immediately upon being selected in accordance with this Agreement whether or not such 30-day period has expired.

In the event that a Directing Holder is selected pursuant to this Section 3.29(b) or there is deemed to be no Directing Holder pursuant to this (b), the Certificate Registrar shall notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor, the Asset Representations Reviewer and the Trustee of the identity of the new Directing Holder or the absence of a Directing Holder, as applicable.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Directing Holder, the Certificate Administrator shall hold such election as soon as practicable at the expense of such requesting Certificateholders.

(c)                 The Master Servicer, Special Servicer, Trustee, Operating Advisor and Asset Representations Reviewer shall be entitled to request that the Certificate Administrator provide, and the Certificate Administrator shall promptly (but no later than five (5) Business Days after such request) provide (i) for so long as no Consultation Termination Event has occurred and is continuing, the identity of the Directing Holder, including names and contact information and, to the extent reasonably available, a list of Controlling Class Certificateholders and (ii) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. In addition to the foregoing, (i) within two (2) Business Days of receiving notice of the selection of a new Directing Holder or the existence of a new Controlling Class Certificateholder or 3 Columbus Circle Loan Controlling Class Certificateholder or (ii) within ten (10) days of the commencement or cessation of any Consultation Termination Event or Control Termination Event, the Certificate Administrator shall notify the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer and post notice on the Certificate Administrator’s Website. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement or the related Other Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under this Agreement to deliver a copy of the Operating Advisor Annual Report to the Directing Holder and (ii) the requesting party has not been notified of the identity of the Directing Holder or reasonably believes that the identity of the Directing Holder has changed, then such expenses shall be at the expense of the Trust.

The Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor, the Asset Representations Reviewer and the Trustee shall be entitled to assume Eightfold Real Estate Capital, L.P. is the Directing Holder appointed by the Holder (or Certificate Owner) of each Class of Control Eligible Certificates until such party receives notice to the contrary. At any time that a party to this Agreement receives notice of the selection of a Directing Holder from the Certificate Registrar, the Certificate Administrator or a majority of the Controlling Class Certificateholders or 3 Columbus Circle Controlling Class Certificateholders, as applicable, by Certificate Balance, then such party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder or 3 Columbus Circle Controlling Class Certificateholder, as applicable, and the Directing Holder. The Special Servicer shall have no obligation to obtain the consent of or consult with any entity appointed as a successor Directing Holder until the Special Servicer receives written notice of such successor Directing Holder’s identity and contact information.

Additionally, once a successor Risk Retention Consultation Party has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Holders of the VRR Interest or 3CC-VRR Interest entitled to appoint the Risk Retention Consultation Parties, by Certificate Balance, or such Risk Retention Consultation Party shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and each other Holder of the VRR Interest (except in the case of the 3CC-VRR Interest), in writing, of the selection of a new Risk Retention Consultation Party.

(d)                 If to the extent the Certificate Administrator determines that a Class of Book-Entry Certificates is the Controlling Class, the Certificate Administrator shall notify the related Certificateholders of such Class (through the Depository) of such event.

(e)                 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates or Companion Loan Noteholders; (ii) the Directing Holder may act solely in the interests of the Holders of the

Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Noteholders); (iii) the Directing Holder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may take actions that favor the interests of the Directing Holder or one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Whole Loan, one or more Companion Loan Noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan Noteholders; and (v) the Directing Holder shall have no liability whatsoever to any Certificateholder, the Trust, any Companion Loan Noteholder any party hereto or any other Person (including any Borrower under a Mortgage Loan) for having so acted as set forth in clauses (e) through (e) of this paragraph, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Risk Retention Consultation Parties may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Risk Retention Consultation Parties may act solely in the interests of the Holders of the VRR Interest or the 3CC-VRR Interest, as applicable; (iii) the Risk Retention Consultation Parties do not have any liability or duties to the Holders of any Class of Certificates; (iv) the Risk Retention Consultation Parties may take actions that favor interests of the Holders of one or more Classes including the VRR Interest (or 3CC-VRR Interest) over the interests of the Holders of one or more other Classes of Certificates; and (v) the Risk Retention Consultation Parties shall have no liability whatsoever for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Parties or any director, officer, employee, agent or principal of the Risk Retention Consultation Parties for having so acted.

(f)                  The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, Special Servicer, Trustee, the Operating Advisor, the Certificate Administrator or any Certificateholder and provide such information to the requesting party.

(g)                 The Directing Holder shall not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either the Directing Holder or, except in the case of any Servicing Shift Mortgage Loan, the related Holder of the majority of the Controlling Class. Likewise, a Risk Retention Consultation Party shall not have any consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to such Risk Retention Consultation Party. In the case of an Excluded Loan relating to the Directing Holder, in respect of the servicing of any such Excluded Loan, a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

Section 3.30        Rating Agency Confirmation. (a) Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 Business

Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party shall be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s Website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this Agreement as a “RAC No-Response Scenario.” Once the Requesting Party has sent a request for a Rating Agency Confirmation to the 17g-5 Information Provider, such Requesting Party, may, but shall not be obligated to send such request directly to the Rating Agencies in accordance with the procedures set forth in Section 3.14.

If there is no response to such Rating Agency Confirmation request within 5 Business Days of such second request in a RAC No Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or with respect to any other matter under this Agreement relating to the servicing of the Mortgage Loans or the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation shall be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency and the Master Servicer or the Special Servicer, as the case may be, may then take such action if the Master Servicer or the Special Servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) it is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency and (z) with respect to a replacement or successor to the Operating Advisor in any circumstance where a Rating Agency Confirmation is required pursuant to the terms hereof, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securities transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the date of determination.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.30(a) following any requirement to obtain a Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist), the Master Servicer or Special Servicer, as the case may be, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

(b)                 Notwithstanding anything to the contrary in this Section 3.30, for purposes of the provisions of any Loan Document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, in the event of a RAC No-Response Scenario, any Rating Agency Confirmation requirement in the Loan Documents with respect to which the Master Servicer or Special Servicer would have been required to make the determination described in Section 3.30(a) (as a result of such RAC No-Response Scenario) shall be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related Borrower, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and Serviced REO Loans), as applicable); provided, that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) shall in any event review the other conditions required under the related Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

(c)                 For all other matters or actions not specifically discussed in Section 3.30(a) above, the applicable Requesting Party shall deliver a Rating Agency Confirmation from each Rating Agency.

(d)                 Notwithstanding the terms of the related Loan Documents, the other provisions of this Agreement or the applicable Intercreditor Agreement, with respect to any Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Whole Loan or any related REO Property (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action shall also require delivery of a Serviced Companion Loan Rating Agency Confirmation as a condition precedent to such action from each related Serviced Companion Loan Rating Agency. Each Serviced Companion Loan Rating Agency Confirmation shall be sought by the Master Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Serviced Companion Loan Rating Agency Confirmation with respect to any Serviced Companion Loan Securities will be subject to, will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided that the Master Servicer or Special Servicer, as applicable, depending on which is seeking the subject Serviced Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterparts (i.e., the Other Servicer or Other Special Servicer, as applicable), the Other 17g-5 Information Provider, or such other party or parties as are agreed to by the Master Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization, at the expense of the Other Securitization to the extent not borne by the related Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Serviced Companion Loan Rating Agency Confirmation, (ii) all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider and (iii) any other materials that the applicable Serviced Companion Loan Rating Agency may reasonably request in connection with such Serviced Companion Loan Rating Agency Confirmation promptly following receipt of such request from the Other Trustee.

The Certificate Administrator shall, promptly following receipt of written request from the Master Servicer or the Special Servicer, as applicable, provide to the Master Servicer or the Special Servicer, as applicable, the contact information for the Other Servicer, the Other Special Servicer, the Other Trustee and the Other 17g-5 Information Provider for the Other Securitization, solely to the extent in its possession.

Section 3.31        Appointment and Duties of the Operating Advisor.

(a)                 The Operating Advisor shall promptly review (i) all information made available to Privileged Persons on the Certificate Administrator’s Website (A) that relates to any Specially Serviced Loan, and (B) that is contained in the CREFC® Servicer Watch List prepared by the applicable Master Servicer and (ii) each Final Asset Status Report delivered or made available to the Operating Advisor. The Operating Advisor shall perform its duties hereunder in accordance with the Operating Advisor Standard.

In addition and for the avoidance of doubt, although the Operating Advisor may have certain consultation duties with the Master Servicer with respect to certain Major Decisions processed by the Master Servicer after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have no obligations or responsibility at any time to review or assess the actions of the Master Servicer for compliance with the Servicing Standard, and the Operating Advisor will not be required to consider such Master Servicer actions in connection with any Operating Advisor Annual Report.

(b)                 The Operating Advisor and its Affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the Special Servicer or Directing Holder in connection with the Directing Holder’s exercise of its rights under this Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with this transaction, except under the circumstances described in 3.31(h) and subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder.

(c)                 (i)   After the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any assessment of compliance, any attestation report, Asset Status Report and other information (other than any communication between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year, including each Asset Status Report delivered during the prior calendar year, the Operating Advisor shall (if any Mortgage Loans (other than any Servicing Shift Mortgage Loan) were Specially Serviced Mortgage Loans during the prior calendar year) deliver to the Depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s Website) and the Certificate Administrator for the benefit of the Certificateholders (and made available through the Certificate Administrator’s Website) within one hundred twenty (120) days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31, an annual report (the “Operating Advisor Annual Report”), substantially in the form of Exhibit BB (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement including, without limitation, provisions herein relating to Privileged Information; provided, however, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement), and setting forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties pursuant to this Agreement during the prior calendar year on a Trust-Level Basis with respect to the resolution and/or liquidation of any Specially Serviced Loan that the Special Servicer is responsible for servicing under this Agreement; provided, however, that in the event the Special Servicer is replaced, the Operating Advisor Annual Report shall only relate to the entity that was acting as Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report; provided, further, that the Operating Advisor shall prepare a separate Operating Advisor Annual Report relating to the Excluded Special Servicer and any Excluded Special Servicer Mortgage Loan(s) serviced by such Excluded Special Servicer. Subject to the restrictions in this Agreement, each such Operating Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the Special Servicer is responsible for servicing under this Agreement (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) and (B) comply with all of the confidentiality requirements described in this Agreement regarding Privileged Information (subject to any permitted exceptions). In preparing the Operating Advisor Annual Report, the Operating Advisor shall not be required (A) to report on any instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under this Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial or (B) to provide or obtain a legal opinion, legal review or legal conclusion. Such Operating Advisor Annual Report shall be delivered to the Depositor, the

Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website in accordance with Section 4.02(b)) and the 17g-5 Information Provider (which shall promptly post such Operating Advisor Annual Report on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d)) with a copy of the final report to the Special Servicer; provided, however, that the Special Servicer shall be given an opportunity to review the Operating Advisor Annual Report at least five (5) Business Days prior to such Operating Advisor Annual Report’s delivery to the Depositor, the Certificate Administrator and the 17g-5 Information Provider. The Operating Advisor shall have no obligation to adopt any comments to the Operating Advisor Annual Report that are provided by the Special Servicer.

(d)                 Notwithstanding anything in this Agreement to the contrary (A) the Operating Advisor’s assessment of the Special Servicer’s performance shall be based on the provisions of this Agreement and (B) so long as LNR Partners, LLC is acting as Special Servicer, LNR Partners, LLC shall provide the Operating Advisor reasonable access, at LNR Partners, LLC’s offices during normal business hours, to LNR Partners, LLC’s policies and procedures. The Operating Advisor shall be permitted to review such policies and procedures but is not permitted to retain hard copies and will not be provided with any electronic copies or soft copies. The Operating Advisor shall keep all information contained in the policies and procedures strictly confidential, except (A) the Operating Advisor may disclose such information if (i) such information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the Operating Advisor, or (ii) such disclosure is required by applicable law, order, rule or regulation, as evidenced by an Opinion of Counsel delivered to the Operating Advisor and the Special Servicer, and (B) the Operating Advisor may disclose a particular portion of the policies and procedures solely when necessary to support specific conclusions concerning allegations of material deviations from the Servicing Standard (i) in the Operating Advisor Annual Report, or (ii) in connection with a recommendation by the Operating Advisor to replace LNR Partners, LLC as the Special Servicer pursuant to the provisions of this Agreement. Notwithstanding the foregoing, the Operating Advisor shall be permitted to share such information with its Affiliates and any subcontractors of the Operating Advisor to the extent reasonably necessary to perform the Operating Advisor’s obligations under this Agreement and provided such Affiliates and subcontractors of the Operating Advisor agree in writing prior to their receipt of such information to be bound by the same confidentiality provisions applicable to the Operating Advisor. The Operating Advisor’s assessment may not take into account (i) the fact that LNR Partners, LLC provided physical access and not via electronic copy to the LNR Partners, LLC written policies and procedures pursuant to the provisions of this Agreement and (ii) the waiver or reduction of any Operating Advisor Consulting Fee pursuant to Section 3.31(k) of this Agreement. Nothing set forth herein shall limit or affect the scope of the Operating Advisor’s review in connection with its preparation of the Operating Advisor Annual Report, provided that the Operating Advisor’s access to or reliance upon LNR Partners, LLC’s written policies and procedures shall be subject to the terms of this paragraph.

In the event the Operating Advisor’s ability to perform its obligations in respect of the Operating Advisor Annual Report is limited or prohibited due to the failure of a party hereto to timely deliver information required to be delivered to the Operating Advisor or because such information is inaccurate or incomplete, the Operating Advisor shall set forth such limitations or prohibitions in the related Operating Advisor Annual Report and the Operating

Advisor shall not be subject to any liability arising from such limitations or prohibitions. The Operating Advisor shall be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the Operating Advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the Operating Advisor from performing its duties under this Agreement, the Operating Advisor shall not be subject to any liability arising from its lack of access to such Privileged Information.

(e)                 Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor shall review such calculations but shall not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor shall notify the Special Servicer and the Master Servicer of such error).

(f)                  After the occurrence and during the continuance of a Control Termination Event, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reduction Amounts or (ii) net present value in accordance with Section 1.02(i), the Master Servicer or the Special Servicer, as applicable, shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

(i)                  In connection with this Section 3.31(f), in the event the Operating Advisor does not agree with the mathematical calculations of the Appraisal Reduction Amount or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and the Master Servicer or the Special Servicer, as applicable, shall consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations. The Special Servicer shall cooperate with the Master Servicer and provide any information reasonably requested by the Master Servicer necessary for the calculation of the Appraisal Reduction Amount that is in the Special Servicer’s possession or reasonably obtainable at no additional cost by the Special Servicer. In the event the Operating Advisor and the Master Servicer or the Special Servicer, as applicable, are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate

Administrator of such disagreement and the Certificate Administrator shall examine the calculations and supporting materials provided by the Operating Advisor, the Special Servicer or the Master Servicer, as applicable, and determine which calculation is to apply (and shall provide prompt written notice of such determination to the Operating Advisor, the Master Servicer and the Special Servicer, as applicable). In making such determination, the Certificate Administrator may hire an independent third party to assist with any such calculation at the expense of the Trust and shall be entitled to conclusively rely on such third party’s determination (provided such third party has been selected with reasonable care by the Certificate Administrator).

(g)                 Notwithstanding the foregoing, with respect to the Operating Advisor’s review of Appraisal Reduction Amount or net present value calculations as required above, the Operating Advisor’s recalculation shall not take into account the reasonableness of the Master Servicer’s or Special Servicer’s, as applicable, property and borrower performance assumptions or other similar discretionary portions of the net present value calculation or Appraisal Reduction calculation.

(h)                 Notwithstanding the foregoing, prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will be limited to an after-the-action review of any assessment of compliance, attestation report, Final Asset Status Report and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year (together with any additional information and material reviewed by the Operating Advisor), and, therefore, it shall have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the Special Servicer may perform under this Agreement.

(i)                   Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.02(c) of this Agreement.

(j)                  The Operating Advisor and its Affiliates shall keep all information appropriately labeled as “Privileged Information” confidential and shall not, without the prior written consent of the Special Servicer and either the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) or the Risk Retention Consultation Parties (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), as applicable, disclose such Privileged Information to any Person (including Certificateholders other than the Directing Holder), other than (i) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (ii) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor to replace the Special Servicer. Each party to this Agreement that receives Privileged Information from the

Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer and the Directing Holder other than pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor shall be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder. In addition and for the avoidance of doubt, while the Operating Advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations shall not be imputed to employees of the Operating Advisor involved in this securitization.

(k)                 On each Master Servicer Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee from amounts on deposit in the Collection Account pursuant to Section 3.06 of this Agreement, as applicable. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Major Decision for which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Borrower. When the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer processing the Major Decision shall use efforts to collect the applicable Operating Advisor Consulting Fee from the related Borrower in connection with such Major Decision that are consistent with the efforts that the Master Servicer or the Special Servicer, as applicable, would use to collect any borrower-paid fees not specified in the related loan documents owed to it in accordance with the Servicing Standard, but only to the extent not prohibited by the related Loan Documents. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult on a non-binding basis with the Operating Advisor prior to any such waiver or reduction.

(l)                   The Operating Advisor may delegate its duties to agents or subcontractors to the extent such agents or subcontractors satisfy clauses (c), (d) and (f) of the definition of “Eligible Operating Advisor” and so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Agreement. Notwithstanding the foregoing sentence, the Operating Advisor shall remain obligated and primarily liable for any actions required to be performed hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Operating Advisor alone were performing its obligations under this Agreement.

Section 3.32         Delivery of Excluded Information to the Certificate Administrator.

(a)                 Any Excluded Information that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via e-mail (or such other electronic means as is mutually acceptable to the parties) in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan file to cmbsexcludedinformation@wellsfargo.com. For the avoidance of doubt, any information that is not appropriately labeled and delivered in accordance with this Section 3.32 shall not be separately posted as Excluded Information on the Certificate Administrator’s Website, and any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section shall be posted on the Certificate Administrator’s Website under the “Excluded Information” section, as provided under Section 4.02(b). When so posted, Excluded Controlling Class Holders shall be prohibited from the access of Excluded Information with respect to any Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s Website (unless loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loan(s)). None of the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligations to separately label and deliver any Excluded Information in accordance with this Section 3.32 until such party has received notice with respect to the related Excluded Controlling Class Mortgage Loan in the form of Exhibit L-1E to this Agreement. Nothing set forth in this Agreement shall prohibit the Directing Holder, any Controlling Class Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available on the Certificate Administrator’s Website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan shall be permitted to obtain such information upon reasonable request in accordance with Section 3.14(c) and the Master Servicer and the Special Servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Section 3.33         Certain Matters with Respect to Joint Mortgage Loans.

(a)                 If a Mortgage Loan Seller of a Joint Mortgage Loan (a “Repurchasing Seller”) repurchases, or substitutes for, the Note(s) (a “Repurchased Note”) related to such Joint Mortgage Loan that it sold to the Depositor, but the other Mortgage Loan Seller of such Joint Mortgage Loan does not repurchase, or substitute for, the Note(s) related to such Joint Mortgage Loan that it sold to the Depositor, the provisions of this Section 3.33 shall apply prior to the adoption, pursuant to Section 12.08, of any amendment to this Agreement that provides otherwise. Each Mortgage Loan Seller of a Joint Mortgage Loan has agreed pursuant to the terms of the related Mortgage Loan Purchase Agreement that the terms set forth in this Section 3.33 with respect to the servicing and administration of such Joint Mortgage Loan shall apply if one or more of the Notes related to such Joint Mortgage Loan has been repurchased or, by way of substitution, otherwise removed from the Trust and at least one other Note related to such Joint Mortgage Loan is included in the Trust until such time as all of the Notes related to such Joint Mortgage Loan are no longer included in the Trust. For purposes of this Section 3.33 and Section 12.08 only, “Note” shall mean with respect to any Joint Mortgage Loan, each original promissory note and all allonges that collectively represents the Note with respect to such Joint Mortgage Loan and shall not be a collective reference to such promissory notes.

(b)                 Custody of and record title under the Loan Documents with respect to the applicable Joint Mortgage Loan shall be held exclusively by the Trustee or the Custodian as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original Repurchased Note and any related endorsements thereof.

(i)                  All of the Notes with respect to any Joint Mortgage Loan shall be of equal priority, and no portion of any Note shall have priority or preference over any other portion of the other Notes or security therefor. Payments from the related Borrower (including, without limitation, any late fees) or any other amounts received with respect to each Note shall be collected as provided in this Agreement by the Master Servicer and shall be applied upon receipt by the Master Servicer pro rata to each related Note based on its respective Repurchased Percentage Interest, subject to Section 3.33(b)(ii). Payments or any other amounts received with respect to the related Repurchased Note shall be held for the benefit of the applicable Repurchasing Seller and remitted (net of its pro rata share of any Master Servicing Fees, Special Servicing Fees, Operating Advisor Fees and any other amounts due to the Master Servicer or the Special Servicer) to the applicable Repurchasing Seller or its designee by the Master Servicer on each Distribution Date pursuant to instructions provided by the applicable Repurchasing Seller and deposited and applied in accordance with this Agreement, subject to (ii). If any Joint Mortgage Loan to which this Section 3.33 applies becomes REO Loans, payments or any other amounts received with respect to any such Joint Mortgage Loan shall be collected and shall be applied upon receipt by the Master Servicer pro rata to each related Note based on its respective Repurchased Percentage Interest, subject to Section 3.33(b)(ii). Any Appraisal Reduction Amounts calculated with respect to any Joint Mortgage Loan subject to this Section 3.33 shall be allocated to each related Note pro rata based upon the respective Stated Principal Balances thereof.

(ii)                  If the Master Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under any such Joint Mortgage Loan at any particular time, the applicable Repurchasing Seller shall receive from the Master Servicer an amount equal to such Repurchasing Seller’s Repurchased Percentage Interest of such payment. All expenses, losses and shortfalls relating solely to such Joint Mortgage Loan including, without limitation, losses of principal or interest, Nonrecoverable Advances, interest on Advances, Operating Advisor expenses, Special Servicing Fees, Workout Fees and Liquidation Fees (including any such fees related to the applicable Notes), shall be allocated between the holders of the related Notes pro rata based upon the respective Stated Principal Balances thereof. In no event shall any costs, expenses, fees or any other amounts related to any Mortgage Loan or Joint Mortgage Loan other than the applicable Joint Mortgage Loan be deducted from payments or any other amounts received with respect to such Joint Mortgage Loan and payable to the applicable Repurchasing Seller. For purposes of (i), this (ii) and Section 3.33(g),

“Repurchased Percentage Interest” shall mean the percentage interest of the applicable Mortgage Loan Seller in the applicable Joint Mortgage Loan.

(iii)                A Joint Mortgage Loan to which this Section 3.33 applies shall be serviced for the benefit of the applicable Repurchasing Seller and the Certificateholders pursuant to the terms and conditions of this Agreement in accordance with the Servicing Standard and in accordance with the provisions herein as if (A) such Joint Mortgage Loan were a Serviced Loan Combination, (B) the related Note(s) not repurchased were (1) a Mortgage Loan serviced pursuant to this Agreement and (2) the only Mortgage Loan that is part of such Joint Mortgage Loan, and (C) the related Repurchased Note were a Serviced Companion Loan. No Repurchasing Seller shall be permitted to terminate the Master Servicer, the Special Servicer or the Operating Advisor as servicer, special servicer or operating advisor, respectively, of the related Repurchased Note. All rights of the mortgagee under each such Joint Mortgage Loan shall be exercised by the Master Servicer or the Special Servicer, on behalf of the Trust to the extent of its interest therein and the applicable Repurchasing Seller in accordance with this Agreement.

(iv)                The related Repurchasing Seller shall be treated hereunder as if it were a Serviced Companion Loan Noteholder on a pari passu basis. Funds collected by the Master Servicer or the Special Servicer, as applicable, and applied to the applicable Notes shall be deposited and disbursed in accordance with the provisions hereof relating to Serviced Companion Loan Noteholders. Compensation shall be paid to the Master Servicer, the Special Servicer and the Operating Advisor with respect to each Repurchased Note as provided in this Agreement as if each such Note were a Serviced Companion Loan. None of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligation to make P&I Advances with respect to any Repurchased Note or, if no related Note is part of the Trust, an Advance with respect to any Repurchased Note. Except as otherwise specified herein, the Master Servicer and the Special Servicer shall have no reporting requirement with respect to any Repurchased Note other than to deliver to the related Repurchasing Seller any document as is required to be delivered to a Serviced Companion Loan Noteholder hereunder.

(c)                 If any non-repurchased Note relating to a Joint Mortgage Loan to which this Section 3.33 applies is considered a Specially Serviced Loan, then any related Repurchased Note shall also be a Specially Serviced Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the applicable Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Workout Fee or Liquidation Fee payable to the Special Servicer under this Agreement as with respect to a Serviced Companion Loan.

(d)                 If (A) the Master Servicer shall pay any amount to any Repurchasing Seller pursuant to the terms hereof in the belief or expectation that a related payment has been made or will be received or collected in connection with either or both of the applicable Notes and (B) such related payment is not received or collected by the Master Servicer, then the applicable Repurchasing Seller shall promptly on demand by the Master Servicer return such amount to the Master Servicer. If the Master Servicer determines at any time that any amount received or collected by the Master Servicer in respect of any Joint Mortgage Loans to which this

Section 3.33 applies must be returned to the related Borrower or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer shall not be required to distribute any portion thereof to the related Repurchasing Seller, and such Repurchasing Seller shall promptly on demand by the Master Servicer repay (which obligation shall survive the termination of this Agreement) any portion thereof that the Master Servicer shall have distributed to such Repurchasing Seller, together with interest thereon at such rate, if any, as the Master Servicer may pay to the related Borrower or such other person or entity with respect thereto.

(e)                 Subject to this Agreement (including, without limitation, the consent and consultation rights of the Directing Holder and any consultation rights of the Operating Advisor), the Master Servicer or the Special Servicer, as applicable, on behalf of the holders of any of the Repurchased Notes, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the related Joint Mortgage Loan and (ii) enforce the applicable Loan Documents as provided hereunder. Without limiting the generality of the preceding sentence, the Master Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related Borrower on or any guarantor of any Joint Mortgage Loan it is required to service and administer as contemplated by this Section 3.33, without the consent of the related Repurchasing Seller, subject, however, to the terms of this Agreement as they pertain to a Serviced Companion Loan.

(f)                  In taking or refraining from taking any action permitted hereunder, the Master Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Joint Mortgage Loan to which this Section 3.33 applies as is consistent with this Agreement; and shall be liable to any Repurchasing Seller only to the same extent as set forth herein with respect to any holder of a Serviced Companion Loan.

(g)                 If the Trustee, the Master Servicer or the Special Servicer has made an Advance with respect to any Repurchased Note which would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the applicable Repurchasing Seller shall reimburse the Trust in an amount equal to such Repurchasing Seller’s Repurchased Percentage Interest of such Nonrecoverable Advance with interest thereon; provided, if the Repurchasing Seller does not reimburse the Trustee, the Master Servicer or the Special Servicer, as applicable, the Master Servicer shall reimburse the Trustee, itself and/or the Special Servicer, as applicable, for such amounts from the Collection Account. Notwithstanding the foregoing, the applicable Repurchasing Seller shall not be obligated to reimburse the Trustee, the Master Servicer or the Special Servicer (and amounts due to the applicable Repurchasing Seller shall not be offset) for Advances or interest thereon or any amounts related to any Mortgage Loans or any other Joint Mortgage Loan other than such amounts relating to the applicable Repurchased Note. To the extent that the applicable Repurchasing Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the applicable Repurchasing Seller shall receive a reimbursement from such recovery based on its Repurchased Percentage Interest of such recovery. This reimbursement right shall not limit the Trustee’s, the Master Servicer’s or the Special Servicer’s rights to reimbursement under this Agreement. Notwithstanding anything to the contrary contained herein, the total liability of each Repurchasing Seller shall not exceed an amount equal to its Repurchased Percentage Interest of the amount to be reimbursed.

(h)                 Each Repurchasing Seller shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

(i)                  The Master Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing Standard to execute and deliver, on behalf of each Repurchasing Seller as a holder of a pari passu interest in the applicable Joint Mortgage Loan, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by any Mortgage or other security document related to the applicable Joint Mortgage Loan on the related Mortgaged Property and related collateral, any and all modifications, waivers, amendments or consents to or with respect to the related Joint Mortgage Loan documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the related Mortgaged Property all in accordance with, and subject to, the terms of this Agreement. Each Repurchasing Seller agrees to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to the applicable Joint Mortgage Loan; provided, however, that such Repurchasing Seller shall not be liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special Servicer, without the written consent of the applicable Repurchasing Seller, shall not initiate any action in the name of such Repurchasing Seller without indicating its representative capacity or take any action with the intent to cause and that actually causes, such Repurchasing Seller to be registered to do business in any state.

(j)                  Pursuant to the related Mortgage Loan Purchase Agreement, the applicable Repurchasing Seller is required to deliver to the Master Servicer or the Special Servicer, as applicable, the Loan Documents related to the applicable Repurchased Note, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Repurchased Note.

Section 3.34        Trust Subordinate Companion Loan.

(a)                 With respect to the Trust Subordinate Companion Loan, references to actions being taken for the benefit of such Trust Subordinate Companion Loan or in the best interests of the holders of the Loan-Specific Certificates in this Agreement shall be deemed to be taken (and subject to the same considerations) also for the benefit of, or to be taken in the best interests of, the Holders of such Loan-Specific Certificates, as beneficial owners of such Trust Subordinate Companion Loan.

(b)                 Any notices, reports or other information related to the Trust Subordinate Companion Loan required to be delivered by a party under this Agreement or the related Intercreditor Agreement to the holders of the Loan-Specific Certificates or the holders of such Trust Subordinate Companion Loan shall be delivered (in lieu of delivery to such holders) to the related 3 Columbus Circle Loan-Specific Directing Holder by such party within the same time periods as such notices, reports or other information are required to be delivered to the holder of such Trust Subordinate Companion Loan.

(c)                 Any consents required to be obtained from the holder of the Trust Subordinate Companion Loan under this Agreement or the related Intercreditor Agreement or any obligation under this Agreement or the related Intercreditor Agreement of the Master Servicer or the Special Servicer or other party to this Agreement to consult with or obtain the consent of or follow the direction of the holder of such Trust Subordinate Companion Loan shall instead be deemed to require such Person to consult with, obtain the consent of or follow the direction of the related 3 Columbus Circle Loan-Specific Directing Holder.

(d)                 With respect to the 3 Columbus Circle Whole Loan, subject to the foregoing and applicable REMIC Provisions, the 3 Columbus Circle Loan-Specific Directing Holder may direct the Master Servicer or the Special Servicer, on behalf of the Trustee and the holders of the Loan-Specific Certificates to implement the holder of such Trust Subordinate Companion Loan’s exercise of any rights, to the extent that each such holder is entitled to such rights under the related Intercreditor Agreement.

(e)                 Prior to the Special Servicer obtaining the consent of, or consulting with the 3 Columbus Circle Loan-Specific Directing Holder to the extent provided for under the related Intercreditor Agreement, such 3 Columbus Circle Loan-Specific Directing Holder shall have delivered to the Special Servicer an officer’s certificate in form and substance acceptable to the Special Servicer (with a copy to the Master Servicer), as applicable, stating such party is not the related Mortgagor or an affiliate of the related Mortgagor or acting on behalf of the related Mortgagor or one or more of its Affiliates.

(f)                  Notwithstanding Section 3.01(f), at any time the 3 Columbus Circle Mortgage Loan is not part of the Trust, the Master Servicer or Special Servicer shall have no obligation to service such Mortgage Loan and shall solely service the Trust Subordinate Companion Loan until such Trust Subordinate Companion Loan is removed from the Trust pursuant to Section 3.34(g) and shall have no obligation to make any Advance with respect to the 3 Columbus Circle Mortgage Loan.

(g)                 Within five (5) Business Days following the removal of the 3 Columbus Circle Mortgage Loan from the Trust as a result of a repurchase of such Mortgage Loan by the Mortgage Loan Seller, the Enforcing Servicer shall provide written notice (an “Exchange Election Notice”) to the Certificate Administrator who shall upon receipt thereof notify the 3 Columbus Circle Loan-Specific Directing Holder (by posting such Exchange Election Notice to the Certificate Administrator’s Website) that the Holders of all of the Loan-Specific Certificates may unanimously elect to exchange their Certificates for the Trust Subordinate Companion Loan (an “Exchange”) by delivery of written notice (an “Acceptance Notice”) to the Depositor, Master Servicer, Special Servicer, Certificate Administrator and Trustee within 5 Business Days of receipt of the Exchange Election Notice.

The Holders of such class of Certificates shall pay (from their own funds and not from amounts allocable from any portion of the Trust to such Class of Certificates) all costs and expenses of the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee incurred in connection with the Exchange. The Exchange shall be subject to the reasonable procedures established by the Trustee and Certificate Registrar in connection with the Exchange.

Section 3.35        3 Columbus Circle Loan-Specific Directing Holder.

(a)                 The Certificateholder(s) holding more than fifty percent (50%) of the Certificate Balance of the 3 Columbus Circle Controlling Class, shall have the right to appoint and replace (for any reason) the 3 Columbus Circle Loan-Specific Directing Holder.

(b)                 The 3 Columbus Circle Loan-Specific Directing Holder shall not have any liability to the Holders of the Loan-Specific Certificates or any other Certificateholders for any action taken, or for refraining from the taking of any action or the giving of any consent or failure to give any consent in good faith pursuant to this Agreement or errors in judgment. By its acceptance of a 3 Columbus Circle Loan-Specific Certificate or other Certificate, each holder of a 3 Columbus Circle Loan-Specific Certificate or other Certificate will be deemed to have confirmed its agreement that such 3 Columbus Circle Loan-Specific Directing Holder may take or refrain from taking actions, or give or refrain from giving any consents, that favor the interests of the appointing Certificateholder(s) over any other holder of such Class of Certificates or other Certificate, and that such 3 Columbus Circle Loan-Specific Directing Holder may have special relationships and interests that conflict with the interests of other Holders of such Class of Certificates or any other Certificates, will be deemed to have agreed to take no action against such 3 Columbus Circle Loan-Specific Directing Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that any 3 Columbus Circle Loan-Specific Directing Holder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Holders of the Loan-Specific Certificates.

(c)                 Each Holder of a 3 Columbus Circle Loan-Specific Certificate is hereby deemed to have agreed by virtue of its purchase of such a Certificate to provide its name and address to the Certificate Administrator and to notify the Master Servicer, the Certificate Administrator, the Special Servicer and the Operating Advisor of the transfer of any such Certificate, the selection of a 3 Columbus Circle Loan-Specific Directing Holder or the resignation or removal thereof, by delivering a notice to each such Person substantially in the form of Exhibit NN, attached hereto (which notice shall include the contact information of the selected 3 Columbus Circle Loan-Specific Directing Holder, if applicable) and the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such notice. Notwithstanding the foregoing, any transfer of a 3CC-VRR Interest shall be subject to the transfer restrictions set forth in Section 5.01(j) and Section 5.02(m) of this Agreement.

(d)                 With respect to the 3 Columbus Circle Whole Loan, the 3 Columbus Circle Loan-Specific Directing Holder shall be entitled, prior to the occurrence and continuance of a Trust Subordinate Companion Loan Control Termination Event, to exercise the rights of the

“Controlling Noteholder”, as defined in and under the terms of, the 3 Columbus Circle Co-Lender Agreement.

Article IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01        Distributions. (a) REMIC-Related Deemed Deposits and Distributions. On each Distribution Date, amounts held in the Lower-Tier Distribution Account shall be withdrawn (to the extent of the Pooled Aggregate Available Funds, including or reduced by, to the extent required by Section 3.05(e) of this Agreement, the Withheld Amounts, plus any amount withdrawn from the Gain-on-Sale Reserve Account pursuant to Section 3.05(i) of this Agreement) in the case of all Classes of Lower-Tier Regular Interests (such amount, the “Lower-Tier Distribution Amount”). On each Distribution Date, distributions in respect of principal shall be deemed to have been made on each Class of Lower-Tier Regular Interests in an amount equal to the amount of principal actually distributed on its respective Corresponding Certificates as provided in Section 4.01(b) of this Agreement. As of any date, the principal balance of each Lower-Tier Regular Interest shall equal the Lower-Tier Principal Balance thereof. On each Distribution Date, distributions of interest made in respect of any Class of Regular Certificates or the Class VRR Upper-Tier Regular Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(b) or Section 9.01 of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement to this Agreement; provided that each Lower-Tier Regular Interest shall be deemed to have received distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of the Class X-A Strip Rate, Class X-B Strip Rate, Class X-D Strip Rate, Class X-F Strip Rate, Class X-G Strip Rate or Class X-H Strip Rate of its Corresponding Class X Component, as applicable, in each case to the extent actually distributed to the related Class of Corresponding Certificates as provided in Section 4.01(b) of this Agreement. In addition, on each Distribution Date, amounts held in the Trust Subordinate Companion Loan Distribution Account shall be withdrawn (to the extent of the 3 Columbus Circle Aggregate Available Funds, including or reduced by, to the extent required by Section 3.05(e) of this Agreement, the Withheld Amounts, plus any amount withdrawn from the 3 Columbus Circle Gain-on-Sale Reserve Account pursuant to Section 3.05(i) of this Agreement) in the case of all Classes of Trust Subordinate Companion Loan REMIC Regular Interests (such amount, the “Trust Subordinate Companion Loan Distribution Amount”). On each Distribution Date, distributions in respect of principal shall be deemed to have been made on each Class of Trust Subordinate Companion Loan REMIC Regular Interests in an amount equal to the amount of principal actually distributed on its respective Corresponding Certificates as provided in Section 4.01(c) of this Agreement. As of any date, the principal balance of each Trust Subordinate Companion Loan REMIC Regular Interest shall equal the Trust Subordinate Companion Loan Principal Balance thereof. On each Distribution Date, distributions of interest made in respect of any Class of Loan- Specific Certificates on each Distribution Date pursuant to Section 4.01(c) of this Agreement shall be deemed to have first been distributed from the Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC in respect of its Corresponding Trust Subordinate Companion Loan Regular Interest set forth in the Preliminary Statement to this Agreement.

All distributions of reimbursements of Pooled Realized Losses or VRR Realized Losses, as applicable, and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates or the Class VRR Upper-Tier Regular Interest on each Distribution Date pursuant to Section 4.01 of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement to this Agreement; provided, that distributions of reimbursements of Pooled Realized Losses or VRR Realized Losses, as applicable, and Additional Trust Fund Expenses shall be made in sequential order of the priority set forth in 0 and Section 4.01(c) for principal distributions, up to the amount of Pooled Realized Losses or VRR Realized Losses, as applicable, and Additional Trust Fund Expenses previously allocated to a particular Lower-Tier Regular Interest corresponding to such Class of Certificates. In addition, all distributions of reimbursements of 3 Columbus Circle Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01 of this Agreement shall be deemed to have first been distributed from the Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC in respect of its Corresponding Trust Subordinate Companion Loan Regular Interest set forth in the Preliminary Statement to this Agreement; provided, that distributions of reimbursements of 3 Columbus Circle Realized Losses and Additional Trust Fund Expenses shall be made in sequential order of the priority set forth in Section 4.01(b) for principal distributions, up to the amount of 3 Columbus Circle Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Trust Subordinate Companion Loan Regular Interest corresponding to such Class of Loan-Specific Certificates.

On each Distribution Date, the Certificate Administrator shall apply amounts related to each Prepayment Premium and Yield Maintenance Charge then on deposit (i) in the Lower-Tier Distribution Account and received during or prior to the related Collection Period to the Lower-Tier Regular Interests in proportion to the amount of principal deemed distributed to each Class of Lower-Tier Regular Interests on such Distribution Date and (ii) in the Trust Subordinate Companion Loan Distribution Account and received during or prior to the related Collection Period to the Trust Subordinate Companion Loan REMIC Regular Interests in proportion to the amount of principal deemed distributed to each Class of Trust Subordinate Companion Loan REMIC Regular Interests on such Distribution Date, in each case pursuant to this Section 4.01(a).

The Certificate Administrator shall be deemed to deposit the Lower-Tier Distribution Amount, the Trust Subordinate Companion Loan Distribution Amount and the amount of any Prepayment Premiums and any Yield Maintenance Charges distributed to the Upper-Tier REMIC pursuant to this Section 4.01(a) into the Upper-Tier Distribution Account. Any amount in respect of the Mortgage Pool that remains in the Lower-Tier Distribution Account or the Trust Subordinate Companion Loan Distribution Account on each Distribution Date after the deemed distribution described in the preceding sentence shall be distributed to the Holders of the Class R Certificates (in respect of the Class LTR Interest or the 3CC-VRR Interest, as applicable) (but only to the extent of such amount for such Distribution Date remaining in the Lower-Tier Distribution Account or the Trust Subordinate Companion Loan Distribution Account, as applicable, if any).

(b)                 Distributions of Pooled Available Funds on the Pooled Certificates and Class R Certificates. On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amounts deposited in the Upper-Tier Distribution Account to the extent of the Pooled Available Funds in respect of such Distribution Date pursuant to Section 4.01(a) of this Agreement, and distribute such amount to the Holders of the Pooled Certificates in the amounts and in the order of priority set forth below:

(i)                  First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate Interest Distribution Amount for those Classes;

(ii)                 Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4, Certificates, in reduction of the Certificate Balances thereof, prior to the Cross-Over Date, in the following priority:

(A)                first, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of such Class is reduced to the Class A-SB Planned Principal Balance;

(B)                second, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to (A) above in this clause (b)(ii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(C)                third, to the Class A-2 Certificates, in reduction of Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to (A) and (B) above in this clause (b)(ii)) for such Distribution Date, until the aggregate Certificate Balance of such Class is reduced to zero;

(D)                fourth, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to (A), (B) and (C) above in this clause (b)(ii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(E)                fifth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, and Class A-SB Certificates pursuant to (A), (B), (C) and (D) above in this clause (b)(ii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(F)                 sixth, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to (A), (B), (C), (D) and (E) above in this clause (b)(ii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(iii)                Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to those Classes of Certificates;

(iv)                Fourth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(v)                 Fifth, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class A-M is reduced to zero;

(vi)                Sixth, to the Class A-M Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(vii)               Seventh, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(viii)              Eighth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(ix)                Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(x)                Tenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xi)                Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class C is reduced to zero;

(xii)                Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(xiii)               Thirteenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xiv)               Fourteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xv)                Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(xvi)               Sixteenth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xvii)              Seventeenth, to the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xviii)            Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(xix)               Nineteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xx)                Twentieth, to the Class F Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxi)                Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(xxii)              Twenty-second, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xxiii)             Twenty-third, to the Class G Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxiv)             Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

(xxv)              Twenty-fifth, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xxvi)             Twenty-sixth, to the Class H Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxvii)            Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class; and

(xxviii)           Twenty-eighth, to the Class R Certificates (in respect of the Class UTR Interest), any amounts of Pooled Available Funds remaining in the Upper-Tier Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-Over Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed pursuant to Section 4.01(b)(ii) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class of Certificates is reduced to zero, and without regard to the Class A-SB Planned Principal Balance.

(c)                 Distributions of 3 Columbus Circle Rake Available Funds on the Loan-Specific Certificates and Class R Certificates. On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amounts deposited in the Upper-Tier Distribution Account to the extent of the 3 Columbus Circle Rake Available Funds in respect of such Distribution Date pursuant to Section 4.01(a) of this Agreement, and distribute such amount to the Holders of the Loan-Specific Certificates in the amounts and in the order of priority set forth below:

(i)                  First, to the Class 3CC-A Certificates, in respect of interest, up to an amount equal to the aggregate 3 Columbus Circle Interest Distribution Amount for such Class;

(ii)                 Second, to the Class 3CC-A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the 3 Columbus Circle Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class 3CC-A Certificates has been reduced to zero

(iii)                Third, to the Class 3CC-A Certificates, up to an amount equal to the aggregate unreimbursed 3 Columbus Circle Non-VRR Realized Losses previously allocated to such Class;

(iv)                Fourth, to the Class 3CC-B Certificates, in respect of interest, up to an amount equal to the aggregate 3 Columbus Circle Interest Distribution Amount of such Class;

(v)                 Fifth, to the Class 3CC-B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the 3 Columbus Circle Principal Distribution Amount less amounts of 3 Columbus Circle Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(vi)                Sixth, to the Class 3CC-B Certificates, up to an amount equal to the aggregate of unreimbursed 3 Columbus Circle Non-VRR Realized Losses previously allocated to such Class; and

(vii)               Seventh, to the Class R Certificates (in respect of the L3CC-R Interest), any amounts of 3 Columbus Circle Rake Available Funds remaining in the Upper-Tier Distribution Account.

(d)                 Distributions of VRR Available Funds on the Class V Certificates. On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amounts on deposit therein, to the extent of the VRR Available Funds for such Distribution Date, and shall distribute such amounts to the Holders of the Class VRR Interest Certificates and the Class R Certificates in accordance with this section (d).

On each Distribution Date, the Certificate Administrator shall apply the then applicable VRR Available Funds for such Distribution Date to make distributions to the Holders of the Class VRR Interest Certificates for the following purposes and in the following order of priority:

(i)                   first, distributions of interest on the Class VRR Interest Certificates, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

(ii)                  second, distributions in reduction of the Certificate Balance of the Class VRR Interest Certificates, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the outstanding Certificate Balance of the Class VRR Interest Certificates has been reduced to zero; and

(iii)                third, reimbursements of prior write-offs of the Certificate Balance of the Class VRR Interest Certificates, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the Class VRR Interest Certificates;

provided that, with respect to any Distribution Date, to the extent that VRR Available Funds for such Distribution Date exceeds the distributions to the Holders of the Class VRR Interest Certificates on such Distribution Date pursuant to the immediately preceding clauses (i) through (iii), the Certificate Administrator shall distribute such excess to the Holders of the Class VRR Interest Certificates.

(e)                 Distributions of 3 Columbus Circle VRR Available Funds on the 3CC-VRR Interest. On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amounts on deposit therein, to the extent of the 3 Columbus Circle VRR Available Funds for such Distribution Date, and shall distribute such amounts to the Holders of the 3CC-VRR Interest and the Class R Certificates in accordance with this section (e).

On each Distribution Date, the Certificate Administrator shall apply the 3 Columbus Circle VRR Available Funds for such Distribution Date to make distributions to the Holders of the 3CC-VRR Interest for the following purposes and in the following order of priority:

(i)                   first, distributions of interest on the 3CC-VRR Interest, up to an amount equal to the 3 Columbus Circle VRR Interest Distribution Amount for such Distribution Date;

(ii)                 second, distributions in reduction of the Certificate Balance of the 3CC-VRR Interest, up to an amount equal to the 3 Columbus Circle VRR Principal Distribution Amount for such Distribution Date, until the outstanding Certificate Balance of the 3CC-VRR Interest has been reduced to zero; and

(iii)                third, reimbursements of prior write-offs of the Certificate Balance of the 3CC-VRR Interest, up to an amount equal to the unreimbursed 3 Columbus Circle VRR Realized Losses previously allocated to the 3CC-VRR Interest;

provided that, with respect to any Distribution Date, to the extent that the 3 Columbus Circle VRR Available Funds for such Distribution Date exceeds the distributions to the Holders of the 3CC-VRR Interest on such Distribution Date pursuant to the immediately preceding clauses (i) through (iii), the Certificate Administrator shall distribute such excess to the Holders of the 3CC-VRR Interest.

(f)                  Distributions of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, following the distribution from the Lower-Tier Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a) of this Agreement, the Certificate Administrator shall make distributions of any Prepayment Premiums and Yield Maintenance Charges collected on the Mortgage Loans during the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(f) of this Agreement, as follows:

The Non-VRR Percentage of the Prepayment Premiums and Yield Maintenance Charges collected on the Mortgage Loans during the related Collection Period (such portion of such Prepayment Premiums and Yield Maintenance Charges, the “Non-VRR Prepayment Premiums and Yield Maintenance Charges”) shall be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates in an amount equal to, in the case of each such Class, the product of (a) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the amount of such Non-VRR Prepayment Premiums and Yield Maintenance Charges.

Any Yield Maintenance Charges or Prepayment Premiums collected on the Mortgage Loans collected during the related Collection Period and remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) shall be allocated and distributed in the following manner:

(i)                  to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributed on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(ii)                 to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributed to the Class B and Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b), the IO Group YM Distribution Amount; and

(iii)                to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates as described in (i) and (ii) above.

On each Distribution Date, amounts on deposit in the Upper-Tier Distribution Account that represent the VRR Percentage of such Prepayment Premiums and Yield Maintenance Charges (such portion of any Prepayment Premiums and Yield Maintenance Charges, the “VRR Retained Prepayment Premiums and Yield Maintenance Charges”) collected on the Mortgage Loans during the related Collection Period shall be distributed by the Certificate Administrator to the Holders of the Class VRR Interest Certificates, on a pro rata and pari passu basis, as follows:

On each Distribution Date, any portion of Prepayment Premiums and Yield Maintenance Charges that are to be distributed to the Holders of the VRR Interest shall, for federal income tax purposes, be deemed to have first been transferred to the Grantor Trust in respect of the Class VRR Upper-Tier Regular Interest.

On each Distribution Date, any Prepayment Premiums and Yield Maintenance Charges collected on the Trust Subordinate Companion Loan during the related Collection Period shall be distributed by the Certificate Administrator from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(f) of this Agreement as follows: (a) to the Holders of the Class 3CC-A and Class 3CC-B Certificates in an amount (in each case) equal to the product of (x) a fraction whose numerator is the amount of principal distributed to the Holders of such Class of Loan-Specific Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to the Holders of all of the Class 3CC-A and Class 3CC-B Certificates on such Distribution Date, and (y) the 3 Columbus Circle Non-VRR Percentage of the amount of such Prepayment Premiums and Yield Maintenance Charges so collected on the Trust Subordinate Companion Loan during such Collection Period; and (b) to the Holders of the 3CC-VRR Interest, in an amount equal to the 3 Columbus Circle VRR Percentage of the amount of such Prepayment Premiums and Yield Maintenance Charges so collected on the Trust Subordinate Companion Loan during such Collection Period.

(g)                 Gain-on-Sale Accounts. On each Master Servicer Remittance Date, the Certificate Administrator shall determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any Gain-on-Sale Proceeds therein) would be sufficient to pay all interest and principal due and owing to reimburse all previously allocated Pooled Realized Losses reimbursable to the Holders of the Regular Certificates (exclusive of the Loan-Specific Certificates) on such Distribution Date pursuant to Section 4.01(b). If the Certificate Administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator shall withdraw from the Gain-on-Sale Reserve Account (or sub-account thereof) and shall deposit in the Lower-Tier Distribution Account on the applicable Master Servicer Remittance

Date an amount (to be included in the Pooled Aggregate Available Funds for the related Distribution Date) equal to the lesser of (i) the amounts then on deposit in the Gain-on-Sale Reserve Account allocable to the Mortgage Loans and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause (A).

Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions on any Distribution Date that (A) are allocable to the Mortgage Loans shall be held and maintained in such account and applied to offset future Pooled Realized Losses and VRR Realized Losses, as applicable, and Additional Trust Fund Expenses from time to time; and (B) are allocable to the Serviced Companion Loans (other than the Trust Subordinate Companion Loan), shall be remitted within one Business Day after each such Distribution Date by the Certificate Administrator to the Master Servicer (which shall remit to the Serviced Companion Loan Noteholders in accordance with Section 3.05(h)).

On each Distribution Date, immediately after giving effect to the operation of the two preceding paragraphs, amounts held in the Gain-on-Sale Reserve Account (other than amounts allocable to any related Serviced Companion Loan or the Trust Subordinate Companion Loan pursuant to the terms of any related Intercreditor Agreement) that exceed amounts reasonably required (as determined by the Certificate Administrator) to offset future Pooled Realized Losses and VRR Realized Losses, as applicable, and Additional Trust Fund Expenses, shall be distributed to the Holders of the Class R Certificates (in respect of the Class LTR Interest) and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account (other than amounts allocable to any related Serviced Companion Loan pursuant to the terms of any related Intercreditor Agreement) shall be distributed by the Certificate Administrator to the Class R Certificates (in respect of the Class LTR Interest). Amounts paid with respect to the Mortgage Loans from the Gain-on-Sale Reserve Account pursuant to the preceding clauses (i) and (ii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Pooled Realized Losses and VRR Realized Losses, as applicable, and Additional Trust Fund Expenses previously allocated thereto in the same manner as provided in Section 4.01(a) of this Agreement. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of any Class of Regular Certificates, Class VRR Interest Certificates or the Class S Certificates receiving such distributions.

On each Distribution Date, the Certificate Administrator shall withdraw from the 3 Columbus Circle Gain-on-Sale Reserve Account and deposit in the Trust Subordinate Companion Loan Distribution Account, the amount, if any, on deposit in the 3 Columbus Circle Gain-on-Sale Reserve Account (to be included in the 3 Columbus Circle Aggregate Available Funds for the related Distribution Date).

(h)                 Realized Losses. On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01(b), the Certificate Administrator shall calculate the amount, if any, of the Pooled Realized Loss and VRR Realized Loss for such Distribution Date. Any allocation of Realized Losses to any Class of Pooled Principal Balance Certificates and VRR Realized Losses to the Class VRR Upper-Tier Regular Interest shall be made by reducing the Certificate Balance thereof by the amount so allocated. On each Distribution Date, immediately following the distributions to be made on such date pursuant to

Section 4.01(c), the Certificate Administrator shall calculate the amount, if any, of the 3 Columbus Circle Non-VRR Realized Loss and 3 Columbus Circle VRR Realized Loss for such Distribution Date. Any allocation of 3 Columbus Circle Non-VRR Realized Losses to any Class of Loan-Specific Certificates and 3 Columbus Circle VRR Realized Losses to the 3CC-VRR Interest shall be made by reducing the Certificate Balance thereof by the amount so allocated. The allocation of Pooled Realized Losses and VRR Realized Losses, and 3 Columbus Circle Non-VRR Realized Losses and 3 Columbus Circle VRR Realized Losses, shall constitute allocations of losses and other shortfalls experienced by the Trust Fund.

The Certificate Balances of each Class of Pooled Principal Balance Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Pooled Realized Losses allocated to such Class of Certificates with respect to such date. Any such write-offs will be applied to the Classes of Pooled Principal Balance Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates, eighth, to the Class A-M Certificates; and finally, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances.

The Certificate Balances of each Class of Loan-Specific Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any 3 Columbus Circle Non-VRR Realized Losses allocated to such Class of Loan-Specific Certificates with respect to such date. Any such write-offs will be applied to the Classes Loan-Specific Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class 3CC-B Certificates and finally, to the Class 3CC-A Certificates, in each case until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

Any Realized Losses so allocated to any Class of Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

On each Distribution Date, any VRR Realized Loss for such Distribution Date shall be allocated to the Class VRR Upper-Tier Regular Interest; and, in connection therewith, the Certificate Balance of the Class VRR Upper-Tier Regular Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss. The Certificate Balance of the 3CC-VRR Interest will be reduced without distribution on any Distribution Date as a write-off to the extent of any 3 Columbus Circle VRR Realized Losses for such Distribution Date.

Distributions in reimbursement of Pooled Realized Losses or VRR Realized Losses, as applicable, previously allocated to the respective Classes of the Pooled Principal Balance Certificates and distributions in reimbursement of VRR Realized Losses previously allocated to the Class VRR Upper-Tier Regular Interest shall be made in the amounts and manner specified in 0 or Section 4.01(b), as applicable. Additional Trust Fund Expenses and shortfalls in Pooled Aggregate Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be treated as and allocated in the same manner as Pooled Realized Losses and VRR Realized Losses. Reimbursement of previously allocated Pooled Realized Losses and VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class of Class VRR Upper-Tier Regular Interest in respect of which any such reimbursement is made. Distributions in reimbursement of 3 Columbus Circle Non-VRR Realized Losses or 3 Columbus Circle VRR Realized Losses, as applicable, previously allocated to the respective Classes of the Loan-Specific Certificates and distributions in reimbursement of 3 Columbus Circle VRR Realized Losses previously allocated to the 3CC-VRR Interest shall be made in the amounts and manner specified in Section 4.01(c) or Section 4.01(c), as applicable. Additional Trust Fund Expenses attributable to the 3 Columbus Circle Subordinate Companion Loan and shortfalls in 3 Columbus Circle Aggregate Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be treated as and allocated in the same manner as 3 Columbus Circle Pooled Realized Losses and 3 Columbus Circle VRR Realized Losses. Reimbursement of previously allocated 3 Columbus Circle Non-VRR Realized Losses and 3 Columbus Circle VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Loan-Specific Certificates or 3CC-VRR Interest in respect of which any such reimbursement is made.

If and to the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions pursuant to 0, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Certificates, and the Interest Shortfall with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the aggregate amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down; and (ii) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the Class VRR Upper-Tier Regular Interest up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed VRR Realized Losses previously allocated to the Class VRR Upper-Tier Regular Interest, and the interest payable on the Class VRR Upper-Tier Regular Interest will be deemed increased by the VRR Allocation Percentage of any contemporaneous increases in interest payable on the Regular Certificates pursuant to clause (i) of this sentence. To the extent that the Certificate Balance of, and/or any interest payable on, any Class of Regular Certificates or the Class VRR Upper-Tier Regular Interest is so increased, an identical increase shall be deemed made to the Lower-Tier Principal Balance of, and any interest payable on, the Corresponding Lower-Tier Regular Interest. If the Certificate Balance of any Class of Principal Balance Certificates or Class VRR Upper-Tier Regular Interest (or the Lower-Tier Principal Balance of any Lower-Tier Regular Interest) is so increased, the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such Class of Principal Balance Certificates or Class VRR Upper-Tier Regular Interest (or such Lower-Tier Regular Interest), as the case may be, shall be decreased by such amount, and any interest accrued on the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, so decreased shall be deemed not to exist.

With respect to any Distribution Date, any Pooled Realized Losses or VRR Realized Losses, as applicable, allocated pursuant to this Agreement with respect to such Distribution Date shall reduce the Lower-Tier Principal Balances of the Lower-Tier Regular Interests as a write-off and shall be allocated among the Lower-Tier Regular Interests in the same priority as the Class of Corresponding Certificates. With respect to any Distribution Date, any 3 Columbus Circle Non-VRR Realized Losses or 3 Columbus Circle VRR Realized Losses, as applicable, allocated pursuant to this Agreement with respect to such Distribution Date shall reduce the principal balances of the Trust Subordinate Companion Loan REMIC Regular Interests as a write-off and shall be allocated among the Trust Subordinate Companion Loan REMIC Regular Interests in the same priority as the Class of Corresponding Certificates.

(i)                   All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

(j)                  Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, as soon as reasonably practicable within the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates on such date a notice to the effect that:

(A)       the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(B)        if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, that the Class R Certificates shall remain outstanding until no other Class of Certificates or Lower-Tier Regular Interests are outstanding.

Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held hereunder or by the Certificate Administrator as a result of such Holder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j). Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

(k)                 The Non-VRR Percentage of the Excess Prepayment Interest Shortfalls, if any, for each Distribution Date will be allocated (and the Non-VRR Percentage of Compensating Interest Payments shall be deemed distributed) among the various Classes of Non-VRR Certificates, and the VRR Percentage of the Excess Prepayment Interest Shortfall, if any, for each Distribution Date will be deemed allocated (and the VRR Percentage of Compensating Interest Payments shall be deemed distributed) to the Class VRR Upper-Tier Regular Interest and, in each case, correspondingly to the respective Class or Classes of Corresponding Lower-Tier Regular Interests, pro rata, based upon the Interest Accrual Amount distributable to each such Class of Certificates prior to reduction by such Excess Prepayment Interest Shortfalls. Compensating Interest Payments shall be deposited by the Master Servicer into the Collection Account on or prior to the Master Servicer Remittance Date.

(l)                  On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Certificate Administrator who shall distribute to the Mortgage Loan Sellers, any Loss of Value Payments relating to the Mortgage Loans that it is servicing and that were transferred from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.06(e)(v) of this Agreement.

(m)                On each Distribution Date, the Certificate Administrator shall withdraw from the Excess Interest Distribution Account any amounts on deposit therein that represent Excess Interest received with respect to each ARD Loan during the related Collection Period shall be distributed (i) to the Holders of the Class S Certificates in an amount equal to the Non-VRR Percentage of such Excess Interest; (ii) to the Holders of the Class VRR Interest Certificates in an aggregate amount equal to the product of (A) the VRR Percentage, multiplied by (B) the amount of such Excess Interest.

Section 4.02         Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others. (a) On each Distribution Date, the Certificate Administrator shall prepare and make available on the Certificate Administrator’s Website to each Certificateholder a statement (substantially in the form set forth as Exhibit K to this Agreement and based on the information set forth in (i) the CREFC® Investor Reporting Package (CREFC® IRP) prepared by the Master Servicer (other than the CREFC® Special Servicer Loan File) and the other reports prepared by the Master Servicer, Certificate Administrator and Special Servicer relating to such Distribution Date, including the CREFC® Special Servicer Loan File, upon which information the Certificate Administrator may conclusively rely, in accordance with CREFC® guidelines and (ii) the CREFC® Reconciliation of Funds Template prepared by the Certificate Administrator) as to distributions made on such Distribution Date (each, a “Pool Distribution Date Statement”) setting forth (with respect to each Class of Certificates) the following information as it relates solely to the Pooled Certificates:

(i)                  the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(ii)                 the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates with a Certificate Balance in reduction of the Certificate Balance of those Certificates;

(iii)                the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class R and Class S Certificates) and the Class VRR Upper-Tier Regular Interest allocable to (A) the Interest Accrual Amount, (B) Interest Shortfalls and/or (C) the VRR Interest Distribution Amount;

(iv)               the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(v)                 the aggregate amount of compensation, if any, paid to the Trustee, the Certificate Administrator, CREFC®, the Operating Advisor and the Asset Representations Reviewer and servicing compensation, if any, paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(vi)                (A) the Aggregate Available Funds for the Distribution Date, (B) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates and Class VRR Interest Certificate with respect to such Distribution Date and (C) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Aggregate Available Funds, or such other cash flows);

(vii)               the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates and Class VRR Interest Certificate allocable to Prepayment Premiums and Yield Maintenance Charges;

(viii)              the accrued Interest Accrual Amount in respect of each Class of Regular Certificates and Class VRR Interest Certificate) for such Distribution Date;

(ix)                 the Pass-Through Rate for each Class of Regular Certificates and Class VRR Interest Certificate for the Distribution Date and the next succeeding Distribution Date;

(x)                  the Principal Distribution Amount for the Distribution Date;

(xi)                 the aggregate Certificate Balance or aggregate Notional Amount, as the case may be, of each Class of Certificates (other than the Class S or Class R Certificates), immediately before and immediately after such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Amount) of each such Class as a result of the allocation of any Pooled Realized Losses, 3 Columbus Circle Realized Loss or VRR Realized Losses, as applicable, and/or Additional Trust Fund Expenses on such Distribution Date;

(xii)                the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates and Class VRR Interest Certificate immediately following the Distribution Date;

(xiii)              the amount of any Appraisal Reduction Amounts, Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts, Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(xiv)              the number and related Stated Principal Balance of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(xv)               the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates and Class VRR Interest Certificate as of the Distribution Date;

(xvi)              an loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment (other than Liquidation Proceeds and Insurance Proceeds) during the related Collection Period and the amount of Principal Prepayment occurring, together with the aggregate amount of Principal Prepayments made during the related Collection Period;

(xvii)             an loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date;

(xviii)            the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Pooled Realized Losses, 3 Columbus Circle Realized Losses or VRR Realized Losses, as applicable;

(xix)               as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Aggregate Available Funds for such Distribution Date;

(xx)                the amount on deposit in each of the Interest Reserve Account, the Gain-on-Sale Reserve Account and the 3 Columbus Circle Gain-on-Sale Reserve Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(xxi)               the then-current credit support levels for each Class of Certificates (other than the Class X, Class S and Class R Certificates);

(xxii)              the original and then-current ratings of each Class of Certificates (other than the Class S and Class R Certificates);

(xxiii)             with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(xxiv)            with respect to any REO Property included in the Trust Fund at the close of business on the related Determination Date (A) the Loan Number of the related Mortgage Loan and (B) the value of such REO Property based on the most recent Appraisal or valuation;

(xxv)             with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss and VRR Realized Loss attributable to the related Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Aggregate Available Funds for such Distribution Date, (D) the date of the Final Recovery Determination and (E) the balance of the Gain-on-Sale Reserve Account and the 3 Columbus Circle Gain-on-Sale Reserve Account for such Distribution Date;

(xxvi)            the amount of the distribution on the Distribution Date to the holders of the Class S and Class R Certificates;

(xxvii)           material breaches of Mortgage Loan representations and warranties or any covenants under this Agreement of which the Certificate Administrator has received or delivered written notice;

(xxviii)          the identity of the Operating Advisor;

(xxix)             the amount of Realized Losses and VRR Realized Losses, Additional Trust Fund Expenses and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(xxx)              an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period;

(xxxi)             the identity of the Controlling Class;

(xxxii)            the identity of each Directing Holder; and

(xxxiii)           such other information as contemplated by Exhibit K to this Agreement.

In the case of information furnished pursuant to sub-clauses (ii), (iii), (v), (vii), (viii), (xv) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Amount, as the case may be.

On each Distribution Date, the Certificate Administrator shall also prepare and make available on the Certificate Administrator’s Website to each Certificateholder a statement (substantially in the form set forth as Exhibit K to this Agreement and based on the information set forth in (i) the CREFC® Investor Reporting Package (CREFC® IRP) prepared by the Master Servicer (other than the CREFC® Special Servicer Loan File) and the other reports prepared by the Master Servicer, Certificate Administrator and Special Servicer relating to such Distribution Date, including the CREFC® Special Servicer Loan File, upon which information the Certificate Administrator may conclusively rely, in accordance with CREFC® guidelines and (ii) the CREFC® Reconciliation of Funds Template prepared by the Certificate Administrator) as to distributions made on such Distribution Date on the Loan-Specific Certificates (each, a “Loan-Specific Distribution Date Statement”; the Loan-Specific Distribution Date Statement and the Pool Distribution Date Statement for each Distribution Date, together, a “Distribution Date Statement”) setting forth the information described by clauses (i) through (xxx) as it relates solely to the Loan-Specific Certificates and the portion of the Trust Fund composed of the Trust Subordinate Companion Loan (or any related REO Property).

The Master Servicer may omit from the reports that it delivers to the Certificate Administrator (and the Special Servicer may omit from the reports it delivers to the Master Servicer) in connection with the preparation of the Distribution Date Statement any information that the Master Servicer or the Special Servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, a Mortgage Loan Seller, the Depositor, any Sponsor, any party to this Agreement or a master servicer, a special servicer or other similar party under an Other Pooling and Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.

If and for so long as the Trust is subject to the reporting requirements of the Exchange Act, no Distribution Date Statement that is part of any Commission filing shall include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any Class of Certificates.

On each Distribution Date, the Certificate Administrator shall make available to each Holder of a Class R Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information only by virtue of its receipt and posting of such information to the Certificate Administrator’s Website or filing such information pursuant to this Agreement, including, but not limited to, filing via through the EDGAR system, unless the Certificate Administrator has an explicit obligation to review or prepare such information.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (ii) and (iii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

On each Distribution Date, the Certificate Administrator shall deliver the related Distribution Date Statement to the Depositor in electronic format to dbinvestor@list.db.com (or to such other address as the Depositor shall specify by written notice to the Certificate Administrator).

Upon receipt of any Asset Review Report Summary from the Asset Representations Reviewer required to be delivered pursuant to Section 11.04(e), the Certificate Administrator shall include such summary in Item 1B on the Form 10-D for such period in which the Asset Review Report Summary was delivered.

(b)                 The Certificate Administrator shall make available via the Certificate Administrator’s Website, to any Privileged Person (provided that the Prospectus, the Distribution Date Statements and the Commission filings will be made available to the general public, and provided further that any Privileged Person that is a Borrower Party shall only be entitled to access documents made available to the general public) the following items, in each case to the extent received by the Certificate Administrator:

(i)                  the following “deal documents”:

(A)                the Prospectus;

(B)                this Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)                the CREFC® Loan Setup File delivered to the Certificate Administrator by the Master Servicer;

(ii)                 the following “SEC EDGAR filings”:

(A)                any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(iii)                the following “periodic reports”:

(A)                the Distribution Date Statements;

(B)                the supplemental reports and the CREFC® data files identified as such in the definition of “CREFC® Investor Reporting Package (CREFC® IRP)” (other than the CREFC® Loan Setup File and the CREFC® Special Servicer Loan File), to the extent it has received or prepared such report or file; and

(C)                 any Operating Advisor Annual Reports.

(iv)                the following “additional documents”:

(A)                the summary of any Final Asset Status Report or, prior to a 3 Columbus Circle Control Appraisal Period, summaries of Asset Status Reports approved by the 3 Columbus Circle Controlling Class Representative, and the related information delivered to the Certificate Administrator in electronic format;

(B)                 any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format; and

(C)                 the CREFC® Appraisal Reduction Template;

(v)                the following “special notices”:

(A)                any notice with respect to a release pursuant to Section 3.10(g);

(B)                 all Special Notices;

(C)                 notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(D)                 notice of final payment on the Certificates;

(E)                 all notices of the occurrence of any Servicer Termination Events (or any analogous servicer termination event under any Other Pooling and Servicing Agreement relating to any Non-Serviced Whole Loan) received by the Certificate Administrator;

(F)                 notice of termination or resignation of the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee);

(G)                 any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

(H)                any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer;

(I)                  notice of the Certificate Administrator’s determination that an Asset Review Trigger is in effect and any other notice required to be delivered to the Certificateholders pursuant to Section 11.01;

(J)                  any Asset Review Report Summary received by the Certificate Administrator;

(K)                any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(L)                 any notice of the termination of the Trust;

(M)              any notice of the occurrence and continuance of a Control Termination Event or a 3 Columbus Circle Control Appraisal Period;

(N)                any notice of the occurrence of a Consultation Termination Event;

(O)                any notice of the occurrence of an Operating Advisor Termination Event;

(P)                 any notice of the occurrence of an Asset Representations Reviewer Termination Event;

(Q)                any Proposed Course of Action Notice;

(R)                all of the annual compliance statements and annual assessments as to compliance delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.11 and Section 10.12 of this Agreement;

(S)                 all of the annual independent public accountants’ servicing reports caused to be delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.13 of this Agreement; and

(T)                any notice or documents provided by the Depositor or the Master Servicer directing the Certificate Administrator to post to the “special notices” tab;

(vi)                the Investor Q&A Forum;

(vii)               solely to Certificateholders and Certificate Owners, the Investor Registry; and

(viii)              the “U.S. Risk Retention Special Notices” tab on the Certificate Administrator’s Website, to which the Certificate Administrator shall post the disclosure required pursuant to 12 C.F.R. 244.4(c)(1)(ii) of the Risk Retention Rule;

(ix)                 the “EU Risk Retention” tab on the Certificate Administrator’s Website; and

(x)                  the “EU Risk Retention Non-Compliance Notice” tab on the Certificate Administrator’s Website;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the Certificate Administrator shall only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Loan.

The Certificate Administrator shall, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described in clause (viii) above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab and “EU Risk Retention Non-Compliance Notice” tab.

Notwithstanding the foregoing, all Excluded Information shall be made available under a separate tab or heading designated “Excluded Information” (and not under any of the tabs or headings described in items (i) through (vii) above) and made available to Privileged Persons other than Excluded Controlling Class Holders (unless loan-by-loan segregation is later performed by the Certificate Administrator in which case such access by an Excluded Controlling Class Holder shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loans). The “U.S. Risk Retention Special Notices” tab and the “EU Risk Retention” tab shall be available to Privileged Persons (other than any Financial Market Publisher).

The Certificate Administrator and the Trustee are hereby directed to enter into the EU Risk Retention Agreements, which agreements provide the risk retention requirements for the Retaining Parties with respect to the securitizations effected hereby.

The Certificate Administrator shall include in the “EU Risk Retention” tab on the Certificate Administrator’s website, in respect of each of DBNY, CREFI and JPMCB (each solely in its capacity as a Retaining Party), the following statements provided by the Retaining Parties under the EU Risk Retention Agreement (Pool): (x) a statement that the original principal balance of the VRR Interest of which such party is the registered holder and whether such amount matches that amount which such party has committed to retain under the EU Risk Retention Agreement; and (y)(i) in the case of DBNY, quarterly confirmation of its continued compliance with the covenants pursuant to Section 3(a)(i) and 3(a)(ii) of the EU Risk Retention Agreement (Pool); and (ii) in the case of each of CREFI and JPMCB, unless such Retaining Party has provided notice to the contrary in respect of such party, a statement (without verification) that such Retaining Party is complying with the covenants pursuant to Section 3(a)(i) and 3(a)(ii) of the EU Risk Retention Agreement (Pool). In the case of the immediately preceding clause (x) and (y), the Certificate Administrator acknowledges that the EU Risk Retention Agreement (Pool) provides that each applicable Retaining Party shall provide all such statements, if any, by email to EURRcompliance@wellsfargo.com with the subject reference “EURR: BMARK 2019-B10 – EU Risk Retention Statement” and in a document suitable for posting. The Certificate Administrator shall include in the “EU Risk Retention Non-Compliance Notice” tab on the Certificate Administrator’s Website, in respect of each of DBNY, CREFI and JPMCB (each solely in its capacity as a Retaining Party), the following statements provided by the Retaining Parties under the EU Risk Retention Agreement (Pool): (i) in the case that the Certificate Administrator receives a notification that a Retaining Party has failed to comply with the covenants pursuant to Section 3(a)(i) and 3(a)(ii) of the EU Risk Retention Agreement (Pool), a statement of such non-compliance and all details in relation to the same contained in such notification in the form of Exhibit C-1 to the EU Risk Retention Agreement (Pool) and (ii) in the case of DBNY, in the case that the Certificate Administrator receives a notification that DBNY or any applicable regulatory authority for DBNY has previously issued a public statement consistent with all applicable laws that DBNY has materially failed to comply with the relevant transparency requirements under the EU Retention Rules in any material respect, a statement to such effect in the form of Exhibit C-2 to the EU Retention Agreement (Pool). In the case of the immediately preceding clause (i) and (ii), the Certificate Administrator acknowledges that the EU Risk Retention Agreement (Pool) provides that each applicable Retaining Party shall provide all such statements, if any, by email to EURRcompliance@wellsfargo.com with the subject reference “EURR: BMARK 2019-B10 – Non-Compliance Notice” and in a document suitable for posting.

The Certificate Administrator shall include in the “EU Risk Retention” tab on the Certificate Administrator’s website, in respect of DBNY, the following statements provided by it as the Retaining Party under the EU Risk Retention Agreement (Loan-Specific): (x) a statement that the original principal balance of the 3CC-VRR Interest of which such party is the registered holder and whether such amount matches that amount which such party has committed to retain under the EU Risk Retention Agreement; and (y) quarterly confirmation of its continued compliance with the covenants pursuant to Section 3(a)(i) and 3(a)(ii) of the EU Risk Retention Agreement (Loan-Specific). In the case of the immediately preceding clause (x) and (y), the Certificate Administrator acknowledges that the EU Risk Retention Agreement (Loan-Specific) provides that such applicable Retaining Party shall provide all such statements, if any, by email to EURRcompliance@wellsfargo.com with the subject reference “EURR: BMARK 2019-B10 – EU Risk Retention Statement” and in a document suitable for posting. The Certificate Administrator shall include in the “EU Risk Retention Non-Compliance Notice” tab on the Certificate Administrator’s Website, in respect of each of DBNY, in respect of DBNY, the following statements provided by it as the Retaining Party under the EU Risk Retention Agreement (Loan-Specific): (i) in the case that the Certificate Administrator receives a notification that such Retaining Party has failed to comply with the covenants pursuant to Section 3(a)(i) and 3(a)(ii) of the EU Risk Retention Agreement (Loan-Specific), a statement of such non-compliance and all details in relation to the same contained in such notification in the form of Exhibit C-1 to the EU Risk Retention Agreement (Loan-Specific) and (ii) in the case that the Certificate Administrator receives a notification that DBNY or any applicable regulatory authority for DBNY has previously issued a public statement consistent with all applicable laws that DBNY has materially failed to comply with the relevant transparency requirements under the EU Retention Rules in any material respect, a statement to such effect in the form of Exhibit C-2 to the EU Retention Agreement (Loan-Specific). In the case of the preceding clause (i) and (ii), the Certificate Administrator acknowledges that the EU Risk Retention Agreement (Loan-Specific) provides that such applicable Retaining Party shall provide all such statements, if any, by email to EURRcompliance@wellsfargo.com with the subject reference “EURR: BMARK 2019-B10 – Non-Compliance Notice” and in a document suitable for posting.

The Certificate Administrator shall include in each Distribution Date Statement a statement that there is available on the website of the Certificate Administrator information regarding ongoing compliance by each Retaining Party with the applicable Retention Covenant and the applicable Hedging Covenant, which shall be posted on the “EU Risk Retention” tab or the “EU Risk Retention Non-Compliance Notice” tab, as applicable of the Certificate Administrator’s website. The “EU Risk Retention” tab and the “EU Risk Retention Non-Compliance Notice” tab shall be available to Privileged Persons (including, for this purpose, any Borrower Party but excluding any Financial Market Publisher).

Any Person that is a Borrower Party shall only be entitled to access (a) the Distribution Date Statements, and the following items made available to the general public: the Prospectus, this Agreement, the Mortgage Loan Purchase Agreements and the Commission filings on the Certificate Administrator’s Website, and (b) in the case of the Directing Holder or a Controlling Class Certificateholder or a 3 Columbus Circle Controlling Class Certificateholder, if any such Person becomes an Excluded Controlling Class Holder, upon delivery to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in physical form of an investor certification substantially in the forms of Exhibit L-1D and Exhibit L-1E and upon delivery to the Certificate Administrator in physical form of an investor certification substantially in the form of Exhibit L-1F, which shall include each of the CTSLink User ID’s associated with such Excluded Controlling Class Holder, all information (other than Excluded Information) available on the Certificate Administrator’s Website (unless loan-by-loan segregation is later performed by the Certificate Administrator in which case such access by an Excluded Controlling Class Holder shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loans).

In the case of the Directing Holder, a 3 Columbus Circle Controlling Class Certificateholder or a Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, upon delivery of an investor certification substantially in the form of Exhibit L-1B hereto, such Directing Holder, Controlling Class Certificateholder or a 3 Columbus Circle Controlling Class Certificateholder shall be entitled to access all information on the Certificate Administrator’s Website. The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee may each rely on (i) an investor certification in the form of Exhibit L-1B hereto from the Directing Holder, a Controlling Class Certificateholder or a 3 Columbus Circle Controlling Class Certificateholder to the effect that such Person is not an Excluded Controlling Class Holder and (ii) an investor certification in the form of Exhibit L-1D hereto from the Directing Holder or a Controlling Class Certificateholder to the effect that such Person is an Excluded Controlling Class Holder with respect to one or more Excluded Controlling Class Mortgage Loan(s). In the event the Directing Holder, a Controlling Class Certificateholder or a 3 Columbus Circle Controlling Class Certificateholder becomes an Excluded Controlling Class Holder, such party shall promptly notify each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in writing substantially in the form of Exhibit L-1E that such party is an Excluded Controlling Class Holder and identify the Excluded Controlling Class Mortgage Loan(s) and thereafter shall not be entitled to any Excluded Information related to such Excluded Controlling Class Mortgage Loan(s) and made available on the Certificate Administrator’s Website. With respect to any Excluded Information, each of the Master Servicer, the Special Servicer and the Operating Advisor shall mark or label such information as “Excluded Information” prior to delivery to the Certificate Administrator, and the Certificate Administrator shall segregate on the Certificate Administrator’s Website such Excluded Information (and may be segregated on loan-by-loan basis) from information relating to other Mortgage Loans. Notwithstanding anything herein to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively assume that the Directing Holder and all beneficial owners of the Certificates of the Controlling Class are not Excluded Controlling Class Holders except to the extent that the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, has received such notice from the Directing Holder, a Controlling Class Certificateholder or a 3 Columbus Circle Controlling Class

Certificateholder that it has become an Excluded Controlling Class Holder. None of the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall be liable for any communication to the Directing Holder or Controlling Class Certificateholder or disclosure of Excluded Information if the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, did not receive prior written notice that the related Mortgage Loan is an Excluded Controlling Class Mortgage Loan (including, in the case of a summary of an Asset Status Report or Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and/or any failure to label any such information provided to the Certificate Administrator).

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively rely on (i) any written notice from the Directing Holder, a Controlling Class Certificateholder or a 3 Columbus Circle Controlling Class Certificateholder that it is no longer an Excluded Controlling Class Holder and (ii) any certification delivered by the Directing Holder or a Controlling Class Certificateholder, as applicable, substantially in the form of Exhibit L1-B that such Person is no longer an Excluded Controlling Class Holder. To the extent the Directing Holder or a Controlling Class Certificateholder receives access pursuant to this Agreement to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, such Directing Holder or Controlling Class Certificateholder shall be deemed to have agreed that it (i) will not directly or indirectly provide any information related to the Excluded Controlling Class Mortgage Loan to the related Borrower or to any Excluded Controlling Class Holder or (A) any employees or personnel of such Directing Holder or Controlling Class Certificateholder or any Affiliate involved in the management of any investment in the related Borrower or the related Mortgaged Property or (B) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

To the extent any of the Risk Retention Consultation Parties or a Holder of the VRR Interest or 3CC-VRR Interest receives access pursuant to this Agreement to any information solely related to a Mortgage Loan with respect to which such party is a Borrower Party (which shall include any Asset Status Reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the Special Servicer or any Excluded Special Servicer and which may include any Operating Advisor reports delivered to the Certificate Administrator regarding the Special Servicer’s net present value determination or any Appraisal Reduction Amount calculations, and any Officer’s Certificates delivered by the Trustee, the Master Servicer or the Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, but in each case other than information with respect to such Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level), on the Certificate Administrator’s Website or otherwise receives access to such information, such Risk Retention Consultation Party or Holder of the VRR Interest or 3CC-VRR Interest, as applicable, shall be deemed to have agreed that it (i) will not directly or indirectly provide any such information to (A) the related Borrower Party, (B) any employees or personnel of such Risk Retention Consultation Party or Holder of the VRR Interest or 3CC-VRR Interest, as applicable, or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above. For the avoidance of doubt, for the purposes of this paragraph, any file or report contained in the CREFC® Investor Reporting Package (“CREFC® IRP”) (other than the CREFC® Special Servicer Loan File relating to any such Excluded Loan) shall be considered information that is aggregated with information of other Mortgage Loans at a pool level.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed or filed by the Certificate Administrator for which it is not the original source. The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein. In connection with providing access to the Certificate Administrator’s Internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Notwithstanding anything herein to the contrary, the Certificate Administrator shall not be liable for any Excluded Information to the extent such information was included in any summary of an Asset Status Report or Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and not properly identified as Excluded Information.

The Certificate Administrator shall have no liability for access by an Excluded Controlling Class Holder to the Certificate Administrator’s Website of any information with respect to which such Excluded Controlling Class Holder is prohibited from accessing pursuant to this Agreement if such Excluded Controlling Class Holder provided an Investor Certification but did not indicate it was a Borrower Party.

The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

(c)                 The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders and Certificate Owners who are Privileged Persons may (A) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (B) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(c), the Mortgage Loans or the Mortgaged Properties (other than a Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or related Mortgaged Properties and (C) submit questions to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Reports or other reports prepared by the Operating Advisor (collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Master Servicer, the Special Servicer or the Operating Advisor, the Certificate Administrator shall forward the Inquiry to the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (and in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the Other Pooling and Servicing Agreement) in each case within a commercially reasonable period following receipt thereof. Following receipt of an Inquiry, the Certificate Administrator, the Master Servicer, the Special Servicer (other than with respect to the Non-Serviced Mortgage Loans or related Mortgaged Properties) or the Operating Advisor, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer, Special Servicer or the Operating Advisor shall be sent by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Investor Q&A Forum. If the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope outlined above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement or the applicable Loan Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) answering such inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) answering such inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) answering any Inquiry is otherwise not advisable for any reason, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Operating Advisor, shall promptly notify the Certificate Administrator, and the Certificate Administrator shall not post such Inquiry on the Investor Q&A Forum. In addition, no party shall post or otherwise disclose information known to such party to be Privileged Information as part of its response to any Inquiry. The Certificate Administrator shall notify the Person who submitted such Inquiry if the Inquiry will not be answered. The Certificate Administrator shall not be required to post to the Investor Q&A Forum any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications between the Certificate Administrator or other Person which are not submitted via the Investor Q&A Forum. In addition, no party is permitted to post or otherwise disclose direct communication with the Directing Holder or any Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its response to any questions. In the case of an Inquiry relating to a Non-Serviced Mortgage Loan, the Certificate Administrator shall make reasonable efforts to obtain an answer from the related non-serviced master servicer or the related non-serviced special servicer, as applicable; provided that the Certificate Administrator shall not be responsible for the content of such answer or any delay or failure to obtain such answer.

(d)                 The Certificate Administrator shall make available to any Certificateholder and Certificate Owner, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners can register and thereafter obtain contact information with respect to any other Certificateholder or Certificate Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Certificate Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(e)                 The Master Servicer may at its sole cost and expense, but is not required to, make any of the reports or files it delivers pursuant to this Agreement available on the Master Servicer’s website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, provided that any such Certificateholder or prospective Certificateholder, as the case may be, has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer. In connection with providing access to the Master Servicer’s website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom. The Master Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Master Servicer is required or permitted to provide to any Borrower with respect to such Borrower’s Mortgage Loan or Serviced Whole Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the related Loan Documents or applicable law. If the Master Servicer is required to deliver any statement, report or other information under any provision of this Agreement, then, the Master Servicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or (z) making such statement, report or information available on its website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x) or (y) or, upon request, clause (z).

(f)                  Subject to Section 3.13, the Special Servicer shall from time to time (and, in any event, as may be reasonably requested by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be reasonably necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator. Neither the Certificate Administrator nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders and allocating Realized Losses to the Certificates in accordance with Section 4.01 of this Agreement and preparing the statements to Certificateholders required by Section 4.02(a) of this Agreement.

(g)                 As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Certificate Administrator shall provide the requesting Certificateholder with such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(h)                 The Certificate Administrator shall make available at its offices, during normal business hours, upon not less than two Business Days prior notice, for review by any Privileged Person and any Serviced Companion Loan Noteholder that is a Privileged Person (solely with respect to items (ii) and (iii), to the extent such information relates to the related Serviced Companion Loan), originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or under any of the related Loan Documents):

(i)                  any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(f) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ii)                 the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, received from the Master Servicer or the Special Servicer in respect to each Mortgaged Property;

(iii)                the Mortgage File, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Whole Loan entered into by the

Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(iv)                any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator may require a Privileged Person to execute an Investor Certification prior to granting access to such information, which may be in the form of a “click-through” confirmation. Copies of any and all of the foregoing items will be available from the Certificate Administrator upon request. The Certificate Administrator will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Certificate Administrator’s obligation under this Section 4.02(h) to make available any document is subject to the Certificate Administrator’s receipt of such document.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

(i)                  The Depositor hereby authorizes the Certificate Administrator to make available to any Financial Market Publisher or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification substantially in the form of Exhibit L-2 to this Agreement, all the Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to this Section 4.02 to Privileged Persons.

(j)                  If the Certificate Administrator (w) posts any Form 8-K pursuant to Section 10.09, (x) delivers any notice pursuant to Section 8.07, Section 11.01(a) or 12.07(a)(i) or (z) receives at “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA” (i) any notice pursuant to Section 3.23(a), Section 6.04(e), Section 7.01(a), (b) or (e), Section 8.07, Section 8.08(a), the final sentence of Section 11.02, Section 11.03, the second paragraph of Section 11.05(a) or Section 11.05(d) or (ii) any notification of a Material Defect or Material Breach pursuant to Section 2.03(e), then, in each case, the Certificate Administrator shall, on the same day as it posts such information (in the case of a Form 8-K) or within two Business Days after so delivering or receiving such information (other than in the case of a Form 8-K), separately post such information under the “EU Risk Retention” tab of the Certificate Administrator’s Website. Furthermore, the Certificate Administrator shall post each data template report that is delivered to it by or on behalf of the EU Reporting Administrator at EURRCompliance@wellsfargo.com and under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”, within two Business Days of its receipt.

(k)                 The Certificate Administrator shall post on the “EU Risk Retention” tab on the Certificate Administrator’s Website the certifications provided pursuant to Section 4 of each EU Risk Retention Agreement within two (2) Business Days of its receipt. If the Certificate Administrator receives any confirmation or notice from a Retaining Party pursuant to Section 3(a)(iv), (v) or (vi) of either EU Risk Retention Agreement, which notice or confirmation is in a document suitable for posting and is delivered to EURRCompliance@wellsfargo.com with the subject heading “EURR: BMARK 2019-B10 – Retaining Party Certification”, the Certificate Administrator shall post such certification or notice on the “EU Risk Retention” tab on the Certificate Administrator’s Website within two (2) Business Days of its receipt; provided, however, that if any such notice is provided pursuant to Section 3(a)(v)(B) or Section 3(a)(vi) of either EU Risk Retention Agreement, the Certificate Administrator shall post such notice to the “EU Risk Retention Non-Compliance Notice” tab of the Certificate Administrator’s Website.

(l)                  The EU Transparency Designee shall have the authority at any time to prepare or cause to be prepared one or more reports setting forth such information (including any report included in any U.S. CREFC® Investor Reporting Package or other information prepared or furnished by a party hereto) as such Person may determine are necessary or advisable for the purpose of compliance with the transparency and reporting provisions of the EU Securitization Rules. The Certificate Administrator shall post any such additional report to the “EU Risk Retention” tab of the Certificate Administrator’s Website within three (3) Business Days following a request to such effect by such EU Transparency Designee (or the EU Reporting Administrator as its designee), which request is accompanied by the additional report in electronic format sufficient for posting to the Certificate Administrator’s website.

(m)                For so long as the EU Transparency Designee has transparency and reporting obligations or conditions imposed on the EU Transparency Designee by the EU Retention Rules or otherwise under applicable law in connection with the securitizations effected hereby (“EU Reporting Obligations”):

(i)                  each of the Master Servicer and the Certificate Administrator, as applicable, will make available to the EU Reporting Administrator and the EU Transparency Designee, the U.S. CREFC® Investor Reporting Package and, subject to Section 3.13(j), access to such parties’ website, if any, relating to this Agreement or the securitizations effected hereby;

(ii)                 each of the Master Servicer, the Special Servicer and the Certificate Administrator, as applicable, shall use reasonable efforts to deliver or make available to the EU Reporting Administrator and the EU Transparency Designee such additional information and data as may be reasonably requested by the EU Reporting Administrator or the EU Transparency Designee in good faith and such request for such information and data shall include the following: (A) the specific name of (or, if not known, the type of (using customary references)) report, data, information, analysis, communication, agreement, document, or instrument being sought and (B) reference to each applicable loan, borrower or related party, lender, and property (each, an “Additional Data Request”), in each case within a reasonable period following the receipt of such Additional Data Request; provided that such obligation shall be subject to all of the following terms and conditions:

(A)                the Master Servicer, any Mortgage Loan Seller Sub-Servicer or the Special Servicer, as the case may be, shall have no obligation to deliver or make available information or data other than Undeveloped Servicer Information/Data and the Certificate Administrator shall have no obligation to deliver or make available information or data other than Undeveloped Certificate Administrator Information/Data;

(B)                 prior to such Additional Data Request, the EU Reporting Administrator and the EU Transparency Designee shall have reviewed all information and data it received from each of the Master Servicer, the Special Servicer and the Certificate Administrator or has access to via such party’s website (or as a Privileged Person);

(C)                 the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, shall have no obligation to deliver or make available information or data that is contained within the information and data so received, or previously received, by or made available to the EU Reporting Administrator and the EU Transparency Designee, or either of them, as described in the preceding clause (B) (including any information or data included in any U.S. CREFC® Investor Reporting Package previously delivered or made available);

(D)                 the EU Reporting Administrator or the EU Transparency Designee has reasonably determined it needs the requested information and data for the purposes of compliance with EU Reporting Obligations;

(E)                 the Master Servicer, any Mortgage Loan Seller Sub-Servicer or the Special Servicer , as the case may be, shall have no obligation to deliver or make available information or data other than asset-level Undeveloped Servicer Information/Data, in each case relating to the securitization(s) effected hereby and the Serviced Mortgage Loans and the Serviced Whole Loans (including Undeveloped Servicer Information/Data relating to the Borrowers or the Mortgaged Properties), and the Certificate Administrator shall have no obligation to deliver or make available information or data other than bond-level Undeveloped Certificate Administrator Information/Data relating to the securitization(s) effected hereby and the Mortgage Loans and the Whole Loans (including Undeveloped Certificate Administrator Information/Data relating to the Borrowers or the Mortgaged Properties);

(F)                 the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, shall have no obligation to respond to more than one Additional Data Request made to such Person by the EU Reporting Administrator and the EU Transparency Designee, or either of them, per reporting period under the EU Retention Rules;

(G)                the Person responsible for delivering or making available such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data shall be entitled in each case to elect in its sole discretion between delivering such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data, as the case may be, on the one hand, or making available such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data, as the case may be, on the other hand; and

(H)                the EU Transparency Designee shall have previously satisfied the condition regarding indemnification set forth in Section 4.02(m)(v) below.

(iii)                with respect to each Mortgage Loan or Serviced Whole Loan as to which there is a Sub-Servicer, the Master Servicer shall use reasonable efforts to cause such Sub-Servicer to provide to the EU Reporting Administrator and the EU Transparency Designee access to such Sub-Servicer’s website in order for the Master Servicer to comply with its obligations under this Section 4.02(m).

(iv)                for the purposes of clause (ii)(D) above, the Master Servicer, the Special Servicer and the Certificate Administrator (and each Mortgage Loan Seller Sub-Servicer) shall be entitled to conclusively assume, and rely upon the determination (without any independent investigation, diligence or otherwise), that each Additional Data Request is necessary for compliance with the EU Reporting Obligations;

(v)                 it shall be a condition to the obligations of each of the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer and the Certificate Administrator otherwise set forth above that the EU Transparency Designee shall have caused GACC to execute and deliver to the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer and the Certificate Administrator an undertaking to (A) indemnify and hold harmless the Master Servicer, the Special Servicer, the Certificate Administrator (and any Mortgage Loan Seller Sub-Servicer) and their respective officers, directors, shareholders, members, managers, employees, agents, affiliates and controlling persons (each, an “EU Reporting Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees, expenses, disbursements and costs of enforcement), as incurred, which any such EU Reporting Indemnified Party incurs or to which any such EU Reporting Indemnified Party may become subject pursuant to an action or claim, insofar as the same arise out of or are based, in whole or in part, upon the EU Reporting Obligations (or any Serviced Companion Loan EU Reporting Obligations in respect of which the final paragraph of Section 4.02(n) is or has been operative), and (B) reimburse each EU Reporting Indemnified Party for any and all expenses (including, without limitation, the fees, expenses, costs and disbursements of counsel) as reasonably incurred in investigating, preparing for or defending against any such action or claim, to the extent that any such expenses are not paid under clause (A) above (in the case of both clauses (A) and (B) above, collectively, “EU Reporting Liabilities”); provided that no holding harmless or indemnification shall be required to the extent that the relevant EU Reporting Liability arises out of such EU Reporting Indemnified Party’s willful misconduct, fraud or gross negligence in the performance of its obligations under this Section 4.02(m) or its grossly negligent disregard of its obligations under this Section 4.02(m); and provided, further, that the EU Transparency Designee will be deemed to have satisfied the condition set forth in this clause (v) with respect to the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, if the EU Transparency Designee causes the execution and delivery, to or for the benefit of the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, an indemnification agreement the form and substance of which and the obligor under which are acceptable to such Person in its sole discretion as evidenced by such Person’s execution thereof or consent thereto as a beneficiary. No such losses, claims or liabilities shall be paid or reimbursed from the Collection Account or otherwise from the Trust Fund; and

(vi)                the EU Transparency Designee shall notify the Master Servicer, each Mortgage Loan Seller Sub-Servicer, the Special Servicer and the Certificate Administrator in writing of any termination or resignation of the EU Reporting Administrator and the appointment of any replacement or successor EU Reporting Administrator and, at any time after the effective date of a termination or resignation of the EU Reporting Administrator and before the effective date of the appointment of a replacement or successor EU Reporting Administrator, references to the EU Reporting Administrator in this Section 4.02(m) shall be deemed to refer to the EU Transparency Designee; provided, however, that the Master Servicer shall furnish the then-current notice addresses for the Mortgage Loan Seller Sub-Servicers (as set forth in the related Sub-Servicing Agreements or as later received by the Master Servicer) within three (3) Business Days following request therefor by the EU Transparency Designee and the EU Transparency Designee shall be entitled to rely on such notice addresses so furnished to it for the purpose of such notice by the EU Transparency Designee to each Mortgage Loan Seller Sub-Servicer under this clause (vi).

Notwithstanding anything to the contrary in this Agreement, none of the Master Servicer, the Special Servicer or the Certificate Administrator (nor any Sub-Servicer) shall have any reporting or other similar obligations in connection with the EU Transparency Designee’s compliance with the EU Reporting Obligations except for the obligations expressly set forth above in this Section 4.02(m).

(n)                 With respect to each Serviced Companion Loan that at any time is included in a securitization involving Serviced Companion Loan Securities, for so long as any Person (such a Person, a “Serviced Companion Loan EU Transparency Designee”) is an “originator, sponsor [or] SSPE” (as such terms are defined in the EU Retention Rules) and has transparency and reporting obligations or conditions imposed by the EU Retention Rules or otherwise under applicable law in connection with such securitization (“Serviced Companion Loan EU Reporting Obligations”):

(i)                  each of the Master Servicer and the Certificate Administrator, as applicable, will make available to the vendor, if any, designated by the Serviced Companion Loan EU Transparency Designee (such vendor, the “Serviced Companion Loan EU Reporting Administrator”) and the Serviced Companion Loan EU Transparency Designee, the U.S. CREFC® Investor Reporting Package and, subject to Section 3.13(j), access to such parties’ website, if any, relating to this Agreement or the securitizations effected hereby;

(ii)                 each of the Master Servicer, the Special Servicer and the Certificate Administrator, as applicable, shall use reasonable efforts to deliver or make available to the Serviced Companion Loan EU Reporting Administrator and the Serviced Companion Loan EU Transparency Designee such additional information and data as may be reasonably requested by the Serviced Companion Loan EU Reporting Administrator or the Serviced Companion Loan EU Transparency Designee in good faith and such request for such information and data shall include the following: (A) the specific name of (or, if not known, the type of (using customary references)) report, data, information, analysis, communication, agreement, document, or instrument being sought and (B) reference to each applicable loan, borrower or related party, lender, and property (each, a “Serviced Companion Loan Additional Data Request”), in each case within a reasonable period following the receipt of such Serviced Companion Loan Additional Data Request; provided that such obligation shall be subject to all of the following terms and conditions:

(A)                 the Master Servicer, any Mortgage Loan Seller Sub-Servicer or the Special Servicer, as the case may be, shall have no obligation to deliver or make available information or data other than Undeveloped Servicer Information/Data and the Certificate Administrator shall have no obligation to deliver or make available information or data other than Undeveloped Certificate Administrator Information/Data;

(B)                 prior to such Serviced Companion Loan Additional Data Request, the Serviced Companion Loan EU Reporting Administrator and the Serviced Companion Loan EU Transparency Designee shall have reviewed all information and data it received from each of the Master Servicer, the Special Servicer and the Certificate Administrator or has access to via such party’s website (or as a Privileged Person);

(C)                 the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, shall have no obligation to deliver or make available information or data that is contained within the information and data so received, or previously received, by or made available to the EU Reporting Administrator and the EU Transparency Designee, or either of them, as described in the preceding clause (B) (including any information or data included in any U.S. CREFC® Investor Reporting Package previously delivered or made available);

(D)                 the Serviced Companion Loan EU Reporting Administrator or the Serviced Companion Loan EU Transparency Designee has reasonably determined it needs the requested information and data for the purposes of compliance with Serviced Companion Loan EU Reporting Obligations;

(E)                  the Master Servicer, any Mortgage Loan Seller Sub-Servicer or the Special Servicer , as the case may be, shall have no obligation to deliver or make available information or data other than asset-level Undeveloped Servicer Information/Data, in each case relating to the securitization(s) effected hereby and the Serviced Mortgage Loans and the Serviced Whole Loans (including Undeveloped Servicer Information/Data relating to the Borrowers or the Mortgaged Properties), and the Certificate Administrator shall have no obligation to deliver or make available information or data other than bond-level Undeveloped Certificate Administrator Information/Data relating to the securitization(s) effected hereby and the Mortgage Loans and the Whole Loans (including Undeveloped Certificate Administrator Information/Data relating to the Borrowers or the Mortgaged Properties);

(F)                  the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, shall have no obligation to respond to more than one Serviced Companion Loan Additional Data Request made to such Person by the Serviced Companion Loan EU Reporting Administrator and the Serviced Companion Loan EU Transparency Designee, or either of them, per reporting period under the EU Retention Rules;

(G)                 the Person responsible for delivering or making available such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data shall be entitled in each case to elect in its sole discretion between delivering such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data, as the case may be, on the one hand, or making available such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data, as the case may be, on the other hand; and

(H)                 the Serviced Companion Loan EU Transparency Designee shall have previously satisfied the condition regarding indemnification set forth in Section 4.02(n)(v) below.

(iii)                with respect to each Mortgage Loan or Serviced Whole Loan as to which there is a Sub-Servicer, the Master Servicer shall use reasonable efforts to cause such Sub-Servicer to provide to the Serviced Companion Loan EU Reporting Administrator and the Serviced Companion Loan EU Transparency Designee access to such Sub-Servicer’s website in order for the Master Servicer to comply with its obligations under this Section 4.02(n).

(iv)                for the purposes of clause (ii)(D) above, the Master Servicer, the Special Servicer and the Certificate Administrator (and each Mortgage Loan Seller Sub-Servicer) shall be entitled to conclusively assume, and rely upon the determination (without any independent investigation, diligence or otherwise), that each Serviced Companion Loan Additional Data Request is necessary for compliance with the Serviced Companion Loan EU Reporting Obligations;

(v)                 it shall be a condition to the obligations of each of the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer and the Certificate Administrator otherwise set forth above that the Serviced Companion Loan EU Transparency Designee shall have caused to be executed and delivered to the Master Servicer, any relevant Mortgage Loan Seller Sub-Servicer, the Special Servicer and the Certificate Administrator an undertaking (by an entity reasonably acceptable to the Master Servicer, the Special Servicer, the Certificate Administrator and any relevant Mortgage Loan Seller Sub-Servicer) to (A) indemnify and hold harmless the Master Servicer, the Special Servicer, the Certificate Administrator (and any relevant Mortgage Loan Seller Sub-Servicer) and their respective officers, directors, shareholders, members, managers, employees, agents, affiliates and controlling persons (each, a “Serviced Companion Loan EU Reporting Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees, expenses, disbursements and costs of enforcement), as incurred, which any such Serviced Companion Loan EU Reporting Indemnified Party incurs or to which any such Serviced Companion Loan EU Reporting Indemnified Party may become subject pursuant to an action or claim, insofar as the same arise out of or are based, in whole or in part, upon the Serviced Companion Loan EU Reporting Obligations and (B) reimburse each Serviced Companion Loan EU Reporting Indemnified Party for any and all expenses (including, without limitation, the fees, expenses, costs and disbursements of counsel) as reasonably incurred in investigating, preparing for or defending against any such action or claim, to the extent that any such expenses are not paid under clause (A) above (in the case of both clauses (A) and (B) above, collectively, “Serviced Companion Loan EU Reporting Liabilities”); provided that no holding harmless or indemnification shall be required to the extent that the relevant Serviced Companion Loan EU Reporting Liability arises out of such Serviced Companion Loan EU Reporting Indemnified Party’s willful misconduct, fraud or gross negligence in the performance of its obligations under this Section 4.02(n) or its grossly negligent disregard of its obligations under this Section 4.02(n); and provided, further, that such Serviced Companion Loan EU Transparency Designee will be deemed to have satisfied the condition set forth in this clause (v) with respect to the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, if such Serviced Companion Loan EU Transparency Designee causes the execution and delivery, to or for the benefit of the Master Servicer, any Mortgage Loan Seller Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, an indemnification agreement the form and substance of which and the obligor under which are acceptable to such Person in its sole discretion as evidenced by such Person’s execution thereof or consent thereto as a beneficiary. No such losses, claims or liabilities shall be paid or reimbursed from the Collection Account or otherwise from the Trust Fund; and

(vi)                the Serviced Companion Loan EU Transparency Designee shall notify the Master Servicer, each Mortgage Loan Seller Sub-Servicer, the Special Servicer and the Certificate Administrator in writing of any termination or resignation of the Serviced Companion Loan EU Reporting Administrator and the appointment of any replacement or successor Serviced Companion Loan EU Reporting Administrator and, at any time after the effective date of a termination or resignation of the Serviced Companion Loan EU Reporting Administrator and before the effective date of the appointment of a replacement or successor Serviced Companion Loan EU Reporting Administrator, references to the Serviced Companion Loan EU Reporting Administrator in this Section 4.02(n) shall be deemed to refer to the Serviced Companion Loan EU Transparency Designee; provided, however, that the Master Servicer shall furnish the then-current notice addresses for the Mortgage Loan Seller Sub-Servicers (as set forth in the related Sub-Servicing Agreements or as later received by the Master Servicer) within three (3) Business Days following request therefor by the Serviced Companion Loan EU Transparency Designee and the Serviced Companion Loan EU Transparency Designee shall be entitled to rely on such notice addresses so furnished to it for the purpose of such notice by the Serviced Companion Loan EU Transparency Designee to each Mortgage Loan Seller Sub-Servicer under this clause (vi).

Notwithstanding anything to the contrary in this Agreement, none of the Master Servicer, the Special Servicer or the Certificate Administrator (nor any Sub-Servicer) shall have any reporting or other similar obligations in connection with the Serviced Companion Loan EU Transparency Designee’s compliance with the Serviced Companion Loan EU Reporting Obligations except for the obligations expressly set forth above in this Section 4.02(n).

Further notwithstanding the foregoing, if a Serviced Companion Loan EU Transparency Designee or an Affiliate thereof is also the EU Transparency Designee under this Agreement, then (1) such Serviced Companion Loan EU Transparency Designee shall cause any requests for information or data by such Serviced Companion Loan EU Transparency Designee or its Serviced Companion Loan EU Reporting Administrator to be made on its or their behalf by and in the name of the EU Transparency Designee and the EU Reporting Administrator under and subject to the terms and conditions of Section 4.02(m), (2) the Master Servicer, the Special Servicer and the Certificate Administrator (and any Sub-Servicer) shall have no obligation to respond to requests for information or data from such Serviced Companion Loan EU Transparency Designee or such Serviced Companion Loan EU Reporting Administrator under this Section 4.02(n) and (3) this Section 4.02(n) shall otherwise have no application to with respect to such Serviced Companion Loan EU Transparency Designee or such Serviced Companion Loan EU Reporting Administrator.

Section 4.03        Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders and other payees of interest, original issue discount or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders or payees shall not be required for any such withholding. If the Paying Agent or its agent withholds any amount from interest, original issue discount payments or other amounts or advances thereof to any Certificateholder or payee pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder or payee. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

Section 4.04         REMIC Compliance. (a) The parties intend that the Lower-Tier REMIC, the Upper-Tier REMIC and the Trust Subordinate Companion Loan REMIC shall constitute, and that the affairs of the Lower-Tier REMIC, the Upper-Tier REMIC and the Trust Subordinate Companion Loan REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions at all times any Certificates are outstanding, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each such REMIC and shall on behalf of each such REMIC:

(i)                  make or cause to be made an election, on behalf of each of the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions;

(ii)                 prepare and timely file, or cause to be prepared and timely filed, and cause the Trustee to sign (and the Trustee shall sign), all required Tax Returns for the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC,

using a calendar year as the taxable year for each of such REMIC as required by the REMIC Provisions and other applicable federal, state or local income tax laws;

(iii)                prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions;

(iv)                if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC as a REMIC or is otherwise required by the Code, prepare and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law;

(v)                 within 30 days of the Closing Date, obtain a taxpayer identification number for each of the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC on IRS Form SS-4 and (in the case of the Upper-Tier REMIC only), furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the person that the Certificateholders may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer, the Special Servicer or the Certificate Administrator and necessary to make such filing); and

(vi)                maintain such records relating to the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Certificate Administrator shall be designated as the “partnership representative” within the meaning of Section 6223 of the Code of each Trust REMIC. Each Holder of a Percentage Interest in the Class R Certificates, by acceptance hereof, is deemed to have consented to such designation and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Certificate Administrator has actual knowledge that such action or omission (as the case may be) would cause the termination of the REMIC status of the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Subordinate Companion Loan REMIC or the imposition of tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Subordinate Companion Loan REMIC (other than a tax on income expressly permitted to be received by the terms of this Agreement).

Notwithstanding any provision of this paragraph to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor, the Trustee, the Master Servicer or the Special Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the first paragraph of this Section 4.04(a) or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Certificate Administrator shall (i) exercise reasonable care not to allow the occurrence of any “prohibited transactions” within the meaning of Section 860F(a) of the Code, unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Subordinate Companion Loan REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Subordinate Companion Loan REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive any contributions, or any income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Master Servicer, the Special Servicer, the Trustee or the Depositor shall be (i) permitted to take any action that the Certificate Administrator would not be permitted to take pursuant to the preceding two sentences or (ii) responsible or liable (except in connection with taking any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04. The Depositor, the Trustee, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Trustee’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

The Certificate Administrator shall be responsible for the preparation of IRS Form W-9, if requested. The Trustee shall be entitled to rely on any information contained therein and is hereby directed to execute such IRS Form W-9; provided, that the Certificate Administrator shall be directed to execute such IRS Form W-9 (in lieu of the Trustee) if permitted by applicable Treasury Regulations.

The Certificate Administrator’s authority under this Agreement includes the authority to make, and the Certificate Administrator is hereby directed to make, any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provisions) to any REMIC and (ii) to avoid payment by any Trust REMIC under Section 6226 of the Code (or successor provisions) of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any Holder of any Class R Certificate, past or present. A Holder of any Class R Certificate agrees, by acquiring such interest, to any such elections and to the Certificate Administrator’s designation as “partnership representative” of each REMIC under Section 6223 of the Code.

(b)                 The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Sole Certificateholder, the Master Servicer, the Special Servicer and the Certificateholder owning a majority of the Percentage Interests in the Controlling Class will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the terms of the related Mortgage Loan Purchase Agreement.

Section 4.05       Imposition of Tax on the Trust Fund. If any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Section 860G(d) of the Code or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related Serviced REO Property in determining Net REO Proceeds with respect to the Serviced REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from amounts in the REO Account (and, in the case of any Serviced Whole Loan, from amounts in the Serviced Whole Loan REO Account) allocable to the Mortgage Loans and transfer to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, which the Certificate Administrator shall maintain in a separate, non-interest-bearing account, and the Certificate Administrator shall send to the Special Servicer for deposit in the REO Account (or, if applicable, the Serviced Whole Loan REO Account) the excess determined by the Certificate Administrator from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Aggregate Available Funds as provided in Section 3.06(a)(xii) or, in the case of any Serviced Whole Loan, in Section 3.06(b)(xiii), and the next sentence. Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from Aggregate Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable Trust REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balances)) any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income allocable to the Mortgage Loans from any “prohibited transaction” under Section 860F(a) of the Code or (ii) the amount of any contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account). To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates and the Class VRR Interest Certificates, and the Trustee as Holder of the Class VRR Upper-Tier Regular Interest, or the Trustee as Holder of the Lower-Tier Regular Interests, until they are fully reimbursed and then to the Holders of the Class R Certificates. Neither the Master Servicer, the Special Servicer, the Certificate Administrator, nor the Trustee shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty or the negligence or willful misconduct of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under Section 6.03 of this Agreement, in the case of the Master Servicer, Section 4.04 of this Agreement, in the case of the Trustee or Section 4.04 of this Agreement, in the case of the Certificate Administrator in accordance with the standard of liability set forth in those sections. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Trustee’s or the Certificate Administrator’s breaches, acts or omissions, the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer or the Special Servicer and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer or the Special Servicer.

Section 4.06        Remittances. On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer with respect to the Mortgage Loans and the Trust Subordinate Companion Loan that it is servicing shall:

(i)                  remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account (with respect to the Mortgage Loans) and the Trust Subordinate Companion Loan Distribution Account (with respect to the Trust Subordinate Companion Loan) an amount equal to Prepayment Premiums and Yield Maintenance Charges, and, for deposit in accordance with Section 3.05(i) of this Agreement, Gain-on-Sale Proceeds, in each case received by the Master Servicer in its Collection Period preceding such Distribution Date;

(ii)                 remit to the Certificate Administrator for deposit in (a) the Lower-Tier Distribution Account an amount equal to the aggregate of the Pooled Aggregate Available Funds for such Distribution Date and (b) the Trust Subordinate Companion Loan Distribution Account and amount equal to the aggregate of the 3 Columbus Circle Aggregate Available Funds for such Distribution;

(iii)                remit to the Certificate Administrator for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest for the benefit of the Holders of the Excess Interest Certificates received by the Master Servicer in the Collection Period preceding such Distribution Date; and

(iv)                remit to CREFC® the CREFC® Intellectual Property Royalty License Fee and to remit to the EU Transparency Designee (or at the direction thereof) the EU Reporting Administrator Fee.

Section 4.07       P&I Advances. (a)  On or before 3:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans either (i) remit to the Certificate Administrator for deposit into the (A) Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, with respect to the Mortgage Loans to be made in respect of the related Distribution Date or (B) Trust Subordinate Companion Loan Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, with respect to the Trust Subordinate Companion Loan to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account or the applicable Serviced Whole Loan Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances; provided, that such amounts in the applicable Serviced Whole Loan Collection Account shall only be applied up to the related Mortgage Loan’s pro rata share of the amounts held therein on such date, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer, except that the portion of such P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee for each such Mortgage Loan or Trust Subordinate Companion Loan shall not be remitted to the Certificate Administrator but shall instead be remitted to CREFC®. Any amounts held in the Collection Account or any Serviced Whole Loan Collection Account, as applicable, for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through either (x) the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made or (y) the deposit of Periodic Payments collected prior to the expiration of any applicable grace period that ends after the P&I Advance Determination Date in respect of which such P&I Advances were made). The Master Servicer shall notify the Trustee and the Certificate Administrator of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the P&I Advance Determination Date. If the Master Servicer fails to make a required P&I Advance by 3:00 p.m. (New York City time) on any Master Servicer Remittance Date, then the Trustee shall make such P&I Advance pursuant to Section 7.06 of this Agreement by 12:00 noon (New York City time) on the related Distribution Date, in each case unless the Master Servicer shall have cured such failure (and shall have provided written notice of such cure to the Trustee) by 11:00 a.m. (New York City time) on such Distribution Date or the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. Neither the Master Servicer nor the Trustee shall be required to make principal or interest advances with respect to any delinquent payment amounts due on any Companion Loan (other than the Trust Subordinate Companion Loan). If the Master Servicer or the Trustee makes a P&I Advance with respect to any Mortgage Loan that is part of a Whole Loan with a related Serviced Companion Loan or Non-Serviced Companion Loan, then it shall provide written notice to the related Other Servicer, Other Special Servicer and Other Trustee of the amount of such P&I Advance with respect to such Mortgage Loan within two (2) Business Days of making such P&I Advance.

(b)                 Subject to Section 4.07(c) and 4.07(d) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) the Periodic Payments (net of related Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable Other Pooling and Servicing Agreement)) that were due on the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loan (including any portion of a REO Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and delinquent as of the P&I Advance Determination Date (or not advanced by any Sub Servicer on behalf of the Master Servicer) and (ii) with respect to each Mortgage Loan and Trust Subordinate Companion Loan delinquent in respect of its Balloon Payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) as to which the related Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment or 3 Columbus Circle Assumed Scheduled Payment, as applicable, therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances, with respect to the Mortgage Loans that it is servicing, is mandatory, and with respect to any applicable Mortgage Loan or REO Loan, shall continue until (but not including) the Distribution Date on which Liquidation Proceeds or REO Proceeds, if any, are to be distributed. The Periodic Payment or Assumed Scheduled Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.26 of this Agreement or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

(c)                 Notwithstanding anything herein to the contrary, no P&I Advance shall be required hereunder if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, neither the Master Servicer nor the Trustee shall make any P&I Advance to the extent that it has received written notice that the Special Servicer has determined (if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder) that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed, (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the Whole Loan, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) (among other things) future expenses and, (v) estimate and consider (among other things) the timing of recoveries and (vi) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, consider the subordinate nature of the Trust Subordinate Companion Loan, it being the intent that no P&I Advance with respect to the Trust

Subordinate Companion Loan should be reimbursed from out of general collections of principal on the Mortgage Pool.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed P&I Advances. None of the Master Servicer or Trustee shall make any P&I Advances with respect to delinquent amounts due on any Companion Loan. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9-month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (subject, in the case of any Serviced Whole Loan, to the allocation provisions of the related Intercreditor Agreement).

Any such determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as applicable, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, that with respect to any Specially Serviced Loan, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) (and, with respect to a Serviced Mortgage Loan, to any Other Servicer or Other Special Servicer under the pooling and servicing agreement into which the related Companion Loan is deposited), the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), notice of such determination, together with a certificate of a Servicing Officer and the supporting information described above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination or prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes, or would constitute a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust Fund (subject, in the case of any Serviced Whole Loan, to the allocation provisions of the related Intercreditor Agreement), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.

Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on and be bound by any determination by the Master Servicer or the Special Servicer, as applicable, that a P&I Advance, if made, would be a Nonrecoverable P&I Advance and (ii) the Master Servicer shall be entitled to rely conclusively on and be bound by any determination of the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination that an advance constitutes, or would constitute a Nonrecoverable Advance). The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable P&I Advance shall use its good faith business judgment. The Special Servicer shall promptly furnish the Master Servicer and the Trustee with any information in its possession regarding the Specially Serviced Loans and REO Properties as each such party may reasonably request for purposes of making recoverability determinations.

(d)                 In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.06(a) of this Agreement or any Serviced Whole Loan Collection Account pursuant to Section 3.06(b) of this Agreement, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property) out of any amounts then on deposit in the Collection Account or the applicable Serviced Whole Loan Collection Account (subject to the provisions of Section 3.06) (to the extent amounts therein relate to the Mortgage Loans, taking into account the related Intercreditor Agreement), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement with respect to the Mortgage Loan or Trust Subordinate Companion Loan that the Master Servicer is servicing; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan or Trust Subordinate Companion Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Periodic Payment is received after the Determination Date but on or prior to the Business Day immediately prior to the related Distribution Date. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account or the applicable Serviced Whole Loan Collection Account with respect to the Mortgage Loan or Trust Subordinate Companion Loan that the Master Servicer is servicing.

Notwithstanding anything to the contrary contained in Section 4.06 of this Agreement, (i) neither the Master Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges or Penalty Charges and (ii) if the Master Servicer receives notice of an Appraisal Reduction Event and the related Appraisal Reduction Amount, the interest portion of any P&I Advance with respect to a Serviced Mortgage Loan or Trust Subordinate Companion Loan as to which there has been an Appraisal Reduction Amount will be an amount equal to the product of (x) the amount required to be advanced without giving effect to the Appraisal Reduction Amount and (y) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of such Determination Date. All P&I Advances for any Mortgage Loans or Trust Subordinate Companion Loan that have been modified shall be calculated on the basis of their terms as modified. With respect to any Non-Serviced Mortgage Loan, if the Master Servicer or the Trustee, as applicable, does not receive notice of an Appraisal Reduction Event and the related Appraisal Reduction Amount from the related Other Servicer, then the Master Servicer or the Trustee, as applicable, shall have no obligation to proportionately reduce the interest portion of any P&I Advance required to be made by the Master Servicer or the Trustee, as applicable. With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Certificate Administrator, on behalf of the Trust, shall notify each Other Servicer and each Other Trustee of a Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan has been included in this Trust and (b) upon (i) the existence of an Appraisal Reduction Event and/or (ii) the related calculation of any Appraisal Reduction Amount (or receipt of notice of any such calculation), such Other Servicer shall provide the Master Servicer (who shall promptly provide to the Special Servicer (who shall promptly forward, prior to a Consultation Termination Event, to the Directing Holder) and the Trustee with prompt notice of the existence of any such Appraisal Reduction Event and/or any such Appraisal Reduction Amount once calculated. With respect to any Serviced Companion Loan, the Master Servicer shall notify the related Other Servicer and Other Trustee of the existence of an Appraisal Reduction Event and any related Appraisal Reduction Amount. The Master Servicer shall be deemed to have delivered notice of any such Appraisal Reduction Event and any related Appraisal Reduction Amount if the Master Servicer includes such event and/or amount in its monthly servicer statements provided to the other servicer.

The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan, Trust Subordinate Companion Loan or any REO Loan allocable to principal shall equal the total amount of such proceeds minus (i) any portion thereof payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee pursuant to this Agreement and (ii) a portion thereof equal to the interest component of the Periodic Payment(s), as accrued at the related Net Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received; provided, if the interest portion(s) of one or more P&I Advances with respect of such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan, as applicable, were reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net

Liquidation Proceeds to be applied to principal shall be increased by such amount, and if the amount of the Net Liquidation Proceeds to be applied to principal has been applied to pay the principal of such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest of such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan.

(e)                 With respect to any Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer and the Trustee will each be permitted to make its determination that the Master Servicer or the Trustee has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made by the Other Servicer (or any master servicer with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any) under the Other Pooling and Servicing Agreement (or any pooling and servicing agreement with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any). If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that a proposed P&I Advance with respect to any Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall provide the Other Servicer (and any master servicer with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any), the Other Special Servicer and Other Trustee with written notice of such determination, promptly and in any event within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from an Other Servicer (relating to the Other Pooling and Servicing Agreement that governs the servicing and administration of the related Non-Serviced Whole Loan) that it has determined, with respect to the related Non-Serviced Companion Loan, that any proposed advance of principal and/or interest with respect to the related Non-Serviced Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, such determination shall be binding on the Certificateholders, the Master Servicer or the Trustee; provided that, with respect to each Non-Serviced Whole Loan, each of the Master Servicer and the Trustee shall be entitled to conclusively rely on any such nonrecoverability determination.

If the Master Servicer receives notice from a Rating Agency that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Trustee, any Other Trustee, any Other Servicer and any other trustee or master servicer with respect to each commercial mortgage securitization that holds a Non-Serviced Companion Loan related to a Non-Serviced Mortgage Loan, if any.

(f)                  With respect to any Serviced Whole Loan that has a Serviced Companion Loan, the Master Servicer, the Special Servicer and the Trustee will be permitted to make its determination that the Master Servicer or the Trustee has made a P&I Advance on the related Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with (a) independently of any determination made in respect of the related Serviced Companion Loan, by the master servicer under the related Other Pooling and Servicing Agreement. If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that a proposed P&I Advance with respect to such Serviced Whole Loan, if made, or any outstanding P&I Advance with respect to any such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be a Nonrecoverable Advance or an outstanding Servicing Advance is or would be a Nonrecoverable Advance, the Master Servicer or Trustee, as applicable, shall provide the Other Servicer, Other Special Servicer and the Other Trustee under each related Other Pooling and Servicing Agreement with written notice of such determination, promptly and in any event within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from any master servicer under any such Other Pooling and Servicing Agreement that such master servicer has determined, with respect to the related Serviced Companion Loan, that any proposed advance of principal and/or interest with respect to such Serviced Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, such determination shall not be binding on the Certificateholders, the Master Servicer or the Trustee; provided that, with respect to each Non-Serviced Whole Loan, each of the Master Servicer and the Trustee shall be entitled to conclusively rely on any such nonrecoverability determination.

(g)                 If the applicable Master Servicer receives notice from a Rating Agency that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Trustee, any Other Trustee, any Other Servicer and any other trustee or master servicer with respect to each commercial mortgage securitization that holds a Serviced Pari Passu Companion Loan related to any Serviced Whole Loan, if any.

(h)                 The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06 of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06 of this Agreement and the Master Servicer and the Special Servicer each hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan (or Trust Subordinate Companion Loan) and this Agreement.

Section 4.08        Appraisal Reductions; Collateral Deficiency Amounts. (a) For purposes of (x) determining the Non-Reduced Certificates, the Controlling Class and whether a Control Termination Event has occurred and is continuing, and (y) determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, the VRR Percentage of the Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance of the Class VRR Interest Certificates. The Non-VRR Percentage of the Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class of Certificates is reduced to zero (i.e., first, to the

Class H Certificates; second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-M Certificates, and ninth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their Certificate Balances).

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Master Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained by the Special Servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the Master Servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the Master Servicer shall (i) promptly request from the related Other Servicer, Other Special Servicer and Other Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Master Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Master Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Master Servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Other Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to this Agreement that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party shall promptly notify the Master Servicer thereof. The Special Servicer, upon reasonable prior written request, shall provide the Master Servicer with information in its possession (or that is reasonably obtainable at no additional expense) that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. Upon reasonable prior written request, the Special Servicer shall use reasonable efforts to assist the Master Servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan in the event that the Master Servicer is unsuccessful in obtaining such information from the related Other Servicer, Other Special Servicer or Other Trustee. None of the Special Servicer, the Trustee or the Certificate Administrator shall calculate or verify any Collateral Deficiency Amount.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero.

For purposes of determining the Non-Reduced Certificates, the 3 Columbus Circle Controlling Class and the occurrence of a 3 Columbus Circle Control Appraisal Period, Appraisal Reduction Amounts allocated to the 3 Columbus Circle Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the 3 Columbus Circle Mortgage

Loan. The 3 Columbus Circle Non-VRR Percentage of the Appraisal Reduction Amounts allocated to a Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 3CC-B Certificates, and finally, to the Class 3CC-A Certificates). The 3 Columbus Circle VRR Percentage of the Appraisal Reduction Amounts allocated a Trust Subordinate Companion Loan will be allocated to the 3CC-VRR Interest to notionally reduce (to not less than zero) the Certificate Balance of the 3CC-VRR Interest. In addition, for purposes of determining the 3 Columbus Circle Controlling Class and the occurrence of a 3 Columbus Circle Control Appraisal Period, 3 Columbus Circle Non-VRR Percentage of Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of 3 Columbus Circle Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 3CC-B Certificates, and finally, to the Class 3CC-A Certificates). For the avoidance of doubt, for purposes of determining the 3 Columbus Circle Controlling Class and the occurrence of a 3 Columbus Circle Control Appraisal Period, any Class of 3 Columbus Circle Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Controlling Class and whether a Control Termination Event has occurred and is continuing, Collateral Deficiency Amounts allocated to an AB Modified Loan will be allocated by applying the Non-VRR Percentage of the Collateral Deficiency Amounts to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class of Control Eligible Certificates is reduced to zero. For the avoidance of doubt, for purposes of determining the Controlling Class or the occurrence of a Control Termination Event, any Class of Control Eligible Certificates shall be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which shall constitute the applicable Cumulative Appraisal Reduction Amount), in accordance with this Section 4.08(a).

With respect to (i) any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates or determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property shall be determined on an “as is” basis.

The Master Servicer shall promptly notify the Certificate Administrator of the amount of any Appraisal Reduction Amount (which notification shall be made by delivery of the CREFC® Loan Periodic Update File in accordance with Section 3.13(a)), any Collateral Deficiency Amount and any resulting Cumulative Appraisal Amount allocated to each Mortgage Loan, AB Modified Loan or Serviced Whole Loan if any (which notification shall be satisfied through the delivery of such information included in the CREFC® Appraisal Reduction Amount Template included in the CREFC® Investor Reporting Package (or such other form as agreed to by the Certificate Administrator and the Master Servicer), which shall be delivered simultaneously with the CREFC® Loan Periodic Update File in accordance with

Section 3.13(a)). Based on information in its possession, the Certificate Administrator shall determine from time to time which Class of Certificates is the Controlling Class. Promptly upon its determination of a change in the Controlling Class, the Certificate Administrator shall notify the Master Servicer, the Special Servicer and the Operating Advisor of such event, including the identity and contact information of the new Controlling Class Certificateholder (the cost of obtaining such information from the Depository being an expense of the Trust).

(b)                 The Holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates or 3 Columbus Circle Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts or Collateral Deficiency Amounts allocated thereto, is less than 25% of the initial Certificate Principal Balance of such Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such Holders, the “Requesting Holders”), and use its reasonable efforts to obtain an Appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount or Collateral Deficiency Amount determination shall not exercise any rights of the Controlling Class or 3 Columbus Circle Controlling Class, until such time, if any, as such Class is reinstated as the Controlling Class or 3 Columbus Circle Controlling Class, as applicable, and the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period. During such period, the rights of the 3 Columbus Circle Controlling Class during each Appraisal Review Period shall be exercised by the next most senior 3 Columbus Circle Control Eligible Certificates, if any, and otherwise, by the Trust Directing Holder.

In addition, the Requesting Holders of any Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer shall use reasonable efforts to obtain an Appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer shall not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph shall be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of any such second Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency

Amount is warranted and, if so warranted, shall direct the Master Servicer to, and the Master Servicer shall, recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second Appraisal and receipt of information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of, or reasonably obtainable at no additional expense by, the Special Servicer, and is reasonably necessary to make such recalculation. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class or the 3 Columbus Circle Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class shall be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

(c)                 An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive Periodic Payments (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event or Collateral Deficiency Amount exists.

(d)                 Notwithstanding the foregoing, within 60 days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of such Appraisal Reduction Event) (i) with respect to Serviced Mortgage Loans and any related Serviced Companion Loans having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer shall order and use efforts consistent with the Servicing Standard to obtain an Updated Appraisal or (ii) with respect to Serviced Mortgage Loans and any related Serviced Companion Loans having a Stated Principal Balance of less than $2,000,000, the Special Servicer, at its option, shall (A) provide a Small Loan Appraisal Estimate within the same time period as an Appraisal would otherwise be required and such Small Loan Appraisal Estimate shall be used in lieu of an Updated Appraisal to calculate the Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loans; or (B) order and use efforts consistent with the Servicing Standard to obtain an Updated Appraisal.

(e)                 The Special Servicer, upon reasonable request, shall deliver to the Master Servicer any information in the Special Servicer’s possession (or that is reasonably obtainable at no additional expense by the Special Servicer) reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction Amount.

On the first Determination Date occurring at least 10 Business Days after the later of (i) date the Master Servicer receives from the Special Servicer the related Updated Appraisal or the Special Servicer’s Small Loan Appraisal Estimate, as applicable, and (ii) the occurrence of an Appraisal Reduction Event, the Master Servicer shall adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable and any information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of the Special Servicer, necessary to calculate the Appraisal Reduction Amount. Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Small Loan Appraisal Estimate or Updated Appraisal, as applicable, and any letter updates, as of the date of each such subsequent Small Loan Appraisal Estimate, Updated Appraisal or letter update, as applicable, and receipt of information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of (or reasonably obtainable at no additional expense by) the Special Servicer and is reasonably necessary to calculate the Appraisal Reduction Amount. Such report shall also be forwarded by the Master Servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the Master Servicer.

Section 4.09      Grantor Trust Reporting. (a) The Certificate Administrator shall maintain adequate books and records to account for the separate entitlements of the Grantor Trust.

(b)          The parties intend that the Grantor Trust shall be treated as a “grantor trust” under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, none of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall vary the assets of the Grantor Trust so as to take advantage of market fluctuations or so as to improve the rate of return of the Grantor Trust Certificates, and shall otherwise comply with Treasury Regulations Section 301.7701-4(c). Within 30 days of the Closing Date, the Certificate Administrator shall obtain a taxpayer identification number for the Grantor Trust on IRS Form SS-4. The Certificate Administrator shall file or cause to be filed with the IRS Form 1041 (or, if the Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Grantor Trust Certificates their allocable share of income and expense with respect to the related Specific Grantor Trust Assets with the corresponding alphabetic or alphanumeric designation and proceeds thereof, as such amounts are received or accrue, as applicable.

(c)          (i) The Grantor Trust will be treated as a WHFIT that is a WHMT. The Certificate Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Certificate Administrator to do so is provided to the Certificate Administrator on a timely basis. The Certificate Administrator is hereby directed to assume that DTC and “Embassy & Co.” are the only “middleman” as defined by the WHFIT Regulations unless the Depositor provides the Certificate Administrator with the identities of other “middlemen” that are Certificateholders. The Certificate Administrator shall be entitled to rely on the first sentence of this Section 4.09(c)(i), and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that any such notice is incorrect.

(ii)            The Certificate Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Certificate Administrator shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method. The Certificate Administrator shall make available (via the Certificate Administrator’s Website) WHFIT information to Certificateholders annually. In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(iii)           The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Certificate Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator. Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(iv)           To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on the Certificate Administrator’s Website the CUSIPs for the Certificates that represent ownership of a WHFIT. The CUSIPs so published will represent the Rule 144A CUSIPs. The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP. The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

Section 4.10        Secure Data Room. (a)  The Certificate Administrator shall create the Secure Data Room and the Depositor shall, upon receipt of each Mortgage Loan Seller’s Diligence File Certification, deliver to the Certificate Administrator within 120 days following the Closing Date an electronic copy of the Diligence Files for the Mortgage Loans that have been uploaded by the Mortgage Loan Sellers to the Intralinks Site. Upon receipt thereof, the Certificate Administrator shall promptly upload the contents of each Diligence File to the Secure Data Room. Access to the Secure Data Room shall be granted by the Certificate Administrator to (i) the Asset Representations Reviewer and (ii) any other Person at the direction of the Depositor, in each case, upon the occurrence of an Affirmative Asset Review Vote and receipt by the Certificate Administrator of a certification substantially in the form of Exhibit KK hereto (which shall be sent via email to trustadministrationgroup@wellsfargo.com or submitted electronically via the Certificate Administrator’s website). In no case whatsoever shall Certificateholders be permitted to access the Secure Data Room. For the avoidance of doubt, the Certificate Administrator shall be under no obligation to post any documents or information to the Secure Data Room other than the contents of the Diligence Files initially delivered to it by the Depositor.

(b)          The Certificate Administrator shall not have any obligation or duty to verify, review, confirm or otherwise determine whether the type, number or contents of any Diligence File delivered to the Certificate Administrator is accurate, complete, or relates to the transaction or confirm that all documents and information constituting any Diligence File have actually been delivered to the Certificate Administrator. In no case shall the Certificate

Administrator be deemed to have obtained actual or constructive knowledge of the contents of, or information contained in, any Diligence File by virtue of posting such Diligence File to the Secure Data Room. In the event that any document or information is posted in error, the Certificate Administrator may remove such document or information from the Secure Data Room. The Certificate Administrator shall not have any obligation to produce physical or electronic copies of any document or information provided to it for posting to the Secure Data Room. The Certificate Administrator shall not be responsible or held liable for any other Person’s use or dissemination of the documents or information contained on the Secure Data Room; provided that such event or occurrence is not also a result of its own negligence, bad faith or willful misconduct. The Certificate Administrator shall not be required to restrict access to the Secure Data Room on a loan-by-loan basis and any Person with access to the Secure Data Room shall covenant to access only the information necessary to perform its duties and responsibilities under this Agreement.

(c)           Upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07, the Certificate Administrator shall transfer electronic copies of the Diligence Files to a successor certificate administrator designated in writing by the Depositor, and all costs and expenses associated with the transfer of the Diligence Files shall be payable as part of the costs and expenses associated with the transfer of its responsibilities upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07. Following the date on which any Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust, the Master Servicer or the Special Servicer, as applicable, may (but shall not be obligated to) direct the Certificate Administrator in writing to delete the Diligence File related to such Mortgage Loan from the Secure Data Room; provided that absent such direction, the Certificate Administrator shall not be obligated to delete any Diligence File from the Secure Data Room. Following the termination of the Trust pursuant to Section 9.01, the Certificate Administrator shall be permitted to delete all files from the Secure Data Room. Upon deletion pursuant to this Section 4.10, in no event shall the Certificate Administrator be obligated to reproduce or retrieve such deleted files.

Article V

THE CERTIFICATES

Section 5.01        The Certificates. (a) The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-SB Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-M Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-D Certificates, the Class X-F Certificates, the Class X-G Certificates, the Class X-H Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates, the Class R Certificates, the Class 3CC-A Certificates, the Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest.

The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S, Class R, the VRR Interest, Class 3CC-A, Class 3CC-B and 3CC-VRR Interest will be substantially in the forms for such Class of Certificates as set forth next to such Classes in the Table of Exhibits to this Agreement. The Certificates of each Class (other than the Class S and Class R Certificates) will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Amount, as applicable, as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance or Notional Amount, as applicable, is not a multiple of $1). The Class VRR Interest Certificates will be issuable in one or more Individual Certificates, in minimum denominations of authorized Certificate Balance as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the “Denomination” thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Depository Participant or indirect participating brokerage firm, as applicable, (ii) expressed in terms of Certificate Balance or Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth below:

Class	Minimum Denomination	Aggregate Denomination of all Certificates of Class
A-1	$10,000	$18,060,000
A-2	$10,000	$130,611,000
A-SB	$10,000	$36,997,000
A-3	$10,000	$260,000,000
A-4	$10,000	$319,747,000
X-A	$100,000	$873,393,000
A-M	$10,000	$107,978,000
B	$10,000	$45,105,000
C	$10,000	$45,105,000
X-B	$1,000,000	$90,210,000
X-D	$1,000,000	$51,939,000
X-F	$1,000,000	$24,602,000
X-G	$1,000,000	$10,935,000
X-H	$1,000,000	$42,371,344
D	$100,000	$28,703,000
E	$100,000	$23,236,000
F	$100,000	$24,602,000
G	$100,000	$10,935,000
H	$100,000	$42,371,344
3CC-A	$100,000	$77,120,000
3CC-B	$100,000	$22,630,000
VRR Interest	$10,000	$57,550,018.15
3CC-VRR Interest	$10,000	$5,250,000

Each Certificate will share ratably in all rights of the related Class.

The Class S and Class R Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

The Retained Certificates shall each be issuable in one or more Individual Certificates at all times during the Transfer Restriction Period.

(b)          Except insofar as pertains to any Individual Certificate, the Trust Fund, the Certificate Administrator, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, that, for purposes of transmitting communications pursuant to Section 5.05(a) of this Agreement, to the extent that the Depositor has provided the Certificate Administrator with the names of Certificate Owners (even if such Certificateholders hold their Certificates through the Depository) the Certificate Administrator shall provide such information to such Certificate Owners directly. The rights of Certificate Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Certificate Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Certificate Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Certificate Owners. Subject to the restrictions on transfer set forth in this Section 5.01 of this Agreement and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Certificate Administrator cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Certificate Owner of any attendant expenses, the Certificate Administrator shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Certificate Owners.

(c)           Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

(d)          The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

(e)           If (i) the Depository advises the Certificate Administrator in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class, the Certificate Administrator shall notify the affected Certificate Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Certificate Owners requesting them. Upon surrender to the Certificate Administrator of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Administrator shall issue the Individual Certificates. Neither the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

(f)           If the Trustee, its agents, the Certificate Administrator, its agents or the Master Servicer or Special Servicer have instituted or have been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer have been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer may in their sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Certificate Administrator or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Certificate Administrator or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

(g)          If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Certificate Administrator shall make available to each Holder and Certificate Owner of a Class of Certificates, upon request of such a Holder, information, to the extent such information is in its possession, substantially equivalent in scope to the information currently filed by the Certificate Administrator with the Commission pursuant to the Exchange Act, plus additional information required to be provided for securities qualifying for resales under Rule 144A under the Act.

For so long as the Class S or Class R Certificates remain outstanding, none of the Depositor, the Trustee or the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

(h)          Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Certificate Administrator or the Authenticating Agent and delivered to, or at the order of, the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Certificate Administrator or Authenticating Agent shall bind the Certificate Administrator or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-35 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(i)           If, in connection with any Distribution Date, the Certificate Administrator shall have reported the amount of an anticipated distribution to the Depository based on the expected receipt of any monthly payment based on information set forth in any report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two Business Days preceding such Distribution Date, and the related Borrower fails to make such payments at such time, the Certificate Administrator shall use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. The Trustee, the Certificate Administrator (in any of its capacities), the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders. Any out-of-pocket costs incurred by the

Certificate Administrator as a consequence of a Borrower failing to make such payments shall be reimbursable to the Certificate Administrator as an expense of the Trust Fund.

(j)           During the Transfer Restriction Period, each Retained Certificate shall only be held as Individual Certificates in the Retained Interest Safekeeping Account by the Certificate Administrator (and each Retaining Party’s respective interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the Retained Interest Safekeeping Account), for the benefit of the Holder of the related Certificate. The Certificate Administrator shall hold such Retained Certificates in safekeeping and shall release the same only upon receipt of (i) written instructions from the holder of the Retained Certificates and the Retaining Sponsor, and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement, and (ii) any certifications or other requirements governing transfers of the Retained Certificate required under Section 5.02(m). There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Retained Interest Safekeeping Account” and into which the Retained Certificates shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Retained Interest Safekeeping Account for each Retaining Party. The Retained Certificates to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. No amounts distributable to the Retained Certificates shall be remitted to the Retained Interest Safekeeping Account, but shall be remitted directly to each Retaining Party in accordance with written instructions provided separately by each Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping the Retained Certificates shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any person on behalf of the Retaining Parties. During the Transfer Restriction Period and for such longer time as the applicable Retaining Party may request, the Certificate Administrator shall hold the Retained Certificates in definitive, fully registered form without interest coupons at the below location, or any other location; provided the Certificate Administrator has given notice to each of the Retaining Parties of such new location:

Wells Fargo Bank NA

Attn: Security Control and Transfer (SCAT) – MAC N9345-010

425 E. Hennepin Avenue

Minneapolis, MN 55414

The Certificate Administrator shall make available to each Retaining Party its respective account information as mutually agreed upon by the Certificate Administrator and the Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of a Class VRR Interest Certificate or any Certificate evidencing the 3CC-VRR Interest shall be subject to this Article V. During the Transfer Restriction Period, unless the Retaining Sponsor and the Depositor otherwise consent in writing, the Certificate Administrator shall not permit any Person to copy (other than for internal purposes), and shall not itself provide to any Person copies of, the executed Certificates held by it in the Retained Interest Safekeeping Account.

Section 5.02        Registration, Transfer and Exchange of Certificates. (a) The Certificate Administrator shall keep or cause to be kept at its offices books (the “Certificate

Register”) for the registration, transfer and exchange of Certificates (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). The Depositor, the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Master Servicer, Special Servicer, the Trustee, the Certificate Administrator, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Section 5.01(h) and Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement. Upon request of the Certificate Administrator, the Certificate Registrar shall provide the Certificate Administrator with the names, addresses and Percentage Interests of the Holders. In its capacity as Certificate Registrar, the Certificate Administrator shall be responsible for, among other things, holding each Certificate evidencing the VRR Interest as Individual Certificates on behalf of each Holder of such Certificates in accordance with Section 5.01(j).

(b)          Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of this Agreement. Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(h) and 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement.

(c)          In addition to the provisions of Sections 5.01(h) and (j) and 5.02(d), (e), (f), (g), (h) and (i) of this Agreement and the rules of the Depository, the exchange, transfer and registration of transfer of Private Certificates that are Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

(i)             Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in a Class of Private Certificates to a transferee that takes delivery in the form of an Individual Certificate (other than transfers of the Class S or Class R Certificates, which may be made only in accordance with Section 5.02(i) of this Agreement, and transfers of any Class VRR Interest Certificate or any Certificate evidencing the 3CC-VRR Interest, which may only be made in accordance with Section 5.02(c)(vi) of this Agreement and during the Transfer Restriction Period in accordance with Section 5.01(j)):

(A)        Other than the initial transfer from the Initial Purchasers to an initial investor, the Certificate Registrar shall register the transfer of such Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 to this Agreement (an “Investment Representation Letter”), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

(B)         The Certificate Registrar shall register the transfer of such Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit G to this Agreement (a “Regulation S Transfer Certificate”), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

(C)         The Certificate Registrar shall register the transfer of such Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) in the case of a transfer to an Affiliated Person, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

and, in each case, the Certificate Registrar shall register the transfer of such Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor’s expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a commercial mortgage-backed securitization transaction not subject to, the registration requirements of the Act and other applicable laws.

(ii)            Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within such Global Certificate shall only be made in accordance with this Section 5.02(c)(ii).

(A)       Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit H to this Agreement given by the Certificate Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the ease may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(B)        Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit I to this Agreement given by the Certificate Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(C)        Regulation S Global Certificate to Rule 144A Global Certificate. If the Certificate Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Certificate Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit J to this Agreement given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

(iii)           Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit F to this Agreement (the “Securities Legend”), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

(A)       Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C) of this Agreement.

(B)        Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Section 5.02(c)(i)(A) or (B) of this Agreement, respectively.

(C)        Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to Subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar and the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

(iv)           Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this

Section 5.02(c)(iv) (other than with respect to any Retained Certificate during the Transfer Restriction Period, which shall be held as an Individual Certificate pursuant to Section 5.01(j)). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (l) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.05(a) of this Agreement, (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder’s transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate, other than the initial transfer from the Initial Purchasers to an initial investor.

(v)            All Transfers. An exchange of a beneficial interest in a Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificates, so long as the Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures (other than with respect to any Retained Certificate during the Transfer Restriction Period, which shall be held as an Individual Certificate pursuant to Section 5.01(j)).

(d)          If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act, the Risk Retention Rule or that such Certificate is not a “restricted security” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

(e)          Subject to the restrictions on transfer and exchange set forth in Section 5.01(i) and in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the office of the Certificate Administrator or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such office of the Certificate Administrator or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the office of the Certificate Administrator or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the office of the Certificate Administrator or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

(f)           An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Global Certificate pursuant to Section 5.01 of this Agreement) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar has actual knowledge that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private

Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

(g)          Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(h)          No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(i)           Subject to Section 5.02(e) of this Agreement, transfers of the Class S or Class R Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class R Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. The Certificate Registrar shall register the transfer of a Class S Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer or an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor’s expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

(j)           No transfer, sale, pledge or other disposition of any Class of Private Certificates or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws, or is otherwise made in accordance with the Act and such state securities laws. Neither the Depositor, the Master Servicer, the Certificate Administrator, the Trustee nor the Certificate Registrar are obligated to register or qualify the Private Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Private Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(k)          No transfer of any Class X-F, Class- X-G, Class X-H, Class F, Class G, Class H, Class S, Class R, VRR Interest or 3CC-VRR Interest (each, a “Restricted Certificate”) shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (ii) a collective investment fund whose underlying assets include Plan assets by reason of a Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or other person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to transfer of Restricted Certificates other than the Class VRR Interest Certificates, Class S or Class R Certificates), an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the “prohibited transaction” provisions of Sections 406 and 407 of ERISA and Code Section 4975 under Sections I and III of PTCE 95-60, or, in the case of a plan subject to Similar Law, the acquisition, holding and disposition of such Restricted Certificate will not constitute a non-exempt violation under Similar Law. Except in connection with the transfer thereof by the Depositor or a Retaining Party (provided that, in the case of a Retaining Party, such exception shall apply only with respect to the transfer thereof on the Closing Date), each prospective transferee of a Restricted Certificate shall either (A) deliver to the Depositor, the Certificate Registrar and the Certificate Administrator, a transfer or representation letter, substantially in the form of Exhibit D-2 to this Agreement, stating that the prospective transferee is not and will not become a Person referred to in (i) or (ii) above or (B) if the transferee is such an entity specified in (i) or (ii) above (except in the case of a Class S or Class R Certificate, which may not be transferred unless the transferee represents it is not such an entity), such entity, at its own expense, shall provide any opinion of counsel, officers’ certificates or agreements as may be required by, and in form and substance satisfactory to, the Depositor, the Certificate Administrator and the Certificate Registrar, to the effect that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Sections 406 and 407 of ERISA and Section 4975 of the Code or a non-exempt violation of any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Depositor, the Certificate Administrator, the Trustee, the Underwriters, the Initial Purchasers or the Certificate Registrar to any obligation or liability. Neither the Certificate Administrator nor the Certificate Registrar shall register a Class S or Class R Certificate in any Person’s name unless such Person has provided the letter referred to in clause (A) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not and will not become a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Class VRR Interest Certificates, Class S or Class R Certificates) an insurance company using the assets of its general account under circumstances whereby the purchase and holding by such insurance company would be exempt from the “prohibited transaction” provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or, in the case of a plan subject to Similar Law, the acquisition, holding and disposition of such Restricted Certificate will not constitute a non-exempt violation under Similar Law. Any transfer of a Restricted Certificate that would violate or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law shall be deemed absolutely null and void ab initio.

Each purchaser of Certificates that is a Plan subject to ERISA and/or Section 4975 of the Code (an “ERISA Plan”) or is acting on behalf of or using the assets of an ERISA Plan will be deemed to have represented and warranted that (i) none of the Depositor, the Trust, the Trustee, any Initial Purchaser, any Underwriter, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

(l)           Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

(i)             Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

(ii)            No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted

Transferee, (v) the proposed transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the proposed transferee or any other U.S. Person and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)           Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

Neither the Certificate Administrator nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate (including, without limitation, the Securities Legend), or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Certificate Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners made in violation of applicable restrictions.

Upon written notice to the Certificate Registrar, or upon the Certificate Registrar having actual knowledge, that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Certificate Administrator, the Certificate Registrar and the Certificate Administrator may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided that such Persons shall in no event be excused from furnishing such information.

(m)         At all times during the Transfer Restriction Period, if a Transfer of any Retained Certificate after the Closing Date is to be made, then, upon receipt of: (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as

Exhibit C-3, which such certification must be countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor, (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit C-4, which such certification must be countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor, (iii) a W-9 completed by the Transferee and (iv) wire instructions and contact information of the Transferee, the Certificate Administrator (which may conclusively rely upon such certifications) shall instruct the Certificate Registrar to register such Transfer.  Upon receipt of the Certificate Administrator’s instruction, the Certificate Registrar shall, subject to Section 5.02(e), register the Transfer of the Retained Certificate and reflect such Retained Certificate in the name of the prospective Transferee and shall deliver written confirmation substantially in the form of Exhibit MM to this Agreement. The Certificate Registrar shall not register a Transfer of any Retained Certificate after the Closing Date during the Transfer Restriction Period unless it is so instructed by the Certificate Administrator. After the termination of the Transfer Restriction Period, if a transfer of a Retained Certificate is to be made and such Retained Certificate is in Retained Interest Safekeeping Account, then upon receipt of: (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit C-3, which such certification must be countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor and (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit C-4, which such certification must be countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor, the Certificate Administrator (which may conclusively rely upon such certifications) shall instruct the Certificate Registrar to register such Transfer, and upon receipt of the Certificate Administrator’s instruction, the Certificate Registrar shall register the Transfer of the Retained Certificate and reflect such Retained Certificate in the name of the prospective Transferee. After the termination of the Transfer Restriction Period, if a transfer of a Retained Certificate is to be made and such Retained Certificate is in the Retained Interest Safekeeping Account, the Certificate Registrar shall not register a Transfer of such Retained Certificate unless it is so instructed by the Certificate Administrator. For the avoidance of doubt, in no event shall a Retained Certificate be held as a Book-Entry Certificate during the Transfer Restriction Period. After the Transfer Restriction Period, a Retained Certificate may be transferred subject to the restrictions on transfer set forth in this Article V. Any transfer of an interest in a Retained Certificate that is not in compliance with this Section 5.02 shall be null and void ab initio to the extent permitted under applicable law.

Section 5.03        Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it and the Certificate Administrator harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04        Appointment of Paying Agent. The Certificate Administrator may appoint a paying agent (a “Paying Agent”) for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement. The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator, the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Certificate Administrator. Except for the Certificate Administrator, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “A” from Fitch and an equivalent rating from KBRA (if rated by KBRA), or shall be otherwise acceptable to each Rating Agency, as confirmed by a receipt of a Rating Agency Confirmation.

Section 5.05        Access to Certificateholders’ Names and Addresses; Special Notices. (a) If any Certifying Certificateholder (for purposes of this Section 5.05, an “Applicant”) applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to its rights under this Agreement, the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to a current list of the Certificateholders related to the Class of Certificates held by such Certificateholder.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of this Agreement (such party, a “Requesting Investor”) may deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator. Any Communication Request shall contain the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a Class of Certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, Benchmark 2019-B10 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document reasonably acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). The Certificate Administrator shall not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the

Certificate Administrator. Upon receipt of such request, the Certificate Administrator shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.

(b)          Every Certificateholder, by receiving and holding its Certificate, agrees with the Certificate Administrator and the Certificate Registrar that the Certificate Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(c)          Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.06        Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and the Trustee and, when required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Certificate Administrator, the Trustee and the Master Servicer, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator or the Trustee deems sufficient.

(c)          Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Certificate Administrator or the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)          The Certificate Administrator, the Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

Section 5.07        Rule 144A Information. The Certificate Administrator shall, upon request of any Certifying Certificateholder that is a Holder of a Private Certificate or any beneficial owner of such a Certificate, furnish to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner who is a Qualified Institutional Buyer the information required to be delivered under Rule 144A(d)(4) under the Act, to the extent such information has been provided to the Certificate Administrator and has been identified as Rule 144A information (which shall include all information on the Certificate Administrator’s Website and all information currently required to be made available to Certificateholders, as well as any other specifically identified information herein), if at the time of such request periodic reports are not being filed with respect to the Trust under Section 13 or Section 15(d) of the Exchange Act.

Section 5.08        Voting Procedures. With respect to any matters submitted to Certificateholders for a vote, the Certificate Administrator shall administer such vote through the Depository with respect to Book-Entry Certificates and directly with registered Holders by mail with respect to Individual Certificates. In each case, such vote shall be administered in accordance with the following procedures, unless different procedures are otherwise described herein with respect to a specific vote:

(a)          Any matter submitted to Certificateholders for a vote shall be announced in a notice prepared by the Certificate Administrator. Such notice shall include the record date determined by the Certificate Administrator for purposes of the vote and a voting deadline which shall be no less than thirty (30) days and no later than sixty (60) days after the date such notice is distributed. The notice and related ballot shall be sent to Holders of Book-Entry Certificates through the Depository and by mail to the registered Holders of Individual Certificates. In addition, the notice and related ballot shall be posted to the Certificate Administrator’s Website. Notices delivered in this manner shall be considered delivered to all Holders regardless of whether any Holder actually receives the notice and ballot.

(b)          In connection with any vote administered pursuant to this Agreement, voting Holders shall be required to certify their holdings in the manner set forth on the ballot, unless a specific manner is otherwise provided herein. Holders may only vote in accordance with their Voting Rights. Voting Rights with respect to any outstanding Class of Certificates shall be calculated by the Certificate Administrator in accordance with the definition of Voting Rights as of the record date for the vote. Only Classes with an outstanding Certificate Balance greater than zero as of the record date of the vote shall be permitted to vote. Once a Holder has cast its vote, the vote may be changed or retracted on or before the vote deadline. Any changes or retractions shall be communicated by the Certificateholder to the Certificate Administrator in writing on a ballot. After the vote deadline has passed, votes may not be changed or retracted by any Holder unless the Holder wishing to change or retract its vote holds a sufficient portion of the Voting Rights such that the Holder, by its vote alone, could approve or deny the proposition subject to a vote without taking into consideration the votes cast by any other Holder. Transferees or purchasers of any Class of Certificates are subject to and shall be bound by all votes of Holders initiated or conducted prior to its acquisition of such Certificate.

(c)          The Certificate Administrator may take up to fifteen (15) Business Days to tabulate the results of any vote. The Certificate Administrator shall use its reasonable efforts to resolve any illegible or incomplete ballots received prior to the voting deadline. Illegible or incomplete ballots that are received on the voting deadline or that cannot be resolved by the voting deadline shall not be counted. Promptly after the votes are tabulated, the Certificate Administrator shall prepare a notice announcing the results of the vote. Such notice shall include the percentage of Voting Rights in favor of the proposition, the percentage against the proposition and the percentage abstaining. In addition, the notice will announce whether the proposition has been adopted by Certificateholders. The notice shall be distributed in accordance with the methods described in Section 5.08(a) above. The Certificate Administrator shall also include such notice on the Form 10-D prepared in connection with the distribution period that corresponds with the date such notice is distributed. All vote tabulations shall be final and the Certificate Administrator shall not, absent manifest error, retabulate the votes or conduct a new vote for the same proposition.

(d)          Unless otherwise paid for by any Holder pursuant to Section 8.01 or Section 8.02, or clause (e) below, any and all reasonable expenses incurred by the Certificate Administrator in connection with administering any vote shall be borne by the Trust. The Certificate Administrator is under no obligation to advise Holders about the matter being voted on or answer questions other than process-related questions regarding the administration of the vote.

(e)          If any party to this Agreement believes a vote of Certificateholders is needed for some matter related to the administration of the Trust that is not specifically contemplated herein, such party may request the Certificate Administrator to conduct a vote and the Certificate Administrator will conduct the requested vote in accordance with these procedures. Unless specifically provided herein, all such votes require a majority of Certificateholders to carry a proposition.

Article VI
THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTies, THE OPERATING ADVISOR AND THE ASSET REPRESENTATIONS REVIEWER

Section 6.01        Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 6.02        Merger or Consolidation of the Master Servicer, the Special Servicer, the Depositor, the Asset Representations Reviewer or the Operating Advisor. Subject to the following paragraph, each of the Master Servicer and the Special Servicer shall keep in full effect its existence, rights and good standing as a national banking association under the laws of the United States of America, and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties securing the Mortgage Loans that it is servicing are located or to protect the validity and enforceability of this Agreement, the Certificates or any of such Mortgage Loans that it is servicing and to perform its respective duties under this Agreement. In addition, subject to the following paragraph, the Operating Advisor and the Asset Representations Reviewer shall keep in full effect its existence, rights and good standing as a limited liability company under the laws of the State of New York and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of such Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or the Asset Representations Reviewer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or the Asset Representations Reviewer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or the Asset Representations Reviewer is a party, or any Person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or the Asset Representations Reviewer, shall be the successor of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or the Asset Representations Reviewer, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or the Asset Representations Reviewer, as applicable, hereunder, if each of the Rating Agencies has provided a Rating Agency Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any; provided that none of the Master Servicer, the Special Servicer or the Operating Advisor shall be required to obtain a Rating Agency Confirmation from any Rating Agency if the Master Servicer, Special Servicer or Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate; provided, further, if the Master Servicer, the Special Servicer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity under applicable law, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation or obtain the consent of the Depositor. Notwithstanding the foregoing, no Master Servicer, Special Servicer, the Operating Advisor or the Asset Representations Reviewer may remain the Master Servicer, Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld. The Asset Representations Reviewer shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement. Any Person into which the Asset Representations Reviewer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Asset Representations Reviewer shall be a party, or any Person succeeding to the business of the Asset Representations Reviewer, shall be the successor of the Asset Representations Reviewer hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Asset Representations Reviewer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee has received a Rating Agency Confirmation with respect to such successor or surviving Person.

Section 6.03        Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others. (a) None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer nor any Affiliates, partners, shareholders, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be under any liability to the Trust Fund, the Certificateholders, any Serviced Companion Loan Noteholders, any party hereto or any third party beneficiary for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement (including actions taken or not taken at the direction of any Directing Holder), or for errors in judgment; provided, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, or any Affiliate, representative, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or in the case of (x) the Master Servicer or Special Servicer, by reason of any specific liability imposed hereunder for a breach of the Servicing Standard, (y) the Operating Advisor, by reason of any specific liability imposed hereunder for a breach of the Operating Advisor Standard or (z) the Asset Representations Reviewer, by reason of any specific liability imposed hereunder for a breach of the Asset Review Standard) in the performance of duties or by reason of negligent disregard of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any Affiliate, representative, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to (i) remit the CREFC® Intellectual Property Royalty License Fee to CREFC®, to report any such CREFC® Intellectual Property Royalty License Fee so paid or to make available any Distribution Date Statement to the general public (or in particular, CREFC®) or (ii) remit the EU Reporting Administrator Fee to the EU Transparency Designee or any EU Reporting Administrator.

The Trust Fund and each Serviced Companion Loan Noteholder shall be indemnified and held harmless by each of the Master Servicer, the Special Servicer and the Operating Advisor (severally and not jointly) for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment or liability relating to this Agreement or the Certificates, incurred by the Trust Fund or such Serviced Companion Loan Noteholder, as applicable, by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder, or by reason of negligent disregard of obligations and duties thereunder, on the part of such indemnifying party.

The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any Affiliates, directors, officers, employees, members, managers, representatives and agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall be indemnified and held harmless by the Trust Fund for any loss, liability or expense (including legal fees and expenses (including any such expenses incurred in enforcing this indemnity)) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses (including any such expenses incurred in enforcing this indemnity)) (i) incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its Affiliates, directors, officers, representatives, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that such indemnified parties shall be paid out of the Collection Account in accordance with Section 3.06(a) of this Agreement; provided, further, that if such matter relates directly to any Serviced Whole Loan, such indemnified parties shall be paid first out of the applicable Serviced Whole Loan Collection Account (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement), and then, if funds therein are insufficient, out of the Collection Account; provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders.

The Depositor shall indemnify the Asset Representations Reviewer and the Operating Advisor and each of their respective Affiliates and each of their respective directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Depositor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

The Operating Advisor shall indemnify the Asset Representations Reviewer and the Depositor and each of their respective Affiliates and each of their respective directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Operating Advisor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Operating Advisor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

The Asset Representations Reviewer shall indemnify the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor and the Trust and each of their Affiliates and any partner, director, officer, shareholder, member, manager, employee, representative or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Asset Representations Reviewer of its duties and obligations hereunder.

(b)          None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective duties under this Agreement or (ii) in its opinion, may expose it to any expense or liability not recoverable from the Trust Fund; provided, that each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may in its discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and holders of Serviced Companion Loan Securities, if applicable, hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to be reimbursed therefor from the Collection Account in accordance with Section 3.06(a) of this Agreement) no later than 60 days after submitting such expenses or costs for reimbursement, provided that a failure to reimburse such parties within such 60 days will not affect or limit such parties’ rights to receive reimbursement hereunder; provided, further, that in the case of any Serviced Whole Loan, such amounts shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement, and such parties shall be entitled to be reimbursed first, from the applicable Serviced Whole Loan Collection Account and then, from the Collection Account, all in accordance with Section 3.06(a) of this Agreement and the related Intercreditor Agreement.

(c)          The terms of this Section 6.03 shall survive the termination of any party hereto or of this Agreement.

(d)          For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the Trust Fund or a party to this Agreement is required to indemnify another party to this Agreement for costs, fees and expenses, such costs, fees and expenses shall include costs (including, but not limited to reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Section 6.04        Limitation on Resignation of the Master Servicer, the Special Servicer and the Operating Advisor; Termination of the Master Servicer, the Special Servicer and the Operating Advisor. (a) Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their commercial mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution (or, in the case of the Operating Advisor, an Eligible Operating Advisor), organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the Master Servicer, Special Servicer or Operating Advisor or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement, (B) shall be acceptable to each Rating Agency as confirmed in a Rating Agency Confirmation delivered to the Trustee and the Certificate Administrator relating to the Certificates and Serviced Companion Loan Securities, if any, (C) shall execute and deliver to the Trustee and the Certificate Administrator an agreement that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, Special Servicer or Operating Advisor, as applicable under this Agreement from and after the date of such agreement and (D) shall not be a Prohibited Party; (ii) the Master Servicer, the Special Servicer or the Operating Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iii) the rate at which the Servicing Compensation, Special Servicing Compensation or Operating Advisor Fee, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect and (iv) the resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Operating Advisor, as applicable, hereunder.

(b)          Except as provided in Section 6.02 of this Agreement and this Section 6.04, the Master Servicer, the Special Servicer and the Operating Advisor shall not resign from its respective obligations and duties hereby imposed on it except (i) upon determination that such duties hereunder are no longer permissible under applicable law, (ii) in connection with the assignment of rights and delegation of duties as set forth in Section 6.04(a), or (iii) solely with respect to the Operating Advisor, pursuant to Section 6.04(e). Any such determination described in clause (i) above permitting the resignation of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s or Operating Advisor’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

(c)          The Trustee shall be permitted to remove the Master Servicer or the Special Servicer upon a Master Servicer Termination Event or Special Servicer Termination Event, as applicable. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Master Servicer or the Special Servicer has been paid any unpaid Servicing Compensation or Special Servicing Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Master Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Master Servicer, the successor Master Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Master Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Master Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Master Servicer had immediately prior to its termination without regard to the operation of this paragraph.

(d)          No resignation or removal of the Master Servicer, the Special Servicer or the Operating Advisor as contemplated by the preceding paragraphs of this Section 6.04 shall become effective until (i) the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor shall have assumed the resigning or terminated Master Servicer’s, Special Servicer’s or Operating Advisor’s responsibilities, duties, liabilities and obligations hereunder, (ii) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 10.09, (iii) any other information required under Section 10.03 or Section 10.09 has been delivered to any applicable Other Depositor with respect to any related Companion Loan, and (iv) as to any resignation, removal, succession, merger or consolidation of the Master Servicer or the Special Servicer that would constitute a Reportable Event, upon at least 4 Business Days prior notice of the anticipated effective date of such event, the Certificate Administrator and the Depositor shall cooperate in a timely manner with the Master Servicer, the Special Servicer or any other Person pursuing such resignation, removal, succession, merger or consolidation, as applicable, in connection with the Depositor’s or the Certificate Administrator’s obligation to file any related required Form 8-K relating to this Trust on the anticipated effective date of such event. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Operating Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor shall be treated as Realized Losses.

(e)          The Operating Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days’ prior written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator (with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), the Asset Representations Reviewer, the Risk Retention Consultation Parties and the Directing Holder, if applicable, and (b) upon the appointment of, and the acceptance of such appointment by, a successor Operating Advisor that is an Eligible Operating Advisor. No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations. The resigning Operating Advisor shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 6.04(e).

Section 6.05        Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer. Solely with respect to their performance of their respective duties under this Agreement, the Master Servicer and the Special Servicer shall afford the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon written request, the Master Servicer and/or the Special Servicer, as applicable, shall furnish to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee its most recent publicly available financial statements (or, with respect to the Master Servicer, those of its ultimate parent) and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise any rights of such Person hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. If the Depositor or its designee undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Accounts (or with respect to a Serviced Whole Loan, to the extent such reimbursement is allocable to such Serviced Whole Loan Collection Account), as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicer (solely with respect to any action or failure to act by the Special Servicer) or the Special Servicer (solely with respect to any action or failure to act by the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and no such party is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06        The Master Servicer or Special Servicer as Owners of a Certificate. The Master Servicer or an Affiliate of the Master Servicer, or the Special Servicer or an Affiliate of the Special Servicer, may become the Holder (or with respect to a Global Certificate, Certificate Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Certificate Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may, but will not be required to, seek the approval of the Certificateholders to such action (or inaction) by delivering to the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer and (iii) describes in reasonable detail the action (or inaction) that the Master Servicer or the Special Servicer proposes to take (or refrain from taking). The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding a majority of the Voting Rights of all Certificateholders and, if no Control Termination Event has occurred and is continuing, the applicable Directing Holder (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07        The Directing Holder, the Operating Advisor and the Risk Retention Consultation Parties. (a) For so long as no Control Termination Event has occurred and is continuing, the Directing Holder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), (2) the Special Servicer with respect to Performing Loans (other than any Excluded Loan, Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) with respect to Special Servicer Major Decisions, and (3) the Master Servicer with respect to Performing Loans (other than any Excluded Loan applicable to the Directing Holder, Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) with respect to Master Servicer Major Decisions.

Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, this Section 6.07, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan or any Servicing Shift Mortgage Loan) or any Serviced Whole Loan (other than any Servicing Shift Whole Loan), for so long as no Control Termination Event has occurred and is continuing, neither the Master Servicer nor the Special Servicer shall be permitted to take any action that constitutes a Major Decision, and the Special Servicer shall not consent to the Master Servicer’s taking any of the following actions that are Special Servicer Major Decisions, as to which the Directing Holder has objected in writing within ten (10) Business Days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of a written report by the Master Servicer or the Special Servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the Master Servicer or the Special Servicer, as applicable, (ii) the proposed course of action recommended, and (iii) all information reasonably requested by the Directing Holder, and reasonably available to the Master Servicer or the Special Servicer, as applicable, in order to grant or withhold such consent (provided that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within such 10-Business Day (or 30-day) period, then the Directing Holder will be deemed to have approved such action); provided that, if the Special Servicer or Master Servicer (if the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Holder (if no Control Termination Event has occurred and is continuing) in this Agreement, is necessary to protect the interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender and with respect to any Serviced Whole Loan with a related Subordinate Companion

Loan, taking into account the subordinate nature of such Subordinate Companion Loan) and the Master Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the Master Servicer nor the Special Servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but shall consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the Special Servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the Master Servicer or the Special Servicer. In the event the Master Servicer or the Special Servicer, as applicable, receives no response from the Directing Holder within 10 days following the Master Servicer’s or the Special Servicer’s written request for input on any required consultation, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with the Directing Holder on the specific matter.

(b)          In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan with respect to the applicable Risk Retention Consultation Party), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan with respect to the applicable Risk Retention Consultation Party), upon request of a Risk Retention Consultation Party, the Master Servicer and the Special Servicer shall consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of such Risk Retention Consultation Party pursuant to this Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with such Risk Retention Consultation Party); provided that in the event the Master Servicer or Special Servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the Master Servicer’s or the Special Servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information in the possession of the Master Servicer or the Special Servicer, as applicable, reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. For the avoidance of doubt, (x) no Risk Retention Consultation Party shall have any consultation rights with respect to any related Excluded Loan and (y) any consultation with either Risk Retention Consultation Party under this Agreement shall occur only upon request of such Risk Retention Consultation Party, and any such consultation shall be on a strictly non-binding basis and shall be subject to all limitations with respect to the procedures and timing for such consultation set forth in this Section 6.07.

No Risk Retention Consultation Party acting in its capacity as Risk Retention Consultation Party shall have liability to the Trust Fund, any party to this Agreement, any Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, or for errors in judgment.

(c)          Notwithstanding the foregoing, prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, and if the 3 Columbus Circle Whole Loan is a Specially Serviced Loan, the 3CC Risk Retention Consultation Party shall have the same rights as provided in Section 6.07(b) above solely with respect to the 3 Columbus Circle Whole Loan.

(d)          The failure of the Directing Holder, the Operating Advisor or any Risk Retention Consultation Party to respond to any request for consent or consultation will not relieve the Master Servicer or the Special Servicer from using reasonable efforts to seek the consent of or consult with, as applicable, the Directing Holder, the Operating Advisor or the Risk Retention Consultation Parties on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

In addition, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein; provided that, notwithstanding anything herein to the contrary, no such direction from the Directing Holder and no advice from any Risk Retention Consultation Party or the Operating Advisor, and no objection contemplated by the preceding paragraph or this paragraph, may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, this Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder.

If the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Directing Holder, or any advice from the Directing Holder, the Risk Retention Consultation Parties or the Operating Advisor, would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Mortgage Loan, any Intercreditor Agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advice and notify the Directing Holder, the Risk Retention Consultation Parties or the Operating Advisor, the Trustee, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Holder, any Risk Retention Consultation Party

or the Operating Advisor that does not violate any law or the Servicing Standard or any other provisions of this Agreement or any Intercreditor Agreements will not result in any liability on the part of the Master Servicer or the Special Servicer.

Notwithstanding anything to the contrary contained in this Agreement, with respect to the Non-Serviced Mortgage Loans, (i) at all times when no Consultation Termination Event has occurred, the Directing Holder shall be entitled to the rights of the “Non-Directing Holder” (or similar term) under the related Intercreditor Agreement and (ii) at no time shall the Operating Advisor be entitled to the rights of the “Non-Directing Holder” (or similar term) under the related Intercreditor Agreement.

The Directing Holder shall have no liability to the Trust Fund, any party to this Agreement, any Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided that the Directing Holder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

(e)          Subject to the terms and conditions of this Section 6.07(a), (i) the Special Servicer shall process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan, (b) the Special Servicer shall process all requests for any matter that constitutes a Special Servicer Major Decision or Special Servicer Non-Major Decision with respect to any Performing Loan (other than a Non-Serviced Mortgage Loan) unless the Master Servicer and the Special Servicer have mutually agreed to have the Master Servicer process such request in accordance with the terms and conditions reasonably agreed to by the Master Servicer and Special Servicer, including the Special Servicer’s consent, (c) the Master Servicer shall process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any Performing Loan (other than a Non-Serviced Mortgage Loan) and (d) the Master Servicer shall process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any Performing Loan (other than a Non-Serviced Mortgage Loan) if the Master Servicer and the Special Servicer have mutually agreed to have the Master Servicer process such request in accordance with the terms and conditions reasonably agreed to by the Master Servicer and Special Servicer, including the Special Servicer’s consent. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision or Special Servicer Non-Major Decision, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request in accordance with the terms and conditions reasonably agreed to by the Master Servicer and Special Servicer, including the Special Servicer’s consent, the Master Servicer shall forward such request to the Special Servicer and the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any Borrower request or other action on Performing Loans that is not a Major Decision or a Special Servicer Non-Major Decision, the Master Servicer shall not be required to obtain the consent of or consult with the Special Servicer, the Directing Holder or the Operating Advisor or the Risk Retention Consultation Parties.

(f)           Notwithstanding anything to the contrary contained herein (i) if a Control Termination Event has occurred and is continuing, the Directing Holder shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Directing Holder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) if a Consultation Termination Event has occurred and is continuing, the Directing Holder shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, Voting Rights given to all Certificateholders and rights to receive reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.

(g)          The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, may from time to time request that the Certificate Administrator provide the name of the then-current Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan. Upon such request, the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) provide the name of the then-current Directing Holder to the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, but only to the extent the Certificate Administrator has actual knowledge of the identity of the then-current Directing Holder; provided that if the Certificate Administrator does not have actual knowledge of the identity of the then-current Directing Holder, then the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) (i) determine which Class is the Controlling Class and (ii) request from the Controlling Class Certificateholders or the 3 Columbus Circle Controlling Class Certificateholders the identity of the Directing Holder. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under this Agreement to deliver a copy of the Operating Advisor Annual Report to the Directing Holder and (ii) the requesting party has not been notified of the identity of the Directing Holder or reasonably believes that the identity of the Directing Holder has changed, then such expenses shall be at the expense of the Trust. The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor, shall be entitled to conclusively rely on any such information so provided.

To the extent the Master Servicer or the Special Servicer has written notice of any change in the identity of a Directing Holder or the list of Holders (or Certificate Owners, if applicable) of the Controlling Class, then the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer or the Special Servicer, as applicable.

(h)          DBNY, CREFI and JPMCB shall be the initial Risk Retention Consultation Parties and shall remain so until a successor is appointed pursuant to the terms of this Agreement. Upon the resignation or removal of any of the existing Risk Retention Consultation Parties, any successor Risk Retention Consultation Party shall deliver to the parties to this Agreement a certification substantially in the form of Exhibit L-1H to this Agreement prior to being recognized as the new Risk Retention Consultation Party. The parties hereto shall be entitled to assume that the Risk Retention Consultation Party has not changed absent such notice.

(i)           Once a Risk Retention Consultation Party has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless DBNY (in the case of the VRR1 Risk Retention Consultation Party and the 3CC Risk Retention Consultation Party), CREFI (in the case of the VRR2 Risk Retention Consultation Party) or JPMCB (in the case of the VRR3 Risk Retention Consultation Party), as applicable, shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and each other Holder of the VRR Interest, in writing, of the selection of such new Risk Retention Consultation Party (including the new contact information).

(j)           Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Risk Retention Consultation Parties may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Risk Retention Consultation Parties may act solely in the interests of the Holders of the Class VRR Interest Certificate; (iii) the Risk Retention Consultation Parties do not have any liability or duties to the Holders of any Class of Certificates; (iv) the Risk Retention Consultation Parties may take actions that favor interests of the Holders of one or more Classes including the Class VRR Interest Certificates over the interests of the Holders of one or more other Classes of Certificates; and (v) the Risk Retention Consultation Parties shall have no liability whatsoever for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder may take any action whatsoever against any Risk Retention Consultation Party or any director, officer, employee, agent or principal of such Risk Retention Consultation Party for having so acted.

Section 6.08        Rights of Non-Directing Holders. With respect to each Serviced Whole Loan, the Master Servicer or the Special Servicer, as applicable, shall:

(a)          consult with the related Non-Directing Holder (or its designee or representative) on a strictly non-binding basis, to the extent that such Non-Directing Holder (or its designee or representative) requests consultation with respect to any “major decision” or “major action” set forth in the related Intercreditor Agreement or the implementation of any recommended actions outlined in an Asset Status Report relating to the Serviced Whole Loan, and to consider alternative actions recommended by such Non-Directing Holder (or its designee or representative); provided, that after the expiration of a period of ten (10) Business Days from the delivery to the related Non-Directing Holder (or its designee or representative) of written notice of a proposed action, together with copies of the related notice, information or report, the Master Servicer or Special Servicer, as applicable, shall no longer be obligated to consult with the applicable Non-Directing Holder (or its designee or representative) (unless the Master Servicer or Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the foregoing non-binding consultation rights of the Non-Directing Holder, the

Master Servicer or the Special Servicer, as applicable, may take any “major decision” or “major action” set forth in the related Intercreditor Agreement or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Master Servicer or the Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholder and the related Companion Loan Noteholder. Unless specified otherwise in the related Intercreditor Agreement, neither the Master Servicer or the Special Servicer shall be obligated at any time to follow or take any alternative actions recommended by the Non-Directing Holder; and

(b)          in addition to the foregoing non-binding consultation rights, if provided for in the related Intercreditor Agreement, the Non-Directing Holder shall have the right to annual conference calls with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the related Whole Loan are discussed.

Article VII

SERVICER AND OPERATING ADVISOR TERMINATION

Section 7.01        Servicer Termination Events. (a) “Master Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)             any failure by the Master Servicer (A) to make any deposit required to the Collection Account or the related Serviced Whole Loan Collection Account for any Serviced Whole Loan on the day and by the time such deposit was first required to be made under the terms of this Agreement, which failure is not remedied within two Business Days, (B) to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted (including, without limitation, any required P&I Advance, unless the Master Servicer determines such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittance to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made), or (C) to remit to any holder of a Serviced Companion Loan, as and when required by this Agreement or any related Intercreditor Agreement, any amount required to be so remitted (which failure continues for two Business Days);

(ii)            any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, five (5) Business Days in the case of the Master Servicer’s obligations contemplated by Article X (except as otherwise provided under clause (x) of this definition of “Master Servicer Termination Event”), or

(B) 15 days in the case of the Master Servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, by (a) any other party hereto, with a copy to each other party to this Agreement, (b) the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (c) an affected Serviced Companion Loan Noteholder; provided, if such failure is capable of being cured and the Master Servicer is diligently pursuing such cure, such 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting contemplated by Article X;

(iii)           any breach on the part of the Master Servicer of any representation or warranty contained in Section 2.04(a) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (a) to the Master Servicer by any party hereto or (b) to the Master Servicer, the Special Servicer, the Depositor and the Trustee (x) by the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (y) by an affected Serviced Companion Loan Noteholder; provided, if such breach is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)            the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(vi)           the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(vii)          the Master Servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer and is not restored to such status on such list within sixty (60) days;

(viii)         the Master Servicer is no longer rated at least “CMS3” by Fitch and such Master Servicer is not reinstated to at least that rating within 60 days of the delisting;

(ix)            KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by KBRA within sixty (60) days of such event), and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action; or

(x)             subject to Section 10.16(c), any failure by the Master Servicer to deliver (a) any Exchange Act reporting items required to be delivered by the Master Servicer to the Trustee or the Certificate Administrator under Article X by the time required under Article X or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer (but excluding any Mortgage Loan Seller Sub-Servicer) is required to deliver (any Sub-Servicing Entity shall be terminated if it defaults in accordance with the provision of this clause (x));

then, and in each and every such case, so long as a Master Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of (x) the Holders of at least 25% of the aggregate Voting Rights of all Certificates or (y) the Depositor with respect to clause (ii) above (to the extent such Master Servicer Termination Event relates to the obligations regarding Exchange Act reporting contemplated by Article X) or clause (viii) above upon five (5) Business Days’ notice (with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), shall, terminate all of the rights and obligations of the Master Servicer (other than as set forth in Section 7.01(d)). In the case of clause (vii), the Certificate Administrator shall be required to notify Certificateholders and Serviced Companion Loan Noteholders of such Master Servicer Termination Event and request whether such Certificateholders and, if applicable, Serviced Companion Loan Noteholders favor such termination.

If the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, then the Master Servicer shall also be terminated as Special Servicer.

If the Master Servicer receives notice of termination under this Section 7.01(a) solely due to a Master Servicer Termination Event under Section 7.01(a)(vii), (viii) or (ix) and if the Master Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(a). Upon receipt of the “request for proposal” materials, the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the

Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans and Serviced Companion Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and 7.02 of this Agreement (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Serviced Companion Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans and Serviced Companion Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans and Serviced Companion Loans for which it was the Master Servicer and not subject to a Sub-Servicing Agreement with a cashiering Sub-Servicer at a sub-servicing fee rate per annum equal to, for each Mortgage Loan and Serviced Companion Loan serviced, the Primary Servicing Fee Rate (each, a “Servicing Retained Bid”); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.01(c) of this Agreement (each, a “Servicing Released Bid”). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid from any Person qualified to act as a Master Servicer) (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, that if the Trustee does not receive a Rating Agency Confirmation in accordance with the procedures set forth in Section 3.30 of this Agreement with respect to such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such Rating Agency Confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer; provided, that the initial Master Servicer may request and obtain, with the prior written consent of the Directing Holder, an additional 20 days for such sale and assumption to be completed so long as the initial Master Servicer delivers to the Trustee an Officer’s Certificate stating that the sale and assumption of the right to service the Mortgage Loans and Serviced Companion Loans cannot be completed in the initial 45-day period and specifying the reasons therefor.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the Master Servicer to be terminated pursuant to this Section 7.01(a), the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

The Master Servicer to be terminated pursuant to this Section 7.01(a) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and Serviced Companion Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the Master Servicer to be terminated pursuant to Section 7.01(a) of this Agreement shall reimburse the Trustee for all reasonable “out of pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(a). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02 of this Agreement.

Notwithstanding anything to the contrary in this Article VII, if the Master Servicer shall timely deliver the notice and request for proposal materials referred to in the fourth preceding paragraph, no resignation or termination of the Master Servicer shall be effective in connection with a Master Servicer Termination Event under Section 7.01(a)(vii), (viii) or (ix) of this Agreement, and the Master Servicer shall continue to perform as such and to collect the servicing fee until the conclusion of the process described in this clause (a).

(b)          “Special Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)             any failure by the Special Servicer to deposit into the REO Account at or within the time specified by this Agreement and such failure continues unremedied for one Business Day, or any failure by the Special Servicer to remit to Master Servicer for deposit into, the Collection Account (or, in the case of a Serviced Whole Loan, the related Serviced Whole Loan Collection Account) any amount required to be so remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, that the failure of the Special Servicer to remit such amount to the Master Servicer shall not be a Special Servicer Termination Event if such failure is remedied within two Business Days and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimburse the Trust for any resulting Advance Interest Amount due to the Master Servicer;

(ii)            any failure on the part of the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, five (5) Business Days in the case of the Special Servicer’s obligations contemplated by Article X (except as otherwise provided under clause (x) of this definition of “Special Servicer Termination Event”), or (B) 15 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Special Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer, by (a) any other party hereto, with a copy to each other party to this Agreement, (b) the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (c) an affected Serviced Companion Loan Noteholder; provided, if such failure is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting contemplated by Article X;

(iii)           any breach on the part of the Special Servicer of any representation or warranty contained in Section 2.04(b) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (a) to the Special Servicer by any party hereto, or (b) to the Master Servicer, the Special Servicer, the Depositor and the Trustee (x) by the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (y) by an affected Serviced Companion Loan Noteholder; provided, if such breach is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)            the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property;

(vi)           the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(vii)          the Special Servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not restored to such status on such list within sixty (60) days;

(viii)         the Special Servicer is no longer rated at least “CSS3” by Fitch and such Special Servicer is not reinstated to at least that rating within 60 days of the delisting;

(ix)            KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by KBRA within sixty (60) days of actual knowledge by the Special Servicer of such event), and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action; or

(x)             subject to Section 10.16(c), any failure by the Special Servicer to deliver (a) any Exchange Act reporting items required to be delivered by the Special Servicer to the Trustee or the Certificate Administrator under Article X by the time required under Article X or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Special Servicer (but excluding any Mortgage Loan Seller Sub-Servicer) is required to deliver (any Sub-Servicing Entity shall be terminated if it defaults in accordance with the provision of this clause (viii);

then, and in each and every such case, so long as a Special Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of (x) the Holders of at least (A) 25% of the aggregate Pooled Voting Rights of all Certificates (other than with respect to the 3 Columbus Circle Whole Loan) and (B) 25% of the Voting Rights in the case of the Special Servicer with respect to the 3 Columbus Circle Whole Loan, (y) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, or (z) the Depositor with respect to clause (ii) above (to the extent such Special Servicer Termination Event relates to the obligations regarding Exchange Act reporting contemplated by Article X) or clause (viii) above upon five (5) Business Days’ notice, shall, terminate all of the rights and obligations of the Special Servicer (other than the rights to indemnification provided in Section 6.03(a) of this Agreement and compensation provided in Section 3.12(c) of this Agreement). In the case of clause (vii) above, the Trustee shall, upon actual knowledge by a Responsible Officer of such Special Servicer Termination Event, be required to notify the Special Servicer and the Certificate Administrator (with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), and the Certificate Administrator, upon receipt of such notice or upon actual knowledge by a Responsible Officer of such Special Servicer Termination Event, shall notify the Certificateholders and Serviced Companion Loan Noteholders of such Special Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Noteholders favor such termination.

(c)           Notwithstanding Section 7.01(a), (i) if any Master Servicer Termination Event occurs that affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (ii) if an NRSRO engaged to rate a Serviced Companion Loan Security qualifies, downgrades or withdraws its rating of such Serviced Companion Loan Security, publicly citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action and that rating action is not withdrawn within 60 days, then the Trustee, at the direction of the Companion Loan Noteholder, shall direct the Master Servicer to appoint a sub-servicer (or if a sub-servicer is then sub-servicing such Serviced Whole Loan, to appoint a new sub-servicer to service such Serviced Whole Loan, but only if such existing sub-servicer is in default after any applicable cure periods under the related sub-servicing agreement, and the Master Servicer shall be permitted to terminate the sub-servicing agreement due to such default) with respect all of the rights and obligations of the Master Servicer under this Agreement related to such Serviced Whole Loan. The Master Servicer shall appoint a replacement sub-servicer with respect to such Serviced Whole Loan; provided, that such sub-servicer meets the eligibility requirements of a successor master servicer under Section 7.02 (including receipt of a Rating Agency Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any) and the eligibility requirements of each Other Pooling and Servicing Agreement.

(d)           Notwithstanding Section 7.01(b), (i) if any Special Servicer Termination Event occurs that affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (ii) if an NRSRO engaged to rate a Serviced Companion Loan Security qualifies, downgrades or withdraws its rating of such Serviced Companion Loan Security, publicly citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action and that rating action is not withdrawn within 60 days, then the Trustee, at the direction of the Companion Loan Noteholder, shall terminate the Special Servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

(e)           If the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the “Terminating Party”) shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”) (with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party has to Excess Servicing Fees, any rights it has hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Reimbursement Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement notwithstanding any such termination), and with respect to the Special Servicer, the right to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c) of this Agreement. No successor Special Servicer shall be entitled to such Workout Fee received by the terminated Special Servicer. On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder if and to the extent that it is a Certificateholder), the Mortgage Loans, the Serviced Companion Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the applicable Serviced Whole Loan Collection Account, any REO Account, the Loss of Value Reserve Fund, any Gain-on-Sale Reserve Account, Lock-Box Account or Cash Collateral Account or which shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Master Servicer or successor Special Servicer (which may include the Trustee) all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Master Servicer or Special Servicer shall reasonably request (including electronic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder. All reasonable costs and expenses of the Terminating Party (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

In no event shall the Trustee or the Certificate Administrator be deemed to have knowledge of, or be aware of, any Master Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has received written notice thereof or has actual knowledge thereof.

No removal or replacement of the Master Servicer or the Special Servicer as contemplated by this Agreement shall become effective until (i) the Trustee or a successor Master Servicer or Special Servicer shall have assumed the resigning or terminated Master Servicer’s or Special Servicer’s responsibilities, duties, liabilities and obligations hereunder, (ii) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 10.09, (iii) any other information required under Section 10.03 or Section 10.09 has been delivered to any applicable Other Depositor with respect to any related Companion Loan, and (iv) as to any resignation, removal, succession, merger or consolidation of the Master Servicer or the Special Servicer that would constitute a Reportable Event, upon at least 4 Business Days prior notice of the anticipated effective date of such event, the Certificate Administrator and the Depositor shall cooperate in a timely manner with the Master Servicer, the Special Servicer or any other Person pursuing such resignation, removal, succession, merger or consolidation, as applicable, in connection with the Depositor’s or the Certificate Administrator’s obligation to file any related required Form 8-K relating to this Trust on the anticipated effective date of such event.

Section 7.02        Trustee to Act; Appointment of Successor. Upon the receipt of a notice of termination by the Master Servicer or the Special Servicer pursuant to Section 7.01 of this Agreement, the Terminating Party (subject to Section 7.01(a) and Section 7.01(c)) shall be its successor, until a successor is appointed by the Directing Holder as provided in this Section 7.02 or Section 3.22(b), as applicable, in all respects in its capacity as the Master Servicer or the Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof, provided, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a termination event for such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided to the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as the Master Servicer or the Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or any Serviced Companion Loan hereunder. As compensation therefor, the Terminating Party as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans or the Serviced Companion Loans that accrue after the date of the Terminating Party’s succession to which such predecessor Master Servicer or Special Servicer would have been entitled if such predecessor Master Servicer or Special Servicer, as applicable, had continued to act hereunder. If any Advances made by the Master Servicer or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act or if the Holders of Certificates entitled to (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Pooled Voting Rights (other than with respect to the 3 Columbus Circle Whole Loan) and (iii) 25% of the aggregate Voting Rights in the case of the Special Servicer with respect to the 3 Columbus Circle Whole Loan (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder), so request in writing to the Trustee, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan Noteholder so requests in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the Trust Fund, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that the Trustee shall obtain a Rating Agency Confirmation with respect to the Certificates and any Serviced Companion Loan Securities. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder, which appointment has been approved, if no Control Termination Event has occurred and is continuing, by the Directing Holder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. Pending the appointment of a successor to the Special Servicer, the Trustee shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans or otherwise as it and such successor shall agree; provided, that no such compensation shall be in excess of that permitted to the Terminated Party hereunder, unless no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, in which case additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses and VRR Realized Losses. Any successor Special Servicer shall be subject to the rights of the Directing Holder under Section 3.22(b) of this Agreement. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the resigning or terminated Master Servicer, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent that it’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03        Notification to Certificateholders and Other Persons. (a) Upon its receipt of written notice of any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the Operating Advisor, the Asset Representations Reviewer and to each Serviced Companion Loan Noteholder at its address appearing in the Serviced Companion Loan Noteholder Register.

(b)          Within 30 days after the occurrence of any Servicer Termination Event (or any analogous servicer termination event under any Other Pooling and Servicing Agreement relating to any Non-Serviced Whole Loan), Operating Advisor Termination Event or Asset Representations Reviewer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to the Depositor, the Certificate Administrator (who shall then notify all Holders of Certificates), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), and each Serviced Companion Loan Noteholder, notice of such Servicer Termination Event, Operating Advisor Termination Event or Asset Representations Reviewer Termination Event, unless such Servicer Termination Event, Operating Advisor Termination Event or Asset Representations Reviewer Termination Event shall have been cured or waived.

Section 7.04        Other Remedies of Trustee. During the continuance of any Servicer Termination Event, so long as the Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01 of this Agreement, shall have the right, in its own name as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of any Serviced Companion Loan, of the related Serviced Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (and, in the case of any Serviced Whole Loan, such amounts shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event.

Section 7.05        Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination. The Holders of Certificates evidencing not less than (a) 66-2/3% of the aggregate Voting Rights of the Certificates in the case of the Master Servicer, (b) 66-2/3% of the aggregate Pooled Voting Rights in the case of the Special Servicer (other than with respect to the 3 Columbus Circle Whole Loan and (c) 66-2/3% of the aggregate Voting Rights in the case of the Special Servicer with respect to the 3 Columbus Circle Whole Loan may, together with each affected Serviced Companion Loan Noteholder (to the extent they are adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, as applicable), on behalf of all Holders of Certificates waive any termination event (within 20 days of the receipt of notice from the Certificate Administrator of the occurrence of such termination event) with respect to the Master Servicer, the Special Servicer or the Operating Advisor in the performance of its obligations hereunder and its consequences, except a termination event with respect to making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, any Serviced Whole Loan Collection Account or the Lower-Tier Distribution Account, or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past termination event, such termination event shall cease to exist, and any Servicer Termination Event or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other termination event or impair any right consequent thereon. Notwithstanding the foregoing, a Master Servicer Termination Event under Section 7.01(a)(ii) (to the extent such Master Servicer Termination Event relates to the obligations regarding Exchange Act reporting contemplated by Article X) or Section 7.01(a)(x) or a Special Servicer Termination Event under Section 7.01(b)(ii) (to the extent such Special Servicer Termination Event relates to the obligations regarding Exchange Act reporting contemplated by Article X) or Section 7.01(b)(x) of this Agreement may be waived only with the consent of the Depositor and each affected Other Depositor.

Section 7.06        Trustee as Maker of Advances. If the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Master Servicer Termination Event resulting from such failure by the Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by 12:00 noon (New York City time) on the related Distribution Date with respect to P&I Advances pursuant to the Trustee’s receipt of notice of failure pursuant to Section 4.07(a) of this Agreement unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer’s failure to perform its obligations hereunder); provided, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Master Servicer hereunder.

Section 7.07        Termination of the Operating Advisor. (a)  An “Operating Advisor Termination Event” means any one of the following events whether any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)             any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Operating Advisor by any party hereto or to the Operating Advisor, the Certificate Administrator and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Pooled Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)            any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(iii)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)            the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)           the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on the Certificate Administrator’s Website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event has occurred then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Pooled Voting Rights of each Class of Regular Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination, including the right to receive all amounts accrued and owing to it under this Agreement, and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor; provided that no such termination shall be effective until a successor Operating Advisor has been appointed and has assumed all of the obligations of the Operating Advisor under this Agreement. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor has actual knowledge.

The holders of Voting Rights representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event hereunder may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the Certificate Administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the Trust.

(b)          With respect to any Serviced Mortgage Loan after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may be removed, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate Pooled Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to the Operating Advisor and to all Certificateholders by (i) posting such notice on the Certificate Administrator’s Website and (ii) mail at their addresses appearing in the Certificate Register. Upon the written direction of Holders of Certificates evidencing more than 50% of the Pooled Voting Rights that exercise their right to vote (provided that Holders of at least 50% of the Pooled Voting Rights exercise their right to vote), the Trustee shall terminate all of the rights and obligations of the Operating Advisor with respect to the Mortgage Loans under this Agreement (other than rights and obligations accrued prior to such termination including the right to receive all amounts accrued and owing to it under this Agreement and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The provisions set forth in the foregoing sentences of this Section 7.07(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions other than may arise, as a result of the failure to comply with the above described voting procedures. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor.

The provisions set forth in the foregoing sentences of this Section 7.07(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions other than may arise, as a result of the failure to comply with the above described voting procedures. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor.

(c)          On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04(a) of this Agreement or (2) the Certificate Administrator delivers such written notice of termination to the Operating Advisor, the Trustee shall upon the written direction of Holders of Certificates evidencing not less than 25% of the Pooled Voting Rights of each Class of Certificates appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an Affiliate of the Trustee and shall be the proposed Operating Advisor in the case of a termination pursuant to Section 7.07(b) of this Agreement; provided, that if the Trustee is acting as the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator shall promptly provide such notice to the Directing Holder, each Serviced Companion Loan Noteholder and each Certificateholder) within one Business Day of such appointment. The Operating Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, an Other Depositor, an Other Servicer, an Other Special Servicer or an Affiliate of any of them. If any of such entities becomes the Operating Advisor, including by means of an Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall upon the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates appoint a successor Operating Advisor subject to and in accordance with this Section 7.07(c), which successor Operating Advisor may be an Affiliate of the Trustee.

(d)          Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Certificateholders, any Serviced Companion Loan Noteholder, the Risk Retention Consultation Parties, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and, if no Consultation Termination Event has occurred and is continuing, the Directing Holder. If the Operating Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

(e)          The parties hereto agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) subject to Article VI, the Operating Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under this Agreement, (ii) the Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement, (iii) the Operating Advisor shall have no (A) fiduciary duty, or (B) other duty except with respect to its specific obligations under this Agreement, and shall have no duty to any particular Class of Certificates or particular Certificateholders, and (iv) the Operating Advisor does not constitute an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

Article VIII

CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

Section 8.01        Duties of Trustee and Certificate Administrator. (a)  Each of the Trustee and the Certificate Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and 7.05 of this Agreement shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          The Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, which are specifically required to be furnished to the Trustee or the Certificate Administrator pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed in Article II, any CREFC® reports, and any information delivered for posting to the Certificate Administrator’s Website), shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, that, the Trustee or the Certificate Administrator, as applicable, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to such Trustee’s or such Certificate Administrator’s reasonable satisfaction, such Trustee or such Certificate Administrator will provide notice thereof to the Certificateholders.

(c)          None of the Trustee, the Certificate Administrator or any of their officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee, the Certificate Administrator or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)             The Trustee’s and the Certificate Administrator’s duties and obligations shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in regard to such party in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, as the case may be, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

(ii)            Reserved;

(iii)           Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 25% of the Percentage Interests (or such other higher or lower percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as the case may be, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as the case may be, under this Agreement;

(iv)           Neither the Trustee nor the Certificate Administrator nor any of their directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or Certificate Administrator, respectively, and that is selected other than by the Trustee or Certificate Administrator, respectively, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)            Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee or Certificate Administrator in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund (and, in the case of any Whole Loan, any such costs and expenses shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), and the Trustee or the Certificate Administrator, as applicable, shall be entitled, as provided in Section 3.06 hereof, to be reimbursed therefor from amounts on deposit in the Collection Account (and with respect to any Serviced Whole Loan, the related Serviced Whole Loan Collection Account) or the Distribution Account and identified on the Trust Ledger, unless such legal action arises out of the negligence or bad faith of the Trustee or Certificate Administrator, as applicable, or any breach of a representation or warranty of the Trustee or Certificate Administrator, as applicable, contained herein; and

(vi)           Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or Certificate Administrator, as applicable, obtains actual knowledge of such act, failure or breach. Neither the Trustee nor the Certificate Administrator shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or Certificate Administrator, as applicable, pursuant to this Agreement.

None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee or the Certificate Administrator, in its capacity as Certificate Administrator, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as the case may be, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as the case may be, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer under this Agreement, except, in the case of the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement. Notwithstanding any other provision hereof, when acting as the Master Servicer hereunder, the Trustee shall comply with the Servicing Standard.

Section 8.02        Certain Matters Affecting the Trustee and the Certificate Administrator. (a) Except as otherwise provided in Section 8.01 of this Agreement:

(i)             The Trustee and the Certificate Administrator may request and/or conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, direction of the Depositor, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)            Each of the Trustee and the Certificate Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the written advice of such counsel or such Opinion of Counsel;

(iii)           (A) Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as the case may be, security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as the case may be, against the costs, expenses and liabilities which may be incurred therein or thereby, provided that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; and (B) the right of the Trustee and the Certificate Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee or the Certificate Administrator, as the case may be, shall not be answerable for other than its own negligence or willful misconduct or bad faith in the performance of any such act;

(iv)           None of the Trustee, the Certificate Administrator or any of their directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable (A) for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, unless it shall be proved that the Trustee or the Certificate Administrator, as the case may be, was negligent in ascertaining the pertinent facts or (B) for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as the case may be, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)            Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to greater than 25% (or such other percentage as is specified herein) of the Percentage Interests of each affected Class; provided, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as the case may be, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as the case may be, not reasonably assured to the Trustee or the Certificate Administrator, as the case may be, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as the case may be, may require indemnity reasonably satisfactory to it from such requesting Holders against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if a Servicer Termination Event or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating

Advisor, respectively, and otherwise by the Certificateholders requesting the investigation;

(vi)           The Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder and the Trustee and the Certificate Administrator may perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys but shall not be relieved of the obligations hereunder; provided, that the Trustee or the Certificate Administrator, as the case may be, may not perform any duties hereunder through any Person that is a Prohibited Party;

(vii)          Other than in the case of actual fraud (as determined by a non-appealable final court order), in no event shall the Trustee or the Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii)         In no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; provided, that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct;

(ix)            Except as otherwise expressly set forth in this Agreement, Wells Fargo Bank, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers, provided in any event, however, the knowledge of employees performing special servicing functions shall not be imputed to employees performing master servicing functions, and the knowledge of employees performing master servicing functions shall not be imputed to employees performing special servicing functions;

(x)             Nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law; and

(xi)            Nothing herein shall be construed as an obligation of the parties to this Agreement to advise the Certificateholders with respect to their rights and protections relative to the Trust.

(b)           Following the Startup Day, the Trustee and the Certificate Administrator shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the

Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause an Adverse REMIC Event.

(c)           All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee and the Certificate Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee and the Certificate Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)           Neither the Trustee nor the Certificate Administrator shall have a duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Mortgage Loan Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

(e)           Each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider, Paying Agent and Authenticating Agent).

(f)            In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Certificate Administrator and the Trustee, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Certificate Administrator or the Trustee. Accordingly, each of the parties hereto agrees to provide to the Certificate Administrator and the Trustee, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Certificate Administrator and the Trustee to comply with Applicable Law.

Section 8.03        Trustee and Certificate Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, or the Special Servicer and the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any offering document used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: (i) the existence, condition and ownership of any Mortgaged Property; (ii) the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) or the enforceability thereof; (iii) the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (iv) the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; (v) the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (vi) the compliance by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of written notice or other discovery of any non-compliance therewith or any breach thereof; (vii) any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, the acts or omissions of any of the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Certificate Administrator, the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; (viii) the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of them on behalf of the Trust Fund or the Trustee hereunder; or (ix) any action by or omission of the Trustee or the Certificate Administrator taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) unless the taking of such action is not permitted by the express terms of this Agreement; provided, that the foregoing shall not relieve the Trustee or the Certificate Administrator of their respective obligations to perform their duties as specifically set forth in this Agreement. The Trustee or the Certificate Administrator shall not be accountable for the use or application by the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or the Trust Subordinate Companion Loan or deposited in or withdrawn from the Collection Accounts, any Serviced Whole Loan Collection Account, the Lower-Tier Distribution Account, the Trust Subordinate Companion Loan Distribution Account, the Upper-Tier Distribution Account, the Lock-Box Account, the Cash Collateral Account, the Reserve Accounts, the Interest Reserve Account, any REO Account or any Gain-on-Sale Reserve Account or any other account maintained by or on behalf of the Certificate Administrator, the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as the case may be, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law. The Depositor is not obligated to monitor or supervise the performance of the Trustee or the Certificate Administrator under this Agreement or otherwise.

Section 8.04        Trustee and Certificate Administrator May Own Certificates. The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee, Certificate Administrator or such agent, as the case may be.

Section 8.05        Payment of Trustee’s and Certificate Administrator’s Fees and Expenses; Indemnification. (a) On each Distribution Date, prior to the distribution of amounts to the Certificateholders, the Certificate Administrator shall be entitled to withdraw and pay the Trustee and itself its respective portion of the Certificate Administrator/Trustee Fee, as reasonable compensation from amounts remitted to the Lower-Tier Distribution Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), for all services rendered in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Certificate Administrator at the Certificate Administrator/Trustee Fee Rate. The Trustee’s fee shall be paid as a portion of the Certificate Administrator/Trustee Fee.

(b)          If the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (other than the rights of the Special Servicer to receive any Workout Fee specified in Section 3.12(c) of this Agreement if the Special Servicer is terminated).

(c)          The Trustee, the Custodian and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Custodian or the Certificate Administrator pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), which the Certificate Administrator will be entitled to withdraw from the Distribution Accounts prior to the distribution to Certificateholders to the extent set forth herein and to the extent such payments are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith; provided, that, subject to the last paragraph of Section 8.01 and Section 8.02(a)(iii) of this Agreement, the Trustee, the Custodian or the Certificate Administrator shall not refuse to perform any of their respective duties hereunder solely as a result of the failure to be paid their respective portion of the Certificate Administrator/Trustee Fee, or the Trustee’s, Custodian’s or Certificate Administrator’s previously-incurred expenses, as applicable. The term “unanticipated expenses incurred by the REMIC” shall include any fees, expenses and disbursement of any separate Trustee or co-Trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and are attributable to the Lower-Tier REMIC or the Upper-Tier REMIC and the losses, liabilities, damages, claims or expenses (including reasonable attorneys’ fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement attributable to the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or Special Servicer (except in the case of removal of the Special Servicer without cause), as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence, willful misconduct or bad faith of the Trustee.

(d)          Each of the Certificate Administrator, the Custodian, the Paying Agent, the Trustee, the Depositor, the Master Servicer and the Special Servicer (each, for purposes of this Section 8.05(d), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trustee (both in its capacity as Trustee and individually), the Asset Representations Reviewer and the Certificate Administrator (in its capacity as Certificate Administrator, Custodian, Paying Agent and individually) and each of their Affiliates and each of the partners, shareholders, members, managers, directors, officers, employees, representatives and agents of the Trustee and the Certificate Administrator and each of their Affiliates (each, for purposes of this Section 8.05(d), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-servicer).

The Trust Fund shall indemnify each Indemnified Party and the Custodian from, and hold it harmless against, any and all losses, liabilities, damages, penalties, fines, forfeitures, judgments, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement, the Mortgage Loans, the Trust Subordinate Companion Loan or the Certificates other than (i) resulting from the willful misconduct, bad faith, fraud or negligence of the Indemnified Party or the Custodian, as applicable, in the performance of its obligations and duties under this Agreement, (ii) by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Indemnified Party or the Custodian, as applicable, made in this Agreement and (iii) as to which such Indemnified Party or the Custodian, as applicable, is entitled to indemnification pursuant to this Section 8.05(d). The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the issuing entity or a party to this Agreement is required to indemnify another party to this Agreement for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

(e)          Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation, removal or termination of the Trustee or the Certificate Administrator, as the case may be, regarding rights accrued prior to such resignation, removal or termination and (with respect to any acts or omissions during its respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator, the Certificate Registrar or the Custodian.

(f)           This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

(g)          Each of the Certificate Administrator, the Custodian, the Paying Agent and the Trustee (in each case with respect to itself only, for purposes of this Section 8.05(g), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trust Fund, the Depositor, the Master Servicer, the Special Servicer and each other, and each of their respective Affiliates and each of the partners, shareholders, members, managers, directors, officers, employees, representatives and agents of the Master Servicer and the Special Servicer and their respective Affiliates (each, for purposes of this Section 8.05(g), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

(h)          The Certificate Administrator (for purposes of this Section 8.05(h), the “Indemnifying Party”) shall, solely in its capacity as the 17g-5 Information Provider, indemnify each Mortgage Loan Seller and Deutsche Bank Securities Inc. (each, for purposes of this Section 8.05(h), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to (i) the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard referred to in clause (i) above by the Indemnifying Party.

(i)           Each of the Certificate Administrator, the Custodian, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Trustee (in each case with respect to itself only, for purposes of this Section 8.05(i), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trust Fund, the Depositor and the Retaining Sponsor and each other, and each of their respective Affiliates and each of the partners, shareholders, members, managers, directors, officers, employees, representatives and agents of the Depositor and the Retaining Sponsor and their respective Affiliates (each, for purposes of this Section 8.05(i), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) that the Indemnified Party may sustain as a result of or relating to a violation of the Exchange Act or Risk Retention Rule if such violation, in whole or in part, arises out of or results from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties, in each case, as set forth under Section 5.01(j) and 5.02(c)(vi) of this Agreement.

Section 8.06        Eligibility Requirements for Trustee and Certificate Administrator. The Trustee and Certificate Administrator hereunder shall at all times:

(i)             be a corporation, national bank, national banking association or a trust company organized and doing business under the laws of any state or the United States of America,

(ii)            be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement,

(iii)           have a combined capital and surplus of at least $100,000,000,

(iv)           be subject to supervision or examination by federal or state authority and, solely in the case of the Trustee, shall not be an Affiliate of the Master Servicer or the Special Servicer (except, in the case of the Trustee, during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to Section 7.02 of this Agreement),

(v)            not be a Prohibited Party,

(vi)           be an institution insured by the Federal Deposit Insurance Corporation, and

(vii)          have a rating on its long-term senior unsecured debt of at least “A” by Fitch and “BBB+” by S&P; provided that the Trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “F1” by Fitch and “A-2” by S&P, and (c) the Master Servicer has a rating on its long-term senior unsecured debt of at least “A+” by Fitch.

Notwithstanding the foregoing, if the Trustee or the Certificate Administrator meets the provisions of clauses (i) through (iii), (v) and (vi) above, but does not meet the provisions of clause (iv) above, the Trustee or the Certificate Administrator, as the case may be, shall be deemed to meet the provisions of such clause (iv) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent meets the provisions of clauses (i) through (vi) above and shall have assumed in writing all obligations of the Trustee or the Certificate Administrator, as the case may be, to make Advances under this Agreement as and when required of the Trustee or the Certificate Administrator, as the case may be. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of any Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement.

Section 8.07        Resignation and Removal of Trustee and Certificate Administrator. The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustee, the Depositor, the Certificate Administrator , the Operating Advisor, the Asset Representations Reviewer, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Directing Holder and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), with a copy to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”. Upon notice of resignation from the Trustee, the Depositor shall use its reasonable best efforts to promptly appoint a successor trustee, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement and shall be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder. Upon notice of resignation from the Certificate Administrator, the Trustee shall promptly appoint a successor certificate administrator, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor. The Trustee or the Certificate Administrator, as applicable, shall bear all reasonable out of pocket costs and expenses of each other party hereto and each Rating Agency in connection with its resignation.

If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 of this Agreement and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as the case may be (or of its property), shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as the case may be (or of its property or affairs), for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Certificate Administrator (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee’s or Certificate Administrator’s, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Certificate Administrator fails to make distributions required pursuant to Section 4.01 or Section 9.01, then the Depositor may remove the Trustee or the Certificate Administrator, as the case may be, and the Depositor shall promptly appoint a successor acceptable to the Master Servicer by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as the case may be, so removed and to the successor.

The Holders of Certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the Trustee or the Certificate Administrator and appoint a successor by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator and the successor trustee or certificate administrator, as applicable.

In addition, if the Trustee or the Certificate Administrator is terminated without cause, the terminating party shall pay all of the expenses of the Trustee or the Certificate Administrator, as the case may be, necessary to affect the transfer of its responsibilities to the successor.

If the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses, indemnities, and other amounts accrued or owing to it under this Agreement, plus interest at the Reimbursement Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

If the Certificate Administrator is terminated or removed pursuant to this Section 8.07, (i) all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, indemnities, expenses and other amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination or removal) and (ii) such resignation, termination, or removal shall be effective with respect to each of its other capacities hereunder except its capacity as Custodian (but including, without limitation, its capacities as Certificate Registrar, 17g-5 Information Provider, Paying Agent and Authenticating Agent).

Upon the resignation, assignment, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) the outgoing Trustee, at its own expense without right to reimbursement therefor, shall (A) endorse the original executed Mortgage Note for each Mortgage Loan (to the extent that the original executed Mortgage Note for each Mortgage Loan was endorsed to the outgoing Trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 or in blank, and (B) in the case of the other assignable Loan Documents (to the extent such other Loan Documents were assigned to the outgoing Trustee), assign and record such Loan Documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Mortgage Note for a Mortgage Loan was not endorsed to the outgoing Trustee, the Custodian shall deliver such Mortgage Note to the successor trustee and the Custodian shall cooperate with any successor trustee to ensure that such Mortgage Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor trustee, as trustee for the registered holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 or in blank. If any assignable Loan Document (other than the Mortgage Note) was not assigned to the outgoing Trustee or if the Trustee is removed pursuant to Section 8.07 without cause, with respect to the Loan Documents identified in clause (B) of the preceding sentence, the Custodian shall deliver such Loan Document to the successor trustee and, if appropriate, such Loan Documents shall be recorded at the expense of the Trust (i) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder, (ii) after the occurrence and continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Holder and the Operating Advisor and (iii) after the occurrence of a Consultation Termination Event, after consultation with the Operating Advisor and the reasonable cooperation (as determined by the Depositor) of the Depositor.

Section 8.08        Successor Trustee and Certificate Administrator. (a) Any successor trustee or certificate administrator shall execute, acknowledge and deliver to the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Certificate Administrator (or in the case of a successor certificate administrator, to the predecessor Certificate Administrator) and the Trustee, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein; provided that such successor shall satisfy the requirements contained in Section 8.06 of this Agreement and the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 10.09. The predecessor Trustee or Certificate Administrator, as applicable, shall deliver to its successor all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor all such rights, powers, duties and obligations. No successor trustee or certificate administrator, as the case may be, shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 of this Agreement.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”). If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so mailed at the expense of the Depositor (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”).

(b)          Any successor trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

(c)          Neither the Asset Representations Reviewer nor any of its Affiliates may be appointed as successor trustee or certificate administrator.

Section 8.09        Merger or Consolidation of Trustee or Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator, as the case may be, hereunder; provided that such Person shall be eligible under the provisions of Section 8.06 of this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Certificate Administrator, as applicable, shall notify the other parties hereto of any such event, and the Certificate Administrator shall post notice of such merger or consolidation to the Certificate Administrator’s Website in accordance with Section 3.14(d) of this Agreement and provide notice of such event to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

Section 8.10        Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, or for enforcement actions, or where a conflict of interest exists, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trust) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-Trustee or separate Trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee solely at the direction of the Trustee.

No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee, or if the separate Trustee or co-Trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate Trustee or co-Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate Trustee or co-Trustee be entitled to any provision relating to the conduct of, affecting the liability of or affording protection to such separate Trustee or co-Trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Article IX

TERMINATION

Section 9.01        Termination. (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created hereby with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of this Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of this Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to this Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to Section 9.01(g), and then the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer and the Master Servicer, in that order, shall have the option to terminate the Trust Fund pursuant to subsection (c). For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

(b)          The Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a “plan of complete liquidation” within the meaning of Section 860F(a)(4)(A) of the Code providing for the actions contemplated by the provisions hereof and pursuant to which the applicable Notice of Termination is given, and requiring that the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC and Trust Subordinate Companion Loan REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) of this Agreement shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for each such Trust REMIC and for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to such Trust REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or such other reasonable period. The Trustee shall sign all Tax Returns and other reports required by this Section.

(c)          The Certificateholder owning a majority of the Percentage Interest of the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(i)             100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(ii)            the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(iii)           all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(iv)           the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

If the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans, the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan or Trust Subordinate Companion Loan remaining in the Trust Fund in accordance with this Section 9.01(c), the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account, as applicable, not later than the Master Servicer Remittance Date relating to the Anticipated Termination Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a) of this Agreement, which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, as applicable, all amounts required to be transferred thereto on the Master Servicer Remittance Date from the Collection Account, together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation by the Master Servicer in writing that it has transferred all such amounts to the Certificate Administrator, the Custodian shall release or cause to be released to the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans, the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan or Trust Subordinate Companion Loan remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.

For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(c), the purchaser shall deliver to the Trustee and the Certificate Administrator an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a “qualified liquidation” under Section 860F(a)(4)(A) of the Code. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

(d)          If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Mortgage Loans and the Trust Subordinate Companion Loan previously provided to it, that the final distribution will be made to the Holders of outstanding Certificates and the Class VRR Upper-Tier Regular Interest, notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Class of Certificates, together with amounts required to be distributed on such Distribution Date pursuant to 0 of this Agreement; provided, that, if no such Classes of Certificates are then outstanding, the final distribution shall be made (i) to the Holders of the Class R Certificates (A) (in respect of the Class LTR Interest) of any amount remaining in the Collection Accounts, the Lower-Tier Distribution Account and (in respect of the Class 3CC-R Interest), of any amounts remaining in the Collection Accounts, the Trust Subordinate Companion Loan Distribution Account, and (ii) to the Holders of the Class R Certificates (in respect of the Class UTR Interest) of any amount remaining in the Upper-Tier Distribution Account.

(e)          Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to Certificateholders (with a copy to the Trustee, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the Operating Advisor, the Asset Representations Reviewer, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement)), at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Certificate Administrator to Certificateholders shall:

(i)             specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii)            specify the amount of any such final distribution, if known; and

(iii)           state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each Certificateholder.

(f)           Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any amounts remaining in the Excess Interest Distribution Account representing Excess Interest shall be distributed to the Holders of the Excess Interest Certificates.

(g)          Following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount, and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Sole Certificateholder pays to the Certificate Administrator as additional compensation an amount equal to one day of interest calculated at the Prime Rate on the aggregate Certificate Balance of the Principal Balance Certificates as of the first day of the current calendar month and such Sole Certificateholder pays to the Master Servicer as additional compensation an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than any Class of Class X Certificates, the Class S Certificates and the Class R Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans, Trust Subordinate Companion Loan and any REO Properties remaining in the Trust Fund and such payments shall be treated as made by the Sole Certificateholder directly to the Certificate Administrator and the Master Servicer and not through or by either of the Trust REMICs. If the Sole Certificateholder elects to exchange all of the then-outstanding Certificates (other than the Class S and Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.06(a) of this Agreement or that may be withdrawn from the Distribution Accounts pursuant to Section 3.06(g) of this Agreement, but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Certificate Administrator for deposit in the Lower-Tier

Distribution Account on such Servicer Remittance Date from the Collection Account pursuant to Section 3.05 of this Agreement. Upon confirmation from the Certificate Administrator that such final deposits have been made and following the surrender of all the then-outstanding Certificates (other than the Class S and Class R Certificates) on the final Distribution Date to the Certificate Administrator, the Custodian shall upon receipt of a Request for Release from the Master Servicer, release to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans, Trust Subordinate Companion Loan and REO Properties remaining in the Trust Fund and the Trust Fund shall be liquidated in accordance with this Article IX. The remaining Mortgage Loans, Trust Subordinate Companion Loan and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to this Article IX. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class S and Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of the Lower-Tier Regular Interests and such Certificates. If the 3 Columbus Circle Whole Loan (or any related REO Loan) is an asset of the Trust, (i) if the Mortgaged Property securing the 3 Columbus Circle Whole Loan has become an REO Property, then the Sole Owner exercising the exchange described above, as a prerequisite, shall designate a nominee to hold title to such REO Property on behalf of the purchaser and the holders of the Loan-Specific Certificates and (ii) if the Mortgaged Property securing the 3 Columbus Circle Whole Loan is not an REO Property, then the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the related 3 Columbus Circle Loan-Specific Directing Holder or any designee thereof, the Mortgage Note for the Trust Subordinate Companion Loan, and shall execute all assignments, endorsements and other instruments furnished to it by the related 3 Columbus Circle Loan-Specific Directing Holder as shall be necessary to effectuate transfer of such Mortgage Note and the Trust Subordinate Companion Loan REMIC shall be liquidated in accordance with the procedures set forth in Article IX, and neither of the Master Servicer nor the Special Servicer shall have any further obligation to service such Trust Subordinate Companion Loan hereunder.

(h)          [Reserved.]

(i)           The duties of the Operating Advisor under this Agreement will terminate, without cost or expense to the Operating Advisor, upon termination of the Trust Fund.

Article X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01      Intent of the Parties; Reasonableness. Except with respect to Section 10.08, Section 10.11, Section 10.13, Section 10.14, Section 10.15, Section 10.16 and Section 10.17, the parties hereto acknowledge and agree that the purpose of this Article X is to facilitate compliance by the Depositor (and any Other Depositor of any Other Securitization that includes a Serviced Companion Loan) with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Depositor, the Certificate Administrator or the Trustee shall exercise its rights to request delivery of information or other performance under these provisions other than in reasonable good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties to this Agreement acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply, subject to Section 10.02, with reasonable requests made by the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan), the Certificate Administrator or the Trustee in reasonable good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered” and do not mandate compliance). In connection with the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 and any Other Securitization subject to Regulation AB that includes a Serviced Companion Loan, subject to the preceding sentence, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, the Trustee and any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan, as applicable, to deliver or make available to the Depositor, the Certificate Administrator, the Trustee and any such Other Depositor or Other Trustee, as applicable (including any of their assignees or designees), any and all information in its possession and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, the Trustee or such Other Depositor or Other Trustee, as applicable, to permit the Depositor or such Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosure relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee, as applicable, and any Servicing Function Participant, or the Servicing of the Serviced Mortgage Loans and any related Serviced Companion Loans, reasonably believed by the Depositor, the Certificate Administrator, the Trustee or the related Other Depositor or the related Other Trustee, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 10.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor, the Certificate Administrator or the Trustee, as applicable, to satisfy any related filing requirements.

For purposes of this Article X, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 10.02      Notification Requirements and Deliveries in Connection with securitization of a Serviced Companion Loan. (a)  Any other provision of this Article X to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article X, in connection with the requirements contained in this Article X that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Trustee of any Other Securitization that includes a Serviced Companion Loan and is subject to Regulation AB, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Trustee until the Other Depositor or Other Trustee of such Other Securitization has provided each party hereto with not less than 10 Business Days’ (or such shorter period as required for such Other Depositor or Other Trustee to comply with related filing obligations, provided that (i) such Other Depositor or Other Trustee, as applicable, has provided written notice as soon as reasonably practicable and, concurrently with such written notice, obtained verbal confirmation of receipt of such written notice, in each case, in accordance with Section 11.05 of this Agreement and (ii) such period shall not be less than 3 Business Days’) written notice (which shall only be required to be delivered once) stating that such Other Securitization is subject to Regulation AB and that the Other Securitization is subject to Exchange Act reporting, and (ii) specifying in reasonable detail the information and other items requested to be delivered (insofar as such information or other items are not expressly identified herein); provided, that if Exchange Act reporting is being requested, such Other Depositor or Other Trustee is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Master Servicer, Special Servicer, Operating Advisor, the Asset Representations Reviewer, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Trustee of such Other Securitization (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization. The parties hereto shall have the right to request written confirmation from the Other Depositor or Other Trustee of such Other Securitization as to whether Regulation AB or the Exchange Act requires the delivery of the items identified in this Article X to such Other Depositor and Other Trustee of such Other Securitization prior to providing any of the reports or other information required to be delivered under this Article X in connection therewith and if any such party makes such a request, then (i) upon such requesting party’s receipt of such written confirmation, such requesting party shall comply with the deadlines for delivery set forth in this Article X with respect to such Other Securitization and (ii) until such requesting party’s receipt of such written confirmation, such party shall not be required to deliver such items. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Trustee and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization.

(b)          Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of (a) above, and subject to a right of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, to review and approve such disclosure materials, permit a holder of a related Serviced Companion Loan to use such party’s description contained in the Prospectus (updated as appropriate by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable) for inclusion in the disclosure materials relating to any securitization of a Serviced Companion Loan.

(c)          The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 10.02(a) above, shall each timely provide (to the extent the reasonable out-of-pocket cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any Other Securitization that includes a Serviced Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in (b) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer, the Special Servicer, the Certificate Administrator or the

Trustee, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, or their respective legal counsel, as the case may be). Neither the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be obligated to deliver any such item with respect to the securitization of a Serviced Companion Loan if it did not deliver a corresponding item with respect to this Trust.

(d)          Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of (a) above, shall provide (to the extent the reasonable out-of-pocket cost thereof is paid or caused to be paid by the applicable party set forth below in this (d)) to the Other Depositor and the Other Trustee under the Other Pooling and Servicing Agreement related to any Other Securitization the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization in connection with the closing of this Benchmark 2019-B10 Mortgage Trust securitization transaction, the reasonable out-of-pocket cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this (d) shall be paid or caused to be paid (pursuant to a payment arrangement reasonably acceptable to the delivering party and the receiving party and agreed to as a condition precedent to delivery of such items) by the applicable mortgage loan seller that transferred the related Serviced Companion Loan to the related Other Depositor for inclusion in such Other Securitization.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization as a result of the termination, removal, resignation or any other replacement of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this Agreement, the out-of-pocket cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.02(d) shall be paid or caused to be paid by the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement.

Section 10.03      Information to be Provided by the Master Servicer and the Special Servicer. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act and for so long as any Other Securitization that includes a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.09) in connection with the succession to the Master Servicer, Special

Servicer or any Servicing Function Participant (if such Servicing Function Participant is a servicer as contemplated by Item 1108(a)(2) of Regulation AB) as servicer or Sub-Servicer under or as contemplated by this Agreement or any related Other Pooling and Servicing Agreement by any Person (i) into which the Master Servicer, Special Servicer or such Servicing Function Participant may be merged or consolidated, (ii) which may be appointed as a sub-servicer (other than the appointment of a Mortgage Loan Seller Sub-Servicer) by a Master Servicer or Special Servicer, or (iii) that is appointed as a successor Master Servicer or successor Special Servicer pursuant to Section 3.22 or Section 7.02, the Master Servicer, the Special Servicer or any Servicing Function Participant (with respect to the foregoing clauses (i) and (ii)) or the successor Master Servicer or the successor Special Servicer (with respect to the foregoing clause (iii)) shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such succession pursuant to this Agreement, provide to the Depositor and to any Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, at least 5 Business Days (other than a succession or appointment pursuant to Section 7.01(b) for which notice shall be delivered as soon as reasonably practicable) prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than the Business Day following such effective date, but in no event later than the time required pursuant to Section 10.09, (x) written notice to the Trustee, the Certificate Administrator and the Depositor (and any Other Trustee and Other Depositor related to any Other Securitization that includes a Serviced Companion Loan) of such succession or appointment, (y) in writing and in form and substance reasonably satisfactory to the Trustee, the Certificate Administrator and the Depositor (and any Other Trustee and Other Depositor of any Other Securitization that includes a Serviced Companion Loan), all information relating to such successor reasonably requested by the Depositor (or such Other Depositor) so that it may comply with its reporting obligation under Items 1.01 and 6.02 of Form 8-K with respect to any Class of Certificates or Serviced Companion Loan Securities and (z) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Master Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

Section 10.04      Information to be Provided by the Trustee. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act, (in addition to any requirements contained in Section 10.09) in connection with the succession to the Trustee as Trustee or appointment of a co-Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, (ii) which may be appointed as a co-Trustee or separate Trustee pursuant to Section 8.10, or (iii) that is appointed as a successor Trustee pursuant Section 8.08, the Trustee (with respect to the foregoing clauses (i) and (ii)) or the successor Trustee (with respect to the foregoing clause (iii)) shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such succession pursuant to this Agreement, provide to the Depositor and to the Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, at least 5 calendar days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 10.09, (x) written notice to the Depositor, and to the Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, of such succession or appointment, (y) in writing and in form and substance reasonably satisfactory to the Depositor, and to the Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, all information reasonably requested by the Depositor, or such Other Depositor, so that it may comply with its reporting obligation under Items 1.01 and 6.02 of Form 8-K with respect to any Class of Certificates or Serviced Companion Loan Securities and (z) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Trustee or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

Section 10.05      Filing Obligations. (a) Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee shall, and each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loan to, reasonably cooperate with the Certificate Administrator and the Depositor (and any Other Trustee or Other Depositor related to any Other Securitization that includes a Serviced Companion Loan) in connection with the Certificate Administrator’s and Depositor’s (or such Other Trustee’s or Other Depositor’s) good faith efforts to satisfy the Trust’s (or such Other Securitization’s) reporting requirements under the Exchange Act.

(b)          With respect to any Mortgaged Property that secures a Serviced Companion Loan that the applicable Other Depositor has notified the Master Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (together with notification of the Relevant Distribution Date) with respect to an Other Securitization that includes such Serviced Companion Loan, to the extent that the Master Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) from the Borrower, beginning with the first calendar quarter following receipt of such notice from the Other Depositor, or the updated financial statements of such “significant obligor” for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Master Servicer shall deliver to the Other Depositor, on or prior to the day that occurs two (2) Business Days prior to the related “significant obligor” NOI Quarterly Filing Deadline or seven (7) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as calculated by the Master Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as reported by the related Borrower in such financial statements.

If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, the Master Servicer shall notify the Other Depositor with respect to such Other Securitization that includes the related Companion Loan (or shall cause each applicable Sub-Servicing Agreement to require any related Sub-Servicer to notify such Other Depositor) that it has not received such financial information.  The Master Servicer (in the case of non-Specially Serviced Loans) or the Special Servicer (in the case of Specially Serviced Loans and REO Properties, and upon notice from the Master Servicer of any such request from the Other Depositor) shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements required to be delivered by the related Borrower under the related Mortgage Loan documents.

The Master Servicer or the Special Servicer, as applicable, shall (or shall cause any related Sub-Servicing Agreement entered into after receipt of written notice from the Other Depositor that such Serviced Pari Passu Companion Loan is a significant obligor to require the related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the related Borrower related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, no less than five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the certificate administrator and Other Depositor related to such Other Securitization. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

Section 10.06      Form 10-D and Form ABS-EE Filings. Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D and Form ABS-EE required by the Exchange Act and the rules and regulations of the Commission thereunder, in form and substance as required by the Exchange Act and such rules and regulations; provided that, in connection with the filing of the Prospectus and the preliminary prospectus with respect to the Public Certificates, the Depositor shall file any related Form ABS-EE required to be filed with the Commission and incorporated by reference into each such document. A duly authorized representative of the Depositor shall sign each Form 10-D filed on behalf of the Trust. The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto; provided that the Certificate Administrator shall redact from such Distribution Date Statement any information relating to the ratings of the Certificates and the identity of the Rating Agencies. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D and/or Form ABS-EE (“Additional Form 10-D Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IV and directed to the Certificate Administrator and the Depositor for approval by the Depositor. The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule IV) absent such reporting, direction and approval after the date hereof. The Certificate Administrator shall include in any Form 10-D filed by it, without limitation, to the extent such information is provided to the Certificate Administrator by the Depositor for inclusion therein, (i) the information required by Rule 15Ga-1(a) under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the Depositor and each Mortgage Loan Seller, if applicable, and the Commission assigned “Central Index Key” number for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures shall be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period). The Certificate Administrator and the Depositor shall be entitled together to determine the manner of the presentation of such information (including the dates as of which such information is presented) in accordance with applicable laws and regulations.

For so long as the Trust is subject to the reporting requirements of the Exchange Act and for so long as any Other Securitization that includes a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, within five calendar days after the related Distribution Date, (i) the parties listed on Schedule IV hereto shall be required to provide to the Certificate Administrator and the Depositor (and in the case of any Servicing Function Participant with a copy to the Master Servicer) (and to any Other Trustee or Other Depositor related to any Other Securitization that includes a Serviced Companion Loan), to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in house legal department of such party), in EDGAR Compatible Format, or in such other format as otherwise agreed upon by the Certificate Administrator and the Depositor (or such Other Trustee and Other Depositor) and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule IV applicable to such party, (ii) the parties listed on Schedule IV hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit CC and (iii) the Certificate Administrator shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Certificate Administrator is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 7th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D or (in the case of asset-level information required by Item 1A on Form 10-D) Form ABS-EE with respect to the Trust; provided that if the Certificate Administrator does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-D Disclosure. Other than to the extent provided for in clause (iii) above, the Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IV of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Certificate

Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D or (in the case of asset-level information required by Item 1A on Form 10-D) Form ABS-EE with respect to the Trust pursuant to this paragraph.

After preparing the Form 10-D, the Certificate Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review and approval; provided that the Certificate Administrator shall use its reasonable best efforts to provide such copy to the Depositor by the 8th day after the Distribution Date. No later than the end of business on the 4th Business Day prior to the filing date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D, and no later than the 2nd Business Day prior to the filing, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form 10-D, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (ii) if agreed to prior to the time set forth in clause (i) above, such other time as the Depositor and the Certificate Administrator mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Certificate Administrator shall, pursuant to Section 4.02(b), make available on the Certificate Administrator’s website a final executed copy of each Form 10-D prepared and filed by the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 10.06. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare or file such Form 10-D where such failure results from the Certificate Administrator’s inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Certificate Administrator in writing via email to cts.sec.notifications@wellsfargo.com, no later than the 5th calendar day after the related Distribution Date during any year in which the Trust is required to file a Form 10-D if the answer to the questions should be “no”; provided that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, then the Certificate Administrator shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Certificate Administrator) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Certificate Administrator that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Certificate Administrator shall be entitled to rely on such notifications in preparing, executing and/or filing any Form 10-D.

The Depositor hereby directs the Certificate Administrator to include the following individual’s name and phone number on the cover of Forms 10-D and ABS-EE for each reporting period: Name: Lainie Kaye, Telephone: (212) 504-6678. The Certificate Administrator may rely without further investigation that this information remains correct unless and until the Depositor provides the Certificate Administrator with a new individual’s name and phone number in writing.

Upon receipt of an Asset Review Report Summary from the Asset Representations Reviewer required to be delivered pursuant to Section 11.01(b), the Certificate Administrator shall include such Asset Review Report Summary under Item 1B on the Form 10-D for such reporting period in which the Asset Review Report Summary was received by the Certificate Administrator.

To the extent the Certificate Administrator receives a Communication Request from any Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners pursuant to Section 5.05, the Certificate Administrator shall include under Item 1B on the Form 10-D relating to the reporting period in which such request was received a Special Notice regarding the request to communicate, and such Special Notice is required to include the following and no more than the following: (a) the name of the Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner. It is hereby understood that a disclosure in substantially the following form shall be deemed to satisfy the requirements in the preceding sentence:

On [date], the Certificate Administrator received from [name], a Certificateholder or Certificate Owner, a request to communicate with other Certificateholders and Certificate Owners in the securitization transaction to which this report on Form 10-D relates (the “Securitization”). The requesting Certificateholder or Certificate Owner is interested in communicating with other Certificateholders and Certificate Owners with regard to the possible exercise of rights under the pooling and servicing agreement governing the Securitization. Other Certificateholders and Certificate Owners may contact the requesting Certificateholder or Certificate Owner at [telephone number], [email address] and/or [mailing address].

At the time required under Section 10.06, the Certificate Administrator shall file each Form ABS-EE with a copy of the related CREFC® Schedule AL File received by the Certificate Administrator pursuant to Section 3.13(a) as Exhibit 102 thereto. To the extent the

Certificate Administrator receives any Schedule AL Additional File with respect to such Form ABS-EE pursuant to Section 3.13(a), the Certificate Administrator shall file such Schedule AL Additional File as Exhibit 103 to such Form ABS-EE. The Certificate Administrator shall not be required to combine multiple CREFC® Schedule AL Files or Schedule AL Additional Files. The Certificate Administrator shall not be required to review, redact, reconcile, edit or verify the content, completeness or accuracy of the information contained in any CREFC® Schedule AL File or Schedule AL Additional File. The Certificate Administrator shall not be deemed to have actual knowledge of the contents of any CREFC® Schedule AL File or Schedule AL Additional File solely by its receipt thereof.

After preparing the Forms 10-D and ABS-EE with respect to the Trust, the Certificate Administrator shall forward electronically copies of such Forms 10-D and ABS-EE (together with the related CREFC® Schedule AL File and any Schedule AL Additional File received by the Certificate Administrator) to the Depositor for review no later than seven (7) calendar days after the related Distribution Date or, if the 7th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day. The Master Servicer shall reasonably cooperate with the Depositor to answer any questions that the Depositor may pose to the Master Servicer regarding the data or information contained in, or omitted from, any CREFC® Schedule AL File or Schedule AL Additional File (other than questions regarding (1) the accuracy as of the Closing Date of data that had been included in the Initial Schedule AL File, the Initial Schedule AL Additional File or the Annex A-1 to the Prospectus or (2) changes made to such CREFC® Schedule AL File or Schedule AL Additional File by the Certificate Administrator following receipt from the Master Servicer). Any questions for the Master Servicer related to the filing shall be directed to KC_investor_reporting@keybank.com. The Certificate Administrator, the Master Servicer and the Depositor shall each, to the extent related to such party’s obligations hereunder, reasonably cooperate to remedy any filing errors regarding any CREFC® Schedule AL File or any Schedule AL Additional File as soon as possible. Within four (4) Business Days after receipt of copies of such Forms 10-D and ABS-EE from the Certificate Administrator, but no later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and Form ABS-EE, respectively, and an officer of the Depositor shall sign the Form 10-D and Form ABS-EE with respect to the Trust and return an electronic or fax copy of each of the signed Form 10-D and Form ABS-EE (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Upon receipt of such signed Form 10-D and Form ABS-EE (in electronic form or by fax copy), the Certificate Administrator shall deem such reports to be approved by the Depositor and shall proceed with filing such reports with the Commission. If a Form 10-D or Form ABS-EE with respect to the Trust cannot be filed on time or if a previously filed Form 10-D or Form ABS-EE with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.10(b) of this Agreement. Promptly after filing with the Commission, the Certificate Administrator will make available on its internet website a final executed copy of each Form 10-D and Form ABS-EE with respect to the Trust prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with copies via email to cmbs.requests@db.com, or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.06 related to the timely preparation and filing of Form 10-D and Form ABS-EE with respect to the Trust is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.06. The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any Form 10-D or Form ABS-EE with respect to the Trust, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.07      Form 10-K Filings. Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing with fiscal year 2019, the Certificate Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator within the applicable time frames set forth in this Agreement:

(i)             (x) an annual compliance statement for each applicable Certifying Servicer, as described under Section 10.11;

(ii)            (x)(A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 10.12, and (B) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 10.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance (including whether such instance of noncompliance involved the servicing of the assets backing the Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance), or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 10.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included; and (y)(A) an annual report on assessment of compliance with servicing criteria for the EU Reporting Administrator similar to a report required on the part of Reporting Servicers under Section 10.12 and (B) if any such report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance (including whether such instance of noncompliance involved the assets backing the Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance), or if any such report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included; provided, however, that the information otherwise described in the preceding clause (y) (with respect to the EU Reporting Administrator) shall not be required if either (I) such fiscal year is neither the first fiscal year in which a data template report contemplated under the final sentence of Section 4.02(j) was received by the Certificate Administrator nor a fiscal year thereafter, or (II) there ceased to be an EU Transparency Designee before such fiscal year;

(iii)           (x)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.13, and (B) if any registered public accounting firm attestation report described under Section 10.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included; and (y)(A) a registered public accounting firm attestation report for the EU Reporting Administrator similar to an attestation report required for a Reporting Servicer under Section 10.13, and (B) if any such registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included; provided, however, that the information otherwise described in the preceding clause (y) (with respect to the EU Reporting Administrator) shall not be required if either (I) such fiscal year is neither the first fiscal year in which a data template report contemplated under the final sentence of Section 4.02(j) was received by the Certificate Administrator nor a fiscal year thereafter, or (II) there ceased to be an EU Transparency Designee before such fiscal year; and

(iv)           a Sarbanes-Oxley Certification as described in Section 10.08.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule V hereto to the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) and approved by the Depositor (and such Other Depositor), and the Certificate Administrator (or such Other Trustee) will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule V) absent such reporting and approval.

Not later than 10 Business Days after the end of each fiscal year for which the Trust (or any Other Securitization that includes a Serviced Companion Loan) is required to file a Form 10-K, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee shall provide the other parties to this Agreement and the Mortgage Loan Sellers (and the parties to any Other Pooling and Servicing Agreement with respect to any Other Securitization that includes such Serviced Companion Loan) with written notice of the name and address of each Servicing Function Participant retained by such party. Not later than the end of each year for which the Trust is required to file a Form 10-K, (i) the Certificate Administrator shall upon request provide to each Mortgage Loan Seller, Other Depositor and Other Trustee written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement and (ii) the Master Servicer or the Special Servicer, as applicable, shall provide to each related Mortgage Loan Seller, Other Depositor and Other Trustee written notice of any change in the identity of any Sub-Servicer that is a Servicing Function Participant or an Additional Servicer engaged by the Master Servicer or the Special Servicer, as applicable, including the name and address of any new Sub-Servicer that is a Servicing Function Participant or an Additional Servicer.

With respect to any Other Securitization that includes a Serviced Companion Loan, not later than the end of each year for which the Other Securitization trust is required to file a Form 10-K, (i) the Certificate Administrator shall upon request provide to each mortgage loan seller with respect to such Other Securitization written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement and (ii) the Master Servicer or the Special Servicer, as applicable, shall provide to each such mortgage loan seller written notice of any change in the identity of any Sub-Servicer that is a Servicing Function Participant or an Additional Servicer engaged by the Master Servicer or the Special Servicer for the servicing of such Serviced Whole Loan, as applicable, including the name and address of any new Sub-Servicer that is a Servicing Function Participant or an Additional Servicer.

For so long as the Trust (or any Other Securitization that includes a Serviced Companion Loan) is subject to the reporting requirements of the Exchange Act, by March 1st, commencing in March 2020 (i) the parties listed on Schedule V hereto shall be required to provide to the Certificate Administrator and the Depositor (and in the case of any Servicing Function Participant with a copy to the Master Servicer) (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan), to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or any lawyer in the in house legal department of such party), in EDGAR Compatible Format (to the extent available to such party in such format), or in such other form as otherwise agreed upon by the Certificate Administrator and the Depositor (or such Other Trustee and Other Depositor) and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule V applicable to such party, (ii) the parties listed on Schedule V hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit CC and (iii) the Certificate Administrator shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Certificate Administrator is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 10th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K; provided that if the Certificate Administrator does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-K Disclosure. Other than to the extent provided for in clause (iii) above, the Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, on or prior to the 6th Business Day prior to the 10-K Filing Deadline, the Certificate Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review and approval. Within three Business Days after receipt of such copy, but no later than March 24th, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approved of such Form 10-K. No later than 5:00 p.m., New York City time, on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form 10-K, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 p.m. (New York City time) on the 10-K Filing Deadline or (ii) such other time as the Depositor and the Certificate Administrator mutually agree is permitted by the Commission for the filing such Form 10-K, of each year in which a report on Form 10-K is required to be filed by the Trust. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Certificate Administrator shall, pursuant to Section 4.02(b), make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article X. The Certificate Administrator shall have no liability with respect to any failure to properly prepare or file such Form 10-K resulting from the Certificate Administrator’s inability or failure to receive from any other party (or from the EU Reporting Administrator) any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Certificate Administrator in writing via email to cts.sec.notifications@wellsfargo.com, no later than the 15th calendar day of March during any year in which the Trust is required to file a Form 10-K if the answer to the questions should be “no”; provided that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, then the Certificate Administrator shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Certificate Administrator) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Certificate Administrator that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Certificate Administrator shall be entitled to rely on such notifications in preparing, executing and/or filing any Form 10-K.

Section 10.08      Sarbanes-Oxley Certification. Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), as set forth in Exhibit W attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Reporting Servicer shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loans, to provide to the Person who signs the Sarbanes-Oxley Certification for the Trust or any Other Securitization that includes a Serviced Companion Loan (each such Person, a “Certifying Person”), by March 1st of each year (commencing in 2020) in which the Trust is subject to the reporting requirements of the Exchange Act and of each year in which any Other Securitization that includes a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit O, Exhibit P, Exhibit Q, Exhibit R, Exhibit T, Exhibit U or Exhibit V, as applicable, upon which each Certifying Person, the entity for which such Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Persons, “Certification Parties”) can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. The Certifying Person at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy to Salvatore Palazzolo, Esq. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, such Reporting Servicer shall provide a Performance Certification to each Certifying Person pursuant to this Section 10.08 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement. Notwithstanding the foregoing, the Trustee shall not be required to deliver a Performance Certification with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Notwithstanding the foregoing, nothing in this Section 10.08 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer, Additional Servicer or any other third party retained by it that is not a Sub-Servicer listed on Exhibit X or a Sub-Servicer appointed pursuant to Section 3.01(c)), (ii) to certify information other than to such Reporting Servicer’s knowledge and in accordance with such Reporting Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 10.11, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 10.12 and (iii) registered public accounting firm attestation report provided pursuant to Section 10.13.

For so long as the Trust is subject to the reporting obligations of the Exchange Act, with respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage Loan Service

Providers, in form and substance similar to a Performance Certification or to the form, if any, provided in the Other Pooling and Servicing Agreement. The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such Sarbanes-Oxley back-up certification received by the Master Servicer.

Section 10.09      Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure (the “8-K Filing Deadline”) under Form 8-K (each a “Reportable Event”), to the extent it receives the Form 8-K Disclosure Information described below, the Certificate Administrator shall, at the direction of the Depositor, prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act and shall provide notice thereof to Form10K.Compliance@cwt.com, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule VI to which such Reportable Event relates and such Form 8-K Disclosure Information shall be delivered to the Depositor and the Certificate Administrator (and to any Other Depositor and Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) in EDGAR Compatible Format and approved by the Depositor. The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule VI) absent such reporting and approval.

For so long as the Trust (or any Other Securitization that includes a Serviced Companion Loan) is subject to the reporting requirements of the Exchange Act, the parties listed on Schedule VI hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge, use their commercially reasonable efforts to provide to the Depositor and the Certificate Administrator (and to any Other Depositor and Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than the end of business (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, the form and substance of the Form 8-K Disclosure Information described on Schedule VI as applicable to such party, in EDGAR Compatible Format, or in such other format as otherwise agreed to in advance by the Certificate Administrator and the Depositor (and such Other Trustee and Other Depositor) and such party and accompanied by an Additional Disclosure Notification in the form attached hereto as Exhibit CC. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K by the end of business on the 2nd Business Day after the Reportable Event; provided that if the Certificate Administrator does not receive a response from the Depositor by such time as required under this Agreement the Depositor will be deemed to have consented to such Form 8-K Disclosure Information. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule VI of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided that to the extent that the Certificate Administrator is notified of such Reportable Event and it does not receive the necessary Form 8-K Disclosure Information, it shall notify the Depositor that it has not received such information and, provided, further, that the limitation on liability provided by this sentence shall not be applicable if the Reportable Event relates to the Certificate Administrator or any party that the Certificate Administrator has engaged to perform its obligations under this Agreement. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Certificate Administrator shall, no later than the end of the Business Day (New York City time) on the 3rd Business Day after the Reportable Event, forward electronically a copy of the Form 8-K to the Depositor for review and approval and the Depositor shall promptly notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to the Form 8-K. No later than noon on the 4th Business Day (New York City time) after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form 8-K (and transmit a copy thereof to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”), upon signature thereof as provided in Section 10.16, not later than (i) 5:30 p.m. (New York City time) on the 4th Business Day following the reportable event or (ii) such other time as the Depositor and the Certificate Administrator mutually agree is permitted by the Commission for the filing such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Certificate Administrator will, pursuant to Section 4.02(b), make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.09. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive approved Form 8-K Disclosure Information within the applicable timeframes set forth in this Section 10.09 and not resulting from the Certificate Administrator’s own negligence, bad faith or willful misconduct (provided that to the extent that the Certificate Administrator is notified of such Reportable Event and it does not receive the necessary Form 8–K Disclosure Information, it will notify the Depositor that it has not received such information and further provided that the limitation on liability provided by this sentence shall not be applicable if the Reportable Event relates to the Certificate Administrator or any party that the Certificate Administrator has engaged to perform its obligations under this Agreement).

In addition to the foregoing, as to any resignation, removal, succession, merger or consolidation of the Master Servicer or the Special Servicer that would constitute a Reportable Event, upon at least 4 Business Days prior notice of the anticipated effective date of such event, the Certificate Administrator and the Depositor shall cooperate in a timely manner with the Master Servicer, the Special Servicer or any other Person pursuing such resignation, removal, succession, merger or consolidation, as applicable, in connection with the Depositor’s or the Certificate Administrator’s obligation to file any related required Form 8-K relating to this Trust on the anticipated effective date of such event.

For so long as the Trust is subject to the reporting obligations of the Exchange Act, with respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, no resignation, removal or replacement of any party to such Other Pooling and Servicing Agreement that would be required to be reported on a Form 8-K relating to this Trust shall become effective until the Certificate Administrator shall have filed any required Form 8-K pursuant to this Section 10.09.

Section 10.10      Suspension of Exchange Act Filings; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports. (a) If at any time the Trust is permitted to suspend its reporting obligations under the Exchange Act, on or before January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Depositor shall direct the Certificate Administrator to prepare and file any form necessary to be filed with the Commission to suspend such reporting obligations. With respect to any reporting period occurring after the filing of such form, except with respect to the Other Securitizations, the obligations of the parties to this Agreement under Section 10.01, Section 10.03, Section 10.06, Section 10.07, Section 10.08 and Section 10.09 with respect to the Trust shall be suspended. The Certificate Administrator shall provide prompt notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Mortgage Loan Sellers that such form has been filed.

(b)          If the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D, Form ABS-EE or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Certificate Administrator shall promptly notify (which notice (which may be sent by fax or by email notwithstanding the provisions of Section 12.04) shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) the Depositor and each Reporting Servicer that failed to make such delivery. In the case of Form 10-D, Form ABS-EE and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Certificate Administrator to prepare and file a Form 12b-25 and a Form 10-D/A, Form ABS-EE/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D, Form ABS-EE that is required to be filed on behalf of the Trust. In the event that any previously filed Form 8-K, Form 10-D, Form ABS-EE or Form 10-K needs to be amended, the Certificate Administrator shall notify the Depositor and such other parties as needed and such parties shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A, Form ABS-EE/A or Form 10-K/A. In the event that any Reporting Servicer receives notice from the applicable parties to any Other Securitization that any previously filed Form 8-K, Form 10-D, Form ABS-EE or Form 10-K needs to be amended, such party shall cooperate in preparation of any necessary Form 8-K/A, Form 10-D/A, Form ABS-EE/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K shall be signed by the Depositor. The parties to this agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.10 related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K is contingent upon the Master Servicer, the Special Servicer and the Depositor performing their duties under this Section. The Certificate Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Forms 8-K, Form 10-D, Form ABS-EE or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.11      Annual Compliance Statements. (a) The Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator, any Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) shall deliver (and the Master Servicer, the Special Servicer, the Custodian and the Certificate Administrator shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loans, to deliver) to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only), each Other Trustee, each Other Depositor and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) on or before March 1st of each year, commencing in 2020, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during a reporting period consisting of the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such reporting period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)          With respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure an Officer’s Certificate as described in this Section from the Non-Serviced Mortgage Loan Service Providers in form and substance similar to the Officer’s Certificate described in this Section.

(c)          Promptly after receipt of each such Officer’s Certificate, the Depositor (and each Other Depositor for any Other Securitization that includes a Serviced Companion Loan) shall have the right to review such Officer’s Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer’s obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such Officer’s Certificate until April 15, in any given year so long as it has received written confirmation from the Depositor (and the Other Depositor for any Other Securitization that includes a Serviced Companion Loan) that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a Serviced Companion Loan, the related Other Securitization that includes such Serviced Companion Loan) for the preceding calendar year. If any Certifying Servicer is terminated or resigns pursuant to the terms of this Agreement or any applicable Sub-Servicing Agreement, as the case may be, such Certifying Servicer shall provide the Officer’s Certificate pursuant to this Section 10.11 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement, as the case may be.

(d)          Each of the Operating Advisor, the Master Servicer and the Special Servicer may at any time request from the Certificate Administrator confirmation of whether a Control Termination Event or Consultation Termination Event occurred during the previous calendar year, and upon such request the Certificate Administrator shall deliver such confirmation to the Operating Advisor, the Master Servicer or Special Servicer, as applicable, within fifteen (15) days of such request.

Section 10.12      Annual Reports on Assessment of Compliance with Servicing Criteria. By March 1st of each year, commencing in March 2020, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the Certificate Administrator, the Custodian, the Trustee (only with respect to any period during which any Relevant Servicing Criteria was applicable to it), the Operating Advisor and each Servicing Function Participant (each, a “Reporting Servicer”), each at its own expense, shall furnish (and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause, by March 1st each Servicing Function Participant (other than a party to this Agreement), with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor (and to the Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.16(d) of this Agreement) in an EDGAR Compatible Format, or in such other format as otherwise agreed upon by the Certificate Administrator and the Depositor (or such Other Trustee and Other Depositor, as applicable) a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 10.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 10.12 shall be made available to any Privileged Person by the Certificate Administrator pursuant to Section 4.02(c) of this Agreement and to any Rating Agency and NRSRO by the 17g-5 Information Provider pursuant to Section 3.16(d) of this Agreement.

No later than 10 Business Days after the end of each fiscal year for the Trust (and for any Other Securitization that includes a Serviced Companion Loan) for which a Form 10-K is required to be filed, the Master Servicer, the Special Servicer and the Operating Advisor shall each forward to the Certificate Administrator and the Depositor (and to the Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan) the name and contact information of each Servicing Function Participant engaged by it during such year or portion thereof (except with respect to any Mortgage Loan Seller Sub-Servicer) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each Servicing Function Participant submit their respective assessments by March 1st, as applicable, to the Certificate Administrator (and each Other Trustee), each such party shall also at such time, if it has received the assessment (and attestation pursuant to Section 10.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Certificate Administrator (and such Other Trustee).

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor (and any Other Depositor for any Other Securitization that includes a Serviced Companion Loan) shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or any Servicing Function Participant, and (ii) the Certificate Administrator shall confirm that the assessments, taken individually, address the Relevant Servicing Criteria for each party as set forth on Schedule II and notify the Depositor (and each Other Depositor for an Other Securitization that includes a Serviced Companion Loan) of any exceptions; provided that the Certificate Administrator shall not be responsible for confirming whether any such party has certified to all the Relevant Servicing Criteria applicable to it. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year so long as it has received written confirmation from the Depositor (and the Other Depositor for any Other Securitization that includes a Serviced Companion Loan) that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a Serviced Companion Loan, the related Other Securitization that includes such Serviced Companion Loan) for the preceding calendar year. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, as the case may be, such Reporting Servicer shall provide the reports and statements pursuant to this Section 10.12 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement, as the case may be.

The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 10.12 by the Master Servicer or the Special Servicer, the Certificate Administrator, the

Trustee, the Operating Advisor or the Custodian shall not, as a result of being so reported, in and of itself, constitute a breach of such parties’ obligations or a Servicer Termination Event or Operating Advisor Termination Event, as applicable, under this Agreement unless otherwise provided for in this Agreement.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, with respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.13 from the Non-Serviced Mortgage Loan Service Providers in form and substance similar to the annual report on assessment of compliance described in this Section (or in such Other Pooling and Servicing Agreement, as the case may be) and the attestation described in Section 10.13. The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such assessment of compliance received by the Master Servicer. Until such time as the Certificate Administrator receives notice that the Non-Serviced Mortgage Loan Service Providers no longer have a continuing obligation under the Other Pooling and Servicing Agreement related to an Other Securitization that includes the related Non-Serviced Companion Loan to provide to the Trust an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.13 for any year that the Trust formed under this Agreement is not subject to the reporting requirements of the Exchange Act, the Certificate Administrator shall notify the Non-Serviced Mortgage Loan Service Providers if such parties fail to deliver to the Certificate Administrator such assessment of compliance and attestation within the time frame required by such Other Pooling and Servicing Agreement.

Section 10.13      Annual Independent Public Accountants’ Servicing Report. By March 1st, of each year, commencing in March 2020, each Reporting Servicer, each at its own expense, shall cause, and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loans, each at such Servicing Function Participant’s own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Operating Advisor and such Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Certificate Administrator, the Depositor (and to any Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan), the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.16(d) of this Agreement) to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Notwithstanding the foregoing, the Trustee shall not be required to deliver an annual independent public accountants’ servicing report with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Promptly after receipt of such report from each Reporting Servicer, (i) the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) shall have the right to review the report and, if applicable, consult with the related Reporting Servicer as to the nature of any material instance of noncompliance by such Reporting Servicer with the Servicing Criteria applicable to such person, as the case may be, in the fulfillment of any of such Reporting Servicer’s obligations hereunder or under any applicable sub-servicing agreement or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each assessment submitted pursuant to Section 10.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) of any exceptions; provided, that the Certificate Administrator shall not be responsible for confirming whether any particular Reporting Servicer has certified to all of the Relevant Servicing Criteria applicable to it. No Reporting Servicer shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a Serviced Companion Loan, the related Other Securitization that includes such Serviced Companion Loan) for the preceding calendar year. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide the report pursuant to this Section 10.13 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be.

Section 10.14           Exchange Act Reporting Indemnification. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if not the Certificate Administrator), the Certificate Administrator and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Article X by the time required, (ii) any untrue statement or alleged untrue statement of a material fact contained in any information (x) regarding such party or any Servicing Function Participant, Additional Servicer or subcontractor engaged by it (other than any Mortgage Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party in connection with the performance of such party’s obligations described in this Article X, or the omission or alleged omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the applicable party shall be entitled to participate in any action arising out of the foregoing and the Depositor shall consult with such party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations to the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Article X by the time required or (iv) any Deficient Exchange Act Deliverable.

In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator and the Trustee shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement) with the Depositor (and each Other Depositor) as necessary for the Depositor (and such Other Depositor) to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding information (x) delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) regarding such Affected Reporting Party, and (z) prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or such Other Depositor, as applicable, under the Reporting Requirements and which comments are received subsequent to the Depositor’s or such Other Depositor’s, as applicable, filing of such report, the Depositor shall (or such Other Depositor may) promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Upon receipt of such comments, such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or such Other Depositor’s, as applicable, response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or such Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, however, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this Section 10.14. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or such Other Depositor, as applicable, informed of its progress with the Commission and copy the Depositor or such Other Depositor, as applicable, on all correspondence with the Commission and provide the Depositor or such Other Depositor, as applicable, with the opportunity to participate (at the Depositor’s or such Other Depositor’s expense, as applicable) in any telephone conferences and meetings with the Commission and (ii) the Depositor or such Other Depositor, as applicable, shall cooperate with any Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or such Other Depositor, as applicable) and the Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or such Other Depositor, as applicable (including reasonable legal fees and expenses of outside counsel to the Depositor or such Other Depositor, as applicable), in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or such Other Depositor’s expense, as applicable and as set forth above) and any amendments to any reports filed with the Commission related thereto shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or such Other Depositor, as applicable. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions in the related sub-servicing or similar agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loans to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable Sub-Servicing Agreement, as applicable or (ii) any Deficient Exchange Act Deliverable.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, each Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall, and the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than a party to this Agreement) with respect to the Serviced Mortgage Loans to contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article X. The Master Servicer, the Special Servicer, the Operating Advisor, the Asset

Representations Reviewer, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Serviced Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which approval shall not be unreasonably withheld or delayed), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties and, in the case of an investigation by the Commission, any parties that are, or whose reporting materials are, the subject of such investigation) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party (which approval shall not be unreasonably withheld or delayed). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

Section 10.15      Amendments. This Article X may be amended by the written consent of all the parties hereto pursuant to Section 12.07 for purposes of complying with

Regulation AB without, in each case, any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 10.16      Exchange Act Report Signatures; Delivery of Notices. (a) Each Form 8-K report, Form 10-D report, Form 10-K report and Form ABS-EE shall be signed by the Depositor in accordance with procedures to be agreed upon by the Depositor and the Certificate Administrator. The signing party at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy to Salvatore Palazzolo.

(b)          Notwithstanding anything in Section 12.04 to the contrary, any notice required to be delivered to (i) the Depositor under this Article X shall be properly given if sent by email to cmbs.request@db.com with a copy to anna.glick@cwt.com (or such other email address as the Depositor may instruct) and (ii) to the Certificate Administrator under this Article X shall be properly given if sent by facsimile to (410) 884-2380, Attention: Core Services, or such other number as the Certificate Administrator may instruct and with a copy by email to cts.sec.notifications@wellsfargo.com (or such other email address as the Certificate Administrator may instruct).

(c)          For the avoidance of doubt:

(i)             Neither Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event, as applicable, pursuant to the second clause of the definition of “Master Servicer Termination Event” or “Special Servicer Termination Event,” as applicable, nor shall any such party be deemed to not be in compliance under this Agreement, during any grace period provided for in such second clause; provided, that if any such party fails to comply with the requirements of this Article X by the expiration of any applicable grace period such failure shall constitute a Servicer Termination Event with respect to such party;

(ii)            Neither Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event, as applicable, pursuant to the last clause of the definition of “Master Servicer Termination Event” or “Special Servicer Termination Event,” as applicable, nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article X by the time required hereunder with respect to any reporting period for which the Trust and each Other Securitization is not required to file Exchange Act reports.

(d)          If the Certificate Administrator or the Depositor does not receive the report on assessment of compliance and/or attestation report pursuant to Section 10.12 and 10.13, respectively, with respect to any Servicing Function Participant, or with respect to any Servicing Function Participant retained or engaged by a party hereto that is actually known by a Responsible Officer of the Certificate Administrator or the Depositor, as the case may be, by March 1st of any year during which an Annual Report on Form 10-K is required to be filed with the Commission with respect to the Trust, then the Certificate Administrator shall, and the Depositor may, forward a Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Certificate Administrator is sending the Servicer Notice) or the Certificate Administrator (if the Depositor is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Article X and Section 7.01 of this Agreement, a “Servicer Notice” shall constitute either any writing forwarded to such party or, in the case of the Master Servicer and the Special Servicer, notwithstanding the provisions of Section 12.05, e-mail notice or fax notice which, in the case of an email transmission, shall be forwarded to all of the following e-mail addresses for the applicable party: in the case of the Master Servicer and the Special Servicer, to the applicable email address as provided in writing by the Master Servicer or the Special Servicer, as applicable, upon request, or such other e-mail addresses as are provided in writing by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator and the Depositor (but any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to the Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirements as set forth in the preceding sentence and/or under the provisions of Section 7.01. Notwithstanding anything herein to the contrary, the forwarding of a Servicer Notice shall not relieve any Master Servicer or the Special Servicer of any liability under Section 7.01(a)(viii) or Section 7.01(b)(viii), respectively, for the failure of any Servicing Function Participant or Sub-Servicing Entity to deliver any Exchange Act reporting items pursuant to this Article X.

Section 10.17      Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may direct the Trustee to, and the Trustee shall upon such direction, terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor certificate administrator shall have accepted the appointment, (b) the Certificate Administrator may not be terminated if it cannot perform its obligations due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K, Form 10-D or Form ABS-EE or any amendments to such forms or any Form 12b-25 where such failure results from the Certificate Administrator’s inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K, Form 10-D or Form ABS-EE or any amendments to such forms or any Form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Certificate Administrator may not be terminated if, following the Certificate Administrator’s failure to comply with any of such obligations under Section 10.06, Section 10.07, Section 10.09, Section 10.11, Section 10.12 or Section 10.13 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Certificate Administrator subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.17 and (d) the Certificate Administrator may not be terminated if the Certificate Administrator’s failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, then the Depositor shall cease to have the right to terminate the Certificate Administrator under this Section 10.17 on the date on which such Form 8-K, Form 10-D, Form ABS-EE or Form 10-K is so filed.

Article XI

THE ASSET REPRESENTATIONS REVIEWER

Section 11.01     Asset Review.

(a)           On or prior to each Distribution Date, based either on the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File, the Certificate Administrator shall determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator shall promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, the Directing Holder and all Certificateholders and each other party to this Agreement. Any notice required to be delivered to the Certificateholders pursuant to this Article XI shall be delivered by the Certificate Administrator by posting such notice on the Certificate Administrator’s Website, by mailing such notice to their addresses appearing in the Certificate Register in the case of Individual Certificates and by delivering such notice via the Depository in the case of Book-Entry Certificates. The Certificate Administrator shall include in the Form 10-D relating to the reporting period in which the Asset Review Trigger occurred the following date a statement describing the events that caused the Asset Review Trigger to occur: “As of the [Date of Distribution], the following mortgage loans identified below are 60 or more days delinquent and an Asset Review Trigger as defined in the Pooling and Servicing Agreement has occurred.” On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer or the Special Servicer, shall determine whether (1) any additional Mortgage Loan has become a Delinquent Mortgage Loan, (2) any Mortgage Loan has ceased to be a Delinquent Mortgage Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) substantially in the form attached hereto as Exhibit LL within 2 Business Days to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Directing Holder. For the avoidance of doubt, the Asset Representations Reviewer shall not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

If Certificateholders evidencing not less than 5% of the Pooled Voting Rights of the Certificates deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (such written direction, the “Asset Review Vote Election”), then upon receipt of the Asset Review Vote Election, the Certificate Administrator shall promptly provide written notice thereof to the Asset Representations Reviewer and to all Certificateholders and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Holders of Certificates evidencing at least a majority of an Asset Review Quorum within 150 days of receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator shall promptly provide written notice thereof to all parties to this Agreement, the Underwriters, the Mortgage Loan Sellers, each Risk Retention Consultation Party, the Trust Directing Holder and the Certificateholders (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”). In the event an

Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Mortgage Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Mortgage Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the Certificate Administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) in this sentence and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) in this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Trust from the Collection Account. The Certificate Administrator shall be entitled to administer any vote in connection with the foregoing through an agent.

(b)           (i) Upon receipt of such notice of an Affirmative Asset Review Vote (the “Asset Review Notice”), the Custodian (with respect to clauses (1) – (5) for all Mortgage Loans), the Master Servicer (with respect to clauses (6) and (7) for Performing Loans) and the Special Servicer (with respect to clauses (6) and (7) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 Business Days (except with respect to clause (2)) after receipt of such notice from the Certificate Administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the Prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of this Agreement, the “Review Materials”):

(1)           a copy of an assignment of the Mortgage in favor of the Trustee (or the related Other Trustee, in the case of a Non-Serviced Mortgage Loan), with evidence of recording thereon, for each Delinquent Mortgage Loan that is subject to an Asset Review;

(2)           a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee (or the related Other Trustee, in the case of a Non-Serviced Mortgage Loan), with evidence of recording thereon, related to each Delinquent Mortgage Loan that is subject to an Asset Review;

(3)           a copy of the assignment of all unrecorded documents relating to each Delinquent Mortgage Loan that is subject to an Asset Review, if not already covered pursuant to items (1) or (2) above;

(4)           a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Mortgage Loan that is subject to an Asset Review;

(5)           a copy of an assignment in favor of the Trustee (or the related Other Trustee, in the case of a Non-Serviced Mortgage Loan) of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Mortgage Loan that is subject to an Asset Review;

(6)           a copy of any notice previously delivered by the Master Servicer or the Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(7)           any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the Asset Representations Reviewer’s completion of any Asset Review and that are that are reasonably requested by the Asset Representations Reviewer in the time frame and as otherwise described below.

(ii)           If, as part of an Asset Review of any Mortgage Loan, the Asset Representations Reviewer determines that it is missing any documents that are required to be a part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan, in each case that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the Asset Representations Reviewer shall promptly, but in no event later than 10 Business Days after receipt of the Review Materials identified in clauses (1) through (6) above, notify (in writing) that the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with this Agreement) that the Master Servicer or the Special Servicer, as applicable, promptly, but in no event later than 10 Business Days after receipt of such notification from the Asset Representations Reviewer, to deliver to the Asset Representations Reviewer such missing documents to the extent in its possession; provided that any such notification and/or request shall be in writing, specifically identify the documents being requested and sent to the notice address for the related party set forth in Section 12.05 of this Agreement. In the event any such missing documents are not provided by the Master Servicer or Special Servicer, as applicable, within such 10 Business Day period, the Asset Representations Reviewer shall request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement to deliver such additional documents only to the extent in the possession of such Mortgage Loan Seller; provided that the Mortgage Loan Seller shall not be required to deliver information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications.

(iii)          The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a Person that is not a party to this Agreement or the related Mortgage Loan Seller, and shall do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in each case in accordance with its good faith and sole discretion to be relevant to the Asset Review conducted pursuant to this Section 11.01 hereof (such information, “Unsolicited Information”).

(iv)          Upon receipt by the Asset Representations Reviewer of the Asset Review Notice and access to the Diligence File posted to the Secure Data Room with respect to a Delinquent Mortgage Loan, the Asset Representations Reviewer, as an independent contractor, shall commence a review of the compliance of each Delinquent Mortgage Loan with the representations and warranties related to that Delinquent Mortgage Loan in accordance with the Asset Review Standard and the procedures set forth on Exhibit JJ-1 and Exhibit JJ-2 hereto (such review, the “Asset Review”). The Asset Representations Reviewer shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller with respect to such Delinquent Mortgage Loan in accordance with the procedures set forth on Exhibit JJ-1 and Exhibit JJ-2 (each such procedure, a “Test”); provided, however, the Asset Representations Reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials described in Exhibit JJ-1 and Exhibit JJ-2, if, and only to the extent, the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review shall be required in respect of, or performed on, such Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Mortgage Loan or again become a Delinquent Mortgage Loan at a time when a new Asset Review Trigger occurs and a New Affirmative Asset Review Vote is obtained subsequent to the occurrence of such New Asset Review Trigger.

(v)           The Asset Representations Reviewer will not be permitted to review any information other than (x) the Review Materials, and (y) if applicable, Unsolicited Information.

(vi)          The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

(vii)         If the Asset Representations Reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the Asset Representations Reviewer by the applicable Mortgage Loan Seller, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans) within 10 days of the written request by the Asset Representations Reviewer, then the Asset Representations Reviewer shall list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the Asset Representations Reviewer has so concluded) that the absence of such documents shall be deemed to be a failure of such Test. The Asset Representations Reviewer shall provide such preliminary report to the Master Servicer or the Special Servicer, as applicable, and to the related Mortgage Loan Seller no later than 60 days after the date on which access to the Diligence Files in the Secure Data Room is made available to the Asset Representations Reviewer by the Certificate Administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related Mortgage Loan Seller shall have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test shall be promptly delivered by the related Mortgage Loan Seller to the Asset Representations Reviewer. The Asset Representations Reviewer will not be required to prepare a preliminary report in the event the Asset Representations Reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

(viii)        The Asset Representations Reviewer shall, within the later of (x) 60 days after the date on which access to the Diligence Files in the Secure Data Room is made available to the Asset Representations Reviewer by the Certificate Administrator or (y) 10 days after the expiration of the Cure/Contest Period, complete an Asset Review with respect to each Delinquent Mortgage Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to this Agreement and the applicable Mortgage Loan Seller for each Delinquent Mortgage Loan and the Trust Directing Holder and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to this Agreement and the applicable Mortgage Loan Seller, if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loan and/or the Mortgaged Property or Mortgaged Properties. In no event may the Asset Representations Reviewer determine whether any Test failure constitutes a Material Breach or Material Defect, or whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each case, shall be a responsibility of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans) pursuant to Section 2.03(g) of this Agreement.

(ix)           In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer or the Special Servicer, as applicable, or the related Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report (as such date may have been extended pursuant to this Agreement), the Asset Representations Reviewer shall prepare the Asset Review Report solely based on the documentation received by the Asset Representations Reviewer with respect to the related Delinquent Mortgage Loan, and the Asset Representations Reviewer shall have no responsibility to independently obtain any such documentation from any party to this Agreement.

(x)            Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Master Servicer (with respect to any Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans) shall determine whether at that time, based on the Servicing Standard, whether there exists a Material Breach or Material Defect with respect to such Mortgage Loan. If the Master Servicer or the Special

Servicer, as applicable, determines that a Material Breach or Material Defect exists, the Master Servicer or Special Servicer, as applicable, shall enforce the obligations of the related Mortgage Loan Seller with respect to such Material Breach or Material Defect in accordance with Section 2.03(d).

(c)           The Asset Representations Reviewer and its Affiliates shall keep all information appropriately labeled as “Privileged Information” confidential and shall not disclose such Privileged Information to any Person (including Certificateholders), other than (1) to the extent expressly required by this Agreement in an Asset Review Report or otherwise, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to this Agreement that receives Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception. The Asset Representations Reviewer shall keep all documents and information received by the Asset Representations Reviewer in connection with an Asset Review that are provided by the applicable Mortgage Loan Seller, the Master Servicer and the Special Servicer confidential and shall not disclose such documents or information except (i) for purposes of complying with its duties and obligations under this Agreement, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the Asset Representations Reviewer, (iii) if it is reasonable and necessary for the Asset Representations Reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the Asset Representations Reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the Asset Representations Reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

(d)           The Asset Representations Reviewer may delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 11.01; provided that no agent or subcontractor may (1) be affiliated with any Mortgage Loan Seller, Master Servicer, Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder or any of their respective Affiliates or (ii) have been paid any fees, compensation or other remuneration by an Underwriter, Master Servicer, Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder or any of their respective Affiliates in connection with due diligence or other services with respect to any Mortgage Loan prior to the Closing Date. Notwithstanding the foregoing sentence, the Asset Representations Reviewer shall remain obligated and primarily liable for any Asset Review required hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under this Agreement. The Asset Representations Reviewer shall be entitled to enter into an agreement with any agent or subcontractor providing for indemnification of the Asset Representations Reviewer by such agent or subcontractor, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 11.02     Payment of Asset Representations Reviewer Asset Review Fees and Expenses; Limitation of Liability.

(a)           As compensation for the performance of its duties hereunder, upon the completion of any Asset Review with respect to a Delinquent Mortgage Loan, the Asset Representations Reviewer shall be entitled to a fee that is a reasonable and customary hourly fee charged by the Asset Representations Reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the Asset Representations Reviewer shall not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”). With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Mortgage Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” shall equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

(b)           [Reserved.]

(c)           The related Mortgage Loan Seller with respect to each Delinquent Mortgage Loan that is subject to an Asset Review shall pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Mortgage Loan(s) contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Mortgage Loans; provided that if the total charge for the Asset Representations Reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each Mortgage Loan Seller’s required payment shall be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all Mortgage Loan Sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related Mortgage Loan Seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, fails to pay such amount within 90 days of written request by the Asset Representations Reviewer, such fee shall be paid by the Trust following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Master Servicer or the Special Servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the Asset Representations Reviewer, such fee shall remain an obligation of the related Mortgage Loan Seller and the Master Servicer or the Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, pursue remedies against such Mortgage Loan Seller in order to seek recovery of such amounts from such Mortgage Loan Seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Mortgage Loan shall be included in the Purchase Price for any Mortgage

Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller.

(d)           The Asset Representations Reviewer shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

(e)           The Asset Representations Reviewer may assign its rights and obligations under this Agreement in connection with the sale or transfer of all or substantially all of its Asset Representations Reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under this Agreement, (B) executes and delivers to the Trustee and the Certificate Administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under this Agreement from and after the date of such agreement and (C) is not be a prohibited party under this Agreement; (ii) the Asset Representations Reviewer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated shall not exceed the rate then in effect and (iv) the resigning Asset Representations Reviewer shall be responsible for the reasonable costs and expenses of each other party to this Agreement and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall provide notice to each party to this Agreement (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”) and then will be the successor asset representations reviewer hereunder.

Section 11.03     Resignation of the Asset Representations Reviewer.  The Asset Representations Reviewer may resign and be discharged from its obligations hereunder by giving written notice thereof to the other parties to this Agreement (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”) and the 17g-5 Information Provider. Upon such notice of resignation, the Depositor shall promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer and give written notice thereof to the other parties to this Agreement (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”). If no successor Asset Representations Reviewer shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with its resignation.

Section 11.04     Restrictions of the Asset Representations Reviewer. Neither the Asset Representations Reviewer nor any of its Affiliates shall make any investment in any Class of Certificates; provided, however, that such prohibition shall not apply to (i) riskless principal transactions effected by a broker-dealer Affiliate of the Asset Representations Reviewer or (ii) investments by an Affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such Affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under this Agreement from personnel involved in such Affiliate’s investment activities and (B) prevent such Affiliate and its personnel from gaining access to information regarding the Trust and the Asset Representations Reviewer and its personnel from gaining access to such Affiliate’s information regarding its investment activities.

Section 11.05     Termination of the Asset Representations Reviewer.

(a)           An “Asset Representations Reviewer Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)            any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Pooled Voting Rights of all then outstanding Certificates; provided that if such failure is capable of being cured and the Asset Representations Reviewer is diligently pursuing such cure, such 30 day period shall be extended by an additional period of 30 days;

(ii)           any failure by the Asset Representations Reviewer to perform in accordance with the Asset Review Standard in any material respect, which failure shall continue unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the Asset Representations Reviewer by any party to this Agreement;

(iii)          any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure shall continue unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the Asset Representations Reviewer by any party to this Agreement;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Asset Representations Reviewer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)           the Asset Representations Reviewer shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency,

readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

(vi)          the Asset Representations Reviewer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator (which shall be simultaneously delivered to the Asset Representations Reviewer) of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders in accordance with the notice distribution procedures described in Section 11.01(a), unless the Certificate Administrator has received written notice that such Asset Representations Reviewer Termination Event has been remedied. If an Asset Representations Reviewer Termination Event shall occur then, and in each and every such case, so long as such Asset Representations Reviewer Termination Event shall not have been remedied, either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Pooled Voting Rights shall, terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Asset Representations Reviewer (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”). The Asset Representations Reviewer shall bear all reasonable costs and expenses of itself and of each other party to this Agreement in connection with its termination due to an Asset Representations Reviewer Termination Event. Notwithstanding anything herein to the contrary, the Depositor and each Sponsor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Asset Representations Reviewer Termination Event of which it becomes aware.

(b)           Upon (i) the written direction of holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to the Asset Representations Reviewer and to all Certificateholders by (i) posting such notice on its internet website, and (ii) mailing such notice to all Certificateholders at their addresses appearing in the Certificate Register and to the Asset Representations Reviewer. Upon the written direction of holders of Pooled Certificates evidencing at least 75% of a Pooled Certificateholder Quorum, the Trustee shall terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by notice in writing to the Asset Representations Reviewer and appoint the proposed successor. As between the Asset Representations Reviewer, on the one hand, and the Pooled Certificateholders, on the other, the Pooled Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Asset Representations Reviewer. In the event that holders of the certificates evidencing at least 75% of a Pooled Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor Asset Representations Reviewer shall be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

(c)           On or after the receipt by the Asset Representations Reviewer of written notice of termination, subject to this Section 11.05, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Asset Representations Reviewer shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 30 days after (1) the Asset Representations Reviewer resigns pursuant to Section 11.03 of this Agreement or (2) the Trustee delivers such written notice of termination to the Asset Representations Reviewer, the Trustee shall appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The Trustee shall provide written notice of the appointment of an Asset Representations Reviewer to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Directing Holder and each Certificateholder within one Business Day of such appointment.

The Asset Representations Reviewer shall at all times be an Eligible Asset Representations Reviewer and if the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer shall immediately resign under Section 11.03 of this Agreement and the Trustee shall use commercially reasonable efforts to appoint a successor Asset Representations Reviewer subject to and in accordance with this Section 11.05. Notwithstanding the foregoing, if the Trustee is unable to find a successor Asset Representations Reviewer within 30 days of the termination of the Asset Representations Reviewer, the Depositor shall be permitted to find a replacement. The Trustee shall not be liable for any failure to identify and appoint a successor asset representations reviewer so long as the Trustee uses commercially reasonable efforts to conduct a search for a successor asset representations reviewer and such failure is not a result of the Trustee’s negligence, bad faith or willful misconduct in the performance of its obligations hereunder.

(d)           Upon any termination of the Asset Representations Reviewer and appointment of a successor to the Asset Representations Reviewer, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Certificateholders), the Operating Advisor, the Sponsors, the Depositor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder and each Rating Agency (with a copy of such notice to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA”). In the event that the Asset Representations Reviewer is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this

Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

Article XII

MISCELLANEOUS PROVISIONS

Section 12.01    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 12.02    Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, and nothing herein set forth, or contained in the terms of the Certificates, shall be construed so as to constitute the Certificateholders from time to time as partners or members of an association; and no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under Section 2.03(k)(i), no Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Intercreditor Agreement, any Mortgage Loan, or with respect to the Certificates, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Certificate Administrator a written notice of default, and of the continuance thereof, as herein before provided, or of the need to institute such suit, action or proceeding on behalf of the Trust and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of such indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement or the Certificates to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

No Certificateholder shall be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Section 12.03     Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 12.04     Waiver of Jury Trial; Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN

NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 12.05     Notices. Unless otherwise specified in this Agreement, all demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first-class mail, postage prepaid or by overnight courier) as follows:

If to the Trustee and the Certificate Administrator, to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BMARK 2019-B10

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and trustadministrationgroup@wellfargo.com.

If to the Certificate Administrator in connection with a release or transfer of a Retained Certificate:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Risk Retention Custody – BMARK 2019-B10

with copies to:

riskretentioncustody@wellsfargo.com.

If to the Certificate Registrar in connection with a transfer, exchange or surrender of any Certificate other than a Retained Certificate:

Wells Fargo Bank, National Association
600 South 4th Street
MAC N9300-070
Minneapolis, Minnesota 55479
Attention: CTS – Certificate Transfers Services (CMBS) – BMARK 2019-B10.

If to the Custodian, to:

Wells Fargo Bank, N.A. Document Custody Group
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: BMARK 2019-B10 – Document Custody Group
Email: CMBSCustody@wellsfargo.com.

If to the Depositor, to:

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Daniel Choi

If to the Operating Advisor, to:

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: BMARK 2019-B10 – Surveillance Manager

With a copy sent via email to: notices@pentalphasurveillance.com with
BMARK 2019-B10 in the subject line

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: Jay H. Knight

Email:jknight@bassberry.com

If to the Asset Representations Reviewer, to:

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: BMARK 2019-B10 – Surveillance Manager

With a copy sent via email to: notices@pentalphasurveillance.com with
BMARK 2019-B10 in the subject line

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: Jay H. Knight

Email:jknight@bassberry.com

If to the Master Servicer, to:

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

If to the Special Servicer, to:

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and
lnr.cmbs.notices@lnrproperty.com

If to German American Capital Corporation, as Mortgage Loan Seller, to:

German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

cmbs.requests@db.com

If to JPMorgan Chase Bank, National Association, as Mortgage Loan Seller, to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Kunal Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Bianca A. Russo, Esq.
Email: US_CMBS_Notice@jpmorgan.com

If to Citi Real Estate Funding Inc., as Mortgage Loan Seller, to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan O’Connor

with copies by electronic mail to:

richard.simpson@citi.com, and ryan.m.oconnor@citi.com

If to Deutsche Bank Securities Inc., as Initial Purchaser or Underwriter, to:

Deutsche Bank Securities Inc.
Commercial Mortgage-Backed Securities
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

cmbs.requests@db.com

If to J.P. Morgan Securities LLC, as Initial Purchaser or Underwriter, to:

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: SPG Syndicate
Email: ABS_Synd@jpmorgan.com

with a copy to:

J.P. Morgan Securities LLC
383 Madison Avenue, 32nd Floor
New York, New York 10179
Attention: Bianca A. Russo, Esq.
Email: US_CMBS_Notice@jpmorgan.com

If to Citigroup Global Markets Inc., as Initial Purchaser or Underwriter, to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Facsimile: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan O’Connor

with copies by electronic mail to:

richard.simpson@citi.com, and ryan.m.oconnor@citi.com

If to the initial Directing Holder with respect to any Serviced Mortgage Loan (other than the 3 Columbus Circle Mortgage Loan, the ARC Apartments Mortgage Loan and the Servicing Shift Mortgage Loans), to:

Eightfold Real Estate Capital, L.P.
1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139
Attention: Brian Tageson
Email: btageson@eightfoldcapital.com

If to the initial Directing Holder with respect to the Atrium Two Servicing Shift Mortgage Loan, to:

Deutsche Bank AG, acting through its New York Branch
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

cmbs.requests@db.com

If to the initial Directing Holder with respect to the Vie Portfolio Servicing Shift Mortgage Loan, to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Kunal Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Bianca A. Russo, Esq.
Email: US_CMBS_Notice@jpmorgan.com

If to the initial Directing Holder with respect to the 3 Columbus Circle Whole Loan, to:

Prima Capital Advisors LLC
2 Overhill Road, Suite 215
Scarsdale, New York 10583
Attention: Nilesh Patel
Email: npatel@primaadvisors.com

If to the initial Directing Holder with respect to the ARC Apartments Whole Loan, to:

SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)
Shinhan Investment Tower, 70

Yeou-idaero, Yeoungdeungpo-gu

Seoul 07325, Korea

Attention: Ju Hyun Kim

Phone: +82-2-767-9052

Facsimile +82-2-767-5805

with a copy to:

13th fl, KB Securities Bldg, 21, Yeouinaru-ro 4-gil,

Yeoungdeungpo-gu, Seoul 07330 Korea

Attention: Min Jae Lee

Phone: +82-2-2073-5193

Facsimile: +82-2-2181-1611

Email: aco.kbg@kbfg.com
Email: juhyun.kim@shbnppam.com

If to Deutsche Bank AG, acting through its New York Branch, as the initial VRR1 Risk Retention Consultation Party and the initial 3CC Risk Retention Consultation Party, to:

Deutsche Bank AG, acting through its New York Branch
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

cmbs.requests@db.com

If to Citi Real Estate Funding Inc., as the initial VRR2 Risk Retention Consultation Party, to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan O’Connor

with copies by electronic mail to:

richard.simpson@citi.com, and ryan.m.oconnor@citi.com

If to JPMorgan Chase Bank, National Association, as the initial VRR3 Risk Retention Consultation Party, to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Kunal Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Bianca A. Russo, Esq.
Email: US_CMBS_Notice@jpmorgan.com

If to the 17g-5 Information Provider, electronically to:

17g5informationprovider@wellsfargo.com
(in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “BMARK 2019-B10 Mortgage Trust” and an identification of the type of information being provided in the body of such electronic mail)

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Solely to the extent the provisions herein contemplate electronic delivery of information, such information shall be transmitted via electronic mail with a subject reference to include “Benchmark 2019-B10 Mortgage Trust” (or substantially similar language) (i) in the case of the Depositor, to cmbs.requests@db.com, (ii) in the case of the Trustee, to trustadministrationgroup@wellsfargo.com, (iii) in the case of the Certificate Administrator, to the email address specified on the Certificate Administrator’s Website (and, if no such email address is specified therein, to cts.cmbs.bond.admin@wellsfargo.com), (iv) in the case of the Operating Advisor, to cmbs.notices@parkbridgefinancial.com, (v) in the case of the Asset Representations Reviewer, to cmbs.notices@parkbridgefinancial.com, (vi) in the case of the Master Servicer to michael.a.tilden@keybank.com, (vii) in the case of the Special Servicer, to asossen@starwood.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrpartners.com (and with respect to emails relating to 17g-5 matters, to inquiries@lnrproperty.com), (viii) in the case of German American Capital Corporation, to cmbs.requests@db.com, (ix) in the case of JPMorgan Chase Bank, National Association, to US_CMBS_Notice@jpmorgan.com, (x) in the case of Citi Real Estate Funding Inc., to richard.simpson@citi.com and ryan.m.oconnor@citi.com; and, in the case of each Rule 15Ga-1 Notice, cmbs.notice@citi.com, (xi) in the case of Deutsche Bank Securities Inc., to cmbs.requests@db.com, (xii) in the case of J.P. Morgan Securities LLC, to ABS_Synd@jpmorgan.com and US_CMBS_Notice@jpmorgan.com, (xiii) in the case of Citigroup Global Markets Inc., to richard.simpson@citi.com and ryan.m.oconnor@citi.com, (xiv) in the case of Academy Securities, Inc., to mboyd@academysecurities.com, (xv) in the case of Drexel Hamilton, LLC, to akim@drexelhamilton.com, (xvi) in the case of Deutsche Bank AG, acting through its New York Branch, as a Risk Retention Consultation Party, to CMBS.requests@db.com, (xvii) in the case of JPMorgan Chase Bank, National Association, as a Risk Retention Consultation Party, to US_CMBS_Notice@jpmorgan.com, (xviii) in the case of Citi Real Estate Funding Inc., as a Risk Retention Consultation Party, to richard.simpson@citi.com and ryan.m.oconnor@citi.com, and (xix) in the case of the 17g-5 Information Provider, to 17g5informationprovider@wellsfargo.com; or, in the case of the parties to this Agreement, to such other electronic mail address as such party shall specify by written notice (which may be electronic) to the other parties hereto.

The obligation of any party to this Agreement to deliver any notices, reports or other information to any Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider shall be effective in each case only to the extent such party to this Agreement has received notice of the identity and contact information of such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable. Any such party may conclusively rely on the name and contact information provided by the related Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, and shall be entitled to assume that the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable has not changed, absent receipt of written notice from such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, of a change with respect to the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, as applicable.

Section 12.06     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07     Notice to the Depositor and Each Rating Agency. (a) The Certificate Administrator shall promptly provide notice, promptly furnish (or make available) to the Depositor, the Underwriters, the Initial Purchasers, the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Trustee the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website) with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge:

(i)            any material change or amendment to this Agreement, any Mortgage Loan Purchase Agreement or any Intercreditor Agreement;

(ii)           the occurrence of any Servicer Termination Event that has not been cured;

(iii)          the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or the Trustee; and

(iv)          the repurchase of Mortgage Loans pursuant to Section 2.03(e) of this Agreement.

(b)          The Certificate Administrator shall promptly furnish to the Depositor, the Underwriters, the Initial Purchasers, the Directing Holder and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website):

(i)            notice of the final payment to any Class of Certificateholders;

(ii)           notice of any change in the location of the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account or the 3 Columbus Circle Gain-on-Sale Reserve Account; and

(iii)          each report to Certificateholders described in Section 4.02 and Section 3.13 of this Agreement.

(c)           The Master Servicer (or, in the case of items collected pursuant to Section 3.04 and referenced in clause (i) below, the Special Servicer) shall promptly furnish to the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website) and the related Other 17g-5 Information Provider (if any):

(i)            upon request, a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03 of this Agreement or pursuant to Section 3.04 of this Agreement;

(ii)           notice of any change in the location of the Collection Account or any Serviced Whole Loan Collection Account,

(iii)          a copy of any notice with respect to a breach of a representation or warranty with respect to any Mortgage Loan;

(iv)          any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

(v)          any change in the lien priority of a Mortgage Loan;

(vi)         any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

(vii)        any material damage to a Mortgaged Property; and

(viii)       any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan or Serviced Whole Loan.

(d)          Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.14(d) to the Rating Agencies at the address listed below, promptly following the occurrence thereof. The Master Servicer or Special Servicer, as applicable, and the Certificate Administrator and Trustee also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.14(d). Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Notices to each Rating Agency shall be addressed as follows:

Kroll Bond Rating Agency, Inc.

Kroll Bond Rating Agency, Inc.

845 Third Avenue 4th Floor
New York, New York 10022

Attention: CMBS

Facsimile No.: (646) 731-2395

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Facsimile No.: (212) 635-0295
Email: info.cmbs@fitchratings.com

S&P Global Ratings
55 Water Street, 41st Floor
New York, New York 10041
Attention: Commercial Mortgage Surveillance Manager
Email: cmbs_info_17g5@standardandpoors.com

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

Section 12.08     Amendment. This Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders:

(i)            to cure any ambiguity or to correct any manifest error;

(ii)           to cause the provisions herein or therein to conform or be consistent with or in furtherance of the statements made in the Prospectus, Private Placement Memorandum or Loan-Specific Private Placement Memorandum with respect to the Certificates, the Trust or this Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein;

(iii)          to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)          to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder;

(v)           to modify, eliminate or add to the provisions any provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)          to revise or add any other provisions with respect to matters or questions arising under this Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates);

(vii)         to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates);

(viii)        to modify the provisions of Section 3.06 and Section 3.17 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating

Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates);

(ix)          to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website;

(x)           to modify, eliminate or add to any provisions of this Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and

(xi)          to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel;

provided that any amendment under this Section 12.08 (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (x) above by (1) an Opinion of Counsel or (2) solely in the case of a Certificateholder of a rated Class, receipt of a Rating Agency Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(1)           reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(2)           reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(3)           adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(4)           change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(5)           amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend this Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or

(ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

If neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 12.08 shall be effective with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section 12.08, the Certificateholders and Serviced Companion Loan Noteholders.

It shall not be necessary for the consent of Certificateholders under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and, if applicable, Serviced Companion Loan Noteholders, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Trustee and the Certificate Administrator have received an Opinion of Counsel, at the expense of the Trust Fund (and, in the case of any Whole Loan, any such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement) confirming that such amendment is authorized or permitted by this Agreement and that all conditions precedent with respect thereto have been satisfied, respectively, hereunder and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or cause the Grantor Trust to fail to qualify as a grantor trust, or cause a tax to be imposed on the Trust Fund or any such Trust REMIC or the Grantor Trust.

Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel and an Officer’s Certificate, at the expense of the party requesting such amendment (or, if such amendment is required to maintain the rating issued by any Rating Agency or requested by the Trustee for any purpose described in clauses (i), (ii) or (iii) of the first sentence of this Section 12.08 (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Trust Fund (and, in the case of any Whole Loan, any such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement)) confirming that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent with respect thereto have been satisfied. The Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s, the Certificate Administrator’s, the Operating Advisor’s or the Asset Representations Reviewer’s own rights, duties or immunities under this Agreement.

Notwithstanding any contrary provision contained in this Agreement, no amendment shall be made to this Agreement (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary hereunder, and/or obligations (including, without limitation, in the case of a Mortgage Loan Seller, under the related Mortgage Loan Purchase Agreement) of any Mortgage Loan Seller, Initial Purchaser or Underwriter without the written consent of such Mortgage Loan Seller, Initial Purchaser or Underwriter, as applicable, or (ii) which adversely affects (as determined by the applicable Companion Loan Noteholder in good faith) the rights and/or obligations of any Companion Loan Noteholder without the written consent of such Companion Loan Noteholder or (iii) which results in an EU Transparency Amendment without the written consent of the EU Transparency Designee.

Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement, deliver a copy of the same to EURRCompliance@wellsfargo.com under the subject line “EURR: Benchmark 2019-B10 – Post per Section 4.02(j) of PSA” and, thereafter, the Certificate Administrator shall furnish a written notification of the substance of such amendment to each Certificateholder, the Depositor, the Master Servicer (who shall promptly forward such notification to each Serviced Companion Loan Holder, Other Depositor, Other Servicer, Other Special Servicer and Other Trustee), the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee, each Mortgage Loan Seller, the Underwriters and the Initial Purchasers.

In addition, within one (1) Business Day following the execution of any amendment to this Agreement, the party requesting such amendment shall deliver (or cause to be delivered) such amendment (in EDGAR Compatible Format) to each Serviced Companion Loan Holder, Other Depositor, Other Servicer, Other Special Servicer and Other Trustee.

Notwithstanding any contrary provision contained in this Agreement, if one but not all of the Notes evidencing a Joint Mortgage Loan is repurchased by the applicable Mortgage Loan Seller, this Agreement may be amended by the parties hereto (at the expense of the party requesting such amendment), without the consent of any Certificateholder, to add or modify provisions relating to the applicable Repurchased Note for purposes of the servicing and administration of such Repurchased Note, provided that the amendment shall not adversely affect in any material respect the interests of the Certificateholders, as evidenced by a No Downgrade Confirmation from each Rating Agency (obtained at the expense of the repurchasing Mortgage Loan Seller) with respect to such amendment (or, if no such No Downgrade Confirmation is actually received, by an opinion of counsel to such effect). Prior to the effectiveness of such amendment, if one but not all of the Notes with respect to a Joint Mortgage Loan is repurchased, the terms of Article III shall govern the servicing and administration of such Joint Mortgage Loan.

Section 12.09     Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement be treated for all purposes as a sale by the Depositor of the Trust Fund to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, if, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in, and the Depositor hereby grants to the Trustee a security interest in, all of the Depositor’s right, title and interest in and to, whether now owned or existing or hereafter acquired or arising, the property identified in clauses (i) through (xiv) of the definition of “Trust Fund” and all proceeds thereof; (c) the possession by the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall, and upon the request and direction of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund (and, in the case of any Whole Loan, such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement)), take such actions as may be necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

Section 12.10     No Intended Third-Party Beneficiaries. Except as specified in Section 12.12 of this Agreement, no Person other than a party to this Agreement, any Mortgage Loan Seller, any Initial Purchaser, any Underwriter or any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing and for the avoidance of doubt, subject to Section 12.12 of this Agreement, the parties to this Agreement specifically state that no Borrower, Manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 12.11     Entire Agreement. This Agreement (and, with respect to each Whole Loan, together with the related Intercreditor Agreement) contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 12.12     Third Party Beneficiaries. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer acknowledge that (i) each Mortgage Loan Seller and Deutsche Bank Securities Inc. are third party beneficiaries with respect to Section 8.05(h) of this Agreement, the obligations of any party to this Agreement to deliver information to the 17g-5 Information Provider hereunder and the obligations of the 17g-5 Information Provider to post information to the 17g-5 Information Provider’s Website (or make available to the NRSROs the items referenced in Section 3.13(b) and (d)) and the express obligations of any party hereto to deliver documents, notices, information or funds to a Mortgage Loan Seller, (ii) each Mortgage Loan Seller is a third party beneficiary with respect to

Section 2.01, Section 2.02, Section 2.03, Section 3.33, Section 8.05, Section 11.01 and Section 12.08 of this Agreement and its rights as a Privileged Person, (iii) each Initial Purchaser and each Underwriter is a third party beneficiary with respect to its rights to receive any notices, documents, certifications and/or information hereunder and its rights under Section 12.08 of this Agreement, (iv) each holder of a Companion Loan and any related Other Depositor is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly (or, in the case of a holder of a Companion Loan, the related Other Servicer may) enforce such rights, (v) each of the Serviced Companion Loan Service Providers under the applicable Other Pooling and Servicing Agreement is an intended third party beneficiary under this Agreement with respect to any provision herein expressly relating to compensation, reimbursement or indemnification of such Serviced Companion Loan Service Provider and the provisions regarding the coordination of Advances, (vi) each of the Non-Serviced Mortgage Loan Service Providers under the applicable Other Pooling and Servicing Agreement is an intended third party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any nonrecoverable advances made with respect to the applicable Non-Serviced Mortgage Loan by such Persons, (2) the indemnification of each applicable Other Servicer, Other Special Servicer and Other Trustee and certain other parties pursuant to Section 1.04 or any other section of this Agreement against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the related Other Pooling and Servicing Agreement and this Agreement that relate solely to its servicing of the related Whole Loan and any related reimbursement provisions, (3) the provisions set forth in Section 4.07 of this Agreement regarding advancing coordination and (4) the provisions set forth in Sections 3.29 and 6.07, as applicable, of this Agreement; (vii) if one, but not all, of the Notes with respect to any Joint Mortgage Loan is repurchased, the applicable Repurchasing Seller shall be a third party beneficiary of this Agreement to the same extent as if it was a Companion Loan Noteholder, as contemplated by Section 3.33 hereof; and (ix) the EU Transparency Designee is a third party beneficiary of this Agreement with respect to its right to the EU Reporting Administrator Fee and each provision hereof whose amendment would result in an EU Transparency Amendment.

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IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

KeyBank National Association, as Master Servicer

By:	/s/ Bryan Nitcher
Name: Bryan Nitcher
Title: Senior Vice President

LNR PARTNERS, LLC, as Special Servicer

By:	/s/ Jerry Hirschkorn
Name: Jerry Hirschkorn
Title: Vice President

BMARK 2019-B10 – Pooling and Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Anna M. Lopez
Name: Anna M. Lopez
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent and Custodian

By:	/s/ Anna M. Lopez
Name: Anna M. Lopez
Title: Vice President

PENTALPHA SURVEILLANCE LLC, as Operating Advisor

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director and Solely as an Authorized Signatory for Pentalpha Surveillance LLC

PENTALPHA SURVEILLANCE LLC, as Asset Representations Reviewer

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director and Solely as an Authorized Signatory for Pentalpha Surveillance LLC

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF NY	)
: ss.:
COUNTY OF NY	)

On the 10th day of April in the year 2019, before me, the undersigned, personally appeared Matt Smith and Natalie Grainger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Saskia A. Labriel
Signature and Office of individual taking acknowledgment

Saskia A. Labriel
Notary Public - State of New York
Qualified in Kings County
No. 01LA6274940
My Commission Expires 1/14/2021

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF KS	)
: ss.:
COUNTY OF Johnson	)

On the 3rd day of April in the year 2019, before me, the undersigned, personally appeared Bryan Nitcher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Overland Park, KS (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Janna Oliver
Signature and Office of individual taking acknowledgment

JANNA OLIVER
My Appointment Expires
June 24, 2020

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF New York	)
: ss.:
COUNTY OF New York	)

On the second day of April in the year 2019, before me, the undersigned, personally appeared Jerry Hirschkorn a Vice President of LNR Partners, LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in New York City (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Desmond Mcweeney
Signature and Office of individual taking acknowledgment

DESMOND MCWEENEY
NOTARY PUBLIC - STATE OF NEW YORK
No. 01MC6330849
Qualified in Nassau County
My Commission Expires September 28, 2019

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF MARYLAND	)
: ss.:
COUNTY OF HOWARD	)

On the 2nd day of April in the year 2019, before me, the undersigned, personally appeared Anna M. Lopez, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned.

/s/ Andrew Crews
Signature and Office of individual taking acknowledgment

ANDREW CREWS
NOTARY PUBLIC
CECIL COUNTY, MD
MY COMMISSION EXPIRES
OCTOBER 27, 2021

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF MARYLAND	)
: ss.:
COUNTY OF HOWARD	)

On the 2nd day of April in the year 2019, before me, the undersigned, personally appeared Anna M. Lopez, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned.

/s/ Andrew Crews
Signature and Office of individual taking acknowledgment

ANDREW CREWS
NOTARY PUBLIC
CECIL COUNTY, MD
MY COMMISSION EXPIRES
OCTOBER 27, 2021

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF CONNECTICUT	)
: ss.:
COUNTY OF FAIRFIELD	)

On the 11th day of April in the year 2019, before me, the undersigned, personally appeared James Callahan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Greenwich, Connecticut.

/s/ Melonie S. Williams
Signature and Office of individual taking acknowledgment

MELONIE S. WILLIAMS
Notary Public
Connecticut
My Commission Expires July 31, 2019

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

STATE OF CONNECTICUT	)
: ss.:
COUNTY OF FAIRFIELD	)

On the 11th day of April in the year 2019, before me, the undersigned, personally appeared James Callahan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Greenwich, Connecticut.

/s/ Melonie S. Williams
Signature and Office of individual taking acknowledgment

MELONIE S. WILLIAMS
Notary Public
Connecticut
My Commission Expires July 31, 2019

This instrument prepared by:

Name:	Sidley Austin LLP
Address:	787 Seventh Avenue New York, New York 10019

BMARK 2019-B10 – Pooling and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-1-1

BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-1

Class A-1 Pass-Through Rate: 2.793%	CUSIP: 08162VAA6 ISIN: US08162VAA61

Original Aggregate Certificate Balance of the Class A-1 Certificates: $18,060,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: February 2024	No.: A-1-[_]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-

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1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

A-1-3

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

A-1-4

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered.

A-1-5

Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust;

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provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the

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procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

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(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance)) by purchasing on such date

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all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to

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rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-1 Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as certificate administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-2

Class A-2 Pass-Through Rate: 3.614%	CUSIP: 08162VAB4 ISIN: US08162VAB45

Original Aggregate Certificate Balance of the Class A-2 Certificates: $130,611,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2024	No.: A-2-[_]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class

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X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate

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Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset

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Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer

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of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5

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Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any

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rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination

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Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make

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certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-2 Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-3

FORM OF CLASS A-SB CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-SB

Class A-SB Pass-Through Rate: 3.615%	CUSIP: 08162VAC2 ISIN: US08162VAC28

Original Aggregate Certificate Balance of the Class A-SB Certificates: $36,997,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: November 2028	No.: A-SB-[_]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-SB Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-

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1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-SB Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-SB Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

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All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect

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the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating

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Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under

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such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of

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the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with

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respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-SB Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class A-SB Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-4

FORM OF CLASS A-3 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-3

Class A-3 Pass-Through Rate: 3.455%	CUSIP: 08162VAD0 ISIN: US08162VAD01

Original Aggregate Certificate Balance of the Class A-3 Certificates: $260,000,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: February 2029	No.: A-3-[_]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class

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X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate

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Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset

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Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer

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of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5

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Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any

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rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination

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Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make

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certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-3 Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-5

FORM OF CLASS A-4 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-4

Class A-4 Pass-Through Rate: 3.717%	CUSIP: 08162VAE8 ISIN: US08162VAE83

Original Aggregate Certificate Balance of the Class A-4 Certificates: $319,747,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: A-4-[_]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class

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X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate

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Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset

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Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer

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of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5

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Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any

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rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination

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Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make

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certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-4 Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-6

FORM OF CLASS A-M CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-M

Class A-M Pass-Through Rate: 3.979%	CUSIP: 08162VAG3 ISIN: US08162VAG32

Original Aggregate Certificate Balance of the Class A-M Certificates: $107,978,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: A-M-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H,

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Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-M Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of

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the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and

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Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar,

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any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as

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evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the

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Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

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(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

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(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on

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behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-M Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class A-M Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-7

FORM OF CLASS B CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS B

Class B Pass-Through Rate: Equal to the lesser of (i) the WAC Rate and (ii) 4.180%	CUSIP: 08162VAH1 ISIN: US08162VAH15

Original Aggregate Certificate Balance of the Class B Certificates: $45,105,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: B-[_]

This certifies that [             ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H,

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Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of

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the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and

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Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar,

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any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as

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evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the

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Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

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(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

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(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on

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behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class B Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-8

FORM OF CLASS C CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS C

Class C Pass-Through Rate: 3.750%	CUSIP: 08162VAJ7 ISIN: US08162VAJ70

Original Aggregate Certificate Balance of the Class C Certificates: $45,105,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: C-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H,

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Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of

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the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and

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Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar,

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any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as

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evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the

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Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

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(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

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(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on

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behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class C Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-9

FORM OF CLASS D [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS D

Class D Pass-Through Rate: 3.000%	CUSIP: [08162VAV0][5] [U0738KAF8][6] [08162VAW8][7] ISIN: [US08162VAV09][8] [USU0738KAF85][9] [US08162VAW81][10]

Original Aggregate Certificate Balance of the Class D Certificates: $28,703,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: D-[__]

This certifies that [             ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

 A-9-4

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

 A-9-5

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

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invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

 A-9-7

Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

 A-9-8

the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

 A-9-9

agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

 A-9-10

such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

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an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class D Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

 A-9-14

EXHIBIT A-10

FORM OF CLASS E [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

 A-10-1

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

 A-10-2

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

 A-10-3

BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS E

Class E Pass-Through Rate: 3.000%	CUSIP: [08162VAX6][5] [U0738KAG6][6] [08162VAY4][7] ISIN: [US08162VAX64][8] [USU0738KAG68][9] [US08162VAY48][10]

Original Aggregate Certificate Balance of the Class E Certificates: $23,236,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: E-[__]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

 A-10-4

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

 A-10-5

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

 A-10-6

invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

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Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

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the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

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such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

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an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class E Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

 A-10-14

EXHIBIT A-11

FORM OF CLASS F [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASERS, THE UNDERWRITERS OR THE ASSET REPRESENTATIONS REVIEWER TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE

A-11-3

DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS F

Class F Pass-Through Rate: Equal to (i) the WAC Rate, minus (ii) 1.25%, but in any case, not less than 0.000%	CUSIP: [08162VAZ1][5] [U0738KAH4][6] [08162VBA5][7] ISIN: [US08162VAZ13][8] [USU0738KAH42][9] [US08162VBA52][10]

Original Aggregate Certificate Balance of the Class F Certificates: $24,602,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: F-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

During each Interest Accrual Period (as defined below), interest on the Class F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

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Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

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invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

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Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

A-11-9

the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

A-11-11

such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

A-11-12

an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class F Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-12

FORM OF CLASS G [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASERS, THE UNDERWRITERS OR THE ASSET REPRESENTATIONS REVIEWER TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE

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DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS G

Class G Pass-Through Rate: Equal to (i) the WAC Rate, minus (ii) 1.25%, but in any case, not less than 0.000%	CUSIP: [08162VBB3][5] [U0738KAJ0][6] [08162VBC1][7] ISIN: [US08162VBB36][8] [USU0738KAJ08][9] [US08162VBC19][10]

Original Aggregate Certificate Balance of the Class G Certificates: $10,935,000	Initial Certificate Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: G-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

During each Interest Accrual Period (as defined below), interest on the Class G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

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Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

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invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

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Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

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the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

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such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

A-12-12

an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class G Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-13

FORM OF CLASS H [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASERS, THE UNDERWRITERS OR THE ASSET REPRESENTATIONS REVIEWER TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE

A-13-3

DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS H

Class H Pass-Through Rate: Equal to (i) the WAC Rate, minus (ii) 1.25%, but in any case, not less than 0.000%	CUSIP: [08162VBD9][5] [U0738KAK7][6] [08162VBE7][7] ISIN: [US08162VBD91][8] [USU0738KAK70][9] [US08162VBE74][10]

Original Aggregate Certificate Balance of the Class H Certificates: $42,371,344	Initial Certificate Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: H-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-13-5

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

During each Interest Accrual Period (as defined below), interest on the Class H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

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Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

A-13-7

invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

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Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

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the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

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such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

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an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class H Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class H Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-14

FORM OF CLASS X-A CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-A CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-A CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-A CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-A

Class X-A Pass-Through Rate: Variable	CUSIP: 08162VAF5 ISIN: US08162VAF58

Original Aggregate Notional Balance of the Class X-A Certificates: $873,393,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: X-A-[_]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class

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X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class X-A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate

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Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset

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Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer

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of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5

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Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any

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rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination

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Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make

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certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-A Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class X-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-15

FORM OF CLASS X-B [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-B CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-B CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-B CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED

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STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-B

Class X-B Pass-Through Rate: Variable	CUSIP: [08162VAK4][5] [U0738KAA9][6] [08162VAL2][7] ISIN: [US08162VAK44][8] [USU0738KAA98][9] [US08162VAL27][10]

Original Aggregate Notional Balance of the Class X-B Certificates: $90,210,000	Initial Notional Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: X-B-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

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During each Interest Accrual Period (as defined below), interest on the Class X-B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and

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Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

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As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely

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affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such

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modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

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(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated

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Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving

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written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-B Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class X-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-16

FORM OF CLASS X-D [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-D CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-D CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-D CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED

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STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-D

Class X-D Pass-Through Rate: Variable	CUSIP: [08162VAM0][5] [U0738KAB7][6] [08162VAN8][7] ISIN: [US08162VAM00][8] [USU0738KAB71][9] [US08162VAN82][10]

Original Aggregate Notional Balance of the Class X-D Certificates: $51,939,000	Initial Notional Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: X-D-[__]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

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During each Interest Accrual Period (as defined below), interest on the Class X-D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and

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Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

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As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely

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affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such

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modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

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(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated

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Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving

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written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-D Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class X-D Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-17

FORM OF CLASS X-F [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-F CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-F CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-F CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY

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SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASERS, THE UNDERWRITERS OR THE ASSET REPRESENTATIONS REVIEWER TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-F

Class X-F Pass-Through Rate: Variable	CUSIP: [08162VAP3][5] [U0738KAC5][6] [08162VAQ1][7] ISIN: [US08162VAP31][8] [USU0738KAC54][9] [US08162VAQ14][10]

Original Aggregate Notional Balance of the Class X-F Certificates: $24,602,000	Initial Notional Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: X-F-[__]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

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During each Interest Accrual Period (as defined below), interest on the Class X-F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and

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Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

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As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely

 A-17-9

affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such

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modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

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(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated

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Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving

 A-17-13

written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

 A-17-14

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-F Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class X-F Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

 A-17-15

EXHIBIT A-18

FORM OF CLASS X-G [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

 A-18-1

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-G CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-G CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-G CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S.

 A-18-2

DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASERS, THE UNDERWRITERS OR THE ASSET REPRESENTATIONS REVIEWER TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

 A-18-3

SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

 A-18-4

BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-G

Class X-G Pass-Through Rate: Variable	CUSIP: [08162VAR9][5] [U0738KAD3][6] [08162VAS7][7] ISIN: [US08162VAR96][8] [USU0738KAD38][9] [US08162VAS79][10]

Original Aggregate Notional Balance of the Class X-G Certificates: $10,935,000	Initial Notional Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: X-G-[__]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

 A-18-5

hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

 A-18-6

During each Interest Accrual Period (as defined below), interest on the Class X-G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and

 A-18-7

Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

 A-18-8

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely

 A-18-9

affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such

 A-18-10

modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

 A-18-11

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated

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Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving

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written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-G Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class X-G Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

 A-18-15

EXHIBIT A-19

FORM OF CLASS X-H [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

 A-19-1

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-H CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-H CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-H CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S.

 A-19-2

DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASERS, THE UNDERWRITERS OR THE ASSET REPRESENTATIONS REVIEWER TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

 A-19-3

SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

 A-19-4

BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-H

Class X-H Pass-Through Rate: Variable	CUSIP: [08162VAT5][5] [U0738KAE1][6] [08162VAU2][7] ISIN: [US08162VAT52][8] [USU0738KAE11][9] [US08162VAU26][10]

Original Aggregate Notional Balance of the Class X-H Certificates: $42,371,344	Initial Notional Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: X-H-[__]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

 A-19-5

hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

 A-19-6

During each Interest Accrual Period (as defined below), interest on the Class X-H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and

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Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

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As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely

 A-19-9

affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such

 A-19-10

modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

 A-19-11

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated

 A-19-12

Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving

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written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

 A-19-14

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-H Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class X-H Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

 A-19-15

EXHIBIT A-20

FORM OF CLASS S CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

 A-20-1

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

 A-20-2

BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS S

No.: S-1	Percentage Interest: [__]% CUSIP: 08162VBG2[1] ISIN: US08162VBG23[2]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class S Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a beneficial ownership interest in a portion of the Excess Interest collected on the ARD Loan and amounts held from time to time in the Excess Interest Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

1 For IAI Certificates

2 For IAI Certificates

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not

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have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class S Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

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This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement

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or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and

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Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable,

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affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced

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to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class S Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class S Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-21

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS “RESIDUAL INTERESTS” IN THREE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN SECTION 860E(e)(5) OF THE CODE, OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. BECAUSE THIS CERTIFICATE REPRESENTS MULTIPLE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE

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PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO THE DESIGNATION OF THE CERTIFICATE ADMINISTRATOR AS “PARTNERSHIP REPRESENTATIVE” OF THE UPPER-TIER REMIC AND THE LOWER-TIER REMIC PURSUANT TO SECTION 6223 OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE

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INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS R

No.: R-1	Percentage Interest: [__]% CUSIP: 08162VBH0[1]
ISIN: US08162VBH06[2]

This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

1 For Rule 144A Certificates

2 For Rule 144A Certificates

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This Class R Certificate represents the sole “residual interests” in three “real estate mortgage investment conduits”, as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Certificate Administrator shall be designated as the “partnership representative” (within the meaning of Section 6223 of the Code) for each Trust REMIC.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator

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shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

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This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement

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or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and

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Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable,

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affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced

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to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

A-21-13

EXHIBIT A-22

FORM OF VRR INTEREST CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

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THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A BENEFICIAL INTEREST IN MULTIPLE “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND (II) A BENEFICIAL INTEREST IN THE EXCESS INTEREST AND PROCEEDS THEREOF IN THE EXCESS INTEREST DISTRIBUTION ACCOUNT.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE VERTICAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, VRR INTEREST

VRR Interest Pass-Through Rate: N/A.	CUSIP: BCC2JC348 ISIN: [_____]

Original Aggregate Certificate Balance of the VRR Interest: $57,550,018.15	Initial Certificate Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: VRR-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the VRR Interest. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class

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X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents (i) a beneficial interest in multiple “regular interests” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and (ii) a beneficial interest in the Excess Interest and proceeds thereof in the Excess Interest Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the VRR Interest for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the VRR Interest will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

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All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect

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the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating

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Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under

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such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of

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the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with

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respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this VRR Interest Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the VRR Interest Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-23

FORM OF CLASS 3CC-A [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING TRUST SUBORDINATE COMPANION LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS 3CC-A

Class 3CC-A Pass-Through Rate: Net Mortgage Rate on the Trust Subordinate Companion Loan	CUSIP: [08162VBJ6][5] [U0738KAM3][6] [08162VBK3][7] ISIN: [US08162VBJ61][8] [USU0738KAM37][9] [US08162VBK35][10]

Original Aggregate Certificate Balance of the Class 3CC-A Certificates: $77,120,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: 3CC-A-[__]

This certifies that [_________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class 3CC-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class 3CC-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class 3CC-A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

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Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

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invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

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Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

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the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

A-23-10

such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

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an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class 3CC-A Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class 3CC-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

A-23-14

EXHIBIT A-24

FORM OF CLASS 3CC-B [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING TRUST SUBORDINATE COMPANION LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS 3CC-B

Class 3CC-B Pass-Through Rate: Net Mortgage Rate on the Trust Subordinate Companion Loan	CUSIP: [08162VBL1][5] [U0738KAN1][6] [08162VBM9][7] ISIN: [US08162VBL18][8] [USU0738KAN10][9] [US08162VBM90][10]

Original Aggregate Certificate Balance of the Class 3CC-B Certificates: $22,630,000	Initial Certificate Balance of this Certificate: $[__]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: 3CC-B-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class 3CC-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class 3CC-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class 3CC-B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

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Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be

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invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in

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Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain

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the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or

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such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still

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an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to

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Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class 3CC-B Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the Class 3CC-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT A-25

FORM OF 3CC-VRR INTEREST CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING TRUST SUBORDINATE COMPANION LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

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THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN MULTIPLE “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE VERTICAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, 3CC-VRR INTEREST

3CC-VRR Interest Pass-Through Rate: N/A.	CUSIP: [08162VBP2][1] ISIN: [_____][2]

Original Aggregate Certificate Balance of the 3CC-VRR Interest: $5,250,000	Initial Certificate Balance of this Certificate: $[_____]

First Distribution Date: May 17, 2019	Cut-off Date: The close of business on the later of the related Due Date of such Mortgage Loan in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date after April 2019, the date that would have been its Due Date in April 2019 under the terms of that Mortgage Loan and Trust Subordinate Companion Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2029	No.: 3CC-VRR-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the 3CC-VRR Interest. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans and the Trust Subordinate Companion Loan secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans and the Trust Subordinate Companion Loan are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, and Pentalpha Surveillance LLC, as

1 For IAI Certificates

2 For IAI Certificates

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operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 3CC-A and Class 3CC-B Certificates, the VRR Interest and the 3CC-VRR Interest (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a beneficial interest in multiple “regular interests” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the 3CC-VRR Interest for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the eleventh day of each month, or if such eleventh day is not a Business Day, then the next Business Day, commencing in May 2019. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the 3CC-VRR Interest will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Trust Subordinate Companion Loan, which is an asset of the Trust Fund) therein): (i) such Mortgage Loans and Trust Subordinate Companion Loan as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loan due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans and Trust Subordinate Companion Loan; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, the 3 Columbus Circle Gain-on-Sale Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties and Trust Subordinate Companion Loan; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan); (xiii) the Lower-Tier Regular Interests; (xiv) the Trust Subordinate Companion Loan REMIC Regular Interests; (xv) the VRR Interest Upper-Tier Regular Interests; and (xvi) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate

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in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor

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Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency

A-25-8

Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; (x) to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); and (xi) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule or the EU Risk Retention Rules, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule, EU Risk Retention Rules or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans, Trust Subordinate Companion Loan or Serviced Whole Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes, as applicable, affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder or Holder of the Loan-Specific Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder or Holder of the Loan-Specific Certificates, as applicable;

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(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Pool Balance of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (or for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s

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interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) and the Trust Subordinate Companion Loan at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees, the EU Reporting Administrator Fee and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class S or Class R Certificates) for all of the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, Trust Subordinate Companion Loan and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to

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rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and the Trust Subordinate Companion Loan and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan or Trust Subordinate Companion Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this 3CC-VRR Interest Certificate to be duly executed.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Certificate of Authentication

This is one of the 3CC-VRR Interest Certificates referred to in the Pooling and Servicing Agreement.

Dated: April 11, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Name:
Title:

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EXHIBIT B

MORTGAGE LOAN SCHEDULE

B-1

BMARK 2019-B10 - Mortgage Loan Schedule

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
1b	1b	JPMCB/GACC	3 Columbus Circle	3 Columbus Circle	New York	NY	10019	3.91400%	$105,000,000	$105,000,000.00	3/11/2029	11	347,231.60
1.000	1.000	JPMCB/GACC	3 Columbus Circle	3 Columbus Circle	New York	NY	10019	3.91400%	$75,000,000	$75,000,000.00	3/11/2029	11	248,022.57
2.000	2.000	CREFI	3 Park Avenue	3 Park Avenue	New York	NY	10016	4.75000%	$60,000,000	$60,000,000.00	12/6/2028	6	240,798.61
3.000	3.000	GACC	Saint Louis Galleria	1155 Saint Louis Galleria	Saint Louis	MO	63117	4.99677083333333%	$60,000,000	$60,000,000.00	11/1/2028	1	253,308.52
4.000	4.000	CREFI/GACC	ARC Apartments	30-02 39th Avenue	Long Island City	NY	11101	4.13052%	$60,000,000	$60,000,000.00	3/1/2024	1	209,394.42
5.000	5.000	GACC	9800 Wilshire	9800 Wilshire Boulevard and 121 South Spalding Drive	Beverly Hills	CA	90212	5.15000%	$55,000,000	$55,000,000.00	2/6/2029	6	239,320.02
6.000	6.000	GACC	5202 Ben White	5202 East Ben White Boulevard	Austin	TX	78741	4.83000%	$43,000,000	$43,000,000.00	3/6/2029	6	175,478.82
7.000	7.000	JPMCB	101 California	101 California Street	San Francisco	CA	94111	3.85000%	$40,000,000	$40,000,000.00	3/6/2029	6	130,115.74
8.000	8.000	CREFI	Soho Beach House	4385 Collins Avenue	Miami Beach	FL	33140	5.34000%	$40,000,000	$40,000,000.00	2/6/2024	6	180,472.22
9.000	9.000	CREFI	Pace Gallery HQ	540 West 25th Street	New York	NY	10001	5.15000%	$40,000,000	$40,000,000.00	2/6/2029	6	174,050.93
10.000	10.000	GACC	AT580 Multi	580 Walnut Street	Cincinnati	OH	45202	5.13000%	$38,500,000	$38,500,000.00	2/6/2024	6	166,873.44
11.000	11.000	JPMCB	Tailor Lofts	315 South Peoria Street	Chicago	IL	60607	4.87000%	$38,000,000	$38,000,000.00	3/1/2029	1	156,358.56
12.000	12.000	GACC	Embassy Suites Scottsdale	5001 North Scottsdale Road	Scottsdale	AZ	85250	5.91507042%	$35,500,000	$35,500,000.00	2/6/2029	6	177,417.88
13.000	13.000	JPMCB	Flight	3575 Ringsby Court	Denver	CO	80216	4.89000%	$33,200,000	$33,163,800.00	3/1/2029	1	175,999.53
14.000	14.000	JPMCB	The Crossing at Katy Ranch	24949 Katy Ranch Road	Katy	TX	77494	4.80100%	$31,100,000	$31,100,000.00	3/1/2029	1	126,154.05
15.000	15.000	GACC	Dollar General Portfolio	Various	Various	Various	Various	5.15746575%	$29,200,000	$29,200,000.00	1/6/2029	6	127,241.37
15.010	15.010	GACC	Dollar General-Afton, NY	311 Main Street	Afton	NY	13730	5.15746575%	$1,073,823	$1,073,822.84
15.020	15.030	GACC	Dollar General-Rogers City, MI	103 South Bradley Highway	Rogers City	MI	49779	5.15746575%	$1,015,778	$1,015,778.36
15.030	15.020	GACC	Dollar General-Oakman, AL	10604 Main Street	Oakman	AL	35579	5.15746575%	$1,015,778	$1,015,778.36
15.040	15.050	GACC	Dollar General-Attalla, AL	3022 Noccalula Parkway	Attalla	AL	35954	5.15746575%	$979,501	$979,500.56
15.050	15.060	GACC	Dollar General-Greenbush, MN	147 State Highway 32 South	Greenbush	MN	56726	5.15746575%	$979,501	$979,500.56
15.060	15.040	GACC	Dollar General-Opelika, AL	15297 Alabama Highway 51	Opelika	AL	36804	5.15746575%	$979,501	$979,500.56
15.070	15.070	GACC	Dollar General-Ishpeming, MI	22 South Westwood Drive	Ishpeming	MI	49849	5.15746575%	$954,106	$954,106.10
15.080	15.080	GACC	Dollar General-Lisman, AL	4020 Broad Street	Lisman	AL	36904	5.15746575%	$935,967	$935,967.20
15.090	15.090	GACC	Dollar General-Verbena, AL	6127 County Road 24	Verbena	AL	36091	5.15746575%	$921,456	$921,456.08
15.100	15.100	GACC	Dollar General-Appleton, MN	2210 Highway 7 Southwest	Appleton	MN	56208	5.15746575%	$921,456	$921,456.08
15.110	15.120	GACC	Dollar General-New York Mills, MN	115 North Boardman Avenue North	New York Mills	MN	56567	5.15746575%	$906,945	$906,944.96
15.120	15.110	GACC	Dollar General-Barry, IL	35 Kendall Avenue	Barry	IL	62312	5.15746575%	$906,945	$906,944.96
15.130	15.130	GACC	Dollar General-Thomaston, AL	201 Chestnut Street	Thomaston	AL	36783	5.15746575%	$899,689	$899,689.40
15.140	15.140	GACC	Dollar General-Coffeen, IL	702 West Main Street	Coffeen	IL	62017	5.15746575%	$885,178	$885,178.28
15.150	15.160	GACC	Dollar General-Payson, IL	211 East State Street	Payson	IL	62360	5.15746575%	$870,667	$870,667.16
15.160	15.150	GACC	Dollar General-Garden City, AL	105 2nd Street Southwest	Garden City	AL	35070	5.15746575%	$870,667	$870,667.16
15.170	15.170	GACC	Dollar General-Red Lake Falls, MN	803 Dow Avenue Southeast	Red Lake Falls	MN	56750	5.15746575%	$870,667	$870,667.16
15.180	15.180	GACC	Dollar General-West Point, IA	2347 County Road 103	West Point	IA	52656	5.15746575%	$856,156	$856,156.04
15.190	15.190	GACC	Dollar General-Backus, MN	542 State Highway 371 Northwest	Backus	MN	56435	5.15746575%	$856,156	$856,156.04
15.200	15.200	GACC	Dollar General-Erskine, MN	209 Highway 2	Erskine	MN	56535	5.15746575%	$848,900	$848,900.48
15.210	15.210	GACC	Dollar General-Athens, AL	28091 Wooley Springs Road	Athens	AL	35613	5.15746575%	$841,645	$841,644.92
15.220	15.220	GACC	Dollar General-Cullman, AL	32655 Alabama Highway 91	Cullman	AL	35055	5.15746575%	$834,389	$834,389.37
15.230	15.230	GACC	Dollar General-Pellston, MI	87 South US Highway 31	Pellston	MI	49769	5.15746575%	$834,389	$834,389.37
15.240	15.240	GACC	Dollar General-Clinton, AL	129 Alabama Highway 39	Clinton	AL	35448	5.15746575%	$827,134	$827,133.81
15.250	15.250	GACC	Dollar General-Sebeka, MN	307 5th Street Southwest	Sebeka	MN	56477	5.15746575%	$827,134	$827,133.81
15.260	15.270	GACC	Dollar General-Detroit, AL	65563 Highway 17	Detroit	AL	35552	5.15746575%	$819,878	$819,878.25
15.270	15.290	GACC	Dollar General-Larchwood, IA	1430 Iowa Highway 9	Larchwood	IA	51241	5.15746575%	$819,878	$819,878.25
15.280	15.260	GACC	Dollar General-New Market, AL	9415 Moores Mill Road	New Market	AL	35761	5.15746575%	$819,878	$819,878.25
15.290	15.280	GACC	Dollar General-Ramer, AL	30 Johnny Shirley Road	Ramer	AL	36069	5.15746575%	$819,878	$819,878.25
15.300	15.300	GACC	Dollar General-Pansey, AL	88 Curtis Mixon Road	Gordon	AL	36343	5.15746575%	$812,623	$812,622.69
15.310	15.320	GACC	Dollar General-Pennington, AL	5336 Main Street	Pennington	AL	36916	5.15746575%	$812,623	$812,622.69
15.320	15.310	GACC	Dollar General-Waterloo, AL	8299 County Road 8	Waterloo	AL	35677	5.15746575%	$812,623	$812,622.69
15.330	15.330	GACC	Dollar General-Arab, AL	5975 County Road 1763	Arab	AL	35016	5.15746575%	$769,089	$769,089.33
16.000	16.000	CREFI	Tulsa Office Portfolio	Various	Tulsa	OK	Various	5.25000%	$28,675,000	$28,646,290.49	3/6/2029	6	158,344.41
16.010	16.010	CREFI	Exchange Tower	4500 South Garnett Road	Tulsa	OK	74146	5.25000%	$6,936,787	$6,929,842.23
16.020	16.020	CREFI	Towne Center	10810-10830 East 45th Street	Tulsa	OK	74146	5.25000%	$5,390,370	$5,384,972.94
16.030	16.030	CREFI	Two Memorial Place	8023 East 63rd Place	Tulsa	OK	74133	5.25000%	$4,683,436	$4,678,746.98
16.040	16.040	CREFI	Triad Center I	7666 East 61st Street	Tulsa	OK	74133	5.25000%	$2,385,901	$2,383,512.61
16.050	16.060	CREFI	Corporate Place	5800 East Skelly Drive	Tulsa	OK	74135	5.25000%	$2,385,901	$2,383,512.61
16.060	16.050	CREFI	The 51 Yale Building	5110 South Yale Avenue	Tulsa	OK	74135	5.25000%	$2,341,718	$2,339,373.49
16.070	16.070	CREFI	Commerce Tower	5801 East 41st Street	Tulsa	OK	74135	5.25000%	$1,899,884	$1,897,982.27
16.080	16.080	CREFI	Riverbridge Office	1323 East 71st Street	Tulsa	OK	74136	5.25000%	$1,458,051	$1,456,591.04
16.090	16.090	CREFI	Three Memorial Place	7615 East 63rd Place	Tulsa	OK	74133	5.25000%	$1,192,951	$1,191,756.31
17.000	17.000	CREFI	Sharon Park Apartments	5600 Chimney Rock Road	Houston	TX	77081	4.84000%	$27,500,000	$27,500,000.00	3/6/2029	6	112,457.18
18.000	18.000	CREFI	Spring Hollow Apartments	5987 Thunder Hollow Drive	Toledo	OH	43615	5.10000%	$27,000,000	$27,000,000.00	2/6/2029	6	116,343.75
19.000	19.000	GACC	Atrium Two	221 East Fourth Street	Cincinnati	OH	45202	5.05900%	$25,500,000	$25,500,000.00	12/6/2028	6	108,996.86
20.000	20.000	GACC	The Landing Apartments	4800 East Interstate 240 Service Road	Oklahoma City	OK	73135	5.19000%	$24,000,000	$24,000,000.00	2/6/2029	6	105,241.67
21.000	21.000	GACC	Union Bay Apartments	526 Yale Avenue North	Seattle	WA	98109	5.00000%	$21,700,000	$21,700,000.00	2/6/2029	6	91,672.45
22.000	22.000	CREFI	Baywood San Mateo	333-345 South B Street	San Mateo	CA	94401	4.95000%	$21,000,000	$21,000,000.00	3/6/2029	6	87,828.13
23.000	23.000	JPMCB	Liberty Station Retail	2401, 2445 & 2495 Truxtun Road, 2850 Womble Road, 2400 Historic Decatur, 2881 Roosevelt Road, 2816, 2863 & 2965 Historic Decatur Road, 2860 & 2865 Sims Road, 2855 Perry Road, 2750 Dewey Road and 2556, 2560, 2588 Laning Road	San Diego	CA	92106	5.23000%	$20,000,000	$20,000,000.00	12/1/2028	1	88,377.31
24.000	24.000	JPMCB	166 Geary Street	166 Geary Street	San Francisco	CA	94108	5.00000%	$19,000,000	$19,000,000.00	3/1/2029	1	80,266.20
25.000	25.000	JPMCB	Vie Portfolio	Various	Various	Various	Various	5.15000%	$17,500,000	$17,500,000.00	2/1/2029	1	76,147.28
25.010	25.010	JPMCB	University Downs	120 15th Street	Tuscaloosa	AL	35401	5.15000%	$4,761,226	$4,761,225.71
25.020	25.020	JPMCB	Ella Lofts	817 Chestnut Street	San Marcos	TX	78666	5.15000%	$3,491,411	$3,491,410.76
25.030	25.030	JPMCB	University View	2190 Northwest 4th Court	Boca Raton	FL	33431	5.15000%	$3,331,233	$3,331,233.00
25.040	25.040	JPMCB	Colonie	7 Bristol Court	Amherst	NY	14228	5.15000%	$2,206,507	$2,206,506.60
25.050	25.050	JPMCB	Hillcrest Oakwood	1101 Fuller Avenue & 19700 14 Mile Road	Big Rapids	MI	49307	5.15000%	$2,186,775	$2,186,774.56
25.060	25.060	JPMCB	Southgate	801 A Southgate Drive	State College	PA	16801	5.15000%	$1,522,849	$1,522,849.37
26.000	26.000	JPMCB	Roanoke Crossing Shopping Center	1200-1224 North Highway 377 and 101-113 & 121 East Highway 114	Roanoke	TX	76262	4.87000%	$16,580,000	$16,580,000.00	2/1/2029	1	68,221.71
27.000	27.000	CREFI	Texas Marriott & Hilton Portfolio	Various	Various	TX	Various	5.40000%	$16,550,000	$16,534,024.15	3/6/2029	6	92,933.35
27.010	27.020	CREFI	Homewood Suites Brownsville	3759 North Expressway	Brownsville	TX	78520	5.40000%	$8,275,000	$8,267,012.08
27.020	27.010	CREFI	Residence Inn Laredo	310 Lost Oaks Boulevard	Laredo	TX	78041	5.40000%	$8,275,000	$8,267,012.08
28.000	28.000	JPMCB	Homewood Suites Philadelphia - Valley Forge	681 Shannondell Boulevard	Audubon	PA	19403	5.10000%	$15,300,000	$15,284,121.00	3/1/2029	1	83,071.32
29.000	29.000	JPMCB	Hilton Garden Inn - Valley Forge	500 Cresson Boulevard	Phoenixville	PA	19460	5.10000%	$15,300,000	$15,284,121.00	3/1/2029	1	83,071.32

BMARK 2019-B10 - Mortgage Loan Schedule

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
30.000	30.000	GACC	AC Marriott Downtown Tucson	151 East Broadway Boulevard & 256-278 East Congress Street	Tucson	AZ	85701	5.38000%	$15,000,000	$15,000,000.00	1/6/2029	6	68,184.03
31.000	31.000	CREFI	Atlantic Gardens	525-541 Atlantic Avenue	Brooklyn	NY	11217	4.79000%	$15,000,000	$15,000,000.00	3/6/2029	6	60,706.60
32.000	32.000	GACC	Residence Inn Anaheim Hills Yorba Linda	125 South Festival Drive	Anaheim	CA	92808	4.85000%	$14,900,000	$14,900,000.00	2/6/2029	6	61,057.23
33.000	33.000	CREFI	Compass Self Storage PA & FL Portfolio	Various	Various	Various	Various	5.06000%	$14,450,000	$14,450,000.00	2/6/2029	6	61,777.09
33.010	33.010	CREFI	Compass Self Storage Spring Hill	10161 County Line Road	Spring Hill	FL	34608	5.06000%	$7,600,000	$7,600,000.00
33.020	33.020	CREFI	Route 8 Self Storage	5301 North Pioneer Road	Gibsonia	PA	15044	5.06000%	$6,850,000	$6,850,000.00
34.000	34.000	GACC	Meridian Tower	10201 North Illinois Street	Indianapolis	IN	46290	4.96000%	$13,250,000	$13,201,684.23	1/6/2029	6	70,805.30
35.000	35.000	CREFI	69 Clinton & 28 East 13th Street Portfolio	Various	New York	NY	Various	4.98000%	$12,400,000	$12,400,000.00	3/6/2029	6	52,174.72
35.010	35.010	CREFI	69 Clinton Street	69 Clinton Street	New York	NY	10002	4.98000%	$7,140,000	$7,140,000.00
35.020	35.020	CREFI	28 East 13th Street	28 East 13th Street	New York	NY	10003	4.98000%	$5,260,000	$5,260,000.00
36.000	36.000	GACC	8401 Melrose	8401 Melrose Avenue	Los Angeles	CA	90069	4.40000%	$12,000,000	$11,992,288.07	3/6/2029	6	53,178.60
37.000	37.000	CREFI	Huntsville Self Storage Portfolio	Various	Various	AL	Various	5.30000%	$11,600,000	$11,600,000.00	3/6/2029	6	51,944.91
37.010	37.030	CREFI	Hampton Cove	7250 US-431	Owens Cross Road	AL	35763	5.30000%	$5,850,000	$5,850,000.00
37.020	37.020	CREFI	Safe & Secure	1542 Winchester Road Northeast	Huntsville	AL	35811	5.30000%	$3,750,000	$3,750,000.00
37.030	37.010	CREFI	Mt. Carmel & Bell Factory	753 Homer Nance Road and 2746 Winchester Road	Huntsville	AL	35811	5.30000%	$2,000,000	$2,000,000.00
38.000	38.000	CREFI	Rosemont Commons Fee	3750 West Market Street	Fairlawn	OH	44333	4.85000%	$11,000,000	$11,000,000.00	3/6/2029	6	45,075.81
39.000	39.000	JPMCB	Walgreens - MA & NH	Various	Various	Various	Various	4.82000%	$10,700,000	$10,700,000.00	3/1/2029	1	43,575.25
39.010	39.010	JPMCB	Walgreens - MA	328 Rhode Island Avenue	Fall River	MA	02721	4.82000%	$5,488,961	$5,488,961.04
39.020	39.020	JPMCB	Walgreens - NH	131 Nashua Road	Londonderry	NH	03053	4.82000%	$5,211,039	$5,211,038.96
40.000	40.000	JPMCB	116 University Place	116 University Place	New York	NY	10003	5.10000%	$9,550,000	$9,550,000.00	3/1/2029	1	41,151.22
41.000	41.000	GACC	Massman Ina Portfolio	Various	Various	Various	Various	4.88000%	$8,700,000	$8,677,390.80	2/6/2029	6	46,067.52
41.010	41.010	GACC	Massman Drive	660 Massman Drive	Nashville	TN	37210	4.88000%	$6,682,609	$6,665,242.21
41.020	41.020	GACC	West Ina Road	3662 West Ina Road	Tucson	AZ	85741	4.88000%	$2,017,391	$2,012,148.59
42.000	42.000	JPMCB	Colony Retail	5651 Sam Rayburn Tollway	The Colony	TX	75056	5.20000%	$8,100,000	$8,100,000.00	3/1/2029	1	35,587.50
43.000	43.000	CREFI	161 Court Street	161 Court Street	Brooklyn	NY	11201	5.06000%	$7,400,000	$7,400,000.00	3/6/2029	6	31,636.71
44.000	44.000	CREFI	First Colony Self Storage	16615 Lexington Boulevard	Sugar Land	TX	77479	4.41000%	$5,350,000	$5,350,000.00	2/6/2029	6	19,934.32
45.000	45.000	JPMCB	I-10 & Haden Shopping Center	13740 East Freeway	Houston	TX	77015	5.05000%	$4,000,000	$3,995,799.00	3/1/2029	1	21,595.26
46.000	46.000	CREFI	South Port Apartments	9371 Mansfield Road	Shreveport	LA	71118	5.18000%	$3,700,000	$3,690,844.20	2/6/2029	6	20,271.41

BMARK 2019-B10 - Mortgage Loan Schedule
				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt
1b	1b	JPMCB/GACC	3 Columbus Circle	0.00250%	0.00250%	Actual/360	None	None	Yes	None	None
1.000	1.000	JPMCB/GACC	3 Columbus Circle	0.00250%	0.00250%	Actual/360	None	None	Yes	None	B Notes ($105,000,000)
2.000	2.000	CREFI	3 Park Avenue	0.00250%	0.00125%	Actual/360	None	None	Yes	None	None
3.000	3.000	GACC	Saint Louis Galleria	0.00250%	0.00250%	Actual/360	None	None	Yes	None	Mezzanine Loan ($23,466,243)
4.000	4.000	CREFI/GACC	ARC Apartments	0.00250%	0.00250%	Actual/360	None	None	Yes	None	$47,000,000 A2; $45,000,000 B Note
5.000	5.000	GACC	9800 Wilshire	0.00250%	0.01250%	Actual/360	None	None	No	None	None
6.000	6.000	GACC	5202 Ben White	0.00250%	0.00250%	Actual/360	None	None	No	None	None
7.000	7.000	JPMCB	101 California	0.00250%	0.00125%	Actual/360	None	None	Yes	None	B Notes ($228,000,000)
8.000	8.000	CREFI	Soho Beach House	0.00250%	0.00250%	Actual/360	None	None	Yes	None	Mezzanine Loan ($62,000,000)
9.000	9.000	CREFI	Pace Gallery HQ	0.00250%	0.00250%	Actual/360	19,000,000	None	Yes	None	None
10.000	10.000	GACC	AT580 Multi	0.00250%	0.00250%	Actual/360	None	None	No	None	None
11.000	11.000	JPMCB	Tailor Lofts	0.00250%	0.02000%	Actual/360	None	None	No	None	None
12.000	12.000	GACC	Embassy Suites Scottsdale	0.00250%	0.00250%	Actual/360	None	None	No	None	Mezzanine Loan ($5,000,000)
13.000	13.000	JPMCB	Flight	0.00250%	0.02250%	Actual/360	None	None	No	None	Mezzanine Loan ($11,694,750)
14.000	14.000	JPMCB	The Crossing at Katy Ranch	0.00250%	0.02250%	Actual/360	None	None	No	None	None
15.000	15.000	GACC	Dollar General Portfolio	0.00250%	0.00250%	Actual/360	None	equal to the greatest of (i) the Initial Interest Rate plus three hundred (300) basis points and (ii) the 10-year swap spread off Reuters Capital Markets 19901 on the Anticipated Repayment Date plus [five hundred and three and eight tenths (503.8)] basis points	No	None	Mezzanine Loan ($3,500,000)
15.010	15.010	GACC	Dollar General-Afton, NY							None
15.020	15.030	GACC	Dollar General-Rogers City, MI							None
15.030	15.020	GACC	Dollar General-Oakman, AL							None
15.040	15.050	GACC	Dollar General-Attalla, AL							None
15.050	15.060	GACC	Dollar General-Greenbush, MN							None
15.060	15.040	GACC	Dollar General-Opelika, AL							None
15.070	15.070	GACC	Dollar General-Ishpeming, MI							None
15.080	15.080	GACC	Dollar General-Lisman, AL							None
15.090	15.090	GACC	Dollar General-Verbena, AL							None
15.100	15.100	GACC	Dollar General-Appleton, MN							None
15.110	15.120	GACC	Dollar General-New York Mills, MN							None
15.120	15.110	GACC	Dollar General-Barry, IL							None
15.130	15.130	GACC	Dollar General-Thomaston, AL							None
15.140	15.140	GACC	Dollar General-Coffeen, IL							None
15.150	15.160	GACC	Dollar General-Payson, IL							None
15.160	15.150	GACC	Dollar General-Garden City, AL							None
15.170	15.170	GACC	Dollar General-Red Lake Falls, MN							None
15.180	15.180	GACC	Dollar General-West Point, IA							None
15.190	15.190	GACC	Dollar General-Backus, MN							None
15.200	15.200	GACC	Dollar General-Erskine, MN							None
15.210	15.210	GACC	Dollar General-Athens, AL							None
15.220	15.220	GACC	Dollar General-Cullman, AL							None
15.230	15.230	GACC	Dollar General-Pellston, MI							None
15.240	15.240	GACC	Dollar General-Clinton, AL							None
15.250	15.250	GACC	Dollar General-Sebeka, MN							None
15.260	15.270	GACC	Dollar General-Detroit, AL							None
15.270	15.290	GACC	Dollar General-Larchwood, IA							None
15.280	15.260	GACC	Dollar General-New Market, AL							None
15.290	15.280	GACC	Dollar General-Ramer, AL							None
15.300	15.300	GACC	Dollar General-Pansey, AL							None
15.310	15.320	GACC	Dollar General-Pennington, AL							None
15.320	15.310	GACC	Dollar General-Waterloo, AL							None
15.330	15.330	GACC	Dollar General-Arab, AL							None
16.000	16.000	CREFI	Tulsa Office Portfolio	0.00250%	0.00250%	Actual/360	None	None	Yes	None	None
16.010	16.010	CREFI	Exchange Tower							None
16.020	16.020	CREFI	Towne Center							None
16.030	16.030	CREFI	Two Memorial Place							None
16.040	16.040	CREFI	Triad Center I							Fee Simple/Leasehold
16.050	16.060	CREFI	Corporate Place							None
16.060	16.050	CREFI	The 51 Yale Building							None
16.070	16.070	CREFI	Commerce Tower							None
16.080	16.080	CREFI	Riverbridge Office							None
16.090	16.090	CREFI	Three Memorial Place							None
17.000	17.000	CREFI	Sharon Park Apartments	0.00250%	0.00250%	Actual/360	None	None	No	None	None
18.000	18.000	CREFI	Spring Hollow Apartments	0.00250%	0.03000%	Actual/360	None	None	No	None	None
19.000	19.000	GACC	Atrium Two	0.00250%	0.02000%	Actual/360	None	None	Yes	None	None
20.000	20.000	GACC	The Landing Apartments	0.00250%	0.02250%	Actual/360	None	None	No	None	None
21.000	21.000	GACC	Union Bay Apartments	0.00250%	0.00250%	Actual/360	None	None	No	None	None
22.000	22.000	CREFI	Baywood San Mateo	0.00250%	0.01250%	Actual/360	None	None	No	None	None
23.000	23.000	JPMCB	Liberty Station Retail	0.00250%	0.02250%	Actual/360	None	None	Yes	Fee Simple/Leasehold	None
24.000	24.000	JPMCB	166 Geary Street	0.00250%	0.00250%	Actual/360	None	None	No	None	None
25.000	25.000	JPMCB	Vie Portfolio	0.00250%	0.00250%	Actual/360	None	None	Yes	None	None
25.010	25.010	JPMCB	University Downs							None
25.020	25.020	JPMCB	Ella Lofts							None
25.030	25.030	JPMCB	University View							None
25.040	25.040	JPMCB	Colonie							None
25.050	25.050	JPMCB	Hillcrest Oakwood							None
25.060	25.060	JPMCB	Southgate							None
26.000	26.000	JPMCB	Roanoke Crossing Shopping Center	0.00250%	0.00250%	Actual/360	None	None	No	None	None
27.000	27.000	CREFI	Texas Marriott & Hilton Portfolio	0.00250%	0.00250%	Actual/360	None	None	No	None	None
27.010	27.020	CREFI	Homewood Suites Brownsville							None
27.020	27.010	CREFI	Residence Inn Laredo							None
28.000	28.000	JPMCB	Homewood Suites Philadelphia - Valley Forge	0.00250%	0.03000%	Actual/360	None	None	No	None	None
29.000	29.000	JPMCB	Hilton Garden Inn - Valley Forge	0.00250%	0.03000%	Actual/360	None	None	No	None	None

BMARK 2019-B10 - Mortgage Loan Schedule
				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt
30.000	30.000	GACC	AC Marriott Downtown Tucson	0.00250%	0.00125%	Actual/360	None	None	Yes	Leasehold	None
31.000	31.000	CREFI	Atlantic Gardens	0.00250%	0.00250%	Actual/360	None	None	No	None	None
32.000	32.000	GACC	Residence Inn Anaheim Hills Yorba Linda	0.00250%	0.00250%	Actual/360	None	None	No	None	None
33.000	33.000	CREFI	Compass Self Storage PA & FL Portfolio	0.00250%	0.05000%	Actual/360	None	None	No	None	None
33.010	33.010	CREFI	Compass Self Storage Spring Hill							None
33.020	33.020	CREFI	Route 8 Self Storage							None
34.000	34.000	GACC	Meridian Tower	0.00250%	0.04000%	Actual/360	None	None	No	None	None
35.000	35.000	CREFI	69 Clinton & 28 East 13th Street Portfolio	0.00250%	0.00250%	Actual/360	None	None	No	None	None
35.010	35.010	CREFI	69 Clinton Street							None
35.020	35.020	CREFI	28 East 13th Street							None
36.000	36.000	GACC	8401 Melrose	0.00250%	0.00250%	Actual/360	None	None	No	None	None
37.000	37.000	CREFI	Huntsville Self Storage Portfolio	0.00250%	0.00250%	Actual/360	None	None	No	None	None
37.010	37.030	CREFI	Hampton Cove							None
37.020	37.020	CREFI	Safe & Secure							None
37.030	37.010	CREFI	Mt. Carmel & Bell Factory							None
38.000	38.000	CREFI	Rosemont Commons Fee	0.00250%	0.00250%	Actual/360	None	None	No	None	None
39.000	39.000	JPMCB	Walgreens - MA & NH	0.00250%	0.00250%	Actual/360	None	None	No	None	None
39.010	39.010	JPMCB	Walgreens - MA							None
39.020	39.020	JPMCB	Walgreens - NH							None
40.000	40.000	JPMCB	116 University Place	0.00250%	0.00250%	Actual/360	None	None	No	None	None
41.000	41.000	GACC	Massman Ina Portfolio	0.00250%	0.00250%	Actual/360	None	None	No	None	None
41.010	41.010	GACC	Massman Drive							None
41.020	41.020	GACC	West Ina Road							None
42.000	42.000	JPMCB	Colony Retail	0.00250%	0.00250%	Actual/360	None	None	No	None	None
43.000	43.000	CREFI	161 Court Street	0.00250%	0.00250%	Actual/360	None	None	No	None	None
44.000	44.000	CREFI	First Colony Self Storage	0.00250%	0.00250%	Actual/360	None	None	No	None	None
45.000	45.000	JPMCB	I-10 & Haden Shopping Center	0.00250%	0.04250%	Actual/360	None	None	No	None	None
46.000	46.000	CREFI	South Port Apartments	0.00250%	0.11000%	Actual/360	None	None	No	None	None

EXHIBIT C-1

FORM OF TRANSFEREE AFFIDAVIT

AFFIDAVIT PURSUANT TO
SECTION 860E(e)(4) OF THE
INTERNAL REVENUE CODE OF
1986, AS AMENDED

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                                     , being first duly sworn, deposes and says:

1.           That he/she is a                                       of                                       (the “Purchaser”), a                                       duly organized and existing under the laws of the State of                                       on behalf of which he/she makes this affidavit.

2.            That the Purchaser’s Taxpayer Identification Number is                             .

3.            That the Purchaser of the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class R (the “Class R Certificate”) is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, or is acquiring the Class R Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

4.            That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificate as they become due.

5.            That the Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flow generated by the Class R Certificate.

6.            That the Purchaser will not transfer the Class R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7.            That the Purchaser is not a Disqualified Non-U.S. Tax Person and is not purchasing the Class R Certificate for the account of, or as an agent (including as a broker,

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nominee or other middleman) for, a Disqualified Non-U.S. Tax Person and is otherwise a Permitted Transferee.

8.            That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to a “disqualified organization,” an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 7 and paragraph 11 hereof.

9.            That the Purchaser, pursuant to Section 4.04 of the Pooling and Servicing Agreement, agrees to the designation of the Certificate Administrator as the “partnership representative” (within the meaning of Code Section 6223) of each Trust REMIC.

10.          The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class R Certificate.

11.          The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

12.          Check the applicable paragraph:

☐           The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)          the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)         the present value of the expected future distributions on such Certificate; and

(iii)        the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Code Section 11(b) (but the tax rate in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b) if the Purchaser has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short term Federal rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the Purchaser.

☐           The transfer of the Class R Certificate complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and (6) and, accordingly,

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(i)          the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)         at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)        the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Section 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)        the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐           None of the above.

Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its                                             this          day of                        , 20     .

[The Purchaser]

By:
Name:
Title:

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Personally appeared before me the above named                                 , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this          day of                        , 20     .

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the          day of                        , 20     .

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EXHIBIT C-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers Benchmark 2019-B10 Mortgage Trust

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class R

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true or that [Transferee] is not a Permitted Transferee (as defined in the Pooling and Servicing Agreement defined in the attached affidavit) and has no actual knowledge or reason to know that the information contained in the attached affidavit is not true. No purpose of [Transferor] relating to the transfer of the Class R Certificate by [Transferor] to [Transferee] is or will be to impede the assessment of any tax.

Very truly yours,

[Transferor]

By:
Name:
Title:

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EXHIBIT C-3

FORM OF TRANSFEREE Certificate for TRANSFERS OF THE VRR

INTEREST OR THE 3CC-VRR INTEREST

[Date]

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Corporate Trust Services – Benchmark 2019-B10 Mortgage Trust
German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with a copy via email to: cmbs.requests@db.com

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Pentalpha Surveillance LLC , as Operating Advisor and Asset Representations Reviewer, and Wells Fargo Bank, National Association, as Trustee, Certificate Administrator, Paying Agent and Custodian.

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The Purchaser is acquiring from [__________] (the “Transferor”) [$[_____] principal balance of the [VRR Interest][3CC-VRR Interest] (the “Transferred Interest”)]

2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the

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Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.	If the Purchaser is an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code relying on Department of Labor Final Authorization Number 97-03E or an insurance company general account relying on PTCE 95-60 to cover its acquisition of any Restricted Certificate constituting a portion of the Transferred Interest, (a) all of the conditions of Final Authorization Number 97-03E or Parts I and III of PTCE 95-60, as applicable, will be satisfied with respect to the acquisition of such Restricted Certificate and (b) the acquisition of such Restricted Certificate will be effected through Deutsche Bank Securities Inc., Citigroup Global Markets Inc. or J.P. Morgan Securities LLC or an Affiliate thereof.

4.	Check one of the following:

☐           The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in the Risk Retention Rule, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest (or until the end of the Transfer Restriction Period, if earlier), it will remain a Majority-Owned Affiliate.

C.	The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Transferor, in its capacity as [the retaining sponsor][an originator] under the Risk Retention Rule.

☐           The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the Transfer Restriction Period.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

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[PURCHASER]

By:
Name:
Title:

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The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name:
Title:

[Medallion Stamp Guarantee]

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

[Medallion Stamp Guarantee]

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

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By:
Name:
Title:

[Medallion Stamp Guarantee]

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EXHIBIT C-4

FORM OF TRANSFEROR Certificate for TransferS of
THE VRR INTEREST OR THE 3CC-VRR INTEREST

[Date]

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Corporate Trust Services – Benchmark 2019-B10 Mortgage Trust
German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with a copy via email to: cmbs.requests@db.com

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of [$[_____] principal balance of the [VRR Interest][3CC-VRR Interest] (the “Transferred Interest”)]

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and

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Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.01 and 5.02 of the Pooling and Servicing Agreement.

2.	Check one of the following:

☐	The Transferor certifies, represents and warrants to you that the transfer will occur during the Transfer Restriction Period and that:

A.	The Transferee is a “majority-owned affiliate”, as such term is defined in the Risk Retention Rule, of the Transferor.

B.	To the Transferor’s knowledge, the Transferee is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a “majority-owned affiliate”, as such term is defined in the Risk Retention Rule, of the Transferor, and that for so long as it retains its interest in the Transferred Interest, it will remain a “majority-owned affiliate”, as such term is defined in the Risk Retention Rule, of the Transferor.

☐	The Transferor certifies, represents and warrants to you that the transfer will occur after the termination of the Transfer Restriction Period.

3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit C-5. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

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[APPLICABLE RETAINING PARTY]

By:
Name:
Title:

[Medallion Stamp Guarantee]

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

[Medallion Stamp Guarantee]

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

[Medallion Stamp Guarantee]

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EXHIBIT D-1

FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers Benchmark 2019-B10 Mortgage Trust

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

Re:	Transfer of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10: Class [ ]

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, on behalf of the holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”) with respect to the transfer by [__________] (the “Seller”) to the undersigned (the “Purchaser”) of [$_____ aggregate Certificate Balance][_____% Percentage Interest] of Class [_____] Certificates, in certificated fully registered form (such registered interest, the “Certificate”). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

[For Institutional Accredited Investors only] 1. The Purchaser is an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are such accredited investors (an “Institutional Accredited Investor”), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Certificate, and the Purchaser and any

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accounts for which the Purchaser is acting are each able to bear the economic risk of the investment. The Purchaser is acquiring the Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

[For Qualified Institutional Buyers only] 1. The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.	The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for reoffer, resale, pledge or other transfer to (i) “qualified institutional buyers” within the meaning of, and in transactions complying with, Rule 144A promulgated under the Securities Act, (ii) entities qualifying as “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, or any entity in which all of the equity owners are such accredited investors, or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (iii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.	The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.	The Purchaser has reviewed the applicable Private Placement Memorandum dated March 22, 2019, relating to the Certificates (the “Private Placement Memorandum”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

5.	The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case

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may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee, the Certificate Administrator, the Certificate Registrar and all Certificateholders present and future.

6.	The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.	Check one of the following:

☐	The Purchaser is a “U.S. Tax Person” (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐	The Purchaser is not a “U.S. Tax Person” (as defined below) and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s). The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachments) or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8BEN-E, IRS Forms W-8IMY or]* IRS Forms W-8ECI[, as the case may be]*, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

Please make all payments due on the Certificates: **

*	Delete for Class R.
**	Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b).

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(a)  by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number:

Institution:

(b)  by mailing a check or draft to the following address:

Very truly yours,

[Purchaser]

By:
Name:
Title:

Dated: ________________, 20___

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EXHIBIT D-2

FORM OF ERISA REPRESENTATION LETTER

[Date]

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers Benchmark 2019-B10 Mortgage Trust

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class [ ]

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from _______________ (the “Seller”) [$_____ initial Certificate Balance][$_____ initial Notional Balance][ or _____% Percentage Interest] of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [_____], CUSIP No. _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Administrator, the Certificate Registrar and the Trustee that:

The Purchaser is not and will not become (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code (each, a “Plan”), or (b) a collective investment fund whose underlying assets include Plan assets by reason of a Plan’s

D-2-1

investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law), an insurance company using assets of separate accounts or general accounts which are deemed pursuant to ERISA or any Similar Law to include assets of Plans, or other person acting on behalf of any such Plan or using the assets of any such Plan, other than (except in the case of the Class S and Class R Certificates, the VRR Interest and the 3CC-VRR Interest) an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Code Section 4975 under Sections I and III of PTCE 95-60, or, in the case of a Plan subject to Similar Law, the acquisition, holding and disposition of such Certificate will not constitute a non-exempt violation exemption under Similar Law; and

The Purchaser understands that if the Purchaser is a person referred to in clause (a) or (b) above, except in the case of the Class S and Class R Certificates, the VRR Interest and the 3CC-VRR Interest, which may not be transferred unless the transferee represents it is not such a person, such Purchaser is required to provide to the Certificate Registrar any Opinions of Counsel, officers’ certificates or agreements as may be required by such persons, and which establishes to the satisfaction of the Depositor, the Certificate Administrator and the Certificate Registrar that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 and Section 407 of ERISA or Code Section 4975 or any corresponding provision of any Similar Law, and will not subject the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Initial Purchasers, the Underwriters, the Loan-Specific Initial Purchasers or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Code Section 4975 or Similar Law), which Opinions of Counsel, officers’ certificates or agreements shall not be at the expense of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Initial Purchasers, the Underwriters, the Loan-Specific Initial Purchasers, the Trust or the Certificate Registrar.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on this day ___ of ___, 20__.

Very truly yours,

[Purchaser]

By:
Name:
Title:

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EXHIBIT E

FORM OF REQUEST FOR RELEASE

[Date]

Wells Fargo Bank, National Association

1055 10th Avenue SE
Minneapolis, Minnesota 55414

Attention: Document Custody Group – Benchmark 2019-B10 Mortgage Trust

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Dear __________________:

In connection with the administration of the Mortgage Files held by, or on behalf of, you as Custodian under the Pooling and Servicing Agreement, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian with respect to the following described Mortgage Loan or Trust Subordinate Companion Loan for the reason indicated below:

Mortgagor’s Name: _________________

Address: _________________________

Asset No.: ________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

______	1.	Mortgage Loan and/or Trust Subordinate Companion Loan paid in full. Such [Master Servicer] [Special Servicer][Other Servicer][Other Special Servicer] hereby certifies that all amounts received in connection with the [Mortgage Loan][Trust Subordinate Companion Loan] have been or will be, following such [Master Servicer’s] [Special Servicer’s] [Other Servicer’s][Other Special Servicer’s] release of the Mortgage File, credited to the Collection Account pursuant to the Pooling and Servicing Agreement.

______	2.	The Mortgage Loan and/or Trust Subordinate Companion Loan is being foreclosed.

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______	3.	Other. (Describe)

The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the [Pooling and Servicing Agreement][Other Pooling and Servicing Agreement] and will be returned to you or your designee within ten (10) days of our receipt thereof, unless [the [Other Servicer][Other Special Servicer] requires such Mortgage File pursuant to the applicable Intercreditor Agreement or Other Pooling and Servicing Agreement.][the [Mortgage Loan][Trust Subordinate Companion Loan] has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the [Mortgage Loan][Trust Subordinate Companion Loan] is being foreclosed,] in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.

[MASTER SERVICER][SPECIAL SERVICER][OTHER SERVICER][OTHER SPECIAL SERVICER]

By:
Name:
Title:

E-2

EXHIBIT F

SECURITIES LEGEND

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

F-1

EXHIBIT G

FORM OF REGULATION S TRANSFER CERTIFICATE

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers Benchmark 2019-B10 Mortgage Trust

Re:	Transfer of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class [ ]

Ladies and Gentlemen:

This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction, on behalf of the holders of the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass Through Certificates, Series 2019-B10, Class [_] (the “Certificates”) in connection with the transfer by the undersigned (the “Transferor”) to                                       (the “Transferee”) of $                     Certificate Balance of Certificates, in fully registered form (each, an “Individual Certificate”), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the “Global Certificate”) maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the “Transferred Interest”).

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Transferred Interest was not made to a person in the United States;

[(2)      at the time the buy order was originated, the Transferee was an institution that was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was an institution that was outside the United States;]*

[(2)      the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither there undersigned nor

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

G-1

any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________, 20

G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE DURING THE RESTRICTED PERIOD

(Exchanges or transfers pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers Benchmark 2019-B10 Mortgage Trust

Re:	Transfer of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), and executed in connection with the above-referenced transaction. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of Rule 144A Global Certificate (CUSIP No.                     ) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No.                     ) to be held with [Euroclear] [Clearstream]* (Common Code) through the Depositary.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the Transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

[(2)      at the time the buy order was originated, the transferee was an institution that was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the Transferee was outside the United States,]**

* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

H-1

[(2)      the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________, 20__

H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE AFTER THE RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfer Services (CMBS) Benchmark 2019-B10 Mortgage Trust

Re:	Transfer of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

The letter relates to U.S. $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of the Rule 144A Global Certificate (CUSIP No.                     ) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No.                     ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

[(2)     at the time the buy order was originated, the transferee was an institution that was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

I-1

[(2)     the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________, 20___

I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE DURING THE

RESTRICTED PERIOD

(Exchange or transfers pursuant to Section 5.02(c)(ii)(C)
of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers Benchmark 2019-B10 Mortgage Trust

Re:	Transfer of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to U.S. $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of the Regulation S Global Certificate (CUSIP No.                     ) with [Euroclear] [Clearstream]* (Common Code                     ) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No.                     ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

* Select appropriate depositary.

J-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________, 20__

J-2

EXHIBIT K

FORM OF DISTRIBUTION DATE STATEMENT

K-1

	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	5/17/19
Corporate Trust Services		Record Date:	4/30/19
8480 Stagecoach Circle		Determination Date:	5/13/19
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

Table of Contents

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Primary Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, NY 10005 Contact: Helaine M. Kaplan Phone Number: (212) 250-5270	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	LNR Partners, LLC 1601 Washington Avenue Suite 700 Miami Beach, FL 33139 Contact: lnr.cmbs.notices@lnrproperty.com Phone Number: (305) 695-5600	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-VRR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3CC-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3CC-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3CC-VRR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-VRR Int	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - KeyBank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Primary Servicer Fee - Midlans Loan Services	0.00
Interest Adjustments	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Shortfall	0.00		Surveillance LLC
Net Prepayment Interest Excess	0.00		EU Reporting Administrator Fee - Deutshe Bank AG, New	0.00
Extension Interest	0.00		York Branch
Interest Reserve Withdrawal	0.00		Total Fees		0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

EXHIBIT L-1A

Form of Investor Certification for Non-Borrower PartY AND/OR Risk Retention Consultation Party
(for Persons other than the Directing holder, a Controlling Class Certificateholder and/or A 3 COLUMBUS CIRCLE CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – Benchmark 2019-B10 Mortgage Trust

Email: trustadministrationgroup@wellsfargo.com

            cts.cmbs.bond.admin@wellsfargo.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is either a certificateholder, beneficial owner or prospective purchaser of the above-referenced Class ___ Certificates or is a Risk Retention Consultation Party, and is neither the Directing Holder, a Controlling Class Certificateholder nor a 3 Columbus Circle Controlling Class Certificateholder.

2.       In the case of a Publicly Offered Certificate, the undersigned has received a copy of the Prospectus.

3.       The undersigned is not a Borrower Party or a Risk Retention Consultation Party.

4.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the

L-1A-1

undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers, the Loan-Specific Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

L-1A-2

EXHIBIT L-1B

Form of Investor Certification for Non-Borrower PartY (for the directing holder, a Controlling Class Certificateholder and/or A 3 COLUMBUS CIRCLE CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to
notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is either the Directing Holder, a Controlling Class Certificateholder or 3 Columbus Circle Controlling Class Certificateholder.

L-1B-1

2.       The undersigned is not a Borrower Party.

3.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law, regulation or legal, judicial or administrative process; provided, however, that the confidentiality requirement detailed above shall not apply to information which (i) is already in the undersigned’s possession, (ii) is or becomes publicly available other than as a result of a disclosure by the undersigned in breach of this agreement or (iii) is or becomes available to the undersigned from a source other than the Certificate Administrator’s Website.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers, the Loan-Specific Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       At any time the undersigned becomes a Borrower Party with respect to any Mortgage Loan, the undersigned shall deliver the certification attached as Exhibit L-1D to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit L-1E and Exhibit L-1F to the Pooling and Servicing Agreement.

6.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

L-1B-2

8.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

L-1B-3

EXHIBIT L-1C

Form of Investor Certification for Borrower PartY
(for Persons other than the Directing Holder, a Controlling Class Certificateholder, a 3 columbus circle controlling class certificateholder AND/OR A RISK RETENTION CONSULTATION PARTY)

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is either a certificateholder, beneficial owner or prospective purchaser of the above-referenced Class ___ Certificates, and is neither the Directing Holder, a Controlling Class Certificateholder nor a 3 Columbus Circle Controlling Class Certificateholder.

2       The undersigned is a Borrower Party.

L-1D-1

3.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to the Distribution Date Statements on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Distribution Date Statements, or the access thereto, the undersigned shall keep the Distribution Date Statements confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Distribution Date Statements shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Distribution Date Statements in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers, the Loan-Specific Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

L-1D-2

EXHIBIT L-1D

Form of Investor Certification for Borrower PartY
(for the Directing Holder, a Controlling Class Certificateholder and/or a 3 columbus circle controlling class certificateholder)

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to
notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the Directing Holder][a Controlling Class Certificateholder][a 3 Columbus Circle Controlling Class Certificateholder].

L-1D-3

2       The undersigned is a Borrower Party with respect to the following Excluded Controlling Class Mortgage Loans:

[IDENTIFY EXCLUDED CONTROLLING CLASS MORTGAGE LOANS] (the “Excluded Controlling Class Mortgage Loans”)

3.       Except with respect to the Excluded Controlling Class Mortgage Loans, the undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned hereby acknowledges and agrees that it is prohibited from accessing, reviewing and using Excluded Information (as defined in the Pooling and Servicing Agreement) relating to the Excluded Controlling Class Mortgage Loans to the extent the undersigned receives access to such Excluded Information on the Certificate Administrator’s website or otherwise receives access to such Excluded Information in connection with its duties, or exercise of its rights pursuant to the Pooling and Servicing Agreement.

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representative and shall indemnify each party to the Pooling and Servicing Agreement, the Underwriters, the Initial Purchasers, the Loan-Specific Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned shall be deemed to have agreed that it (i) will not directly or indirectly provide such Excluded Information to the related Borrower or (A) any employees or personnel of the undersigned or any Affiliate involved in the management of any investment in the related Borrower or the related Mortgaged Property or (B) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower, and (ii) will

L-1D-4

maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[The Directing Holder][a Controlling Class Certificateholder][3 Columbus Circle Controlling Class Certificateholder]

By:
Title:
Company:
Phone:

L-1D-5

EXHIBIT L-1E

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to
notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

THIS NOTICE IDENTIFIES AN “EXCLUDED CONTROLLING CLASS MORTGAGE LOAN” RELATING TO THE BENCHMARK 2019-B10 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2019-B10, REQUIRING ACTION BY YOU AS THE RECIPIENT PURSUANT TO SECTION 3.32 OF THE POOLING AND SERVICING AGREEMENT.

L-1E-1

In accordance with Section 4.02(b) of the Pooling and Servicing Agreement, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby certifies and agrees as follows:

1.            The undersigned is [the Directing Holder] [a Controlling Class Certificateholder][a 3 Columbus Circle Controlling Class Certificateholder] as of the date hereof.

2.            The undersigned has become an Excluded Controlling Class Holder with respect to the following Mortgage Loan(s) (“Excluded Controlling Class Mortgage Loans”):

Mortgage Loan Number	ODCR	Loan Name	Borrower Name

3.            As of the date above, the undersigned is the beneficial owner of the following certificates, and is providing the below information to the addressees hereto for purposes of their compliance with the Pooling and Servicing Agreement, including, the Certificate Administrator’s determination as to whether a Consultation Termination Event or Control Termination Event is in effect with respect to the Excluded Controlling Class Mortgage Loans listed in paragraph 2 if any such mortgage loan is an Excluded Mortgage Loan:

CUSIP	Class	Outstanding Certificate Balance	Initial Certificate Balance

4.            The undersigned is simultaneously providing notice to the Certificate Administrator in the form of Exhibit L-1F to the Pooling and Servicing Agreement, requesting termination of access to any Excluded Information. The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information relating to the Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s website unless and until it has (i) delivered notice of the termination of the related Excluded Controlling Class Holder status and (ii) submitted a new investor certification in accordance with Section 4.02(b) of the Pooling and Servicing Agreement.

L-1E-2

5.            The undersigned agrees to indemnify and hold harmless each party to the Pooling and Servicing Agreement, the Underwriters, the Initial Purchasers, the Loan-Specific Initial Purchasers and the Trust Fund from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized access by the undersigned or any agent, employee, representative or person acting on its behalf of any Excluded Information relating to the Excluded Controlling Class Mortgage Loans listed in Paragraph 2 above.

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Directing Holder][a Controlling Class Certificateholder][a 3 Columbus Circle Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:

L-1E-3

EXHIBIT L-1F

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER TO CERTIFICATE ADMINISTRATOR

[Date]

Via: Email
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – Benchmark 2019-B10
trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association
8480 Stagecoach Circle
Frederick, Maryland 21701-4747
Attention: Benchmark 2019-B10

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with Section 4.02(b) of the Pooling and Servicing Agreement, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby directs you as follows:

1.            The undersigned is the [Directing Holder][a Controlling Class Certificateholder][a 3 Columbus Circle Controlling Class Certificateholder] as of the date hereof.

2.            The undersigned has become an Excluded Controlling Class Holder with respect to the following Mortgage Loan(s) (“Excluded Controlling Class Mortgage Loans”):

Mortgage Loan Number	ODCR	Loan Name	Borrower Name

L-1F-1

3.            The following USER IDs for CTSLink are affiliated with the undersigned and access to any information on the Certificate Administrator’s Website with respect to the Benchmark 2019-B10 Mortgage Trust securitization should be revoked as to such users:

4.            The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information with respect to such Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s website unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Controlling Class Mortgage Loans, (ii) has delivered notice of the related Excluded Controlling Class Holder status and (iii) has submitted an investor certification in the form of Exhibit L-1E to the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Directing Holder][a Controlling Class Certificateholder][a 3 Columbus Circle Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:

The undersigned hereby acknowledges that
access to CTSLink has been revoked for
the users listed in Paragraph 3.

L-1F-2

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator

Name:
Title:

L-1F-3

EXHIBIT L-1G

Form of Certification of the DIRECTING HOLDER

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to
notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York, New York 10005

Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

L-1G-1

In accordance with Section 3.29(a) of the Pooling and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as the Directing Holder.

2.       The undersigned is not a Borrower Party.

3.       If the undersigned becomes a Borrower Party with respect to any Mortgage Loan, the undersigned agrees to and shall deliver the certification attached as Exhibit L-1D to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit L-1E and Exhibit L-1F to the Pooling and Servicing Agreement.

4.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

5.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[The Directing Holder][a Controlling Class Certificateholder][a 3 Columbus Circle Controlling Class Certificateholder]

By:
Title:
Company:
Phone:

L-1G-2

EXHIBIT L-1H

Form of Certification of A RISK RETENTION CONSULTATION PARTY

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com	Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com
cts.cmbs.bond.admin@wellsfargo.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to
notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with a copy via email to: cmbs.requests@db.com
Wells Fargo Bank, National Association 600 South 4th Street, 7th Floor MAC N9300-070 Minneapolis, Minnesota 55479 Attention: CTS – Certificate Transfers Benchmark 2019-B10	LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10, [VRR Interest][3CC-VRR Interest]

In accordance with Section 3.29 of the Pooling and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as the [VRR1 Risk Retention Consultation Party][VRR2 Risk Retention Consultation Party][VRR3 Risk Retention Consultation Party][3CC Risk Retention Consultation Party].

L-1H-1

2.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

3.       The contact information for the undersigned for all notices and other communications is as follows:

[_____]

4.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[RISK RETENTION CONSULTATION PARTY]

By:
Name:
Title:

Dated: _______

L-1H-2

EXHIBIT L-2

FORM OF FINANCIAL MARKET PUBLISHER CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor.

In connection with the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealInsight, CMBS.com, Inc., Intex Solutions, Inc., Trepp, LLC, Interactive Data Corporation, Markit LLC or Thomson Reuters Corporation, a market data provider that has been given access to the Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to Section 4.02 of the Pooling and Servicing Agreement to Privileged Persons on www.ctslink.com (the “Website”) by request of the Depositor.

2.	The undersigned agrees that each time it accesses the Website, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

L-2-1

EXHIBIT M

FORM OF NOTIFICATION FROM CUSTODIAN

[DATE]

To the Persons Listed on the attached Schedule A

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby notifies you that, based upon the review required under the Pooling and Servicing Agreement, the Mortgage File for each Mortgage Loan or Trust Subordinate Companion Loan set forth on the attached defect schedule contains a document or documents which (i) has not been executed or received, (ii) has not been recorded or filed (if required), (iii) is unrelated to the Mortgage Loans and Trust Subordinate Companion Loan identified in the Mortgage Loan Schedule, (iv) appears not to be what they purport to be or has been torn in any materially adverse manner or (v) is mutilated or otherwise defaced, in each case as more fully described on the attached defect schedule.

The Custodian has no responsibility to determine, and expresses no opinion with respect thereto, whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name: Title:

SCHEDULE A
TO
FORM OF NOTIFICATION FROM CUSTODIAN

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and
trustadministrationgroup@wellsfargo.com

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

If no Consultation Termination Event has occurred and is continuing:

Eightfold Real Estate Capital, L.P.
1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139
Attention: Brian Tageson
Email: btageson@eightfoldcapital.com

To the applicable Mortgage Loan Seller:

[German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com]

[Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan O’Connor

with copies by electronic mail to:

richard.simpson@citi.com, and ryan.m.oconnor@citi.com and, in the case of each Rule 15Ga-1 Notice, cmbs.notice@citi.com]

[JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Kunal Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Bianca A. Russo, Esq.
Email: US_CMBS_Notice@jpmorgan.com]

DEFECT SCHEDULE
TO FORM OF NOTIFICATION FROM CUSTODIAN

EXHIBIT N-1

FORM OF CLOSING DATE CUSTODIAN CERTIFICATION

[Date]

[                 ]
[                 ]
[                 ]
Attention: [                 ]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian hereby certifies that, with respect to each Mortgage Loan and Trust Subordinate Companion Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Custodian has in its possession the documents specified in clause (i) of the definition of “Mortgage File”, (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers as described in clause (a) above have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and purports to relate to such Mortgage Loan or Trust Subordinate Companion Loan, except as identified on the schedule attached hereto, and (c) each of the documents specified in Section 2.01(a)(ii), 2.01(a)(vii), 2.01(a)(xi) and 2.01(a)(xix) of the Pooling and Servicing Agreement have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans and Trust Subordinate Companion Loan identified in the Mortgage Loan Schedule.

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name: Title:

N-1-1

SCHEDULE A
TO CLOSING DATE CUSTODIAN CERTIFICATION

MORTGAGE LOAN SCHEDULE

N-1-2

EXHIBIT N-2

FORM OF POST-CLOSING CUSTODIAN CERTIFICATION

[Date]

[                 ]
[                 ]
[                 ]
Attention: [                 ]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian hereby certifies, subject to the terms of the Pooling and Servicing Agreement, that, with respect to each Mortgage Loan or Trust Subordinate Companion Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, all documents (other than documents referred to in clauses (xix) and (xx) of Section 2.01(a) of the Pooling and Servicing Agreement and the documents referred to in clauses (iii), (iv)(B), (v)(B) and (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement) referred to in Section 2.01(a) of the Pooling and Servicing Agreement (in the case of the documents referred to in Section 2.01(a)(iv), (vi), (viii), (ix), (x), (xi), (xii) through (xvi) and (xviii) through (xx) of the Pooling and Servicing Agreement, as identified to it in writing as a document required to be delivered by the related Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans and Trust Subordinate Companion Loan identified in the Mortgage Loan Schedule, in each case, except as set forth on the attached schedule hereto.

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name: Title:

N-2-1

SCHEDULE A
TO POST-CLOSING CUSTODIAN CERTIFICATION

MORTGAGE LOAN SCHEDULE

N-2-2

EXHIBIT O

FORM OF TRUSTEE BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of Wells Fargo Bank, National Association, on behalf of Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), under that certain Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, certifies to [       ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Trustee’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed to the Certificate Administrator and to the Depositor, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

2.	The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities with respect to the Trustee or any Servicing Function Participant retained by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

O-1

Date:

Wells Fargo Bank, NATIONAL ASSOCIATION

By:
Name: Title:

O-2

EXHIBIT P

FORM OF CUSTODIAN BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of Wells Fargo Bank, National Association, on behalf of Wells Fargo Bank, National Association, as custodian (in such capacity, the “Custodian”), under that certain Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, certifies to [       ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Custodian’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I am responsible for reviewing the activities performed by the Custodian and based on my knowledge and the compliance reviews conducted in preparing the Custodian compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed to the Certificate Administrator and to the Depositor, the Custodian has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

2.	The report on assessment of compliance with servicing criteria applicable to the Custodian for asset-backed securities with respect to the Custodian or any Servicing Function Participant retained by the Custodian and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

P-1

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Title:

P-2

EXHIBIT Q

FORM OF CERTIFICATE ADMINISTRATOR BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of Wells Fargo Bank, National Association, on behalf of Wells Fargo Bank, National Association, as certificate administrator, (in such capacity, the “Certificate Administrator”), paying agent and custodian, under that certain Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), certificate administrator, custodian and paying agent, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), certifies to [       ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Certificate Administrator’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the “Annual Report”), and all reports on Form 10-D and Form 8-K to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2.	To my knowledge, the Reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3.	To my knowledge, the distribution information required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4.	I am responsible for reviewing the activities performed by the Certificate Administrator under the Pooling and Servicing Agreement and based on my knowledge and the compliance reviews conducted in preparing the Certificate Administrator compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Reports, the Certificate Administrator has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

5.	The report on assessment of compliance with servicing criteria applicable to the Certificate Administrator for asset-backed securities with respect to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator and related attestation report on assessment of compliance with servicing

Q-1

criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Depositor for disclosure in such annual report on Form 10-K.

In giving the certifications above, the Certificate Administrator has reasonably relied on information provided to it by the following unaffiliated persons: the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Depositor.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Title:

Q-2

EXHIBIT R

FORM OF OPERATING ADVISOR BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (the “Trust”)

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Operating Advisor to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Operating Advisor Reports”) have been submitted by the Operating Advisor to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;

2.	Based on my knowledge, the operating advisor information contained in the Operating Advisor Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Operating Advisor with respect to the Trust’s fiscal year ________ have been provided all information relating to the Operating Advisor’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

4.	The report on assessment of compliance with servicing criteria applicable to the Operating Advisor for asset-backed securities with respect to the Operating Advisor or any Servicing Function Participant retained by the Operating Advisor and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

R-1

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

Pentalpha Surveillance LLC

By:
Name: Title:

R-2

EXHIBIT S

[RESERVED]

S-1

EXHIBIT T

FORM OF MASTER SERVICER BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (the “Trust”)

I, [identify the certifying individual], a [_______________] of KeyBank National Association (the “Master Servicer”) under that certain Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, the Master Servicer, LNR Partners, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Wells Fargo Bank, National Association, as trustee, certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, on behalf of the Master Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), and assuming the accuracy of the statements required to be made by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] in the backup certificate[s] delivered by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] relating to the Relevant Period, all servicing information and all reports required to be submitted by the Master Servicer to the Certificate Administrator pursuant to Sections 3.13(a) and 3.13(c) of the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Servicer Reports”) have been submitted by the Master Servicer to the Certificate Administrator for inclusion in these reports;

2.	Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] in the backup certificate[s] delivered by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] relating to the Relevant Period, the master servicing information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.	I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB with respect to the Master Servicer, and except as disclosed in the compliance certificate delivered by the Master Servicer under Section 10.11 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its

T-1

obligations under the Pooling and Servicing Agreement in all material respects in the year to which such report applies;

4.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Master Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.	The report on assessment of compliance with servicing criteria applicable to the Master Servicer for asset-backed securities with respect to the Master Servicer or any Servicing Function Participant retained by the Master Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

In giving the certification above, I have reasonably relied on and make no certification as to information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer, co-servicer, Other Servicer, Other Special Servicer or Other Trustee not retained by the master servicer giving certification] and, notwithstanding the foregoing certifications, neither I nor Master Servicer makes any certification under the foregoing clauses (2) and (3) with respect to the information in the Servicing Reports that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement or by any Other Servicer, Other Special Servicer or Other Trustee.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

KEYBANK NATIONAL ASSOCIATION

By:
Name: Title:

T-2

EXHIBIT U

FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (the “Trust”)

I, [identify the certifying individual], a [_______________ ] of LNR Partners, LLC, as special servicer (the “Special Servicer”) under that certain Pooling and Servicing Agreement dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Wells Fargo Bank, National Association, as trustee, certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, KeyBank National Association, as master servicer (the “Master Servicer”) and LNR Partners, LLC, as the Special Servicer, on behalf of the Special Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Special Servicer Reports”) have been submitted by the Special Servicer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;

2.	Based on my knowledge, the special servicing information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.	I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 10.11 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such report applies;

4.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer assessment of compliance with the Relevant Servicing Criteria, in order

U-1

to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.	The report on assessment of compliance with servicing criteria applicable to the Special Servicer for asset-backed securities with respect to the Special Servicer or any Servicing Function Participant retained by the Special Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

LNR PARTNERS, LLC

By:
Name: Title:

U-2

EXHIBIT V

FORM OF SUB-SERVICER BACKUP CERTIFICATION

Benchmark 2019-B10 Mortgage Trust (the “Trust”)

As contemplated by Section 10.08 of that certain Pooling and Servicing Agreement dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Wells Fargo Bank, National Association, as trustee, certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, [identify the certifying individual], a                      of                     , a                      [corporation] (the “Sub-Servicer”) as Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans and/or Serviced Companion Loan under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to [Name of Each Certifying Person for Sarbanes-Oxley Certification], the Depositor, each Other Depositor, the Master Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the Servicer Reports and Sub-Servicer Reports (each as defined below) relating to the Mortgage Loans and/or Serviced Companion Loan delivered by the Sub-Servicer to the Master Servicer, pursuant to the Sub-Servicing Agreement dated [___________], 20[__] by and between the Sub-Servicer and the Master Servicer (the “Sub-Servicing Agreement”);

2.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all reports required to be submitted by the Sub-Servicer to the Certificate Administrator pursuant to the Pooling and Servicing Agreement (the “Servicer Reports”) for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K have been submitted by the Sub-Servicer to the Certificate Administrator for inclusion in these reports;

3.	Based on my knowledge, with respect to the Relevant Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the Master Servicer pursuant to the Sub-Servicing Agreement (the “Sub-Servicer Reports”) have been submitted by the Sub-Servicer to the Master Servicer;

4.	Based on my knowledge, the sub-servicer information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

V-1

5.	Based upon my knowledge and the annual compliance review performed as required under Section [__] of the Sub-Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

6.	[I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year which such report applies];

7.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Sub-Servicer’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

8.	The report on assessment of compliance with servicing criteria applicable to the Sub-Servicer for asset-backed securities with respect to the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement, or if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date:

[Insert NAME OF SUB-SERVICER]

By:
Name: Title:

V-2

EXHIBIT W

FORM OF SARBANES-OXLEY CERTIFICATION

I, [identify the certifying individual], certify that:

1.       I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2019-B10 Mortgage Trust (the “Exchange Act periodic reports”);

2.       Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.       Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.       Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

W-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyBank National Association, LNR Partners, LLC, Wells Fargo Bank, National Association, Pentalpha Surveillance LLC and [list any sub-servicers].

Dated:

[_____]
(Senior officer in charge of securitization of the depositor)

W-2

EXHIBIT X

MORTGAGE LOAN SELLER SUB-SERVICERS

Mortgage Loan	Sub-Servicer Name(s)
3 Columbus Circle	Midland Loan Services, a Division of PNC Bank, National Association
Tailor Lofts	Berkadia Commercial Mortgage LLC
Flight	Holliday Fenoglio Fowler, L.P.; Midland Loan Services, a Division of PNC Bank, National Association
The Crossing at Katy Ranch	Holliday Fenoglio Fowler, L.P.; Midland Loan Services, a Division of PNC Bank, National Association
166 Geary Street	Midland Loan Services, a Division of PNC Bank, National Association
Vie Portfolio	Midland Loan Services, a Division of PNC Bank, National Association
Roanoke Crossing Shopping Center	Midland Loan Services, a Division of PNC Bank, National Association
Homewood Suites Philadelphia – Valley Forge	Berkadia Commercial Mortgage LLC
Hilton Garden Inn – Valley Forge	Berkadia Commercial Mortgage LLC
Walgreens – MA & NH	Midland Loan Services, a Division of PNC Bank, National Association
116 University Place	Midland Loan Services, a Division of PNC Bank, National Association
Colony Retail	Midland Loan Services, a Division of PNC Bank, National Association
I-10 & Haden Shopping Center	Holliday Fenoglio Fowler, L.P.; Midland Loan Services, a Division of PNC Bank, National Association
Spring Hollow Apartments	Berkadia Commercial Mortgage LLC
Baywood San Mateo	Holliday Fenoglio Fowler, L.P.
Compass Self Storage PA & FL Portfolio	Berkadia Commercial Mortgage LLC
South Port Apartments	Berkadia Commercial Mortgage LLC
Atrium Two	Bellwether Enterprise Real Estate Capital, LLC
The Landing Apartments	CBRE Loan Services, Inc.
Meridian Tower	Bellwether Enterprise Real Estate Capital, LLC

X-1

EXHIBIT Y

[RESERVED]

Y-1

EXHIBIT Z

FORM OF NRSRO CERTIFICATION

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – Benchmark 2019-B10 Mortgage Trust

with copies to:

ct.cmbs.bond.admin@wellsfargo.com, and

trustadministrationgroup@wellsfargo.com

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Agreement”), and executed in connection with the above-referenced transaction, with respect to the certificates issued thereunder (the “Certificates”), the undersigned hereby certifies as follows:

1.           (a)       The undersigned is a Rating Agency; or

(b)       The undersigned is a nationally recognized statistical rating organization and either (x) has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), had access to the Depositor’s 17g-5 website prior to the Closing Date, is requesting access pursuant to the Agreement to certain information (the “Information”) on such 17g-5 website pursuant to the provisions of the Agreement, and agrees that any confidentiality agreement applicable to the undersigned with respect to the information obtained from the Depositor’s 17g-5 website prior to the Closing Date shall also be applicable to information obtained from the 17g-5 Information Provider’s Website (including without limitation, to any information received by the Depositor for posting on the 17g-5 Information Provider’s Website), or (y), if the undersigned did not have access to the Depositor’s 17g-5 website prior to the Closing Date, it hereby agrees that it shall be bound by the provisions of the confidentiality agreement attached hereto as Annex A which shall be applicable to it with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that hosts the Depositor’s 17g-5 website after the Closing Date.

2.           The undersigned either (a) has not accessed information pursuant to Rule 17g–5(a)(3) ten (10) or more times during the most recently ended calendar year, or (b) has determined and maintained credit ratings for at least 10% of the issued securities and money market instruments for which it accessed information pursuant to Rule 17g–5(a)(3)(iii) in the calendar year prior to the year covered by the SEC Certification, if it accessed such information for 10 or more issued securities or money market instruments.

3.           The undersigned agrees that each time it accesses the 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with [________] (together with its affiliates, “[_______]”, the “Furnishing Entities” and each a “Furnishing Entity”) furnishing certain financial, operational, structural and other information relating to the issuance of the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”) pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and the assets underlying or referenced by the Certificates, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Wells Fargo Bank, National Association, as 17g-5 Information Provider under the Pooling and Servicing Agreement, including the [section of the 17g-5 Information Provider’s website that hosts the Depositor’s 17g-5 website after the Closing Date (as defined in the Pooling and Servicing Agreement]. Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

1.	Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y) any of the terms, conditions or other facts with respect to the transactions contemplated by the Pooling and Servicing Agreement, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

-	was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;

-	was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

-	is independently developed by the NRSRO without reference to any Confidential Information.

2.	Information to Be Held in Confidence.

(a)	You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

(b)	You acknowledge that you are aware that the United States and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

(c)	You will treat the Confidential Information as private and confidential. Subject to Section 4, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

(i)	disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

(ii)	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5), post the Confidential Information to the NRSRO’s password protected website; and

(iii)	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

3.	Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and provided that you been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

4.	Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

5.	Violations of this Confidentiality Agreement.

(a)	The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

(b)	You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

(c)	You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

6.	Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

7.	Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

8.	Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

9.	Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

10.	Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

[__________________]

EXHIBIT AA-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

Re:	Deutsche Mortgage & Asset Receiving Corporation, Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), and executed with respect to the above-referenced transaction. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

1.       The Transferor is the lawful owner of the right to receive the Excess Servicing Fees with respect to the Mortgage Loans and the Trust Subordinate Companion Loan for which _________________ is the Master Servicer (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the

AA-1-1

Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

Very truly yours,

By:
Name:
Title:

AA-1-2

EXHIBIT AA-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

Re:	Deutsche Mortgage & Asset Receiving Corporation, Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), entered into and executed with respect to the above-referenced transaction. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Master Servicer, that:

1.       The Transferee is acquiring the right to receive Excess Servicing Fees with respect to the Mortgage Loans and the Trust Subordinate Companion Loan as to which __________________ is the applicable Master Servicer (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

AA-2-1

2.       The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit AA-1 to the Pooling and Servicing Agreement, and (B) each of the Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit AA-2 to the Pooling and Servicing Agreement.

3.       The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.12 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4.       Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.       The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans and the Trust Subordinate Companion Loan, and (e) all related matters that it has requested.

6.       The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity

AA-2-2

owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.       The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons’ auditors, legal counsel and regulators.

8.       The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.12(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title:

AA-2-3

EXHIBIT BB

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as the depositor, KeyBank National Association, as the master servicer, LNR Partners, LLC, as the special servicer, Wells Fargo Bank, National Association, as the certificate administrator and trustee and Pentalpha Surveillance LLC, as the operating advisor and the asset representations reviewer.
Transaction: Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer for period: [__________]
Directing Holder: [__________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Loans identified in this report in accordance with the Servicing Standard. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

obligations under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Specially Serviced Loans. [The Operating Advisor believes that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATIONS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related Mortgage Loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below.

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and non-discretionary portions of net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount calculations or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

a.	The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

4.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

PENTALPHA SURVEILLANCE LLC

By:
Name:
Title:

EXHIBIT CC

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO (410)715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND [_____] AND VIA OVERNIGHT MAIL TO THE ADDRESSES IMMEDIATELY BELOW**

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Corporate Trust Services – Benchmark 2019-B10 Mortgage Trust

with copies to:

ct.cmbs.bond.admin@wellsfargo.com, and

trustadministrationgroup@wellsfargo.com

Deutsche Mortgage & Asset Receiving Corporation,
as Depositor
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

Re:	**Additional Form [10-D][10-K][8-K] Disclosure Required **

Ladies and Gentlemen:

In accordance with Section [10.06][10.07][10.09] of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Pentalpha Surveillance LLC, as asset representations reviewer, Wells Fargo Bank, National Association, as trustee, and Wells Fargo, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, the undersigned, as                          , hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

CC-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to                          , phone number:                          ; email address:                          .

[NAME OF PARTY], as [role]

By:
Name:
Title:

CC-2

EXHIBIT DD-1

FORM OF POWER OF ATTORNEY BY TRUSTEE FOR MASTER SERVICER

RECORDING REQUESTED BY:

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States and having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, as Trustee (in such capacity, the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of April 1, 2019 (the “Agreement”) between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent, and Custodian, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, KeyBank National Association, as Master Servicer (the “Master Servicer”), LNR Partners, LLC, as Special Servicer (the “Special Servicer”) and Wells Fargo Bank, National Association, as Trustee, hereby constitutes and appoints the Master Servicer, by and through the Master Servicer’s officers, as the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans and the Trust Subordinate Companion Loan (the “Mortgage Loans”) serviced by the Master Servicer and all properties (“Properties”) administered by the Master Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items 1 through 12 below with respect to the Mortgage Loans and Properties; provided however, that the documents described below may only be executed and delivered by the Attorney-in-Fact if such documents are required or permitted under the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.	The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.	The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors

DD-1-1

discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.	The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.	The completion of loan assumption agreements.

6.	The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

8.	The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.	The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

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e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

i.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	The execution and delivery of the following:

a.	any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.	any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to

DD-1-3

any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Master Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wells Fargo Bank, National Association except as specifically provided for herein. If the Master Servicer receives any notice of suit, litigation or proceeding in the name of Wells Fargo Bank, National Association, then the Master Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Master Servicer under the Agreement or to allow the Master Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

This Limited Power of Attorney is effective as of the date below and shall remain in full force and effect until (a) revoked in writing by the Trustee, or (b) the termination, resignation or removal of the Trustee under the Agreement, or (c) the termination, resignation or removal of the Master Servicer, or (d) the termination of the Agreement, whichever occurs earlier.

The Master Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses,

DD-1-4

damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Master Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wells Fargo Bank, National Association, as Trustee for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

By:
Name:
Title:

Attest:

Name:
Title: Assistant Secretary

Witness:

Witness:

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State of	}
County of ____	}

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary signature

DD-1-6

EXHIBIT DD-2

FORM OF POWER OF ATTORNEY BY TRUSTEE FOR SPECIAL SERVICER

RECORDING REQUESTED BY:

LNR Partners, LLC

1601 Washington Avenue, Suite 7000

Miami Beach, Florida 33139

Attention: David Serna

Email: lnr.cmbs.notices@lnrproperty.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States and having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045 as Trustee (in such capacity, the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of April 1, 2019 (the “Agreement”) by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent, and Custodian, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, KeyBank National Association, as Master Servicer (the “Master Servicer”), LNR Partners, LLC, as Special Servicer (the “Special Servicer”) and Wells Fargo Bank, National Association, as Trustee, hereby constitutes and appoints the Special Servicer, by and through the Special Servicer’s officers and authorized employees, as the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans and the Trust Subordinate Companion Loan (the “Mortgage Loans”) serviced by the Special Servicer and all properties (“REO Properties”) administered by the Special Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items 1 through 12 below with respect to the Mortgage Loans and REO Properties; provided however, that the documents described below may only be executed and delivered by such Attorney-in-Fact if such documents are required or permitted under the terms of the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.	The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and to draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.	The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting such Mortgage or deed of trust to

DD-2-1

conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that said modification or re-recording, in either instance, (i) does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.	The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.	The conveyance of any property to the mortgage insurer, or the closing of title to any mortgaged property (a “Mortgaged Property”) to be acquired as REO Property, or conveyance of title to any REO Property.

5.	The completion of loan assumption agreements and transfers of interest in borrower entities.

6.	The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note and other loan documents, in connection with the purchase or repurchase of the mortgage loan secured and evidenced thereby.

8.	The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note and other loan documents.

9.	The full enforcement of and preservation of the Trustee’s interests in any Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, taking title to any Mortgaged Property on behalf of the Trust, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure and/or any related litigation, including without limitation, guaranty or receivership litigation, or litigation on the Mortgage Note or the termination, cancellation or rescission of any such foreclosure or the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, the initiation or defense of any litigation related to the ownership of any REO Property and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

DD-2-2

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting any Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions;

i.	the creation of a wholly owned entity of the Trust for purposes of holding foreclosed property; and

j.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.i. above.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	Execute and/or file such documents and take such other action as is proper an necessary to defend the Trustee, solely in its capacity as Trustee, in litigation and to resolve such litigation, provided such resolution shall not include any admission of fault or

DD-2-3

wrongdoing by the Trustee or, without the Trustee’s consent, subject the Trustee to any form of injunctive relief.

13.	The execution and delivery of the following:

a.	any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.	any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, REO Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers) or REO Properties, documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, management agreements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties or REO Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents and any and all documents, instruments and certifications as are reasonably necessary to complete or accomplish the Special Servicer’s duties and responsibilities under the Agreement.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

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Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Special Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wells Fargo Bank, National Association except as specifically provided for herein or in the Agreement. If the Special Servicer receives any notice of suit, litigation or proceeding in the name of Wells Fargo Bank, National Association, then the Special Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend or limit the powers granted to the Special Servicer under the Agreement or to allow the Special Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The Special Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Trustee by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Special Servicer of the powers granted. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

IN WITNESS WHEREOF, Wells Fargo Bank, National Association, as Trustee for the benefit of the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wells Fargo Bank, National Association, as Trustee for the Holders of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

By:
Name:
Title:

Attest:

Name:
Title: Assistant Secretary

DD-2-5

Witness:

Witness:

State of	}
County of ____	}

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary

DD-2-6

EXHIBIT EE

FORM OF NON-SERVICED MORTGAGE LOAN NOTIFICATION

[Other Depositor] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Other Trustee]*
[Address Line 1]
[Address Line 2]
Attn: [Contact Person]
*If the Other Trustee is comprised of multiple entities (such as a separate trustee and certificate administrator), this form shall be addressed to each such entity
[Other Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Other Special Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Other Operating Advisor] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Other Asset Representations Reviewer] [Address Line 1] [Address Line 2] Attn: [Contact Person]

Re:	[Other Securitization Trust]

Ladies and Gentlemen:

Reference is hereby made to the [Trust][Pooling] and Servicing Agreement, dated as of [_____] (the “Other Pooling and Servicing Agreement”), between [_____], as Depositor, [_____], as master servicer, [_____], as special servicer, [_____], as certificate administrator and as trustee, and [_____], as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them (or an analogous term) in the Other Pooling and Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “B10 PSA”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “B10 Depositor”), KeyBank National Association, as master servicer (the “B10 Master Servicer”), LNR Partners, LLC, as special servicer (the “B10 Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “B10 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “B10 Certificate Administrator”), paying agent and custodian, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B10 Operating Advisor”) and asset representations reviewer (in such capacity, the “B10 Asset Representations Reviewer”), pursuant to which the Benchmark 2019-B10 Mortgage Trust (the “B10 Trust”) was established and the [3 Park Avenue][101 California][Pace Gallery HQ][Atrium Two][Liberty Station Retail][Vie Portfolio][AC Marriott Downtown Tucson] Companion Loan was transferred to the B10 Trust as of [_____] [_], 2019 (the “Closing Date”).

The undersigned hereby notifies you that, as of the Closing Date:

1.       Wells Fargo Bank, National Association, as trustee under the B10 PSA, is the holder of the [3 Park Avenue][101 California][Pace Gallery HQ][Atrium Two][Liberty Station Retail][Vie Portfolio][AC Marriott Downtown Tucson] Companion Loan.

2.       The [3 Park Avenue][101 California][Pace Gallery HQ][Atrium Two][Liberty Station Retail][Vie Portfolio][AC Marriott Downtown Tucson] Mortgage Loan [is][is not] a Significant Obligor (as such term is defined in the B10 PSA) under the B10 PSA.

3.       The contact information for the B10 Depositor, B10 Trustee, the B10 Certificate Administrator, the B10 Master Servicer, the B10 Special Servicer, the B10 Operating Advisor, the B10 Asset Representations Reviewer, each Rating Agency (as defined in the B10 PSA) and the Directing Holder (as defined in the B10 PSA) with respect to the [3 Park Avenue][101 California][Pace Gallery HQ][Atrium Two][Liberty Station Retail][Vie Portfolio][AC Marriott Downtown Tucson] Companion Loan are as set forth on Schedule I attached hereto.

4.       You are directed to remit to KeyBank National Association, as the B10 Master Servicer, to the collection account set forth on Schedule II attached hereto no later than one (1) Business Day after each Determination Date (as defined in the B10 PSA) all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to KeyBank National Association, as B10 Master Servicer, no later than one (1) Business Day after each Determination Date (as defined in the B10 PSA) all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the [3 Park Avenue][101 California][Pace Gallery HQ][Atrium Two][Liberty Station Retail][Vie Portfolio][AC Marriott Downtown Tucson] Intercreditor Agreement, as applicable.

5.       The B10 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as it may be amended from time to time.

6.       A copy of an executed version of the B10 PSA is [attached hereto][enclosed herewith].

Thank you for your attention to this matter.

Wells Fargo Bank, National Association, as Certificate Administrator for the Holders of the Benchmark 2019-B10 Mortgage Trust Pass-Through Certificates, Series 2019-B10

By:
[Name]
[Title]

SCHEDULE I

TO FORM OF NOTICE FROM THE CERTIFICATE ADMINISTRATOR

REGARDING [NON-SERVICED WHOLE LOAN]

B10 Depositor:	Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with a copy via email to: cmbs.requests@db.com
B10 Trustee:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – Benchmark 2019-B10

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and trustadministrationgroup@wellfargo.com

B10 Certificate Administrator:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services – Benchmark 2019-B10

with copies to:

ct.cmbs.bond.admin@wellsfargo.com; and

trustadministrationgroup@wellsfargo.com

B10 Master Servicer:

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring

Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

B10 Special Servicer:

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

B10 Operating Advisor:

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

B10 Asset Representation Reviewer:

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

B10 Rating Agencies:

Kroll Bond Rating Agency, Inc.

845 Third Avenue 4th Floor

New York, New York 10022

Attention: CMBS

Facsimile No.: (646) 731-2395

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

Attention: Commercial Mortgage Surveillance Group

Facsimile No.: (212) 635-0295

Email: info.cmbs@fitchratings.com

S&P Global Ratings , a Standard & Poor’s Financial Services LLC Business

55 Water Street, 41st Floor

New York, New York 10041
Attention: Commercial Mortgage Surveillance Manager
Email: cmbs_info_17g5@standardandpoors.com

B10 Directing Holder:	Eightfold Real Estate Capital, L.P. 1111 Lincoln Road, Suite 802 Miami Beach, Florida 33139 Attention: Brian Tageson Email: btageson@eightfoldcapital.com

SCHEDULE II TO FORM OF NOTICE

FROM THE CERTIFICATE ADMINISTRATOR

REGARDING [NON-SERVICED WHOLE LOAN]

Account:	Collection Account

Account #:	[______]

Title:	KeyBank National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 Collection Account

Location:	[___]

EXHIBIT FF

FORM OF SERVICED COMPANION LOAN NOTEHOLDER CERTIFICATION

[Date]

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – Benchmark 2019-B10

with copies to:

ct.cmbs.bond.admin@wellsfargo.com, and

trustadministrationgroup@wellsfargo.com

Re:	Benchmark 2019-B10 Mortgage Trust – Companion Loan

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement (the “Agreement”), dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, with respect to any Companion Loan (as defined in the Agreement), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a Companion Loan Noteholder (as defined in the Agreement).

2.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall

FF-1

not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

3.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations contained herein remain true and correct.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers, the Loan-Specific Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Companion Loan Noteholder]

By:
Title:
Company:
Phone:

FF-2

EXHIBIT GG

[RESERVED]

GG-1

EXHIBIT HH

FORM OF ASSET REVIEW REPORT BY THE
ASSET REPRESENTATIONS REVIEWER2

To: [Addresses of Recipients]

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Ladies and Gentlemen:

In accordance with Section 11.01 of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Mortgage Loan identified by the Certificate Administrator, and is hereby issuing the following Asset Review Report.

1.	We have performed an Asset Review on each Delinquent Mortgage Loan identified by the Certificate Administrator and our conclusion is that there is [no evidence of a failed Test][evidence of [•] failed Tests as specifically detailed on the scorecard attached hereto as Exhibit A] with respect to the Delinquent Mortgage Loans.

2.	A conclusion by the Asset Representations Reviewer of a passed Test or a failed Test shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.

3.	The Asset Representations Reviewer, other than forwarding this report to the persons listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report.

4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

2 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

PENTALPHA SURVEILLANCE LLC, as Asset Representations Reviewer

By:

Name:

Title:

Exhibit A

Detailed Scorecard
[Template Example Below]

Test Failures
Loan #	Loan Name	Mortgage Loan Seller	R&W #	R&W Name	Test Description	Findings
[Insert Loan Number]	[Insert Loan Name]	[Insert Mortgage Loan Seller]	[Insert R&W #]	[Insert R&W Name]	[Insert Test Description]	[Insert Test findings]
			[Insert R&W #]	[Insert R&W Name]

EXHIBIT II

FORM OF ASSET REVIEW REPORT SUMMARY
BY THE ASSET REPRESENTATIONS REVIEWER3

To: [Addresses of Recipients]

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Ladies and Gentlemen:

In accordance with Section 11.01 of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Mortgage Loan identified by the Certificate Administrator, and is hereby issuing the following Asset Review Report Summary.

1.	We have performed an Asset Review on each Delinquent Mortgage Loan identified by the Certificate Administrator and our conclusion is that there is [no evidence of a failed Test][evidence of [•] failed Tests as identified on the summary scorecard attached hereto as Exhibit A] with respect to the Delinquent Mortgage Loans.

2.	A conclusion by the Asset Representations Reviewer of a passed Test or a failed Test shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.

3.	The Asset Representations Reviewer, other than forwarding this Asset Review Report Summary to the parties listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report Summary.

4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

3 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

PENTALPHA SURVEILLANCE LLC, as Asset Representations Reviewer

By:

Name:

Title:

Exhibit A

Summary Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	Mortgage Loan Seller	Representation and Warranty #	Representation and Warranty Name
[Insert Loan #]	[Insert Loan Name]	[Insert Mortgage Loan Seller]	[Insert Representation and Warranty #]	[Insert Representation and Warranty Name]
			[Insert Representation and Warranty #]	[Insert Representation and Warranty Name]

EXHIBIT JJ-1

GACC AND CREFI ASSET REVIEW PROCEDURES

Pursuant to the terms and subject to the conditions set forth in the Pooling and Servicing Agreement (“PSA”), the Asset Representations Reviewer (“Asset Representations Reviewer”) shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller only with respect to each Delinquent Loan in accordance with the procedures set forth below (each such procedure, a “Test”); provided, however, the Asset Representations Reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials described in this Exhibit JJ-B if, and only to the extent, the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Capitalized terms used herein but not defined herein have the meaning set forth in the PSA or, solely with respect to a representation and warranty, the meaning set forth in the related mortgage loan purchase agreement where German American Capital Corporation or Citi Real Estate Funding Inc. is the Seller (the “Mortgage Loan Purchase Agreement”). For the avoidance of doubt, in connection with the performance of the following Tests:

(A)	With respect to any representation and warranty that includes a knowledge qualifier (e.g., to the Mortgage Loan Seller’s knowledge, etc.), the Asset Representations Reviewer shall not be responsible for any investigation or review beyond that set forth in the applicable Test related to such representation and warranty;

(B)	With respect to any representation and warranty that includes the examination of an insurance policy or Title Policy, the Asset Representations Reviewer will be permitted to engage a qualified consultant to perform a review of the applicable policy, and will be allowed to rely upon the conclusions of the consultant when making a determination as to whether there is a Test pass.

(C)	The Asset Representations Reviewer shall be under no duty to provide or obtain a legal opinion, legal review or legal conclusion;

(D)	Unless otherwise provided in the Test, the “as of” date for the testing of a representation is as of the Closing Date;

(E)	Unless otherwise provided in the Test, if there is more than one version of the same document with respect to a particular Mortgage Loan or Mortgaged Property, the document that will be used by the Asset Representations Reviewer in testing is the document that is dated as of the Closing Date or, if none, the document closest prior to the Closing Date;

(F)	With respect to each representation and warranty and its related Test(s), the Asset Representations Reviewer shall take into account any exceptions to such representation and warranty described in the Mortgage Loan Purchase Agreement with respect to a

JJ-1-1

Mortgage Loan, and a Test pass shall be deemed to have occurred with respect to such Test if the sole reason for not satisfying the applicable Test is caused by such exception(s);

(G)	Evidence of a failure of a Test could result from (i) an affirmative determination by the Asset Representations Reviewer that the Test failed to achieve a Test pass, or (ii) a determination by the Asset Representations Reviewer that the documentation included in the Review Materials (after making such request for any missing documents in the manner provided for in the PSA) is not sufficient to perform the Test; and

(H)	A determination by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller.

The Asset Representations Reviewer will only be required to perform the Tests described in this Exhibit JJ-B, and will not be obligated to perform additional procedures on any Delinquent Loan, even if a different set of procedures or Review Materials could produce a different outcome. Notwithstanding the required Tests, the Asset Representations Reviewer will not be required to review any information other than (1) Review Materials specified in the related Test and (2) if applicable, Unsolicited Information. The Asset Representations Reviewer may, but is under no obligation to, consider Unsolicited Information relevant to the Tests subject to the terms of the PSA. If the Asset Representations Reviewer considers Unsolicited Information, the Asset Representations Reviewer shall take into account such Unsolicited Information, in addition to the Review Materials referred to in the applicable Test(s) procedure when making a determination as to whether there is a Test pass.

JJ-1-2

Representations and Warranties		Test	Review Materials

1. Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

1a

Review the amounts listed on the original Mortgage Note and Mortgage for an indication that they match the amounts listed on the Mortgage Loan Schedule. If the amounts are the same, then such Mortgage Loan would be considered a Whole Loan. If there is more than one property then the Mortgage for each Mortgaged Property would need to be aggregated. If identified as such, it will be a Test pass.

Mortgage; Mortgage Note; Loan agreement related to the Mortgage Loan (“Loan Agreement”); Mortgage Loan guaranty; Assignment of Leases, Rents and Profits; and Environmental Indemnity Agreement (collectively, the “Mortgage Loan Documents”); Mortgage Loan Schedule.

1b

Review any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan (collectively, the “MS Servicer Notices”) for notation of any Mortgage Note or Mortgage that was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non- Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust for the Other Securitization), participation or pledge, or that the Mortgage Loan Seller did not have good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. If no such notation is found, it will be a Test pass.

MS Servicer Notices
	1c	Review the MS Servicer Notices for notation of any claim or assertion regarding the Mortgage Loan Seller	MS Servicer Notices

JJ-1-3

Representations and Warranties		Test	Review Materials
not having the full right and authority to sell, assign and transfer the Mortgage Loan. If such notation is not found, it will be a Test pass.
1d

Review the MS Servicer Notices for notation of any claim or assertion regarding the assignment to the Purchaser not constituting a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan. If such notation is not found, it will be a Test pass.

MS Servicer Notices

2. Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti- deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

2a

Review the opinion of Borrower’s counsel (“Borrower’s Counsel Opinion”) for an indication that it contains language that the related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti- deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as specified in representation and warranty

2. If such indication exists, it will be a Test pass.

Borrower’s Counsel Opinion
2b

Review the MS Servicer Notices for notation of any valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee (as defined in the related Mortgage Loan Purchase

MS Servicer Notices

JJ-1-4

Representations and Warranties		Test	Review Materials

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

		Agreement) the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan Documents. If no such notation is found, it will be a Test pass.
3. Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.	3

Review the Mortgage Loan Documents and Borrower’s Counsel Opinion for an indication that the Mortgage Loan Documents contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications. If such indication exists, it will be a Test pass.

			Mortgage Loan Documents; M Borrower’s Counsel Opinion

4. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With

	4a

Review the MS Servicer Notices and Mortgage Loan Documents for an indication that the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect, except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents. If no such indication is found, it will be a Test pass.

			Mortgage Loan Documents; MS Servicer Notices
	4b

Review the MS Servicer Notices and Mortgage Loan Documents for an indication that a related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of

			MS Servicer Notices; Mortgage Loan Documents

JJ-1-5

Representations and Warranties		Test	Review Materials

respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after March 8, 2019.

the remaining portion of such Mortgaged Property except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents. If no such indication is found, it will be a Test pass.

4c

Review the MS Servicer Notices and Mortgage Loan Documents for notation that neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents. If no such notation is found, it will be a Test pass.

MS Servicer Notices; Mortgage Loan Documents
4d

Review the MS Servicer Notices and Mortgage Loan Documents for notation of a modification, amendment or waiver that could be reasonably expected to have a material adverse effect on such Mortgage Loan that was consented to by the Mortgage Loan Seller on or after March 8, 2019. If no such notation is found, it will be a Test pass.

MS Servicer Notices; Mortgage Loan Documents

5. Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the

5a

Review the appraisals to determine if any of the properties are specifically identified as hospitality properties. If so, review the Mortgage File to determine if there exists a franchise or license agreement and executed comfort letter or other similar agreement signed by the related Borrower and franchisor or licensor that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its

Appraisal; mortgage file; franchise agreement; Comfort letter or similar agreement signed by or from such franchisor

JJ-1-6

Representations and Warranties		Test	Review Materials

Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

designee shall provide. If so determined with respect to each part of this Test, it will be a Test pass.
5b

If the appraisals specifically identify any Mortgaged Properties as hospitality properties, review the security agreement for each Mortgaged Property to determine if there are provisions related to creating a security interest in the revenues of such property. Also, review the Mortgage File to determine if there exist filed copies (bearing evidence of filing) or evidence of filing of any related UCC financing statements, related amendments and continuation statements. If so determined with respect to each part of this Test, it will be a Test pass.

UCC filings; Appraisal; Mortgage File

6. Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non- Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to representation and warranty 7 set forth on Schedule D-1 to Exhibit of the Mortgage Loan Purchase Agreement (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was,

6a

Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding any assignment of Mortgage or Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non- Serviced Mortgage Loan, the related Non-Serviced Trustee) not constituting a legal, valid and binding assignment to the Trust (or, with respect to a Non- Serviced Mortgage Loan, the related Non-Serviced Trustee), subject to the Standard Qualifications. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
6b

Review the related Mortgage and the Assignment of Leases, Rents and Profits for each property for provisions to the effect that the related Mortgage and Assignment of Leases, Rents and Profits is not freely assignable without the consent of the related Borrower. If no such provision is found, it will be a Test pass.

Mortgage; Assignment of Leases, Rents and Profits
	6c	Review the Title Policy (as defined in representation and warranty 7) to determine if the related Mortgage is a	Title Policy; Mortgage; Mortgage

JJ-1-7

Representations and Warranties		Test	Review Materials

and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

first lien on the related Borrower’s fee (or with respect to those Mortgage Loans described in representation and warranty 35 hereof, leasehold) interest in the Mortgaged Property. Compare the amount of the Title Policy to the principal amount of the Mortgage Loan or allocated loan amount to determine whether they are equivalent. If each such determination is made, it will be a Test pass.

Loan Schedule
6d

Review the Title Policy to determine if the Mortgaged Property was free and clear of any recorded mechanics liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan) (other than Permitted Encumbrances, Title Exceptions and those which are bonded over, escrowed for or insured against by the applicable Title Policy). If so determined, it will be a Test pass.

Title Policy
6e

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Cut- off Date, the Mortgage Loan Seller had knowledge that the Mortgaged Property was not free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan) (other than Permitted Encumbrances, Title Exceptions and those which are bonded over, escrowed for or insured against by the applicable Title Policy). If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
6f

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, subject to the rights of tenants, there are rights existing which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related

MS Servicer Notices

JJ-1-8

Representations and Warranties		Test	Review Materials

Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except for Permitted Encumbrances and those which are bonded over, escrowed for or insured against by the a lender’s title insurance policy. If such a notation or other indication is not found, it will be a Test pass.

6g

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not have legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold), interest in the Mortgaged Property or good and marketable title free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

7. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public

7a

Review the Title Policy to determine if it is an American Land Title Association loan title insurance policy or another comparable form of loan title insurance policy approved for use in the applicable jurisdiction. Review the Mortgage Loan Documents to determine if the amount of the policy covers the amount of the Mortgage Loan, or for multiple properties, an amount equal to the allocated loan amount after all advances of principal. If so determined with respect to each part of this Test, it will be a Test pass.

Title Policy; Mortgage Loan Documents
7b

Review the Title Policy to determine if the first-priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan) is subject only to Permitted Encumbrances, as defined in representation and warranty 7. If so determined, it will be a Test pass.

Title Policy
	7c	Review the Title Policy to determine if any Permitted Encumbrance is a mortgage lien that is senior to or coordinate and co-equal to the lien of the related	Title Policy

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Representations and Warranties		Test	Review Materials

record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross- defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each, a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross- collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

Mortgage, other than as contemplated by item (f) in the definition of Permitted Encumbrances. If not so determined, it will be a Test pass.
7d

Review the Title Policy and MS Servicer Notices for a notation or other indication that the coverage is not in full force and effect as of the Closing Date, that all premiums thereon have not been paid or that claims have been made by the Mortgage Loan Seller. If no such notation or other indication is found, it will be a Test pass.

Title Policy; MS Servicer Notices
7e

Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller, or any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such policy. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

8. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than

8a

Review the Title Policy to determine if there is any subordinate mortgage or junior lien encumbering the related Mortgaged Property, except for any Crossed Mortgage Loans. If not so determined, it will be a Test pass.

Title Policy
	8b	Review the Title Policy to determine if, as of origination and the Cut-off Date, there are no subordinate mortgages	Title Policy

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Representations and Warranties		Test	Review Materials

Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in representation and warranty 6 above), and equipment and other personal property financing). Except as set forth in Schedule D-2 to Exhibit D to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

or junior mortgage liens securing the payment of money encumbering the related Mortgaged Property other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing. If so determined, it will be a Test pass.

8c

Review the MS Servicer Notices for a notation or other indication that, except as set forth in Schedule D-2 to Exhibit D to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller had knowledge of: (1) any mezzanine debt secured directly by interests in the related Borrower or (2) any subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices; Mortgage Loan Purchase Agreement

9. Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides

9a

Review the Mortgage File to determine if an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage) is in the Mortgage File. If so determined, it will be a Test pass.

Mortgage File; Assignment of Leases, Rents and Profits
9b

Review the Title Policy to determine if, subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan) the Mortgage, or any related Assignment of Leases, Rents and Profits, has been recorded, and creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the

Title Policy; Mortgage; Assignment of Leases, Rents and Profits

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Representations and Warranties		Test	Review Materials

that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. If so determined with respect to each part of this Test, it will be a Test pass.

9c

Review the Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage) to determine if the related Mortgage, or related Assignment of Leases, subject to applicable law, provides that upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee. If so determined, it will be a Test pass.

Assignment of Leases, Rents and Profits; Mortgage

10. UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection

10

If the related Mortgaged Property is operated as a hospitality property, review the MS Servicer Notices for a notation or other indication of inappropriately filed or nonexistent UCC-1 financing statements. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

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Representations and Warranties		Test	Review Materials

of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

11. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

	11a	Review the engineering report or property condition assessment in the Mortgage File to determine if it is dated within six months of the origination date. If so determined, it will be a Test pass.	Engineering report; Property condition assessment
	11b

Review the engineering report or property condition assessment in the Mortgage File to determine if it was dated no more than twelve months prior to the Cut-off Date. Review the engineering report or property condition assessment to confirm that each related Mortgaged Property is free of material damage. If so determined with respect to each part of the Test, it will be a Test pass.

			Engineering report; Property condition assessment
	11c

Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believed would have a material adverse effect on the value or use of the Mortgaged Property other than those disclosed in the most recently dated engineering report or Servicing File and those addressed in sub-clauses (i), (ii) and (iii) of this representation and warranty 11. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices
12. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover	12

Review the MS Servicer Notices for a notation or other indication that all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgage Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have come delinquent in respect of the

			MS Servicer Notices

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Representations and Warranties		Test	Review Materials

such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

Mortgaged Property have not been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. If such a notation or other indication is not found, it will be a Test pass.

13. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.	13

Review the MS Servicer Notices for a notation or other indication of any proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property as of the Cut-off Date and as of the origination date, or for a notation or other indication that the Mortgage Loan Seller had knowledge as of the Cut-off Date and as of the origination date of any such proceeding that would have a material adverse effect on the value, use or operation of the Mortgaged Property. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices

14. Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

	14a

Review the Mortgage Loan Documents, the Borrower’s Counsel Opinion and the MS Servicer Notices for an indication of pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property that existed on the origination date. If such an indication is not found, it will be a Test pass.

			Mortgage Loan Documents; M Borrower’s Counsel Opinion; MS Servicer Notices
	14b

Review the MS Servicer Notices to determine if an adverse outcome of any such pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property would reasonably be expected to adversely affect the matters set forth in clauses (a)-(f) of representation and warranty 14. If any such adverse outcome would not reasonably be expected to adversely affect the matters set forth in clauses (a)-(f)

			MS Servicer Notices

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Representations and Warranties		Test	Review Materials
of representation and warranty 14, it will be a Test pass.

15. Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

15a

Review the MS Servicer Notices for a notation or other indication of any escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan not in the servicer’s possession or control. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
15b

Review the MS Servicer Notices to determine if all escrows and deposits required pursuant to the Mortgage Loan have been conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the related Non- Serviced Depositor or Non-Serviced Master Servicer). If so determined, it will be a Test pass.

MS Servicer Notices

16. No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

16a

Review the Mortgage Loan Schedule, Loan Agreement, Mortgage Note and origination settlement statement to determine if the principal amount of the Mortgage Loan was fully disbursed as of the Closing Date. If so determined, it will be a Test pass.

Mortgage Loan Schedule; Loan Agreement; Mortgage Note; Origination settlement statement
16b

Review the Mortgage Loan Documents to determine if there is no requirement for future advances by the Mortgagee (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback). If so determined, it will be a Test pass.

Mortgage Loan Documents
17. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in	17a	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to	Insurance Summary Report (solely with respect to residential

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Representations and Warranties		Test	Review Materials

accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

determine if it shows that the related Mortgaged Property is insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and the Insurance Rating Requirements, in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of any Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the Mortgaged Property. If so determined, it will be a Test pass.

cooperative properties, the insurance policies and/or certificates of insurance)
	17b	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 17a above. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
17c

Review the Insurance Summary Report (or, solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if it shows that the related Mortgaged Property is insured for business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to a Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months). If such provisions are found, it will be a Test pass.

Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	17d	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 17c	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by above. If such provisions are found, it will be a Test pass.
17e

Review the Mortgage Loan Documents and/or the survey to determine if any material part of the improvements, exclusive of a parking lot, located on the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards.” If so determined, review the Insurance Summary to determine whether the Borrower maintains insurance in the maximum amount available under the National Flood Insurance Program plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization. If so determined, it will be a Test pass.

Mortgage Loan Documents; Survey; Insurance Summary Report
17f

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, review the Insurance Summary Report to determine if the property is covered for windstorm and/or windstorm related perils and/or “named storms” or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements, and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements. If so determined with respect to each part of this Test, it will be a Test pass.

Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
17g

Review the Insurance Summary Report dated before the Cut-off Date (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) and Mortgage Loan

Insurance Summary Report (solely with respect to residential cooperative properties,

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Representations and Warranties		Test	Review Materials

the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such

Documents to determine if the Mortgage Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. If so determined, it will be a Test pass.

the insurance policies and/or certificates of insurance); Mortgage Loan Documents
17h

Review the property condition assessment to determine if the properties are located in a seismic zone 3 or 4. If so determined, review the seismic engineering study to determine if it has been performed by an architectural or engineering consultant for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake and based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If so determined, it will be a Test pass.

Property condition assessment; Seismic engineering study
17i

Review the most recent seismic engineering study or Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the PML would exceed 20% of the amount of the replacement costs of the improvements, and if so, review to determine if earthquake insurance on such Mortgaged Property was obtained. If so determined, determine if the insurer is rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings. The insurance amount should be not less than 100% of the SEL or the PML, as applicable. If so

Seismic engineering study; Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)

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Representations and Warranties		Test	Review Materials

insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

determined with respect to each part of the Test, it will be a Test pass.
17j

Review the Mortgage Loan Documents for provisions requiring that insurance proceeds in respect of a property loss be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
	17k	Review the MS Servicer Notices for a notation or other indication that insurance premiums are current as of the Cut-off Date. If such a notation or other indication is found, it will be a Test pass.	MS Servicer Notices
17l

Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance policies name the lender under any Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. If so determined, it will be a Test pass.

Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
17 m

Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other

Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of

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Representations and Warranties		Test	Review Materials
		Trustee). If so determined, it will be a Test pass.	insurance)
17n

Review the Mortgage Loan Documents to determine if any Mortgage Loan obligates the Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. If so determined, it will be a Test pass.

Mortgage Loan Documents
17o

Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium. If so determined, it will be a Test pass.

Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
17p

Review the MS Servicer Notices for a notation or other indication that any notice described in Test 17o may have been received by the Mortgage Loan Seller. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

18. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one

18a

Review the zoning report, Title Policy and survey, engineering report or property condition assessment, the Sponsor Diligence and the ESA to determine if each Mortgaged Property is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road. If so determined, it will be a Test pass.

Zoning report; Title Policy; Survey; Engineering report or property condition assessment; Sponsor Diligence; ESA

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Representations and Warranties		Test	Review Materials
or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.	18b

Review the zoning report, Title Policy and survey, engineering report or property condition assessment, the Sponsor Diligence and the ESA to determine if each Mortgaged Property is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property. If so determined, it will be a Test pass.

Zoning report; Title Policy; Survey; Engineering report or property condition assessment; Sponsor Diligence; ESA
18c

Review the Title Policy and survey to determine if each Mortgaged Property constitutes one or more separate tax parcels and do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the most recently dated Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case any Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created. If so determined, it will be a Test pass.

Title Policy; Survey; Mortgage Loan Documents

19. No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

19a

Review the survey and Title Policy to determine if all material improvements that were included for the purpose of determining the appraised value of the Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. If so determined, it will be a Test pass.

Survey; Title Policy; Appraisal
	19b	Review the survey and Title Policy to determine if there exist improvements on adjoining parcels that encroach onto the Mortgaged Property that materially and	Survey; Title Policy; Appraisal

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Representations and Warranties		Test	Review Materials

No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

		adversely affect the value and current use of such Mortgage Property and for which insurance or endorsements were obtained under the Title Policy. If not so determined, it will be a Test pass.
	19c

Review the survey and Title Policy to determine if there exist material improvements that encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy. If not so determined, it will be a Test pass.

			Survey; Title Policy; Appraisal
20. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.	20

Review the Mortgage Loan Documents for any shared appreciation feature or any other contingent interest feature, any negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller. If no such feature is found with respect to each part of this Test, it will be a Test pass.

			Mortgage Loan Documents

21. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage

	21a

Review the origination settlement statement and Mortgage Note to determine if the proceeds advanced by the Mortgagee did not exceed the non-contingent principal amount of the Mortgage Loan. If so determined, it will be a Test pass.

			Origination settlement statement; Mortgage Loan
	21b

Review the most recent appraisal and Mortgage Loan Documents to determine if either (a) the Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of any Mortgage Loan (or related

			Appraisal; Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (or related Whole Loan); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.		Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the outstanding principal amount of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes of clauses (i) and (ii) above, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to such Mortgage Loan and (B) a proportionate amount of any lien that is in parity with such Mortgage Loan (or related Whole Loan); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If so determined, it will be a Test pass.
21c

Review the MS Servicer Notices for an indication or other notation that the Mortgage Loan was modified prior to the Closing Date, and if so, if the modification was made as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(i) in the first sentence of representation and warranty 21 (substituting the date of the last such modification for the date any Mortgage Loan was originated) or sub-clause (B)(ii) in the first sentence of representation and warranty 21, including the proviso thereto. If there were any such modifications, and such a notation or other indication is found, it will be a Test pass.

MS Servicer Notices
21d

Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the Prepayment Premiums and Yield Maintenance Charges applicable to any Mortgage Loan do not constitute “customary prepayment penalties”. If such a notation or

MS Servicer Notices

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Representations and Warranties		Test	Review Materials
		other indication is not found, it will be a Test pass.

22. Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

	22a

Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the terms of the Mortgage Loan do not comply with applicable local, state, and federal laws in any material respect. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices
	22b

Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that any material requirements pertaining to the origination of any Mortgage Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law have not been complied with. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices
	22c	Review the Mortgage Loan Documents to determine if they provide that the Mortgage Loan complied with usury laws. If so determined, it will be a Test pass.	Mortgage Loan Documents
23. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.	23

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that as of the date that the Mortgage Loan Seller or any prior Mortgagee held the Mortgage Note, each such holder of the Mortgage Note was not authorized to transact or do business in the jurisdiction in which each related Mortgaged Property is located. If such a notation or other indication is found, determine whether the failure to be so authorized could not materially and adversely affect the enforceability of such Mortgage Loan by the Trust. If so determined, it will be a Test pass.

			MS Servicer Notices
24. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such,	24	Review the Mortgage Loan Documents to determine if a trustee is appointed. If so determined, it will be a Test pass.	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

25. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non- conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25a

Review the zoning report and title policy for an indication that there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) or as of the Cut-off Date, other than those which (i) constitute a legal non- conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. If such indication is found, it will be a Test pass.

Zoning Report; Title Policy
25b

Review the Mortgage Loan Documents for provisions that require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
26. Licenses and Permits. Each Borrower covenants in the Loan	26a	Review the Mortgage Loan Documents to determine if	Mortgage Loan

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Representations and Warranties		Test	Review Materials
Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.		the Borrower has covenanted to keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect. If so determined, it will be a Test pass.	Documents
26b

Review the Mortgage Loan Documents and the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge that any licenses, permits, franchises, certificates of occupancy and applicable governmental authorizations necessary for the operation of the Mortgaged Property are not in effect. If such a notation or other indication is not found, it will be a Test pass.

Mortgage Loan Documents; MS Servicer Notices
26c

Review the Mortgage Loan Documents for provisions requiring the related Borrower to be qualified to do business in the jurisdiction in which the Mortgaged Property is located. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

27. Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under

27a

Review the Mortgage Loan Documents for each Mortgage Loan for provisions outlined in clauses (a) (i) through (v) and (b) of the representation and warranty 27. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
federal or state bankruptcy or insolvency law.

28. Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in representation and warranty 33), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in representation and warranty 33), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or

28a

Review the Mortgage Loan Documents for provisions stating that, if the related Mortgage Loan Documents permit a property release, the only conditions under which a property may be released during the life of the Mortgage Loan are as set forth in clauses (a) through (e) of the first sentence of representation and warranty 28. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
28b

Review the Mortgage Loan Documents for provisions stating that with respect to any partial release described in clauses (a) or (d) of the first sentence of representation and warranty 28 either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

related Whole Loan)) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

28c

Review the Mortgage Loan Documents for provisions stating that in the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan or Whole Loans, as applicable, in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
28d

Review the Mortgage Loan Documents for provisions stating that no Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross- collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
29. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the	29a	Review the Mortgage Loan Documents for provisions that require the Borrower to provide the owner or holder	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements. If such provisions are found, it will be a Test pass.
29b

Review the Mortgage Loan Documents for provisions that require the Borrower to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

30. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to Exhibit D of the related Mortgage Loan Purchase Agreement, provided, however, that if

30a

Review the Mortgage Loan Documents to determine if the original principal balance was greater than $20 million. If so, review the insurance coverage review document for an indication that the special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude acts of terrorism, from coverage, or if they do, there exists a separate terrorism insurance policy related to the Mortgaged Property. If such an indication is found, it will be a Test pass.

Mortgage Loan Documents; Insurance coverage review document
30b

Review the insurance policy to determine if, as of the Cut-off Date, the related special all-risk insurance policy and business interruption policy specifically excluded acts of terrorism from coverage, and if such coverage is excluded, the related Mortgaged Property was not covered by a separate terrorism insurance policy. If not so determined, it will be a Test pass.

Mortgage Loan Documents; Insurance Policy
30c

Review the Mortgage Loan Documents for provisions that do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA (as defined in representation and warranty 30), or damages related thereto, except to the extent that any right to require such coverage may be

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to the applicable Mortgage Loan Purchase Agreement, provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. If such provisions are not found, it will be a Test pass.

31. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly

31a

Review the Mortgage Loan Documents for “due on sale” or other such provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the circumstances described in the first sentence of representation and warranty 31. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
31b

Review the Mortgage Loan Documents for provisions that require that if Rating Agency fees are incurred in connection with the review of and consent to any Transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the lender relative to such Transfer or encumbrance. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

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pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of representations and warranties 28 and 33 or the exceptions thereto set forth in Exhibit D of the Mortgage Loan Purchase Agreement, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-2 to Exhibit D of the Mortgage Loan Purchase Agreement, or future permitted mezzanine debt in each case as set forth on Schedule D-3 to Exhibit D of the Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-4 to Exhibit D of the Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any Transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such Transfer or encumbrance.

32. Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal

32a

Review the Mortgage Loan Documents for provisions that require that the Borrower to be a Single-Purpose Entity (as defined in representation and warranty 32) for at least as long as any Mortgage Loan is outstanding. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32b

Review the Mortgage Loan Schedule for the Cut-off Date Balance of the Mortgage Loan. If the Mortgage Loan had a Cut-off Stated Principal Date Balance in excess of $5 million, review the related Mortgage Loan Documents and the Borrower’s organizational documents for provisions that require the Borrower to be a Single-Purpose Entity. If the provisions exist, it will be a Test pass.

Mortgage Loan Schedule; Mortgage Loan Documents; Borrower’s organizational documents
32c

Review the Mortgage Loan Schedule for the Cut-off Date Balance of the Mortgage Loan. If the Mortgage Loan had a Cut-off Stated Principal Date Balance in excess of $20 million, review the Borrower’s Counsel Opinion regarding non-consolidation of the Borrower. If such an opinion is found, it will be a Test pass.

Mortgage Loan Schedule; Borrower’s Counsel Opinion

33. Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment

33

Review the Mortgage Loan Documents for provisions allowing the Mortgage Loan to be defeased, and if so, whether such Mortgage Loan Documents contain the provisions described in clauses (i) through (vii) of representation and warranty 33. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.	34

Review the Mortgage Loan Documents for an indication that the loan has a fixed interest rate that remains fixed throughout the term of such Mortgage Loan, except in the case of any ARD Loans and situations where default interest is imposed. If such an indication is found, it will be a Test pass.

			Mortgage Loan Documents
35. Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a	35a	Review the appraisal to determine if the Mortgage Loan is secured by a Ground Lease (as defined in representation and warranty 35), in whole or in part. If	Appraisal; Title Policy; Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in so, review the Title Policy and Mortgage Loan Documents for an indication that the related Mortgage does not also encumber the lessor’s fee interest in the Mortgaged Property. If such an indication exists, proceed to Tests 35b through 35q.
35b

Review the Title Policy and Mortgage Loan Documents for an indication that the Ground Lease or memorandum has been recorded or submitted for recordation. If such indication is found, it will be a Test pass.

Title Policy; Mortgage Loan Documents
35c

Review the Ground Lease and any estoppel or other agreement received from the ground lessor for an indication that the interest of the lessee is permitted to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the Mortgage. If such indication is found, it will be a Test pass.

Ground Lease; estoppel or other agreement received from ground lessor
35d

Review the Ground Lease received from the ground lessor for a provision that the Ground Lease may not be amended or modified or canceled or terminated without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File. Review the MS Servicer Notices for an indication of such consent granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any instruments including in the related Mortgage File. If such a provision is found and no indication is found, it will be a Test pass.

Ground Lease; MS Servicer Notices; estoppel or other agreement received from ground lessor
	35e	Review the Ground Lease and any estoppel or other agreement received from the ground lessor for an indication that it has an original term (or an original	Ground Lease; estoppel or other agreement received

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Representations and Warranties		Test	Review Materials

the related Mortgage File;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes). If such an indication is found, it will be a Test pass.

from ground lessor
35f

Review the Title Policy for an indication that the Ground Lease is either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject. If either indication is found, it will be a Test pass.

Title Policy; SNDA
35g

Review the Ground Lease and any estoppel or other agreement received from the ground lessor for an indication that the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder. If such indication is found, it will be a Test pass.

Ground Lease; estoppel
35h

Review the Ground Lease for an indication that in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor. If such indication is found, it will be a Test pass.

Ground Lease
	35i	Review the MS Servicer Notices for notation that the Mortgage Loan Seller has received any written notice of material default under or notice of termination of such	MS Servicer Notices

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Representations and Warranties		Test	Review Materials

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any

Ground Lease. If no such notation is found, it will be a Test pass.
35j

Review the MS Servicer Notices for notation that to the Mortgage Loan Seller’s knowledge, there is a material default under such Ground Lease or condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease. If no such notation is found, it will be a Test pass.

MS Servicer Notices
35k

Review the MS Servicer Notices for a notation that to the Mortgage Loan Seller’s knowledge, such Ground Lease was not in full force and effect as of the Closing Date. If no such notation is found, it will be a Test pass.

MS Servicer Notices
35l

Review the Ground Lease and any ancillary agreement between the lessor and lessee for provisions that the lessor is required to give to the lender written notice of any default, and provide that no notice of default or termination is effective against the lender unless such notice is given to the lender. If such provisions are found, it will be a Test pass.

Ground Lease; ancillary agreement
35m

Review the Ground Lease and Related Documents for provisions that the lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease. If such provisions are found, it will be a Test pass.

Ground Lease and Related Documents
35n

Review the Ground Lease for provisions that impose any commercially unreasonable restrictions on subletting in connection with loans originated for securitization. If no such provisions are found, it will be a Test pass.

Ground Lease

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Representations and Warranties		Test	Review Materials

related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35o

Review the Ground Lease and any estoppel or other agreement received from the ground lessor and the related Mortgage and the Mortgage Loan Documents for an indication that any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (34(k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. If such indications are found, it will be a Test pass.

Ground Lease; estoppel or other agreement received from ground lessor; Mortgage Loan Documents
35p

Review the Ground Lease and any estoppel or other agreement received from ground lessor and the Mortgage Loan Documents for an indication that, in the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. If such an indication is found, it will be a Test pass.

Ground Lease; estoppel or other agreement received from ground lessor; Mortgage Loan Documents
	35q	Review the Ground Lease for provisions that, provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into	Ground Lease

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Representations and Warranties		Test	Review Materials

a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding. If such provisions are found, it will be a Test pass.

36. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.	36

Review the MS Servicer Notices for a notation or other indication of any claims or assertions to the effect that the servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan was not in all material respects legal, or in accordance customary industry standards for servicing of commercial loans for conduit loan programs. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices

37. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in Exhibit D to the Mortgage Loan Purchase Agreement.

	37

Review the MS Servicer Notices for notation to the effect that the origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have not been, in all material respects, legal and as of the date of its origination, such Mortgage Loan, or the origination thereof did not comply in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that representation and warranty 37 does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in Exhibit D to the Mortgage Loan Purchase Agreement. If no such notation is found, it will be a Test pass.

			MS Servicer Notices; Mortgage Loan Purchase Agreement

38. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material

	38a

Review the MS Servicer Notices for notation that (i) the Mortgage Loan has been more than 30 days delinquent, giving effect to any grace or cure period, in making required payments as of the Closing Date, or (ii) the Mortgage Loan was delinquent beyond any applicable grace or cure periods as of the Cut-off Date. If no such notation is found, it will be a Test pass.

			MS Servicer Notices

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default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D to the Mortgage Loan Purchase Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

	38b

Review the MS Servicer Notices for notation of the Mortgage Loan Seller’s knowledge of (a) a material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) an event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property. If no such notation is found, it will be a Test pass.

			MS Servicer Notices
39. Bankruptcy. As of the date of origination of the related Mortgage Loan and, to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.	39

Review the Lexis/Nexis (or comparable search) and the MS Servicer Notices for an indication that a Borrower, guarantor or tenant occupying a single-tenant property was a debtor in, a state or federal bankruptcy, insolvency or similar proceeding. If no such indication or notation is found, it will be a Test pass.

			Lexis/Nexis (or comparable) search; MS Servicer Notices

40. Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

	40a

Review the organizational documents of the Borrower to determine if there are certified copies indicating that the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. If such indication is found, it will be a Test pass.

			Organizational Documents of the Borrower
	40b

Review the MS Servicer Notices to determine if there is any indication that, except with respect to any Mortgage Loan that is a cross-collateralized and Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an affiliate of another Borrower under another Mortgage Loan. If such an indication is found, it will be a Test

			MS Servicer Notices; Prospectus

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Representations and Warranties		Test	Review Materials
pass.

41. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded

41a

Review any ESA (as defined in representation and warranty 41) for indication that it met the ASTM requirements and was conducted by a reputable environmental consultant within 12 months prior to the origination date of the Mortgage Loan (or an update of a previous ESA prepared). If such an indication is found, it will be a Test pass.

ESA
41b

Review the ESA for an indication that it identified (i) the existence of a Recognized Environmental Condition at the related Mortgaged Property or (ii) the need for further investigation with respect to any Environmental Condition that was identified. If no such indication is found, it will be a Test pass.

ESA
41c

Review the ESA for an indication that it identified (i) the existence of a recognized environmental condition at the related Mortgaged Property or (ii) the need for further investigation with respect to any Environmental Condition that was identified. If such an indication is found, the following test procedures (subparts 41c-1 through 41c-6) will be performed. If any of the subparts indications are found, it will be a Test pass.

ESA; Escrow Statements; Mortgage Loan Documents

1. Review escrow statements for an indication that an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the environmental condition has been escrowed by the Borrower and is held by the related Mortgagee.

Escrow statements

2. Review the ESA for an indication that if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air or lead based paint or lead in drinking water, the only

ESA; Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

recommended action in the ESA is the institution of such a plan, and if so, a review of the Mortgage Loan Documents indicates that an operations or maintenance plan has been required to be instituted by the related Borrower that, based on the ESA, can reasonably be expected to mitigate the identified risk.

3. Review any no further action or closure letter from the applicable governmental regulatory authority or a reputable environmental consultant for an indication that any Environmental Condition identified in the ESA was remediated or abated in all material respects prior to the Cut-off Date.

No further action or closure letter regarding Environmental Condition

4. Review the insurance coverage review documents for an indication that a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.

Insurance coverage review documents

5. Review the Mortgage Loan Documents for an indication that a party not related to the Borrower was identified as the responsible party for the Environmental Condition and such responsible party has financial resources considered by the Mortgage Loan Seller to be adequate to address the situation.

Mortgage Loan Documents

6. Review the Mortgage Loan Documents for an indication that a party related to the Borrower having financial resources estimated by the Mortgage Loan Seller to be adequate to address the situation is required to take action.

Mortgage Loan Documents
	41d	Review the MS Servicer Notices for notation of the Mortgage Loan Seller’s knowledge of any environmental condition at the Mortgaged Property	MS Servicer Notices; ESA

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Representations and Warranties		Test	Review Materials
other than any set forth in the ESA or in the Prospectus. If no such notation is found, it will be a Test pass.

42. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

	42a	Review the appraisal to determine if it was dated within 6 months of the Mortgage Loan origination date and within 12 months of the Closing Date. If so determined, it will be a Test pass.	Appraisal
42b

Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser had no interest, direct or indirect, in the Borrower, the Mortgaged Property or any loan made on the security of the Mortgaged Property. If so determined, it will be a Test pass.

Appraisal
42c

Review the appraisal to determine if it signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located, and that the appraiser’s compensation is not affected by the approval or disapproval of the Mortgage Loan. If so determined, it will be a Test pass.

Appraisal
42d

Review the appraisal to determine if it includes documentation in the appraisal or a letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. If so determined, it will be a Test pass.

Appraisal

43. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

43a

Review the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement and compare it to the corresponding information in (i) Annex A to the Prospectus (ii) Mortgage Loan Documents, (iii) PSA, and (iv) asset summary report to determine if there are discrepancies between the documents. If there are no such

Mortgage Loan Schedule; Annex A to Prospectus; Mortgage Loan Documents; Pooling and Servicing Agreement; Asset summary report

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Representations and Warranties		Test	Review Materials
discrepancies, it will be a Test pass.
	43b	Compare the information in the Mortgage Loan Schedule to the requirements of the PSA to determine if they match. If there are no discrepancies, it will be a Test pass.	Mortgage Loan Schedule; PSA
44. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.	44

Review the Mortgage Loan Documents to determine if the Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part. If not so determined, it will be a Test pass.

Mortgage Loan Documents

45. Advance of Funds by Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45a

Review the MS Servicer Notices for a notation or other indication that an advancement of funds after origination had been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Mortgage Loan Documents, or that funds have been received from any person other than the related Borrower or an Affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents). If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
	45b	Review the Mortgage Loan Documents to determine if the Mortgage Loan Seller, or an Affiliate, has an obligation to make any capital contribution to the	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
		Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date. If not so determined, it will be a Test pass.
46. Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.	46

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not comply with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of any Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices

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EXHIBIT JJ-2

JPMCB ASSET REVIEW PROCEDURES

Pursuant to the terms and subject to the conditions set forth in the Pooling and Servicing Agreement (“PSA”), the Asset Representations Reviewer (“Asset Representations Reviewer”) shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller only with respect to each Delinquent Loan in accordance with the procedures set forth below (each such procedure, a “Test”); provided, however, the Asset Representations Reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials described in this Exhibit JJ if, and only to the extent, the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Capitalized terms used herein but not defined herein have the meaning set forth in the PSA or, solely with respect to a representation and warranty, the meaning set forth in the related mortgage loan purchase agreement where JPMCB is the Seller (the “JPMCB Mortgage Loan Purchase Agreement”). For the avoidance of doubt, in connection with the performance of the following Tests:

(A)	With respect to any representation and warranty that includes a knowledge qualifier (e.g., to the Mortgage Loan Seller’s knowledge, etc.), the Asset Representations Reviewer shall not be responsible for any investigation or review beyond that set forth in the applicable Test related to such representation and warranty;

(B)	With respect to any representation and warranty that includes the examination of an insurance policy or Title Policy, the Asset Representations Reviewer will be permitted to engage a qualified consultant to perform a review of the applicable policy, and will be allowed to rely upon the conclusions of the consultant when making a determination as to whether there is a Test pass.

(C)	The Asset Representations Reviewer shall be under no duty to provide or obtain a legal opinion, legal review or legal conclusion;

(D)	Unless otherwise provided in the Test, the “as of” date for the testing of a representation is as of the Closing Date;

(E)	Unless otherwise provided in the Test, if there is more than one version of the same document with respect to a particular Mortgage Loan or Mortgaged Property, the document that will be used by the Asset Representations Reviewer in testing is the document that is dated as of the Closing Date or, if none, the document closest prior to the Closing Date;

(F)	With respect to each representation and warranty and its related Test(s), the Asset Representations Reviewer shall take into account any exceptions to such representation and warranty described in the JPMCB Mortgage Loan Purchase Agreement with respect to a Mortgage Loan, and a Test pass shall be deemed to have occurred with respect to

JJ-2-1

such Test if the sole reason for not satisfying the applicable Test is caused by such exception(s);

(G)	Evidence of a failure of a Test could result from (i) an affirmative determination by the Asset Representations Reviewer that the Test failed to achieve a Test pass, or (ii) a determination by the Asset Representations Reviewer that the documentation included in the Review Materials (after making such request for any missing documents in the manner provided for in the PSA) is not sufficient to perform the Test; and

(H)	A determination by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller.

The Asset Representations Reviewer will only be required to perform the Tests described in this Exhibit JJ, and will not be obligated to perform additional procedures on any Delinquent Loan, even if a different set of procedures or Review Materials could produce a different outcome. Notwithstanding the required Tests, the Asset Representations Reviewer will not be required to review any information other than (1) Review Materials specified in the related Test and (2) if applicable, Unsolicited Information. The Asset Representations Reviewer may, but is under no obligation to, consider Unsolicited Information relevant to the Tests subject to the terms of the PSA. If the Asset Representations Reviewer considers Unsolicited Information, the Asset Representations Reviewer shall take into account such Unsolicited Information, in addition to the Review Materials referred to in the applicable Test(s) procedure when making a determination as to whether there is a Test pass.

JJ-2-2

Representations and Warranties		Test	Review Materials
1. Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.	1	Review the Servicing File to determine if it includes a signed custodian certification that does not contain any exceptions reported. If so determined, it will be a Test pass.	Servicing File; Custodian certification

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the other Securitization), participation (other than with respect to any JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full

	2a

Except with regard to each JPMCB Mortgage Loan that is part of a Whole Loan, review the amounts listed on the original Mortgage Note and Mortgage to determine if they match the amounts listed on the Mortgage Loan Schedule. If the amounts are the same, then such JPMCB Mortgage Loan would be considered a whole loan. If there is more than one property then the Mortgage for each property would need to be aggregated. If so determined, it will be a Test pass.

			Mortgage Note; Mortgage; Mortgage Loan Schedule
	2b

If the JPMCB Mortgage Loan is a Serviced Mortgage Loan or Non-Serviced Mortgage Loan, review the Mortgage(s), Mortgage Note, loan agreement related to the JPMCB Mortgage Loan (“Loan Agreement”), JPMCB Mortgage Loan guaranty, Assignment of Leases, and Environmental Indemnification Agreement (collectively, the “Mortgage Loan Documents”) or intercreditor agreement to determine if it is a senior portion (or a pari passu portion of a senior portion) of a whole Mortgage Loan. If so determined, it will be a Test pass.

			JPMCB Mortgage Loan Documents; Intercreditor agreement
	2c

Review any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan (collectively, the “MS Servicer Notices”) for a notation or other indication of any claim or assertion regarding the Mortgage Loan Seller not having good and marketable title to, or not being the sole owner of, the JPMCB Mortgage Loan, free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among Mortgage Noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject

			MS Servicer Notices

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Representations and Warranties		Test	Review Materials

right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller). If such a notation or other indication is not found, it will be a Test pass.
2d

Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding the Mortgage Loan Seller not having the full right and authority to sell, assign and transfer the JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
2e

Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding the assignment to the Depositor not constituting a legal, valid and binding assignment of such JPMCB Mortgage Loan as described in the last sentence of representation and warranty 2. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights

3a

Review the opinion of Borrower’s counsel (“Borrower’s Counsel Opinion”) to determine if it contains language indicating that the related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as specified in representation and warranty 3. If so determined, it will be a Test pass.

Borrower’s Counsel Opinion

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Representations and Warranties		Test	Review Materials

generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

	3b

Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding rights of offset, defenses, counterclaims or rights of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, except with respect to any Insolvency Qualifications. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices
4. Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.	4

Review the Mortgage Loan Documents and Borrower’s Counsel Opinion to determine if the Mortgage Loan Documents contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications. If so determined, it will be a Test pass.

			Mortgage Loan Documents; Borrower’s Counsel Opinion

5.    Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Borrower and franchisor of such

	5a

Review the appraisals to determine if any of the properties are specifically identified as hospitality properties. If so, review the Mortgage File to determine if there exists a franchise agreement and executed comfort letter or other similar agreement signed by the Borrower and franchisor

			Appraisal; franchise agreement; Comfort letter or similar agreement signed by or from such

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Representations and Warranties		Test	Review Materials

property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

		that is enforceable by the trust against such franchisor, either directly or as an assignee of the originator. If so determined with respect to each part of the Test, it will be a Test pass.	franchisor
5b

If the appraisals specifically identify any Mortgaged Properties as hospitality properties, review the security agreement for each Mortgaged Property to determine if there are provisions related to creating a security interest in the revenues of such property. Also, review the Mortgage File to determine if there exist filed copies (bearing evidence of filing) or evidence of filing of any related UCC financing statements, related amendments and continuation statements. If so determined with respect to each part of this Test, it will be a Test pass.

UCC filing; Appraisal; Mortgage File

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Borrower nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since March 8, 2019.

6a

Review the Mortgage Loan Documents and MS Servicer Notices to determine if the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect, except by written instruments set forth in the related Mortgage File. If not so determined, it will be a Test pass.

Mortgage Loan Documents; MS Servicer Notices
6b

Review the MS Servicer Notices and Mortgage Loan Documents to determine if a related mortgaged property, or any portion thereof, has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property. If not so determined, it will be a Test pass.

MS Servicer Notices; Mortgage Loan Documents
6c

Review the MS Servicer Notices for a notation or other indication that either the Borrower or Guarantor has been released from its obligations under any JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
	6d	Review the Mortgage Loan Documents and MS Servicer	Mortgage Loan

JJ-2-6

Representations and Warranties		Test	Review Materials
		Notices to determine if the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect since March 8, 2019. If not so determined, it will be a Test pass.	Documents; MS Servicer Notices

7.   Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on

7a

Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding any endorsement and assignment of Mortgage and Assignment of Leases not constituting a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, subject to the Insolvency Qualifications. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
7b

Review the Mortgage for each property and the Assignment of Leases for each property for provisions to the effect that the related Mortgage and Assignment of Leases is not freely assignable without the consent of the related Borrower. If no such provision is found, it will be a Test pass.

Mortgage; Assignment of Leases
7c

Review the title policy (as defined in representation and warranty 8, the “Title Policy”) to determine if the Mortgage is a first lien on the Borrower’s interest in the Mortgaged Property. Compare the amount of the Title Policy to the principal amount of the JPMCB Mortgage Loan or allocated loan amount to determine they are equivalent. If each such determination is made, it will be a Test pass.

Title Policy
7d

Review the Title Policy to determine if the Mortgaged Property was free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances. If so determined, it will be a Test pass.

Title Policy
7e

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Cut-off Date, the Mortgage Loan Seller had knowledge that the Mortgaged Property was not free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other

MS Servicer Notices

JJ-2-7

Representations and Warranties		Test	Review Materials

property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in representation and warranty 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

recorded encumbrances. If such a notation or other indication is not found, it will be a Test pass.
7f

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, subject to the rights of tenants, there are rights existing which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
7g

Review the Title Policy to determine if any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in representation and warranty 11 below. The foregoing excludes the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of a UCC financing statements is required in order to effect such perfection. If so determined, it will be a Test pass.

Title Policy
7h

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not have good and marketable title free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
7i

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller was not the sole owner of any JPMCB Mortgage Loan, or that the JPMCB Mortgage Loan was not free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be

MS Servicer Notices

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Representations and Warranties		Test	Review Materials
a Test pass.
7j

Review the MS Servicer Notices for a notation or other indication of claim or assertion that the assignment did not validly and effectively transfer and convey all legal and beneficial ownership of any JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such

8a

Review the Title Policy to determine if it is an American Land Title Association loan title insurance policy or another comparable form of loan title insurance policy approved for use in the applicable jurisdiction. Review to determine if the amount of the policy covers the amount of the JPMCB Mortgage Loan, or for multiple properties, an amount equal to the allocated loan amount after all advances of principal. If so determined with respect to each part of this Test, it will be a Test pass.

Title Policy; Mortgage Loan Documents
	8b	Review the Title Policy to determine if the first-priority lien of the Mortgage is subject only to Permitted Encumbrances. If so determined, it will be a Test pass.	Title Policy
8c

Review the Title Policy to determine if any Permitted Encumbrance is a mortgage lien that is senior to or coordinate and co-equal to the lien of the related Mortgage, other than as contemplated by item (f) in the definition of Permitted Encumbrances. If not so determined, it will be a Test pass.

Title Policy
8d

Review the Title Policy and MS Servicer Notices for a notation or other indication that the coverage is not in full force and effect, that all premiums thereon have not been paid or that claims have been made by any Mortgage Loan Seller. If no such notation or other indication is found, it will be a Test pass.

Title Policy; MS Servicer Notices
	8e	Review the MS Servicer Notices for a notation or other	MS Servicer Notices

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Representations and Warranties		Test	Review Materials

Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

indication that the Mortgage Loan Seller, or any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such policy. If such a notation or other indication is not found, it will be a Test pass.
8f

Review the Title Policy to determine if the Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage. If so determined, it will be a Test pass.

Title Policy
8g

Review the Title Policy to determine if the Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. If so determined, it will be a Test pass.

Title Policy

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the

	9a	Review the Title Policy to determine if there is any subordinate mortgage or junior lien encumbering the Mortgaged Property. If not so determined, it will be a Test pass.	Title Policy

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Representations and Warranties		Test	Review Materials
related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower.	9b

Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

10.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first- priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

10a

Review the Mortgage File to determine if an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) is in the Mortgage File. If so determined, it will be a Test pass.

Mortgage File; Mortgage; Assignment of Leases
10b

Review the Title Policy to determine if the Mortgage, or any related Assignment of Leases, has been recorded, and creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; and to determine that no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. If so determined with respect to each part of this Test, it will be a Test pass.

Title Policy
10c

Review the Title Policy to determine if any person other than the Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. If not so determined, it will be a Test pass.

Title Policy
10d

Review the Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) to determine if the Mortgage, or related Assignment of Leases, provides that upon an event of default under the JPMCB

Mortgage; Assignment of Leases

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Representations and Warranties		Test	Review Materials
Mortgage Loan, a receiver is to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee. If so determined, it will be a Test pass.

11.    Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

11a

Review the MS Servicer Notices for a notation or other indication of inappropriately filed or nonexistent UCC-1 financing statements. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
11b

Review the MS Servicer Notices for notation or other indication that the UCC-1 and UCC-3 statements were not in suitable form for filing. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

12.   Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any

12a

Review the engineering report or property condition assessment in the Mortgage File to determine if it is dated within four months of the origination date, and within twelve months of the Cut-off Date. If so determined, it will be a Test pass.

Engineering report; Property condition assessment
12b

Review the engineering report or property condition assessment in the Mortgage File to determine if it was dated no more than 12 months prior to the Cut-off Date. Review the engineering report to confirm that all building systems for the improvements of each Mortgaged Property being in good working order, and free of material damage. If so determined with respect to each part of the Test, it will be a Test pass.

Engineering report; Property condition assessment
	12c	Review the engineering report or property condition	Engineering report;

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Representations and Warranties		Test	Review Materials

material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

		assessment in the Mortgage File dated no more than 12 months prior to the Cut-off Date to determine if it provides that each related Mortgaged Property is free of structural defects, except to the extent: (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. If so determined, it will be a Test pass.	Property condition assessment
12d

Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believed would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the most recently dated engineering report and those addressed in sub-clauses (i), (ii) and (iii) of representation and warranty 12. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

13.  Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off

13a

Review the MS Servicer Notices for a notation or other indication that all taxes and governmental assessments and other outstanding governmental charges due with respect to the Mortgaged Property securing a JPMCB Mortgage Loan (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) as of the Closing Date have been paid, and if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges were not covered by an escrow of funds or

MS Servicer Notices

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Representations and Warranties		Test	Review Materials

Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

		other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. If such a notation or other indication is not found, it will be a Test pass.
	13b

Review the MS Servicer Notices for a notation or other indication that all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) were current as of the Closing Date. If such a notation or other indication is found, it will be a Test pass.

			MS Servicer Notices
14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.	14

Review the MS Servicer Notices for a notation or other indication of any proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property as of the origination date, or for a notation or other indication that the Mortgage Loan Seller had knowledge as of the Closing Date of any such proceeding. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices

15.  Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such

	15a

Review the Mortgage Loan Documents, the Borrower’s Counsel Opinion and the MS Servicer Notices for an indication of pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property that existed on the origination date, and review the Diligence File and the MS Servicer Notices to determine if the Mortgage Loan Seller’s had knowledge of same as of the Closing Date. If such an indication is not found with respect to each part of this Test, it will be a Test pass.

			Mortgage Loan Documents; Borrower’s Counsel Opinion; MS Servicer Notices; Diligence File
	15b

Based on the MS Servicer Notices, determine if an adverse outcome of any such pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property would adversely affect the matters set forth in clauses (a)-(h) of representation and warranty 15.

			MS Servicer Notices

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Representations and Warranties		Test	Review Materials
JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.		If any such adverse outcome would not adversely affect the matters set forth in clauses (a)-(h) of representation and warranty 15, it will be a Test pass.

16.  Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the depositor or servicer for the other Securitization Trust) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

16a

Review the MS Servicer Notices for a notation or other indication of any escrow deposits and payments required pursuant to the JPMCB Mortgage Loan not in the servicer’s possession or control. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
16b

Review the Servicing File and the MS Servicer Notices to determine if all escrows and deposits required pursuant to the JPMCB Mortgage Loan have been conveyed to the depositor or its servicer (or, with respect to any Non- Serviced JPMCB Mortgage Loan, to the depositor or servicer for the other Securitization Trust). If so determined, it will be a Test pass.

Servicing File; MS Servicer Notices
16c

Review the Servicing File and the MS Servicer Notices for a notation or other indication that the requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose on or before the Closing Date have not been complied with in all material respects. If such a notation or other indication is not found, it will be a Test pass.

Servicing File; MS Servicer Notices
16d

Review the Servicing File and the MS Servicer Notices to determine if an escrow release has been made that was not in accordance with the terms of the Mortgage Loan Documents. If not so determined, it will be a Test pass.

Servicing File; MS Servicer Notices

17.  No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in

17a

Review the Mortgage Loan Schedule, Loan Agreement, Mortgage Note and origination settlement statement to determine if the principal amount of the JPMCB Mortgage Loan was fully disbursed as of the Closing Date. If so determined, it will be a Test pass.

Mortgage Loan Schedule; Loan Agreement; Mortgage Note; Origination settlement statement

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Representations and Warranties		Test	Review Materials
escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).	17b	Review the Mortgage Loan Documents to determine if there is no requirement for future advances by the lender. If so determined, it will be a Test pass.	Mortgage Loan Documents

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims- paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a

18a

Review the insurance consultant report to determine if it shows that the Mortgaged Property is insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the Mortgage Loan Documents and the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of any JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the Mortgaged Property. If so determined, it will be a Test pass.

Insurance Consultant Report
	18b	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 18a above. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
18c

Review the Mortgage Loan Documents for provisions requiring business interruption or rental loss insurance that (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to a JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by certain cases, an amount sufficient to cover the period set forth in clause (i) above) during restoration. If such provisions are found, it will be a Test pass.
18d

Review the Mortgage Loan Documents to determine if any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating Mortgage Loans for securitization. If so determined, it will be a Test pass.

Mortgage Loan Documents
18e

Review the insurance consultant report to determine if windstorm and/or windstorm related perils and/or “named storms” are excluded from coverage. If so, review Diligence File to determine if the property is covered by a windstorm insurance policy covering damage from windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, which policy is issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements. If so determined with respect to each part of this Test, it will be a Test pass.

Insurance Consultant Report; Diligence File
18f

Review the insurance consultant report dated before the Cut-off Date to determine if it covers the property and is issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property

Insurance Consultant Report

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Representations and Warranties		Test	Review Materials

the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by any Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. If so determined, it will be a Test pass.
18g

Review the property condition assessment to determine if the properties are located in a seismic zone 3 or 4. If such indication is found, review the seismic engineering study to determine if it has been performed by an architectural or engineering consultant, for the sole purpose of assessing the PML for the Mortgaged Property in the event of an earthquake, based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If so determined, it will be a Test pass.

Property condition assessment; Seismic engineering study
18h

Review the most recent seismic engineering study or Insurance Consultant Report to determine if the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, and if so, review to determine if earthquake insurance on such Mortgaged Property was obtained. If so determined, determine if the insurer is rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings. The insurance amount should be not less than 100% of the PML or the equivalent. If so determined, the ratings are adequate, and the insurance amount is not less than 100% of the PML or the equivalent, it will be a Test pass.

Seismic engineering study; Insurance Consultant Report
18i

Review the Mortgage Loan Documents for provisions requiring that insurance proceeds in respect of a property loss be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon. If such provisions are found, it will be a Test pass.

18j

Review the MS Servicer Notices for a notation or other indication that insurance premiums were not current as of the Cut-off Date. If no such a notation or other indication is found, it will be a Test pass.

MS Servicer Notices
18k

Review the insurance consultant report to determine if the insurance policies name the lender under any JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. If so determined, it will be a Test pass.

Insurance Consultant Report
	18l	Review the insurance consultant report to determine if the insurance will inure to the benefit of the trustee. If so determined, it will be a Test pass.	Insurance Consultant Report
18m

Review the Mortgage Loan Documents to determine if any JPMCB Mortgage Loan obligates the Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. If so determined, it will be a Test pass.

Mortgage Loan Documents
18n

Review the insurance consultant report to determine if the insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium. If so determined, it will be a Test pass.

Insurance Consultant Report

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Representations and Warranties		Test	Review Materials
18o

Review the MS Servicer Notices for a notation or other indication that any notice described in Test 18n may have been received by the Mortgage Loan Seller. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices

19.   Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

19a

Review the zoning report to determine if each Mortgaged Property is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road. If so determined, it will be a Test pass.

Zoning report
19b

Review the zoning report to determine if each Mortgaged Property is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property. If so determined, it will be a Test pass.

Zoning report
19c

Review the Title Policy to determine if each Mortgaged Property constitutes one or more separate tax parcels and do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the most recently dated Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case any JPMCB Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created. If so determined, it will be a Test pass.

Title Policy

20.    No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a

20a

Review the survey and Title Policy to determine if all material improvements that were included for the purpose of determining the appraised value of the Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related

Survey; Title Policy

JJ-2-20

Representations and Warranties		Test	Review Materials

“marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

		Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the most recently dated Title Policy. If so determined, it will be a Test pass.
	20b

Review the survey and Title Policy to determine if there exist improvements on adjoining parcels that encroach onto the Mortgaged Property that could materially and adversely affect the value or current use of such Mortgaged Property, which are not insured by applicable provisions of the most recently dated Title Policy. If not so determined, it will be a Test pass.

			Survey; Title Policy
	20c

Review the survey or Title Policy to determine if there exist improvements that encroach upon any easements and the removal of such encroachments could materially and adversely affect the value or current use of such Mortgaged Property and are not insured by applicable provisions of the most recently dated Title Policy. If not so determined, it will be a Test pass.

			Survey; Title Policy
21. No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.	21

Review the Mortgage Loan Documents for any shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation provision. If no such provision or feature found with respect to each part of this Test, it will be a Test pass.

			Mortgage Loan Documents

22. REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Borrower at origination did not exceed

	22a

Review the origination settlement statement and Mortgage Note to determine if the proceeds advanced by the lender did not exceed the stated principal amount of the Mortgage Note. If so determined, it will be a Test pass.

			Origination settlement statement; Mortgage Note
	22b	Review the most recent appraisal and Mortgage Loan Documents to determine if (a) the JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property	Appraisal; Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub- clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date such JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the initial principal amount of any JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the outstanding principal amount of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes of clauses (i) and (ii) above, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to such JPMCB Mortgage Loan and (B) a proportionate amount of any lien that is in parity with such JPMCB Mortgage Loan or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If so determined, it will be a Test pass.

22c

Review the MS Servicer Notices for an indication or other notation that the Loan was modified prior to the Closing Date, and if so, if the modification was made as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or (y) satisfies the provisions of either sub- clause (B)(i) in the first sentence of representation and warranty 22 (substituting the date of the last such modification for the date any JPMCB Mortgage Loan was originated) or sub-clause (B)(ii) in the first sentence of representation and warranty 22, including the proviso thereto. If there were any such modifications, and such a notation or other indication is found, it will be a Test pass.

MS Servicer Notices
	22d	Review the MS Servicer Notices for a notation or other	MS Servicer Notices

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Representations and Warranties		Test	Review Materials
indication of any claim or assertion to the effect that the prepayment premium and yield maintenance charges applicable to any JPMCB Mortgage Loan do not constitute “customary prepayment penalties”. If such a notation or other indication is not found, it will be a Test pass.

23. Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

23a

Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the terms of the JPMCB Mortgage Loan do not comply with applicable local, state, and federal laws in any material respect. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
23b

Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that any material requirements pertaining to the origination of any JPMCB Mortgage Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law have not been complied with. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
	23c	Review the Loan Agreement to determine if it provides that the JPMCB Mortgage Loan complied with usury laws. If so determined, it will be a Test pass.	Loan Agreement
24. Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.	24

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that as of the date that the Mortgage Loan Seller or any prior lender held the Mortgage Note, each such holder of the Mortgage Note was not authorized to transact or do business in the jurisdiction in which each Mortgaged Property is located. If such a notation or other indication is found, determine whether the failure to be so authorized could not materially and adversely affect the enforceability of such JPMCB Mortgage Loan. If so determined, it will be a Test pass.

MS Servicer Notices
25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified	25a	Review the Mortgage Loan Documents to determine if a trustee is appointed. If so determined, it will be a Test pass.	Mortgage Loan Documents

JJ-2-23

Representations and Warranties		Test	Review Materials

under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Borrower.

25b

Review the Mortgage Loan Documents for an indication that, except in connection with a trustee’s sale after a default by the Borrower or in connection with any full or partial release of the Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Borrower. If so determined, it will be a Test pass.

Mortgage Loan Documents

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the

26a

Review the zoning report to determine if the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable Zoning Regulations governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure. If so determined, it will be a Test pass.

Zoning report
26b

Review the zoning report to determine if any non- conformity with zoning laws constitutes a legal non- conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. If so determined, it will be a Test pass.

Zoning report
26c

Review the Mortgage Loan Documents for provisions to the effect that, in the event of casualty or destruction, the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents
26d

If the zoning report indicates that all or any part of the Mortgaged Property do not comply with zoning laws, review the insurance consultant report to determine if law and ordinance coverage was obtained prior to the Closing Date that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations. If not so determined, review the Title Policy to determine if it

Zoning report; Insurance Consultant Report

JJ-2-24

Representations and Warranties		Test	Review Materials

inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

insures over such nonconformity. If so determined, it will be a Test pass.

27.  Licenses and Permits. Each Borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

27a

Review the Mortgage Loan Documents to determine if the Borrower has covenanted to keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect. If so determined, it will be a Test pass.

Mortgage Loan Documents
27b

Review the Mortgage Loan Documents and the MS Servicer Notices for a notation or other indication that (a) the Mortgage Loan Seller had knowledge that any licenses, permits, franchises, certificates of occupancy, consents, or other approvals necessary for the operation of the Mortgaged Property are not in effect, and (b) the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy could materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination. If such a notation or other indication is not found, it will be a Test pass.

Mortgage Loan Documents; MS Servicer Notices
27c

Review the Mortgage Loan Documents for provisions requiring the Borrower to be qualified to do business in the jurisdiction in which the Mortgaged Property is located, and in compliance in all material respects with all regulations, zoning and building laws. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

28. Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated

28a

Review the Mortgage Loan Documents for provisions permitting full recourse to the Borrower and guarantor in connection with the events or circumstances set forth in clauses (a)(i) through (a)(iii) of representation and warranty 28. If such provisions are found, it will be a Test pass.

Mortgage Loan Documents

JJ-2-25

Representations and Warranties		Test	Review Materials

with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of either the Mortgaged Property or equity interests in Borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents.

28b

Review the Mortgage Loan Documents to determine if there exist provisions permitting recourse against the Borrower and guarantor in connection with the events or circumstances set forth in clauses (b)(i) through (b)(v) of representation and warranty 28. If so determined, it will be a Test pass.

Mortgage Loan Documents

29.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release,

29a

Review the Mortgage Loan Documents to determine if the only conditions under which a property may be released during the life of the loan are as set forth in clauses (a) through (e) of the first sentence of representation and

Mortgage Loan Documents

JJ-2-26

Representations and Warranties		Test	Review Materials
accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in representation and warranty 34 below, (d) releases of out- parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with, the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or Whole Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by		warranty 29. If so determined, it will be a Test pass.
29b

Review the Mortgage Loan Documents to determine if any partial release described in clauses (a) or (d) of the first sentence of representation and warranty 29 (i) for JPMCB Mortgage Loans originated on or before December 6, 2010, is pursuant to a unilateral option of the Borrower within the meaning of Treasury Regulations Section 1.1001-3 or (ii) for JPMCB Mortgage Loans originated after December 6, 2010, is prohibited if the ratio of the value of the remaining Mortgaged Property to the outstanding principal amount of the JPMCB Mortgage Loan or Whole Loan, as applicable, is less than 80% (based solely on the value of the real property securing such JPMCB Mortgage Loan) without a “qualified paydown” as such term is defined in Revenue Procedure 2010-30. If so determined, it will be a Test pass.

Mortgage Loan Documents
29c

Review the Mortgage Loan Documents to determine if there are provisions that provide that, for any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien

Mortgage Loan Documents

JJ-2-27

Representations and Warranties		Test	Review Materials

the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan. If so determined, it will be a Test pass.
29d

Review the Mortgage Loan Documents to determine if, for any JPMCB Mortgage Loan originated after December 6, 2010 and is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan, the JPMCB Mortgage Loan does not permit the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, if the ratio of the value of the remaining Mortgaged Property to the outstanding principal amount of the JPMCB Mortgage Loan or Whole Loan, as applicable, is less than 80% (based solely on the value of the real property securing such JPMCB Mortgage Loan) without a “qualified paydown” as such term is defined in Revenue Procedure 2010-30. If so determined, it will be a Test pass.

Mortgage Loan Documents

30. Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for

30a

Review the Mortgage Loan Documents to determine if they require the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements. If so determined, it will be a Test pass.

Mortgage Loan Documents

JJ-2-28

Representations and Warranties		Test	Review Materials

properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

30b

Review the Mortgage Loan Documents to determine if they require the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent. If so determined, it will be a Test pass.

Mortgage Loan Documents
30c

Review the Mortgage Loan Documents to determine if there is more than one Borrower with respect to the JPMCB Mortgage Loan, and if so determined, review to determine if the annual financial statements for each are required to be in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis. If so determined with respect to each part of this Test, it will be a Test pass.

Mortgage Loan Documents
30d

Review the Mortgage Loan Documents to determine if the original principal balance was greater than $50 million, and if so, review the Mortgage Loan Documents to determine if the annual financial statements are required to be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage. If so determined, it will be a Test pass.

Mortgage Loan Documents

31.  Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if

31a

Review the Mortgage Loan Documents to determine if the original principal balance was greater than $20 million. If so determined, review the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) to determine if they do not specifically exclude acts of terrorism from coverage, or if they do, there exists in the Diligence File a separate terrorism insurance policy related to the Mortgaged Property. If so determined, it will be a Test pass.

Mortgage Loan Documents; Insurance Policies; Diligence File

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Representations and Warranties		Test	Review Materials

such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

31b

Review the Mortgage Loan Documents to determine if the original principal balance was $20 million or less at origination. If so, review the related special all-risk insurance policy and business interruption policy to determine if they do not, as of the date of origination of the JPMCB Mortgage Loan, specifically exclude acts of terrorism, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. If so determined with respect to each part of this Test, it will be a Test pass.

Mortgage Loan Documents; Insurance Policy
31c

Review the insurance policy to determine if, as of the Cut- off Date, the related special all-risk insurance policy and business interruption policy specifically excluded acts of terrorism from coverage, and if such coverage is excluded, the related Mortgaged Property was not covered by a separate terrorism insurance policy. If not so determined, it will be a Test pass

Mortgage Loan Documents; Insurance Policy
31d

Review the Mortgage Loan Documents to determine if they expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms. If not so determined, it will be a Test pass.

Mortgage Loan Documents

32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment

32a

Review the Mortgage Loan Documents to determine if there are “due-on-sale” or other such provisions for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan in the circumstances described in the first sentence of representation and warranty 32. If so determined, it will be a Test pass.

Mortgage Loan Documents
32b

Review the Mortgage Loan Documents to determine if there are provisions that require that if Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and

Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of representations and warranties 29 and 34, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any JPMCB Mortgage Loan that is cross- collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

expenses incurred by the Mortgagee relative to such transfer or encumbrance. If so determined, it will be a Test pass.
33. Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at	33a	Review the Mortgage Loan Documents to determine if they require that the Borrower to be a Single-Purpose Entity (as	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Borrower with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

		defined in representation and warranty 33) for at least as long as any JPMCB Mortgage Loan is outstanding. If so determined, it will be a Test pass.
	33b

Examine the JPMCB Mortgage Loan Purchase Agreement or the PSA for the Cut-off Date Balance of the JPMCB Mortgage Loan. If the JPMCB Mortgage Loan had a Cut- off Date Balance in excess of $5 million, review the Mortgage Loan Documents and the Borrower’s organizational documents to determine if they require that the Borrower is a Single-Purpose Entity and that the Borrower organization documents show as such. If so determined, it will be a Test pass.

			Mortgage Loan Documents; JPMCB Mortgage Loan Purchase Agreement; PSA; Borrower’s organizational documents
	33c

Review the JPMCB Mortgage Loan Purchase Agreement or the PSA for Closing Date balances, and with respect to JPMCB Mortgage Loans with a Cut-off Date Balance of $20 million, review the Borrower’s Counsel Opinion for an opinion regarding non-consolidation of the Borrower. If such an opinion is found, it will be a Test pass.

			JPMCB Mortgage Loan Purchase Agreement; PSA; Borrower’s Counsel Opinion
34. Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified	34

Review the Mortgage Loan Documents to determine if there are provisions allowing the JPMCB Mortgage Loan to be defeased, and if so, whether such Mortgage Loan Documents contain the provisions described in clauses (i) through (viii) of representation and warranty 34. If so

			Mortgage Loan Documents

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Representations and Warranties	Test	Review Materials
in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single- Purpose Entity; (vii) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees	determined, it will be a Test pass.

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Representations and Warranties		Test	Review Materials
and opinions of counsel.
35. Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.	35

Review the Mortgage Note or Loan Agreement to determine if there are provisions requiring that the loan has a fixed interest rate that remains fixed throughout the term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed. If so determined, it will be a Test pass.

			Mortgage Note; Loan Agreement

36. Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A) The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s

	36a

Review the appraisal to determine if the Loan is secured by a Ground Lease (as defined in representation and warranty 36). If so, review the Title Policy and Mortgage Loan Documents to determine if the related Mortgage does not also encumber the lessor’s fee interest in the Mortgaged Property. If so determined, it will be a Test pass.

			Appraisal; Mortgage Loan Documents
	36b	Review the Title Policy and Mortgage Loan Documents to determine if the Ground Lease or memorandum has been recorded or submitted for recordation. If so determined, it will be a Test pass.	Title Policy; Mortgage Loan Documents
	36c

Review the Ground Lease and the ground lessor’s estoppel (or other agreement of the ground lessor) to determine if the interest of the lessee is permitted to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the Mortgage. If so determined, it will be a Test pass.

			Ground Lease; Ground lessor’s estoppel
	36d

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Closing Date, there was any material change in the terms of any Ground Lease since its recordation. If such a notation or other indication is not found, it will be a Test pass.

If such a notation or other indication is found, review the Mortgage File to determine if the modification agreement or instrument is in the Mortgage File. If so determined, it will be a Test pass.

			MS Servicer Notices; Mortgage File

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Representations and Warranties		Test	Review Materials

knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)  The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)  The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)  The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)  The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without

36e

Review the Ground Lease and Ground lessor’s estoppel to determine if the lessor has agreed that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns. If so determined, it will be a Test pass.

Ground Lease; Estoppel (or other agreement of the ground lessor)
36f

Review the Ground Lease to determine if it has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes). If so determined, it will be a Test pass.

Ground Lease; Estoppel
36g

Review the Title Policy to determine if the Ground Lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances. If so determined, it will be a Test pass.

Title Policy
36h

Review the Ground Lease and any estoppel (or other agreement of the ground lessor) to determine if the Ground Lease does not place restrictions on the identity of the Mortgagee, as determined by the Asset Representations Reviewer. If so determined, it will be a Test pass.

Ground Lease; Estoppel (or other agreement of the ground lessor)
36i

Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the Ground Lease is assignable to the holder of any JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor, and in the event of such assignment, it is further assignable

Ground Lease; Estoppel (or other agreement of the ground lessor)

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Representations and Warranties		Test	Review Materials

the consent of the lessor;

(F)  The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)  The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)  Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the by the holder of any JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor. If so determined, it will be a Test pass.
36j

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller has received any written notice of default under or notice of termination of such Ground Lease. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
36k

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller had knowledge as of the Closing Date that there was a default under such Ground Lease or there existed any condition that, but for the passage of time or giving notice, would result in a default under the terms of such Ground Lease. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
36l

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Ground Lease was not in full force and effect as of the Closing Date. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
36m

Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the lessor is required to give to the lender written notice of any default, and provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel. If so determined, it will be a Test pass.

Ground Lease; Estoppel (or other agreement of the ground lessor)
36n

Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the lender is permitted an opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any

Ground Lease; estoppel (or other agreement of the ground lessor)

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Representations and Warranties		Test	Review Materials

related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(K) In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(L) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease. If so determined, it will be a Test pass.
	36o	Review the Ground Lease to determine if it does not impose any unreasonable restrictions on subletting. If so determined, it will be a Test pass.	Ground Lease
36p

Review the Ground Lease, estoppel (or other agreement of the ground lessor), and Mortgage Loan Documents to determine if there are provisions that any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) are required to be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest. If so determined, it will be a Test pass.

Ground Lease; Estoppel (or other agreement of the ground lessor); Mortgage Loan Documents
36q

Review the Ground Lease, estoppel (or other agreement of the ground lessor), and Mortgage Loan Documents to determine if, in the case of a total or substantial taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of any JPMCB Mortgage Loan, together with any accrued interest. If so determined,

Ground Lease; Estoppel (or other agreement of the ground lessor); Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
		it will be a Test pass.
	36r

Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided that the lender cures any defaults which are susceptible to being cured. If so determined, it will be a Test pass.

			Ground Lease; Estoppel (or other agreement of the ground lessor)
37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.	37

Review the MS Servicer Notices for a notation or other indication of any claims or assertions to the effect that the servicing and collection practices used by the Mortgage Loan Seller in respect of the JPMCB Mortgage Loan did not comply in all material respects with all applicable laws and regulations or was not in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices

38. ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the Mortgage Loan’s interest rate will

	38a

Review the Mortgage Loan Schedule to identify if the JPMCB Mortgage Loan is an ARD Loan. If so, proceed to remaining tests. If not an ARD loan, it will be a Test pass for representation and warranty 38.

			Mortgage Loan Schedule, Mortgage Loan Documents
	38b

Review the Mortgage Loan Documents to determine if there are provisions requiring the ARD Loan to start to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. If provisions are found, it will be a Test pass.

			Mortgage Loan Schedule, Mortgage Loan Documents
	38c	Review the JPMCB Mortgage Loan Documents to determine if the ARD Loan has an Anticipated Repayment Date of not less than five years following the origination of	Mortgage Loan Schedule, Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

such JPMCB Mortgage Loan. If so determined, it will be a Test pass
38d

Review the JPMCB Mortgage Loan Documents to determine if there are provisions stating that the property manager for the related Mortgage Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date. If such language is not found, it will be a Test pass

Mortgage Loan Schedule, JPMCB Mortgage Loan Documents

39. Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at

39a

Determine that there is one or more Certified Rent Rolls in the Diligence File for all properties other than hospitality properties, or, with respect to properties other than hospitality properties, a representation as to the accuracy of the rent roll or rent rolls is made by the Borrower in the Mortgage Loan Documents. If there are Certified Rent Rolls, determine if they have been certified by the Borrower or the guarantor(s) as being accurate and complete in all material respects within 180 days of the date of origination of any JPMCB Mortgage Loan. If so determined as to each part of this Test, it will be a Test pass.

Diligence File; Certified Rent Roll; Mortgage Loan Documents
	39b	Determine that there are operating histories for each Mortgaged Property that are certified by the Borrower or the guarantor(s) as being accurate and complete in all	Operating statements; Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials

least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

material respects within 180 days of the date of origination of the related JPMCB Mortgage Loan. If so determined, it will be a Test pass.
39c

For any Mortgaged Property not acquired with the proceeds of any JPMCB Mortgage Loan, review the Certified Operating Histories to determine if they report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time. If so determined, it will be a Test pass.

Operating statements

40. No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

40a

Review the Servicing File and the MS Servicer Notices for a notation or other indication that (i) the JPMCB Mortgage Loan has been more than 30 days delinquent, giving effect to any grace or cure period, in making required payments since origination, and (ii) the JPMCB Mortgage Loan was delinquent beyond any applicable grace or cure periods as of the Closing Date. If such a notation or other indication is not found, it will be a Test pass.

Servicing File; MS Servicer Notices
40b

Review the Servicing File and the MS Servicer Notices for a notation or other indication that (a) as of the Closing Date or since origination (i) there was a material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan or (b) as of the Closing Date, there was an event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration (it being understood that the Asset Representations Reviewer will not deem as evidence any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by any Mortgage Loan Seller in Exhibit C to the JPMCB Mortgage Loan Purchase Agreement). If such a notation or

Servicing File; MS Servicer Notices

JJ-2-40

Representations and Warranties		Test	Review Materials
		other indication is not found, it will be a Test pass.
41. Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.	41

Review the Lexis/Nexis (or comparable) search and MS Servicer Notices for a notation or other indication that the Borrower was a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding on the Closing Date. If such notation or other indication is not found, it will be a Test pass.

			Lexis/Nexis (or comparable) search; MS Servicer Notices

42. Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each Borrower which identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

	42a

Review the Diligence File to determine if it includes an organizational chart or other description of each Borrower in the Diligence File which purports to identify all Controlling Owners and Major Sponsors. If so determined, it will be a Test pass.

			Diligence File; Organization Chart
	42b	Review the Diligence File to determine if the Sponsor Diligence is included. If so determined, it will be a Test pass.	Diligence File

JJ-2-41

Representations and Warranties		Test	Review Materials

43. Environmental Conditions. At origination, each Borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable

43a

Review the Mortgage Loan Documents to determine if they include a representation and warranty by the Borrower described in the first sentence of representation and warranty 43. If so determined, it will be a Test pass.

Mortgage Loan Documents
43b

Review the Diligence File to determine if an ESA is included. If so determined, review the ESA to determine that the ESA was conducted in connection with the JPMCB Mortgage Loan within 12 months prior to its origination date, and to confirm that the ESA on its face (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition (as defined in representation and warranty 43) or need for further investigation was indicated in any such ESA, then the following procedures will be performed: (43b-1 through 43b-5)

1. Review escrow statements in the Diligence File used to determine if 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the Borrower and is held by the lender.

2. If the determination in subpart 1 cannot be made and if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead- based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of an operations or maintenance plan, review the Diligence File to determine if there exists an operations or maintenance plan regarding such Environmental Condition. If so determined, confirm that the plan on its face appears to be

Diligence File; ESA; Escrow statements; Operations or maintenance plan; No further action letter; Closure letter; Environmental policy or lender’s pollution legal liability policy

JJ-2-42

Representations and Warranties		Test	Review Materials
environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or expected to mitigate the identified risk.

3. If the determination in subpart 1 cannot be made and the determination in subpart 2 cannot be made or such subpart is not applicable, review the Diligence File to determine if any Environmental Condition identified was remediated or abated in all material respects prior to the Cut-off Date, or that a no further action or closure letter was obtained from the applicable governmental regulatory authority (or to determine if the environmental issue affecting the Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required).

4. If the determinations in subparts 1 and 3 cannot be made and the determination in subpart 2 cannot be made or such subpart is not applicable, review the Diligence File to determine if there exists an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.

5. If the determinations in subparts 1, 3 and 4 cannot be made and the determination in subpart 2 cannot be made or such subpart is not applicable, review the Diligence File to determine if a party with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance.

If the matters set forth in any of subparts 1 through 5 above can be made, it will be a Test pass.

	43c	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller had knowledge as of the Closing Date of (a) a known	MS Servicer Notices; ESA

JJ-2-43

Representations and Warranties		Test	Review Materials

its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule D-2 to the MLPA, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-2 to the MLPA (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut- off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Borrower (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy circumstance or condition, not set forth in the ESA, that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, and (b) any Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) not set forth in the ESA or (c) there is a need for further investigation not set forth in the ESA. The Asset Representations Reviewer will obtain the ESA from the Diligence File and review for disclosure of the known circumstances or conditions. If such a notation or other indication is not found, it will be a Test pass.

43d

Review Schedule D-2 to the JPMCB Mortgage Loan Purchase Agreement, if the JPMCB Mortgage Loan is listed on Schedule D-2, also review the Diligence File to determine if the JPMCB Mortgage Loan is the subject of an Environmental Insurance Policy. If so, review such Environmental Insurance Policy to determine if it was issued by a Policy Issuer identified on Schedule D-2 to the JPMCB Mortgage Loan Purchase Agreement. If so determined, it will be a Test pass.

Schedule D-2 to JPMCB Mortgage Loan Purchase Agreement; Diligence File; Environmental Insurance Policy
43e

Review the Environmental Insurance Policy to determine if the policy was in full force and effect as of the Cut-off Date, there is no deductible, and the Trustee is a named insured under such policy. If so determined, it will be a Test pass.

Environmental Insurance Policy; Servicing records
43f

Review the Diligence File to determine if there exists a property condition assessment or engineering report. For Mortgaged Properties constructed prior to 1985, review the related report to determine if it addresses asbestos containing materials. If so determined with respect to each part of the Test, it will be a Test pass.

Diligence File; Property condition assessment; Engineering report
43g

Review the appraisal to determine if the property is a multifamily property. If so, review the Diligence File to determine if there exists a property condition report or engineering report. Review the related report to determine

Appraisal; Property condition Assessment; Engineering report

JJ-2-44

Representations and Warranties		Test	Review Materials
Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.		if there is a radon gas and lead based paint section in the report. If so determined, it will be a Test pass.
43h

Review the most recently dated property condition assessment or engineering report for disclosures of the existence of a material and adverse environmental condition or circumstance affecting the Mortgaged Property. If so, determine if the related Borrower (A) was required to remediate the identified condition prior to closing any JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by any Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in any documents in the Mortgage File to establish an operations and maintenance plan after the closing of any JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk. If so determined, it will be a Test pass.

Property condition assessment; Engineering report; Remediation agreement; Mortgage Loan Documents
43i

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, in the case of a JPMCB Mortgage Loan set forth on Schedule D-2 to the JPMCB Mortgage Loan Purchase Agreement, on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller had knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer. If such a notation or other indication is not found, it will be a Test pass.

MS Servicer Notices
43j

Review the Environmental Insurance Policy to determine if the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the

Environmental Insurance Policy; Mortgage Loan Documents

JJ-2-45

Representations and Warranties		Test	Review Materials
maturity of any JPMCB Mortgage Loan. If so determined, it will be a Test pass.

44. Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

44a

Review the appraisal to determine if the property is a retail, office, or industrial property, and if so, review the Certified Rent Roll to determine if the property is leased to a single tenant. If so, review the estoppel to determine if it was obtained from such tenant no earlier than 90 days prior to the origination date of the JPMCB Mortgage Loan. If so determined, it will be a Test pass.

Estoppels; Certified Rent Roll; Appraisal
44b

Review the estoppel certificate referenced in Test 44a and the asset summary report to determine if (i) the related lease is in full force and effect, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions, or (ii) if there is no estoppel certificate, the property was underwritten as vacant. If the matters set forth in clause (i) or (ii) are so determined, it will be a Test pass.

Estoppels; Diligence File; Asset Summary Report
44c

Review the appraisal to determine if the JPMCB Mortgage Loan is predominantly secured by a retail, office, or industrial property. If so, review the Diligence File to determine if lease estoppels executed within 90 days of the origination date of the JPMCB Mortgage Loan were received that collectively account for at least 65% of the in- place base rent for the Mortgaged Property or set of cross- collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. If so determined with respect to each part of this Test, it will be a Test pass.

Appraisal; Diligence File
44d

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Closing Date, and subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions, the Mortgage Loan Seller had knowledge that

MS Servicer Notices; Certified Rent Roll

JJ-2-46

Representations and Warranties		Test	Review Materials
any lease represented on the Certified Rent Roll was not in full force and effect. If such a notation or other indication is not found, it will be a Test pass.

45.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

	45a	Review the appraisal to determine if it was dated within 6 months of the Mortgage Loan origination date and with 12 months of the Closing Date. If so determined, it will be a Test pass.	Appraisal
	45b	Review the appraisal to determine if it was signed by an appraiser represented to be an MAI. If so determined, it will be a Test pass.	Appraisal
45c

Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser had no interest, direct or indirect, in the Borrower, the Mortgaged Property or any loan made on the security of the Mortgaged Property. If so determined, it will be a Test pass.

Appraisal
45d

Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser’s compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. If so determined, it will be a Test pass.

Appraisal
45e

Review the appraisal to determine if it includes documentation in the appraisal or a letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional appraisal Practice” as adopted by the appraisal Standards Board of the Appraisal Foundation. If so determined, it will be a Test pass.

Appraisal

46.   Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

46a

Review the Mortgage Loan Schedule attached as an exhibit to the JPMCB Mortgage Loan Purchase Agreement and compare it to the corresponding information in (i) Annex A to the final prospectus (ii) Mortgage Loan Documents, (iii) PSA, and (iv) asset summary report to determine if there are discrepancies between the documents. If there are

JPMCB Mortgage Loan Purchase Agreement; Annex A to final prospectus; Mortgage Loan Documents; PSA;

JJ-2-47

Representations and Warranties		Test	Review Materials
		no such discrepancies, it will be a Test pass.	Asset Summary Report
	46b	Compare the information in the Mortgage Loan Schedule to the requirements of the PSA to determine if they match. If there are no discrepancies, it will be a Test pass.	Mortgage Loan Schedule; PSA
47. Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.	47

Review the Mortgage Loan Documents to determine if the JPMCB Mortgage Loan is cross-collateralized or cross- defaulted with any other JPMCB Mortgage Loan that is outside the Mortgage Pool. If not so determined, it will be a Test pass.

			Mortgage Loan Documents

48. Advance of Funds by the Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Borrower, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

	48a

Review the MS Servicer Notices for a notation or other indication that, as of the Closing Date, an advancement of funds had been made by the Mortgage Loan Seller to the related Borrower, or that funds have been received from any person other than the Borrower or an affiliate, directly, for, or on account of, payments due on the JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices
	48b

Review the Mortgage Loan Documents to determine if the Mortgage Loan Seller, or an affiliate, has an obligation to make any capital contribution to the Borrower, other than contributions made on or prior to the Closing Date. If not so determined, it will be a Test pass.

			Mortgage Loan Documents
49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.	49

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not comply with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of any JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.

			MS Servicer Notices

JJ-2-48

EXHIBIT KK

FORM OF CERTIFICATION TO CERTIFICATE ADMINISTRATOR REQUESTING ACCESS TO SECURE DATA ROOM

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services – Benchmark 2019-B10
Email: trustadministrationgroup@wellsfargo.com

Attention:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with the requirements for obtaining access to the Secure Data Room pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is an authorized representative of [________________________].

2.       The undersigned acknowledges and agrees that (a) access to the Secure Data Room is being granted to it solely for purposes of the undersigned carrying out its obligations under the Pooling and Servicing Agreement (b) it will not disseminate or otherwise make information contained on the Secure Data Room available to any other person except in accordance with the Pooling and Servicing Agreement or otherwise with the written consent of the Depositor and (c) it will only access information relating to the Mortgage Loans to which the Asset Review relates.

3.       The undersigned agrees that each time it accesses the Secure Data Room, the undersigned is deemed to have recertified that the representations above remains true and correct.

KK-1

4.       [The undersigned is not a Certificateholder, a beneficial owner or a prospective purchaser of any Certificate.]*

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[NAME OF PARTY], as [role]

By:
Name:
Title:

Dated:	__________________

[Deutsche Mortgage & Asset Receiving Corporation]§

By:
Name: Title:

§       Required to the extent that a party other than the Asset Representations Reviewer is identified by the Depositor as needing access to the Secure Data Room.

KK-2

EXHIBIT LL

FORM OF NOTICE OF [ADDITIONAL DELINQUENT MORTGAGE LOAN][CESSATION OF DELINQUENT MORTGAGE LOAN][CESSATION OF ASSET REVIEW TRIGGER]

[Date]

KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden Facsimile: (877) 379-1625 Email: michael_a_tilden@keybank.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Benchmark 2019-B10 – Transaction Manager (with a copy sent contemporaneously via email to notices@pentalphasurveillance.com (with Benchmark 2019-B10 in the subject line))

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:  Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com	Eightfold Real Estate Capital, L.P. 1111 Lincoln Road, Suite 802 Miami Beach, Florida 33139 Attention: Brian Tageson Email: btageson@eightfoldcapital.com

Attention:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

In accordance with Section 11.01(a) of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wells Fargo Bank, National Association, as trustee, certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, the Certificate Administrator hereby notifies you that as of [RELATED DISTRIBUTION DATE]:

1.      _____ An additional Mortgage Loan has become a Delinquent Mortgage Loan.

2.     _____ A Mortgage Loan has ceased to be a Delinquent Mortgage Loan.

3.      _____ An Asset Review Trigger has ceased to exist.

LL-1

(check all that apply)

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association, as Certificate Administrator for the Holders of the Benchmark 2019-B10 Mortgage Trust Pass-Through Certificates, Series 2019-B10

By:
[Name]
[Title]

LL-2

EXHIBIT MM

Form of Certificate Administrator Receipt of A RETAINED INTEREST

[Date]

[Retaining Party]

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (Deutsche Mortgage & Asset Receiving Corporation as Depositor)

In accordance with Section 5.02(m) of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Agreement”), pursuant to which the captioned series of commercial mortgage pass-through certificates (the “Certificates”) were issued, the undersigned, as Certificate Administrator, hereby acknowledges receipt and possession of, and further agrees that it will hereafter hold in the Retained Interest Safekeeping Account, the Certificates identified on Schedule I attached hereto (the “Subject Certificates”), which constitute some or all of the [VRR Interest][3CC-VRR Interest], for the benefit of [Retaining Party], the registered holder of the Subject Certificates, pursuant to the Agreement. Payments on the Subject Certificates will be made to the registered holder thereof in accordance with the Agreement, including pursuant to any written wiring instructions provided in accordance with the Agreement.

This receipt is solely for the benefit of the addressee and is non-transferable. Possession of this receipt by any other Person will not entitle such Person to delivery of, or any rights in respect of, the Subject Certificates. The Subject Certificates are subject to the restrictions on transfer set forth in, and may not be released from the Retained Interest Safekeeping Account except in accordance with, the Agreement.

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

Wells Fargo Bank, National Association, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

MM-1

Schedule I

Certificates Registered in the Name of [Retaining Party]

Class (CUSIP)	Certificate No.	Initial Certificate Balance

MM-2

EXHIBIT NN

Form of NOTICE OF PURCHASE OF A 3 COLUMBUS CIRCLE CONTROLLING CLASS CERTIFICATE

[Date]

Wells Fargo Bank, National Association

as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

Benchmark 2019-B10

Re:	Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer.

This letter is delivered to you, pursuant to Section 3.35(c) of the Pooling and Servicing Agreement in connection with the transfer by ____________ (the “Transferor”) to us (the “Transferee”) of $__________________ original [principal balance][notional amount] of the Class [3CC-A][3CC-B] Certificates, representing [_____]% of the Class [3CC-A][3CC-B] Certificates. The Loan-Specific Certificates were issued pursuant to the Pooling and Servicing Agreement.

1.	Our name and address is as follows:

Contact Info: [Tel/Email]

2.	[IF APPLICABLE] We hereby certify, represent and warrant to you, as Certificate Administrator, that we are purchasing a majority interest in the Class [3CC-A][3CC-B] Certificates.

NN-1

All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

Very truly yours,

(Transferee)

By:
Name:
Title:

NN-2

SCHEDULE I

DIRECTING HOLDERS

Mortgage Loan	Directing Holder	Contact Information
All Serviced Mortgage Loans (other than the 3 Columbus Circle Mortgage Loan, ARC Apartments Mortgage Loan, Atrium Two Mortgage Loan and Vie Portfolio Mortgage Loan, )	Eightfold Real Estate Capital, L.P.	Eightfold Real Estate Capital, L.P. 1111 Lincoln Road, Suite 802 Miami Beach, Florida 33139 Attention: Brian Tageson Email: btageson@eightfoldcapital.com
3 Columbus Circle Mortgage Loan	Prima Capital Advisors LLC	Prima Capital Advisors LLC 2 Overhill Road, Suite 215 Scarsdale, New York 10583 Attention: Nilesh Patel Email: npatel@primaadvisors.com
ARC Apartments Mortgage Loan	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)

SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)
Shinhan Investment Tower, 70

Yeou-idaero, Yeoungdeungpo-gu

Seoul 07325, Korea

Attention: Ju Hyun Kim

Phone: +82-2-767-9052

Facsimile +82-2-767-5805

Email: juhyun.kim@shbnppam.com

with a copy to:

13th fl, KB Securities Bldg, 21, Yeouinaru-ro 4-gil,

Yeoungdeungpo-gu, Seoul 07330 Korea

Attention: Min Jae Lee

Phone: +82-2-2073-5193

Facsimile: +82-2-2181-1611

Email: aco.kbg@kbfg.com

Atrium Two Mortgage Loan	Deutsche Bank AG, acting through its New York Branch	Deutsche Bank AG, acting through its New York Branch 60 Wall Street

Sch. I-1

New York, New York 10005

Attention: Robert Pettinato

Telecopier: (212) 797-4488
E-Mail: Robert.pettinato@db.com

with a copy to:

Deutsche Bank AG, acting through its New York Branch
60 Wall Street
New York, New York 10005
Attention: General Counsel

Vie Portfolio Mortgage Loan	JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Email: US_CMBS_Notice@jpmorgan.com
Attention: Kunal K. Singh

with a copy to:

JPMorgan Chase Bank, National Association
4 New Yok Plaza, 21st Floor
New York, New York 10004-2413
Email: US_CMBS_Notice@jpmorgan.com
Attention: Bianca A. Russo, Managing Director & Associate General Counsel

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street
Charlotte, NC 28202
Attention: David Burkholder
Facsimile No.: (704) 348-5309

Sch. I-2

SCHEDULE II

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Relevant Servicing Criteria” (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Cert. Admin. Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Master Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Master Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Master Servicer Special Servicer

Sch. II-1

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Cert. Admin.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Trustee Master Servicer Special Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
Investor Remittances and Reporting

Sch. II-2

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Master Servicer.	Cert. Admin. Operating Adv. EU Reporting Administrator (excluding clauses (C) and (D) in the case of the Operating Adv. and the EU Reporting Administrator)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Cert. Admin.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Master Servicer’s investor records or Certificate Administrator’s investor records, or such other number of days specified in the transaction agreements.	Cert. Admin.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Cert. Admin.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master Servicer Special Servicer

Sch. II-3

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Master Servicer
1122(d)(4)(v)	The Master Servicer’s records regarding the mortgage loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Master Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer Operating Adv.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer

Sch. II-4

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Master Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Master Servicer and Special Servicer are the same entity, the Master Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Sch. II-5

SCHEDULE III

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	36,997,000.00	59	36,996,194.58
2	36,997,000.00	60	36,445,847.47
3	36,997,000.00	61	35,831,323.17
4	36,997,000.00	62	35,275,709.18
5	36,997,000.00	63	34,656,065.53
6	36,997,000.00	64	34,095,139.10
7	36,997,000.00	65	33,531,673.67
8	36,997,000.00	66	32,904,398.51
9	36,997,000.00	67	32,335,552.71
10	36,997,000.00	68	31,703,047.89
11	36,997,000.00	69	31,128,775.15
12	36,997,000.00	70	30,551,904.87
13	36,997,000.00	71	29,789,949.80
14	36,997,000.00	72	29,207,049.11
15	36,997,000.00	73	28,560,883.12
16	36,997,000.00	74	27,972,433.88
17	36,997,000.00	75	27,320,874.76
18	36,997,000.00	76	26,726,828.96
19	36,997,000.00	77	26,130,098.84
20	36,997,000.00	78	25,470,490.81
21	36,997,000.00	79	24,868,092.48
22	36,997,000.00	80	24,202,975.00
23	36,997,000.00	81	23,594,859.41
24	36,997,000.00	82	22,983,997.77
25	36,997,000.00	83	22,191,206.11
26	36,997,000.00	84	21,574,029.59
27	36,997,000.00	85	20,894,547.88
28	36,997,000.00	86	20,271,526.21
29	36,997,000.00	87	19,586,363.08
30	36,997,000.00	88	18,957,445.67
31	36,997,000.00	89	18,325,690.92
32	36,997,000.00	90	17,632,039.33
33	36,997,000.00	91	16,994,313.26
34	36,997,000.00	92	16,294,857.62
35	36,997,000.00	93	15,651,108.57
36	36,997,000.00	94	15,004,457.09
37	36,997,000.00	95	14,179,197.26
38	36,997,000.00	96	13,525,931.34
39	36,997,000.00	97	12,811,371.14
40	36,997,000.00	98	12,151,947.74
41	36,997,000.00	99	11,431,402.52
42	36,997,000.00	100	10,765,768.34
43	36,997,000.00	101	10,097,135.68
44	36,997,000.00	102	9,367,639.16
45	36,997,000.00	103	8,692,716.01
46	36,997,000.00	104	7,957,105.21
47	36,997,000.00	105	7,275,837.13
48	36,997,000.00	106	6,591,501.96
49	36,997,000.00	107	5,789,399.31
50	36,997,000.00	108	5,098,386.00
51	36,997,000.00	109	4,347,135.73
52	36,997,000.00	110	3,649,638.22
53	36,997,000.00	111	2,892,085.38
54	36,997,000.00	112	2,188,047.55
55	36,997,000.00	113	1,480,842.67
56	36,997,000.00	114	713,854.36
57	36,997,000.00	115 and thereafter	0
58	36,997,000.00

Sch. III-1

SCHEDULE IV

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.06 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this Benchmark 2019-B10 Mortgage Trust Pooling and Servicing Agreement, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 10-D	Party Responsible
Item 1A: Asset-Level Information ● Item 1111(h) of Regulation AB ● Item 1125 of Regulation AB

●     Each Mortgage Loan Seller (only with respect to 1121(c)(2))

●     Each Master Servicer (only with respect to 1121(a)(12) as to non-Specially Serviced Loans)

●    Special Servicer (only with respect to 1121(a)(12) as to Specially Serviced Loans)

Item 1B: Asset Representations Reviewer and Investor Communication: ● Item 1121(d) of Regulation AB ● Item 1121(e) of Regulation AB	● Depositor ● Certificate Administrator ● Asset Representations Reviewer
Item 2: Legal Proceedings: Item 1117 of Regulation AB (to the extent material to Certificateholders)	● Master Servicer (as to itself) ● Special Servicer (as to itself) ● Trustee (as to itself) ● Certificate Administrator (as to itself)

Sch. IV-1

●     Depositor (as to itself)

●     Any other Reporting Servicer (as to itself)

●   Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust

●     Each Mortgage Loan Seller

●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)

●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Item 3: Sale of Securities and Use of Proceeds	● Depositor
Item 4: Defaults Upon Senior Securities	● Certificate Administrator ● Trustee
Item 5: Submission of Matters to a Vote of Security Holders	● Certificate Administrator
Item 6: Significant Obligors of Pool Assets	● Master Servicer
Item 7: Change in Sponsor Interest in the Securities: Item 1124 of Regulation AB	● Each Mortgage Loan Seller
Item 8: Significant Enhancement Provider Information	● N/A
Item 9: Other Information (information required to be disclosed on Form 8-K that was not properly disclosed)	● Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 10: Exhibits	● Depositor (exhibits required by Item 601 of Regulation S-K, such as material agreements) ● Certificate Administrator (Monthly Statement to Certificateholders)

Sch. IV-2

SCHEDULE V

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.07 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this Benchmark 2019-B10 Mortgage Trust Pooling and Servicing Agreement, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor
Item 9B: Other Information (information required to be disclosed on Form 8-K that was not properly disclosed)	● Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	● Certificate Administrator ● Depositor
Additional Item: Disclosure per Item 1112(b)(1) of Regulation AB	● Master Servicer
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	● N/A

Sch. V-1

Additional Item: Disclosure per Item 1117 of Regulation AB (to the extent material to Certificateholders)

●     Master Servicer (as to itself)

●     Special Servicer (as to itself)

●     Certificate Administrator (as to itself)

●     Trustee (as to itself)

●     Depositor (as to itself)

●     Operating Advisor (as to itself)

●     Asset Representations Reviewer (as to itself)

●     Any other Reporting Servicer (as to itself)

●    Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust

●     Each Mortgage Loan Seller

●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)

●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Sch. V-2

Item on Form 10-K	Party Responsible
Additional Item: Disclosure per Item 1119 of Regulation AB

●    Master Servicer (as to itself) (to the extent material to Certificateholders and only as to affiliations under 1119(a) with the Trustee, Certificate Administrator, Special Servicer or a sub-servicer meeting any of the descriptions in Item 1108(a)(3))

●   Special Servicer (as to itself) (to the extent material to Certificateholders and only as to affiliations under 1119(a) with the Trustee, Certificate Administrator, Master Servicer or a sub-servicer meeting any of the descriptions in Item 1108(a)(3))

●    Certificate Administrator (as to itself) (to the extent material to Certificateholders)

●     Trustee (as to itself) (to the extent material to Certificateholders)

●     Depositor (as to itself)

●     Depositor (as to the Trust)

●     Each Mortgage Loan Seller

●     Operating Advisor (as to itself)

●     Asset Representations Reviewer (as to itself)

●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)

●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Sch. V-3

SCHEDULE VI

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.09 of the Pooling and Servicing Agreement to report to the Depositor and the Certificate Administrator the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this Benchmark 2019-B10 Mortgage Trust Pooling and Servicing Agreement, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus	● Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

● Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)

Sch. VI-1

Item on Form 8-K	Party Responsible
Examples: servicing agreement, custodial agreement.
Item 1.03- Bankruptcy or Receivership	● Depositor ● Each Mortgage Loan Seller
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.	● Depositor ● Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.	● Certificate Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	● Depositor
Item 5.06 – Change in Shell Company Status	● Depositor
Item 5.07 – Submission of Matters to a Vote of Security Holders	● Depositor
Item 5.08 – Shareholder Director Nomination	● Depositor
Item 6.01- ABS Informational and Computational Material	● Depositor
Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

●     Master Servicer (as to itself or a servicer retained by it)

●     Special Servicer (as to itself or a servicer retained by it)

●     Certificate Administrator (as to itself or an entity retained by it)

●     Trustee

Sch. VI-2

Item on Form 8-K	Party Responsible
● Depositor
Reg AB disclosure about any new servicer or master servicer is also required.	● Master Servicer or Special Servicer, as applicable
Reg AB disclosure about any new Trustee is also required.	● Trustee
Reg AB disclosure about any new Certificate Administrator is also required.	● Certificate Administrator
Item 6.03- Change in Credit Enhancement or Other External Support	N/A
Item 6.04- Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	● Depositor
Item 7.01- Regulation FD Disclosure	● Depositor
Item 8.01 – Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	● Depositor
Item 9.01 – Financial Statements and Exhibits	● Responsible party for reporting/disclosing the financial statement or exhibit

Sch. VI-3

SCHEDULE VII

INITIAL SERVICED COMPANION LOAN NOTEHOLDERS

Serviced Companion Loan	Initial Noteholders	Address
3 Columbus Circle	JPMorgan Chase Bank, National Association (Note A-1 Holder, Note B-1 Holder) Deutsche Bank AG, New York Branch (Note A-2 Holder, Note B-2 Holder)

Note A-1 Holder:

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attention: Thomas Nicholas Cassino

Facsimile No.: (212) 834-6029

and

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attention: Nancy Alto

Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder, Esq.

Facsimile No.: (704) 348-5200

E-mail: David.Burkholder@cwt.com

Note A-2 Holder:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

E-mail: Robert.Pettinato@db.com

with a copy to:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: General Counsel

Facsimile No.: (646) 736-5721

Note B-1 Holder:

JPMorgan Chase Bank, National

Sch. VII-1

Association

383 Madison Avenue

New York, New York 10179

Attention: Joseph E. Geoghan

Facsimile No.: (212) 272-7047

and

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attention: Nancy Alto

Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder, Esq.

Facsimile No.: (704) 348-5200

E-mail: David.Burkholder@cwt.com

Note B-2 Holder:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

E-mail: Robert.Pettinato@db.com

Saint Louis Galleria

Deutsche Bank AG, New York Branch (Note A-1-A1 Holder, Note A-1-A2 Holder, Note A-1-A3 Holder, Note A-1-A4 Holder and the Note A-1-A5 Holder)

Société Générale Financial Corporation (Note A-2-A2 Holder, Note A-2-A4 Holder and the Note A-2-A5 Holder)

Société Générale (Note A-2-A1 And the Note A-2-A3 Holder)

Note A-1-A1 Holder, Note A-1-A2 Holder, Note A-1-A3 Holder, Note A-1-A4 Holder and the Note A-1-A5 Holder:
Deutsche Bank AG, New York Branch

60 Wall Street

New York, New York 10005

Attention: Robert Pettinato

Telecopier: (212) 797-4488

E-Mail: Robert.pettinato@db.com

with a copy to:

Deutsche Bank AG, New York Branch

60 Wall Street

New York, New York 10005

Attention: General Counsel

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Sch. VII-2

Attention: Robert Kim

Facsimile No.: (212) 504 6666

Note A-2-A2 Holder, Note A-2-A4 Holder and the Note A-2-A5 Holder:

Société Générale Financial Corporation

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

with a copy to:

Société Générale Financial Corporation

245 Park Avenue

New York, New York 10167

Attention: General Counsel

Note A-2-A1 And the Note A-2-A3 Holder:

Société Générale

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

with a copy to:

Société Générale

245 Park Avenue

New York, New York 10167

Attention: General Counsel

ARC Apartments

Deutsche Bank AG, New York Branch (Note A1-B Holder)

SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 14(H) (Note A2 Holder)

SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 15(H) (Note B Holder)

Note A1-B Holder:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

E-mail: Robert.Pettinato@db.com

with a copy to:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: General Counsel

Facsimile No. (646) 736-5721

with a copy to:

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Attention: David Freedman

E-mail: david.freedman@alston.com

Sch. VII-3

Note A2 Holder, Note B Holder:

Shinhan Investment Tower, 70

Yeou-idaero, Yeoungdeungpo-gu

Seoul 07325, Korea

Attention: Ju Hyun Kim

Phone: +82-2-767-9052

Facsimile +82-2-767-5805

Email: juhyun.kim@shbnppam.com

With copies to:

13th fl, KB Securities Bldg, 21, Yeouinaru-ro 4-gil,

Yeoungdeungpo-gu, Seoul 07330 Korea

Attention: Min Jae Lee

Phone: +82-2-2073-5193

Facsimile: +82-2-2181-1611

Email: aco.kbg@kbfg.com

Soho Beach House	Citi Real Estate Funding Inc. (Note A-1 Holder)

Note A-1 Holder:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Facsimile number: (347) 394-0898

with copies to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

Sch. VII-4

Tulsa Office Portfolio	Citi Real Estate Funding Inc. (Note A-1 Holder)

Note A-1 Holder:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Facsimile number: (347) 394-0898

with copies to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

Atrium Two	German American Capital Corporation (Note A-1 Holder, Note A-2 Holder)

Note A-1 Holder, Note A-2 Holder:

German American Capital Corporation

60 Wall Street

New York, New York 10005

Attention: Robert Pettinato

Telecopier: (212) 797-4488

E-Mail: Robert.pettinato@db.com

with a copy to:

German American Capital Corporation

60 Wall Street

New York, New York 10005

Attention: General Counsel

Vie Portfolio	JPMorgan Chase Bank, National Association (Note A-1 Holder, Note A-2 Holder)

Note A-1 Holder, Note A-2 Holder:

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Email: US_CMBS_Notice@jpmorgan.com

Attention: Kunal K. Singh

and

JPMorgan Chase Bank, National Association

Sch. VII-5

4 New Yok Plaza, 21st Floor

New York, New York 10004-2413

Email: US_CMBS_Notice@jpmorgan.com

Attention: Bianca A. Russo, Managing Director & Associate General Counsel

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, NC 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5309

Sch. VII-6

SCHEDULE VIII

CONTACT INFORMATION FOR THE OTHER 17G-5 INFORMATION PROVIDER

Other 17g-5 Information Provider	Transaction	Contact Information
Wells Fargo Bank, National Association	Benchmark 2018-B8	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “Benchmark 2018-B8” and an identification of the type of information being provided in the body of such electronic mail.
Wells Fargo Bank, National Association	GSMS 2019-GC38	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “GSMS 2019-GC38” and an identification of the type of information being provided in the body of such electronic mail.
Wells Fargo Bank, National Association	JPMCC 2019-COR4	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “JPMCC 2019-COR4” and an identification of the type of information being provided in the body of such electronic mail.
Wells Fargo Bank, National Association	UBS 2018-C15	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “UBS 2018-C15” and an identification of the type of information being provided in the body of such electronic mail.
Wells Fargo Bank, National Association	CSAIL 2019-C15	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “CSAIL 2019-C15” and an identification of the type of information being provided in the body of such electronic mail.

Sch. VIII-1

SCHEDULE IX

MORTGAGE LOANS WITH “PERFORMANCE”, “EARN-OUT” OR “HOLDBACK” ESCROWS OR RESERVES EXCEEDING 10% OF THE STATED PRINCIPAL BALANCE OF THE MORTGAGE LOAN OR WHOLE LOAN, AS APPLICABLE, AS OF THE CUT-OFF DATE

None.

Sch. IX-1